Exhibit 99.1

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE SOUTHERN DISTRICT OF TEXAS

HOUSTON DIVISION

§
In re:	§	Chapter 11
§
CORE SCIENTIFIC, INC., et al.,	§	Case No. 22-90341 (CML)
§
	§	(Jointly Administered)
Debtors.[1]	§
§

NOTICE OF FILING OF PLAN SUPPLEMENT

IN CONNECTION WITH THIRD AMENDED JOINT CHAPTER 11

PLAN OF CORE SCIENTIFIC, INC. AND ITS AFFILIATED DEBTORS

PLEASE TAKE NOTICE THAT:

1.     On December 21, 2022, Core Scientific, Inc. and its debtor affiliates, as debtors and debtors in possession in the above-captioned chapter 11 cases (collectively, the “Debtors”), each commenced a voluntary case under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”).

2.     On November 17, 2023, the Bankruptcy Court entered the Order (I) Scheduling Combined Hearing on (a) Adequacy of Disclosure Statement and (B) Confirmation of Plan; (II) Conditionally Approving Disclosure Statement and Form and Manner of Notice of Conditional Disclosure Statement Hearing; (III) Establishing Solicitation and Voting

[1]

The Debtors in these chapter 11 cases, along with the last four digits of each Debtor’s federal tax identification number, are as follows: Core Scientific Mining LLC (6971); Core Scientific, Inc. (3837); Core Scientific Acquired Mining LLC (6074); Core Scientific Operating Company (5526); Radar Relay, Inc. (0496); Core Scientific Specialty Mining (Oklahoma) LLC (4327); American Property Acquisition, LLC (0825); Starboard Capital LLC (6677); RADAR LLC (5106); American Property Acquisitions I, LLC (9717); and American Property Acquisitions VII, LLC (3198). The Debtors’ corporate headquarters is 210 Barton Springs Road, Suite 300, Austin, Texas 78704. The Debtors’ service address is 2407 S. Congress Ave, Suite E-101, Austin, Texas 78704.

Procedures; (IV) Establishing Notice and Objection Procedures for Confirmation of Proposed Plan; (V) Approving Notice Procedures for the Assumption or Rejection of Executory Contracts and Unexpired Leases; (VI) Approving Notice Procedures for Reinstatement of Claims; (VII) Establishing Rights Offering Procedures; and (VIII) Granting Related Relief (Docket No. 1447) (the “Disclosure Statement Order”), authorizing the Debtors to solicit acceptances for the Third Amended Joint Chapter 11 Plan of Core Scientific, Inc. and Its Affiliated Debtors, filed on November 16, 2023 (Docket No. 1438) (including any exhibits and schedules thereto and as may be modified, amended, or supplemented, the “Plan”),2 and approving procedures for soliciting, receiving, and tabulating votes on the Plan and for filing objections to the Plan.

3.     In accordance with the Plan and Disclosure Statement Order, the Debtors hereby file certain exhibits to the plan supplement (as may be modified, amended, or supplemented, the “Plan Supplement”):

Exhibit A-1	Third Amended and Restated Certificate of Incorporation of Core Scientific, Inc.

Exhibit A-2	Second Amended and Restated Bylaws of Core Scientific, Inc.

Exhibit B	New Secured Convertible Notes Indenture (to be filed)

Exhibit C	New Secured Notes Indenture (to be filed)

Exhibit D	Contingent Payment Obligations Agreement

Exhibit E-1	New Miner Equipment Lender Debt Documents (Default)

Exhibit E-2	New Miner Equipment Lender Debt Documents (Election 2)

Exhibit F	Exit Credit Agreement

[2]	Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Plan.

2

Exhibit G	New Warrants Agreement

Exhibit H	New Intercreditor Agreement (Miner Equipment Lenders, New Secured Notes, New Secured Convertible Notes, Exit Facility)

Exhibit I	1129(a)(5) Disclosures (New Board)

Exhibit J	Restructuring Transactions Exhibit

Exhibit K	Schedule of Retained Causes of Action

Exhibit L	Schedule of Rejected Contracts

Exhibit M	Schedule of Assumed Contracts

Exhibit N	Schedule of Allowed General Unsecured Claims

Exhibit O	Form of Registration Rights Agreement

4.     The documents contained in the Plan Supplement are integral to, and are considered part of, the Plan. These documents have not yet been approved by the Bankruptcy Court. If the Plan is confirmed, the documents contained in this Plan Supplement will be approved by the Bankruptcy Court pursuant to the Confirmation Order.

5.    The Plan Supplement documents filed with this notice reflect the Debtors’ versions of such documents (except for Exhibit H, which reflects the Ad Hoc Noteholder Group’s version) and are subject to change (which may be material and/or adverse to the Debtors) based on further comments from the Ad Hoc Noteholder Group, the Equity Committee, and the Settling Miner Equipment Lenders (none of which have signed off on the applicable documents). Therefore, each of the documents contained in the Plan Supplement remain subject to ongoing review by, negotiations between, and the applicable consent rights of the Debtors, the Ad Hoc Noteholder Group, the Equity Committee, and the Settling Miner Equipment Lenders, as applicable, and all rights of the foregoing parties are reserved. Accordingly, the Plan Supplement documents attached hereto remain subject to (i) further review, negotiations, and

3

modifications and (ii) final documentation in a manner consistent with the Plan and the Restructuring Support Agreement. The Debtors reserve all rights to amend, modify, or supplement the Plan Supplement, and any of the documents contained therein, in accordance with the terms of the Plan. If material amendments or modifications are made to any of these documents, the Debtors will file a redline with the Bankruptcy Court marked to reflect the same.

6.    A hearing to consider confirmation of the Plan and final approval of the Disclosure Statement is currently scheduled to begin on Friday, December 22, 2023 at 10:00 a.m. (Central Time) before the Bankruptcy Court (the “Combined Hearing”). The Combined Hearing may be adjourned from time to time, without further notice other than by filing a notice on the Bankruptcy Court’s docket indicating such adjournment and/or announcement of the adjourned date(s) at the Combined Hearing.

7.    Copies of the exhibits contained in this Plan Supplement, and all documents filed in these chapter 11 cases, including the Plan and Disclosure Statement, are available free of charge by visiting https://cases.stretto.com/CoreScientific. You may also obtain copies of the pleadings by visiting the Bankruptcy Court’s website at https://ecf.txsb.uscourts.gov in accordance with the procedures and fees set forth therein.

4

Dated:   December 8, 2023

    Houston, Texas

Respectfully submitted,

/s/ Alfredo R. Pérez
WEIL, GOTSHAL & MANGES LLP
Alfredo R. Pérez (15776275)
Clifford W. Carlson (24090024)
700 Louisiana Street, Suite 1700
Houston, Texas 77002
Telephone: (713) 546-5000
Facsimile: (713) 224-9511
Email: Alfredo.Perez@weil.com
Clifford.Carlson@weil.com

-and-

WEIL, GOTSHAL & MANGES LLP
Ray C. Schrock (admitted pro hac vice)
Ronit J. Berkovich (admitted pro hac vice)
767 Fifth Avenue
New York, New York 10153
Telephone: (212) 310-8000
Facsimile: (212) 310-8007
Email: Ray.Schrock@weil.com
Ronit.Berkovich@weil.com

Attorneys for Debtors
and Debtors in Possession

Certificate of Service

I hereby certify that on December 8, 2023, a true and correct copy of the foregoing document was served by the Electronic Case Filing System for the United States Bankruptcy Court for the Southern District of Texas.

/s/ Alfredo R. Pérez
Alfredo R. Pérez

Exhibit A-1

Third Amended and Restated Certificate of Incorporation of Core Scientific, Inc.

WEIL DRAFT

THIRD AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

CORE SCIENTIFIC, INC.

The undersigned, being the Chief Executive Officer of Core Scientific, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of the Delaware (as it now exists or may hereafter be amended and supplemented, the “DGCL”), hereby certifies that:

ONE:     The original Certificate of Incorporation of this Corporation was filed with the Secretary of State of the State of Delaware on December 29, 2020 and was subsequently amended and restated with the filing of the Amended and Restated Certificate of Incorporation on February 12, 2021, and the filing of the Second Amended and Restated Certificate of Incorporation on January 19, 2022 (the “Second Amended and Restated Certificate of Incorporation”).

TWO:     On December 21, 2022, the Corporation and certain of its subsidiaries (collectively, the “Debtors”) filed voluntary petitions for relief under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) with the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”).

THREE:     The Third Amended and Restated Certificate of Incorporation of this corporation, attached hereto as Exhibit A, is incorporated herein by reference, and restates, integrates and further amends the provisions of the Second Amended and Restated Certificate of Incorporation of this Corporation, as previously amended or supplemented.

FOUR:     The Third Amended and Restated Certificate of Incorporation has been duly adopted, pursuant to, and in accordance with, the Third Amended Joint Chapter 11 Plan of Core Scientific Inc. and its Affiliated Debtors, dated November 16, 2023 (the “Plan”), confirmed by order, dated December [●], 2023, of the Bankruptcy Court, jointly administered under the caption “In re: CORE SCIENTIFIC, INC., et al., Debtors,” Case No. 22-90341 (CML) (the “Chapter 11 Cases”) in accordance with Sections 242, 245 and 303 of the DGCL.

FIVE:     Pursuant to Section 103(d) of the DGCL, the Third Amended and Restated Certificate of Incorporation will become effective upon filing with the Secretary of State of the State of Delaware.

The Corporation has caused this Third Amended and Restated Certificate of Incorporation to be signed by its duly authorized officer on [●], 202[●].

CORE SCIENTIFIC, INC.

By:
Title:	[●]

EXHIBIT A

THIRD AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

CORE SCIENTIFIC, INC.

I.

The name of the corporation is Core Scientific, Inc. (the “Corporation”).

II.

The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801, and the name of the registered agent of the Corporation in the State of Delaware at such address is The Corporation Trust Company.

III.

The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).

IV.

A.     The Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares that the Corporation is authorized to issue is [12,000,000,000]. Of such shares, [10,000,000,000,]1 shall be shares of Common Stock, each having a par value of $0. 00001 per share, and 2,000,000,000 shares shall be Preferred Stock, each having par value of 0.00001 per share. Notwithstanding anything to the contrary contained herein, the rights and preferences of the Common Stock shall at all times be subject to the rights and preferences of the Preferred Stock as may be set forth in one or more certificates of designations filed with the Secretary of State of the State of Delaware from time to time in accordance with the DGCL and this Certificate. The number of authorized shares of Preferred Stock and Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) from time to time by the affirmative vote of the holders of at least a majority of the voting power of the Corporation’s then outstanding shares of stock entitled to vote thereon, voting together as a single class, irrespective of the provisions of Section 242(b)(2) of the DGCL (or any successor provision thereto), and no vote of the holders of any of the Common Stock or the Preferred Stock voting separately as a class or series shall be required therefor.

B.     The Board of Directors is hereby expressly authorized, to the fullest extent as may now or hereafter be permitted by the DGCL, by resolution or resolutions, at any time and from time to time, to provide for the issuance of a share or shares of Preferred Stock in one or more series and to fix for each such series (i) the number of shares constituting such series and the designation of such series, (ii) the voting powers (if any), whether full or limited, of the shares of such series, (iii) the powers, preferences, and relative, participating, optional or other special rights of the shares of each such series, and (iv) the qualifications, limitations, and restrictions thereof, and to cause to be filed with the Secretary of State of the State of Delaware a certificate of designation with respect thereto. Without limiting the generality of the foregoing, to the fullest extent as may now or hereafter be permitted by the DGCL, the authority of the Board of Directors with respect to the Preferred Stock and any series thereof shall include, but not be limited to, determination of the following:

1.     the number of shares constituting any series, which number the Board of Directors may thereafter increase or decrease (but not below the number of shares thereof then outstanding) and the distinctive designation of that series;

[1]	Note to Draft: Under review.

2

2.     the dividend rate or rates on the shares of any series, the terms and conditions upon which and the periods in respect of which dividends shall be payable, whether dividends shall be cumulative and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

3.    the voting rights, if any, of such series and, if the shares shall have voting rights, the number of votes per share and the terms and conditions of such voting rights;

4.     whether any series shall have conversion privileges and, if so, the terms and conditions of conversion, including provision for adjustment of the conversion rate upon such events as the Board of Directors shall determine;

5.     whether the shares of any series shall be redeemable and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

6.    whether any series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

7.     the rights of the shares of any series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and

8.    any other powers, preferences, rights, qualifications, limitations, and restrictions of any series.

The powers, preferences and relative, participating, optional and other special rights of the shares of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. Unless otherwise provided in the resolution or resolutions providing for the issuance of such series of Preferred Stock, shares of Preferred Stock, regardless of series, which shall be issued and thereafter acquired by the Corporation through purchase, redemption, exchange, conversion or otherwise shall return to the status of authorized but unissued Preferred Stock, without designation as to series of Preferred Stock, and the Corporation shall have the right to reissue such shares.

C.    Each outstanding share of Common Stock shall entitle the holder thereof to one vote on each matter properly submitted to the stockholders of the Corporation for their vote.

3

D.

For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation, of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that:

E.    CERTAIN DEFINITIONS

For purposes of this Article V, the following terms shall have the meanings specified below:

“Ad Hoc Noteholder Group” has the meaning ascribed to such term in the RSA.

“Equity Committee” has the meaning ascribed to such term in the RSA.

“RSA” means that certain Restructuring Support Agreement, dated as of November 16, 2023, by and among the Corporation and certain of its affiliates, the Consenting Creditors (as defined in the RSA), the Equity Committee, and certain members of the Equity Committee (in their capacity as members of the Equity Committee), as the same may be amended from time to time in accordance with its terms, filed at Docket No.1440 in the Chapter 11 Cases.

F.    MANAGEMENT OF THE BUSINESS.

The management of the business and the conduct of the affairs of the Corporation shall be vested in the board of directors of the Corporation (the “Board of Directors”).

G.    BOARD OF DIRECTORS.

1.     Effective upon the effectiveness of this Third Amended and Restated Certificate of Incorporation (the “Effective Date”), the number of directors constituting the Board of Directors shall be five (5) members, which five (5) members shall be divided into three classes designated Class 1, Class 2 and Class 3. Class 1 shall consist of one (1) director, Class 2 shall consist of two (2) directors, and Class 3 shall consist of two (2) directors, collectively constituting the entire Board of Directors. Class 1 shall initially consist of Adam Sullivan, Class 2 shall initially consist of [●] and [●], and Class 3 shall initially consist of [●] and [●]2. Except as otherwise provided herein, directors shall be elected by a plurality of the votes cast by the holders of shares present in person or represented by proxy at the meeting of stockholders and entitled to vote thereon. The chairperson shall be determined by the affirmative vote of a majority of the directors, without giving effect to the vote of the director selected as the new chairperson.

2.     Effective upon the Effective Date, the term of office of the initial Class 1 directors shall expire at the first annual meeting of stockholders held after the Effective Date; the term of office of the initial Class 2 directors shall expire at the second annual meeting of stockholders held after the Effective Date; and the term of office of the initial Class 3 directors shall expire at the third annual meeting of stockholders held after the Effective Date. At each annual meeting of stockholders, successors to the class of directors whose term expires at that annual meeting shall be elected to hold office until the third annual meeting next succeeding his or her election and until his or her respective successor shall have been duly elected and qualified or until his or her earlier death, resignation or removal.

H.    REMOVAL OF DIRECTORS.

Subject to any limitations imposed by applicable law, following the effectiveness of this Third Amended and Restated Certificate of Incorporation, any director or the entire Board of Directors may be removed from office only for cause by the affirmative vote of the holders of at least a majority of the shares of capital stock of the Corporation entitled to vote on the election of such directors.

[2]	Note to Draft: To insert names of OEC and AHG designees once known.

4

I.    VACANCIES.

Subject to any limitations imposed by applicable law and stock exchange requirements, any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors, shall, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders and except as otherwise provided by applicable law, be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board of Directors or by the sole remaining director, and not by the stockholders; [provided that if any Class 3 director resigns or is removed from the Board of Directors for any reason including due to death or disability or for cause, any replacement for such director shall be chosen from a list of nominees provided by the Ad Hoc Noteholder Group to the Corporation on or prior to the Effective Date and, if none of the nominees on such list are available, such replacement shall be selected by a majority vote of the directors and shall be acceptable to the remaining Class 3 director; provided further, that if any Class 2 director resigns or is removed from the Board of Directors for any reason including due to death or disability or for cause prior to the date of the 2026 annual meeting of stockholders, any replacement for such director shall be chosen from a list of nominees provided by the Equity Committee to the Corporation prior to the Effective Date and, if none of the nominees on such list are available, such replacement shall be selected by a majority vote of the directors and shall be acceptable to the remaining Class 2 director.]3 Any director elected in accordance with this paragraph shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director’s successor shall have been elected and qualified or until such director’s earlier death, resignation or removal.

J.    BYLAW AMENDMENTS.

The Board of Directors is expressly authorized and empowered to adopt, amend or repeal the Bylaws of the Corporation or any provision or provisions thereof. Any adoption, amendment or repeal of the Bylaws of the Corporation or any provision or provisions thereof by the Board of Directors shall require the approval of a majority of the authorized number of directors. The stockholders shall also have power to adopt, amend or repeal the Bylaws of the Corporation; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Corporation required by law, such action by stockholders shall require the affirmative vote of the holders of at least 66 2/3% of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

K.    STOCKHOLDER ACTIONS.

1.    The directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.

2.     No action shall be taken by the stockholders of the Corporation except at an annual or special meeting of stockholders called in accordance with the Bylaws and no action shall be taken by the stockholders by written consent.

3.     Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation.

[3]	Note to Draft: Under review.

5

V.

A.     The liability of each director and officer for monetary damages shall be eliminated to the fullest extent permitted under applicable law. In furtherance thereof, no director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended. Any repeal or modification of the foregoing two sentences shall not adversely affect any right or protection of a director or officer of the Corporation existing hereunder with respect to any act or omission occurring prior to such repeal or modification. If applicable law is amended after approval by the stockholders of this Article VI to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer to the Corporation shall be eliminated or limited to the fullest extent permitted by applicable law as so amended.

B.     To the fullest extent permitted by applicable law, the Corporation is authorized to provide indemnification of (and advancement of expenses to) directors, board observers, officers and agents of the Corporation (and any other persons to which applicable law permits the Corporation to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors.

C.     Any repeal or modification of this Article VI shall only be prospective and shall not adversely affect the rights or protections or increase the liability of any officer or director under this Article VI as in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.

VI.

A.    Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if and only if the Court of Chancery of the State of Delaware lacks subject matter jurisdiction, any state court located within the State of Delaware or, if and only if all such state courts lack subject matter jurisdiction, the federal district court for the District of Delaware) and any appellate court therefrom shall be the sole and exclusive forum for the following claims or causes of action under Delaware statutory or common law: (A) any derivative claim or cause of action brought on behalf of the Corporation; (B) any claim or cause of action for breach of a fiduciary duty owed by any current or former director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders; (C) any claim or cause of action against the Corporation or any current or former director, officer or other employee of the Corporation, arising out of or pursuant to any provision of the DGCL, this Third Amended and Restated Certificate of Incorporation or the Bylaws of the Corporation (as each may be amended from time to time); (D) any claim or cause of action seeking to interpret, apply, enforce or determine the validity of this Third Amended and Restated Certificate of Incorporation or the Bylaws of the Corporation (as each may be amended from time to time, including any right, obligation or remedy thereunder); (E) any claim or cause of action as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware; and (F) any claim or cause of action against the Corporation or any current or former director, officer or other employee of the Corporation, governed by the internal-affairs doctrine or otherwise related to the corporation’s internal affairs, in all cases to the fullest extent permitted by law and subject to the court having personal jurisdiction over the indispensable parties named as defendants. This Section A of Article VII shall not apply to claims or causes of action brought to enforce a duty or liability created by the Securities Act of 1933 Act, as amended (the “1933 Act’), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any other claim for which the federal courts have exclusive jurisdiction.

6

B.     Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Unless the Corporation consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the 1933 Act.

C.    If any provision or provisions of this paragraph Article VII shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article VII (including, without limitation, each portion of any sentence of this Article VII containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.

VII.

A.     Any person or entity holding, owning or otherwise acquiring any interest in any security of the Corporation shall be deemed to have notice of and consented to the provisions of this Third Amended and Restated Certificate of Incorporation.

B.     The Corporation reserves the right to amend, alter, change or repeal, at any time and from time to time, any provision contained in this Third Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, except as provided in paragraph C of this Article VIII, and all rights, preferences and privileges of whatsoever nature conferred upon the stockholders, directors or any other persons whomsoever by and pursuant to this Third Amended and Restated Certificate of Incorporation in its present form or as hereafter amended herein are granted subject to this reservation.

C.     Notwithstanding any other provisions of this Third Amended and Restated Certificate of Incorporation or any provision of law that might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of capital stock of the Corporation required by law or by this Third Amended and Restated Certificate of Incorporation: the affirmative vote of the holders of at least 66 2/3% of the voting power of all of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or repeal (whether by merger, consolidation or otherwise) Articles V, VI, VII and VIII; provided, that the affirmative vote of at least one (1) Class 3 director shall also be required alter, amend or repeal (whether by merger, consolidation or otherwise) Articles V and VIII hereof.

VIII.

The Corporation shall not issue nonvoting equity securities (as such term is defined in Section 101(16) of Chapter 11 of Title 11 of the Bankruptcy Code) (which shall be deemed not to include warrants or options or similar instruments to purchase equity of the Corporation or any equity security issued pursuant to the Plan (all of which constitute voting equity securities)); provided, however, the foregoing restriction shall (a) have no further force and effect beyond that required under Section 1123(a)(6) of chapter 11 of the Bankruptcy Code, (b) only have such force and effect for so long as Section 1123 of the Bankruptcy Code is in effect and applicable to the Corporation, and (c) in all events may be amended or eliminated in accordance with applicable law as from time to time may be in effect. The prohibition on the issuance of nonvoting equity securities is included in this Third Amended and Restated Certificate of Incorporation in compliance with Section 1123(a)(6) of the Bankruptcy Code.

* * * *

7

Exhibit A-2

Second Amended and Restated Bylaws of Core Scientific, Inc.

WEIL DRAFT

SECOND AMENDED AND RESTATED BYLAWS

OF

CORE SCIENTIFIC, INC.

(A DELAWARE CORPORATION)

ARTICLE I

OFFICES

Section 1.    Registered Office. The registered office of the corporation in the State of Delaware shall be as set forth in the Third Amended and Restated Certificate of Incorporation of the corporation, as the same may be amended or restated from time to time (the “Certificate of Incorporation”).

Section 2.     Other Offices. The corporation may also have and maintain an office or principal place of business at such place as may be fixed by the Board of Directors of the corporation (the “Board of Directors”), and may also have offices at such other places, both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the corporation may require.

ARTICLE II

CORPORATE SEAL

Section 3.    Corporate Seal. The Board of Directors may adopt a corporate seal. If adopted, the corporate seal shall consist of the name of the corporation and the inscription, “Corporate Seal- Delaware.” Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

ARTICLE III

STOCKHOLDERS’ MEETINGS

Section 4.    Place of Meetings. Meetings of the stockholders of the corporation may be held at such place, if any, either within or without the State of Delaware, as may be determined from time to time by the Board of Directors. The Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication as provided under the General Corporation Law of the State of Delaware (“DGCL”) and Section 14 below.

Section 5.    Annual Meetings.

(a)     The annual meeting of the stockholders of the corporation, for the purpose of election of directors and for such other business as may properly come before it, shall be held on such date and at such time as may be designated from time to time by the Board of Directors; provided that the first annual meeting of the stockholders shall be held on a date as close as practicable to fifteen (15) months after the Effective Date (as defined in the Plan) and each subsequent annual meeting of the stockholders shall be held on a date as close as practicable to twelve (12) months after the immediately preceding annual meeting of stockholders. The corporation may postpone, reschedule or cancel any annual meeting of stockholders previously scheduled by the Board of Directors. Except as provided in the Certificate of Incorporation, nominations of persons for election to the Board of Directors and proposals of business to

1

be considered by the stockholders may be made at an annual meeting of stockholders: (i) pursuant to the corporation’s notice of meeting of stockholders; (ii) by or at the direction of the Board of Directors or a duly authorized committee thereof; or (iii) by any stockholder of the corporation who was a stockholder of record (and, with respect to any beneficial owner, if different, on whose behalf such business is proposed or such nomination or nominations are made, only if such beneficial owner was the beneficial owner of shares of the corporation) at the time of giving the stockholder’s notice provided for in Section 5(b) below, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 5. For the avoidance of doubt, clause (iii) above shall be the exclusive means for a stockholder to make nominations and submit other business (other than matters properly included in the corporation’s notice of meeting of stockholders and proxy statement under Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the “1934 Act”)) before an annual meeting of stockholders.

(b)     At an annual meeting of the stockholders, only such business shall be conducted as is a proper matter for stockholder action under Delaware law, the Certificate of Incorporation and these Second Amended and Restated Bylaws (“Bylaws”), and only such nominations shall be made and such business shall be conducted as shall have been properly brought before the meeting in accordance with the procedures below.

(i)     For nominations for the election to the Board of Directors to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of Section 5(a), the stockholder must deliver written notice to the Secretary at the principal executive offices of the corporation on a timely basis as set forth in Section 5(b)(iii) and must update and supplement such written notice on a timely basis as set forth in Section 5(c). Such stockholder’s notice shall set forth: (A) as to each nominee such stockholder proposes to nominate at the meeting: (1) the name, age, business address and residence address of such nominee, (2) the principal occupation or employment of such nominee, (3) the class or series and number of shares of each class or series of capital stock of the corporation that are owned of record and beneficially by such nominee, (4) the date or dates on which such shares were acquired and the investment intent of such acquisition and (5) all other information concerning such nominee as would be required to be disclosed in a proxy statement soliciting proxies for the election of such nominee as a director in an election contest (even if an election contest is not involved and whether or not proxies are being or will be solicited), or that is otherwise required to be disclosed pursuant to Section 14 of the 1934 Act (including such person’s written consent to being named in the corporation’s proxy statement and associated proxy card as a nominee of the stockholder and to serving as a director if elected); and (B) all of the information required by Section 5(b)(iv). The corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as an independent director of the corporation (as such term is used in any applicable stock exchange listing requirements or applicable law) or on any committee or sub-committee of the Board of Directors under any applicable stock exchange listing requirements or applicable law, or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such proposed nominee. The number of nominees a stockholder may nominate for election at the annual meeting (or in the case of a stockholder giving the notice on behalf of a beneficial owner, the number of nominees a stockholder may nominate for election at the annual meeting on behalf of such beneficial owner) shall not exceed the number of directors to be elected at such annual meeting.

(ii)     Other than proposals sought to be included in the corporation’s proxy materials pursuant to Rule 14a-8 under the 1934 Act, for business other than nominations for the election to the Board of Directors to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of Section 5(a), the stockholder must deliver written notice to the Secretary at the principal executive offices of the corporation on a timely basis as set forth in Section 5(b)(iii), and must update and supplement such written notice on a timely basis as set forth in Section 5(c). Such stockholder’s notice shall

2

set forth: (A) as to each matter such stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these Bylaws, the language of the proposed amendment), the reasons for conducting such business at the meeting, and any material interest (including any anticipated benefit of such business to any Proponent (as defined below) other than solely as a result of its ownership of the corporation’s capital stock, that is material to any Proponent individually, or to the Proponents in the aggregate) in such business of any Proponent; and (B) the information required by Section 5(b)(iv).

(iii)     To be timely, the written notice required by Section 5(b)(i) or 5(b)(ii) must be received by the Secretary at the principal executive offices of the corporation not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the first anniversary of the immediately preceding year’s annual meeting; provided, however, that, subject to the last sentence of this Section 5(b)(iii), in the event that (A) the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so received not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or, if later than the 90th day prior to such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by the corporation or (B) the corporation did not have an annual meeting in the preceding year, notice by the stockholder to be timely must be so received not later than the 10th day following the day on which public announcement of the date of such meeting is first made. In no event shall an adjournment or postponement of an annual meeting for which notice has been given, or the public announcement thereof has been made, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(iv)    The written notice required by Sections 5(b)(i) or 5(b)(ii) shall also set forth, as of the date of the notice and as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (each, a “Proponent” and collectively, the “Proponents”): (A) the name and address of each Proponent, including, if applicable, such name and address as they appear on the corporation’s books and records; (B) the class, series and number of shares of each class or series of the capital stock of the corporation that are, directly or indirectly, owned of record or beneficially (within the meaning of Rule 13d-3 under the 1934 Act) by each Proponent (provided, that for purposes of this Section 5(b)(iv), such Proponent shall in all events be deemed to beneficially own all shares of any class or series of capital stock of the corporation as to which such Proponent has a right to acquire beneficial ownership at any time in the future); (C) a description of any agreement, arrangement or understanding (whether oral or in writing) with respect to such nomination or proposal (and/or the voting of shares of any class or series of capital stock of the corporation) between or among any Proponent and any of its affiliates or associates, and any others (including their names) acting in concert, or otherwise under the agreement, arrangement or understanding, with any of the foregoing; (D) a representation that the Proponents are holders of record or beneficial owners, as the case may be, of shares of the corporation at the time of giving notice, will be entitled to vote at the meeting, and intend to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice (with respect to a notice under Section 5(b)(i)) or to propose the business that is specified in the notice (with respect to a notice under Section 5(b)(ii)); (E) a representation as to whether the Proponents intend to deliver a proxy statement and form of proxy to holders of a sufficient number of the corporation’s voting shares to elect such nominee or nominees (with respect to a notice under Section 5(b)(i)) or to carry such proposal (with respect to a notice under Section 5(b)(ii)); (F) to the extent known by any Proponent, the name and address of any other stockholder supporting the proposal on the date of such stockholder’s notice; and (G) a description of all Derivative Transactions (as defined below) by each Proponent during the previous 12-month period, including the date of the transactions and the class, series and number of securities involved in, and the material economic terms of, such Derivative Transactions.

3

(c)     A stockholder providing the written notice required by Section 5(b)(i) or (ii) shall update and supplement such notice in writing, if necessary, so that the information provided or required to be provided in such notice is true and correct in all material respects as of (i) the record date for the determination of stockholders entitled to notice of the meeting and (ii) the date that is five Business Days (as defined below) prior to the meeting and, in the event of any adjournment or postponement thereof, five Business Days prior to such adjourned or postponed meeting. In the case of an update and supplement pursuant to clause (i) of this Section 5(c), such update and supplement shall be received by the Secretary at the principal executive offices of the corporation not later than five Business Days after the later of the record date for the determination of stockholders entitled to notice of the meeting or the public announcement of such record date. In the case of an update and supplement pursuant to clause (ii) of this Section 5(c), such update and supplement shall be received by the Secretary at the principal executive offices of the corporation not later than two Business Days prior to the date for the meeting, and, in the event of any adjournment or postponement thereof, two Business Days prior to such adjourned or postponed meeting.

(d)     Notwithstanding anything in Section 5(b)(iii) to the contrary, in the event that the number of directors to be elected to the Board of Directors at the annual meeting is increased effective after the time period for which nominations would otherwise be due under Section 5(b)(iii) and there is no public announcement by the corporation naming the nominees for the additional directorships at least 100 days before the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 5 and that complies with the requirements in Section 5(b)(i), other than the timing requirements in Section 5(b)(iii), shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be received by the Secretary at the principal executive offices of the corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the corporation.

(e)     A person shall not be eligible for election or re-election as a director at an annual meeting, unless the person is nominated in accordance with either clause (ii) or (iii) of Section 5(a) and in accordance with the procedures set forth in Section 5(b), Section 5(c), and Section 5(d), as applicable. Only such business shall be conducted at any annual meeting of the stockholders of the corporation as shall have been brought before the meeting in accordance with clauses (i), (ii), or (iii) of Section 5(a) and in accordance with the procedures set forth in Section 5(b) and Section 5(c), as applicable. Except as otherwise required by applicable law, the chairperson of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made, or proposed, as the case may be, in accordance with the procedures set forth in these Bylaws and, if any proposed nomination or business is not in compliance with these Bylaws, or the Proponent does not act in accordance with the representations in Sections 5(b)(iv)(D) and 5(b)(iv)(E), to declare that such proposal or nomination shall not be presented for stockholder action at the meeting and shall be disregarded, or that such business shall not be transacted, notwithstanding that proxies in respect of such nomination or such business may have been solicited or received. Notwithstanding the foregoing provisions of this Section 5, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting of stockholders of the corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the corporation. For purposes of this Section 5, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

4

(f)     Notwithstanding the foregoing provisions of this Section 5, in order to include information with respect to a stockholder proposal in the proxy statement and form of proxy for a stockholders’ meeting, a stockholder must also comply with all applicable requirements of the 1934 Act. Nothing in these Bylaws shall be deemed to affect any rights of stockholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the 1934 Act; provided, however, that any references in these Bylaws to the 1934 Act are not intended to and shall not limit the requirements applicable to proposals and/or nominations to be considered pursuant to Section 5(a)(iii).

(g)    For purposes of Sections 5 and 6,

(i)     “affiliates” and “associates” shall have the meanings set forth in Rule 405 under the Securities Act of 1933, as amended (the “1933 Act”);

(ii)     “Business Day” means any day other than Saturday, Sunday or a day on which banks are closed in New York City, New York;

(iii)     “close of business” means 5:00 p.m. local time at the principal executive offices of the corporation on any calendar day, whether or not the day is a Business Day;

(iv)     “Derivative Transaction” means any agreement, arrangement, interest or understanding entered into by, or on behalf or for the benefit of, any Proponent or any of its affiliates or associates, whether record or beneficial:

(A) the value of which is derived in whole or in part from the value of any class or series of shares or other securities of the corporation;

(B) that otherwise provides any direct or indirect opportunity to gain or share in any gain derived from a change in the value of securities of the corporation;

(C) the effect or intent of which is to mitigate loss, manage risk or benefit from changes in value or price with respect to any securities of the corporation; or

(D) that provides the right to vote or increase or decrease the voting power of, such Proponent, or any of its affiliates or associates, directly or indirectly, with respect to any securities of the corporation, which agreement, arrangement, interest or understanding may include, without limitation, any option, warrant, debt position, note, bond, convertible security, swap, stock appreciation or similar right, short position, profit interest, hedge, right to dividends, voting agreement, performance-related fee or arrangement to borrow or lend shares (whether or not subject to payment, settlement, exercise or conversion in any such class or series), and any proportionate interest of such Proponent in the securities of the corporation held by any general or limited partnership, or any limited liability company, of which such Proponent is, directly or indirectly, a general partner or managing member; and

(v)     “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the 1934 Act or by such other means reasonably designed to inform the public or security holders in general of such information, including, without limitation, posting on the corporation’s investor relations website.

5

Section 6.    Special Meetings.

(a)    Special meetings of the stockholders of the corporation may be called, for any purpose as is a proper matter for stockholder action under Delaware law, by (i) the Chairperson of the Board of Directors, (ii) the Chief Executive Officer, (iii) the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board of Directors for adoption). The corporation may postpone, reschedule or cancel any special meeting of stockholders previously scheduled by the Board of Directors.

(b)    The Board of Directors shall determine the time and place, if any, of such special meeting. Upon determination of the time and place, if any, of the meeting, the Secretary shall cause a notice of meeting to be given to the stockholders entitled to vote, in accordance with the provisions of Section 7. No business may be transacted at such special meeting otherwise than specified in the notice of meeting.

(c)    Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the corporation’s notice of meeting. Except as provided in the Certificate of Incorporation, nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected (i) by or at the direction of the Board of Directors or a duly authorized committee thereof or (ii) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the corporation who is a stockholder of record (and, with respect to any beneficial owner, if different, on whose behalf such nomination or nominations are made, only if such beneficial owner was the beneficial owner of shares of the corporation) at the time of giving notice provided for in this paragraph, who is entitled to vote at the meeting and who delivers written notice to the Secretary of the corporation setting forth the information required by Sections 5(b)(i) and 5(b)(iv). The number of nominees a stockholder may nominate for election at the special meeting (or in the case of a stockholder giving the notice on behalf of a beneficial owner, the number of nominees a stockholder may nominate for election at the special meeting on behalf of such beneficial owner) shall not exceed the number of directors to be elected at such special meeting. In the event the corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder of record may nominate a person or persons (as the case may be), for election to such position(s) as specified in the corporation’s notice of meeting, if written notice setting forth the information required by Sections 5(b)(i) and 5(b)(iv) shall be received by the Secretary at the principal executive offices of the corporation not earlier than 120 days prior to such special meeting and not later than the close of business on the later of the 90th day prior to such meeting or the tenth day following the day on which the corporation first makes a public announcement of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. The stockholder shall also update and supplement such information as required under Section 5(c). In no event shall an adjournment or a postponement of a special meeting for which notice has been given, or the public announcement thereof has been made, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

A person shall not be eligible for election or re-election as a director at the special meeting unless the person is nominated either in accordance with clause (i) or clause (ii) of this Section 6(c). Except as otherwise required by applicable law, the chairperson of the meeting shall have the power and duty to determine whether a nomination was made in accordance with the procedures set forth in these Bylaws and the Certificate of Incorporation and, if any proposed nomination or business is not in compliance with these Bylaws, or if the Proponent does not act in accordance with the representations in Sections 5(b)(iv)(D) and

6

5(b)(iv)(E), to declare that such nomination shall not be presented for stockholder action at the meeting and shall be disregarded, notwithstanding that proxies in respect of such nomination may have been solicited or received. Notwithstanding the foregoing provisions of this Section 6, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder (meeting the requirements specified in Section 5(e))) does not appear at the special meeting of stockholders of the corporation to present a nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the corporation.

(d)    Notwithstanding the foregoing provisions of this Section 6, a stockholder must also comply with all applicable requirements of the 1934 Act with respect to matters set forth in this Section 6. Nothing in these Bylaws shall be deemed to affect any rights of stockholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the 1934 Act; provided, however, that any references in these Bylaws to the 1934 Act are not intended to and shall not limit the requirements applicable to nominations for the election to the Board of Directors to be considered pursuant to Section 6(c).

Section 7.    Notice of Meetings. Except as otherwise provided by applicable law, notice, given in writing or by electronic transmission, of each meeting of stockholders shall be given not less than ten nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting. Such notice shall specify the place, if any, date and hour, in the case of special meetings, the purpose or purposes of the meeting, the record date for determining stockholders entitled to vote at the meeting, if such record date is different from the record date for determining stockholders entitled to notice of the meeting, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at any such meeting. Such notice may be given by personal delivery, mail or with the consent of the stockholder entitled to receive notice, by facsimile or electronic transmission. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the corporation. If delivered by courier service, the notice is given on the earlier of when the notice is received or left at the stockholder’s address. If sent via electronic mail, notice is given when directed to such stockholder’s electronic mail address in accordance with applicable law unless (a) the stockholder has notified the corporation in writing or by electronic transmission of an objection to receiving notice by electronic mail or (b) electronic transmission of such notice is prohibited by applicable law. Notice of the time, place, if any, and purpose of any meeting of stockholders (to the extent required) may be waived in writing, signed by the person entitled to notice thereof, or by electronic transmission by such person, either before or after such meeting, and will be waived by any stockholder by his or her attendance thereat in person, by remote communication, if applicable, or by proxy, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Any stockholder so waiving notice of such meeting shall be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given.

Section 8.    Quorum and Vote Required. At all meetings of stockholders, except where otherwise provided by statute or by the Certificate of Incorporation, or by these Bylaws, the presence, in person, by remote communication, if applicable, or by proxy, of the holders of a majority of the voting power of the outstanding shares of stock entitled to vote at the meeting shall constitute a quorum for the transaction of business. In the absence of a quorum, any meeting of stockholders may be adjourned, from time to time, either by the chairperson of the meeting or by vote of the holders of a majority of the voting power of the shares represented thereat and entitled to vote thereon, but no other business shall be transacted at such meeting. The stockholders present at a duly called or convened meeting, at which a quorum is present, may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

7

Except as otherwise provided by statute or by applicable stock exchange rules, or by the Certificate of Incorporation or these Bylaws, in all matters other than the election of directors, the affirmative vote of the holders of a majority of the votes cast on such matter shall be the act of the stockholders. For purposes of this section, a majority of the votes cast means that the number of shares voted “for” a matter must exceed the number of votes cast “against” that matter (with “abstentions” and “broker non-votes” not counted as a vote cast either “for” or “against”). Except as otherwise provided by statute, the Certificate of Incorporation or these Bylaws, directors shall be elected by the vote of a plurality of the shares present in person, by remote communication, if applicable, or represented by proxy at the meeting and entitled to vote generally on the election of directors. Where a separate vote by a class or classes or series is required, except where otherwise provided by statute or by the Certificate of Incorporation or these Bylaws or any applicable stock exchange rules, the holders of a majority of the voting power of the outstanding shares of such class or classes or series, present in person, by remote communication, if applicable, or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter. Except where otherwise provided by statute or by the Certificate of Incorporation or these Bylaws or any applicable stock exchange rules, the affirmative vote of the holders of a majority (plurality, in the case of the election of directors) of the votes cast on such matter shall be the act of such class or classes or series.

Section 9.    Adjournment and Notice of Adjourned Meetings. Any meeting of stockholders, whether annual or special, may be adjourned from time to time either by the chairperson of the meeting or by the vote of the holders of a majority of the voting power of the shares present in person, by remote communication, if applicable, or represented by proxy at the meeting and entitled to vote thereon. When a meeting is adjourned to another time or place, if any, notice need not be given of the adjourned meeting if the time and place, if any, thereof and the means of remote communication, if any, by which stockholders and proxyholders may be deemed present in person and may vote at such meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than 30 days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix as the record date for determining stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record as of the record date so fixed for notice of such adjourned meeting.

Section 10.    Voting Rights. For the purpose of determining those stockholders entitled to vote at any meeting of the stockholders or adjournment thereof, except as otherwise provided by applicable law, only persons in whose names shares stand on the stock records of the corporation on the record date shall be entitled to vote at any meeting of stockholders. Every person entitled to vote shall have the right to do so either in person, by remote communication, if applicable, or by an agent or agents authorized by a proxy granted in accordance with Delaware law. An agent so appointed need not be a stockholder. No proxy shall be voted after three years from its date of creation unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary of the corporation a revocation of the proxy or a new proxy bearing a later date. Voting at meetings of stockholders need not be by written ballot.

Section 11.    Joint Owners of Stock. If shares or other securities having voting power stand of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety, or otherwise, or if two or more persons have the same fiduciary relationship respecting the same shares, unless the Secretary is given written notice to the contrary and is

8

furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect: (a) if only one votes, his or her act binds all; (b) if more than one votes, the act of the majority so voting binds all; (c) if more than one votes, but the vote is evenly split on any particular matter, each faction may vote the securities in question proportionally, or may apply to the Delaware Court of Chancery for relief as provided in Section 217(b) of the DGCL. If the instrument filed with the Secretary shows that any such tenancy is held in unequal interests, a majority or even-split for the purpose of subsection (c) shall be a majority or even-split in interest.

Section 12.    List of Stockholders. The corporation shall prepare, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at said meeting, arranged in alphabetical order, showing the address of each stockholder and the number and class of shares registered in the name of each stockholder; provided, however, if the record date for determining the stockholders entitled to vote is less than ten days before the meeting date, the list shall reflect all of the stockholders entitled to vote as of the tenth day before the meeting date. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours, at the principal place of business of the corporation. In the event that the corporation determines to make the list available on an electronic network, the corporation may take reasonable steps to ensure that such information is available only to stockholders of the corporation.

Section 13.    Action without Meeting.

No action shall be taken by the stockholders of the corporation except at an annual or special meeting of stockholders duly called in accordance with these Bylaws and no action shall be taken by the stockholders by written consent.

Section 14.    Remote Communication.

(a)    For the purposes of these Bylaws, if authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxyholders may, by means of remote communication:

(i)    participate in a meeting of stockholders; and

(ii)    be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (i) the corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder, (ii) the corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (iii) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the corporation.

(b)    Whenever this Article III requires one or more persons (including a record or beneficial owner of stock) to deliver a document or information to the corporation or any officer, employee or agent thereof (including any notice, request, questionnaire, revocation, representation or other document or agreement), such document or information shall be in writing exclusively (and not in an electronic

9

transmission) and shall be delivered exclusively by hand (including, without limitation, overnight courier service) or by certified or registered mail, return receipt requested and the corporation shall not be required to accept delivery of any document not in such written form or so delivered.

Section 15.    Organization.

(a)    At every meeting of stockholders, the Chairperson of the Board of Directors, or, if a Chairperson has not been appointed, is absent or refuses to act, the Chief Executive Officer, or if no Chief Executive Officer is then serving or the Chief Executive Officer is absent or refuses to act, the President, or if the President is absent or refuses to act, a chairperson of the meeting designated by the Board of Directors, or, if the Board of Directors does not designate such chairperson, a chairperson of the meeting chosen by a majority of the voting power of the stockholders entitled to vote, present in person or by proxy, shall act as chairperson of the meeting of stockholders. The Chairperson of the Board of Directors may appoint the Chief Executive Officer as chairperson of the meeting. The Secretary, or, in his or her absence, an Assistant Secretary or other officer or other person directed to do so by the chairperson of the meeting, shall act as secretary of the meeting.

(b)    The Board of Directors shall be entitled to make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the Board of Directors, if any, the chairperson of the meeting shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairperson, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in such meeting to stockholders of record of the corporation and their duly authorized and constituted proxies and such other persons as the chairperson shall permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comments by participants and regulation of the opening and closing of the polls for balloting on matters that are to be voted on by ballot. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting. Unless and to the extent determined by the Board of Directors or the chairperson of the meeting, meetings of stockholders shall not be required to be held in accordance with rules of parliamentary procedure.

ARTICLE IV

DIRECTORS

Section 16.    Number of Directors. The authorized number of directors of the corporation shall be fixed in accordance with the Certificate of Incorporation. Directors need not be stockholders unless so required by the Certificate of Incorporation. If for any cause, the directors shall not have been elected at an annual meeting, they may be elected as soon thereafter as convenient at a special meeting of the stockholders called for that purpose in the manner provided in these Bylaws.

Section 17.    Powers. The business and affairs of the corporation shall be managed by or under the direction of the Board of Directors, except as may be otherwise provided by the Certificate of Incorporation or the DGCL.

Section 18.    Terms of Directors. The terms of directors shall be as set forth in the Certificate of Incorporation.

10

Section 19.    Vacancies. Vacancies and newly created directorships on the Board of Directors shall be filled as set forth in the Certificate of Incorporation.

Section 20.    Resignation. Any director may resign at any time by delivering his or her notice in writing or by electronic transmission to the Board of Directors or the Secretary. Such resignation shall take effect at the time of delivery of the notice or at any later time specified therein. Acceptance of such resignation shall not be necessary to make it effective.

Section 21.    Removal. Directors shall be removed as set forth in the Certificate of Incorporation.

Section 22.    Meetings.

(a)    Regular Meetings. Unless otherwise restricted by the Certificate of Incorporation, regular meetings of the Board of Directors may be held at any time or date and at any place within or without the State of Delaware that has been designated by the Board of Directors and publicized among all directors, either orally or in writing, by telephone, including a voice-messaging system or other system designed to record and communicate messages, or by electronic mail or other electronic means. No further notice shall be required for regular meetings of the Board of Directors.

(b)    Special Meetings. Unless otherwise restricted by the Certificate of Incorporation, special meetings of the Board of Directors may be held at any time and place within or without the State of Delaware as designated and called by the Chairperson of the Board of Directors, the Chief Executive Officer or the Board of Directors.

(c)    Meetings by Electronic Communications Equipment. Any member of the Board of Directors, or of any committee thereof, may participate in a meeting by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

(d)    Notice of Special Meetings. Notice of the time and place, if any, of all special meetings of the Board of Directors shall be transmitted orally or in writing, by telephone, including a voice messaging system or other system or technology designed to record and communicate messages, or by electronic mail or other electronic means, during normal business hours, at least 24 hours before the date and time of the meeting. If notice is sent by U.S. mail, it shall be sent by first class mail, postage prepaid, at least three days before the date of the meeting.

(e)    Waiver of Notice. Notice of any meeting of the Board of Directors may be waived in writing, or by electronic transmission, at any time before or after the meeting and will be waived by any director by attendance thereat, except when the director attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. The transaction of all business at any meeting of the Board of Directors, or any committee thereof, however called or noticed, or wherever held, shall be as valid as though it had been transacted at a meeting duly held after regular call and notice, if a quorum be present and if, either before or after the meeting, each of the directors not present who did not receive notice shall sign a written waiver of notice or shall waive notice by electronic transmission. All such waivers shall be filed with the corporate records or made a part of the minutes of the meeting.

11

Section 23.    Quorum and Voting.

(a)    Unless the Certificate of Incorporation requires a greater number, and except with respect to questions related to indemnification arising under Section 46 for which a quorum shall be one-third of the authorized number of directors fixed from time to time by the Board of Directors in accordance with the Certificate of Incorporation, a quorum of the Board of Directors shall consist of a majority of the total number of directors then serving on the Board of Directors or, if greater, one-third of the authorized number of directors fixed from time to time by the Board of Directors in accordance with the Certificate of Incorporation. At any meeting whether a quorum be present or otherwise, a majority of the directors present may adjourn from time to time, without notice other than by announcement at the meeting.

(b)    At each meeting of the Board of Directors at which a quorum is present, all questions and business shall be determined by the affirmative vote of a majority of the directors present, unless a different vote be required by applicable law, the Certificate of Incorporation or these Bylaws. Notwithstanding the foregoing, (i) the affirmative vote of at least one (1) Class 2 and one (1) Class 3 director shall be required for any settlement of Disputed Claims (as defined in the Third Amended Joint Chapter 11 Plan of Core Scientific Inc. and its Affiliated Debtors, dated November 16, 2023 (the “Plan”), filed in the jointly administered chapter 11 cases under the caption “In re: CORE SCIENTIFIC, INC., et al., Debtors,” Case No. 22-90341 (CML)) if such settlement is in excess of $[●] and (ii) the affirmative vote of at least one (1) Class 3 director shall be required to authorize the filing of a voluntary petition under chapter 11 of title 11 of the United States Code prior to the later of (x) three (3) years from the Effective Date and (y) the date on which no New Secured Notes (as defined in the Plan) or New Secured Convertible Notes (as defined in the Plan) remain outstanding.

Section 24.    Action without Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission. Such consent or consents shall be filed with the minutes of proceedings of the Board of Directors or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

(a)    Fees and Compensation. Directors shall be entitled to such compensation for their services on the Board of Directors or any committee thereof as may be approved by the Board of Directors, or a committee thereof to which the Board of Directors has delegated such responsibility and authority, including, if so approved, by resolution of the Board of Directors or a committee thereof to which the Board of Directors has delegated such responsibility and authority, including, without limitation, a fixed sum and reimbursement of expenses incurred, if any, for attendance at each regular or special meeting of the Board of Directors and at any meeting of a committee of the Board of Directors, as well as reimbursement for other reasonable expenses incurred with respect to duties as a member of the Board of Directors or any committee thereof. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity as an officer, agent, employee, or otherwise and receiving compensation therefor.

Section 25.    Committees.1

(a)    Executive Committee. The Board of Directors may appoint an Executive Committee to consist of one or more members of the Board of Directors. The Executive Committee, to the

[1]	Note to Draft: Discuss whether to specifically legislate for an audit committee, compensation committee and/or nominating committee in the Bylaws.

12

extent permitted by applicable law and provided in the resolution of the Board of Directors shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority in reference to (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the DGCL to be submitted to stockholders for approval, or (ii) adopting, amending or repealing any Bylaw of the corporation.

(b)    Other Committees. The Board of Directors may, from time to time, appoint such other committees as may be permitted by applicable law. Such other committees appointed by the Board of Directors shall consist of one or more members of the Board of Directors and shall have such powers and perform such duties as may be prescribed by the resolution or resolutions creating such committees, but in no event shall any such committee have the powers denied to the Executive Committee in these Bylaws.

(c)    Term. The Board of Directors, subject to the provisions of subsections (a) or (b) of this Section 25, may at any time increase or decrease the number of members of a committee or terminate the existence of a committee. The membership of a committee member shall terminate on the date of his or her death or voluntary resignation from the committee or from the Board of Directors. The Board of Directors may at any time for any reason remove any individual committee member and the Board of Directors may fill any committee vacancy created by death, resignation, removal or increase in the number of members of the committee. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee, and, in addition, in the absence or disqualification of any member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

(d)    Meetings. Unless the Board of Directors shall otherwise provide, regular meetings of the Executive Committee or any other committee appointed pursuant to this Section 25 shall be held at such times and places, if any, as are determined by the Board of Directors, or by any such committee, and when notice thereof has been given to each member of such committee, no further notice of such regular meetings need be given thereafter. Special meetings of any such committee may be held at such place, if any, that has been determined from time to time by such committee, and may be called by any director who is a member of such committee, upon notice to the members of such committee of the time and place, if any, of such special meeting given in the manner provided for the giving of notice to members of the Board of Directors of the time and place, if any, of special meetings of the Board of Directors. Notice of any meeting of any committee may be waived in writing or by electronic transmission at any time before or after the meeting and will be waived by any director by attendance thereat, except when the director attends such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Unless otherwise provided by the Board of Directors in the resolutions authorizing the creation of the committee, a majority of the authorized number of members of any such committee shall constitute a quorum for the transaction of business, and the act of a majority of those present at any meeting at which a quorum is present shall be the act of such committee.

Section 26.    Duties of Chairperson of the Board of Directors. The Chairperson of the Board of Directors, when present, shall preside at all meetings of the stockholders and the Board of Directors. The Chairperson of the Board of Directors shall perform such other duties customarily associated with the office and shall also perform such other duties and have such other powers, as the Board of Directors shall designate from time to time.

13

Section 27.    Lead Independent Director. The Chairperson of the Board of Directors, or if the Chairperson is not an independent director, one of the independent directors, may be designated by the Board of Directors as lead independent director to serve until replaced by the Board of Directors (“Lead Independent Director”). The Lead Independent Director will preside over meetings of the independent directors and perform such other duties as may be established or delegated by the Board of Directors and perform such other duties as may be established or delegated by the Chairperson of the Board of Directors.

Section 28.    Organization. At every meeting of the directors, the Chairperson of the Board of Directors, or, if a Chairperson has not been appointed or is absent, the Lead Independent Director, or if the Lead Independent Director has not been appointed or is absent, a chairperson of the meeting chosen by a majority of the directors present, shall preside over the meeting. The Secretary, or in his or her absence, any Assistant Secretary or other officer, director or other person directed to do so by the person presiding over the meeting, shall act as secretary of the meeting.

ARTICLE V

OFFICERS

Section 29.    Officers Designated. The officers of the corporation shall include, if and when designated by the Board of Directors, the Chief Executive Officer, the President, one or more Vice Presidents, the Secretary, the Chief Financial Officer and the Treasurer. The Board of Directors may also appoint one or more Assistant Secretaries and Assistant Treasurers and such other officers and agents with such powers and duties as it shall deem appropriate or necessary. The Board of Directors may assign such additional titles to one or more of the officers as it shall deem appropriate. Any one person may hold any number of offices of the corporation at any one time unless specifically prohibited therefrom by applicable law, the Certificate of Incorporation or these Bylaws. The salaries and other compensation of the officers of the corporation shall be fixed by or in the manner designated by the Board of Directors or by a committee thereof to which the Board of Directors has delegated such responsibility.

Section 30.    Tenure and Duties of Officers.

(a)    General. All officers shall hold office at the pleasure of the Board of Directors and until their successors shall have been duly elected and qualified, unless sooner removed, subject to such officer’s earlier death, resignation or removal. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors or by a committee thereof to which the Board of Directors has delegated such responsibility or, if so authorized by the Board of Directors, by the Chief Executive Officer or another officer of the corporation.

(b)    Duties of Chief Executive Officer. The Chief Executive Officer shall be the chief executive officer of the corporation and, subject to the supervision, direction and control of the Board of Directors, shall have the general powers and duties of supervision, direction, management and control of the business and officers of the corporation as are customarily associated with the position of Chief Executive Officer. To the extent that a Chief Executive Officer has been appointed and no President has been appointed, all references in these Bylaws to the President shall be deemed references to the Chief Executive Officer. The Chief Executive Officer shall perform other duties customarily associated with the office and shall also perform such other duties and have such other powers, as the Board of Directors shall designate from time to time.

(c)    Duties of President. Unless another officer has been appointed Chief Executive Officer of the corporation, the President shall be the chief executive officer of the corporation and, subject to the supervision, direction and control of the Board of Directors, shall have the general powers and duties

14

of supervision, direction, management and control of the business and officers of the corporation as are customarily associated with the position of President. The President shall perform other duties customarily associated with the office and shall also perform such other duties and have such other powers, as the Board of Directors (or the Chief Executive Officer, if the Chief Executive Officer and President are not the same person and the Board of Directors has delegated the designation of the President’s duties to the Chief Executive Officer) shall designate from time to time.

(d)    Duties of Vice Presidents. A Vice President may assume and perform the duties of the President in the absence or disability of the President or whenever the office of President is vacant (unless the duties of the President are being filled by the Chief Executive Officer). A Vice President shall perform other duties customarily associated with the office and shall also perform such other duties and have such other powers as the Board of Directors or the Chief Executive Officer, or, if the Chief Executive Officer has not been appointed or is absent, the President shall designate from time to time.

(e)    Duties of Secretary and Assistant Secretary. The Secretary shall attend all meetings of the stockholders and of the Board of Directors and shall record all acts, votes and proceedings thereof in the minute books of the corporation. The Secretary shall give notice in conformity with these Bylaws of all meetings of the stockholders and of all meetings of the Board of Directors and any committee thereof requiring notice. The Secretary shall perform all other duties provided for in these Bylaws and other duties customarily associated with the office and shall also perform such other duties and have such other powers, as the Board of Directors or the Chief Executive Officer, or if no Chief Executive Officer is then serving, the President shall designate from time to time. The Chief Executive Officer, or if no Chief Executive Officer is then serving, the President may direct any Assistant Secretary or other officer to assume and perform the duties of the Secretary in the absence or disability of the Secretary, and each Assistant Secretary shall perform other duties customarily associated with the office and shall also perform such other duties and have such other powers as the Board of Directors or the Chief Executive Officer, or if no Chief Executive Officer is then serving, the President shall designate from time to time.

(f)    Duties of Chief Financial Officer. The Chief Financial Officer shall keep or cause to be kept the books of account of the corporation in a thorough and proper manner and shall render statements of the financial affairs of the corporation in such form and as often as required by the Board of Directors, the Chief Executive Officer, or the President. The Chief Financial Officer, subject to the order of the Board of Directors, shall have the custody of all funds and securities of the corporation. The Chief Financial Officer shall perform other duties customarily associated with the office and shall also perform such other duties and have such other powers as the Board of Directors or the Chief Executive Officer, or if no Chief Executive Officer is then serving, the President shall designate from time to time. To the extent that a Chief Financial Officer has been appointed and no Treasurer has been appointed, all references in these Bylaws to the Treasurer shall be deemed references to the Chief Financial Officer.

(g)    Duties of Treasurer and Assistant Treasurer. Unless another officer has been appointed Chief Financial Officer of the corporation, the Treasurer shall be the chief financial officer of the corporation. The Treasurer shall perform other duties customarily associated with the office and shall also perform such other duties and have such other powers as the Board of Directors or the Chief Executive Officer, or if no Chief Executive Officer is then serving, the President shall designate from time to time. The Chief Executive Officer, or if no Chief Executive Officer is then serving, the President may direct any Assistant Treasurer or other officer to assume and perform the duties of the Treasurer in the absence or disability of the Treasurer, and each Assistant Treasurer shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board of Directors or the Chief Executive Officer, or if no Chief Executive Officer is then serving, the President shall designate from time to time.

15

Section 31.     Delegation of Authority. The Board of Directors may from time to time delegate the powers or duties of any officer to any other officer or agent, notwithstanding any provision hereof.

Section 32.     Resignations. Any officer may resign at any time by giving notice in writing or by electronic transmission to the Board of Directors, the Chairperson of the Board of Directors, the Chief Executive Officer, the President or the Secretary. Any such resignation shall be effective when received by the person or persons to whom such notice is given, unless a later time is specified therein, in which event the resignation shall become effective at such later time. Unless otherwise specified in such notice, the acceptance of any such resignation shall not be necessary to make it effective. Any resignation shall be without prejudice to the rights, if any, of the corporation under any contract with the resigning officer.

Section 33.     Removal. Any officer may be removed from office at any time, either with or without cause, by the Board of Directors, or by any duly authorized committee thereof or any superior officer upon whom such power of removal may have been conferred by the Board of Directors.

ARTICLE VI

EXECUTION OF CORPORATE INSTRUMENTS AND VOTING OF SECURITIES OWNED BY

THE CORPORATION

Section 34.     Execution of Corporate Instruments. The Board of Directors may, in its discretion, determine the method and designate the signatory officer or officers, or other person or persons, to execute, sign or endorse on behalf of the corporation any corporate instrument or document, or to sign on behalf of the corporation the corporate name without limitation, or to enter into contracts on behalf of the corporation, except where otherwise provided by applicable law or these Bylaws, and such execution or signature shall be binding upon the corporation.

All checks and drafts drawn on banks or other depositaries on funds to the credit of the corporation or in special accounts of the corporation shall be signed by such person or persons as the Board of Directors shall from time to time authorize so to do.

Unless otherwise specifically determined by the Board of Directors or otherwise required by applicable law, the execution, signing or endorsement of any corporate instrument or document by or on behalf of the corporation may be effected manually, by facsimile or (to the extent permitted by applicable law and subject to such policies and procedures as the corporation may have in effect from time to time) by electronic signature.

Unless authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

Section 35.     Voting of Securities Owned by the Corporation. All stock and other securities of or interests in other corporations or entities owned or held by the corporation for itself, or for other parties in any capacity, shall be voted, and all proxies with respect thereto shall be executed, by the person authorized so to do by resolution of the Board of Directors, or, in the absence of such authorization, by the Chairperson of the Board of Directors, the Chief Executive Officer, the President, or any Vice President.

16

ARTICLE VII

SHARES OF STOCK

Section 36.    Form and Execution of Certificates. The shares of the corporation shall be represented by certificates, or shall be uncertificated if so provided by resolution or resolutions of the Board of Directors. Certificates for the shares of stock, if any, shall be in such form as is consistent with the Certificate of Incorporation and applicable law. Every holder of stock in the corporation represented by certificates shall be entitled to have a certificate signed by or in the name of the corporation by any two authorized officers of the corporation (it being understood that each of the Chairperson of the Board of Directors, the Chief Executive Officer, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary and any Assistant Secretary shall be an authorized officer for such purpose), certifying the number, and the class or series, of shares owned by such holder in the corporation. Any or all of the signatures on the certificate may be facsimiles. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

Section 37.     Lost Certificates. A new certificate or certificates shall be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. The corporation may require, as a condition precedent to the issuance of a new certificate or certificates, the owner of such lost, stolen, or destroyed certificate or certificates, or the owner’s legal representative, to agree to indemnify the corporation in such manner as it shall require or to give the corporation a surety bond in such form and amount as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen, or destroyed.

Section 38.    Transfers.

(a)     Transfers of record of shares of stock of the corporation shall be made only upon its books by the holders thereof, in person or by attorney duly authorized, and, in the case of stock represented by certificate, upon the surrender of a properly endorsed certificate or certificates for a like number of shares.

(b)    The corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes or series of stock of the corporation to restrict the transfer of shares of stock of the corporation of any one or more classes or series owned by such stockholders in any manner not prohibited by the DGCL.

Section 39.    Fixing Record Dates.

(a)     In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall, subject to applicable law, not be more than 60 nor less than ten days before the date of such meeting. If the Board of Directors so fixes a record date for determining the stockholders entitled to notice of any meeting of stockholders, such date shall also be the record date for determining the stockholders entitled to vote at such meeting, unless the Board of Directors determines, at the time it fixes the record date for determining the stockholders entitled to notice of such meeting, that a later date on or before the date of the meeting shall be the record date for determining

17

the stockholders entitled to vote at such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day immediately preceding the day on which notice is given, or if notice is waived, at the close of business on the day immediately preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting in accordance with the provisions of this Section 39(a).

(b)    In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 40.     Registered Stockholders. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

Section 41.     Additional Powers of the Board. In addition to, and without limiting, the powers set forth in these Bylaws, the Board of Directors shall have power and authority to make all such rules and regulations as it shall deem expedient concerning the issue, transfer, and registration of certificates for shares of stock of the corporation, including the use of uncertificated shares of stock, subject to the provisions of the DGCL, other applicable law, the Certificate of Incorporation and these Bylaws. The Board of Directors may appoint and remove transfer agents and registrars of transfers, and may require all stock certificates to bear the signature of any such transfer agent and/or any such registrar of transfers.

ARTICLE VIII

OTHER SECURITIES OF THE CORPORATION

Section 42.     Execution of Other Securities. All bonds, debentures and other corporate securities of the corporation, other than stock certificates (covered in Section 36), may be signed by the Chairperson of the Board of Directors, the Chief Executive Officer, the President or any Vice President, or such other person as may be authorized by the Board of Directors; provided, however, that where any such bond, debenture or other corporate security shall be authenticated by the manual signature, or where permissible facsimile signature, of a trustee under an indenture pursuant to which such bond, debenture or other corporate security shall be issued, the signatures of the persons signing and attesting the corporate seal on such bond, debenture or other corporate security may be the imprinted facsimile of the signatures of such persons. Interest coupons appertaining to any such bond, debenture or other corporate security, authenticated by a trustee as aforesaid, shall be signed by the Treasurer or an Assistant Treasurer of the corporation or such other person as may be authorized by the Board of Directors, or bear imprinted thereon the facsimile signature of such person. In case any officer who shall have signed or attested any bond, debenture or other corporate security, or whose facsimile signature shall appear thereon or on any such interest coupon, shall have ceased to be such officer before the bond, debenture or other corporate security so signed or attested shall have been delivered, such bond, debenture or other corporate security nevertheless may be adopted by the corporation and issued and delivered as though the person who signed the same or whose facsimile signature shall have been used thereon had not ceased to be such officer of the corporation.

18

ARTICLE IX

DIVIDENDS

Section 43.    Declaration of Dividends. Dividends upon the capital stock of the corporation, subject to the provisions of the Certificate of Incorporation and applicable law, if any, may be declared by the Board of Directors. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation and applicable law.

Section 44.     Dividend Reserve. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, determines proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose or purposes as the Board of Directors shall determine to be conducive to the interests of the corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

ARTICLE X

FISCAL YEAR

Section 45.    Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

ARTICLE XI

INDEMNIFICATION

Section 46.    Indemnification of Directors, Executive Officers, Employees and Other Agents.

(a)     Directors and Executive Officers. The corporation shall indemnify to the full extent permitted under and in any manner permitted under the DGCL or any other applicable law, any person who is made or threatened to be made a party to or is otherwise involved (as a witness or otherwise) in any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (hereinafter, a “Proceeding”), by reason of the fact that such person is or was a director or executive officer (for the purposes of this Article XI, “executive officers” shall be those persons designated by the corporation as (a) executive officers for purposes of the disclosures required in the corporation’s proxy and periodic reports or (b) officers for purposes of Section 16 of the 1934 Act) of the corporation, or while serving as a director or executive officer of the corporation, is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, including service with respect to an employee benefit plan (collectively, “Another Enterprise”), against expenses (including attorneys’ fees), judgments, fines (including ERISA excise taxes or penalties) and amounts paid in settlement actually and reasonably incurred by him or her in connection with such Proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful; provided, however, that the corporation may modify the extent of such indemnification by individual contracts with its directors

19

and executive officers; and, provided, further, that the corporation shall not be required to indemnify any director or executive officer in connection with any proceeding (or part thereof) initiated by such person unless (i) such indemnification is expressly required to be made by applicable law, (ii) the proceeding was authorized by the Board of Directors, (iii) such indemnification is provided by the corporation, in its sole discretion, pursuant to the powers vested in the corporation under the DGCL or any other applicable law or (iv) such indemnification is required to be made under subsection (d) of this Section 46.

(b)     Other Officers, Employees and Other Agents. The corporation shall have power to indemnify (including the power to advance expenses in a manner consistent with subsection (c) of this Section 46) its other officers, employees and other agents as set forth in the DGCL or any other applicable law. The Board of Directors shall have the power to delegate the determination of whether indemnification shall be given to any such person to any executive officer or other persons as the Board of Directors shall determine.

(c)     Expenses. The corporation shall advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed Proceeding, by reason of the fact that such person is or was a director or executive officer of the corporation, or is or was serving at the request of the corporation as a director or executive officer of Another Enterprise, prior to the final disposition of the Proceeding, promptly following request therefor, all expenses (including attorneys’ fees) incurred by any director or executive officer in connection with such Proceeding; provided, however, that if the DGCL requires, an advancement of expenses incurred by a director or executive officer in his or her capacity as a director or executive officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Section 46 or otherwise.

Notwithstanding the foregoing, unless otherwise determined pursuant to paragraph (d) of this Section 46, no advance shall be made by the corporation to an executive officer of the corporation (except by reason of the fact that such executive officer is or was a director of the corporation in which event this paragraph shall not apply) in any Proceeding, if a determination is reasonably and promptly made (i) by a majority vote of directors who were not parties to the Proceeding, even if not a quorum, or (ii) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or such directors so direct, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the corporation.

(d)     Enforcement. Without the necessity of entering into an express contract, all rights to indemnification and advances to directors and executive officers under this Section 46 shall be deemed to be contractual rights, shall vest when the person becomes a director or executive officer of the corporation, shall continue as vested contract rights even if such person ceases to be a director or executive officer of the corporation, and shall be effective to the same extent and as if provided for in a contract between the corporation and the director or executive officer. Any right to indemnification or advances granted by this Section 46 to a director or executive officer shall be enforceable by or on behalf of the person holding such right in any court of competent jurisdiction if (i) the claim for indemnification or advances is denied, in whole or in part, or (ii) no disposition of such claim is made within 90 days of request therefor. To the fullest extent permitted by applicable law, the claimant in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting the claim. In connection with any claim for indemnification, the corporation shall be entitled to raise as a defense to any

20

such action that the claimant has not met the standards of conduct that make it permissible under the DGCL or any other applicable law for the corporation to indemnify the claimant for the amount claimed. In connection with any claim by an executive officer of the corporation (except in any Proceeding, by reason of the fact that such executive officer is or was a director of the corporation) for advances, the corporation shall be entitled to raise a defense as to any such action clear and convincing evidence that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the corporation, or with respect to any criminal action or proceeding that such person acted without reasonable cause to believe that his or her conduct was lawful. Neither the failure of the corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL or any other applicable law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct. In any suit brought by a director or executive officer to enforce a right to indemnification or to an advancement of expenses hereunder, the burden of proving that the director or executive officer is not entitled to be indemnified, or to such advancement of expenses, under this Section 46 or otherwise shall be on the corporation.

(e)     Non-Exclusivity of Rights. The rights conferred on any person by this Section 46 shall not be exclusive of any other right that such person may have or hereafter acquire under any applicable statute, provision of the Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding office. The corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advances, to the fullest extent not prohibited by the DGCL, or by any other applicable law.

(f)     Survival of Rights. The rights conferred on any person by these Bylaws shall continue as to a person who has ceased to be a director, executive officer, or officer, employee or other agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(g)     Insurance. To the fullest extent permitted by the DGCL or any other applicable law, the corporation, upon approval by the Board of Directors, may purchase and maintain insurance on behalf of any person required or permitted to be indemnified pursuant to this Section 46.

(h)     Amendments. Any repeal or modification of this Section 46 shall only be prospective and shall not affect the rights under this Section 46 as in effect at the time of the alleged occurrence of any action or omission to act that is the cause of any Proceeding against any agent of the corporation.

(i)     Saving Clause. If this Article XI or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each director and executive officer to the full extent not prohibited by any applicable portion of this Article XI that shall not have been invalidated, or by any other applicable law. If this Article XI shall be invalid due to the application of the indemnification provisions of another jurisdiction, then the corporation shall indemnify each director and executive officer to the full extent not prohibited under the applicable law of such jurisdiction.

21

(j)    Certain Definitions and Construction of Terms. For the purposes of Article XI of these Bylaws, the following definitions and rules of construction shall apply:

(i)     References to “Another Enterprise” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation that imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this Section 46.

(ii)     The term the “corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger that, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section 46 with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

(iii)     References to a “director,” “executive officer,” “officer,” “employee,” or “agent” of the corporation shall include, without limitation, situations where such person is serving at the request of the corporation as, respectively, a director, executive officer, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise.

(iv)     The term “expenses” shall be broadly construed and shall include, without limitation, court costs, attorneys’ fees, witness fees, fines, amounts paid in settlement or judgment and any other costs and expenses of any nature or kind incurred in connection with any Proceeding.

(v)     The term “Proceeding” shall be broadly construed and shall include, without limitation, the investigation, preparation, prosecution, defense, settlement, arbitration and appeal of, and the giving of testimony in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative.

ARTICLE XII

NOTICES

Section 47.    Notices.

(a)     Notice to Stockholders. Notice to stockholders of stockholder meetings shall be given as provided in Section 7. Without limiting the manner by which notice may otherwise be given effectively to stockholders under any agreement or contract with such stockholder, and except as otherwise required by applicable law, written notice to stockholders for purposes other than stockholder meetings may be sent by U.S. mail or nationally recognized overnight courier, or by electronic mail or other electronic means.

(b)     Notice to Directors. Any notice required to be given to any director may be given by the method stated in subsection (a), as otherwise provided in these Bylaws (including by any of the means specified in Section 22(d)), or by overnight delivery service. Any notice sent by overnight delivery service or U.S. mail shall be sent to such address as such director shall have filed in writing with the Secretary, or, in the absence of such filing, to the last known post office address of such director.

22

(c)     Affidavit of Mailing. An affidavit of mailing, executed by a duly authorized and competent employee of the corporation or its transfer agent appointed with respect to the class of stock affected, or other agent, specifying the name and address or the names and addresses of the stockholder or stockholders, or director or directors, to whom any such notice or notices was or were given, and the time and method of giving the same, shall in the absence of fraud, be prima facie evidence of the facts therein contained.

(d)     Methods of Notice. It shall not be necessary that the same method of giving notice be employed in respect of all recipients of notice, but one permissible method may be employed in respect of any one or more, and any other permissible method or methods may be employed in respect of any other or others.

(e)     Notice to Person with Whom Communication is Unlawful. Whenever notice is required to be given, under applicable law or any provision of the Certificate of Incorporation or Bylaws of the corporation, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting that shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the corporation is such as to require the filing of a certificate under any provision of the DGCL, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.

(f)     Notice to Stockholders Sharing an Address. Except as otherwise prohibited under the DGCL, any notice given under the provisions of the DGCL, the Certificate of Incorporation or these Bylaws shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given. Such consent shall have been deemed to have been given if such stockholder fails to object in writing to the corporation within 60 days of having been given notice by the corporation of its intention to send the single notice. Any consent shall be revocable by the stockholder by written notice to the corporation.

ARTICLE XIII

AMENDMENTS

Section 48.    Amendments. Subject to the limitations set forth in Section 46(h) and the provisions of the Certificate of Incorporation, the Board of Directors is expressly empowered to adopt, amend or repeal these Bylaws of the corporation. Subject to the limitations set forth in the provisions of the Certificate of Incorporation, any adoption, amendment or repeal of these Bylaws of the corporation by the Board of Directors shall require the approval of a majority of the directors then in office. Subject to the limitations set forth in the provisions of the Certificate of Incorporation, the stockholders also shall have power to adopt, amend or repeal these Bylaws of the corporation; provided, however, that, in addition to any vote of the holders of any class or series of stock of the corporation required by applicable law or by the Certificate of Incorporation, such action by stockholders shall require the affirmative vote of the holders of at least 66 2/3% of the voting power of all of the then-outstanding shares of the capital stock of the corporation entitled to vote generally in the election of directors, voting together as a single class.

23

Exhibit B

New Secured Convertible Notes Indenture

(to be filed at a later date)

Exhibit C

New Secured Notes Indenture

(to be filed at a later date)

Exhibit D

Contingent Payment Obligations Agreement

WEIL DRAFT

CONTINGENT VALUE RIGHTS AGREEMENT

This CONTINGENT VALUE RIGHTS AGREEMENT (including the definitions set forth on Annex A hereto, this “Agreement”), dated as of [            ], 20[    ], is by and between Core Scientific, Inc., a Delaware corporation (the “Company”) and [                    ], a [                    ] [trust company], as calculation agent and rights agent (in both capacities, the “Agent”).1

RECITALS

WHEREAS, on December 21, 2022, the Company and each of its debtor affiliates, as debtors and debtors in possession (such affiliates, the “Debtor Affiliates”) commenced voluntary cases, captioned In re Core Scientific Inc., et al., Case No. 22 90341 (CML), under Chapter 11 of Title 11 of the United States Code, 11 U.S.C. §§ 101–1532, as amended (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”);

WHEREAS, on [                    ], the Bankruptcy Court confirmed the [Third Amended Joint Chapter 11 Plan of Core Scientific, Inc. and its Affiliated Debtors] [Docket No. [                    ]] (the “Plan”);

WHEREAS, pursuant to the terms and conditions Plan, on the Effective Date, the Company will issue and deliver to holders of April Convertible Notes Secured Claims and August Convertible Notes Secured Claims (each, as defined in the Plan) contingent payment obligations, in the form of the CVRs (as defined herein) contemplated by this Agreement; and

WHEREAS, the Company desires that the Agent act on behalf of the Company, and the Agent is willing to act in connection with the contingent payments obligations in respect of the CVRs.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

ARTICLE I

CONTINGENT VALUE RIGHTS

1.1	Contractual Rights; Initial Holders of CVRs; Appointment of Agent and Rights Agent.

(a)	The CVRs represent the contractual rights of the Holders to receive the Payment Amounts (as defined herein), if any, pursuant to and in accordance with the terms and conditions of this Agreement.

(b)

Pursuant to the terms of the Plan, each holder of a Convertible Notes Secured Claim (as defined in the Plan) that receives a distribution of New Common Interests pursuant to the Convertible Noteholders Equity Distribution (as defined in the Plan) shall be an initial Holder.

(c)

The Company hereby appoints the Agent to act as calculation agent and rights agent in accordance with the express terms and conditions set forth in this Agreement, and the Agent hereby accepts such appointment.

(d)

The Agent shall hold in trust for the benefit of the Holders all cash[2] held by the Agent for the payment of any Payment Amounts and Liquidated Damages Obligations (as defined herein) pursuant to and in accordance with the terms and conditions of this Agreement.

1.2

Transferability. The CVRs shall be freely transferable and publicly tradeable by each Holder without the prior consent of the Company, the Agent or any other Person; provided, subject to Section 1.5(j), that the

[1]	[Global Note to Draft: Agent shall be selected by the Ad Hoc Noteholder Group. This draft Agreement is subject to review and comment by the Agent in all respects.]
[2]	[Note to Draft: Any New Common Interests to be issued hereunder directly to the Holders.]

Company and the Agent may require (i) payment of a sum sufficient to cover any stamp, transfer or other similar Tax or charge that is imposed in connection with any such transfer or (ii) that the transferor establish to the reasonable satisfaction of the Company and the Agent that any such Taxes have been paid.

1.3

Exemption from Securities Registration at Issuance. The issuance of the CVRs is exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the exemption provided by Section 1145 of the Bankruptcy Code. The CVRs shall not be considered a “debt security.”

1.4	No Certificate; Registration; Change of Address; CUSIP Number.

(a)	The CVRs shall be issued in book-entry form and shall not be evidenced by a certificate or other instrument.

(b)

The Agent shall keep a register (the “CVR Register”) for the purposes of (i) identifying the Holders of the CVRs and (ii) documenting the CVRs, which CVR Register may be amended from time to time by the Agent to reflect any changes to Holders or the applicable number of CVRs as permitted hereunder, including to reflect any repurchases by the Company of CVRs. The CVR Register will initially show one position for Cede & Co., on behalf of DTC, representing all of the CVRs that are issued to the initial Holders.

(c)

A Holder may make a written request to the Agent to change such Holder’s address of record in the CVR Register. Such written request must be duly executed by such Holder. Upon receipt of such written request, the Agent shall promptly record the change of address in the CVR Register.

(d)

The CUSIP number of the CVRs is [                    ].[3] Each of the Company and the Agent shall use such CUSIP number (or any equivalent number, to the extent CUSIP numbers are no longer generally in use) for all applicable bookkeeping purposes in connection with the CVRs. The Company and the Agent shall use such CUSIP number in notices in connection with the CVRs as a convenience to Holders; provided, however, that any such notice from the Agent may state that no representation is made as to the correctness of such number and any such notice shall not be affected by any defect in or omission of such number. The Company shall promptly notify, or shall cause the Agent to promptly notify, the Holders in writing of any change in the CUSIP number of the CVRs.

1.5

Testing Periods; Payment Amounts; Payment Procedures; Dispute Resolution; Record Date; Deduction or Withholding; Undelivered Payment Amounts; Liquidated Damages; Availability of Agreement to Holders. Contingent payments pursuant to the CVRs shall be made, to the extent payable, to the Holders after each of the First Testing Date, the Second Testing Date and the Third Testing Date, in each case as defined below and pursuant to the procedures set forth herein.

(a)

The first testing period shall begin on the Effective Date and end on the first anniversary of the Effective Date (the first anniversary of the Effective Date, the “First Testing Date”). As of [11:00 a.m.] (New York City time) on a Business Day within forty-five (45) calendar days following the First Testing Date, subject to the Dispute Resolution Procedures, the Company shall, if required pursuant to this Section 1.5(a), make a payment to the Agent, and the Agent shall transfer such funds in their entirety to each Holder’s DTC account [on the same Business Day][4] for the benefit of the corresponding beneficial owners of interests in the CVRs, in each case pursuant to the terms set forth herein (the “Year 1 Contingent Payment Obligation”), in cash (in United States Dollars) in immediately available funds equal to such Holder’s pro rata share of the lesser of (i) $43,333,333.33 and (ii) the difference between (a) $260,000,000 and (b) the Fair Market Value of the Corresponding New Common Interests (the “First Anniversary Payment Amount”); provided, however, that to the extent that the Fair Market Value of the Corresponding New Common Interests is equal to or in excess of $260,000,000, the Company shall not owe any amounts to any Holder with respect to the First Testing Date, and for purposes of this Agreement, the Year 1 Contingent Payment Obligation shall be extinguished and be deemed to equal zero.

[3]	[Note to Draft: Core Scientific to obtain CUSIP number for the CVRs.]
[4]	[Global Note to Draft: Agent to confirm it can make same day transfer, provided it has received funds by 11:00 a.m. New York City time.]

2

(b)

The second testing period shall begin on the first anniversary of the Effective Date and end on the second anniversary of the Effective Date (the second anniversary of the Effective Date, the “Second Testing Date”). Within forty-five (45) days following the Second Testing Date, subject to the Dispute Resolution Procedures, the Company shall, as applicable pursuant to this Section 1.5(b), (i) as of [11:00 a.m.] (New York City time) on a Business Day, make a payment of funds to the Agent, and the Agent shall transfer such funds in their entirety to each Holder’s DTC account [on the same Business Day] for the benefit of the corresponding beneficial owners of interests in the CVRs, or (ii) furnish to the Agent the Requisite New Common Interests Payment Documentation, in each case pursuant to the terms set forth herein (the “Year 2 Contingent Payment Obligation”), relating, as applicable, to a payment in cash (in United States Dollars) in immediately available funds or a number of New Common Interests (rounded up to the nearest whole New Common Interest), in the Company’s sole discretion, equal to such Holder’s pro rata share of the lesser of (i) $43,333,333.33 and (ii) the difference between (a) $260,000,000 minus the First Anniversary Payment Amount and (b) the Fair Market Value of the Corresponding New Common Interests (the “Second Anniversary Payment Amount”); provided, however, that to the extent that the Fair Market Value of the Corresponding New Common Interests is equal to or in excess of the difference of (x) $260,000,000 minus (y) the First Anniversary Payment Amount, the Company shall not owe any amounts to any Holder with respect to the Second Testing Date, and the Year 2 Contingent Payment Obligation shall be extinguished and be deemed to equal zero.

(c)

The third testing period shall begin on the second anniversary of the Effective Date and end on the third anniversary of the Effective Date (the third anniversary of the Effective Date, the “Third Testing Date” and, together with the First Testing Date and the Second Testing Date, each, a “Testing Date”). Within forty-five (45) days following the Third Testing Date, subject to the Dispute Resolution Procedures, the Company shall, as applicable pursuant to this Section 1.5(c), (i) as of [11:00 a.m.] (New York City time) on a Business Day, make a payment of funds to the Agent, and the Agent shall transfer such funds in their entirety to each Holder’s DTC account [on the same Business Day] for the benefit of the corresponding beneficial owners of interests in the CVRs, or (ii) furnish to the Agent the Requisite New Common Interests Payment Documentation, in each case pursuant to the terms set forth herein (the “Year 3 Contingent Payment Obligation” and together with the Year 1 Contingent Payment Obligation and the Year 2 Contingent Payment Obligation, the “Contingent Payment Obligations”), relating, as applicable, to a payment in cash (in United States Dollars) in immediately available funds or a number of New Common Interests (rounded up to the nearest whole New Common Interest), in the Company’s sole discretion, equal to such Holder’s pro rata share of the lesser of (i) $43,333,333.33 and (ii) the difference between (a) $260,000,000 minus the sum of the First Anniversary Payment Amount and the Second Anniversary Payment Amount and (b) the Fair Market Value of the Corresponding New Common Interests (the “Third Anniversary Payment Amount” and, together with the First Anniversary Payment Amount and the Second Anniversary Payment Amount, the “Payment Amounts” and each a “Payment Amount”); provided, however, that to the extent that the Fair Market Value of the Corresponding New Common Interests is equal to or in excess of the difference of (x) $260,000,000 minus (y) the sum of the First Anniversary Payment Amount and the Second Anniversary Payment Amount, the Company shall not owe any amounts to any Holder with respect to the Third Testing Date, and the Year 3 Contingent Payment Obligation shall be extinguished and be deemed to equal zero.

(d)

The Agent shall determine each Payment Amount pursuant to the terms hereof. Within [[●] calendar days][5] after each Testing Date, the Agent shall deliver to the Company a written notice certifying (1) the date of such Testing Date and (2) the aggregate Payment Amount (if any) with respect to such Testing Date (including, in reasonable detail, the calculation thereof).

[5]	[Note to Draft: Timing to be discussed among Ad Hoc Noteholder Group, Debtors and Agent.]

3

(e)

Within [[●] calendar days][6] following each of the Second Testing Date and the Third Testing Date, the Company shall notify the Agent in writing of its election regarding whether the Second Anniversary Payment Amount or the Third Anniversary Payment Amount, as applicable, shall be paid either in whole or in part in cash (in United States Dollars) and/or New Common Interests, as set forth in Section 1.5(b) and Section 1.5(c), respectively.

(f)

Within [[●] calendar days][7] after each Testing Date, the Agent shall deliver to the Company and each Holder (through the facilities of DTC in accordance with DTC’s procedures) a written notice certifying (1) the date of such Testing Date, (2) the aggregate Payment Amount (if any) with respect to such Testing Date (including, in reasonable detail, the calculation thereof), (3) such Holder’s pro rata share of such aggregate Payment Amount (if any) (including, in reasonable detail, the calculation thereof), (4) with respect to the Second Anniversary Payment Amount and Third Anniversary Payment Amount (if any), whether the such Payment Amount will be made in cash (in United States Dollars) and/or New Common Interests and if to be paid in whole or in part in New Common Interests, the number of New Common Interests that such Holder will receive, and (5) the corresponding Objection Deadline (as defined below) by which such Holder must object in connection with the contents of such written notice (such written notice, a “Payment Triggering Event Notice”, the form of which is attached hereto as Exhibit A).

(g)

The Company and the Majority Holders shall have fourteen (14) calendar days following the date on which a Payment Triggering Event Notice is sent by the Agent pursuant to Section 1.5(f) (the “Objection Deadline”) to object in writing to the aggregate Payment Amount (including the calculation thereof), such Holders’ pro rata shares of such aggregate Payment Amount and the aggregate number of New Common Interests to be paid in connection with such Payment Amount (if applicable) determined by the Agent in such Payment Triggering Event Notice (such written objection, a “Payment Amount Objection Notice”, the form of which is attached hereto as Exhibit B) and deliver such Payment Amount Objection Notice to the Agent. To the extent the Company or the Majority Holders timely delivers a Payment Amount Objection Notice to the Agent, the Agent, the Company and the Majority Holders, as applicable, shall have seven (7) calendar days following the receipt of such Payment Amount Objection Notice (the “Resolution Date”) to amicably resolve in good faith any disagreement, dispute, difference or question in connection with such Payment Amount (including the calculation thereof), the Holders’ pro rata shares of such aggregate Payment Amount and the number of New Common Interests to be paid in connection with such Payment Amount (if applicable) (an “Amicable Resolution”). To the extent the Agent must amend the Payment Triggering Event Notice to make a correction, the Agent shall promptly, and in any event no later than four (4) calendar days after the Resolution Date, deliver (through the facilities of DTC in accordance with DTC’s procedures) to the Company and each Holder such amended Payment Triggering Event Notice. The Company and each Holder shall have five (5) calendar days following the date on which such amended Payment Triggering Event Notice is sent by the Agent pursuant to this Section 1.5(g) (the “Second Objection Deadline”) to object in writing thereto by delivering a Payment Amount Objection Notice in relation thereto to the Agent. In the event (i) no Payment Amount Objection Notice is delivered by the Objection Deadline, (ii) an Amicable Resolution is achieved by the Resolution Date, or (iii) no Payment Amount Objection Notice is delivered by the Second Objection Deadline, in each case, as applicable, the Company shall promptly pay any corresponding Payment Amount pursuant to Sections 1.5(a), 1.5(b), 1.5(c), or in accordance with such Amicable Resolution, as applicable.

(h)

In the event of any continuing disagreement, dispute or difference among the Agent, the Company and any Holder in connection with the aggregate Payment Amount, the Holders’ pro rata shares of such aggregate Payment Amount or the aggregate number of New Common Interests in connection with such Payment Amount (if applicable), after the procedures set forth in Section 1.5(g) have been conducted, which dispute cannot be amicably resolved by the good faith efforts of the Agent, the Company and the applicable Holders on or prior to the later of the (x) Resolution Date and (y)

[6]	[Note to Draft: Timing to be discussed among Ad Hoc Noteholder Group, Debtors and Agent.]
[7]	[Note to Draft: Timing to be discussed among Ad Hoc Noteholder Group, Debtors and Agent.]

4

Second Objection Deadline, then such dispute shall be resolved by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The arbitration panel shall be composed of three arbitrators, one of whom shall be chosen by the Company, one by the Majority Holders, and the third by the two so chosen. If both or either of the Company or the Majority Holders fails to choose an arbitrator or arbitrators within fourteen (14) calendar days after receiving notice of commencement of arbitration, or if the two arbitrators fail to choose a third arbitrator within fourteen (14) calendar days after their respective appointments, the President of the American Arbitration Association shall, upon the request of both or either of the Company or the Majority Holders, appoint or cause to be appointed the arbitrator or arbitrators required to complete the board or, if he or she shall decline or fail to do so, such arbitrator or arbitrators shall be appointed by the New York office of the American Arbitration Association. The decision of the arbitrators shall be by majority vote and, at the request of either of the Company or the Majority Holders, the arbitrators shall issue a written opinion of findings of fact and conclusions of law. Costs shall be borne as determined by the arbitrators. Unless the Company and the Majority Holders shall otherwise agree to a place of arbitration, the place of arbitration shall be at New York, New York, U.S.A. The arbitration award shall be final and binding upon the Company, the Agent and the Holders and may be entered in any court having competent jurisdiction pursuant to this Agreement. Promptly, and no later than [11:00 a.m.] (New York City time) on a Business Day within five (5) calendar days thereafter, upon a final arbitration award being awarded, (i) the Agent shall deliver to each Holder a notice (through the facilities of DTC in accordance with DTC’s procedures) of the arbitration award and (ii) the Company shall make a cash (in United States Dollars) payment to the Agent, and/or issue New Common Interests to the Holders as set forth in this Agreement, in each case to the extent applicable, and the Agent shall transfer any such funds in their entirety to each Holder’s DTC account [on the same Business Day], for the benefit of the corresponding beneficial owners of interests in the CVRs, of the corresponding Payment Amount (consistent with such final arbitration award), if applicable.

(i)

The Company shall set a record date for purposes of determining the identity of the Holders entitled to (i) receive any Payment Amounts and (ii) vote or consent to any action authorized or permitted under this Agreement. The record date in connection with any Payment Amount, and with respect to Sections 1.5(g) and 1.5(h) hereof, shall be no more than ten (10) Business Days prior to the corresponding Testing Date, [and the Company shall promptly furnish to the Agent a corresponding list of Holders, in such form as the Company receives from the Company’s transfer agent (or other agent performing similar services for the Company), containing the information the Agent reasonably needs to identify the DTC accounts of the Holders.][8] The record date in connection with any other vote or consent to take any action by the Holders under this Agreement shall be the later of the date that is (i) ten (10) Business Days prior to the first solicitation of such vote or consent (for which the Company has furnished to the Agent a reasonably acceptable corresponding official list of Holders) and (ii) the date of the most recent list of Holders furnished to the Agent prior to such solicitation. No vote or consent to any action authorized or permitted under this Agreement, except with respect to Sections 1.5(g) and 1.5(h) hereof, shall be valid or effective if taken or made more than one hundred twenty (120) calendar days after the corresponding record date. If a record date is set, only the Holders reflected in the corresponding list of Holders furnished by the Company to the Agent shall be entitled to receive a Payment Amount or vote or consent to any action permitted under this Agreement, as applicable. The Company shall provide the Holders at least ten (10) Business Days’ notice of any record date set pursuant to this Section 1.5(i).

(j)

[All Payment Amounts shall be paid free and clear of and without any withholding or deduction, except to the extent required by applicable Law. To the extent required by applicable Laws, the Company, the Agent and any other applicable withholding agent shall be entitled to deduct or withhold, or cause to be deducted or withheld, from any amount payable hereunder, such Taxes as are required to be deducted or withheld To the extent that any amounts are so deducted or withheld, such deducted or withheld amounts will be treated for all purposes of this Agreement as having been paid or distributed to the Holder in respect of which such deduction or withholding was made. On

[8]	[Note to Draft: Transfer Agent to confirm.]

5

or prior to the date that it becomes a Holder under this Agreement, a Holder shall deliver to the Company, the Agent and any applicable withholding agent an appropriate Internal Revenue Service Form W-8 or Internal Revenue Service Form W-9, to permit any payment of any Payment Amount to be made without deduction or withholding of any United States backup withholding Taxes.][9]

(k)

If any Payment Amount (or portion thereof, as applicable) is not able to be delivered to a Holder, or the corresponding Participants or beneficial owners of interests in the CVRs (including as a result of uncashed checks, invalid DTC account address information or invalid information on the CVR Register) or otherwise remains unclaimed by a Holder on the date that is two (2) years after the date on which such Payment Amount became due and payable in accordance with this Agreement (or immediately prior to such earlier date on which such Payment Amount (or portion thereof, as applicable) would otherwise escheat to or become the property of any Governmental Authority), then: (i) such Payment Amount (or portion thereof, as applicable) will, to the extent permitted by applicable Law, become the property of the Company, free and clear of all claims or interest of any Person previously entitled thereto, and (ii) no consideration or compensation shall be payable therefor. Neither the Company nor the Agent will be liable to any Person in respect of such Payment Amount (or portion thereof, as applicable) delivered to a Governmental Authority pursuant to any applicable abandoned property, escheat or similar legal requirement under applicable Law, pursuant to this Section 1.5(k).

(l)	Each of the Company and the Agent shall make this Agreement available to the Holders until the expiration of this Agreement and the CVRs pursuant to Section 5.13.

1.6

No Voting, Dividends or Interest; No Equity or Ownership Interest. Nothing contained in this Agreement shall be construed as conferring upon the Holder (solely in its capacity as the holder of CVRs) the right to vote or to receive distributions or to consent or to receive notice as a stockholder of the Company in respect of any meeting of stockholders of the Company for the election of directors of the Company or of any other matter, or any rights whatsoever as a stockholder of the Company. CVRs shall not represent any equity or ownership interest in the Company or any of its affiliates.

1.7

Ability to Abandon CVRs. A Holder may at any time, at such Holder’s sole option, abandon any or all of such Holder’s remaining rights in a CVR by transferring such CVR to the Company or its Affiliates without consideration therefor. Nothing in this Agreement shall prohibit the Company or any of its Affiliates from offering to acquire or acquiring any CVRs for consideration from the Holders, in private transactions or otherwise, in its sole discretion. Any CVRs acquired by the Company or any of its Affiliates shall be automatically deemed extinguished and no longer outstanding.

1.8

Trust Indenture Act. The CVRs issued hereunder shall not constitute (i) a note, bond, debenture, evidence of indebtedness; (ii) a certificate of interest or participation in any such note, bond, debenture, or evidence of indebtedness; or (iii) a temporary certificate for, or guarantee of, any such note, bond, debenture, evidence of indebtedness, or certificate, in each of clauses (i), (ii) and (iii) hereof, as such terms are referenced in the TIA, and shall be exempt from the qualification provisions of the TIA.

ARTICLE II

THE AGENT

2.1	Certain Duties and Responsibilities of the Agent.

(a)

The Agent shall not have any liability for any actions taken or not taken in connection with this Agreement, except to the extent such liability arises as a result of the willful misconduct, bad faith, gross negligence or fraud of the Agent.

[9]	Note to Draft: To be discussed.

6

(b)

To the extent permitted by this Agreement, the Majority Holders may direct the Agent to act on behalf of the Holders in enforcing any of their rights hereunder. All rights of action of any or all Holders under this Agreement may be enforced by the Agent, and any action, suit or proceeding instituted by the Agent shall be brought in its name as the Agent and any recovery in connection therewith shall be for the proportionate benefit of all the Holders, as their respective rights or interests may appear.

2.2	Certain Rights of the Agent.

(a)

The Agent undertakes to perform such duties and only such duties as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Agent.

(b)

The Agent may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties.

(c)

The Agent may engage and consult with counsel of its reasonable selection and the written advice or opinion of such outside counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(d)	Any permissive rights of the Agent hereunder shall not be construed as a duty.

(e)	The Agent shall not be required to give any note or surety in respect of the execution of such powers or otherwise in respect of such powers.

(f)

The Company agrees to indemnify the Agent for, and to hold the Agent harmless from and against, any loss, liability, damage or expense (“Loss”) suffered or incurred by the Agent arising out of or in connection with the Agent’s performance of its obligations under this Agreement, including the reasonable costs and expenses of defending the Agent against any claims, charges, demands, actions or suits arising out of or in connection with such performance, except to the extent such Loss shall have been determined by a court of competent jurisdiction to have resulted from the Agent’s gross negligence, bad faith, willful misconduct or fraud. The Company’s obligations under this Section 2.2(f) to indemnify the Agent shall survive the resignation or removal of any Agent and the termination of this Agreement.

(g)

In addition to the indemnification provided under Section 2.2(f), but without duplication, the Company agrees to (i) pay the fees of the Agent in connection with the Agent’s performance of its obligations hereunder, as agreed upon in writing by the Agent and the Company on or prior to the date of this Agreement, and (ii) reimburse the Agent for all reasonable and documented out-of-pocket expenses, including all Taxes thereon (other than income, receipt, franchise or similar Taxes) and charges of any Governmental Authority, incurred by the Agent in the performance of its obligations under this Agreement.

2.3	Resignation and Removal; Appointment of Successor.

(a)

The Agent may resign at any time by giving written notice thereof to the Company and the Holders specifying a date when such resignation shall take effect, which notice shall be sent at least sixty (60) calendar days prior to the date so specified but in no event shall such resignation become effective until a successor Agent has been appointed and accepted such appointment.

(b)

The Company and the Majority Holders shall have the right to remove the Agent at any time by specifying a date when such removal shall take effect. Notice of such removal shall be given by the Company and the Majority Holders to the Agent, which notice shall be sent at least sixty (60) calendar days prior to the date so specified.

7

(c)

If the Agent shall resign, be removed or become incapable of acting, the Company and the Majority Holders shall promptly appoint a qualified successor Agent. The successor Agent so appointed shall, forthwith upon its acceptance of such appointment in accordance with this Section 2.3(c) and Section 2.4, become the Agent for all purposes hereunder.

(d)

The Company shall give notice of each resignation or removal of the Agent and each appointment of a successor Agent through the facilities of DTC in accordance with DTC’s procedures and/or by mailing written notice of such event by first-class mail, postage prepaid, to the Holders as their names and addresses appear in the CVR Register. Each notice shall include the name and address of the successor Agent. If the Company fails to send such notice within ten (10) Business Days after acceptance of appointment by a successor Agent, the successor Agent shall cause the notice to be mailed at the expense of the Company. Failure to give any notice provided for in this Section 2.3 shall not affect the legality or validity of the resignation or removal of the Agent or the appointment of the successor Agent, as the case may be.

2.4

Acceptance of Appointment by Successor. Every successor Agent appointed hereunder shall, at or prior to such appointment, execute, acknowledge and deliver to the Company and to the retiring Agent an instrument accepting such appointment and a counterpart of this Agreement, and thereupon such successor Agent, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the Agent; provided that upon the request of the Company or the successor Agent, such resigning or removed Agent shall execute and deliver an instrument transferring to such successor Agent all the rights, powers and trusts of such resigning or removed Agent.

ARTICLE III

AMENDMENTS

3.1	Amendments Without Consent of Holders or Agent.

(a)

The Company, at any time or from time to time, may unilaterally enter into one or more amendments hereto for any of the following purposes, without the consent of any of the Holders or the Agent, so long as, in the cases of clauses (ii) through (iv) hereof, such amendments do not, individually or in the aggregate, adversely affect the interests of the Holders:

(i)

to evidence the appointment of another Person as a successor Agent and the assumption by any successor Agent of the covenants and obligations of the Agent hereof in accordance with the provisions of this Agreement;

(ii)	to add to any covenants of the Company such further covenants, restrictions, conditions or provisions as the Company shall determine to be for the protection of the Holders;

(iii)

to cure any ambiguity, to correct or supplement any provision herein that may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Agreement;

(iv)	as may be necessary or appropriate to ensure that CVRs are not subject to registration under the Securities Act or the Exchange Act;

(v)	to evidence the assignment of this Agreement by the Company as provided in Section 4.4; or

8

(vi)	any other amendment hereto which would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under this Agreement of any such Holder.

(b)

Promptly after the execution by the Company of any amendment pursuant to the provisions of this Section 3.1, the Company shall mail (or cause the Agent to mail) a notice thereof through the facilities of DTC in accordance with DTC’s procedures and/or by first class mail to the Holders at their addresses as set forth on the CVR Register, setting forth in general terms the substance of such amendment.

3.2	Amendments with Consent of Holders.

(a)

In addition to any amendments to this Agreement that may be made by the Company without the consent of any Holder or the Agent pursuant to Section 3.1, with the consent of the Majority Holders, whether evidenced in writing or taken at a meeting of the Holders, the Company and the Agent may enter into one or more amendments hereto for the purpose of adding, eliminating or changing any provisions of this Agreement; provided that no amendment shall decrease the aggregate Payment Amount with respect to any Testing Date or amend [Sections 1.5(a)-(c) or this Section 3.2(a)] without the consent of each Holder.

(b)

[Promptly after the execution by the Company and the Agent of any amendment pursuant to the provisions of this Section 3.2 (but prior to the effectiveness of such amendment), the Company shall mail (or cause the Agent to mail) a notice thereof through the facilities of DTC in accordance with DTC’s procedures and/or by first class mail to the Holders at their addresses as set forth on the CVR Register, setting forth in general terms the substance of such amendment. Any amendment to this Agreement made pursuant to this Section 3.2 shall become effective ten (10) Business Days following the mailing of such notice.][10]

3.3

Amendments Affecting Agent. The Agent may, but is not obligated to, enter into any such amendment that affects the Agent’s own rights, powers, trusts, privileges, covenants or duties under this Agreement or otherwise with the consent of the Majority Holders and the Company.

3.4

Effect of Amendments. Upon the execution of any amendment under this ARTICLE III, this Agreement shall be modified in accordance therewith, such amendment shall form a part of this Agreement for all purposes and every Holder shall be bound thereby.

ARTICLE IV

MISCELLANEOUS

4.1

Notices to Agent and the Company. All notices and other communications under this Agreement shall be in writing (including by electronic transmission) and shall be deemed to have been duly delivered and received (i) four (4) Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid, (ii) one (1) Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service, (iii) immediately upon delivery by hand, or (iv) immediately upon confirmation of transmission of electronic mail , where such notice is given by electronic mail, in each case to the intended recipient as set forth below:

(i)	if to the Company, to:

Core Scientific, Inc.11

210 Barton Springs Road, Suite 300

Austin, Texas 78704

[10]	[Note to Draft: Transfer Agent to confirm.]
[11]	[Note to Draft: Core Scientific to provide/confirm.]

9

Attention: [                    ]

Telephone: [                    ]

E-mail: [                    ]

with a copy (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, New York

Attention: Merritt S. Johnson

Telephone: (212) 310-8280

E-mail: merritt.johnson@weil.com

(ii)	if to the Agent, to:[12]

[                    ]

[                    ]

Attention: [                    ]

Telephone: [                    ]

E-mail: [                    ]

with a copy (which shall not constitute notice) to:

[                    ]

[                    ]

Attention: [                    ]

Telephone: [                    ]

E-mail: [                    ]

4.2

Notice to Holders. All notices, requests and communications required to be given to the Holders shall be sufficiently given (unless otherwise herein expressly provided) if in writing and transmitted through the facilities of DTC in accordance with DTC’s procedures and/or mailed, first-class postage prepaid, to each Holder affected by such event, at his, her or its address set forth in the CVR Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to the Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders.

4.3

Entire Agreement. This Agreement and the Plan represent the entire understanding of the Company and the Holders with reference to the CVRs, and this Agreement supersedes any and all other oral or written agreements hereto made with respect to the CVRs. This Agreement represents the entire understanding of the Agent with reference to the CVRs, and this Agreement supersedes any and all other oral or written agreements hereto made with respect to the CVRs.

4.4

Successors and Assigns. The Company may assign, in its sole discretion and without the consent of any other party or Holder, any or all of its rights, interests and obligations hereunder to one or more its Affiliates (that are wholly owned direct or indirect subsidiaries of the Company) (each, an “Assignee”) and any such Assignee may thereafter assign, in its sole discretion and without the consent of any other party or Holder, any or all of its rights, interests and obligations set forth hereunder to one or more additional Assignees; provided, however, that in connection with any assignment to an Assignee, the Company shall agree to remain liable for the performance such Assignee of its obligations hereunder. This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the parties to this Agreement and the Holders and their respective permitted successors and permitted assigns. The Agent may not assign this Agreement without the Company’s consent. This Agreement shall not restrict the Company’s or any successor’s ability to merge or consolidate or enter into or consummate any Change of Control; provided that in the event of a Change of Control, (i) the Company shall cause the surviving entity to assume the Company’s obligations,

[12]	[Note to Draft: Agent to provide.]

10

duties and covenants under this Agreement, (ii) the surviving entity shall be entitled to elect to make the Second Anniversary Payment Amount and/or Third Anniversary Payment Amount, as applicable, in common equity securities of the surviving entity (subject to adjustments in connection with any stock split, reverse stock split, recapitalization, reclassification, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, exchange, non-cash dividend or similar event in connection therewith or with the New Common Interests) (the “Surviving Entity Equity Securities”), in lieu of New Common Interests, only if such Surviving Entity Equity Securities are listed on a principal U.S. national securities exchange, and (iii) the provisions of this Agreement in connection with New Common Interests shall apply in the same manner and to the same extent to such Surviving Equity Securities. Any attempted assignment of this Agreement or any of such rights in violation of this Section 4.4 shall be void ab initio and of no effect.

4.5

Benefits of Agreement. Nothing in this Agreement, express or implied, shall give to any Person (other than the parties to this Agreement, the Holders and their permitted successors and permitted assigns hereunder) any benefit or any legal or equitable right, remedy or claim under this Agreement or under any covenant or provision herein contained, all such covenants and provisions being for the sole benefit of the parties to this Agreement, the Holders and their permitted successors and permitted assigns.

4.6

Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of New York, regardless of the Laws that might otherwise govern under applicable principles of conflicts of law thereof.

4.7

Consent to Jurisdiction; Service of Process; Venue. Subject to Section 1.5(h), each of the parties to this Agreement and the Holders (a) irrevocably consents to the service of the summons and complaint and any other process (whether inside or outside the territorial jurisdiction of the Chosen Courts) in any Legal Proceeding relating to the transactions contemplated by this Agreement, for and on behalf of itself or any of its properties or assets, in accordance with Section 4.1 or in such other manner as may be permitted by applicable Law, but nothing in this Section 4.7 shall affect the right of any parties to this Agreement and the Holders to serve legal process in any other manner permitted by applicable Law; (b) irrevocably and unconditionally consents and submits itself and its properties and assets in any Legal Proceeding to the exclusive jurisdiction of the Chosen Courts in the event any dispute or controversy arises out of this Agreement or the transactions contemplated in this Agreement, or for recognition and enforcement of any judgment in respect thereof; (c) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any Chosen Court; (d) agrees that any Legal Proceedings arising in connection with this Agreement or the transactions contemplated in this Agreement shall be brought, tried and determined only in the Chosen Courts; (e) waives any objection that it may now or hereafter have to the venue of any such Legal Proceeding in the Chosen Courts or that such Legal Proceeding was brought in an inconvenient court and agrees not to plead or claim the same; and (f) agrees that it will not bring any Legal Proceeding relating to this Agreement or the transactions contemplated hereby or thereby in any court other than the Chosen Courts. Each of parties to this Agreement and the Holders agrees that a final judgment in any Legal Proceeding in the Chosen Courts shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law.

4.8

WAIVER OF JURY TRIAL. EACH OF THE PARTIES TO THIS AGREEMENT AND THE HOLDERS ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE PURSUANT TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY TO THIS AGREEMENT AND HOLDER IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING (WHETHER FOR BREACH OF CONTRACT, TORTIOUS CONDUCT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH PARTY TO THIS AGREEMENT AND HOLDER ACKNOWLEDGES AND AGREES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY TO THIS AGREEMENT OR ANY HOLDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (C) IT MAKES THIS WAIVER VOLUNTARILY; AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 4.8.

11

4.9

Further Assurances. Subject to the provisions of this Agreement, the parties to this Agreement and the Holders will, from time to time, do all acts and things and execute and deliver all such further documents and instruments, as the other parties to this Agreement and the Holders may reasonably require to effectively carry out or better evidence or perfect the full intent and meaning of this Agreement.

4.10

Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties to this Agreement and the Holders. The parties to this Agreement and the Holders further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

4.11	Headings. The headings and table of contents contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

4.12

Counterparts. This Agreement and any amendments to this Agreement may be executed in one or more textually identical counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties to this Agreement and delivered to the other parties to this Agreement and the Holders, it being understood that all parties to this Agreement need not sign the same counterpart. Any such counterpart, to the extent delivered by fax or .pdf .tif, .gif, .jpg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”), will be treated in all manner and respects as an original executed counterpart and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party to this Agreement or Holder may raise the use of an Electronic Delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an Electronic Delivery, as a defense to the formation of a contract, and each party to this Agreement and Holder forever waives any such defense, except to the extent such defense relates to lack of authenticity.

4.13

Expiration. This Agreement and the CVRs shall expire and be of no force or effect, and the parties to this Agreement and the Holders shall have no liability hereunder (other than to the extent of any obligations which expressly survive or provide for performance following expiration), [_] calendar days after the conclusive determination hereunder by the Company, the Agent and the Majority Holders that no Payment Amounts are outstanding (including as set forth in the Dispute Resolutions Procedures, if applicable) after the occurrence of the Third Testing Date.

4.14

Legal Holidays. In the event that the day on which any Payment Amount is due shall not be a Business Day, then, notwithstanding any provision of this Agreement to the contrary, any payment required to be made in respect of the CVRs shall be made on the next succeeding Business Day with the same force and effect as if made on the last day on which such Payment Amount is due.

4.15

Interpretation. When a reference is made in this Agreement to an Article, Annex or Section, such reference shall be to an Article, Annex or Section of this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant of this Agreement unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of

12

comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and permitted assigns. References to clauses without a cross-reference to a Section or subsection are references to clauses within the same Section or, if more specific, subsection. References from or through any date means, unless otherwise specified, from and including or through and including, respectively. The symbol “$” refers to United States Dollars.

4.16

No Fiduciary Obligations. Each of the Company and the Agent acknowledges and agrees that the other party, its Affiliates and their respective officers, directors and controlling Persons do not owe any fiduciary duties to the first party or any of its respective Affiliates, officers, directors or controlling Persons. The only obligations of the Company and the Agent to each other and their Affiliates and their respective officers, directors and controlling Persons arising out of this Agreement are the contractual obligations expressly set forth in this Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

13

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed by their respective duly authorized officers to be effective as of the date first above written.

CORE SCIENTIFIC, INC.

By:
Name:
Title:

[AGENT]

By:
Name:
Title:

[Signature Page to Contingent Value Rights Agreement]

ANNEX A

CERTAIN DEFINED TERMS

“Affiliate” of any Person means any other Person that directly or indirectly, through one or more intermediates, controls, is controlled by, or is under common control with, such first Person.

“Bankruptcy Law” means Title 11 of the United States Code or any similar federal, state or foreign law for the relief of debtors, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, winding-up, restructuring, examinership or similar debtor relief laws.

“Business Day” means any day, other than a Saturday, Sunday and any day which is a legal holiday under the Laws of the State of New York or is a day on which banking institutions located in the State of New York are authorized or required by Law or other governmental action to close.

“Change of Control” means (i) a sale or other disposition of all or substantially all of the assets of the Company on a consolidated basis (other than to any direct or indirect wholly owned subsidiary of the Company), (ii) a merger or consolidation involving the Company in which it is not the surviving entity, and (iii) any other transaction involving the Company in which it is the surviving entity but in which a Person obtains more than fifty percent (50%) of the surviving entity’s voting power immediately after the transaction, other than (x) any issuances of warrants, convertible notes, or any other issuances, pursuant to the CVRs and (y) any bona fide equity financing transaction solely related to the continued financing of the operations of the Company and its subsidiaries.

“Chosen Courts” means the United States District Court for the Southern District of New York (and appellate courts thereof) or, if jurisdiction is not then available in the United States District Court for the Southern District of New York (but only in such event), then the Supreme Court of the State of New York, County of New York, Borough of Manhattan (and appellate courts thereof).

“Company Bankruptcy Event”13 means the Company, pursuant to or within the meaning of any Bankruptcy Law:

(A)	commences a voluntary case;

(B)	consents to the entry of an order for relief against it in an involuntary case;

(C)	consents to the appointment of a custodian of it or for all or substantially all of its property;

(D)	makes a general assignment for the benefit of its creditors;

(E)	generally is not paying its debts as they become due; or

(F)	a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i)	is for relief against the Company in an involuntary case;

(ii)	appoints a custodian of the Company or for all or substantially all of the property of the Issuer or any of its subsidiaries; or

(iii)	orders the liquidation of the Company,

and, in each case, the order or decree remains unstayed and in effect for [    ] consecutive calendar days.

[13]	[Note to Draft: Definition to align with corresponding definition to be agreed in debt documentation.]

“Corresponding New Common Interests” means [                    ]14 New Common Interests (subject to adjustments in connection with any stock split, reverse stock split, recapitalization, reclassification, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, exchange, non-cash dividend or similar event in connection with the New Common Interests).

“CVR(s)” means the rights of a Holder to receive contingent payments in the form of cash and/or New Common Interests, as applicable, pursuant to this Agreement and the Plan.

“Dispute Resolution Procedures” means, collectively, the procedures set forth in Sections 1.5(g) and 1.5(h) hereof.

“DTC” means The Depository Trust Company or any successor entity thereto.

“Effective Date” means [    ].15

“Fair Market Value” of the Corresponding New Common Interests means the following:

i.

As it relates to the First Testing Date, the product of (i) the VWAP of a single New Common Interest in the consecutive sixty (60) day period immediately prior to the First Testing Date multiplied by (ii) the Corresponding New Common Interests as of the First Testing Date;

ii.

As it relates to the Second Testing Date, the product of (i) the VWAP of a single New Common Interest in the consecutive sixty (60) day period immediately prior to the Second Testing Date multiplied by (ii) the Corresponding New Common Interests as of the Second Testing Date; and

iii.

As it relates to the Third Testing Date, the product of (i) the VWAP of a single New Common Interest in the consecutive sixty (60) day period immediately prior to the Third Testing Date multiplied by (ii) the Corresponding New Common Interests as of the Third Testing Date.

“Governmental Authority” means any government, any governmental or regulatory entity or body, department, commission, board, agency, instrumentality, legislature, taxing authority, political subdivision, bureau, official and any self-regulatory organization and any court, tribunal, judicial body, arbitrator or arbitration panel, in each case whether federal, state, county, provincial, and whether local, foreign or multinational.

“Holder” means a Person in whose name a CVR is registered in the CVR Register at the applicable time.

“Law” means any and all applicable federal, state, local, municipal, foreign, multinational or other law, statute, constitution, principle of common law, ordinance, code, rule, regulation, ruling, order or other legal requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by law under the authority of any Governmental Authority.

“Legal Proceeding” means any civil, criminal or administrative actions, demands, countersuits, proceedings suits, claims, charges, arbitrations, oppositions, investigations, reexaminations, lawsuits, litigations or other proceedings brought by or pending before any Governmental Authority.

“Majority Holders” means, as of any time of determination, Holders of not less than a majority of the outstanding CVRs.

“New Common Interests” means [    ].

“Participant” means, with respect to DTC, a Person who has an account with DTC.

[14]	[Note to Draft: To be populated with number of New Common Interests distributed pursuant to the Convertible Noteholders Equity Distribution.]
[15]	[Note to Draft: To be populated when known.]

“Person” means any individual, corporation, partnership, limited liability company, trust, joint venture, governmental entity or other unincorporated entity, association or group.

“Relevant Stock Exchange” means the principal U.S. national securities exchange on which the New Common Interests (or such other security) are then listed.

“Requisite New Common Interests Payment Documentation” means the following: (i) a copy of an irrevocable instruction by the Company to the Company’s transfer agent (or other agent performing similar services for the Company) to issue to the applicable Holders the requisite number of New Common Interests in connection with the corresponding Payment Amount; (ii) a copy of written confirmation from the Company’s transfer agent (or other agent performing similar services for the Company) that the issuance of the aforementioned New Common Interests to the applicable Holders has been completed; and (iii) an officer’s certificate of the Company, signed by the Company’s Chief Executive Officer, Chief Financial Officer or other authorized officer, addressed to the Agent, certifying that the aforementioned New Common Interests have been issued to the applicable Holders in connection with the corresponding Payment Amount, which New Common Interests are duly authorized, fully paid and non-assessable, and free from all transfer taxes, liens and charges with respect to the issue thereof.16

“Tax” means all taxes, customs, tariffs, imposts, levies, duties, fees or other like assessments or charges of a similar nature, however denominated, imposed by a Governmental Authority, together with all interest, penalties and additions imposed with respect to such amounts.

“TIA” means the Trust Indenture Act of 1939, as amended.

“Trading Day” means a day on which: (1) trading in the New Common Interests (or other security for which a VWAP must be determined) generally occurs on the Relevant Stock Exchange or, if the New Common Interests (or such other security) is not then listed on a Relevant Stock Exchange, on the principal other market on which the New Common Interests (or such other security) is then traded; and (2) a VWAP for the New Common Interests (or other security for which a VWAP must be determined) is available on such securities exchange or market; provided that if the New common Interests (or other security for which a VWAP must be determined) is not so listed or traded, “Trading Day” means a Business Day.

“VWAP” means for any Trading Day, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “FET<equity>AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable, the market value of one New Common Interest on such Trading Day, determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Company). The “VWAP” shall be determined without regard to after-hours trading or any other trading outside of the primary trading session trading hours.

EXHIBIT A

Payment Triggering Event Notice

[DATE]

This Payment Triggering Event Notice is being delivered to you pursuant to Section 1.5(f) of the Contingent Value Rights Agreement, dated as of [    ], by and between Core Scientific, Inc. and [    ], as calculation agent and rights agent (the “Agreement”), in connection with the following Testing Date: [DATE].

Capitalized terms used herein but not otherwise defined shall have the meanings given to such terms in the Agreement.

[16]	[Note to Draft: Transfer Agent to confirm any additional required documentation.]

Aggregate Payment Amount:

[HOLDER’S] pro rata share of aggregate Payment Amount:

Calculation, in reasonable detail, of such pro rata share of aggregate Payment Amount: [    ]

[(For Second Anniversary Payment and Third Anniversary Payment only):

Type of Payment Amount:	Cash (United States Dollars) ☐
New Common Interests ☐]

The number of New Common Interests subject to Payment Amount:                                 ]

Objection deadline in connection with the information herein:

[ANY ADDITIONAL DETAIL TO BE INSERTED BY AGENT]

EXHIBIT B

Payment Amount Objection Notice

[DATE]

[AGENT’S CONTACT INFORMATION]

This Payment Amount Objection Notice is being delivered to you pursuant to Section 1.5(g) of the Contingent Value Rights Agreement, dated as of [    ], by and between Core Scientific, Inc. and [    ], as calculation agent and rights agent.

The undersigned hereby objects to the following terms of the Payment Triggering Event Notice delivered on [DATE] in connection with [    ] Testing Date:

☐	Aggregate Payment Amount (including the calculation thereof)

☐	Pro rata share of aggregate Payment Amount

☐	Number of New Common Interests to be paid in connection with Payment Amount

☐	Other: [ ]

Description of Objection: [    ]

Name:

Signature:

Title:

Street Address:

City, State and Zip Code:

Exhibit E-1

New Miner Equipment Lender Debt Documents (Default)

WEIL DRAFT

EQUIPMENT LOAN AND SECURITY AGREEMENT

THIS EQUIPMENT LOAN AND SECURITY AGREEMENT (this “Agreement”) is dated as of [●], 2023 (the “Closing Date”), by and between [●] (“Lender”) and Core Scientific, Inc., a Delaware corporation (“Borrower”). Capitalized terms used herein without definition shall have the meanings assigned to them in Schedule A attached hereto and, for purposes of this Agreement, the rules of construction set forth in Schedule A shall govern.

WHEREAS, on December 21, 2022 (the “Petition Date”), each of Borrower and certain direct and indirect subsidiaries of Borrower (each a “Debtor” and collectively, the “Debtors”) filed voluntary petitions with the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”) initiating their respective jointly administered cases under Chapter 11 of the Bankruptcy Code (Case No. 22-90341 (CML)) (collectively, the “Chapter 11 Cases”), and each Debtor has continued and is continuing in the possession of its assets and management of its business pursuant to Sections 1107 and 1108 of the Bankruptcy Code;

WHEREAS, prior to the Petition Date, the Lender made loans and other financial accommodations to the Borrower or its affiliates pursuant to the Existing Loan Agreement (the “Pre-Petition Equipment Loan”).

WHEREAS, on [●], 2023, the Court entered the Confirmation Order [Docket No. [●]] approving the Debtors’ Third Amended Joint Chapter 11 Plan [Docket No. 1438], dated as of November 17, 2023 (the “Approved Plan”);

WHEREAS, in accordance with the Approved Plan, pursuant to this Agreement, Borrower will be deemed to incur the Loan and the Lender, as a holder of the Miner Equipment Lender Takeback Debt (Default) (as defined in the Approved Plan) specified in this Agreement will be deemed to have made the Loan in accordance with the Default Miner Equipment Lender Treatment as provided under the Approved Plan; and

WHEREAS, upon the terms and subject to the conditions set forth herein, the Pre-Petition Equipment Loan will be extinguished pursuant to the Plan and the Loan hereunder shall be issued to Lender in exchange for Lender’s Miner Equipment Lender Secured Claim (as defined in the Plan);

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, do hereby agree as follows:

1.    TERM LOAN. On the terms and subject to the conditions set forth herein, in exchange for its Miner Equipment Lender Secured Claim related to the Pre-Petition Equipment Loan, Borrower shall be deemed to have borrowed from Lender, and Lender shall be deemed to have made to Borrower, on the Closing Date, a single loan (the “Loan”) denominated in Dollars in an original principal amount as set forth on Schedule B attached hereto (the “Loan Amount”). The Loan deemed made under this Agreement shall constitute Miner Equipment Lender Takeback Debt. Pursuant to the Approved Plan, the Pre-Petition Equipment Loan and related obligations owing to Lender under the Existing Loan Agreement shall be cancelled, and Lender’s Miner Equipment Lender Secured Claim shall be satisfied in full, in each case effective upon the deemed borrowing of the Loan hereunder. The Loan incurred pursuant this Section 1 shall be deemed made without any actual funding

2.    PAYMENTS AND PREPAYMENT OF LOAN.

(a)	Scheduled Repayments.

(1)	Commencing with the thirty-seventh (37th) month after the Closing Date:

(i)

Borrower shall repay 30.00% of the aggregate principal amount of the Loan (including PIK Interest) outstanding as of the third anniversary of the Closing Date, in four (4) equal quarterly installments beginning on the last day of the first calendar quarter following the third anniversary of the Closing Date and on the last day of each of the next three (3) calendar quarters ending thereafter;

(ii)

Borrower shall repay 30.00% of the aggregate principal amount of the Loan (including PIK Interest) outstanding as of the fourth anniversary of the Closing Date, (including any additional PIK Interest) in four (4) equal quarterly installments beginning on the last day of the first calendar quarter following the third anniversary of the Closing Date and on the last day of each of the next three (3) calendar quarters ending thereafter; and

(2)     On [●], 20291 (the “Maturity Date”), Borrower shall repay in full the aggregate then-outstanding principal amount (inclusive of accrued and unpaid interest) of the Loan and all other Obligations (such aggregate amount, the “Payoff Amount”).

(b)     Voluntary Prepayment. Borrower shall have the right, upon notice to the Lender, to prepay the outstanding principal amount of the Loan in whole or in part at any time and from time to time at par, without premium or penalty. Any prepayment of the Loan shall be accompanied by all accrued and unpaid interest thereon.

(c)    Mandatory Prepayment.

(1)     Within three (3) Business Days (or such later time to which the Lender may agree in its sole discretion) of the receipt by any Debtor, Borrower or any Subsidiary thereof of the Net Cash Proceeds (“receipt” to include any receipt, including the initial payment, any subsequent payment (including installments, earnouts or similar payment) and upon release and receipt of any escrow, indemnity or holdback) from any Disposition of any Collateral (the “Prepayment Date”), Borrower shall prepay, or cause to be prepaid, the Loan in an amount equal to 100% of such Net Cash Proceeds so received from time to time; provided that no such prepayment shall be required if Borrower complies with Section 6(j)(ii) in respect of such Disposition. Any Net Cash Proceeds applied to prepay the Loan during the first thirty-six (36) months after the Closing Date, shall be credited

[1]	To be the date that is five (5) years from the Closing Date.

2

against future quarterly principal amortization payments on the Loan due pursuant to Section 2(a) above, beginning with the first such quarterly amortization payment due after such Disposition and, if such Net Cash Proceeds are in excess of the amount due on such first quarterly Payment Date, such remaining proceeds shall be credited against the remaining quarterly principal amortization payments in direct order of maturity.

(2)     If any Collateral is lost, stolen, confiscated, destroyed or damaged beyond economic repair (each, a “Casualty”), within five (5) Business Days of the receipt by any Debtor, Borrower or any Subsidiary thereof of Net Cash Proceeds from such Casualty (including, without limitation, any Net Cash Proceeds received under any insurance policy in respect such Collateral), Borrower shall prepay the outstanding principal of the Loan in an amount equal to 100% of the Net Cash Proceeds received by such Person in connection with such Casualty; provided that no such prepayment shall be required if the Borrower, within 270 days after the date of receipt of such cash consideration or such property is exchanged for credit against the purchase price of similar replacement property (or 365 days if a written commitment has been entered into prior to the lapse of such 270 day period)2 pursuant to documentation in form and substance satisfactory to Lender, grant and convey to Lender a perfected, first priority security interest in other equipment of Borrower of a substantially similar type and use that is not older than, and with a fair market value that is not less than, the Collateral so Disposed (which substituted equipment shall constitute Collateral and be subject to all of the terms and provisions of this Agreement and the other Loan Documents).

(d)     Interest. Interest on the Loan shall accrue at the rate of 9.00% per annum, and 5.00% shall be payable in cash and 4.00% shall be payable in-kind by capitalizing such interest and adding it to the outstanding principal amount of the Loan on the Interest Payment Date in respect of such Interest Period (such interest that is capitalized and added to the outstanding principal balance of the Loan being referred to herein as “PIK Interest”). In no event will Lender charge interest at a rate that exceeds the highest rate of interest permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable.

In no event will Lender charge interest at a rate that exceeds the highest rate of non-usurious interest permissible under any law (the “Maximum Rate”). If Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to Borrower. In determining whether the interest contracted for, charged, or received by Lender exceeds the Maximum Rate, Lender may, to the extent permitted by applicable law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

(e)     [Default Rate. Effective upon the occurrence of any Event of Default (as defined below) and for so long as any Event of Default shall be continuing, upon notice thereof from the Lender to the Borrower (the “Default Notice”), the applicable interest rate in accordance with

[2]	NTD: this tracks the replacement timing in the Credit Agreement.

3

Section 2(d) above, at the option of the Lender may be increased by 2.00% per annum (such increased rate, the “Default Rate”), with interest at the Default Rate being payable in cash and on demand.]3

(f)     Interest Payment Dates. Accrued interest on the Loan shall be due and payable in arrears on the last Business Day of each calendar quarter (each, an “Interest Payment Date”). Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

(g)     Payment Method. Borrower shall make each payment under this Agreement without set-off, counterclaim or deduction and free and clear of all Taxes not later than 12:00 noon, New York City time, on the day when due in lawful money of the United States of America and in immediately available funds to the account of Lender specified for such purpose. If Borrower shall be required by law to deduct any Taxes from any payment to Lender under this Agreement, then the amount payable to Lender shall be increased so that, after making all required deductions, Lender receives an amount equal to that which it could have received had no such deductions been made. For purposes of computing interest and fees, any payments received after 12:00 noon, New York City time, shall be deemed received by Lender on the next Business Day. If any payment to Lender under this Agreement becomes due and payable on a day other than a Business Day, such payment date shall be extended to the next succeeding Business Day. All computations of interest shall be made on the basis of a 365 (or 366, as applicable)-day year and actual days elapsed.

(h)     Application of Payments. Borrower irrevocably agrees that Lender shall have the continuing and exclusive right to apply any and all payments against the then due and payable Obligations in such order as Lender may deem advisable. Lender is authorized to, and at its option may (without prior notice or precondition and at any time or times), but shall not be obligated to, make or cause to be made advances on behalf of Borrower for: (1) payment of all fees, expenses, indemnities, charges, costs, principal, interest, or other Obligations owing by Borrower under this Agreement, (2) the payment, performance or satisfaction of any of Borrower’s obligations with respect to preservation of the Collateral, or (3) any premium in whole or in part required in respect of any of the policies of insurance required by this Agreement and, in each case, any such advances shall be added to the outstanding principal amount of the Loan.

3.    SECURITY. As security for the payment and performance in full of the indebtedness and all other Obligations of Borrower to Lender hereunder (and any renewals, extensions and modifications thereof) whether now in existence and hereafter created (as the same may be renewed, extended or modified), Borrower hereby grants to Lender a security interest in all of Borrower’s right, title and interest in, to and under all of the following, whether now owned or hereafter acquired or existing) (collectively, the “Collateral”): (i) the equipment and other assets described on Schedule C and all replacements, substitutions and exchanges therefor and thereof and additions and accessions thereto, (ii) any equipment in which a Lien and security interest is granted in favor of Lender pursuant to Section 6(j)(ii) (the “Equipment”), and all replacements, substitutions and exchanges therefor and thereof and additions and accessions thereto; (iii) all

[3]	NTD: Under review

4

books, records, ledger cards, files, correspondence, computer programs, tapes, disks, and related data processing software (owned by Borrower or in which it has an interest) that at any time evidences or contains information relating to any Collateral as are otherwise necessary or helpful in the collection thereof or realization upon; (iv) all condemnation and confiscation awards, in each case to the extent (but only to the extent) that such items relate to any Equipment; and (v) to the extent not otherwise included above, all insurance, accessions, income, payments, proceeds and products of any and all of the foregoing (excluding any Bitcoin or other digital asset mined or produced by, or otherwise derived from, Borrower’s use of the Equipment). Borrower agrees that, with respect to the Collateral, Lender shall have all of the rights and remedies of a secured party under the UCC. Borrower hereby authorizes Lender to file UCC financing statements (“UCC Statements”) describing the Collateral. Without Lender’s prior written consent, Borrower agrees not to file any corrective or termination statements or partial releases with respect to any UCC Statements filed by Lender pursuant to this Agreement. Upon Payment In Full, all security interests created by this Agreement in Collateral shall be automatically released. Lender agrees, at the expense of Borrower, to promptly terminate any UCC Statements filed by it describing the Collateral upon Payment In Full.

4.    CONDITIONS PRECEDENT TO LENDER’S OBLIGATION. The effectiveness of this Agreement is subject to satisfaction (or waiver by Lender) of the following conditions precedent:

(a)     Lender timely electing Default Miner Equipment Lender Treatment (as defined in and pursuant to the Approved Plan);

(b)    Lender’s receipt of this Agreement, duly executed and delivered by the Borrower;

(c)     Lender’s receipt of the Equipment Collateral Intercreditor Agreement, duly executed and delivered by each party thereto;

(d)     the Bankruptcy Court shall have entered the Confirmation Order, in form and substance consistent with the Approved Plan; such Confirmation Order and the Approved Plan shall be in full force and effect, and shall not (in whole or in part) have been reversed, modified, amended, stayed, vacated or subject to stay pending appeal; and the occurrence of the Effective Date (as defined in and pursuant to the Approved Plan);

(e)     receipt by Lender of proper UCC Statements, duly prepared for filing under the UCC in all jurisdictions that the Lender may deem reasonably necessary in order to perfect its Liens on the Collateral;

(f)    the representations and warranties of the Borrower contained in Section 5 or any other Loan Document shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) on and as of the Closing Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) as of such earlier date; and

(g)    no Event of Default shall exist.

5

5.        REPRESENTATIONS AND WARRANTIES. Borrower hereby represents and warrants as of the date hereof (which representations and warranties shall be deemed repeated on each day throughout the term of this Agreement) that:

(a)     Business Existence. Borrower is a corporation, and is and will remain duly organized and validly existing in good standing under the laws of the State of Delaware. Borrower is duly qualified to do business and in good standing in all jurisdictions where legally required in order to carry on its business and wherever necessary to perform its obligations under this Agreement and the other Loan Documents to which it is a party, including each jurisdiction in which the Collateral is to be located. Borrower (i) has all requisite power and authority to (x) own or lease its assets and carry on its business and (y) execute, deliver and perform its obligations under the Loan Documents to which it is a party, (ii) is in compliance with all material laws and (iii) has all requisite governmental licenses, authorizations, consents and approvals to operate its business as currently conducted,

(b)     Requisite Power and Authority. The execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party (1) has been duly authorized by all necessary action on the part of Borrower; (2) does not require any approval or consent of any Governmental Authority, stockholder, member, partner, trustee or holders of any indebtedness or obligations of Borrower except such as have been duly obtained; and (3) other than in connection with the Approved Plan, does not and will not contravene any applicable law, governmental rule, regulation or order now binding on Borrower, or the organizational documents of Borrower.

(c)     No Consents or Approvals. Other than in connection with the Approved Plan, neither the execution and delivery by Borrower of this Agreement and the other Loan Documents to which it is a party nor the consummation of any of the transactions by Borrower contemplated hereby requires the consent or approval of, the giving of notice to, the resignation with, or the taking of any other action in respect of, any federal, state or foreign governmental authority or agency, except as provided herein (or such as have been obtained and are in full force and effect).

(d)     Enforceability. This Agreement and the other Loan Documents to which it is a party when entered into constitute a legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms.

(e)     Security Interests. This Agreement is effective to create, in favor of the Lender, a legal, valid, binding, enforceable first priority Lien on and security interest in all right, title and interest of Borrower in the Collateral. No filings or other action (including the taking of possession or control) are or shall at any time be necessary to perfect, preserve or protect such Liens and security interests, other than such filings or other actions as have been or will be duly made or performed. Each item of Equipment is located at the location of such Equipment identified on Schedule C (the “Equipment Location”).

(f)     Not Real Property Fixtures. Under the laws of the state(s) in which the Collateral is located, the Collateral consists only of personal property and not fixtures.

(g)     Validity and Priority of Security Interest. Borrower has good and marketable title to the Collateral, free and clear of all Liens and encumbrances (excepting only Permitted Liens).

6

No financing statement with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of Lender or in connection with a Permitted Lien.

(h)     Business Information. The legal name, organization type, jurisdiction of organization and Federal Employer Identification Number (if any) of Borrower specified on the signature page hereof, are true and correct.

6.    COVENANTS OF BORROWER. Borrower covenants and agrees as follows:

(a)     Use of Collateral. Borrower shall use the Collateral solely in the continental United States and in a careful and proper manner. Borrower shall not change the location of any item of the Collateral without the prior written consent of Lender unless the Collateral is moved to a different facility located in the continental United States owned by Borrower in which case prior notice will be provided to Lender describing such move (including the timeline for such move and the location of where the Collateral will be moved to).

(b)     No Encumbrance. Borrower shall maintain the Collateral free from all claims, Liens and legal processes other than (1) Liens for fees, taxes or other governmental charges of any kind which are not yet delinquent or are being contested in good faith by appropriate proceedings which suspend the collection thereof (provided, however, that such proceedings do not involve any substantial danger of the sale, forfeiture or loss of the Collateral or any interest therein), (2) Liens of mechanics, materialmen, laborers, employees or suppliers and similar Liens arising by operation of law incurred by Borrower in the ordinary course of business for sums that are not yet delinquent or are being contested in good faith by negotiations or by appropriate proceedings which suspend the collection thereof (provided, however, that such contest does not involve any substantial danger of the sale, forfeiture or loss of the Collateral or any interest therein); (3) Liens arising out of any judgments or awards against Borrower with respect to which a stay of execution has been obtained pending an appeal or proceeding for review; and (4) Liens arising under and pursuant to the Exit Facility, New Secured Notes and New Secured Convertible Notes encumbering the Collateral, in each case, to the extent subordinated to Lender’s Lien pursuant to the Equipment Collateral Intercreditor Agreement (“Permitted Liens”).

(c)     Fees and Taxes. Borrower shall file all documentation with respect to any Taxes due or to become due with respect to the Collateral and pay on or before the date when due all such Taxes.

(d)     Maintenance. Borrower shall, at its own expense, (i) keep the Collateral in good repair, good operating condition, appearance and working order in compliance with the manufacturer’s recommendations in all material respects and Borrower’s standard practices (but in no event less than industry practices), with normal wear and tear resulting from use thereof in the ordinary course excepted, (ii) provide all maintenance and service and make all repairs necessary for such purpose, and (iii) replace or cause to be replaced any parts or accessories of the Collateral that becomes unfit or unavailable for use from any cause with replacement parts or accessories and have a value and utility at least equal to the parts or accessories replaced. All accessories, parts and replacements for or which are added to or become attached to the Collateral shall immediately be deemed incorporated in the Collateral and subject to the security interest

7

granted by Borrower herein. No more than two times per fiscal year, during normal business hours and upon reasonable advance notice, Lender shall have the right to inspect the Collateral in a manner that does not disrupt normal operations.

(e)     Indemnification. Borrower shall indemnify, defend and hold harmless Lender, its successors and assigns, and their respective directors, officers, employees, agents and Affiliates (each, an “Indemnitee”), from and against any and all claims, liabilities, costs, damages, losses, expenses and other amounts in connection arising out of this Agreement and the transactions contemplated hereby (other than, in the case of any Indemnitee, to the extent such claims, liabilities, costs, damages, losses, expenses and other amounts have been determined by final and nonappealable decision of a court of competent jurisdiction to have been caused by such Indemnitee’s gross negligence or willful misconduct). The obligations of Borrower under this Section 6(e) shall survive the termination or expiration of this Agreement.

(f)     Insurance. At its own expense until Payment In Full, Borrower shall procure and maintain comprehensive all risk property damage insurance, including coverage against loss or damage due to fire and the risks normally included in extended coverage, malicious mischief and vandalism, for the full replacement value thereof, which policies shall be subject to a lender’s loss payable clause in favor of Lender. The proceeds of such insurance payable as a result of loss of or damage to the Collateral shall be applied in accordance with Section 2(c)(2), unless Lender otherwise agrees. In addition, Borrower shall also carry comprehensive liability insurance covering both personal injury and property damage. All insurance required hereunder shall be in form and amount satisfactory to Lender. Borrower shall deliver to Lender evidence satisfactory to Lender of such insurance coverage. If requested by Lender, Borrower shall cause each insurer to agree, by endorsement upon the policy or policies issued by it, or by independent instrument furnished to Lender, that (1) it will give Lender thirty (30) days’ (or 10 days’ in the case of nonpayment of premium) prior written notice of the effective date of cancellation, material change or non-renewal of such policy; and (2) insurance as to the interest of any named loss payee other than Borrower shall not be invalidated by any actions, inactions, breach of warranty or conditions or negligence of Borrower with respect to such policy or policies.

(g)     Further Assurances. Borrower shall promptly and duly execute and deliver to Lender such further documents, instruments and assurances and take such further action as Lender may from time to time reasonably request in order to carry out the intent and purpose of this Agreement and to establish and protect the rights and remedies created or intended to be created in favor of Lender hereunder; including, without limitation, the execution and delivery of any document reasonably required, and payment of all necessary costs to record such documents (including payment of any documentary or stamp tax), to perfect and maintain perfected the security interest granted under this Agreement.

(h)     Notices and Information to Lender. Borrower shall provide written notice to Lender: (1) not less than thirty (30) days prior to any change in the name, the jurisdiction of organization, or address of the chief executive office, of Borrower or of Borrower’s organizational structure that would cause a filed financing statement to become seriously misleading (within the meaning of the UCC); and (2) promptly upon the occurrence of any event which constitutes an Event of Default (as hereinafter defined) or event which, with the giving of notice, lapse of time or both, would constitute an Event of Default.

8

(i)     Notice of Bankruptcy. Borrower shall provide written notice to Lender of the commencement of proceedings under the Federal bankruptcy laws or other insolvency laws (as now or hereafter in effect) involving Borrower as a debtor.

(j)     Collateral Dispositions. Borrower shall not Dispose of any Collateral unless Borrower shall receive cash consideration therefor at the time of consummation of such Disposition in an amount not less than the fair market value of such Collateral and the Borrower shall either (i) no later than the applicable Prepayment Date, prepay the Loan in accordance with Section 2(c)(1), or (ii) within 270 days after the date of receipt of such cash consideration or such property is exchanged for credit against the purchase price of similar replacement property (or 365 days if a written commitment has been entered into prior to the lapse of such 270 day period)4 pursuant to documentation in form and substance satisfactory to Lender, grant and convey to Lender a perfected, first priority security interest in other equipment of Borrower of a substantially similar type and use that is not older than, and with a fair market value that is not less than, the Collateral so Disposed (which substituted equipment shall constitute Collateral and be subject to all of the terms and provisions of this Agreement and the other Loan Documents).

7.    DEFAULT. An event of default shall be deemed to have occurred hereunder (“Event of Default”) upon the occurrence of any of the following: (a) non-payment of any principal when due hereunder; (b) non-payment when due of any interest or other amount due hereunder, which continues for three (3) Business Days of the applicable payment date; (c) failure to maintain, use or operate the Collateral in compliance with this Agreement and/or Applicable Law; (d) failure to obtain, maintain and comply with Section 6(j) or any of the insurance coverage requirements under this Agreement; (e) any representation or warranty of Borrower in this Agreement or any other Loan Document shall prove to have been false in any material respect when made or deemed made; (f) the commencement and continuation of any bankruptcy, insolvency, receivership or similar proceeding by or against Borrower or any of its properties or business (unless, if involuntary, the proceeding is dismissed within sixty (60) days of the filing thereof so long as an order for relief with respect to any portion of the Collateral is not entered prior to the end of such sixty (60) day period) or the rejection of this Agreement in any such proceeding; (g) Borrower shall (1) enter into any transaction of merger or consolidation where Borrower is not the surviving entity (such actions being referred to as an “Event”), unless the surviving entity is organized and existing under the laws of the United States or any state thereof, and prior to such Event such Person executes and delivers to Lender an agreement satisfactory to Lender, in its sole discretion, containing such Person’s effective assumption, and its agreement to pay, perform, comply with and otherwise be liable for, in a due and punctual manner, all of the Obligations; or (2) sell, transfer, or otherwise Dispose of all or substantially all of its assets or property; (h) there occurs a default or anticipatory repudiation under any guaranty executed in connection with this Agreement; (i) breach by Borrower that continues for thirty (30) days after written notice thereof from Lender to Borrower; provided that such notice and cure period will not be applicable unless such breach is curable by practical means within such notice period; of any other covenant, condition or agreement under this Agreement; (j) Borrower shall (i) assert that this Agreement or any other Loan Document shall cease, for any reason, to be in full force and effect (other than pursuant to the terms thereof), or (ii) contest in any manner the validity or enforceability of any Loan Document, or (iii) deny that it

[4]	NTD: This tracks the replacement timing in the Credit Agreement.

9

has any or any further liability or obligation under any Loan Document to which it is a party, or purport to revoke, terminate or rescind any such Loan Document; (m) this Agreement or any other agreement, instrument or filing creating or purporting to create or perfect a security interest securing any of the Obligations shall (i) cease, for any reason, to be in full force and effect (other than pursuant to the terms thereof), or (ii) to be enforceable and of the same effect and priority purported to be created thereby.

8.    REMEDIES. Upon the occurrence of any Event of Default then, at any time thereafter during the continuance of such event, Lender may: (i) declare the Loan to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loan so declared to be due and payable, together with accrued interest thereon and all fees and other Obligations, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by Borrower and (ii) exercise all rights and remedies available to it under the Loan Documents and/or Applicable Law; provided, that upon the occurrence of an Event of Default described in Section 7(f), the principal of the Loan, together with accrued interest thereon and all fees and other Obligations, shall automatically become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by Borrower. In addition, upon the occurrence of any Event of Default, Lender may, at its option, declare Borrower to be in default under this Agreement, and at any time thereafter may do any one or more of the following, all of which are hereby authorized by Borrower:

(a)     Rights Under UCC. Exercise any and all rights and remedies of a secured party under the UCC in effect in any applicable jurisdiction at the date of this Agreement and in addition to those rights, at its sole discretion, may require Borrower (at Borrower’s sole expense) to assemble, make available and, if Lender requests, return the Collateral to Lender in the manner and condition reasonably required by Lender, or enter upon the premises where any such Collateral is located and take immediate possession of and remove the Collateral by summary proceedings or otherwise, all without liability from Lender to Borrower for or by reason of such entry or taking of possession, whether for the restoration of damage to property caused by such taking or otherwise.

(b)     Disposition of Collateral. Sell, lease or otherwise dispose of any or all of the Collateral in a commercially reasonable manner at public or private sale with notice to Borrower (the parties agreeing that ten (10) business days’ prior written notice shall constitute adequate notice of such sale) at such price as it may deem best, for cash, credit, or otherwise, with the right of Lender to purchase and apply the proceeds:

First, to the payment of all reasonable and documented expenses and charges, including the expenses of any sale, lease or other disposition, the expenses of any taking, out-of-pocket attorneys’ fees, court costs and any other reasonable and documented expenses incurred or advances made by Lender in the protection of its rights or the pursuance of its remedies, and to provide adequate indemnity to Lender against all taxes and Liens which by law have, or may have, priority over the rights of Lender to the monies so received by Lender;

10

Second, to the payment of the Obligations; and

Third, subject to the Equipment Collateral Intercreditor Agreement, to the payment of any surplus thereafter remaining to Borrower or to whosoever may be entitled thereto;

and in the event that the proceeds are insufficient to pay the amounts specified in clauses “First” and “Second” above, Lender may collect such deficiency from Borrower.

(c)     Other Rights and Remedies. Lender may exercise any other right or remedy available to it under this Agreement and/or Applicable Law, or proceed by appropriate court action to enforce the terms hereof or thereof or to recover damages for the breach hereof or thereof or to rescind this Agreement in whole or in part.

(d)     Costs and Expenses; No Remedy Exclusive. In addition, Borrower shall be liable for any and all unpaid additional sums due hereunder, before, after or during the exercise of any of the foregoing remedies; for all reasonable, documented and out-of-pocket legal fees and other reasonable and documented costs and expenses incurred by reason of any Event of Default or of the exercise of Lender’s remedies with respect thereto. No remedy referred to in this Section is intended to be exclusive, but each shall be cumulative, and shall be in addition to any other remedy referred to above or otherwise available at law or in equity, and may be exercised concurrently or separately from time to time.

(e)     No Waiver. The failure of Lender to exercise, or delay in the exercise of, the rights granted hereunder upon any Event of Default by Borrower or its Affiliates shall not constitute a waiver of any such right upon the continuation or recurrence of any such Event of Default. Lender may take or release other security; may release any party primarily or secondarily liable for the Obligations; may grant extensions, renewals or indulgences with respect to the Obligations and may apply any other security therefor held by it to the satisfaction of the Obligations without prejudice to any of its rights hereunder.

9.    NOTICES. All notices (excluding billings and communications in the ordinary course of business) hereunder shall be in writing, personally delivered, delivered by overnight courier service or sent by email or certified mail (return receipt requested), in each case addressed to the other party at its respective address or email address stated below the signature of such party or at such other address(es) or email address as such party shall from time to time designate in writing to the other party; and shall be effective from the date of receipt.

10.    POWER OF ATTORNEY. Borrower hereby irrevocably appoints Lender as Borrower’s attorney-in- fact (which power shall be deemed coupled with an interest) to take any and all appropriate action and to execute, endorse and deliver any deed, conveyance, assignment or other instrument in writing as may be required to vest in Lender any right, title or power which by the terms hereof are expressed to be conveyed to or conferred upon Lender, including, without limitation, real property waivers, and documents and checks or drafts relating to or received in payment for any loss or damage under the policies of insurance required hereby, but only to the extent that the same relates to the Collateral after an Event of Default after giving five (5) Business Days’ notice to Borrower.

11

11.    SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of Lender, its successors and assigns, and shall be binding upon the successors of Borrower. The rights and obligations of Borrower under this Agreement may not be assigned or delegated without the prior written consent of the Lender and any purported assignment by Borrower of such rights or obligations without the Lender’s prior written consent shall be void. Lender may sell, assign, transfer, negotiate or grant participations in all or any part of, or any interest in, Lender’s rights and obligations hereunder, in the Collateral and/or the Obligations at any time and from time to time with the consent of the Borrower (such consent of the Borrower not to be unreasonably withheld). Lender may disclose to any such purchaser, assignee, transferee or participant (the “Participant”), or potential Participant, this Agreement, any other Loan Documents, and all information, reports, financial statements and documents executed or obtained in connection herewith which Lender now or hereafter may have relating to the Loan, Borrower, or the business of Borrower.

12.    CHOICE OF LAW; JURISDICTION; WAIVER OF JURY TRIAL.

(a)     GOVERNING LAW. THIS AGREEMENT AND ALL OTHER RELATED INSTRUMENTS AND DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL, IN ALL RESPECTS, BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES OF SUCH STATE), INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, REGARDLESS OF THE LOCATION OF THE COLLATERAL.

(b)     CONSENT TO FORUM. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF ANY U.S. FEDERAL OR NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK (OR ANY APPELLATE COURT THEREFROM) OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING SHALL (EXCEPT AS PERMITTED BELOW) BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY APPLICABLE REQUIREMENTS OF LAW, FEDERAL COURT. EACH PARTY HERETO AGREES THAT SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT BY REGISTERED MAIL ADDRESSED TO SUCH PERSON SHALL BE EFFECTIVE SERVICE OF PROCESS AGAINST SUCH PERSON FOR ANY SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT. EACH PARTY HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY APPLICABLE REQUIREMENTS OF LAW. EACH PARTY HERETO AGREES THAT THE LENDER RETAINS THE RIGHT TO BRING PROCEEDINGS AGAINST ANY LOAN PARTY IN THE COURTS OF ANY OTHER JURISDICTION SOLELY IN CONNECTION WITH THE EXERCISE OF ITS RIGHTS UNDER ANY COLLATERAL DOCUMENT.

(c)     WAIVERS BY BORROWER. To the fullest extent permitted by Applicable Law, Borrower waives (a) the right to trial by jury (which the Lender hereby also waives) in any

12

proceeding or dispute of any kind relating in any way to this Agreement, Obligations or Collateral; (b) presentment, demand, protest, notice of presentment, default, non-payment, maturity, release, compromise, settlement, extension or renewal of any commercial paper, accounts, documents, instruments, chattel paper and guaranties at any time held by the Lender on which Borrower may in any way be liable, and hereby ratifies anything the Lender may do in this regard; (c) notice prior to taking possession or control of any Collateral; (d) any bond or security that might be required by a court prior to allowing the Lender to exercise any rights or remedies; (e) the benefit of all valuation, appraisement and exemption laws; (f) any claim against the Lender, on any theory of liability, for special, indirect, consequential, exemplary or punitive damages (as opposed to direct or actual damages) in any way relating to any Obligations, this Agreement, the other Loan Documents or transactions relating hereto; and (g) notice of acceptance hereof. Borrower acknowledges that the foregoing waivers are a material inducement to the Lender entering into this Agreement and that they are relying upon the foregoing in their dealings with Borrower. Borrower has each reviewed the foregoing waivers with its legal counsel and has knowingly and voluntarily waived its jury trial and other rights following consultation with legal counsel. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

13.    MISCELLANEOUS.

(a)     Entire Agreement. Time is of the essence with respect to this Agreement and all other Obligations. This Agreement and the other Loan Documents constitutes the entire agreement, and supersede all prior understandings and agreements, among the parties relating to the subject matter thereof.

(b)     Survival. All representations, warranties, and covenants of Borrower contained herein or made pursuant hereto shall survive closing and continue throughout the term hereof and until Payment In Full.

(c)     Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be valid under Applicable Law. If any provision is found to be invalid under Applicable Law, it shall be ineffective only to the extent of such invalidity and the remaining provisions of this Agreement shall remain in full force and effect.

(d)     Captions. The captions in this Agreement are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

(e)     Expenses. Borrower agrees to pay or reimburse Lender for all reasonable and documented costs and expenses (including the reasonable and documented out-of-pocket fees and expenses of all counsel, advisors, consultants and auditors retained in connection therewith), incurred in connection with:

(1)     the preparation, negotiation and execution of this Agreement (subject to any cap set forth in the Approved Plan);

(2)     any enforcement of this Agreement and the preservation of any rights hereunder (including, without limitation, filing or recording fees and taxes) (provided that reimbursement of Lender’s expenses in connection with the preparation, negotiation and execution of this Agreement shall be capped at $10,000);

13

(3)     collection, including deficiency collections;

(4)     any amendment, waiver or other modification or waiver of, or consent with respect to, this Agreement or advice in connection with the administration of the Loan or the rights hereunder; and

(5)     any litigation, dispute, suit, proceeding or action (whether instituted by or between any combination of Lender, Borrower or any other Person), and any appeal or review thereof, in any way relating to the Collateral, this Agreement, or any action taken or any other agreements to be executed or delivered in connection herewith, whether as a party, witness or otherwise.

(f)     Counterparts. This Agreement and any amendments, waivers, consents, notices or supplements hereto may be executed in counterparts, each of which shall constitute an original, but all taken together shall constitute a single contract.

(g)     Electronic Signature. Delivery of an executed counterpart of a signature page to this Agreement, and any amendments, waivers, consents, notices or supplements hereto, by facsimile or in electronic (including without limitation “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Loan. The words “execution,” “signed,” “signature,” and words of similar import in this Agreement shall be deemed to include electronic or digital signatures or the keeping of records in electronic form, each of which shall be of the same effect, validity, and enforceability as manually executed signatures or a paper-based recordkeeping system, as the case may be, to the extent and as provided for under applicable law, including the Electronic Signatures in Global and National Commerce Act of 2000 (15 U.S.C. §§ 7001-7006), or any other similar state laws based on the Uniform Electronic Transactions Act. Borrower expressly agrees that this Agreement is a “transferable record” as defined in applicable law relating to electronic transactions and that it may be created, authenticated, stored, transmitted and transferred in a manner consistent with and permitted by such applicable law.

(h)     Amendments and Waivers. Neither this Agreement nor any provision hereof may be amended, modified or waived, except pursuant an agreement or agreements in writing entered into by Borrower and Lender.

[Signature page follows.]

14

IN WITNESS WHEREOF, the parties hereto have caused this Loan and Security Agreement to be duly executed as of the day and year first above written.

[●] Lender	Core Scientific, Inc.
Borrower

By:	By:
Name:	Name:
Title:	Title:

[Address] Email: [●]	210 Barton Springs Road, Suite 300 Austin, TX 78704
Attn: Kristen Carnevali, Denise Sterling and Todd DuChene
Email: legal@corescientific.com

Form of Organization: Corporation

Jurisdiction of Organization: Delaware

Federal Employer Identification No.: 86-1234837

15

SCHEDULE A

DEFINITIONS

Capitalized terms used in this Agreement shall have (unless otherwise provided elsewhere in this Agreement) the following respective meanings:

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agreement” means this Equipment Loan and Security Agreement including all appendices, exhibits or schedules attached or otherwise identified thereto, restatements and modifications and supplements thereto, and any appendices, exhibits or schedules to any of the foregoing, each as in effect at the time such reference becomes operative.

“Applicable Law” means with respect to any Person, conduct, transaction, agreement or matter, as the case may be, all laws, rules, regulations and governmental guidelines applicable to such Person, conduct, transaction, agreement or matter in question, including all applicable statutory law, common law and equitable principles, and all provisions of constitutions, treaties, statutes, rules, regulations, orders and decrees of Governmental Authorities (including, with reference to the Debtors, any order of the Bankruptcy Court, pursuant to the Bankruptcy Code or otherwise in connection with the Chapter 11 Cases).

“Approved Plan” has the meaning set forth in the recitals to this Agreement.

“Bankruptcy Court” has the meaning set forth in the recitals to this Agreement.

“Bitcoin” means the digital currency referred to as such by market practice and transacted via a payment system using peer-to-peer transactions verified by network nodes and recording in a public distributed ledger called the Blockchain.

“Borrower” means the Person identified as such in the preamble of this Agreement.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, the State of New York.

“Casualty” has the meaning set forth in Section 2(c)(2) of this Agreement.

“Chapter 11 Cases” has the meaning set forth in the recitals to this Agreement.

“Closing Date” has the meaning set forth in the preamble of this Agreement.

“Collateral” has the meaning set forth in Section 3(a) of the Agreement.

“Confirmation Order” means that certain [Findings of Fact, Conclusions of Law, and Order (I) Approved the Debtors’ (A) Disclosure Statement and (B) Solicitation of Votes and (III) Confirming the Debtors’ Third Amended Joint Chapter 11 Plan], entered by the bankruptcy court on [●], 20235.

[5]	NTD: To update upon receipt of Confirmation Order.

16

“Control” means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Debtors” has the meaning set forth in the recitals to this Agreement.

“Default Rate” has the meaning set forth in Section 2(e) of this Agreement.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of the Collateral by any Person (or the granting of any option or other right to do any of the foregoing).

“Equipment” has the meaning set forth in Section 3(a) of the Agreement.

“Equipment Collateral Intercreditor Agreement” means that certain First/Second Lien Miner Equipment Intercreditor Agreement, dated as of [●], 2024, by and among by and among the New Secured Convertible Notes Agent (as defined in the Approved Plan), the New Secured Notes Agent (as defined in the Approved Plan), the Exit Agent and Lender.

“Equipment Location” has the meaning set forth in Section 5(e) of the Agreement.

“Event of Default” has the meaning set forth in Section 7 of the Agreement.

“Existing Loan Agreement” means that certain [Equipment Loan Agreement], dated as of [●], by and between Borrower and Lender.6

“Exit Facility” means that certain first-lien delayed draw term loan exit facility, dated as of [●], 2023, by and among Borrower, the other guarantors party thereto, the Exit Lenders (as defined in the Approved Plan) and the Exit Agent (as defined in the Approved Plan).

“Governmental Authority” means any federal, state, local, foreign or other agency, authority, body, commission, court, instrumentality, political subdivision, or other entity or officer exercising executive, legislative, judicial, regulatory or administrative functions for any governmental, judicial, investigative, regulatory or self-regulatory authority.

“Indemnitee” has the meaning set forth in Section 6(e) of this Agreement.

“Interest Payment Date” has the meaning set forth in Section 2(f) of this Agreement.

“Interest Period” means each period commencing on the date of the then most recent Interest Payment Date applicable to the Loan (or, if an Interest Payment Date has not yet occurred with respect to the Loan, the Closing Date) to and excluding the then next occurring Interest Payment Date applicable to the Loan.

[6]	To be updated for the applicable existing equipment loan.

17

“Lender” has the meaning assigned to it in the preamble of this Agreement and, if at any time Lender shall assign, participate or syndicate all or any of the Obligations, such term shall include each such assignee, Participant or such other members of the syndicate; together with its or their successors and assigns.

“Lien” means any Person’s interest in real or personal property securing an obligation owed to, or a claim by, such Person, including any mortgage, deed of trust, lien, security interest, pledge, hypothecation, trust, reservation, encroachment, easement, right-of-way, encumbrance or other title exception.

“Loan” has the meaning set forth in Section 1(a) of the Agreement and, for the avoidance of doubt, includes any renewals, extensions, revisions, modifications or replacements therefor or thereof and all PIK Interest.

“Loan Amount” has the meaning set forth in Section 1(a) this Agreement.

“Loan Document” means each of this Agreement, any guaranty of the Obligations, the Equipment Collateral Intercreditor Agreement, any subordination or intercreditor agreement with respect to any of the Obligations, all other security documents hereafter delivered to Lender granting (or purporting to grant) a lien on any property of any person or entity to secure any Obligations, any other present or future document, instrument, agreement or certificate delivered to Lender in connection with this Agreement or any of the other Loan Documents, all financing statements and other filings, documents and agreements made or delivered in connection with any of the foregoing, in each case, as amended, restated, supplemented or otherwise modified.

“Maturity Date” has the meaning set forth in Section 2(a)(2) of the Agreement.

“Maximum Rate” has the meaning set forth in Section 2(d) of this Agreement.

“Net Cash Proceeds” means, with respect to any Disposition of Collateral, or any Casualty, the aggregate amount of cash received (directly or indirectly) from time to time (whether as initial consideration, any subsequent payment (including installments, earnouts or similar payment) or through the payment or disposition of deferred consideration) by or on behalf of Borrower, in connection therewith, after deducting therefrom only (a) in the case of any consideration consisting of insurance proceeds or condemnation awards, the amount of any indebtedness secured by any Permitted Lien hereunder on the applicable Collateral (other than indebtedness assumed by the purchaser of such asset) which is required to be, and is, repaid in connection therewith (other than the Obligations and any Indebtedness secured by such asset with a Lien ranking junior to the Lien securing the Obligations), (b) reasonable expenses and costs related thereto incurred by Borrower in connection therewith (but excluding sales commissions), and (c) all income taxes and other taxes assessed by, or reasonably estimated to be payable to, a Governmental Authority as a result of or in connection with such transaction (provided that if such estimated taxes exceed the amount of actual taxes required to be paid in cash in respect of such transaction, the amount of such excess shall constitute Net Cash Proceeds), including (without duplication) tax distributions with respect to such income taxes and other taxes assessed by, or reasonably estimated to be payable to, a

18

Governmental Authority as a result of or in connection with such transaction, including tax distributions paid in such period that are permitted to be made pursuant to this Agreement, (d) any reserve for adjustment in respect of (i) the sale price of such assets established in accordance with GAAP and (ii) any liabilities associated with such assets and retained by Borrower after such sale or other disposition thereof, (e) the amount of any reserves established to fund contingent liabilities reasonably estimated to be payable and that are attributable to such event and (f) any funded escrow established pursuant to the documents evidencing any such disposition to secure any indemnification obligations or adjustments to the purchase price associated therewith owing to any Person that is not an Affiliate of such Person (provided that to the extent that any amounts are released from such escrow to Borrower, such amounts net of any related expenses shall constitute Net Cash Proceeds).

“New Secured Convertible Notes” means the secured convertible notes issued to Holders (as defined in the Approved Plan) of Convertible Notes Secured Claims (as defined in the Approved Plan) by Borrower, in the aggregate principal amount of $260,000,000.

“New Secured Notes” means the secured notes issued to Holders (as defined in the Approved Plan) of April Convertible Notes Secured Claims (as defined in the Approved Plan) by Borrower, in the aggregate principal amount of $150,000,000.

“Obligations” means, collectively, all amounts, obligations, liabilities, covenants and duties of every type and description owing by Borrower to Lender, any other indemnitee hereunder or any participant, arising out of, under, or in connection with, any Loan Document, whether direct or indirect (regardless of whether acquired by assignment), absolute or contingent, due or to become due, whether liquidated or not, now existing or hereafter arising and however acquired, and whether or not evidenced by any instrument or for the payment of money, including, without duplication, (i) all Loans, (ii) all interest, whether or not accruing after the filing of any petition in bankruptcy or after the commencement of any insolvency, reorganization or similar proceeding, and whether or not a claim for post-filing or post-petition interest is allowed in any such proceeding, and (iii) all other fees, expenses (including fees, charges and disbursement of counsel), interest, commissions, charges, costs, disbursements, indemnities and reimbursement of amounts paid and other sums chargeable to Borrower under any Loan Document.

“Payment Date” has the meaning set forth in Section 2(g) of the Agreement.

“Payoff Amount” has the meaning set forth in Section 1(a) this Agreement.

“Payment In Full” means that all of the Obligations have been indefeasibly paid in full in cash.

“Permitted Liens” has the meaning set forth in Section 6(b) of this Agreement.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, trust, unincorporated organization, Governmental Authority or other entity.

“Petition Date” has the meaning set forth in the recitals to this Agreement.

“PIK Interest” has the meaning set forth in Section 2(d) of this Agreement.

19

“Prepayment Date” has the meaning set forth in Section 2(c)(1) of the Agreement.

“Pre-Petition Equipment Loan” has the meaning set forth in the recitals to this Agreement.

“Taxes” means taxes, levies, imposts, deductions, charges, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“UCC” means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York; provided, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to the Lien of Lender on any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions of this Agreement relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions; provided further, that to the extent that the UCC is used to define any term herein and such term is defined differently in different Articles or Divisions of the UCC, the definition of such term contained in Article or Division 9 shall govern.

“UCC Statements” has the meaning set forth in Section 3(a) this Agreement.

Any accounting term used in this Agreement shall have, unless otherwise specifically provided therein, the meaning customarily given such term in accordance with generally accepted accounting principles in the United States (“GAAP”), and all financial computations hereunder shall be computed, unless otherwise specifically provided therein, in accordance with GAAP consistently applied; provided, that all financial covenants and calculations in this Agreement shall be made in accordance with GAAP as in effect on the date hereof unless Borrower and Lender shall otherwise specifically agree in writing. That certain items or computations are explicitly modified by the phrase “in accordance with GAAP” shall in no way be construed to limit the foregoing. All other undefined terms contained in this Agreement shall, unless the context indicates otherwise, have the meanings provided for by the UCC. The words “herein,” “hereof” and “hereunder” or other words of similar import refer to this Agreement as a whole, including the exhibits and schedules thereto, as the same may from time to time be amended, modified or supplemented, and not to any particular section, subsection or clause contained in this Agreement.

For purposes of this Agreement, the following additional rules of construction shall apply, unless specifically indicated to the contrary: (a) wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural; (b) “including” and “include” shall mean “including, without limitation” and, for purposes of this Agreement, the parties agree that the rule of ejusdem generis shall not be applicable to limit any provision; (c) all references to (i) laws or statutes include all related rules, regulations, interpretations, amendments and successor provisions, (ii) any document, instrument or agreement include any amendments, waivers and other modifications, extensions or renewals (to the extent permitted by this Agreement), (iii) any section mean, unless the context otherwise requires, a section of this Agreement and (iv) any schedules mean, unless the context otherwise requires, schedules attached hereto, which are hereby incorporated by reference; and (d) all references to any instruments or agreements, including references to this Agreement, shall include any and all modifications or amendments thereto and any and all extensions or renewals thereof.

20

SCHEDULE B

Loan Amount

Lender	Loan Amount
[●]	$	[●	]

SCHEDULE C

EQUIPMENT COLLATERAL

See Attached

Exhibit E-2

New Miner Equipment Lender Debt Documents (Election 2)

WEIL DRAFT

EQUIPMENT LOAN AND SECURITY AGREEMENT

THIS EQUIPMENT LOAN AND SECURITY AGREEMENT (this “Agreement”) is dated as of [●], 2023 (the “Closing Date”), by and between [                    ] (“Lender”) and Core Scientific, Inc., a Delaware corporation (“Borrower”). Capitalized terms used herein without definition shall have the meanings assigned to them in Schedule A attached hereto and, for purposes of this Agreement, the rules of construction set forth in Schedule A shall govern.

WHEREAS, on December 21, 2022 (the “Petition Date”), each of Borrower and certain direct and indirect subsidiaries of Borrower (each a “Debtor” and collectively, the “Debtors”) filed voluntary petitions with the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”) initiating their respective jointly administered cases under Chapter 11 of the Bankruptcy Code (Case No. 22-90341 (CML)) (collectively, the “Chapter 11 Cases”), and each Debtor has continued and is continuing in the possession of its assets and management of its business pursuant to Sections 1107 and 1108 of the Bankruptcy Code;

WHEREAS, prior to the Petition Date, the Lender made loans and other financial accommodations to the Borrower or its affiliates pursuant to the Existing Loan Agreement (the “Pre-Petition Equipment Loan”).

WHEREAS, on [●], 2023, the Court entered the Confirmation Order [Docket No. [●]] approving the Debtors’ Third Amended Joint Chapter 11 Plan [Docket No. 1438], dated as of November 17, 2023 (the “Approved Plan”);

WHEREAS, in accordance with the Approved Plan, pursuant to this Agreement, Borrower will be deemed to incur the Loan and the Lender, as a holder of the Miner Equipment Lender Takeback Debt (Election 2) (as defined in the Approved Plan) specified in this Agreement will be deemed to have made the Loan in accordance with the Miner Equipment Lender Treatment Election 2 as provided under the Approved Plan; and

WHEREAS, upon the terms and subject to the conditions set forth herein, the Pre-Petition Equipment Loan will be extinguished pursuant to the Plan and the Loan hereunder shall be issued to Lender in exchange for Lender’s Miner Equipment Lender Secured Claim (as defined in the Plan).

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, do hereby agree as follows:

1.    TERM LOAN. On the terms and subject to the conditions set forth herein, in exchange for its Miner Equipment Lender Secured Claim related to the Pre-Petition Equipment Loan, Borrower shall be deemed to have borrowed from Lender, and Lender shall be deemed to have made to Borrower, on the Closing Date, a single loan (the “Loan”) denominated in Dollars in an original principal amount as set forth on Schedule B attached hereto (the “Loan Amount”). The Loan deemed made under this Agreement shall constitute Miner Equipment Lender Takeback Debt (Election 2). Pursuant to the Approved Plan, the Pre-Petition Equipment Loan and related obligations owing to Lender under the Existing Loan Agreement shall be cancelled, and Lender’s

Miner Equipment Lender Secured Claim shall be satisfied in full, in each case effective upon the deemed borrowing of the Loan hereunder. The Loan incurred pursuant this Section 1 shall be deemed made without any actual funding.

2.    PAYMENTS AND PREPAYMENT OF LOAN.

(a)	Scheduled Repayments.

(1)	Commencing with the twenty-fifth (25th) month after the Closing Date:

(i)

Borrower shall repay 50.00% of the aggregate principal amount of the Loan (including PIK Interest) outstanding as of the second anniversary of the Closing Date in four (4) equal quarterly installments beginning on the last day of the first calendar quarter following the second anniversary of the Closing and on the last day of each of the next three (3) calendar quarters ending thereafter;

(ii)

Borrower shall repay 25.00% of the aggregate principal amount of the Loan (including PIK Interest) outstanding as of the second anniversary of the Closing Date (including any additional PIK Interest) in four (4) equal quarterly installments beginning on the last day of the first calendar quarter following the third anniversary of the Closing and on the last day of each of the next three (3) calendar quarters ending thereafter;

(iii)

Borrower shall repay 25.00% of the aggregate principal amount of the Loan (including PIK Interest) outstanding as of the second anniversary of the Closing Date (including any additional PIK Interest) in four (4) equal quarterly installments beginning on the last day of the first calendar quarter following the fourth anniversary of the Closing and on the last day of each of the next two (2) calendar quarters ending thereafter and on the Maturity Date (as defined below); and

(2)    On [●], 20291 (the “Maturity Date”), Borrower shall repay in full the aggregate then-outstanding principal amount (inclusive of accrued and unpaid interest) of the Loan and all other Obligations (such aggregate amount, the “Payoff Amount”).

(b)    Voluntary Prepayment. Borrower shall have the right, upon notice to the Lender, to prepay the outstanding principal amount of the Loan in whole or in part at any time and from time to time at par, without premium or penalty. Any prepayment of the Loan shall be accompanied by all accrued and unpaid interest thereon.

[1]	To be the date that is five (5) years from the Closing Date.

2

(c)    Mandatory Prepayment.

(1)    Within three (3) Business Days (or such later time to which the Lender may agree in its sole discretion) of the receipt by any Debtor, Borrower or any Subsidiary thereof of the Net Cash Proceeds (“receipt” to include any receipt, including the initial payment, any subsequent payment (including installments, earnouts or similar payment) and upon release and receipt of any escrow, indemnity or holdback) from any Disposition of any Collateral (the “Prepayment Date”), Borrower shall prepay, or cause to be prepaid, the Loan in an amount equal to 100% of such Net Cash Proceeds so received from time to time; provided that no such prepayment shall be required if Borrower complies with Section 6(j)(ii) in respect of such Disposition. Any Net Cash Proceeds applied to prepay the Loan during the first twenty-four (24) months after the Closing Date shall be credited against future quarterly principal amortization payments on the Loan due pursuant to Section 2(a) above, beginning with the first such quarterly amortization payment due after such Disposition and, if such Net Cash Proceeds are in excess of the amount due on such first quarterly payment date, such remaining proceeds shall be credited against the remaining quarterly principal amortization payments in direct order of maturity.

(2)    If any Collateral is lost, stolen, confiscated, destroyed or damaged beyond economic repair (each, a “Casualty”), within five (5) Business Days of the receipt by any Debtor, Borrower or any Subsidiary thereof of Net Cash Proceeds from such Casualty (including, without limitation, any Net Cash Proceeds received under any insurance policy in respect such Collateral), Borrower shall prepay the outstanding principal of the Loan in an amount equal to 100% of the Net Cash Proceeds received by such Person in connection with such Casualty; provided that no such prepayment shall be required if the Borrower, within 270 days after the date of receipt of such cash consideration or such property is exchanged for credit against the purchase price of similar replacement property (or 365 days if a written commitment has been entered into prior to the lapse of such 270 day period)2 pursuant to documentation in form and substance satisfactory to Lender, grant and convey to Lender a perfected, first priority security interest in other equipment of Borrower of a substantially similar type and use that is not older than, and with a fair market value that is not less than, the Collateral so Disposed (which substituted equipment shall constitute Collateral and be subject to all of the terms and provisions of this Agreement and the other Loan Documents).

(d)    Interest.

(1)    From and including the Closing Date to and including the second anniversary of the Closing Date (the “Specified Accrual Period”), the Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate equal to (x) if Borrower does not deliver an Election Notice in accordance with clause (y) of this Section 2(d)(1) for such Interest Period, 13.00% per annum, with a portion of such interest rate equal to 3.00% per annum being payable in cash on the Interest Payment Date in respect of such Interest Period and the remaining 10.00% per annum of such interest rate being payable in-kind by capitalizing such interest and adding it to the outstanding principal amount of the Loan on the Interest Payment Date in respect of such Interest Period

[2]	NTD: this tracks the replacement timing in the Credit Agreement.

3

(such interest that is capitalized and added to the outstanding principal balance of the Loan being referred to herein as “PIK Interest”) (such interest rate under this clause (x) being referred to herein as the “Standard Interest Rate”) or (y) if Borrower delivers a written notice in the form of Exhibit A hereto to Lender for such Interest Period at least five (5) Business Days prior to the Interest Payment Date in respect of such Interest Period (an “Election Notice”), at the election of Borrower as set forth in such Election Notice, either (i) 12.00% per annum, with a portion of such interest rate equal to 5.00% per annum being payable in cash on the Interest Payment Date in respect of such Interest Period and the remaining 7.00% per annum of such interest rate being payable as PIK Interest on the Interest Payment Date in respect of such Interest Period, or (ii) 8.0% per annum, payable entirely in cash on the Interest Payment Date in respect of such Interest Period (such interest rate under this clause (y)(ii) being referred to herein as the “Cash Pay Only Interest Rate”) .

(2)    After the second anniversary of the Closing Date, interest on the Loan shall accrue at a rate of 10.00% per annum, payable in cash.

Should no Election Notice be made by Borrower in accordance with Section 2(d)(1)(y) in respect of an Interest Period, then the Standard Loan Rate shall automatically apply for such Interest Period. If any Interest Period ends after the Specified Accrual Period but a portion of such Interest Period includes the Specified Accrual Period (any such Interest Period, a “Hybrid Interest Period”), the Loan shall accrue interest during such Hybrid Interest Period at the rate determined pursuant to (x) Section 2(d)(1) for the portion of such Hybrid Interest Period that includes the Specified Accrual Period and (y) Section 2(d)(2) for the portion of such Hybrid Interest Period after the Specified Accrual Period (and, for purposes of Section 2(d)(1), references to “Interest Period” as applicable to such Hybrid Interest Period shall only refer to the portion of such Hybrid Interest Period that includes the Specified Accrual Period).

In no event will Lender charge interest at a rate that exceeds the highest rate of non-usurious interest permissible under any law (the “Maximum Rate”). If Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to Borrower. In determining whether the interest contracted for, charged, or received by Lender exceeds the Maximum Rate, Lender may, to the extent permitted by applicable law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

(e)    Default Rate. Effective upon the occurrence of any Event of Default (as defined below) and for so long as any Event of Default shall be continuing, upon notice thereof from the Lender to the Borrower (the “Default Notice”) the applicable interest rate in accordance with Section 2(d) above, at the option of the Lender may be increased by 2.00% per annum (such increased rate, the “Default Rate”), with interest at the Default Rate being payable in cash and on demand.

(f)    Interest Payment Dates. Accrued interest on the Loan shall be due and payable in arrears on the last Business Day of each calendar quarter (each, an “Interest Payment Date”);

4

provided that in the event of any prepayment of the Loan, accrued interest on the principal amount prepaid (which interest shall be deemed to have accrued at the Standard Interest Rate if such prepayment occurs during the Specified Accrual Period) shall be payable in cash on the date of such prepayment. Notwithstanding the foregoing, as provided in Section 2(d)(1) above, during the Specified Accrual Period, unless the Borrower elects the Cash Pay Only Interest Rate in an Election Notice delivered in accordance with Section 2(d)(1), a portion of the total interest due on each Interest Payment Date during the Specified Accrual Period shall be paid as PIK Interest on such Interest Payment Date (with the remainder of such interest payable in cash on such Interest Payment Date). For the avoidance of doubt, any Election Notice made by the Borrower for an Interest Period shall be deemed to apply only to such Interest Period and not to any subsequent Interest Period (unless a new Election Notice is delivered for such subsequent Interest Period in accordance with the provisions hereof). Amounts representing accrued interest that is paid as PIK Interest shall thereafter constitute principal of the Loan, have the same terms thereof and bear interest in accordance with the terms of this Agreement. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

(g)    Payment Method. Borrower shall make each payment under this Agreement without set-off, counterclaim or deduction and free and clear of all Taxes not later than 12:00 noon, New York City time, on the day when due in lawful money of the United States of America and in immediately available funds to the account of Lender specified for such purpose. If Borrower shall be required by law to deduct any Taxes from any payment to Lender under this Agreement, then the amount payable to Lender shall be increased so that, after making all required deductions, Lender receives an amount equal to that which it could have received had no such deductions been made. For purposes of computing interest and fees, any payments received after 12:00 noon, New York City time, shall be deemed received by Lender on the next Business Day. If any payment to Lender under this Agreement becomes due and payable on a day other than a Business Day, such payment date shall be extended to the next succeeding Business Day. All computations of interest shall be made on the basis of a 365 (or 366, as applicable)-day year and actual days elapsed.

(h)    Application of Payments. Borrower irrevocably agrees that Lender shall have the continuing and exclusive right to apply any and all payments against the then due and payable Obligations in such order as Lender may deem advisable. Lender is authorized to, and at its option may (without prior notice or precondition and at any time or times), but shall not be obligated to, make or cause to be made advances on behalf of Borrower for: (1) payment of all fees, expenses, indemnities, charges, costs, principal, interest, or other Obligations owing by Borrower under this Agreement, (2) the payment, performance or satisfaction of any of Borrower’s obligations with respect to preservation of the Collateral, or (3) any premium in whole or in part required in respect of any of the policies of insurance required by this Agreement and, in each case, any such advances shall be added to the outstanding principal amount of the Loan.

3.    SECURITY.

(a)    As security for the payment and performance in full of the indebtedness and all other Obligations of Borrower to Lender hereunder (and any renewals, extensions and modifications thereof) whether now in existence and hereafter created (as the same may be renewed, extended or modified), Borrower hereby grants to Lender a security interest in all of

5

Borrower’s right, title and interest in, to and under all of the following, whether now owned or hereafter acquired or existing) (collectively, the “Collateral”): (i) the equipment and other assets described on Schedule C and all replacements, substitutions and exchanges therefor and thereof and additions and accessions thereto (the “Existing Equipment”), (ii) the Additional Collateral, and all replacements, substitutions and exchanges therefor and thereof and additions and accessions thereto; (iii) any equipment in which a Lien and security interest is granted in favor of Lender pursuant to Section 6(j)(ii) (collectively with the Existing Equipment and Additional Collateral, the “Equipment”), and all replacements, substitutions and exchanges therefor and thereof and additions and accessions thereto; (iv) all books, records, ledger cards, files, correspondence, computer programs, tapes, disks, and related data processing software (owned by Borrower or in which it has an interest) that at any time evidences or contains information relating to any Collateral as are otherwise necessary or helpful in the collection thereof or realization upon; (v) all condemnation and confiscation awards, in each case to the extent (but only to the extent) that such items relate to any Equipment; and (vi) to the extent not otherwise included above, all insurance, accessions, income, payments, proceeds and products of any and all of the foregoing (excluding any Bitcoin or other digital asset mined or produced by, or otherwise derived from, Borrower’s use of the Equipment). Borrower agrees that, with respect to the Collateral, Lender shall have all of the rights and remedies of a secured party under the UCC. Borrower hereby authorizes Lender to file UCC financing statements (“UCC Statements”) describing the Collateral. Without Lender’s prior written consent, Borrower agrees not to file any corrective or termination statements or partial releases with respect to any UCC Statements filed by Lender pursuant to this Agreement. Upon Payment In Full, all security interests created by this Agreement in Collateral shall be automatically released. Lender agrees, at the expense of Borrower, to promptly terminate any UCC Statements filed by it describing the Collateral upon Payment In Full.

(b)     Upon receipt by Borrower of any Additional Collateral in accordance with the [Approved Plan][Confirmation Order]3, Borrower will promptly update, amend or supplement Schedule D of this Agreement to reflect such Additional Collateral and take such actions, at the expense of Borrower, as requested by Lender to (x) confirm the grant by the Borrower of a Lien and security interest in favor of Lender in all right, title and interest of Borrower in such Additional Collateral and (y) perfect Lender’s first priority security interest in such Additional Collateral. Lender shall be authorized to file one of more financing statements with respect to the Additional Collateral upon consultation with the Borrower.

4.    CONDITIONS PRECEDENT TO LENDER’S OBLIGATION. The effectiveness of this Agreement is subject to satisfaction (or waiver by Lender) of the following conditions precedent:

(a)    Lender timely electing Miner Equipment Lender Treatment Election 2 (as defined in and pursuant to the Approved Plan);

(b)    Lender’s receipt of this Agreement, duly executed and delivered by the Borrower;

[3]	NTD: To be confirmed.

6

(c)     Lender’s receipt of the Equipment Collateral Intercreditor Agreement, duly executed and delivered by each party thereto;

(d)     the Bankruptcy Court shall have entered the Confirmation Order, in form and substance consistent with the Approved Plan; such Confirmation Order and the Approved Plan shall be in full force and effect, and shall not (in whole or in part) have been reversed, modified, amended, stayed, vacated or subject to stay pending appeal; and the occurrence of the Effective Date (as defined in and pursuant to the Approved Plan);

(e)     receipt by Lender of proper UCC Statements, duly prepared for filing under the UCC in all jurisdictions that the Lender may deem reasonably necessary in order to perfect its Liens on the Collateral;

(f)    the representations and warranties of the Borrower contained in Section 5 or any other Loan Document shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) on and as of the Closing Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) as of such earlier date; and

(g)    no Event of Default shall exist.

5.    REPRESENTATIONS AND WARRANTIES. Borrower hereby represents and warrants as of the date hereof (which representations and warranties shall be deemed repeated on each day throughout the term of this Agreement) that:

(a)     Business Existence. Borrower is a corporation, and is and will remain duly organized and validly existing in good standing under the laws of the State of Delaware. Borrower is duly qualified to do business and in good standing in all jurisdictions where legally required in order to carry on its business and wherever necessary to perform its obligations under this Agreement and the other Loan Documents to which it is a party, including each jurisdiction in which the Collateral is to be located. Borrower (i) has all requisite power and authority to (x) own or lease its assets and carry on its business and (y) execute, deliver and perform its obligations under the Loan Documents to which it is a party, (iii) is in compliance with all material laws and (iii) has all requisite governmental licenses, authorizations, consents and approvals to operate its business as currently conducted,

(b)     Requisite Power and Authority. The execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party (1) has been duly authorized by all necessary action on the part of Borrower; (2) does not require any approval or consent of any Governmental Authority, stockholder, member, partner, trustee or holders of any indebtedness or obligations of Borrower except such as have been duly obtained; and (3) other than in connection with the Approved Plan, does not and will not contravene any applicable law, governmental rule, regulation or order now binding on Borrower, or the organizational documents of Borrower.

(c)     No Consents or Approvals. Other than in connection with the Approved Plan, neither the execution and delivery by Borrower of this Agreement and the other Loan Documents to which it is a party nor the consummation of any of the transactions by Borrower contemplated

7

hereby requires the consent or approval of, the giving of notice to, the resignation with, or the taking of any other action in respect of, any federal, state or foreign governmental authority or agency, except as provided herein (or such as have been obtained and are in full force and effect).

(d)     Enforceability. This Agreement and the other Loan Documents to which it is a party when entered into constitute a legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms.

(e)     Security Interests. This Agreement is effective to create, in favor of the Lender, a legal, valid, binding, enforceable first priority Lien on and security interest in all right, title and interest of Borrower in the Collateral. No filings or other action (including the taking of possession or control) are or shall at any time be necessary to perfect, preserve or protect such Liens and security interests, other than such filings or other actions as have been or will be duly made or performed. Each item of Equipment is located at the location of such Equipment identified on Schedule C or D, as applicable (the “Equipment Location”).

(f)     Not Real Property Fixtures. Under the laws of the state(s) in which the Collateral is located, the Collateral consists only of personal property and not fixtures.

(g)     Validity and Priority of Security Interest. Borrower has good and marketable title to the Collateral, free and clear of all Liens and encumbrances (excepting only Permitted Liens). No financing statement with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of Lender or in connection with a Permitted Lien.

(h)     Business Information. The legal name, organization type, jurisdiction of organization and Federal Employer Identification Number (if any) of Borrower specified on the signature page hereof, are true and correct.

6.    COVENANTS OF BORROWER. Borrower covenants and agrees as follows:

(a)     Use of Collateral. Borrower shall use the Collateral solely in the continental United States and in a careful and proper manner. Borrower shall not change the location of any item of the Collateral without the prior written consent of Lender unless the Collateral is moved to a different facility located in the continental United States owned by Borrower in which case prior notice will be provided to Lender describing such move (including the timeline for such move and the location of where the Collateral will be moved to).

(b)     No Encumbrance. Borrower shall maintain the Collateral free from all claims, Liens and legal processes other than (1) Liens for fees, taxes or other governmental charges of any kind which are not yet delinquent or are being contested in good faith by appropriate proceedings which suspend the collection thereof (provided, however, that such proceedings do not involve any substantial danger of the sale, forfeiture or loss of the Collateral or any interest therein), (2) Liens of mechanics, materialmen, laborers, employees or suppliers and similar Liens arising by operation of law incurred by Borrower in the ordinary course of business for sums that are not yet delinquent or are being contested in good faith by negotiations or by appropriate proceedings which suspend the collection thereof (provided, however, that such contest does not involve any substantial danger of the sale, forfeiture or loss of the Collateral or any interest therein); (3) Liens arising out of any

8

judgments or awards against Borrower with respect to which a stay of execution has been obtained pending an appeal or proceeding for review; and (4) Liens arising under and pursuant to the Exit Facility, New Secured Notes and New Secured Convertible Notes encumbering the Collateral and the Additional Collateral, in each case, to the extent subordinated to Lender’s Lien pursuant to the Equipment Collateral Intercreditor Agreement (“Permitted Liens”).

(c)     Fees and Taxes. Borrower shall file all documentation with respect to any Taxes due or to become due with respect to the Collateral and pay on or before the date when due all such Taxes.

(d)     Maintenance. Borrower shall, at its own expense, (i) keep the Collateral in good repair, good operating condition, appearance and working order in compliance with the manufacturer’s recommendations in all material respects and Borrower’s standard practices (but in no event less than industry practices), with normal wear and tear resulting from use thereof in the ordinary course excepted, (ii) provide all maintenance and service and make all repairs necessary for such purpose, and (iii) replace or cause to be replaced any parts or accessories of the Collateral that becomes unfit or unavailable for use from any cause with replacement parts or accessories and have a value and utility at least equal to the parts or accessories replaced. All accessories, parts and replacements for or which are added to or become attached to the Collateral shall immediately be deemed incorporated in the Collateral and subject to the security interest granted by Borrower herein. No more than two times per fiscal year, during normal business hours and upon reasonable advance notice, Lender shall have the right to inspect the Collateral in a manner that does not disrupt normal operations.

(e)     Indemnification. Borrower shall indemnify, defend and hold harmless Lender, its successors and assigns, and their respective directors, officers, employees, agents and Affiliates (each, an “Indemnitee”), from and against any and all claims, liabilities, costs, damages, losses, expenses and other amounts in connection arising out of this Agreement and the transactions contemplated hereby (other than, in the case of any Indemnitee, to the extent such claims, liabilities, costs, damages, losses, expenses and other amounts have been determined by final and nonappealable decision of a court of competent jurisdiction to have been caused by such Indemnitee’s gross negligence or willful misconduct). The obligations of Borrower under this Section 6(e) shall survive the termination or expiration of this Agreement.

(f)     Insurance. At its own expense until Payment In Full, Borrower shall procure and maintain comprehensive all risk property damage insurance, including coverage against loss or damage due to fire and the risks normally included in extended coverage, malicious mischief and vandalism, for the full replacement value thereof, which policies shall be subject to a lender’s loss payable clause in favor of Lender. The proceeds of such insurance payable as a result of loss of or damage to the Collateral shall be applied in accordance with Section 2(c)(2), unless Lender otherwise agrees. In addition, Borrower shall also carry comprehensive liability insurance covering both personal injury and property damage. All insurance required hereunder shall be in form and amount satisfactory to Lender. Borrower shall deliver to Lender evidence satisfactory to Lender of such insurance coverage. If requested by Lender, Borrower shall cause each insurer to agree, by endorsement upon the policy or policies issued by it, or by independent instrument furnished to Lender, that (1) it will give Lender thirty (30) days’ (or 10 days’ in the case of nonpayment of premium) prior written notice of the effective date of cancellation, material change or non-renewal

9

of such policy; and (2) insurance as to the interest of any named loss payee other than Borrower shall not be invalidated by any actions, inactions, breach of warranty or conditions or negligence of Borrower with respect to such policy or policies.

(g)     Further Assurances. Borrower shall promptly and duly execute and deliver to Lender such further documents, instruments and assurances and take such further action as Lender may from time to time reasonably request in order to carry out the intent and purpose of this Agreement and to establish and protect the rights and remedies created or intended to be created in favor of Lender hereunder; including, without limitation, the execution and delivery of any document reasonably required, and payment of all necessary costs to record such documents (including payment of any documentary or stamp tax), to perfect and maintain perfected the security interest granted under this Agreement.

(h)     Notices and Information to Lender. Borrower shall provide written notice to Lender: (1) not less than thirty (30) days prior to any change in the name, the jurisdiction of organization, or address of the chief executive office, of Borrower or of Borrower’s organizational structure that would cause a filed financing statement to become seriously misleading (within the meaning of the UCC); and (2) promptly upon the occurrence of any event which constitutes an Event of Default (as hereinafter defined) or event which, with the giving of notice, lapse of time or both, would constitute an Event of Default.

(i)     Notice of Bankruptcy. Borrower shall provide written notice to Lender of the commencement of proceedings under the Federal bankruptcy laws or other insolvency laws (as now or hereafter in effect) involving Borrower as a debtor.

(j)     Collateral Dispositions. Borrower shall not Dispose of any Collateral unless Borrower shall receive cash consideration therefor at the time of consummation of such Disposition in an amount not less than the fair market value of such Collateral and the Borrower shall either (i) no later than the applicable Prepayment Date, prepay the Loan in accordance with Section 2(c)(1), or (ii) within 270 days after the date of receipt of such cash consideration or such property is exchanged for credit against the purchase price of similar replacement property (or 365 days if a written commitment has been entered into prior to the lapse of such 270 day period)4 pursuant to documentation in form and substance satisfactory to Lender, grant and convey to Lender a perfected, first priority security interest in other equipment of Borrower of a substantially similar type and use that is not older than, and with a fair market value that is not less than, the Collateral so Disposed (which substituted equipment shall constitute Collateral and be subject to all of the terms and provisions of this Agreement and the other Loan Documents).

7.    DEFAULT. An event of default shall be deemed to have occurred hereunder (“Event of Default”) upon the occurrence of any of the following: (a) non-payment of any principal when due hereunder; (b) non-payment when due of any interest or other amount due hereunder, which continues for three (3) Business Days of the applicable payment date; (c) failure to maintain, use or operate the Collateral in compliance with this Agreement and/or Applicable Law; (d) failure to obtain, maintain and comply with Section 6(j) or any of the insurance coverage requirements under

[4]	NTD: This tracks the replacement timing in the Credit Agreement.

10

this Agreement; (e) any representation or warranty of Borrower in this Agreement or any other Loan Document shall prove to have been false in any material respect when made or deemed made; (f) the commencement and continuation of any bankruptcy, insolvency, receivership or similar proceeding by or against Borrower or any of its properties or business (unless, if involuntary, the proceeding is dismissed within sixty (60) days of the filing thereof so long as an order for relief with respect to any portion of the Collateral is not entered prior to the end of such sixty (60) day period) or the rejection of this Agreement in any such proceeding; (g) Borrower shall (1) enter into any transaction of merger or consolidation where Borrower is not the surviving entity (such actions being referred to as an “Event”), unless the surviving entity is organized and existing under the laws of the United States or any state thereof, and prior to such Event such Person executes and delivers to Lender an agreement satisfactory to Lender, in its sole discretion, containing such Person’s effective assumption, and its agreement to pay, perform, comply with and otherwise be liable for, in a due and punctual manner, all of the Obligations; or (2) sell, transfer, or otherwise Dispose of all or substantially all of its assets or property; (h) there occurs a default or anticipatory repudiation under any guaranty executed in connection with this Agreement; (i) breach by Borrower that continues for thirty (30) days after written notice thereof from Lender to Borrower; provided that such notice and cure period will not be applicable unless such breach is curable by practical means within such notice period; of any other covenant, condition or agreement under this Agreement; (j) Borrower shall (i) assert that this Agreement or any other Loan Document shall cease, for any reason, to be in full force and effect (other than pursuant to the terms thereof), or (ii) contest in any manner the validity or enforceability of any Loan Document, or (iii) deny that it has any or any further liability or obligation under any Loan Document to which it is a party, or purport to revoke, terminate or rescind any such Loan Document; (m) this Agreement or any other agreement, instrument or filing creating or purporting to create or perfect a security interest securing any of the Obligations shall (i) cease, for any reason, to be in full force and effect (other than pursuant to the terms thereof), or (ii) to be enforceable and of the same effect and priority purported to be created thereby.

8.    REMEDIES. Upon the occurrence of any Event of Default then, at any time thereafter during the continuance of such event, Lender may: (i) declare the Loan to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loan so declared to be due and payable, together with accrued interest thereon and all fees and other Obligations, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by Borrower and (ii) exercise all rights and remedies available to it under the Loan Documents and/or Applicable Law; provided, that upon the occurrence of an Event of Default described in Section 7(f), the principal of the Loan, together with accrued interest thereon and all fees and other Obligations, shall automatically become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by Borrower. In addition, upon the occurrence of any Event of Default, Lender may, at its option, declare Borrower to be in default under this Agreement, and at any time thereafter may do any one or more of the following, all of which are hereby authorized by Borrower:

(a)     Rights Under UCC. Exercise any and all rights and remedies of a secured party under the UCC in effect in any applicable jurisdiction at the date of this Agreement and in addition to those rights, at its sole discretion, may require Borrower (at Borrower’s sole expense) to

11

assemble, make available and, if Lender requests, return the Collateral to Lender in the manner and condition reasonably required by Lender, or enter upon the premises where any such Collateral is located and take immediate possession of and remove the Collateral by summary proceedings or otherwise, all without liability from Lender to Borrower for or by reason of such entry or taking of possession, whether for the restoration of damage to property caused by such taking or otherwise.

(b)     Disposition of Collateral. Sell, lease or otherwise dispose of any or all of the Collateral in a commercially reasonable manner at public or private sale with notice to Borrower (the parties agreeing that ten (10) business days’ prior written notice shall constitute adequate notice of such sale) at such price as it may deem best, for cash, credit, or otherwise, with the right of Lender to purchase and apply the proceeds:

First, to the payment of all reasonable and documented expenses and charges, including the expenses of any sale, lease or other disposition, the expenses of any taking, out-of- pocket attorneys’ fees, court costs and any other reasonable and documented expenses incurred or advances made by Lender in the protection of its rights or the pursuance of its remedies, and to provide adequate indemnity to Lender against all taxes and Liens which by law have, or may have, priority over the rights of Lender to the monies so received by Lender;

Second, to the payment of the Obligations; and

Third, subject to the Equipment Collateral Intercreditor Agreement, to the payment of any surplus thereafter remaining to Borrower or to whosoever may be entitled thereto;

and in the event that the proceeds are insufficient to pay the amounts specified in clauses “First” and “Second” above, Lender may collect such deficiency from Borrower.

(c)     Other Rights and Remedies. Lender may exercise any other right or remedy available to it under this Agreement and/or Applicable Law, or proceed by appropriate court action to enforce the terms hereof or thereof or to recover damages for the breach hereof or thereof or to rescind this Agreement in whole or in part.

(d)     Costs and Expenses; No Remedy Exclusive. In addition, Borrower shall be liable for any and all unpaid additional sums due hereunder, before, after or during the exercise of any of the foregoing remedies; for all reasonable, documented and out-of-pocket legal fees and other reasonable and documented costs and expenses incurred by reason of any Event of Default or of the exercise of Lender’s remedies with respect thereto. No remedy referred to in this Section is intended to be exclusive, but each shall be cumulative, and shall be in addition to any other remedy referred to above or otherwise available at law or in equity, and may be exercised concurrently or separately from time to time.

(e)     No Waiver. The failure of Lender to exercise, or delay in the exercise of, the rights granted hereunder upon any Event of Default by Borrower or its Affiliates shall not constitute a waiver of any such right upon the continuation or recurrence of any such Event of Default. Lender may take or release other security; may release any party primarily or secondarily liable for the Obligations; may grant extensions, renewals or indulgences with respect to the Obligations and may apply any other security therefor held by it to the satisfaction of the Obligations without prejudice to any of its rights hereunder.

12

9.    NOTICES. All notices (excluding billings and communications in the ordinary course of business) hereunder shall be in writing, personally delivered, delivered by overnight courier service or sent by email or certified mail (return receipt requested), in each case addressed to the other party at its respective address or email address stated below the signature of such party or at such other address(es) or email address as such party shall from time to time designate in writing to the other party; and shall be effective from the date of receipt.

10.    POWER OF ATTORNEY. Borrower hereby irrevocably appoints Lender as Borrower’s attorney-in- fact (which power shall be deemed coupled with an interest) to take any and all appropriate action and to execute, endorse and deliver any deed, conveyance, assignment or other instrument in writing as may be required to vest in Lender any right, title or power which by the terms hereof are expressed to be conveyed to or conferred upon Lender, including, without limitation, real property waivers, and documents and checks or drafts relating to or received in payment for any loss or damage under the policies of insurance required hereby, but only to the extent that the same relates to the Collateral after an Event of Default after giving five (5) Business Days’ notice to Borrower.

11.    SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of Lender, its successors and assigns, and shall be binding upon the successors of Borrower. The rights and obligations of Borrower under this Agreement may not be assigned or delegated without the prior written consent of the Lender and any purported assignment by Borrower of such rights or obligations without the Lender’s prior written consent shall be void. Lender may sell, assign, transfer, negotiate or grant participations in all or any part of, or any interest in, Lender’s rights and obligations hereunder, in the Collateral and/or the Obligations at any time and from time to time with the consent of the Borrower (such consent of the Borrower not to be unreasonably withheld). Lender may disclose to any such purchaser, assignee, transferee or participant (the “Participant”), or potential Participant, this Agreement, any other Loan Documents, and all information, reports, financial statements and documents executed or obtained in connection herewith which Lender now or hereafter may have relating to the Loan, Borrower, or the business of Borrower.

12.    CHOICE OF LAW; JURISDICTION; WAIVER OF JURY TRIAL.

(a)     GOVERNING LAW. THIS AGREEMENT AND ALL OTHER RELATED INSTRUMENTS AND DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL, IN ALL RESPECTS, BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES OF SUCH STATE), INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, REGARDLESS OF THE LOCATION OF THE COLLATERAL.

(b)     CONSENT TO FORUM. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF ANY U.S. FEDERAL OR NEW YORK STATE COURT

13

SITTING IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK (OR ANY APPELLATE COURT THEREFROM) OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING SHALL (EXCEPT AS PERMITTED BELOW) BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY APPLICABLE REQUIREMENTS OF LAW, FEDERAL COURT. EACH PARTY HERETO AGREES THAT SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT BY REGISTERED MAIL ADDRESSED TO SUCH PERSON SHALL BE EFFECTIVE SERVICE OF PROCESS AGAINST SUCH PERSON FOR ANY SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT. EACH PARTY HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY APPLICABLE REQUIREMENTS OF LAW. EACH PARTY HERETO AGREES THAT THE LENDER RETAINS THE RIGHT TO BRING PROCEEDINGS AGAINST ANY LOAN PARTY IN THE COURTS OF ANY OTHER JURISDICTION SOLELY IN CONNECTION WITH THE EXERCISE OF ITS RIGHTS UNDER ANY COLLATERAL DOCUMENT.

(c)     WAIVERS BY BORROWER. To the fullest extent permitted by Applicable Law, Borrower waives (a) the right to trial by jury (which the Lender hereby also waives) in any proceeding or dispute of any kind relating in any way to this Agreement, Obligations or Collateral; (b) presentment, demand, protest, notice of presentment, default, non- payment, maturity, release, compromise, settlement, extension or renewal of any commercial paper, accounts, documents, instruments, chattel paper and guaranties at any time held by the Lender on which Borrower may in any way be liable, and hereby ratifies anything the Lender may do in this regard; (c) notice prior to taking possession or control of any Collateral; (d) any bond or security that might be required by a court prior to allowing the Lender to exercise any rights or remedies; (e) the benefit of all valuation, appraisement and exemption laws; (f) any claim against the Lender, on any theory of liability, for special, indirect, consequential, exemplary or punitive damages (as opposed to direct or actual damages) in any way relating to any Obligations, this Agreement, the other Loan Documents or transactions relating hereto; and (g) notice of acceptance hereof. Borrower acknowledges that the foregoing waivers are a material inducement to the Lender entering into this Agreement and that they are relying upon the foregoing in their dealings with Borrower. Borrower has each reviewed the foregoing waivers with its legal counsel and has knowingly and voluntarily waived its jury trial and other rights following consultation with legal counsel. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

13.    MISCELLANEOUS.

(a)     Entire Agreement. Time is of the essence with respect to this Agreement and all other Obligations. This Agreement and the other Loan Documents constitutes the entire agreement, and supersede all prior understandings and agreements, among the parties relating to the subject matter thereof.

(b)     Survival. All representations, warranties, and covenants of Borrower contained herein or made pursuant hereto shall survive closing and continue throughout the term hereof and until Payment In Full.

14

(c)     Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be valid under Applicable Law. If any provision is found to be invalid under Applicable Law, it shall be ineffective only to the extent of such invalidity and the remaining provisions of this Agreement shall remain in full force and effect.

(d)     Captions. The captions in this Agreement are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

(e)     Expenses. Borrower agrees to pay or reimburse Lender for all reasonable and documented costs and expenses (including the reasonable and documented out-of-pocket fees and expenses of all counsel, advisors, consultants and auditors retained in connection therewith), incurred in connection with:

(1)     the preparation, negotiation and execution of this Agreement (subject to any cap set forth in the Approved Plan);

(2)     any enforcement of this Agreement and the preservation of any rights hereunder (including, without limitation, filing or recording fees and taxes) (provided that reimbursement of Lender’s expenses in connection with the preparation, negotiation and execution of this Agreement shall be capped at $10,000);

(3)    collection, including deficiency collections;

(4)     any amendment, waiver or other modification or waiver of, or consent with respect to, this Agreement or advice in connection with the administration of the Loan or the rights hereunder; and

(5)     any litigation, dispute, suit, proceeding or action (whether instituted by or between any combination of Lender, Borrower or any other Person), and any appeal or review thereof, in any way relating to the Collateral, this Agreement, or any action taken or any other agreements to be executed or delivered in connection herewith, whether as a party, witness or otherwise.

(f)     Counterparts. This Agreement and any amendments, waivers, consents, notices or supplements hereto may be executed in counterparts, each of which shall constitute an original, but all taken together shall constitute a single contract.

(g)     Electronic Signature. Delivery of an executed counterpart of a signature page to this Agreement, and any amendments, waivers, consents, notices or supplements hereto, by facsimile or in electronic (including without limitation “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Loan. The words “execution,” “signed,” “signature,” and words of similar import in this Agreement shall be deemed to include electronic or digital signatures or the keeping of records in electronic form, each of which shall be of the same effect, validity, and enforceability as manually executed signatures or a paper-based recordkeeping system, as the case may be, to the extent and as provided for under applicable law, including the Electronic Signatures in Global and National Commerce Act of 2000 (15 U.S.C. §§ 7001-7006), or any other similar state laws based on the Uniform Electronic Transactions Act. Borrower expressly agrees that this Agreement is a “transferable record” as defined in applicable law relating to electronic transactions and that it may be created, authenticated, stored, transmitted and transferred in a manner consistent with and permitted by such applicable law.

15

(h)     Amendments and Waivers. Neither this Agreement nor any provision hereof may be amended, modified or waived, except pursuant an agreement or agreements in writing entered into by Borrower and Lender.

[Signature page follows.]

16

IN WITNESS WHEREOF, the parties hereto have caused this Loan and Security Agreement to be duly executed as of the day and year first above written.

[●] Lender	Core Scientific, Inc.
Borrower

By:	By:
Name:	Name:
Title:	Title:

[Address] Email: [●]	210 Barton Springs Road, Suite 300 Austin, TX 78704
Attn: Kristen Carnevali, Denise Sterling and Todd DuChene
Email: legal@corescientific.com

Form of Organization: Corporation

Jurisdiction of Organization: Delaware

Federal Employer Identification No.: 86-1234837

17

SCHEDULE A

DEFINITIONS

Capitalized terms used in this Agreement shall have (unless otherwise provided elsewhere in this Agreement) the following respective meanings:

“Additional Collateral” means, pursuant to the Approved Plan, Lender’s apportioned share of $[52,500,000]5 of new, non-financed miners acquired by Borrower following the Closing Date and apportioned pursuant to Schedule D67.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agreement” means this Equipment Loan and Security Agreement including all appendices, exhibits or schedules attached or otherwise identified thereto, restatements and modifications and supplements thereto, and any appendices, exhibits or schedules to any of the foregoing, each as in effect at the time such reference becomes operative.

“Applicable Law” means with respect to any Person, conduct, transaction, agreement or matter, as the case may be, all laws, rules, regulations and governmental guidelines applicable to such Person, conduct, transaction, agreement or matter in question, including all applicable statutory law, common law and equitable principles, and all provisions of constitutions, treaties, statutes, rules, regulations, orders and decrees of Governmental Authorities (including, with reference to the Debtors, any order of the Bankruptcy Court, pursuant to the Bankruptcy Code or otherwise in connection with the Chapter 11 Cases).

“Approved Plan” has the meaning set forth in the recitals to this Agreement.

“Bankruptcy Court” has the meaning set forth in the recitals to this Agreement.

“Bitcoin” means the digital currency referred to as such by market practice and transacted via a payment system using peer-to-peer transactions verified by network nodes and recording in a public distributed ledger called the Blockchain.

“Borrower” means the Person identified as such in the preamble of this Agreement.

[5]

NTD: May be reduced, pursuant to the Miner Equipment Lender Term Sheet (Election 2) to the extent more than 25% (measured by allowed claim amount) of the Settling Equipment Lenders do not elect Miner Equipment Lender Takeback Debt (Election 2).

[6]	NTD: Schedule D to reflect the formula for apportionment of additional collateral, in accordance with the Approved Plan.
[7]	NTD: Schedule D to include a sufficient description (within meaning of UCC 9-108) of additional collateral.

18

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, the State of New York.

“Cash Pay Only Interest Rate” has the meaning set forth in Section 2(d)(1) of this Agreement.

“Casualty” has the meaning set forth in Section 2(c)(2) of this Agreement.

“Chapter 11 Cases” has the meaning set forth in the recitals to this Agreement.

“Closing Date” has the meaning set forth in the preamble of this Agreement.

“Collateral” has the meaning set forth in Section 3(a) of the Agreement.

“Confirmation Order” means that certain [Findings of Fact, Conclusions of Law, and Order (I) Approved the Debtors’ (A) Disclosure Statement and (B) Solicitation of Votes and (III) Confirming the Debtors’ Third Amended Joint Chapter 11 Plan], entered by the bankruptcy court on [●], 2023.8

“Control” means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Debtors” has the meaning set forth in the recitals to this Agreement.

“Default Rate” has the meaning set forth in Section 2(e) of this Agreement.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of the Collateral by any Person (or the granting of any option or other right to do any of the foregoing).

“Election Notice” has the meaning set forth in Section 2(d)(1) of the Agreement.

“Equipment” has the meaning set forth in Section 3(a) of the Agreement.

“Equipment Collateral Intercreditor Agreement” means that certain First/Second Lien Miner Equipment Intercreditor Agreement, dated as of [●], 2024, by and among by and among the New Secured Convertible Notes Agent (as defined in the Approved Plan), the New Secured Notes Agent (as defined in the Approved Plan), the Exit Agent and Lender.

“Equipment Location” has the meaning set forth in Section 5(e) of the Agreement.

“Event of Default” has the meaning set forth in Section 7 of the Agreement.

[8]	NTD: To update upon receipt of Confirmation Order.

19

“Existing Loan Agreement” means that certain [Equipment Loan Agreement], dated as of [●], by and between Borrower and Lender.9

“Exit Facility” means that certain first-lien delayed draw term loan exit facility, dated as of [●], 2023, by and among Borrower, the other guarantors party thereto, the Exit Lenders (as defined in the Approved Plan) and the Exit Agent (as defined in the Approved Plan).

“Governmental Authority” means any federal, state, local, foreign or other agency, authority, body, commission, court, instrumentality, political subdivision, or other entity or officer exercising executive, legislative, judicial, regulatory or administrative functions for any governmental, judicial, investigative, regulatory or self-regulatory authority.

“Indemnitee” has the meaning set forth in Section 6(e) of this Agreement.

“Interest Payment Date” has the meaning set forth in Section 2(f) of this Agreement.

“Interest Period” means each period commencing on the date of the then most recent Interest Payment Date applicable to the Loan (or, if an Interest Payment Date has not yet occurred with respect to the Loan, the Closing Date) to and excluding the then next occurring Interest Payment Date applicable to the Loan.

“Lender” has the meaning assigned to it in the preamble of this Agreement and, if at any time Lender shall assign, participate or syndicate all or any of the Obligations, such term shall include each such assignee, Participant or such other members of the syndicate; together with its or their successors and assigns.

“Lien” means any Person’s interest in real or personal property securing an obligation owed to, or a claim by, such Person, including any mortgage, deed of trust, lien, security interest, pledge, hypothecation, trust, reservation, encroachment, easement, right-of-way, encumbrance or other title exception.

“Loan” has the meaning set forth in Section 1(a) of the Agreement and, for the avoidance of doubt, includes any renewals, extensions, revisions, modifications or replacements therefor or thereof and all PIK Interest.

“Loan Amount” has the meaning set forth in Section 1(a) this Agreement.

“Loan Document” means each of this Agreement, any guaranty of the Obligations, the Equipment Collateral Intercreditor Agreement, any subordination or intercreditor agreement with respect to any of the Obligations, all other security documents hereafter delivered to Lender granting (or purporting to grant) a lien on any property of any person or entity to secure any Obligations, any other present or future document, instrument, agreement or certificate delivered to Lender in connection with this Agreement or any of the other Loan Documents, all financing statements and other filings, documents and agreements made or delivered in connection with any of the foregoing, in each case, as amended, restated, supplemented or otherwise modified.

[9]	To be updated for the applicable existing equipment loan.

20

“Maturity Date” has the meaning set forth in Section 2(a)(2) of the Agreement.

“Maximum Rate” has the meaning set forth in Section 2(d)(1) of this Agreement.

“Net Cash Proceeds” means, with respect to any Disposition of Collateral, or any Casualty, the aggregate amount of cash received (directly or indirectly) from time to time (whether as initial consideration, any subsequent payment (including installments, earnouts or similar payment) or through the payment or disposition of deferred consideration) by or on behalf of Borrower, in connection therewith, after deducting therefrom only (a) in the case of any consideration consisting of insurance proceeds or condemnation awards, the amount of any indebtedness secured by any Permitted Lien hereunder on the applicable Collateral (other than indebtedness assumed by the purchaser of such asset) which is required to be, and is, repaid in connection therewith (other than the Obligations and any Indebtedness secured by such asset with a Lien ranking junior to the Lien securing the Obligations), (b) reasonable expenses and costs related thereto incurred by Borrower in connection therewith (but excluding sales commissions), and (c) all income taxes and other taxes assessed by, or reasonably estimated to be payable to, a Governmental Authority as a result of or in connection with such transaction (provided that if such estimated taxes exceed the amount of actual taxes required to be paid in cash in respect of such transaction, the amount of such excess shall constitute Net Cash Proceeds), including (without duplication) tax distributions with respect to such income taxes and other taxes assessed by, or reasonably estimated to be payable to, a Governmental Authority as a result of or in connection with such transaction, including tax distributions paid in such period that are permitted to be made pursuant to this Agreement, (d) any reserve for adjustment in respect of (i) the sale price of such assets established in accordance with GAAP and (ii) any liabilities associated with such assets and retained by Borrower after such sale or other disposition thereof, (e) the amount of any reserves established to fund contingent liabilities reasonably estimated to be payable and that are attributable to such event and (f) any funded escrow established pursuant to the documents evidencing any such disposition to secure any indemnification obligations or adjustments to the purchase price associated therewith owing to any Person that is not an Affiliate of such Person (provided that to the extent that any amounts are released from such escrow to Borrower, such amounts net of any related expenses shall constitute Net Cash Proceeds).

“New Secured Convertible Notes” means the secured convertible notes issued to Holders (as defined in the Approved Plan) of Convertible Notes Secured Claims (as defined in the Approved Plan) by Borrower, in the aggregate principal amount of $260,000,000.

“New Secured Notes” means the secured notes issued to Holders (as defined in the Approved Plan) of April Convertible Notes Secured Claims (as defined in the Approved Plan) by Borrower, in the aggregate principal amount of $150,000,000.

“Obligations” means, collectively, all amounts, obligations, liabilities, covenants and duties of every type and description owing by Borrower to Lender, any other indemnitee hereunder or any participant, arising out of, under, or in connection with, any Loan Document, whether direct or indirect (regardless of whether acquired by assignment), absolute or contingent, due or to become

21

due, whether liquidated or not, now existing or hereafter arising and however acquired, and whether or not evidenced by any instrument or for the payment of money, including, without duplication, (i) all Loans, (ii) all interest, whether or not accruing after the filing of any petition in bankruptcy or after the commencement of any insolvency, reorganization or similar proceeding, and whether or not a claim for post-filing or post-petition interest is allowed in any such proceeding, and (iii) all other fees, expenses (including fees, charges and disbursement of counsel), interest, commissions, charges, costs, disbursements, indemnities and reimbursement of amounts paid and other sums chargeable to Borrower under any Loan Document.

“Payment Date” has the meaning set forth in Section 2(g) of the Agreement.

“Payoff Amount” has the meaning set forth in Section 1(a) this Agreement.

“Payment In Full” means that all of the Obligations have been indefeasibly paid in full in cash.

“Permitted Liens” has the meaning set forth in Section 6(b) of this Agreement.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, trust, unincorporated organization, Governmental Authority or other entity.

“Petition Date” has the meaning set forth in the recitals to this Agreement.

“PIK Interest” has the meaning set forth in Section 2(d)(1) of this Agreement.

“Prepayment Date” has the meaning set forth in Section 2(c)(1) of the Agreement.

“Pre-Petition Equipment Loan” has the meaning set forth in the recitals to this Agreement.

“Specified Accrual Period” has the meaning set forth in Section 2(d)(1) of this Agreement.

“Standard Interest Rate” has the meaning set forth in Section 2(d)(1) of this Agreement.

“Taxes” means taxes, levies, imposts, deductions, charges, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“UCC” means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York; provided, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to the Lien of Lender on any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions of this Agreement relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions; provided further, that to the extent that the UCC is used to define any term herein and such term is defined differently in different Articles or Divisions of the UCC, the definition of such term contained in Article or Division 9 shall govern.

“UCC Statements” has the meaning set forth in Section 3(a) this Agreement.

22

Any accounting term used in this Agreement shall have, unless otherwise specifically provided therein, the meaning customarily given such term in accordance with generally accepted accounting principles in the United States (“GAAP”), and all financial computations hereunder shall be computed, unless otherwise specifically provided therein, in accordance with GAAP consistently applied; provided, that all financial covenants and calculations in this Agreement shall be made in accordance with GAAP as in effect on the date hereof unless Borrower and Lender shall otherwise specifically agree in writing. That certain items or computations are explicitly modified by the phrase “in accordance with GAAP” shall in no way be construed to limit the foregoing. All other undefined terms contained in this Agreement shall, unless the context indicates otherwise, have the meanings provided for by the UCC. The words “herein,” “hereof” and “hereunder” or other words of similar import refer to this Agreement as a whole, including the exhibits and schedules thereto, as the same may from time to time be amended, modified or supplemented, and not to any particular section, subsection or clause contained in this Agreement.

For purposes of this Agreement, the following additional rules of construction shall apply, unless specifically indicated to the contrary: (a) wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural; (b) “including” and “include” shall mean “including, without limitation” and, for purposes of this Agreement, the parties agree that the rule of ejusdem generis shall not be applicable to limit any provision; (c) all references to (i) laws or statutes include all related rules, regulations, interpretations, amendments and successor provisions, (ii) any document, instrument or agreement include any amendments, waivers and other modifications, extensions or renewals (to the extent permitted by this Agreement), (iii) any section mean, unless the context otherwise requires, a section of this Agreement and (iv) any schedules mean, unless the context otherwise requires, schedules attached hereto, which are hereby incorporated by reference; and (d) all references to any instruments or agreements, including references to this Agreement, shall include any and all modifications or amendments thereto and any and all extensions or renewals thereof.

23

SCHEDULE B

Loan Amount

Lender	Loan Amount
[●]	$	[●]

SCHEDULE C

EQUIPMENT COLLATERAL

See Attached

SCHEDULE D10

ADDITIONAL COLLATERAL ALLOCATIONS

See Attached

[10]	NTD: To include the hash rate allocated to the Lender and/or the additional collateral if received by the Borrower prior to exit.

Exhibit F

Exit Credit Agreement

WEIL DRAFT

CREDIT AND GUARANTY AGREEMENT

Dated as of January     , 2024,

among

[CORE SCIENTIFIC, INC.],

as Borrower and as an Obligor,

CERTAIN SUBSIDIARIES OF CORE SCIENTIFIC, INC.1,

as a Guarantor and as an Obligor,

THE LENDERS PARTY HERETO,

and

[WILMINGTON TRUST, NATIONAL ASSOCIATION,]

as Administrative Agent and Collateral Agent

[1]

To include Core Scientific Specialty Mining (Oklahoma) LLC, a Delaware limited liability company, American Property Acquisition, LLC, a Delaware limited liability company, American Property Acquisitions I, LLC, a North Carolina limited liability company and American Property Acquisitions VII, LLC, a Georgia limited liability company.

-i-

SECTION 6. CONDITIONS PRECEDENT		73

6.1.	Conditions Precedent to Closing Date and Initial Borrowing	73
6.2.	Conditions Precedent to All Borrowings	75
6.3.	Conditions Subsequent	76

SECTION 7. GUARANTY		76

7.1.	Guaranty of the Obligations	76
7.2.	Contribution by Guarantors	76
7.3.	Payment by Guarantors	77
7.4.	Liability of Guarantors Absolute	77
7.5.	Waivers by Guarantors	79
7.6.	Guarantors’ Rights of Subrogation, Contribution, Etc	80
7.7.	Subordination of Other Obligations	81
7.8.	Continuing Guaranty	81
7.9.	Authority of Guarantors or Borrower	81
7.10.	Financial Condition of Borrower	81
7.11.	Bankruptcy, Etc	81
7.12.	Discharge of Guaranty Upon Sale of Guarantor	82
7.13.	Keepwell	82
7.14.	Maximum Liability	82

SECTION 8. COLLATERAL ADMINISTRATION		83

8.1.	[Reserved]	83
8.2.	Administration of Accounts	83
8.3.	[Reserved]	84
8.4.	[Reserved]	84
8.5.	Administration of Accounts	84
8.6.	General Provisions	84
8.7.	Power of Attorney	85

SECTION 9. REPRESENTATIONS AND WARRANTIES		86

9.1.	General Representations and Warranties	86
9.2.	Disclosure	91

SECTION 10. COVENANTS AND CONTINUING AGREEMENTS		91

10.1.	Affirmative Covenants	92
10.2.	Negative Covenants	96
10.3.	Financial Covenants	108
10.4.	Crypto Specific Covenants	109

SECTION 11. EVENTS OF DEFAULT; REMEDIES ON DEFAULT		109

11.1.	Events of Default	109
11.2.	Remedies upon Default	111
11.3.	Setoff	115
11.4.	Remedies Cumulative; No Waiver	116

-ii-

SECTION 12. AGENTS		117

12.1.	Appointment, Authority and Duties of Administrative Agent and Collateral Agent	117
12.2.	Agreements Regarding Collateral and Borrower Materials	119
12.3.	Reliance By Agents	120
12.4.	Action Upon Default	121
12.5.	Ratable Sharing	121
12.6.	Indemnification	121
12.7.	Limitation on Responsibilities of Agents	122
12.8.	Successor Agent and Co-Agents	122
12.9.	Non-Reliance on the Agents and the Other Lenders	123
12.10.	Remittance of Payments and Collections	124
12.11.	Individual Capacities	125
12.12.	Erroneous Payments	125
12.13.	[Reserved]	126
12.14.	No Third Party Beneficiaries	126
12.15.	Withholding Tax	126
12.16.	Agents May File Proofs of Claim; Credit Bidding	126
12.17.	Certain ERISA Matters	129
12.18.	Successors By Merger, Etc	130

SECTION 13. BENEFIT OF AGREEMENT; ASSIGNMENTS		130

13.1.	Successors and Assigns	130
13.2.	Participations	131
13.3.	Assignments	132
13.4.	Replacement of Certain Lenders	133

SECTION 14. MISCELLANEOUS		133

14.1.	Consents, Amendments, Modifications, and Waivers	133
14.2.	Indemnity	137
14.3.	Notices and Communications	137
14.4.	Performance of Obligors’ Obligations	139
14.5.	Credit Inquiries	140
14.6.	Severability	140
14.7.	Cumulative Effect; Conflict of Terms	140
14.8.	Counterparts; Execution	140
14.9.	Entire Agreement	140
14.10.	Relationship with Lenders	141
14.11.	No Advisory or Fiduciary Responsibility	141
14.12.	Confidentiality	141
14.13.	GOVERNING LAW	142
14.14.	Consent to Forum	142
14.15.	Waivers by Obligors	142
14.16.	Patriot Act Notice	143
14.17.	NO ORAL AGREEMENT	143

-iii-

14.18.	Acknowledgement and Consent to Bail-In of Affected Financial Institutions	143
14.19.	[Reserved]	144
14.20.	Acknowledgment Regarding any Supported QFCs	144

-iv-

LIST OF EXHIBITS AND SCHEDULES

Exhibit A	Assignment and Acceptance
Exhibit B	Assignment Notice
Exhibit C	Form of Notice of Borrowing
Exhibit D	Form of Perfection Certificate
Exhibit E	Form of Compliance Certificate
Exhibit F	Form of U.S. Tax Compliance Certificate
Exhibit G	Form of Joinder
Exhibit H	Form of Global Intercompany Note
Exhibit I	Form of Pledge Agreement
Exhibit J	Form of Security Agreement
Exhibit K	Form of Liquidity Covenant Certificate
Exhibit L	Form of Mortgage
Exhibit M	Form of Solvency Certificate
Exhibit N	Form of Acceptance and Prepayment Notice
Exhibit O	Form of Discount Range Prepayment Notice
Exhibit P	Form of Discount Range Prepayment Offer
Exhibit Q	Form of Solicited Discounted Prepayment Notice
Exhibit R	Form of Solicited Discounted Prepayment Offer
Exhibit S	Form of Specified Discount Prepayment Notice
Exhibit T	Form of Specified Discount Prepayment Response

Schedule 1.1	Commitments of Lenders
Schedule 6.3	Conditions Subsequent
Schedule 8.5	Deposit Accounts, Security Accounts, Commodity Accounts
Schedule 9.1.4	Names and Capital Structure
Schedule 9.1.10	Patents, Trademarks, Copyrights and Licenses
Schedule 9.1.15	Litigation
Schedule 9.1.18	Labor Relations
Schedule 9.1.29	Immaterial Subsidiaries
Schedule 10.2.1	Existing Debt
Schedule 10.2.2	Existing Liens
Schedule 10.2.4	Existing Investments

CREDIT AND GUARANTY AGREEMENT

THIS CREDIT AND GUARANTY AGREEMENT is dated as of January     , 2024 (as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof, this “Agreement ”), by and among (a) CORE SCIENTIFIC, INC., a Delaware corporation, (the “Borrower”), (b) each SUBSIDIARY GUARANTOR (as hereinafter defined) and the other Guarantors (as hereinafter defined) party hereto from time to time, each as a Guarantor, (c) each Person party hereto from time to time as a LENDER (as hereinafter defined), and (d) WILMINGTON TRUST, NATIONAL ASSOCIATION, in its capacity as administrative agent for the Lenders (in such capacity, the “Administrative Agent”) and in its capacity as collateral agent for the Lenders (in such capacity, the “Collateral Agent”).

R E C I T A L S:

WHEREAS, on December 21, 2022 (the “Petition Date”), Borrower and certain direct and indirect Subsidiaries of Borrower (each a “Debtor” and collectively, the “Debtors”) commenced voluntary cases, captioned In re Core Scientific, Inc., et al., Case No. 22 90341 (CML) (the “Chapter 11 Cases”),2 under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”);

WHEREAS, in contemplation of the reorganization of the Debtors at the end of the Chapter 11 Cases, the Debtors and certain other Persons (including certain Lenders and/or Affiliates of certain Lenders party hereto on the Closing Date) entered into that certain Restructuring Support Agreement, dated as of November 16, 2023 (together with all annexes, schedules, exhibits and other attachments thereto, and, in each case, as supplemented, amended and/or otherwise modified from time to time in accordance with the terms thereof, the “Restructuring Support Agreement”), and agreed to the Plan of Reorganization (as hereinafter defined);

WHEREAS, Borrower has requested that the Lenders extend credit in the form of an Initial Term Loan (as hereinafter defined) in an aggregate principal amount of $20,000,000 and a Delayed Draw Term Loan (as hereinafter defined) in an aggregate principal amount not in excess of $20,000,000 which proceeds shall be used (i) on the Closing Date, to pay fees and expenses related to the Transactions and Borrower’s exit from the Chapter 11 Cases, and (ii) after the Closing Date, for working capital and general corporate purposes, in each case, subject to the terms and conditions set forth in this Agreement;

WHEREAS, pursuant to the Restructuring Support Agreement and Plan of Reorganization, each Person with a Convertible Notes Secured Claim (as defined in the Plan of Reorganization) shall, on the Closing Date, be deemed to have exchanged (automatically and immediately upon entry by such Person or any designee thereof into this Agreement) a portion of such Convertible Notes Secured Claim for Roll-Up Loans in an aggregate principal amount of $40,000,000 (as hereinafter defined), which Roll-Up Loans shall be deemed incurred by the Borrower on the Closing Date and shall as of such time be owing to such Person (or, if such Person is not party hereto as a Lender, to such designee thereof that constitutes a Lender on the Closing Date);

[2]

The Debtors’ Chapter 11 Cases [are being/were] jointly administered for procedural purposes only pursuant to Rule 1015(b) of the Federal Rules of Bankruptcy Procedures and Rule 1015-1 of the Bankruptcy Local Rules for the United States Bankruptcy Court for the Southern District of Texas under Case No. 22-90341 (CML).

WHEREAS, this Agreement constitutes the “Exit Credit Agreement”, and the Initial Term Loan, the Roll-Up Loan and Delayed Draw Term Loans hereunder constitute the “Exit Facility” referred to in the Plan of Reorganization, and, upon the Restructuring and Plan Effective Date, all obligations and agreements of the Consenting Creditors (as defined in the Restructuring Support Agreement) with respect to the Exit Facility as set forth in the Restructuring Support Agreement shall be deemed satisfied and discharged to the fullest extent required by the Restructuring Support Agreement;

WHEREAS, the Plan of Reorganization has been confirmed in the Chapter 11 Cases by the Bankruptcy Court and, concurrently with the making of the initial Loans hereunder, the Plan Effective Date (as hereinafter defined) shall have occurred;

WHEREAS, to provide security for the repayment of the Loans and the satisfaction of all other Obligations owing to the Lenders, the Obligors have agreed to grant in favor of the Collateral Agent (for the benefit of the Secured Parties) first-priority or second-priority Liens on the Collateral, as applicable; and

WHEREAS, subject to the terms and conditions set forth herein, (i) the Lenders are willing to make available (or be deemed to make available) the Loans to Borrower, (ii) the Administrative Agent is willing to serve as Administrative Agent for the Lenders, and (iii) the Collateral Agent is willing to serve as Collateral Agent for the Secured Parties.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby covenant and agree as follows:

SECTION 1.     DEFINITIONS; RULES OF CONSTRUCTION

1.1.     Definitions. As used herein, the following terms have the meanings set forth below:

“Acceptable Custodian”: any institution organized under the laws of, and operating in, the United States that has been approved in writing by the Collateral Agent (with the consent of the Required Lenders in accordance with Section 14.1). As of the Closing Date, each of (i) Coinbase Global, Inc., (ii) Cumberland, (iii) Wintermute and (iv) SDM shall be an Acceptable Custodian.

“Acceptable Intercreditor Agreement”: the Intercreditor Agreement, or another intercreditor agreement in form and substance satisfactory to the Collateral Agent, subject to Section 14.1 (it being agreed that, without limitation of anything else in Section 14, the consent of the requisite Lenders determined in accordance with Section 14.1 shall be required for entry into any agreement pursuant to which any Obligations or Liens securing the same shall be or shall become subordinated to any other Debt or any Liens securing any other Debt).

“Acceptance and Prepayment Notice”: the Acceptance and Prepayment Notice to be submitted by the Loan Party or Subsidiary to the Auction Agent substantially in the form of Exhibit N in accordance with the terms of Section 5.2.2.

“Account”: as defined in the UCC, including all rights to payment for goods sold or leased, or for services rendered.

“Account Debtor”: a Person obligated under an Account, Chattel Paper or General Intangible.

“Acquired Debt”: (a) Debt of a Person that constitutes the Target of a Permitted Acquisition of Equity Interests; provided, that such Debt (i) was in existence prior to the date of such Permitted Acquisition, (ii) was not incurred in connection with, or in contemplation of, such Permitted Acquisition, (iii) is unsecured, or secured solely by a Lien on the assets of the Target, so long as such Lien was not granted or incurred in connection with, or in contemplation of, such Permitted Acquisition, and (iv) is not guaranteed by, and does not benefit from any credit support from, Borrower or any Subsidiary thereof (except the Target), and (b) Debt assumed by any Obligor pursuant to a Permitted Acquisition by such Obligor of any assets; provided, that such Debt (i) was in existence prior to the date of such Permitted Acquisition, (ii) was not incurred in connection with, or in contemplation of, such Permitted Acquisition, (iii) is unsecured, or secured solely by a Lien on the assets acquired pursuant to such Permitted Acquisition, so long as such Lien was not granted or incurred in connection with, or in contemplation of, such Permitted Acquisition, and (iv) is not guaranteed by, and does not benefit from any credit support from, Borrower or any Subsidiary thereof.

“Acquisition”: a transaction or series of transactions resulting in (a) acquisition of a business, division, or all or substantially all assets of a Person; (b) record or beneficial ownership of more than 50% of the Equity Interests of a Person; (c) merger, consolidation or combination of a Subsidiary with another Person or (d) acquisition of real property located in the United States from a Person that is not an Affiliate.

“Acquisition Consideration”: with respect to any Acquisition, including any Permitted Acquisition, the aggregate purchase consideration for such Acquisition or Permitted Acquisition and all other payments by Borrower or any of its Subsidiaries in exchange for, or as part of, or in connection with, such Acquisition or Permitted Acquisition, whether paid in cash, by issuance of a note, or by exchange of Equity Interests or of other assets or otherwise, and, in each case, whether payable at or prior to the consummation of such Acquisition or Permitted Acquisition or deferred for payment at any future time, and whether or not any such future payment is subject to the occurrence of any contingency, and includes any and all payments representing the purchase price and any assumptions of Debt, Contingent Acquisition Consideration, Seller Financing Indebtedness, and agreements to make any payment the amount of which is, or the terms of payment of which are, in any respect subject to or contingent upon the revenues, income, cash flow, profits or other performance (or the like) of any Person or business. For purposes of this Agreement, any such consideration not consisting of Cash paid or payable upon the closing of any such Acquisition or Permitted Acquisition shall be valued at the principal amount thereof in the case of notes or other debt Securities, the stated amount thereof in the case of fixed post-closing installments or similar Seller Financing Indebtedness obligations, the maximum payout amount in the case of any capped Contingent Acquisition Consideration or similar deferred contingent payment obligations, and reasonably estimable Fair Market Value in the case of any other non-Cash consideration.

“Administrative Agent”: as of any time of determination, the Person appointed in accordance with this Agreement (including pursuant to the successor agency provisions of Section 12.8) to act as administrative agent for the Lenders and as collateral agent for the Secured Parties. As of the Closing Date, the Administrative Agent shall be Wilmington Trust, National Association.

“Affected Financial Institution”: (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate”: with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. For the avoidance of doubt, each of the Permitted Holders shall be an Affiliate of the Obligor and their Subsidiaries.

“Agent”: each of Administrative Agent and Collateral Agent.

“Agent Fee Letter”: that certain Agent Fee Letter, dated as of the Closing Date, by and among the Administrative Agent and Borrower, as the same may be supplemented, amended or otherwise modified from time to time.

“Agent Fees”: as defined in Section 3.2.1.

“Agent Indemnitees”: Administrative Agent, Collateral Agent and each of its officers, directors, employees, Affiliates, agents and attorneys.

“Agent Professionals”: attorneys, accountants, appraisers, auditors, business valuation experts, environmental engineers or consultants, turnaround consultants, and other professionals and experts retained by any Agent.

“Agreement”: as defined in the preamble hereto.

“Anti-Corruption Law”: the United States Foreign Corrupt Practices Act of 1977, as amended, or any similar Applicable Law.

“Anti-Terrorism Law”: any law primarily relating to terrorism or money laundering, including the Patriot Act.

“Applicable Law”: with respect to any Person, conduct, transaction, agreement or matter, as the case may be, all laws, rules, regulations and governmental guidelines applicable to such Person, conduct, transaction, agreement or matter in question, including all applicable statutory law, common law and equitable principles, and all provisions of constitutions, treaties, statutes, rules, regulations, orders and decrees of Governmental Authorities (including, with reference to the Debtors, any order of the Bankruptcy Court, pursuant to the Bankruptcy Code or otherwise in connection with the Chapter 11 Cases).

“Applicable Rate”: 9.0% per annum.

“Approved Business Plan”: any business plan of the Borrower that has been approved in writing by the Required Lenders. On the Closing Date, the Approved Business Plan shall be that certain business plan dated as of November 7, 2023.

“Approved Fund”: any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in its ordinary course of activities, and is administered or managed by a Lender, an entity that administers or manages a Lender, or an Affiliate of either.

“Asset Disposition”: any sale, lease (as lessor), license, consignment, transfer or other Disposition of assets or property (real or personal) (including any Equity Interests) of any Obligor or Subsidiary thereof, including any unwinding or termination of any Swap Agreements, any discounting or selling of (with or without recourse) any notes receivable or accounts receivable, a Disposition of property in connection with a sale-leaseback transaction or synthetic lease, and including any Disposition of property pursuant to a Division at Fair Market Value; provided, that, Asset Dispositions shall not include any Exempted Dispositions.

“Assignment and Acceptance”: an assignment agreement between a Lender and Eligible Assignee, in the form of Exhibit A or otherwise reasonably acceptable to the Administrative Agent.

“Auction Agent”: (a) the Administrative Agent or (b) any other financial institution or advisor employed by the Borrower (whether or not an Affiliate of the Administrative Agent) to act as an arranger in connection with any Discounted Loan Prepayment pursuant to Section 5.2.2; provided that the Borrower shall not designate the Administrative Agent as the Auction Agent without the written consent of the Administrative Agent (it being understood that the Administrative Agent shall be under no obligation to agree to act as the Auction Agent).

“Backstop Loans”: as defined in Section 3.2.5.

“Backstop Parties” shall mean each Lender party hereto on and as of the Closing Date.3

“Backstop Put Option Payment” as defined in the Exit Facility Commitment Letter referred to in the Restructuring Support Agreement.

“Bail-In Action”: the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation”: (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

[3]	NTD: To be the lenders providing commitments for New Money Loans.

“Bankruptcy Code”: Title 11 of the United States Code, 11 U.S.C. §§ 101-1532.

“Bankruptcy Court”: as defined in the recitals to this Agreement.

“Beneficial Ownership Certification”: a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation”: 31 C.F.R. § 1010.230.

“Benefit Plan”: any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Bitcoin”: the digital currency referred to as such by market practice and transacted via a payment system using peer-to-peer transactions verified by network nodes and recording in a public distributed ledger called the Blockchain.

“Bitcoin Disposition”: any Disposition of Bitcoin by Borrower any Subsidiary thereof in the Ordinary Course of Business or pursuant to any Permitted BTC Hedging Agreement.

“Board of Governors”: the Board of Governors of the Federal Reserve System.

“Borrowed Money”: with respect to any Person, without duplication, (a) debt, indebtedness or other obligations of or owing by such Person that (i) arises from, is incurred as a result of, or otherwise relates to, the lending of any money to such Person by any other Person, (ii) is incurred pursuant to, or evidenced by, any notes, drafts, bonds, debentures, loan agreements or other credit documents, or similar instruments, (iii) accrues interest or is a type upon which interest charges are customarily paid (excluding trade payables owing in the Ordinary Course of Business), or (iv) was incurred, issued or assumed, or arises, in respect of, or in consideration of, full or partial payment for any property; (b) obligations under Capital Leases; (c) reimbursement obligations with respect to drawn amounts under letters of credit; and (d) Guarantee Obligations with respect to any indebtedness or other obligations of the foregoing types owing by any other Person.

“Borrower”: as defined in the preamble hereto.

“Borrower Materials”: reports, financial statements and other materials delivered by Borrower hereunder, as well as other Reports and information provided by any Agent to Lenders.

“Borrower Offer of Specified Discount Prepayment”: the offer by the Borrower to make a voluntary prepayment of the Loans at a Specified Discount to par pursuant to Section 5.2.2.

“Borrower Solicitation of Discount Range Prepayment Offers”: the solicitation by the Borrower of offers for, and the corresponding acceptance, if any, by a Lender of, a voluntary prepayment of the Loans at a specified range of discounts to par pursuant to Section 5.2.2

“Borrower Solicitation of Discounted Prepayment Offers”: the solicitation by the Borrower of offers for, and the subsequent corresponding acceptance, if any, by a Lender of, a voluntary prepayment of Term Loans at a discount to par pursuant to Section 5.2.2.

“Borrowing”: a group of Loans that are made (or deemed made) on the same day.

“Borrowing Date”: as defined in Section 2.1.3(a).

“Business Day”: any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, the State of New York, or Delaware.

“Capital Lease”: any lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

“Capital Lease Obligations”: as applied to any Person, all obligations under Capital Leases of such Person or any of its Subsidiaries, in each case, taken at the amount thereof accounted for as liabilities in accordance with GAAP.

“Cash”: money, currency or a credit balance in Dollars in any demand or Deposit Account.

“Cash Collateral”: cash, Cash Equivalents, and any interest or other income earned thereon, that collateralizes, or is security for the payment of, any Obligations.

“Cash Dominion Period”: shall be in effect at the election of the Required Lenders, as of the time that any Event of Default occurs or arises, and at all times until such Event of Default shall have been cured or shall cease to exist, so long as no other Default or Event of Default exists or be continuing at such time.

“Cash Equivalents”: (a) marketable obligations issued or unconditionally guaranteed by, and backed by the full faith and credit of, the United States government, maturing within 12 months of the date of acquisition; (b) certificates of deposit, time deposits and bankers’ acceptances maturing within 12 months of the date of acquisition, and overnight bank deposits, in each case, which are issued by a Lender or a commercial bank organized under the laws of the United States or any state or district thereof, rated A-1 (or better) by S&P or P-1 (or better) by Moody’s at the time of acquisition, and (unless issued by a Lender) not subject to offset rights; (c) repurchase obligations with a term of not more than 30 days for underlying investments of the types described in clauses (a) and (b) entered into with any bank described in clause (b); (d) commercial paper issued by any financial institution or other Person reasonably acceptable to the Administrative Agent or rated A-1 (or better) by S&P or P-1 (or better) by Moody’s, and maturing within nine months of the date of acquisition; (e) shares of any money market fund that has substantially all of its assets invested continuously in the types of investments referred to above, has net assets of at least $500,000,000 and has the highest rating obtainable from either Moody’s or S&P; and (f) any money market fund of which the assets are comprised of not less than 90% of the items specified in clauses (a) through (e) above. For the avoidance of doubt, Cryptocurrency shall not constitute “Cash Equivalents”.

“CERCLA”: the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. § 9601 et seq.).

“Change in Law”: the occurrence, after the date hereof, of (a) the adoption, taking effect or phasing in of any law, rule, regulation or treaty; (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof; or (c) the making, issuance or application of any request, guideline, requirement or directive (whether or not having the force of law) by any Governmental Authority; provided, however, that “Change in Law” shall include, regardless of the date enacted, adopted or issued, all requests, guidelines, requirements or directives (i) under or relating to the Dodd-Frank Wall Street Reform and Consumer Protection Act, or (ii) promulgated pursuant to Basel III by the Bank of International Settlements, the Basel Committee on Banking Supervision (or any similar authority) or any other Governmental Authority.

“Change of Control”: any of the following:

(a)    at any time, and for any reason whatsoever, any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), excluding the Permitted Holders, (i) shall obtain the power (whether or not exercised) to elect a majority of the members of the board of directors of Borrower, or (ii) shall become the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of Equity Interests of Borrower representing more than thirty-five percent (35%) of the voting or economic power or interests in the Borrower;

(b)    the sale or transfer (directly or indirectly, and whether pursuant to a single transaction or series of related transactions) of all or substantially all of the assets of the Borrower on a consolidated basis; or

(c)    a “change of control” or any comparable term under, and as defined in, any agreement governing Debt for Borrowed Money in an aggregate principal amount exceeding $10,000,000.

“Chapter 11 Cases”: as defined in the recitals to this Agreement.

“Charge”: any fee, loss, charge, expense, cost, accrual or reserve of any kind.

“Claims”: all claims, liabilities, obligations, losses, damages, penalties, judgments, proceedings, interest, costs and expenses of any kind (including remedial response costs, reasonable attorneys’ fees (which shall be limited to the fees, disbursements and other charges of one primary counsel and one local counsel in each relevant jurisdiction for the Indemnitees (unless there is an actual or perceived conflict of interest in which case each such Indemnitee may retain its own counsel), and Extraordinary Expenses) at any time (including after Full Payment of the Obligations or replacement of any Agent or any Lender) incurred by any Indemnitee or asserted against any Indemnitee by any Obligor or other Person, to the extent relating to (a) any Loans, letters of credit, Loan Documents, Borrower Materials, or the use thereof or transactions relating thereto, (b) any action taken or omitted in connection with any Loan Documents, (c) the existence or perfection of any Liens, or realization upon any Collateral, (d) exercise of any rights or remedies under any Loan Documents or Applicable Law in connection with the Loan Documents, or (e) failure by any Obligor to perform or observe any terms of any Loan Document, in each case, including all costs and expenses relating to any investigation, litigation, arbitration, settlement or other proceeding (including an Insolvency Proceeding or appellate proceedings), whether or not the applicable Indemnitee is a party thereto.

“Class” when used in reference to any Loan or Borrowing of Loans, refers to whether such Loan, or the Loans comprising such Borrowing, are Initial Term Loans, Delayed Draw Term Loans, Roll-Up Loans, Backstop Loans, or any other Loans made (or deemed made) hereunder from time to time.

“Closing Date”: the date upon which all conditions precedent to the effectiveness of this Agreement set forth in Section 6.1 are satisfied or waived in accordance with the terms hereof. For the avoidance of doubt, January     , 2024 constitutes the Closing Date.

“Code”: the Internal Revenue Code of 1986, as amended.

“Collateral”: collectively, (a) all property (including, personal property, mixed, owned, leased or operated by an Obligor and Real Estate owned by an Obligor) that is described in any Security Document as security for any Obligations, and (c) all other property (including all Real Estate, personal property, mixed, owned, leased or operated by an Obligor) of an Obligor that now or hereafter secures (or is intended to secure) any Obligations; but, in all cases, excluding Excluded Assets.

“Collateral Agent”: as of any time of determination, the Person appointed in accordance with this Agreement (including pursuant to the successor agency provisions of Section 12.8) to act as collateral agent for the Lenders and as collateral agent for the Secured Parties. As of the Closing Date, the Administrative Agent shall be Wilmington Trust, National Association.

“Commitments”: as to any Lender, such Lender’s Initial Term Loan Commitments and Delayed Draw Term Loan Commitments.

“Commodity Exchange Act”: the Commodity Exchange Act (7 U.S.C. § 1 et seq.).

“Compliance Certificate”: a certificate (substantially in the form of Exhibit E hereto or in such other form reasonably acceptable to the Administrative Agent) signed by a Senior Officer of each of the Obligors and delivered on behalf of the Obligors to certify compliance with Section 10.3 and such other terms, conditions and provisions of the Loan Documents as required by the Administrative Agent or Required Lenders, which certificate shall also include such other information, notices, representations, warranties, covenants and/or other statements as required by the Loan Documents or as separately requested by the Administrative Agent or Required Lenders, including as to other matters described in Section 10.1.2(d).

“Confirmation Order”: as defined in the Plan of Reorganization.

“Consolidated Adjusted EBITDA”: for any period, an amount equal to (a) Consolidated Net Income for such period, plus (b) each of the following, without duplication, of the amounts for such period of the following in respect of the Borrower and its consolidated Subsidiaries (i) Consolidated Interest Expense, plus (ii) provisions for taxes based on income, plus (iii) total depreciation expense, plus (iv) total amortization expense, plus (v) other non-Cash charges reducing Consolidated Net Income (excluding any such non-Cash charge to the extent that it represents an accrual or reserve for potential Cash charges in any future period or amortization of a prepaid Cash charge that was paid in a prior period), plus (vi) customary and reasonable fees, costs and expenses incurred in connection with (1) the negotiation, execution, delivery and performance of any third party Debt permitted hereunder and any amendments, modifications, supplements or waivers of any of the foregoing or of this Agreement, (2) any investments, dispositions or acquisitions (whether consummated or not consummated) and (3) the incurrence, issuance, administration, prepayment, amendment or refinancing of Debt or issuances of equity made (or attempted to be made) if permitted hereunder; plus (vii) with respect to any Permitted Acquisitions (or other Acquisition made in accordance with the terms of this Agreement) (exclusive of all reasonable fees and expenses of such transaction), losses attributable to purchase accounting (i.e., the effect of any non-cash items resulting from any amortization, write-down or write-off assets (including intangible assets, goodwill and deferred financing costs) in connection with any such Acquisition), in the event that such an adjustment is made, in each case, in accordance with GAAP, plus (viii) with respect to any Permitted Acquisitions, earn-outs to the extent accrued or paid in cash, plus (ix) extraordinary, unusual or non-recurring items, including non-recurring recruitment, relocation and/or severance expense, plus (x) compensation and reimbursement of expenses of members of the board of directors of the Borrower, plus (xi) all losses on sales of assets outside the ordinary course of business, plus (xii) proceeds of business interruption insurance and other charges, losses or expenses to the extent indemnified, insured, reimbursed or reimbursable or otherwise covered by a third party, in each case, to the extent actually received in cash, plus (xiii) any adjustments and add backs (other than pro-forma synergies, revenue enhancements or similar items) specifically identified (and only for specific amounts and time periods set forth therein) in any quality of earnings reports prepared in connection with any Permitted Acquisition or other acquisition constituting a permitted investment by an accounting firm of nationally recognized standing and, in each case, to the extent approved by the Administrative Agent (such approval not to be unreasonably withheld, conditioned or delayed) minus (c) in each case, to the extent increasing Consolidated Net Income, the sum, without duplication, of the amounts for such period of (i) other non-Cash gains increasing Consolidated Net Income for such period (excluding any such non-Cash gain to the extent it represents the reversal of an accrual or reserve for potential Cash gain in any prior period), plus (ii) interest income, plus (iii) other non-ordinary course income.

“Consolidated Capital Expenditures”: for any period, the aggregate of all expenditures of Borrower and its Subsidiaries during such period determined on a consolidated basis that, in accordance with GAAP, are or should be included in “purchase of property, plant and equipment” as reflected in the consolidated statement of cash flows of Borrower and its Subsidiaries (subject to the limitations set forth in Section 1.2); provided, that, (a) Acquisition Consideration or any capitalized software development cost shall not constitute Consolidated Capital Expenditures, (b) the purchase price of equipment that is purchased substantially contemporaneously with the trade-in or sale of similar equipment or with insurance proceeds therefrom shall be included as Consolidated Capital Expenditures only to the extent of the gross amount by which such purchase price exceeds the credit granted by the seller of such equipment for the equipment being traded in at such time or the proceeds of such sale or the amount of such insurance proceeds, as the case may be, and (c) Consolidated Capital Expenditures shall not include (i) any such expenditure made or paid with the Net Cash Proceeds in respect of the issuance of any (x) incurrence of Debt, (y) contribution of capital or (z) Equity Interests (other than Disqualified Equity Interests) of Borrower or any direct or indirect parent thereof, (ii) any such expenditure to the extent Borrower or its Subsidiaries are reimbursed in cash by a third party (other than a Obligor or any Subsidiary of a Obligor) during the same period within which such expenditure was made, and (iii) any such expenditure made in connection with the reinvestment of Net Cash Proceeds as permitted under Sections 5.3.3, 5.3.4 or 5.3.5.

“Consolidated Cash Interest Expense”: for any period, Consolidated Interest Expense for such period based upon GAAP, excluding (i) any paid-in-kind interest and any other amount not payable in cash, (ii) amortization of deferred financing costs and (iii) any realized or unrealized gains or losses attributable to Swap Agreements.

“Consolidated Current Assets”: as at any date of determination, the total assets of Borrower and its Subsidiaries on a consolidated basis that are properly classified as current assets in conformity with GAAP, excluding Cash and Cash Equivalents, deferred bank fees and derivative financial instruments related to Debt, the current portion of current and deferred taxes and assets held for sale or pension assets.

“Consolidated Current Liabilities”: as at any date of determination, the total liabilities of Borrower and its Subsidiaries on a consolidated basis that are properly classified as current liabilities in conformity with GAAP, excluding the current portion of long-term debt.

“Consolidated Excess Cash Flow”: for any period, an amount (if positive) determined for Obligors and their Subsidiaries on a consolidated basis equal to:

(a)     the sum, without duplication, of the amounts for such period of the following:

(i)     Consolidated Adjusted EBITDA for such period, plus

(ii)     the Consolidated Working Capital Adjustment for such period, minus

(b)     the sum, without duplication, of the amounts for such period of the following:

(i)     an amount equal to (A) all Charges either (1) excluded in calculating Consolidated Net Income, or (2) added back in calculating Consolidated Adjusted EBITDA, in each case, to the extent paid or payable with Internally Generated Cash, and (B) all non-Cash credits included in calculating Consolidated Net Income or Consolidated Adjusted EBITDA, plus

(iii)     amounts paid with Internally Generated Cash (except Cash constituting proceeds of Debt) during such period on account of (A) items that were accounted for as non-Cash reductions of Consolidated Net Income or Consolidated Adjusted EBITDA in a prior period, and (B) reserves or amounts established in purchase accounting to the extent such reserves or amounts are added back to, or not deducted from, Consolidated Net Income, plus

(iv)    the aggregate amount of any extraordinary, unusual, special or non-recurring cash Charges paid or payable with Internally Generated Cash during such period (whether or not incurred in such Excess Cash Flow Period) that were excluded in calculating Consolidated Adjusted EBITDA (including any component definition used therein) for such period, plus

(v)    the amount of any payment of Cash to be amortized or expensed over a future period and recorded as a long-term asset, plus

(vi)     cash Taxes paid, plus

(vii)     Consolidated Interest Expense paid in cash, plus

(viii)     scheduled funded debt payments (including amortization), plus

(ix)    payments of earn-outs or similar deferred or contingent obligations or any “seller debt” or similar debt permitted to be incurred and paid hereunder and consideration payable for a Permitted Acquisition or other Permitted Investment and reasonably expenses to third parties in connection therewith, plus

(x)    any mandatory cash principal payment and any premium, make-whole or penalty payments actually paid in cash) on any Indebtedness, plus

(xi)     any increase in the Consolidated Working Capital Adjustment.

“Consolidated Fixed Charges”: for any period, the sum, without duplication, of the amounts determined for Borrower and its Subsidiaries on a consolidated basis equal to (a) Consolidated Cash Interest Expense and (b) scheduled payments of principal (or equivalent amounts) on Consolidated Total Debt, and any scheduled payments principal and/or rent related to any Capital Leases (including the New Miner Equipment Lender Debt).

“Consolidated Interest Expense”: for any period, total interest expense of Borrower and its Subsidiaries on a consolidated basis with respect to all outstanding Debt, including all commissions, discounts and other fees and charges owed with respect to letters of credit and net costs under Swap Agreements, but excluding, however, (i) any amount not payable in cash, (ii) any amounts referred to in Section 3.2.5 payable on or before the Closing Date, including any underwriting fees or original issue discount paid in connection with the consummation of the Transactions and any agency fees payable to the Administrative Agent or the Collateral Agent in connection with the Credit Documents, (iii) any expenses paid in connection with the consummation of the Transactions and (iv) any fees and/or expenses paid in connection with any Permitted Acquisition or other Investments or in connection with any amendment or waiver with respect to any outstanding Indebtedness or any expenses and upfront fees (including any original issue discount) incurred in connection with any Indebtedness the proceeds of which are applied to fund any Permitted Acquisition or other Investment.

“Consolidated Net Income”: for any period, (a) the net income (or loss) of Borrower and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP, minus (b) in each case, to the extent otherwise included in such net income (or loss) and without duplication, (i) the income (or loss) of any Person that is not a Wholly-Owned Subsidiary, (ii) the income (or loss) of any Person accrued prior to the date it becomes a Wholly-Owned Subsidiary of Borrower or is merged into or consolidated with Borrower or any of its Wholly-Owned Subsidiaries or that Person’s assets are acquired by Borrower or any of its Wholly-Owned Subsidiaries, (iii) the income of any Subsidiary of Borrower to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, (iv) any after-tax gains or losses attributable to Dispositions or returned surplus assets of any Pension Plan, (v) any after tax gain or loss attributable to returned surplus assets of any Pension Plan for such period, (vi) the income or loss of any Person for such period attributable to the early extinguishment of any Indebtedness or obligations under any Swap Contracts or other derivative instruments, (vii) all foreign currency translation gains or losses to the extent such gains or losses are non-cash items, (viii) the cumulative effect of any change in accounting principles and (ix) to the extent not included in clauses (i) through (viii) above, any net extraordinary gains or net extraordinary losses (in each case, as determined by reference to GAAP immediately prior to giving effect to FASB’s Accounting Standards Update No. 2015-01).

“Consolidated Total Debt”: as at any date of determination, the aggregate amount of Debt of the type described in clauses (a), (c), (e) (to the extent drawn and not reimbursed), (f), (g) and (i) of the term “Debt” of Borrower and its Subsidiaries then-outstanding (which shall be determined on a consolidated basis in accordance with GAAP).

“Consolidated Working Capital”: as at any date of determination, the difference of Consolidated Current Assets minus Consolidated Current Liabilities.

“Consolidated Working Capital Adjustment”: for any period of determination on a consolidated basis, the amount (which may be a negative number) equal to the difference of (i) Consolidated Working Capital as of the beginning of such period, minus (ii) Consolidated Working Capital as of the end of such period. In calculating the Consolidated Working Capital Adjustment there shall be excluded (a) the effect of reclassification during such period of current assets to long term assets and current liabilities to long term liabilities and the effect of any Permitted Acquisition during such period, (b) the effect of any Disposition of any Person, facility or line of business or acquisition of any Person, facility or line of business during such period, (c) the effect of any fluctuations in the amount of accrued and contingent obligations under any Swap Agreement and (d) the application of purchase or recapitalization accounting.

“Contingent Acquisition Consideration”: any earnout obligation or similar deferred or contingent obligation of Borrower or any of its Subsidiaries incurred or created in connection with any Acquisition.

“Contingent Obligation”: any obligation of a Person arising from any guaranty (including all Guarantee Obligations), indemnity or other assurance of payment or performance of any Debt, lease, dividend or other obligation (“primary obligations”) of another obligor (“primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person under any (a) guaranty, endorsement, co-making or sale with recourse of an obligation of a primary obligor; (b) obligation to make take-or-pay or similar payments regardless of nonperformance by any other party to an agreement; and (c) arrangement (i) to purchase any primary obligation or security therefor, (ii) to supply funds for the purchase or payment of any primary obligation, (iii) to maintain or assure working capital, equity capital, net worth or solvency of the primary obligor, (iv) to purchase property or services for the purpose of assuring the ability of the primary obligor to perform a primary obligation, or (v) otherwise to assure or hold harmless the holder of any primary obligation against loss in respect thereof. The amount of any Contingent Obligation shall be deemed to be the stated or determinable amount of the primary obligation (or, if less, the maximum amount for which such Person may be liable under the instrument evidencing the Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability with respect thereto as determined by such Person in good faith.

“Control”: the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Control Agreement”: an agreement with respect to any Deposit Account, Security Account or Commodity Account entered into by and among the Obligor in whose name such Deposit Account, Security Account or Commodity Account is maintained, the institution(s) maintaining such Deposit Account, Security Account or Commodity Account, and Collateral Agent, which agreement shall be in form and substance reasonably acceptable to the Administrative Agent and effective to establish “control” (within the meaning set forth in Sections 9-104 and 9-106 of the Uniform Commercial Code) of such Deposit Account, Security Account or Commodity Account in favor of the Collateral Agent to the extent required to perfect the Collateral Agent’s Lien on such Deposit Account, Security Account or Commodity Account.

“Convertible Notes Secured Claim”: as defined in the Plan of Reorganization.

“Copyrights”: all copyrights (whether statutory or common law, whether established or registered in the United States or any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished) and all copyright registrations and applications, together with any and all (i) rights and privileges arising under applicable law with respect to the foregoing, (ii) renewals, supplements and extensions thereof and amendments thereto, (iii) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable with respect thereto, including damages and payments for past, present or future infringements thereof, (iv) rights corresponding thereto throughout the world and (v) rights to sue for past, present or future infringements thereof.

“Covered Party”: as defined in Section 14.20(a).

“Cryptocurrency”: any digital or electronic asset or currency (including Bitcoin and Ethereum) transacted, exchanged or otherwise subsisting on the blockchain or other decentralized or distributed ledger or similar digital platform.

“CWA”: the Clean Water Act (33 U.S.C. §§ 1251 et seq.).

“Debt”: as applied to any Person, without duplication, (a) all indebtedness and obligations of such Person for Borrowed Money; (b) the deferred purchase price of assets or services that in accordance with GAAP would be included as liabilities on the balance sheet of such Person; (c) all obligations of such Person arising with respect to non-contingent earnout or similar non-contingent obligations incurred in connection with an Acquisition; (d) all Disqualified Equity Interests; (e) all reimbursement obligations in respect of letters of credit issued for the account of such Person; (f) all Debt of a second Person secured by any Lien on any property owned by such first Person, whether or not such Debt has been assumed; (g) all Capital Lease Obligations of such Person; (h) all obligations of such Person under Swap Agreements (but taking into account only the mark-to-market value or, if any actual amount is due as a result of the termination or close-out of such transaction, that amount), and (i) without duplication, all Contingent Obligations of such Person with respect to Debt described in (a) through (h) above; provided, that Debt shall not include (i) trade payables and accrued expenses, in each case, arising in the Ordinary Course of Business, (ii) deferred or prepaid revenue, (iii) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller or (iv) any obligations or liabilities under any agreement relating to any Permitted Asset Disposition, power purchase agreements or hosting agreements. The Debt of a Person shall include any recourse Debt of any partnership in which such Person is a general partner or joint venturer. The amount of Debt of any Person for purposes of clause (iii) shall be deemed to be equal to the lesser of (1) the aggregate unpaid amount of such Debt and (2) the Fair Market Value of the property encumbered thereby as determined by such Person in good faith. “Debt Issuance”: the incurrence by any Obligor or any Subsidiary of any Debt, other than Debt permitted under Section 10.2.1.

“Debtor”: as defined in the preamble to this Agreement.

“Default”: an event or condition that, with the lapse of time or giving of notice, would constitute an Event of Default.

“Default Rate”: with respect to (a) overdue principal of any Loan, the Applicable Rate plus 2.0% per annum, and (b) any other overdue Obligation or amount, including overdue interest, fees, premiums, expenses (to the extent permitted by Applicable Law), the Applicable Rate plus 2.0% per annum.

“Defaulting Lender”: without limiting Section 4.2.2, (a) any Lender that has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and Borrower in writing that such failure is the result of such Lender’s good faith determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two Business Days of the date when due, (b) any Lender that has notified Borrower or the Administrative Agent (or any of their respective counsel) that it does not intend to comply with its funding obligations hereunder, or that has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s good faith determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) any Lender that has failed, within three (3) Business Days after written request by the Administrative Agent or Borrower, to confirm in writing to the Administrative Agent and Borrower that it is able to, intends to, and shall, comply with its prospective funding obligations hereunder at the time, in the manner, and as otherwise required hereby (provided, that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and Borrower), or (d) any Lender (or any Person seeking to become a Lender) that has, or whose direct or indirect parent company has, (i) become the subject of any Insolvency Proceeding (except if the Administrative Agent consents thereto, at the direction of the Required Lenders), (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (iii) become the subject of a Bail-In Action; provided, that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent or the Required Lenders that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 4.2.2) upon delivery of written notice of such determination to Borrower and each Lender.

“Delayed Draw Term Lender”: any Lender having a Delayed Draw Term Loan Commitment or a Delayed Draw Term Loan outstanding hereunder.

“Delayed Draw Term Loan”: as defined in Section 2.1.2(b).

“Delayed Draw Term Loan Commitment”: as to any Lender, its obligation to make Delayed Draw Term Loans to Borrower pursuant to Section 2.1.2 in an aggregate amount not to exceed at any one time outstanding the amount set forth opposite such Lender’s name in Schedule 1.1 under the heading “Delayed Draw Term Loan Commitment”; collectively, as to all the Lenders, the “Delayed Draw Term Loan Commitments.” The original aggregate amount of the Delayed Draw Term Loan Commitments on the Closing Date is $[20,000,000].

“Delayed Draw Term Loan Commitment Expiration Date”: the earlier to occur of (x) the date on which the entire Delayed Draw Term Loan Commitment has been fully drawn, (y) the Termination Date, and (y) the [30th] Business Day prior to the Maturity Date.

“Delayed Draw Term Loan Percentage”: as to any Delayed Draw Term Lender at any time, the percentage which (a) such Lender’s Delayed Draw Term Loans and unused Delayed Draw Term Loan Commitment then outstanding constitute of (b) the sum of all of the Delayed Draw Term Loans and unused Delayed Draw Term Loan Commitments then outstanding (or, if the Delayed Draw Term Loan Commitments have terminated or expired in their entirety, the percentage which such Lender’s Delayed Draw Term Loans then outstanding constitute of the aggregate Delayed Draw Term Loans then outstanding).

“Designated Jurisdiction”: a country or territory that is the subject of a Sanction (as of the date of this Agreement, Cuba, Iran, Syria, North Korea, the Crimea region of Ukraine, the Donetsk People’s Republic, and the Luhansk People’s Republic).

“Discount Range Prepayment Notice”: a written notice of a Borrower Solicitation of Discount Range Prepayment Offers made pursuant to Section 5.2.2 substantially in the form of Exhibit O.

“Discount Range Prepayment Offers” the irrevocable written offer by a Lender, substantially in the form of Exhibit P, submitted in response to an invitation to submit offers following the Auction Agent’s receipt of a Discount Range Prepayment Notice.

“Discounted Prepayment Effective Date”: in the case of any Borrower Offer of Specified Discount Prepayment, Borrower Solicitation of Discount Range Prepayment Offer or Borrower Solicitation of Discounted Prepayment Offer, five (5) Business Days following the respective Specified Discount Prepayment Response Date, Discount Range Prepayment Response Date or Solicited Discounted Prepayment Response Date, as applicable, in accordance with Section 5.2.2(b)(i), Section 5.2.2(c)(i) or Section 5.2.2(d)(i) respectively, unless a different period is agreed to between the Borrower and the Auction Agent acting in their reasonable discretion.

“Disposition”: with respect to any Person, any conveyance, sale, lease (as lessor), license (as licensor), exchange, assignment, transfer or other Disposition by such Person of any property or assets (whether now owned or hereafter acquired) to any other Person, in each case, whether or not the consideration therefor consists of Cash, Cash Equivalents, Securities or any other property or assets. For purposes of clarification, “Dispose” shall include (a) any issuance, sale or other transfer of any Equity Interests, (b) the sale or other Disposition for value of any Bitcoin or other Cryptocurrency, or any contracts in respect thereof, (b) the early termination or modification of any contract by any Person resulting in the receipt by such Person of a Cash payment or other consideration in exchange for such event (other than payments in the ordinary course for previously accrued and unpaid amounts due through the date of termination or modification), and (c) any sale of merchant accounts (or any rights thereto (including any rights to any residual payment stream with respect thereto) by Borrower or any of its Subsidiaries. “Dispose” shall have a corresponding meaning.

“Disqualified Equity Interests”: any Equity Interest that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Equity Interest), or upon the happening of any event, matures or is mandatorily redeemable (other than (i) solely for Equity Interests that are not Disqualified Equity Interests and cash in lieu of fractional shares or (ii) solely at the discretion of the issuer), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control, asset sale or similar event so long as any rights of the holders thereof upon the occurrence of a change of control, initial public offering, asset sale or similar event shall be subject to Full Payment of the Obligations), or redeemable at the option of the holder of the Equity Interest, in whole or in part, on or prior to the date that is 91 days after the Termination Date. Notwithstanding the preceding sentence, any Equity Interest that would constitute Disqualified Equity Interests solely because the holders of the Equity Interests have the right to require Borrower or any Subsidiary to repurchase such Equity Interest upon the occurrence of a change of control or an asset sale will not constitute Disqualified Equity Interests if the terms of such Equity Interests provide that Borrower or such Subsidiary, as applicable, may not repurchase or redeem any such Equity Interests pursuant to such provisions unless such repurchase or redemption complies with Section 10.2.3.

“ Distribution ”: any (a) any dividend or other distribution, liquidation preference, direct or indirect, on account of any shares of any class of Equity Interests of Borrower or any of its Subsidiaries now or hereafter outstanding, except a dividend payable solely in shares of Equity Interests (other than any Disqualified Equity Interests); (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of Equity Interests of Borrower (or any direct or indirect parent thereof) or any of its Subsidiaries now or hereafter outstanding; and (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of Equity Interests of Borrower (or any direct or indirect parent thereof) or any of its Subsidiaries now or hereafter outstanding.

“Dividing Person”: has the meaning assigned to it in the definition of “Division.”

“Division”: the division of the assets, liabilities and/or obligations of a Person (the “Dividing Person”) among two or more Persons (whether pursuant to a “plan of division” or similar arrangement), which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive.

“Dollars”: lawful money of the United States.

“EEA Financial Institution”: (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country”: any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority”: any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Assignee”: each and any of the following Persons: (a) each Lender, (b) each Affiliate of a Lender, (c) each Approved Fund, and (d) each other Person approved by the

Administrative Agent and the Borrower; provided, that, notwithstanding the foregoing, (x) in no event shall any natural person, the Borrower, or any Person that is an Affiliate or Subsidiary of the Borrower, constitute an Eligible Affiliate, and (y) in addition to complying with the foregoing, each assignment shall also comply with, and shall be made in accordance with the terms of, Section 13.3.

“Enforcement Action”: any action to enforce any Obligations or Loan Documents or to exercise any rights or remedies relating to any Collateral (whether by judicial action, self-help, notification of Account Debtors, exercise of setoff or recoupment, exercise of any right to act in an Obligor’s Insolvency Proceeding or to credit bid Obligations, or otherwise, pursuant to any order of the Bankruptcy Court, or otherwise).

“Environment”: ambient air, indoor air, surface water, groundwater, drinking water, soil, surface and subsurface strata, and natural resources such as wetland, flora and fauna.

“Environmental Laws”: all Applicable Laws (including all programs, permits and guidance promulgated by regulatory agencies), relating to public health (but excluding occupational safety and health, to the extent regulated by OSHA) or the protection or pollution of the environment, including CERCLA, RCRA and CWA.

“Environmental Liability”: any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities) whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law, directly or indirectly relating to (a) any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) Release or threatened Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Notice”: a notice (whether written or oral) from any Governmental Authority or other Person of any possible noncompliance with, investigation of a possible violation of, litigation relating to, or potential fine or liability under any Environmental Law, or with respect to any Environmental Release, environmental pollution or hazardous materials, including any complaint, summons, citation, order, claim, demand or request for correction, remediation or otherwise.

“Environmental Release”: a release as defined in CERCLA or under any other Environmental Law.

“Equity Interest”: the interest of any (a) shareholder in a corporation; (b) partner in a partnership (whether general, limited, limited liability or joint venture); (c) member in a limited liability company; or (d) Person having any other form of equity security or ownership interest in another Person, including common stock and preferred stock, and including all of the warrants, options or other rights for the purchase or acquisition from such Person of such Equity Interests in such Person.

“ERISA”: the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate”: any trade or business (whether or not incorporated) under common control with an Obligor within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event”: (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by any Obligor or ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by any Obligor or ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) the determination that any Pension Plan or Multiemployer Plan is considered an at risk plan or a plan in critical or endangered status under the Code, ERISA or the Pension Protection Act of 2006; (f) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; (g) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Obligor or ERISA Affiliate; or (h) with respect to any Pension Plan, a failure to satisfy the minimum funding standard under Section 412 of the Code or Section 302 of ERISA, whether or not waived, or a failure to make a required contribution to a Multiemployer Plan.

“EU Bail-In Legislation Schedule”: the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default”: as defined in Section 11.1.

“Exchange Act”: Securities Exchange Act of 1934.

“Excluded Account”: any Deposit Account in the name of any Borrower (a) that is used exclusively for payroll, payroll taxes and other employee wage and benefit payments in the Ordinary Course of Business; (b) that is a trust, fiduciary, or withholding tax payment account or (c) accounts set forth on Schedule 8.5 which are listed as Excluded accounts; provided, that, no other Deposit Accounts shall constitute an Excluded Account.

“Excluded Assets”: each of the following:

(a)    any lease, license, contract, or agreement (including, with respect to any Purchase Money Debt or similar arrangement, in each case, permitted hereunder, the assets subject thereto) to which any Obligor is a party or any of its rights or interests thereunder and its interest in any Real Estate which is demised thereby and any improvement thereon, in each case, if and only for so long as the grant of a security interest or Lien under this Agreement (i) is prohibited by Applicable Law, or would constitute or result in the abandonment, invalidation or unenforceability of any right, title or interest of such Obligor therein pursuant to Applicable Law, (ii) would require the consent of third parties, and such consent shall have not been obtained notwithstanding the Obligors’ commercially reasonable efforts to obtain the same (other than with respect to Real Estate existing as of the Closing Date, for which no such efforts shall be required), or (iii) would constitute or result in a breach, termination or default under any such lease, license, contract or agreement (in each case, other than to the extent that any such prohibition, limitation, consent requirement or other term thereof is rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC of any relevant jurisdiction, the Bankruptcy Code or any other Applicable Law or any principles of equity); provided, that such lease, license, contract or agreement (including, with respect to any Purchase Money Debt or similar arrangement, in each case, permitted hereunder, the assets subject thereto), the rights and interests of any Obligor thereunder and/or such Obligor’s interest in any such Real Estate which is demised thereby and any improvements thereon will, in any case, be an Excluded Asset only to the extent and for so long as the consequences specified above will result and will cease to be an Excluded Asset, and will become Collateral, immediately and automatically, at such time as such consequences will no longer result;

(b)    Excluded Accounts;

(c)    [reserved];

(d)    any United States intent-to-use trademark applications to the extent the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark application under applicable federal law; and

(e)    Margin Stock;

provided, that “Excluded Assets” shall not include any proceeds, products, substitutions or replacements of Excluded Assets (unless such proceeds, products, substitutions or replacements would otherwise constitute Excluded Assets); provided, further, that upon the occurrence of an event that renders property to no longer constitute Excluded Assets, including submission and acceptance by the United States Patent and Trademark Office of an amendment to allege use pursuant to 15 U.S.C. Section 1060(a) (or any successor provision) with respect to an intent-to-use trademark application, a security interest in such property shall be automatically and simultaneously be granted under the Security Documents and such property shall be automatically and immediately included as Collateral hereunder.

“Excluded Subsidiary”: any Subsidiary to the extent the Required Lenders and the Borrower mutually and reasonably determine the cost and/or burden of obtaining a Guaranty outweighs the benefit to the Secured Parties.

“Excluded Swap Obligation” means, with respect to any Guarantor at any time, any Swap Agreement, if, and to the extent that, all or a portion of the guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Agreement (or any guarantee thereof) is illegal at such time under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guarantee or security interest is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof).

“Excluded Taxes”: with respect to the Administrative Agent, any Lender or any other recipient of a payment to be made by or on account of any Obligation, (a) Taxes imposed on or measured by its net income (however denominated), branch profits Taxes and franchise Taxes, in each case, as a result of (i) such recipient being organized or having its principal office, or, in the case of any Lender, having its applicable Lending Office located, in such jurisdiction, or (ii) a present or former connection between such recipient and the taxing jurisdiction (other than connections arising from the Administrative Agent, such Lender or such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document); (b) any Tax imposed on such recipient as a result of such recipient’s failure to comply with Section 5.10; (c) in the case of a Lender, any U.S. federal withholding tax imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to laws in force at the time such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by Borrower under Section 13.4) or designates a new Lending Office hereunder, except to the extent that, pursuant to Section 5.9, additional amounts were payable with respect to such U.S. federal withholding tax to such Lender (or its assignor, if any), immediately prior to designation of a new Lending Office (or assignment) and (d) withholding Taxes imposed by FATCA.

“Exempted Dispositions”:

(a)    any Disposition of property or assets with an aggregate Fair Market Value or book value (whichever is more) not in excess $2,000,000; provided, that the aggregate Fair Market Value or book value (whichever is more) of all such Dispositions shall not exceed $2,000,000 in any Fiscal Year;

(b)    any Disposition of property that is obsolete, surplus, unmerchantable or otherwise unsalable, including the abandonment or other Disposition of immaterial Intellectual Property, in the Ordinary Course of Business

(c)    the sale or discount (or forgiveness), in each case, without recourse and in the Ordinary Course of Business, of accounts receivable or notes receivable overdue by more than ninety (90) days, but only in connection with the compromise or collection thereof or in connection with the bankruptcy or reorganization of the applicable account debtors and Dispositions of any securities received in any such bankruptcy or reorganization;

(d)    any Disposition resulting from any casualty or other insured damage to, or any taking under any power of eminent domain or by condemnation or similar proceeding of, any real or personal property of any Obligor;

(e)    any transaction permitted by Sections 10.2.2, 10.2.3, 10.2.4 or 10.2.9;

(f)    any non-exclusive License for any Intellectual Property, leases or subleases, in each case, in the Ordinary Course of Business;

(g)    any Disposition of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property (and such purchase is consummated promptly thereafter), or (ii) the proceeds of such Disposition are applied to the purchase price of replacement property (which replacement property is actually promptly purchased within 270 days after the initial receipt of such monies (and an additional ninety-five (95) day extension if a written commitment to reinvest has been entered into prior to the lapse of such 270 day period); provided, that, any property acquired hereunder shall constitute Collateral, and the Collateral Agent shall be granted a fully perfected Lien thereon in accordance with the requirements hereof and having the same priority as all other Liens granted to secure the Obligations;

(h)    any lease, sublease, license or sublicense of any real or personal property which is entered into in good faith and does not materially interfere with the business of the Obligors, taken as a whole, or which is entered into in the Ordinary Course of Business;

(i)    the unwinding of any Swap Agreements;

(j)    any Disposition approved in writing by the Administrative Agent;

(k)    any Disposition of any asset by an Obligor to another Obligor in the Ordinary Course of Business, so long as any property subject to the same shall remain subject to a fully perfected, first-priority Lien in favor of the Collateral Agent to the extent provided hereunder;

(l)    any Bitcoin Disposition; and

(m)    the liquidation or other Disposition of cash or Cash Equivalents in the Ordinary Course of Business.

“Exit Credit Agreement”: as defined in the preamble to this Agreement.

“Exit Facility”: as defined in the preamble to this Agreement.

“Exit Facility Upfront Payment”: as defined in the Exit Facility Commitment Letter referred to in the Restructuring Support Agreement).

[“Exit Facility Syndication”: as defined in the Exit Facility Commitment Letter referred to in the Restructuring Support Agreement).]

[“Exit Facility Syndication Procedures”: as defined in the Exit Facility Commitment Letter referred to in the Restructuring Support Agreement).]

“Extraordinary Expense”: all reasonable and out-of-pocket costs or expenses that Administrative Agent in accordance with the terms hereof incurs during an Event of Default relating to (a) any audit, inspection, repossession, storage, repair, appraisal, insurance, manufacture, preparation or advertising for sale, sale, collection, or other preservation of or realization upon any Collateral; (b) any action, arbitration or other proceeding (whether instituted by or against Administrative Agent, any Lender, any Obligor, any representative of creditors of an Obligor or any other Person) in any way relating to any Collateral (including the validity, perfection, priority or avoidability of Administrative Agent’s Liens with respect to any Collateral), Loan Documents, letters of credit or Obligations, including any lender liability or other Claims; (c) the exercise, protection or enforcement of any rights or remedies of Administrative Agent in, or the monitoring of, any Insolvency Proceeding; (d) settlement or satisfaction of any taxes, charges or Liens with respect to any Collateral; (e) any Enforcement Action; (f) negotiation and documentation of any modification, waiver, workout, restructuring or forbearance with respect to any Loan Documents or Obligations; and (g) Protective Advances. Such costs, expenses and advances include transfer fees, storage fees, insurance costs, permit fees, utility reservation and standby fees, reasonable, documented, and out-of-pocket legal fees, appraisal fees, brokers’ fees and commissions, auctioneers’ fees and commissions, accountants’ fees, environmental study fees, wages and salaries paid to employees of any Obligor or independent contractors in liquidating any Collateral, and travel expenses of any Obligor or independent contractors in liquidating any Collateral, and travel expenses.

“Extraordinary Receipts”: subject to the terms of the New Miner Equipment Intercreditor Agreement, any Cash received by, or paid to, or for the account of, Borrower or any of its Subsidiaries outside of the Ordinary Course of Business (and not consisting of proceeds described in Sections 5.3.3, 5.3.4, 5.3.6 and 5.3.7 hereof or other equity issuances permitted hereunder), including, (i) proceeds of property and casualty insurance (other than proceeds from business interruption insurance) and (ii) condemnation awards (and payments in lieu thereof); provided, however, that the proceeds of any sale of Equity Interests of an Obligor or any Subsidiary shall not be Extraordinary Receipts.

“Facilities”: the New Money Loans, the New Secured Notes, and the New Secured Convertible Notes.

“Fair Market Value”: with respect to any asset or item of property, the sale value that would be obtained therefor in an arm’s-length, free market transaction between an informed and willing seller under no compulsion to sell, and an informed and willing buyer under no compulsion to buy, as determined in good faith.

“FATCA”: Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“Financial Covenants”: as defined in Section 10.3.2.

“Fiscal Quarter”: each period of three months, commencing on the first day of a Fiscal Year.

“Fiscal Year”: the fiscal year of Borrower and its Subsidiaries for accounting and tax purposes, ending on December 31 of each year.

“Fixed Charge Coverage Ratio”: the ratio, as of the last day of each Fiscal Quarter, of (i) Consolidated Adjusted EBITDA for the Test Period then most recently ended, to (ii) Consolidated Fixed Charges for the Test Period then most recently ended.

“Flood Insurance Laws”: collectively, (i) the National Flood Insurance Reform Act of 1994 (which comprehensively revised the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973) as now or hereinafter in effect or any successor statute thereto, (ii) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto and (iii) the Biggert-Waters Flood Insurance Reform Act of 2012 as now or hereinafter in effect or any successor statute thereto.

“FLSA”: the Fair Labor Standards Act of 1938.

“Foreign Lender”: any Lender that is not a U.S. Person.

“Foreign Plan”: any employee benefit plan or arrangement (a) maintained or contributed to by any Obligor or any Subsidiary that is not subject to the laws of the United States; or (b) mandated by a government other than the United States for employees of any Obligor or any Subsidiary.

“Full Payment”: with respect to the Loans and all other Obligations (other than Remaining Obligations) the indefeasible payment thereof in full in Cash in accordance with the Loan Documents or as otherwise consented to in writing by the Lenders; provided, that, notwithstanding the foregoing, Full Payment shall not be deemed to occur, and no Loans shall be deemed to have been paid in full, unless and until such time as all Commitments shall have irrevocably, permanently and finally expired, or shall have been so terminated, cancelled and discharged and all related loan documents in respect thereof have been terminated.

“GAAP”: generally accepted accounting principles in effect in the United States from time to time.

“Global Intercompany Note”: a Global Intercompany Note substantially in the form of Exhibit H.

“Governmental Approvals”: all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and required reports to, all Governmental Authorities.

“Governmental Authority”: any federal, state, local, foreign or other agency, authority, body, commission, court, instrumentality, political subdivision, or other entity or officer exercising executive, legislative, judicial, regulatory or administrative functions for any governmental, judicial, investigative, regulatory or self-regulatory authority.

“Guarantee Obligation”: as to any Person (the “guaranteeing person”) any obligation, including a reimbursement, counterindemnity or similar obligation, of the guaranteeing person that guarantees or in effect guarantees, or which is given to induce the creation of a separate obligation by another Person (including any bank under any letter of credit) that guarantees or in effect guarantees, any Debt, leases, dividends or other obligations (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the Ordinary Course of Business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof, as determined by Borrower in good faith.

“Guarantor”: each Person that is, or at any time becomes, a party to (or otherwise agrees to be bound by) any Guaranty, or that otherwise guarantees payment or performance of any Obligations or owes any Guarantee Obligations to the Secured Parties. As of the Closing Date, each Subsidiary Guarantor is a Guarantor.

“Guaranty”: (a) the guaranty of each Guarantor set forth in Section 7, and (b) each other guarantee of the Obligations that is made by any other Guarantor in favor of Collateral Agent on behalf of Secured Parties.

“Hazardous Materials”: all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants including petroleum or petroleum distillates, natural gas, natural gas liquids, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, toxic mold, infectious or medical wastes and all other substances, wastes, chemicals, pollutants, contaminants or compounds of any nature in any form regulated pursuant to any Environmental Law.

“Immaterial Subsidiary”: as of any date, any Subsidiary of Borrower (a) whose assets as of the end of the most recent Fiscal Quarter have an aggregate Fair Market Value of less than $2,500,000, and (b) whose Consolidated Adjusted EBITDA for the most recently ended Fiscal Quarter (determined in accordance with GAAP) are less than $2,500,000; provided, that, (i) in no event shall the total assets or Consolidated Adjusted EBITDA of all Immaterial Subsidiaries exceed $5,000,000 at any time; (ii) a Subsidiary shall not constitute an Immaterial Subsidiary until such time as compliance with the requirements of this definition shall have been certified in writing by a Senior Officer of Borrower in a certificate delivered to the Administrative Agent, and (iii) in no event shall a Person constitute an Immaterial Subsidiary if such Person shall, directly or indirectly, guarantee or provide any credit support for, or be subject to any Contingent Obligation in respect of, any Debt of the Borrower or any Subsidiary thereof. As of the Closing Date, the only Immaterial Subsidiaries are the Persons set forth on Schedule 9.1.29.

“Indemnified Taxes”: (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Obligor under any Loan Document, and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Indemnitees”: Agent Indemnitees and Lender Indemnitees.

“Initial Term Lender”: any Lender having an Initial Term Loan Commitment or an Initial Term Loan outstanding hereunder.

“Initial Term Loan”: as defined in Section 2.1.2(a)(i).

“ Initial Term Loan Commitment”: as to any Lender, its obligation to make Initial Term Loans to Borrower pursuant to Section 2.1.2(a)(i) in an aggregate amount not to exceed at any one time outstanding the amount set forth opposite such Lender’s name in Schedule1.1 under the heading “Initial Term Loan Commitment”; collectively, as to all the Lenders, the “Initial Term Loan Commitments.” The original aggregate amount of the Initial Term Loan Commitments on the Closing Date is $[20,000,000].

“Initial Term Loan Percentage”: as to any Initial Term Lender at any time, the percentage which (a) such Lender’s Initial Term Loans and unused Initial Term Loan Commitment then outstanding constitute of (b) the sum of all of the Initial Term Loans and unused Initial Term Loan Commitments then outstanding (or, if the Initial Term Loan Commitments have terminated or expired in their entirety, the percentage which such Lender’s Initial Term Loans then outstanding constitute of the aggregate Initial Term Loans then outstanding).

“Insolvency Proceeding”: any case or proceeding commenced by or against a Person under any state, federal or foreign law, rule or regulation for, or any agreement of such Person to any or a combination of the following (each, a “Bankruptcy Law”): (a) the entry of an order for relief under the Bankruptcy Code, or any other insolvency, debtor relief or debt adjustment or reorganization law (including any moratorium or any other marshalling of the assets and liabilities of any Person and any similar laws, rules or regulations relating to or affecting the enforcement of creditors’ rights generally); (b) the appointment of a receiver, trustee, liquidator, administrator, conservator or other custodian for such Person or all or substantially all of its property; or (c) an assignment or trust mortgage for the benefit of creditors.

“Intellectual Property”: all intellectual and similar property of a Person, including: Patents, Trademarks, Copyrights and Technology; all embodiments or fixations thereof and all related documentation, applications, registrations and franchises; and all intellectual property rights in all books and records relating to the foregoing.

“Intellectual Property Claim”: any claim or assertion (whether in writing, by suit or otherwise) that Borrower’s or any Subsidiary’s ownership, use, marketing, sale or distribution of any Intellectual Property or other property or methods, processes or services violates, infringes, dilutes or misappropriates another Person’s Intellectual Property.

“ Intellectual Property Collateral”: all Intellectual Property and Licenses of each Obligor, whether now or hereafter owned, licensed or acquired, in each case, excluding any Excluded Assets.

“Intellectual Property Security Agreements”: as defined in the Security Agreement.

“Intercreditor Agreement”: that certain Intercreditor Agreement dated as of the date hereof, by and among the New Secured Convertible Notes Agent, the New Secured Notes Agent, and the Collateral Agent,”), as amended or modified from time to time in accordance therewith.

“Interest Payment Date”: (a) the first Business Day of each Fiscal Quarter until Full Payment (whether or not the Termination Date shall have occurred, and whether or not such day is a Business Day), and (b) without duplication of the foregoing, the Termination Date, and each and any other date that any interest shall be payable hereunder.

“Internally Generated Cash”: with respect to any period, any Cash of Borrower or any Subsidiary generated during such period as a result of such Person’s operations, excluding Net Cash Proceeds from Asset Dispositions, Net Insurance/Condemnation Proceeds, Extraordinary Receipts, and any cash that is generated from an incurrence of Debt.

“Inventory”: as defined in the UCC, including all goods intended for sale, lease, display or demonstration; all work in process; and all raw materials, and other materials and supplies of any kind that are or could be used in connection with the manufacture, printing, packing, shipping, advertising, sale, lease or furnishing of such goods, or otherwise used or consumed in a Person’s business (but excluding Equipment).

“Investment”: an Acquisition; an acquisition of record or beneficial ownership of any Equity Interests of a Person; or a loan advance or capital contribution to or other debt or equity investment in a Person.

“IRS”: the United States Internal Revenue Service.

“Landlord Collateral Access Agreement”: any agreement in favor of Collateral Agent, on behalf of the Secured Parties, of any lessor, warehouseman, processor, consignee or other Person in possession of, having a Lien upon or having rights or interests in, any of the Collateral in form and substance reasonably satisfactory to the Collateral Agent, waiving or subordinating Liens or certain other rights or interests such Person may hold in regard to the Collateral and providing Collateral Agent access to its Collateral.

“Lender”: as of any time of determination, each Person that has a Commitment and/or holds any Loan at such time (including any Person that has become a Lender pursuant to an Assignment and Acceptance) (the foregoing Persons, collectively, the “Lenders”). As of the Closing Date, the Lenders shall be the Persons whose name is set forth on Schedule 1.1 (as amended from time to time) hereto under the heading “Lenders”.

“Lender Indemnitees”: Lenders and their officers, directors, employees, Affiliates, agents and attorneys.

“Lending Office”: the office designated as such by the applicable Lender at the time it becomes party to this Agreement or thereafter by notice to Administrative Agent and Borrower.

“Leverage Ratio” the ratio, as of the last day of any Fiscal Quarter (or any other date of determination specified hereunder), of (a) Consolidated Total Debt as of such day minus up to $50,000,000 in unrestricted cash of Borrower held in a Deposit Account subject to a Control Agreement in favor of the Collateral Agent, to (b) Consolidated Adjusted EBITDA for the Test Period then most recently ended.

“License”: all license agreements with, and covenants not to sue, any other party with respect to any Intellectual Property or Intellectual Property Collateral, whether such Obligor is a licensor or licensee under any such license agreement, together with any and all (i) renewals, extensions, supplements, amendments and continuations thereof, (ii) income, fees, royalties, damages, claims and payments now and hereafter due and/or payable thereunder and with respect thereto including damages and payments for past, present or future infringements, breaches or violations thereof, (iii) rights to sue for past, present and future infringements, breaches or violations thereof and (iv) other rights to use, exploit or practice any or all of the Intellectual Property or Intellectual Property Collateral.

“Lien”: any Person’s interest in real or personal property securing an obligation owed to, or a claim by, such Person, including any mortgage, deed of trust, lien, security interest, pledge, hypothecation, trust, reservation, encroachment, easement, right-of-way, encumbrance or other title exception.

“Liquidity”: as of any date of determination, the sum of (a) unrestricted cash of Borrower and its Subsidiaries held in a Deposit Account subject to a Control Agreement in favor of the Collateral Agent; and (b) the value in Dollars of the aggregate amount of unrestricted Bitcoin (based on the S&P Bitcoin Index as of 5:00 p.m. as of the immediately preceding Business Day) owned by Obligors on such date of determination that is held in a Deposit Account in such Obligor’s name at Coinbase Global, Inc. (or another custodian acceptable to Borrower and the Collateral Agent in their respective discretion) on terms and conditions reasonably satisfactory to the Collateral Agent and subject to a Control Agreement provided, that, solely for purposes of determining compliance with the Liquidity Covenant, any amount held in any Deposit Account shall be “Liquidity” regardless of whether it is subject to a Control Agreement in favor of the Collateral Agent until the date on which Control Agreements must be put in place pursuant to Section 6.3.

“Liquidity Covenant”: as defined in Section 10.3.2.

“Liquidity Covenant Certificate” a certificate (substantially in the form of Exhibit K hereto or in such other form reasonably acceptable to the Administrative Agent) signed by a Senior Officer of each of the Obligors and delivered on behalf of the Obligors to certify compliance with Section 10.3.2.4

[4]	NTD: Under review.

“Loan”: each and any Initial Term Loan, any Delayed Draw Term Loan, the Roll-Up Loan, the Backstop Loan, any Protective Advance, and any other loan made (or deemed made) hereunder or pursuant hereto from time to time.

“Loan Documents”: this Agreement, the Other Agreements and the Security Documents.

“Loan Year”: each 12 month period commencing on the Closing Date and ending on each anniversary of the Closing Date.

“M&M Lien Settlement Debt”: all Debt, obligations, liabilities and indebtedness of every kind, nature and description owing by the Obligors to each holder of an M&M Lien Secured Claim (as defined in the Plan of Reorganization) and issued pursuant to the applicable M&M Lien Settlement (as defined in the Plan of Reorganization).

“M&M Lien Takeback Debt”: as defined in the Plan of Reorganization.

“Margin Stock”: as defined in Regulation U of the Board of Governors.

“Material Adverse Effect”: the effect of any event or circumstance that, taken alone or in conjunction with other events or circumstances (a) has had or could be reasonably expected to have a material adverse effect (i) on the business, operations, properties, or financial condition of Borrower and its Subsidiaries, taken as a whole, (ii) on the value of Collateral, taken as a whole, (iii) on the enforceability of any Loan Documents, or (iv) on the validity or priority of Collateral Agent’s Liens on a material portion of the Collateral; (b) materially impairs or has a material adverse effect on the ability of the Obligors, taken as a whole, to perform their obligations under the Loan Documents, including repayment of any Obligations; or (c) otherwise impairs or has a material adverse effect on the ability of Collateral Agent to enforce or collect any Obligations or to realize upon a material portion of the Collateral.

“Material Contract”: any written agreement or arrangement to which Borrower or a Subsidiary is party (other than the Loan Documents or any other commercial contracts) for which breach, termination, nonperformance or failure to renew could reasonably be expected to have a Material Adverse Effect.

“Maturity Date”: the third (3rd) anniversary of the Closing Date.

“Moody’s”: Moody’s Investors Service, Inc., and its successors.

“Mortgage Takeback Debt”: as defined in the Plan of Reorganization.

“Multiemployer Plan”: any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which any Obligor or ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Net Cash Proceeds”: subject to the terms of the New Miner Intercreditor Agreement, as applicable, with respect to any Asset Disposition by any Person, cash and Cash Equivalents received by or for such Person’s account with respect to, or in connection with, such Asset

Disposition, net of (i) reasonable direct costs and expenses relating to, and payable as a condition to consummating, such Asset Disposition (including investment banking fees, consultant fees, survey costs, title insurance premiums, and related search and recording charges, legal fees and reasonable broker’s fees or sales commissions and similar costs and expenses paid or payable in connection with such Asset Disposition), in each case, solely to the extent that pro forma for the payment thereof, the Obligors shall be in compliance with the Financial Covenants, (ii) Taxes paid, or reasonably expected to be payable, by such Person, Borrower or any of its Subsidiaries as a result of, or in connection with, such Asset Disposition, and (iii) (x) the repayment of any Debt secured solely by the asset or property subject to such Asset Disposition, if such repayment is required as a condition to consummating such Asset Disposition, and (y) in the case of real property, the repayment of any mortgages secured by or obligations secured by mechanics’, construction or similar liens on such property, if such repayment is required as a condition to consummating such Asset Disposition.

“Net Insurance/Condemnation Proceeds”: subject to the terms of the New Miner Intercreditor Agreement, an amount equal to: (a) any Cash payments or proceeds received by Borrower or any of its Subsidiaries (i) under any casualty, business interruption or “key man” insurance policies in respect of any covered loss thereunder, or (ii) as a result of the taking of any assets of Borrower or any of its Subsidiaries by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking, minus (b)(i) any actual and reasonable costs incurred by Borrower or any of its Subsidiaries in connection with the adjustment or settlement of any claims of Borrower or such Subsidiary in respect thereof, (ii) any bona fide direct costs incurred in connection with any sale of such assets as referred to in clause (a)(ii) of this definition to the extent paid or payable to non-Affiliates, including income or gains taxes payable by Borrower or any of its Subsidiaries as a result of any gain recognized in connection therewith during the tax period the Cash payments or proceeds are received, (iii) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Debt (other than the Loans) that is secured by a Lien on the assets in question and that is required to be repaid under the terms thereof as a result of such casualty or taking, (iv) in the case of a taking, the reasonable out-of-pocket costs of putting any affected property in a safe and secure position, (v) any selling costs and out-of-pocket expenses (including reasonable broker’s fees or commissions, legal fees, accountants’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, deed or mortgage recording taxes, relocation expenses, currency hedging expenses, other expenses and brokerage, consultant and other customary fees actually incurred in connection therewith and transfer and similar Taxes and the Borrower’s good faith estimate of income Taxes paid or payable (including pursuant to Tax sharing arrangements or that are or would be imposed on intercompany distributions of such proceeds)) in connection with any sale or taking of such assets as described in clause (iv) of this definition, and (vi) any amounts provided as a reserve in accordance with GAAP against any liabilities under any indemnification obligation or purchase price adjustments associated with any sale or taking of such assets as referred to in clause (iv) of this definition (provided that to the extent and at the time any such amounts are released from such reserve, other than to make a payment for which such amount was reserved, such amounts shall constitute Net Insurance/Condemnation Proceeds).

“New Miner Equipment Lender Debt”: the Miner Equipment Lender Takeback Debt (Default) and Miner Equipment Lender Takeback Debt (Election 2), each as defined in the Plan of Reorganization.

“New Miner Equipment Lender Debt Documents”: as defined in the Plan of Reorganization.

“New Miner Equipment Lenders”: (a) 36th Street Capital Partners, LLC, (b) Bank of the West, (c) Dell Financial Services L.L.C., (d) Indigo Direct Lending, LLC, (e) Meridian Equipment Finance LLC, (f) North Mill Equipment Finance LLC, (g) North Star Leasing, (h) Prime Alliance Bank, Inc, and (i) Wingspire Equipment Finance LLC (f/k/a Liberty Commercial Finance LLC).

“New Miner Equipment Intercreditor Agreement”: that certain first lien/second lien miner equipment intercreditor agreement entered into by and among any New Miner Equipment Lender (or any representative thereof) and the Collateral Agent, on the Closing Date.

“New Money Loan Commitments”: the Initial Term Loan Commitments and the Delayed Draw Term Loan Commitments.

“New Money Loans”: the Initial Term Loans and the Delayed Draw Term Loans.

“New Secured Convertible Notes”: the 10.00% Cash / 12.00% Cash / PIK Convertible Senior Secured Notes due 2029 issued pursuant to the New Convertible Indenture and any Additional Notes (as defined in the New Convertible Indenture) issued pursuant to the New Convertible Indenture from time to time.5

“New Secured Convertible Notes Debt”: all Debt, obligations, and indebtedness of every kind, nature and description owing by the Obligors to the the New Secured Convertible Notes Agent and holders of the New Secured Convertible Notes, including principal, interest, charges, fees, premiums, indemnities, letter of credit obligations, costs and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise arising under the New Secured Convertible Notes Documents (including, without duplication, all “Obligations” as defined thereunder).6

“New Secured Convertible Notes Documents”: collectively, the following (as the same now exist or may hereunder be amended, modified, supplemented, extended, renewed, restated or replaced in accordance with the Intercreditor Agreement): (a) the New Secured Convertible Notes Indenture; (b) the New Secured Convertible Notes, and (b) all other Note Documents (as defined in the New Secured Convertible Notes Indenture).7

“New Secured Convertible Notes Indenture”: that certain Indenture dated as of the date hereof (the “New Convertible Indenture”) among Borrower as issuer[s], the guarantors from time to time party thereto and Wilmington Trust, National Association, as trustee and collateral agent (the “New Secured Convertible Agent”), as amended or modified from time to time in accordance with the Intercreditor Agreement.8

[5]	NTD: To be conformed to final indentures.
[6]	NTD: To be conformed to final indentures.
[7]	NTD: To be conformed to final indentures.
[8]	NTD: To be conformed to final indentures.

“New Secured Notes”: the 12.50% Senior Secured Notes due 2027 issued pursuant to the New Indenture and any Additional Notes (as defined in the New Indenture) issued pursuant to the New Indenture from time to time.9

“New Secured Notes Debt”: all Debt, obligations, liabilities and indebtedness of every kind, nature and description owing by the Obligors to the the New Secured Notes Agent and the holders of the New Secured Notes, including principal, interest, charges, fees, premiums, indemnities, letter of credit obligations, costs and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise arising under the New Secured Notes Documents (including, without duplication, all “Obligations” as defined thereunder).10

“New Secured Notes Documents”: collectively, the following (as the same now exist or may hereunder be amended, modified, supplemented, extended, renewed, restated or replaced): (a) the New Secured Notes Indenture; (b) the New Secured Notes, and (b) all other Note Documents (as defined in the New Secured Notes Indenture).11

“New Secured Notes Indenture”: that certain Indenture dated as of the date hereof among [Borrower], as issuers, the guarantors from time to time party thereto and Wilmington Trust, National Association, as trustee and collateral agent (the “New Secured Notes Agent “), as amended or modified from time to time in accordance with the Intercreditor Agreement.12

“Notice of Borrowing”: a Notice of Borrowing to be provided by Borrower to request a Borrowing of Loans, substantially in the form of Exhibit C hereto or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Senior Officer of Borrower.

“Obligations”: all (a) principal of, and premium, if any, on the Loans (including all Roll-Up Loans, Backstop Loans, Initial Term Loans, Delayed Draw Term Loans and Protective Advances, as applicable), (b) interest (including any interest which but for the filing of an Insolvency Proceeding whould have accrued on any Obligation, whether or not a claim is allowed or allowable for such interest), expenses, fees (including the Ticking Fee and Exit Facility Upfront Payment), indemnification obligations, Extraordinary Expenses and other amounts payable by Obligors under Loan Documents (including all amounts pursuant to Sections 3, 5, 10, and 14.2), and (c) other Debts, obligations and liabilities of any kind owing by Obligors pursuant to the Loan Documents, whether now existing or hereafter arising, whether evidenced by a note or other writing, whether allowed in any Insolvency Proceeding, whether arising from an extension of credit, issuance of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, and whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, or joint or several.

[9]	NTD: To be conformed to final indentures.
[10]	NTD: To be conformed to final indentures.
[11]	NTD: To be conformed to final indentures.
[12]	NTD: To be conformed to final indentures.

“Obligor”: Borrower, each Guarantor, or other Person that has granted a Lien in favor of Collateral Agent on its assets to secure any Obligations.

“Ordinary Course of Business”: when used in connection with, or in respect of, any obligation of, or any transaction involving, entered into, or consummated by, or any action taken by, or any agreement or arrangement entered into by, any Person (including any Disposition) (each, an “Applicable Transaction”), means, and shall be deemed to require, that such Applicable Transaction shall be consummated, conducted, effectuated, or otherwise take place on an arm’s length basis, in the ordinary course of such Person’s business and consistent with such Person’s past practice, and, in each case, in good faith and not for purposes of evading any covenant or restriction in, or any requirement of, any Loan Document, any Restructuring Transaction Document or Applicable Law; provided, that any Applicable Transaction involving Cryptocurrency (including any Asset Disposition or any other sale, transfer or other Disposition of any Cryptocurrency) shall, in each case, only be considered to be in the Ordinary Course of Business if consummated at Fair Market Value.

“Organic Documents”: with respect to any Person, its charter, certificate or articles of incorporation, bylaws, articles of organization, limited liability agreement, operating agreement, members agreement, shareholders agreement, partnership agreement, certificate of partnership, certificate of formation, voting trust agreement, or similar agreement or instrument governing the formation or operation of such Person.

“OSHA”: the Occupational Safety and Hazard Act of 1970.

“Other Agreement”: the Agent Fee Letter and each other fee letter, Compliance Certificate, the Global Intercompany Note, the Intercreditor Agreement, the New Miner Equipment Intercreditor Agreement, the Liquidity Covenant Certificate, or other note, document, instrument or agreement (other than this Agreement or a Security Document) now or hereafter delivered by an Obligor to Administrative Agent or a Lender in connection with this Agreement.

“Other Connection Taxes”: with respect to the Administrative Agent, any Lender or any other recipient, Taxes imposed as a result of a present or former connection between such recipient and the jurisdiction imposing such Tax (other than connections arising from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes”: all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes arising from any payment made under any Loan Document or from the execution, delivery, performance, registration or enforcement of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than any assignment pursuant to Section 13.4).

“Participant”: as defined in Section 13.2.1.

“Participant Register”: as defined in Section 13.2.4.

“Patents”: all patents and all patent applications (whether issued, applied for or allowed in the United States or any other country or any political subdivision thereof), together with any and all (i) rights and privileges arising under applicable law with respect to the foregoing, (ii) inventions, discoveries, designs and improvements described or claimed therein, (iii) reissues, divisions, continuations, reexaminations, extensions and continuations-in-part thereof and amendments thereto, (iv) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable thereunder and with respect thereto including damages and payments for past, present or future infringements thereof, (v) rights corresponding thereto throughout the world and (vi) rights to sue for past, present or future infringements thereof.

“Patriot Act”: the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. No. 107-56, 115 Stat. 272 (2001).

“Payment Item”: each check, draft or other item of payment payable to Borrower or any Subsidiary, including those constituting proceeds of any Collateral.

“PBGC”: the Pension Benefit Guaranty Corporation.

“Pension Plan”: any employee pension benefit plan (as defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by any Obligor or ERISA Affiliate or to which the Obligor or ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the preceding five plan years.

“Perfection Certificate”: a certificate (substantially in the form of Exhibit D hereto or in such other form reasonably acceptable to the Collateral Agent).

“Permitted Acquisition”: any Acquisition by any Obligor; provided:

(a)    immediately prior to, and after giving effect to, such Acquisition, as of the time of, and pro forma for (after giving effect to) such Acquisition, no Event of Default shall have occurred or shall be continuing or would result therefrom;

(b)    all transactions in connection therewith shall be consummated, in all material respects, in accordance with all applicable laws and in conformity with all applicable Governmental Approvals;

(c)    in the case of an Acquisition of (i) Equity Interests, so long as the Administrative Agent consent to such Acquisition and all of the Equity Interests (except for any such Equity Interests in the nature of directors’ qualifying shares required pursuant to applicable law) acquired or otherwise issued by such Person such Acquisition shall be owned 100% by an Obligor and such Obligor shall have taken, or caused to be taken, as of the date such Person becomes a Subsidiary of such Obligor, each of the actions set forth in Section 10.1.7, as applicable, and (ii) assets, including a business line or division of any Person, such Obligor shall have taken, or caused to be taken, as of the date such assets are acquired, each of the actions set forth in Section 10.1.7, as applicable;

(d)    Borrower and its Subsidiaries shall be in compliance with the Financial Covenants on a pro forma basis, after giving effect to such Acquisition;

(e)    any Target shall be in the same business or lines of business in which Obligors are engaged as of the Closing Date or otherwise permitted under Section 10.2.6;

(f)    the Acquisition shall be non-hostile and shall have been approved by the board of directors (or equivalent governing body) of the Target acquired or from whom such assets, including a business line or division, is acquired;

(g)     any Target shall be domiciled in the U.S.;

(h)    in the case of the Acquisition of any real property such real property shall be located in the U.S.; and

(i)    the Acquisition Consideration shall not exceed the sum of the (i) greater of (x) $30,000,000 or (y) [15%] of Consolidated Adjusted EBITDA as of the last day of the Test Period most recently ended in any Fiscal Year plus (ii) the amount of any consideration paid in the form of Qualified Equity Interests issued by Borrower substantially concurrently therewith, for such Acquisition individually, or when aggregated with all other Acquisitions in such Fiscal Year.

“Permitted Asset Disposition”: any of the following Dispositions:

(a)    any sale of property or any Disposition of property not otherwise described pursuant to any other clause of this definition (except any issuance of any Equity Interests by any Subsidiary of Borrower); provided, that (i) the aggregate Fair Market Value or book value (whichever is more) of property Disposed of in reliance on this clause (a) shall not exceed the greater of (A) $2,000,000 and (B) [TBD]% of Consolidated Adjusted EBITDA as of the last day of the Test Period most recently ended and (ii) the Net Cash Proceeds thereof shall be applied as required by Section 5.3.3;

(b)    any sale-leaseback transaction consummated in the Ordinary Course of Business; provided, that (i) the aggregate Fair Market Value or book value (whichever is more) of property subject to, or disposed of, in all sale-leaseback transactions consummated in reliance on this clause shall not exceed $25,000,000 in the aggregate, (ii) such sale-leaseback transaction shall be at arm’s-length and with a Person who is not an Affiliate, (iii) as of the time of, and pro forma for, such sale-leaseback transaction, no Event of Default shall have occurred or shall be continuing, or would be expected to result therefrom and (iv) the Net Cash Proceeds of such sale-leaseback transaction shall be applied as required by Section 5.3.3 (sale-leaseback transactions consummated in compliance with the foregoing, “Permitted Sale-Leaseback Transactions”);

(c)    other Asset Dispositions (except any issuance of any Equity Interests by any Subsidiary of Borrower) provided, that the aggregate Fair Market Value or book value

(whichever is more) of property disposed of in reliance on this clause (c) shall not exceed $5,000,000 in any single Disposition or $10,000,000 in the aggregate in any Fiscal Year and the Net Cash Proceeds thereof shall be applied as required by Section 5.3.3;

(d)    other Assets Dispositions involving aggregate Fair Market Value or book value (whichever is more) of $5,000,000 in any single Disposition or $15,000,000 in the aggregate in any Fiscal Year, of which no less than 75% thereof shall be paid in Cash or Cash Equivalents, and the Net Cash Proceeds thereof shall be applied as required by Section 5.3.3; and

(e)    other Dispositions (except any issuance of any Equity Interests by any Subsidiary of Borrower) approved in writing by the Administrative Agent; provided, that the aggregate Fair Market Value of all property Disposed of in reliance on this clause shall not exceed [5]% of the total assets of the Borrower and its Subsidiaries (determined based on total assets as of the most recently ended Fiscal Quarter).

Notwithstanding anything to the contrary contained in this Agreement or in any other Loan Document, neither Borrower nor any of its Subsidiaries shall be permitted to Dispose of any patents, copyrights, trademarks and other Intellectual Property rights of Borrower or any of its Subsidiaries material to the business of Borrower or any of its Subsidiaries (except to the extent constituting an Exempted Disposition).

“Permitted BTC Hedging Agreement”: any forward sales or hedging arrangement with respect to the Obligors’ present or anticipated Bitcoin inventory.

“Permitted Contingent Obligations”: Contingent Obligations permitted pursuant to Section 10.2.1.

“Permitted Debt”: as defined in Section 10.2.1.

“Permitted Discretion”: a determination made in the exercise, in good faith, of reasonable credit judgment (from the perspective of a secured lender, or any administrative or collateral agent in connection with any secured financing transaction).

“Permitted Holders”: the Persons that, as of the Closing Date own [TBD]%13 of the Equity Interests of Borrower.

“Permitted Lien”: as defined in Section 10.2.2.

“Permitted Prior Lien”: as defined in Section 10.2.2(j).

“Permitted Refinancing”:, with respect to any Person, any modification, refinancing, refunding, renewal or extension of any Debt of such Person; provided, that, (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Debt so modified, refinanced, refunded, renewed or extended except by an amount equal to unpaid accrued interest and premium thereon plus other reasonable amounts

[13]	NTD: Percentage to be set once pro forma equity ownership calculations are confirmed.

paid, and customary fees, expenses, original issue discount and upfront fees incurred, in connection with such modification, refinancing, refunding, renewal or extension and by an amount equal to any existing commitments unutilized thereunder; (b) such modification, refinancing, refunding, renewal or extension has a final maturity date equal to or later than the Maturity Date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Debt being modified, refinanced, refunded, renewed or extended (except by virtue of amortization of or prepayment of Debt prior to such date of determination); (c) as of the time of, and pro forma for (after giving effect to) such modification, refinancing, refunding, renewal or extension, no Event of Default shall have occurred or shall be continuing or would result therefrom; (d) to the extent such Debt being modified, refinanced, refunded, renewed or extended is subordinated in right of payment to the Obligations, such modification, refinancing, refunding, renewal or extension shall be subordinated in right of payment to the Obligations on terms, taken as a whole, at least as favorable to the Lenders as those contained in the documentation governing the Debt being modified, refinanced, refunded, renewed or extended; (e) to the extent that the Debt being modified, refinanced, refunded, renewed or extended, (i) is secured, any Liens securing such modification, refinancing, refunding, renewal or extension shall only attach to the same (or lesser) assets, (ii) is secured on a junior or subordinated basis to the Obligations, any Liens securing such modification, refinancing, refunding, renewal or extension shall be subordinated to any Liens securing the Obligations, in each case, on terms, taken as a whole, at least as favorable to the Lenders as those contained in the documentation governing the Debt being modified, refinanced, refunded, renewed or extended, and on such other terms and subject to documentation reasonably acceptable to the Collateral Agent, and (iii) is expressly permitted by this Agreement to be secured by any assets on a pari passu or senior basis to the Obligations, any Liens securing such modification, refinancing, refunding, renewal or extension, and any holder of such Liens, shall be subject to an Acceptable Intercreditor Agreement a certificate (substantially in the form of Exhibit D hereto or in such other form reasonably acceptable to the Administrative Agent) signed by a Senior Officer of each of the Obligors and delivered on behalf of the Obligors; (f) the only obligors in respect of such Debt being modified, refinanced, refunded, renewed or extended are the original obligors thereon; (g) any modification, refinancing, refunding, renewal or extension of any unsecured Debt shall only be permitted to the extent that any Debt incurred or arising as a result thereof shall be unsecured, and (h) the terms and conditions of any such modification, refinancing, refunding, renewal or extension, taken as a whole, shall not be materially less favorable to the Lenders than the terms and conditions of the Debt being modified, refinanced, refunded, renewed or extended as reasonably determined by the Administrative Agent in consultation with the Borrower.

“Permitted Restrictions”: prohibitions, restrictions, or conditions under or with respect to any of the following: (a) the Loan Documents, (b) any Purchase Money Debt or Purchase Money Lien permitted by Section 10.2.1 or 10.2.2 solely to the extent that the agreement or instrument governing such Debt prohibits a Lien on the property subject thereto, (c) by reason of customary provisions restricting pledges, assignments, subletting or other transfers contained in leases, licenses, contracts and similar agreements entered into in the Ordinary Course of Business (provided, that such restrictions are limited to the property or assets subject to such leases, licenses, contracts or similar agreements, as the case may be), (d) any prohibition or limitation that consists of customary restrictions and conditions contained in any agreement relating to the sale of any real or personal property permitted under this Agreement, (e) under any Debt or Lien permitted to be outstanding on the date any Person first becomes a Subsidiary (so long as such agreement was not entered into solely in contemplation of such Person becoming a Subsidiary, and such Person is permitted hereunder to become a Subsidiary), (f) Liens that are negative pledges and restrictions on Liens in favor of any holder of Debt permitted under Section 10.2.1 but solely to the extent any negative pledge relates to (A) the property financed by such Debt and the proceeds, accessions and products thereof or (B) the property secured by such Debt and the proceeds, accessions and products thereof so long as the agreements governing such Debt permit the Liens on Collateral securing the Obligations; (g) Liens that are restrictions on cash or other deposits imposed by customers under contracts entered into in the Ordinary Course of Business; (h) Liens that arise with respect to cash or other deposits permitted under Sections 10.2.1 or 10.2.2 and limited to such cash or deposit or customary bank set-off rights; (i) Liens that are Licenses or restrictions regarding licensing or sublicensing by Borrower and its Subsidiaries of Intellectual Property in the Ordinary Course of Business; and (j) Liens that are restrictions on cash earnest money deposits in favor of sellers in connection with acquisitions not prohibited hereunder.

“Permitted Sale-Leaseback Transaction” has the meaning set forth in clause (b) of the definition of Permitted Asset Disposition.

“Person”: any individual, corporation, limited liability company, partnership, joint venture, association, trust, unincorporated organization, Governmental Authority or other entity.

“Petition Date”: as defined in the recitals to this Agreement.

“Plan”: any employee benefit plan (as defined in Section 3(3) of ERISA) established or maintained by an Obligor or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, an ERISA Affiliate.

“Plan Effective Date”: [TBD].

“Plan of Reorganization”: the joint chapter 11 plan of reorganization for the Debtors attached as Exhibit 1 to the Restructuring Support Agreement (including all appendices, exhibits, schedules, and supplements thereto, as may be modified from time to time in accordance with its terms and the terms of the Restructuring Support Agreement. For the avoidance of doubt, the Plan of Reorganization is also the Plan (as such term is defined in the Restructuring Support Agreement).

“Platform”: as defined in Section 14.3.3.

“Pledge Agreement”: each pledge agreement executed by each Obligor in favor of Collateral Agent, substantially in the form of Exhibit I or otherwise in form reasonably acceptable to the Collateral Agent.

“Primary Operating Account”: a Deposit Account of Borrower designated by Borrower in writing to the Administrative Agent from time to time as Borrower’s Primary Operating Account.

“Pro Rata”: (a) with respect to any Roll-Up Lender, expressed as a percentage, obtained by dividing (a) the aggregate principal amount of outstanding Roll-Up Loans held by such Lender by (b) the aggregate principal amount of outstanding Roll-Up Loans held by all Lenders, (b) with respect to any Initial Term Lender, the Initial Term Loan Percentage, (c) with respect to any

Delayed Draw Term Lender, the Delayed Draw Term Loan Percentage, and (d) with respect to all Loans, such Lender’s share, expressed as a percentage, obtained by dividing (a) the aggregate principal amount of outstanding Loans held by such Lender plus such Lender’s unfunded Commitments by (b) the aggregate principal amount of outstanding Loans held by all Lenders plus the unfunded Commitments.

“Properly Contested”: with respect to any obligation of an Obligor, (a) the obligation is subject to a bona fide dispute regarding amount or the Obligor’s liability to pay; (b) the obligation is being properly contested in good faith by appropriate proceedings promptly (or to be promptly) instituted and diligently pursued; (c) appropriate reserves have been established in accordance with GAAP; (d) non-payment could not reasonably be expected to have a Material Adverse Effect; (e) no Lien other than a Permitted Lien is imposed on assets of the Obligor, unless bonded and stayed to the reasonable satisfaction of Administrative Agent; and (f) if the obligation results from entry of a judgment or other order, such judgment or order is stayed pending appeal or other judicial review.

“Protective Advances”: as defined in Section 2.1.6.

“PTE”: a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Purchase Money Debt”: (a) Debt (other than the Obligations) for payment of any of the purchase price of fixed assets (including Equipment); (b) Debt (other than the Obligations) incurred within 365 days before or after acquisition of any fixed assets (including Equipment), for the purpose of financing any of the purchase price thereof; and (c) any renewals, extensions or refinancings (but not increases) thereof.

“Purchase Money Lien”: a Lien that secures Purchase Money Debt, encumbering only the fixed assets acquired with such Debt and constituting a Capital Lease or a purchase money security interest under the UCC.

“QFC Credit Support”: as defined in Section 14.20.

“Qualified ECP Guarantor”: in respect of any Swap Obligation, each Obligor that has total assets exceeding $10,000,000 at the time the relevant guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other Person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another Person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Qualified Equity Interests”: any Equity Interests issued by Borrower (and not by one or more of its Subsidiaries) that is not a Disqualified Equity Interest

“RCRA”: the Resource Conservation and Recovery Act (42 U.S.C. §§ 6991-6991i).

“Real Estate”: an Obligor’s interest in all leases and all land, tenements, hereditaments and any estate or interest therein, together with the buildings, structures, parking areas and other improvements thereon (including all fixtures), now or hereafter owned or leased by any Obligor, together with all easements, rights of way, and similar rights relating thereto and all leases, licenses, tenancies and occupancies thereof.

“Register”: as defined in Section 13.3.4.

“Reinstated Other Secured Debt” all Debt, obligations, liabilities and indebtedness of every kind, nature and description owing by the Obligors to each holder of an Other Secured Claim (as defined in the Plan of Reorganization) pursuant to the applicable Other Secured Claims Agreement (as defined in the Plan of Reorganization).

“Related Parties”: with respect to any Person, (a) such Person’s Affiliates and (b) the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors, consultants, service providers and representatives of such Person and of such Person’s Affiliates.

“Release”: any release, spill, emission, discharge, deposit, disposal, leaking, pumping, pouring, dumping, emptying, injection or leaching into the Environment, or into, from or through any building, structure or facility.

“Remaining Obligations”: as of any date of determination, Obligations that as of such date of determination are inchoate or contingent indemnification and reimbursement obligations under the Loan Documents that survive termination of the Loan Documents, but as of such date of determination are not due and payable and for which no claims have been made.

“Report”: as defined in Section 12.2.3.

“Reportable Event”: any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

“Required Lenders”: at any time, one or more Lenders (subject to Section 4.2) having at such time (on an aggregate basis) Total Credit Exposures in excess of 50% of the Total Credit Exposures of all Lenders at such time; provided, however, that the Commitments and Loans of any Defaulting Lender shall be excluded from such calculation.

“Resolution Authority”: an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Restricted Investment”: any Investment by an Obligor or any Subsidiary, other than any Investment made pursuant to clauses (a) through (l) below:

(a)     Investments existing on the Closing Date and set forth on Schedule 10.2.4;

(b)    Investments in cash and Cash Equivalents (and assets that were Cash Equivalents when such Investment was made); provided, that the cash and Cash Equivalents subject to such Investment shall be held in a Deposit Account that constitutes Collateral and is either subject to a Control Agreement in favor of the Collateral Agent, or in an Excluded Account;

(c)    advances to a director, officer, or employee for salary, travel expenses, relocation, commissions and other business-related expenses in the Ordinary Course of Business in an aggregate amount not to exceed $1,000,000 at any time;

(d)    prepaid expenses and extensions of trade credit made in the Ordinary Course of Business;

(e)     deposits with financial institutions permitted hereunder;

(f)    (i) Investments in any Obligor, (ii) Investments by any Obligor in any Subsidiary that is not an Obligor in an amount not to exceed $5,000,000; at any time, and (iii)Investments by any Subsidiary that is not an Obligor in any Obligor so long as such such Investment is subordinated on terms and conditions satisfactory to the Administrative Agent to the Obligations;

(g)    Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the Ordinary Course of Business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors and other credits to suppliers in the Ordinary Course of Business;

(h)    promissory notes, securities and other non-cash consideration received in connection with Permitted Asset Dispositions, so long as the same shall constitute Collateral and be subject to the Collateral Agent’s Lien hereunder in accordance with the requirements hereof;

(i)     Investments in Swap Agreements permitted under Section 10.2.15;

(j)    Contingent Obligations in respect of leases (other than Capital Leases) or other obligations that do not constitute Debt, in each case, entered into in the Ordinary Course of Business and constituting Permitted Contingent Obligations;

(k)    any other Investment; provided, that, together with Distributions pursuant to Section 10.2.3(c), (i) the amount thereof, when aggregated with the amount of all other Investments made in reliance on this clause at any time through to (and including on) the date of such Investment, shall not exceed 50% of Consolidated Net Income for the period beginning on the Closing Date and ending on the last day of the Borrower’s fiscal quarter ending immediately prior to the date of such proposed Investment, (ii) pro forma for such Investment, the Obligors shall be in compliance with the Financial Covenants, and the Fixed Charge Coverage Ratio (calculated on a pro forma basis) as of the last day of the Test Period most recently ended prior to such Investment shall be at least shall be at least 2:00:1.00;

(l)     Permitted Acquisitions; and

(m)    other Investments, so long as (i) the aggregate amount of such Investments shall not exceed the greater of (x) $2,000,000 and (y) [%] of Consolidated Adjusted EBITDA as of the last day of the most recently ended Test Period, in any Fiscal Year, and (ii) as of the time of, and pro forma for (after giving effect to) such Investment, no Default or Event of Default shall have occurred or shall be continuing or would result therefrom.

“Restrictive Agreement”: an agreement that conditions or restricts the right of any Obligor to grant Liens on any assets to secure the Obligations, to declare or make Distributions, or to repay any intercompany Debt.

“Restructuring”: as defined in the Restructuring Support Agreement.

“Restructuring and Plan Effective Date”: the Effective Date (as defined in the Plan of Reorganization).

“Restructuring Support Agreement”: as defined in the Recitals. A copy of the Restructuring Support Agreement is attached as Exhibit 1 to the Notice of (I) Execution of Restructuring Support Agreement and (II) Filing of Solicitation Versions of (A) Third Amended Plan and (B) Disclosure Statement for Third Amended Plan [Docket No. 1440].

“Restructuring Transaction Documents”: the Restructuring Support Agreement, and such other agreements, documents and instruments (if any) designated as such by the Administrative Agent.

“Roll-Up” as defined in Section 2.1.1.

“Roll-Up Lender”: any Lender having a Roll-Up Loan outstanding hereunder.

“Roll-Up Loans” as defined in Section 2.1.1.

“Royalties”: all royalties, fees, expense reimbursement and other amounts payable by Borrower under a License.

“S&P”: Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, and its successors.

“Sanction”: any sanction administered or enforced by the U.S. Government (including OFAC), United Nations Security Council, European Union, His Majesty’s Treasury or other sanctions authority.

“Sanctioned Person”: at any time, any Person with whom dealings are restricted or prohibited under Sanctions, including (a) any Person listed in any Sanctions-related list of designated Persons maintained by the U.S. (including by OFAC, the U.S. Department of the Treasury, or the U.S. Department of State), or by the United Nations Security Council, the European Union or any EU member state, His Majesty’s Treasury of the United Kingdom or any other relevant sanctions authority, (b) any Person located, operating, organized or resident in a Designated Jurisdiction, or (c) any Person 50% or more owned or controlled, directly or indirectly, by any such Person described in clause (a) or (b) of this definition.

“Secured Parties”: collectively, the Administrative Agent, Collateral Agent, and Lenders.

“Securities Act”: the Securities Act of 1933.

“Security Agreement” each security agreement executed by each Obligor in favor of Collateral Agent, substantially in the form of Exhibit J or otherwise in form reasonably acceptable to the Collateral Agent.

“Security Documents”: the Guaranties, Control Agreements, the Landlord Collateral Access Agreements, the Pledge Agreement, the Security Agreement, and all other documents, instruments and agreements now or hereafter securing (or given with the intent to secure) any Obligations, including any mortgages and deeds of trust, to the extent applicable.

“Seller Financing Indebtedness”: any obligation or liability consisting of fixed deferred purchase price, installment payments, or promissory notes that, in each case, is issued or otherwise incurred as consideration for any Permitted Acquisition.

“Senior Officer”: the chairman of the board, president, chief executive officer, chief financial officer or treasurer of Borrower or, if the context requires, another Obligor (or any other officer or employee of the applicable Obligor designated in or pursuant to an agreement between the applicable Obligor and the Administrative Agent).

“Solicited Discounted Prepayment Notice”: a written notice of Borrower Offer of Specified Discount Prepayment made pursuant to Section 5.2.5.2.2 substantially in the form of Exhibit Q.

“Solicited Discounted Prepayment Offer”: an irrevocable, written offer submitted by a responding Lender made pursuant to Section 5.2.2(d)(i) substantially in the form of Exhibit R

“Solvency Certificate”: a certificate (substantially in the form of Exhibit M hereto or in such other form reasonably acceptable to the Administrative Agent) signed by a Senior Officer of the Borrower.

“Solvent”: with respect to any Person, that as of the date of determination, both (a)(i) the sum of the debt (including contingent liabilities) of such Person and its Subsidiaries, taken as a whole, does not exceed the present fair saleable value assets of the Person and its Subsidiaries, taken as a whole; (ii) the capital of such Person and its Subsidiaries, taken as whole, is not unreasonably small in relation to the business of such Person and its Subsidiaries, taken as a whole, as contemplated on such date of determination; and (iii) such Person and its Subsidiaries, taken as a whole, has not incurred and does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due (whether at maturity or otherwise) in the Ordinary Course of Business. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under FASB Accounting Standards Codification Topic 450-20).

“Specified Discount Prepayment Notice”: a written notice of Borrower Offer of Specified Discount Prepayment made pursuant to Section 5.2.2 substantially in the form of Exhibit S.

“Specified Discount Prepayment Response”: the irrevocable written response by each Lender, substantially in the form of Exhibit T to a Specified Discount Prepayment Notice.

“Subordinated Debt”: any Debt incurred by Borrower or any of its Subsidiaries that is expressly contractually subordinate and junior in right of payment to Full Payment of all Obligations (other than Remaining Obligations).

“Subsidiary”: with respect to any Person, any entity more than 50% of whose voting securities or Equity Interests is owned by such Person (including indirect ownership by such Person through other entities in which such Person directly or indirectly owns more than 50% of the voting securities or Equity Interests). Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of Borrower.

“Subsidiary Guarantor”: each direct and indirect Subsidiary of Borrower, other than an Immaterial Subsidiary or an Excluded Subsidiary.

“Supported QFC”: as defined in Section 14.20.

“Swap Agreement”: (i) any “swap agreement” as defined in Section 101(53B)(A) of the Bankruptcy Code, or any other agreement entered into by any Person with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions and (ii) any Permitted BTC Hedging Agreement.

“Swap Obligation”: with respect to any Person, any obligation to pay or perform under any Swap Agreement or any other agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Target”: with respect to any Person, any other Person acquired or proposed to be acquired by such Person.

“Taxes”: all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Technology”: all trade secrets, know how, technology (whether patented or not), rights in software (including source code and object code), rights in data and databases, rights in Internet web sites, customer and supplier lists, proprietary information, methods, procedures, formulae, descriptions, compositions, technical data, drawings, specifications, name plates, catalogs, confidential information and the right to limit the use or disclosure thereof by any person, pricing and cost information, business and marketing plans and proposals, together with any and all (i) rights and privileges arising under applicable law with respect to the foregoing, (ii) income, fees, royalties, damages and payments now and hereafter due and/or payable thereunder and with respect thereto, including damages, claims and payments for past, present or future misappropriations or violations thereof, (iii) rights corresponding thereto throughout the world and (iv) rights to sue for past, present and future misappropriations or violations thereof.

“Termination Date”: the earliest of the following: (a) the Maturity Date, and (b) the date on which the Loans are accelerated or otherwise declared (or become) due and payable in accordance with the terms of this Agreement (whether automatically, or upon any Event of Default or as otherwise provided hereunder).

“Test Period”: the period of four consecutive Fiscal Quarters then most recently ended for which financial statements under Section 10.1.1(a) or (b), as applicable, have been delivered (or are required to have been delivered).

“Ticking Fee”: as defined in Section 3.2.4 of this Agreement.

“Total Credit Exposure”: as to any Lender at any time, the unused Commitments and outstanding amount of all Loans of such Lender at such time.

“Trademarks”: all trademarks (including service marks), slogans, logos, certification marks, trade dress, uniform resource locators (URL’s), domain names, corporate names, brand names, and trade names and other identifiers of source, and all goodwill of the business connected with the use of and symbolized by any of the foregoing, whether registered or unregistered, and all registrations and applications for the foregoing (whether statutory or common law and whether established or registered or applied for in the United States or any other country or any political subdivision thereof), together with any and all (i) rights and privileges arising under applicable law with respect to any of the foregoing, (ii) extensions and renewals thereof and amendments thereto, (iii) income, fees, royalties, damages and payments now and hereafter due and/or payable thereunder and with respect thereto, including damages, claims and payments for past, present or future infringements, dilutions or violations thereof, (iv) rights corresponding thereto throughout the world and (v) rights to sue for past, present and future infringements, dilutions or violations thereof.

“tranche”: with respect to any Class of Loans, a principal amount of Loans within such Class that are outstanding on identical terms, which principal amount constitutes a portion, but not the entire principal amount, of Loans comprised in such Class (and each separate portion representing Loans having other terms shall be a separate tranche); provided, further, that, whenever any provision of this Agreement or any other Loan Document identifies or is expressed to apply to any Loan(s) only by reference to Class, but without making any distinction between any Loans within such Class on the basis of their respective terms, such provision shall be deemed to apply to all Loans within such Class on the same basis, and each Loan in such Class shall be treated equally pursuant to such provision, notwithstanding that any such Loans belong to different tranches for any other purpose or in any other context.

“Transactions”: (a) the execution and delivery by the Obligors of this Agreement and the other Loan Documents to which they are a party on the Closing Date, and the performance of the obligations and transactions hereunder, (b) the other transactions related to or entered into in connection with any of the foregoing or otherwise in connection with the Restructuring, and (c) the payment of fees, premiums, charges, costs and expenses in connection with any of the foregoing.

“Transferee”: any actual or potential Eligible Assignee, Participant or other Person acquiring an interest in any Obligations.

“UCC”: the Uniform Commercial Code as in effect in the State of New York or, when the laws of any other jurisdiction govern the perfection, priority or enforcement of any Lien, the Uniform Commercial Code of such jurisdiction.

“UK Financial Institution”: any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority”: the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unfunded Pension Liability”: the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to the Code, ERISA or the Pension Protection Act of 2006 for the applicable plan year.

“Upstream Payment”: a Distribution by a Subsidiary of Borrower to Borrower or to another Subsidiary of Borrower that holds Equity Interests in such Subsidiary so long as each Obligor that holds Equity Interests in such Subsidiary received at least its pro rata share of such Distribution based on its relative ownership of such Subsidiary.

“U.S. Person”: “United States person” as defined in Section 7701(a)(30) of the Code.

“U.S. Special Resolution Regimes”: as defined in Section 14.20.

“U.S. Tax Compliance Certificate”: as defined in Section 5.10.2(b)(iii).

“Weighted Average Life to Maturity”: when applied to any Debt any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by, (b) the then outstanding principal amount of such Debt.

“Wholly-Owned”: any Subsidiary of a specified Person, that 100% of the Equity Interests of such Subsidiary (other than (x) directors’ qualifying shares, and (y) shares issued to foreign nationals to the extent required by applicable law) is owned, directly or indirectly, by such Person and/or one or more of such specified Person’s other Subsidiaries that also qualify as Wholly-Owned Subsidiaries under this definition.

“Write-Down and Conversion Powers”: (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that Person or any other Person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

1.2.    Accounting Terms. Under the Loan Documents (except as otherwise specified herein), all accounting terms shall be interpreted, all accounting determinations shall be made, and all financial statements shall be prepared, in accordance with GAAP applied on a basis consistent with the most recent audited financial statements of Borrower and its Subsidiaries delivered to Administrative Agent before the Closing Date and using the same inventory valuation method as used in such financial statements, except for any change required or permitted by GAAP if Borrower’s certified public accountants concur in such change, the change is disclosed to Administrative Agent, and Section 10.3 is amended in a manner satisfactory to Required Lenders to take into account the effects of the change. Any change in GAAP occurring after the date hereof that would require operating leases to be treated as capital leases shall be disregarded for the purposes of determining Debt and any financial ratio or compliance requirement contained in any Loan Document.

1.3.    Uniform Commercial Code. As used herein, the following terms are defined in accordance with the UCC in effect in the State of New York from time to time: “Chattel Paper,” “Commercial Tort Claim,” “Deposit Account,” “Document,” “Equipment,” “General Intangibles,” “Goods,” “Instrument,” “Investment Property,” “Letter-of-Credit Right”, “Supporting Obligation”, “Security Account” and “Commodity Account”.

1.4.    Certain Matters of Construction. The terms “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. In the computation of periods of time from a specified date to a later specified date, “from” means “from and including,” and “to” and “until” each mean “to but excluding.” The terms “including” and “include” shall mean “including, without limitation” and, for purposes of each Loan Document, the parties agree that the rule of ejusdem generis shall not be applicable to limit any provision. Section titles appear as a matter of convenience only and shall not affect the interpretation of any Loan Document. Unless the context of this Agreement or any other Loan Document clearly requires otherwise, all references to time of day refer to Eastern standard time or Eastern daylight saving time, as in effect in New York, New York on such day. All references to (a) laws or statutes include all related rules, regulations, interpretations, amendments and successor provisions; (b) any document, instrument or agreement include any amendments, waivers and other modifications, extensions or renewals (to the extent permitted by the Loan Documents); (c) any section mean, unless the context otherwise requires, a section of this Agreement; (d) any exhibits or schedules mean, unless the context otherwise requires, exhibits and schedules attached hereto, which are hereby incorporated by reference; (e) any Person include successors and assigns; (f) time of day means time of day at Administrative Agent’s notice address under Section 14.3.1; or

(g) discretion of any Agent or any Lender means the sole and absolute (unless otherwise qualified) discretion of such Person exercised in a manner consistent with its duties of good faith and fair dealing. All references to Loans, Obligations and other amounts herein shall be denominated in Dollars, unless expressly provided otherwise, and all determinations (including calculations of Financial Covenants) made from time to time under the Loan Documents shall be made in light of the circumstances existing at such time. No provision of any Loan Documents shall be construed against any party by reason of such party having, or being deemed to have, drafted the provision. A reference to Borrower’s “knowledge” or similar concept means actual knowledge of a Senior Officer, or knowledge that a Senior Officer would have obtained if he or she had exercised reasonable diligence and good faith. Any reference herein to a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, Disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, Disposition or transfer, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company shall constitute a separate Person hereunder (and each division of any limited liability company that is a Subsidiary, joint venture or any other like term shall also constitute such a Person or entity). Except as otherwise expressly stated, if this Agreement or any other Loan Document requires a cash payment or wire transfer to be made on a day that is not a Business Day, such payment or transfer shall instead be deemed to be required to be made on the immediately succeeding Business Day. Except to the extent a reference is expressly made to Business Days, each reference to a certain number of “days” shall be a reference to such number of calendar days. Unless otherwise expressly stated, if this Agreement or any other Loan Document does not permit any Person to take any action or consummate any transaction directly, then such Person shall also not be permitted to take such action or consummate such transaction indirectly, or to assist or support any other Person in taking such action or consummating such transaction. The use herein or in any other Loan Document of the words “continuing”, “continuance”, “existing”, or any words of similar import or derivatives of any such words in reference to any Event of Default means that such Event of Default has not been expressly waived in accordance with Section 14.1.

1.5.     Division. Any restriction, condition or prohibition applicable to a merger, transfer, consolidation, amalgamation, assignment, restricted payment, investment, disposition, sale or transfer, or similar term set forth in the Loan Documents shall be deemed to apply to a division of or by a limited liability company or a limited partnership, or an allocation of assets to a series of a limited liability company or a limited partnership, as if it were a merger, transfer, consolidation, amalgamation, assignment, restricted payment, investment, disposition, sale or transfer, or similar term, as applicable. Any reference in any Loan Document to a merger, transfer, consolidation, amalgamation, assignment, restricted payment, investment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company or a limited partnership, or an allocation of assets to a series of a limited liability company or a limited partnership (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, assignment, restricted payment, investment, disposition, sale or transfer, or similar term, as applicable, to, of or with a separate Person. Notwithstanding anything to the contrary in this Agreement, (i) any division of a limited liability company shall constitute a separate Person hereunder, and each resulting division of any limited liability company that, prior to such division, is a Subsidiary, Guarantor, Loan Party or any other like term shall remain a Subsidiary, Guarantor, Loan Party or other like term, respectively, after giving effect to such division, to the extent required under this Agreement, and any resulting divisions of such Persons shall remain subject to the same restrictions and corresponding exceptions applicable to the pre-division predecessor of such divisions, and (ii) if any Loan Party or other Subsidiary shall consummate a division permitted under this Agreement in accordance with the foregoing, such Loan Party or Subsidiary shall be required to (effective simultaneously with the effectiveness of such division) comply with the requirements set forth in Section 10.1.7, to the extent applicable.

SECTION 2.    CREDIT FACILITIES

2.1.1    Roll-Up Loans. Subject to the terms and conditions of the Confirmation Order and this Agreement (including Section 6 hereof), and relying upon the representations and warranties set forth herein, concurrently with, and automatically upon the occurrence of the Confirmation Order, each Lender shall hereby be deemed to have made (on a cashless basis, without any actual funding) a term loan to Borrower (each “Roll-Up Loan” and collectively, the “Roll-Up Loans”) in an aggregate principal amount equal to [$40,000,000] as set forth opposite such Lender’s name in Schedule 1.1 under the heading “Roll-Up Loans”, which Roll-Up Loan shall be deemed to refinance [a corresponding amount of the Convertible Notes Secured Claims] owing to such Lender or any of its Affiliates, partners or investors (the foregoing, including the incurrence of the Roll-Up Loan, the “Roll-Up”).

2.1.2     New Money Loans.

(a)     Term Loans.

(i)    Subject to the terms and conditions hereof (including Section 6 hereof), each Lender holding an Initial Term Loan Commitment severally agrees to make, in Dollars, in a single draw on the Closing Date, one or more term loans (each, an “Initial Term Loan” and collectively, the “Initial Term Loans”) to Borrower in an aggregate principal amount not to exceed the amount set forth opposite such Lender’s name in Schedule 1.1 under the heading “Initial Term Loan Commitment”, as such amount may be adjusted or reduced pursuant to the terms hereof, which Initial Term Loans shall be made by each such Lender in an aggregate principal amount which does not exceed the Initial Term Loan Commitment of such Lender.

(ii)    Once repaid, Initial Term Loans incurred hereunder may not be reborrowed. On the Closing Date (after giving effect to the incurrence of Initial Term Loans on such date), the Initial Term Loan Commitment of each Lender shall terminate.

(b)     Delayed Draw Term Loans.

(i)    Subject to the terms and conditions hereof (including Section 6 hereof), each Lender with a Delayed Draw Term Loan Commitment severally agrees to make one or more term loans (each, a “Delayed Draw Term Loan” and collectively the “Delayed Draw Term Loans”) from time to time to Borrower in Dollars, so long as the Delayed Draw Term Loan Commitment Expiration Date has

not occurred, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Delayed Draw Term Loan Commitment as set forth under the heading “Delayed Draw Term Loan Commitment: on Schedule 1.1, as such amount may be adjusted or reduced pursuant to the terms hereof; provided, that immediately before and after giving effect to each such Delayed Draw Term Loans, (i) the aggregate amount of Delayed Draw Term Loans from such Lender shall not exceed such Lender’s Delayed Draw Term Loan Commitment, as such amount may be adjusted or reduced pursuant to the terms hereof, (ii) the aggregate amount of all Delayed Draw Term Loans shall not exceed the Delayed Draw Term Loan Commitments, as such amount may be adjusted or reduced pursuant to the terms hereof.

(ii)    Upon the borrowing of any Delayed Draw Term Loans, such Delayed Draw Term Loans shall be part of the same class as, and treated in all respects as so as to be fungible with, the Initial Term Loans.

(iii)    Subject to the terms and conditions hereof, the Delayed Draw Term Loans may be funded in two (2), and no more than two (2), separate borrowings.

(iv)    Each Lender’s Commitment set forth under the definition of “Delayed Draw Term Loan Commitment” herein shall be reduced by the amount of any Delayed Draw Term Loan that is made and shall automatically terminate on the Delayed Draw Term Loan Commitment Expiration Date.

(c)     Once repaid, no Loan (or portion thereof) may be reborrowed.

2.1.3    Procedure for Initial Term Loan and Delayed Draw Term Loan Borrowing.

(a)    With respect to the Initial Term Loans, Borrower shall give given the Administrative Agent notice in the form of a Notice of Borrowing (which notice must have been received by the Administrative Agent prior to 11:00 A.M. and shall be irrevocable) one Business Day prior to the proposed Borrowing Date specifying (a) the amount to be borrowed by Borrower, (b) the requested funding date (which shall be a Business Day, such funding date each a “Borrowing Date”), and (c) the wiring instructions for the account to which funds should be wired. Upon receipt of such notice, the Administrative Agent shall promptly notify each applicable Lender thereof. Each applicable Lender will make the amount of its pro rata share (based on its Initial Term Loan Percentage) of the applicable Initial Term Loan Commitments available to Borrower on the Closing Date in funds immediately available to Borrower. The notices in respect of the Borrowings on the Closing Date may be conditioned on the closing of the Restructuring and Plan Effective Date.

(b)    With respect to the Delayed Draw Term Loans, Borrower shall have given the Administrative Agent notice in the form of a Notice of Borrowing (which notice must have been received by the Administrative Agent prior to 11:00 A.M. and shall be irrevocable) three (3) Business Days prior to the proposed Borrowing Date, specifying (a)

the amount to be borrowed by Borrower; provided, that, any Borrowing shall be in an amount equal to at least the principal amount of $1,000,000 (and integral multiples of $500,000 in excess of that amount) and no more than the lesser of (i) $1,000,000 and (ii) the remaining unfunded Delayed Draw Term Loan Commitment, (b) the requested Borrowing Date, and (c) the wiring instructions for the account to which funds should be wired. Upon receipt of such notice, the Administrative Agent shall promptly notify each applicable Lender thereof. Each applicable Lender will make the amount of its pro rata share (based on Delayed Draw Term Loan Percentage, as applicable) of the applicable Delayed Draw Term Loan Commitments available to Borrower on the Borrowing Date in funds immediately available to Borrower.

2.1.4     Termination of Commitments; Voluntary Reduction of Commitments.

(a)    Initial Term Loan Commitments shall automatically terminate on the Closing Date. Upon at least one (1) Business Day (or such shorter period as Administrative Agent may agree) prior written notice to Administrative Agent at any time, Borrower may, at its option, terminate any Delayed Draw Term Loan Commitment. The Delayed Draw Term Loan Commitments shall automatically terminate on Delayed Draw Term Loan Commitment Expiration Date.

(b)    Borrower may permanently reduce any Delayed Draw Term Loan Commitments, on a Pro Rata basis for each Delayed Draw Term Lender, upon at least ten Business Days (or such shorter period as Administrative Agent may agree) prior written notice to Administrative Agent, which notice shall specify the amount of the reduction and shall be irrevocable once given. Each reduction shall be in a minimum amount of $5,000,000, or an increment of $1,000,000 in excess thereof.

2.1.5    Amortization. The outstanding unpaid principal amount of the Loans shall be repaid in consecutive quarterly installments on the first Business Day of each Fiscal Quarter (each a “Payment Date”), beginning with April 1, 202614, and each such quarterly installment shall be in an amount equal to $1,250,000. Notwithstanding the foregoing, the last such installment shall be in the amount necessary to repay in full the unpaid principal amount of the Loans. The outstanding unpaid principal balance and all accrued and unpaid interest on the Loans shall be due and payable on the earlier of (i) the Maturity Date and (ii) the Termination Date. All principal of, interest on, and other amounts payable in respect of the Loans shall constitute Obligations hereunder.

2.1.6    Protective Advances. Administrative Agent shall be authorized, in its discretion, at any time, to make Loans (“Protective Advances”) if Administrative Agent deems such Loans necessary or desirable (a) to preserve or protect Collateral, or to enhance the collectability or repayment of Obligations; and/or (b) to pay any other amounts chargeable to Obligors under any Loan Documents, including interest, costs, fees and expenses. Each Lender shall participate in each Protective Advance on a Pro Rata basis. Required Lenders may at any time revoke Administrative Agent’s authority to make further Protective Advances under clause (a) by written notice to Administrative Agent. Absent such revocation, Administrative Agent’s

[14]	NTD: To commence with the first fiscal quarter after the second anniversary of the Effective Date.

determination that funding of a Protective Advance is appropriate shall be conclusive. Loans representing Protective Advances shall accrue interest at the same rate as, and shall otherwise be treated as, Loans.

SECTION 3.    INTEREST, FEES AND CHARGES

3.1.     Interest.

3.1.1     Rates and Payment of Interest.

(a)    The outstanding principal amount of each Loan shall bear interest at the Applicable Rate (subject to clause (b) below), and such interest shall accrue on such Loan daily from (and including) the day such Loan is made until Full Payment. Subject to clause (b) below, accrued interest on each Loan shall be due and payable by Borrower in arrears on each Interest Payment Date.

(b)    As of (and including the day of) the occurrence of, and at all times on each day during the continuance of, any Event of Default (including if any Loans or other Obligations (or portion thereof) shall remain unpaid as of the Termination Date), all outstanding Loans, and all overdue interest, fees and other Obligations (as applicable), shall, in each case, automatically bear interest at the Default Rate (whether before or after any judgment), and such interest shall accrue thereon until Full Payment. Accrued Default Rate interest shall be payable in cash on each Interest Payment Date (unless a demand therefor is made by the Administrative Agent on Borrower sooner or on a more frequent basis, as determined by the Administrative Agent, in which case payment shall be made when specified by the Administrative Agent to Borrower). Borrower acknowledges that the cost and expense to Administrative Agent and Lenders due to an Event of Default are difficult to ascertain and that the Default Rate is fair and reasonable compensation for this.

(c)    Interest hereunder shall be due and payable in accordance with, and at the times, and as otherwise provided for by, the terms of this Agreement, both before and after judgment, and before and after the commencement of any Insolvency Proceeding.

3.2.     Fees and Commitment Payments.

3.2.1    Agent Fees. Borrower agrees to pay to the Administrative Agent, for its own account, the administrative and collateral agency fees and other amounts set forth in the Agent Fee Letter, in each case, at the times and in the amounts specified therein (the “Agent Fees”). For the avoidance of doubt, the Agent Fees shall be payable in addition to, and nothing herein shall be construed as limiting the Obligors’ obligations with respect to payment of, any other fees, expenses, indemnities and other amounts payable to the Administrative Agent pursuant to the Loan Documents (including Extraordinary Expenses, and amounts payable pursuant to Section 3.4 and Section 14.2) or otherwise.

3.2.2    Fees. Without limiting anything else herein, Borrower shall pay all fees set forth in all engagement letters, fee letters and other similar agreements executed in connection with the Loan Documents with any other Person (including the Exit Facility Commitment Letter).

3.2.3    No Refunds. No fees or other amounts payable hereunder (including the Ticking Fee and Agent Fees) shall be refundable under any circumstances.

3.2.4    Ticking Fee. Subject to Section 4.2.1(c), as consideration for reserving capital for the New Money Loan Commitments and such other accommodations that have been or may be made available to Borrower by the Lenders hereunder, and otherwise in connection with the transactions occurring on or about the Closing Date, Borrower shall pay to the Administrative Agent for the ratable benefit of each Lender in accordance with its Pro Rata share, a ticking fee (the “Ticking Fee”) computed as of the end of each month of 1.00% per annum (calculated on the basis of actual number of days elapsed in a year of three-hundred sixty (360) days) on the aggregate amount available under the New Money Loan Commitments as of the last Business Day of each fiscal quarter. The Ticking Fee will be fully earned, and shall be due and payable in cash in full, on the first Business Day of the immediately following fiscal quarter.

3.2.5    [Reserved].

3.2.6    Certain Payments. Each of the parties hereto agree to treat, and consistently report, the Ticking Fee and the Exit Facility Upfront Payment, as not subject to U.S. federal income tax withholding – whether (as reasonably determined by Borrower in consultation with the Lenders) by reason of being a “put premium” paid to the commitment parties, original issue discount or interest, a payment in respect of the termination of a right or obligation with respect to a capital asset, or otherwise (but not, for the avoidance of doubt, as payment for services) – unless otherwise required by a “determination” within the meaning of Section 1313(a) of the Code; provided, that, Borrower receives the documentation described in Section 5.10; provided further, for the avoidance of doubt, to the extent any such payment is taxable as original issue discount or interest for U.S. federal income tax purposes, such payment shall be subject to the provisions of Section 5.9.

3.3.    Computation of Interest, Fees, Yield Protection. All interest, as well as fees and other charges expressed to be calculated on a per annum basis, shall be computed for the actual days elapsed, based on a year of 360 days. Each determination by Administrative Agent of any interest, fees or interest rate hereunder shall be final, conclusive and binding for all purposes, absent manifest error.

3.4.    Reimbursement Obligations. Borrower shall reimburse the Agents for all Extraordinary Expenses. All legal and accounting fees incurred by Agent Professionals shall be charged to Borrower at the actual rate charged by such Agent Professionals; provided, that Borrower’s obligation to reimburse Agents for legal fees and expenses shall be limited to the reasonable and documented legal fees and expenses of one primary counsel, and one local counsel in each relevant jurisdiction. All amounts payable by Borrower under this Section shall be due on demand.

3.5.    [Reserved].

3.6.    [Reserved].

3.7.    Increased Costs; Capital Adequacy.

3.7.1    Increased Costs Generally. If any Change in Law shall:

(a)    impose, modify or deem applicable any reserve, liquidity, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender;

(b)    subject any recipient to Taxes (other than Indemnified Taxes and Excluded Taxes) with respect to any Loan, Commitment or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(c)    impose on any Lender or interbank market any other condition, cost or expense affecting any Loan, Commitment or Loan Document;

and the result thereof shall be to increase the cost to such Lender of making or maintaining any Loan or Commitment, or converting to or continuing any interest option for a Loan, or to reduce the amount of any sum received or receivable by a Lender hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, Borrower will pay to it such additional amount(s) as will compensate it for the additional costs incurred or reduction suffered; provided, that such additional amounts are also being assessed by such Lender generally against similarly situated borrowers under similar credit facilities.

3.7.2    Capital Requirements. If a Lender determines that a Change in Law affecting such Lender or its holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or holding company’s capital as a consequence of this Agreement, or such Lender’s Commitments, Loans, or participations in Loans, to a level below that which such Lender or holding company could have achieved but for such Change in Law (taking into consideration its policies with respect to capital adequacy), then from time to time Borrower will pay to such Lender, as the case may be, such additional amounts as will compensate it or its holding company for the reduction suffered; provided, that such additional amounts are also being assessed by such Lender against similarly situated borrowers under similar credit facilities.

3.7.3    [Reserved].

3.7.4    Compensation. Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of its right to demand such compensation, but Borrower shall not be required to compensate a Lender for any increased costs incurred or reductions suffered more than nine months prior to the date that the Lender notifies Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

3.8.    Mitigation. If any Lender requests compensation under Section 3.7, or if Borrower is required to pay additional amounts with respect to a Lender under Section 5.9, then such Lender shall (at the request of Borrower) use reasonable efforts to designate a different Lending Office or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender, such designation or assignment (a) would reduce amounts payable in the future; and (b) would not subject the Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to it or unlawful. Borrower shall pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

3.9.    [Reserved].

3.10.    Maximum Interest. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by Applicable Law (“maximum rate”). If Administrative Agent or any Lender shall receive interest in an amount that exceeds the maximum rate, the excess interest shall be applied to the principal of the Obligations or, if it exceeds such unpaid principal, refunded to Borrower. In determining whether the interest contracted for, charged or received by Administrative Agent or a Lender exceeds the maximum rate, such Person may, to the extent permitted by Applicable Law, (a) characterize any payment that is not principal as an expense, fee or premium rather than interest; (b) exclude voluntary prepayments and the effects thereof; and (c) amortize, prorate, allocate and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

SECTION 4.    LOAN ADMINISTRATION

4.1.    Funding Loans.

4.1.1    [Reserved].

4.1.2    Funding by Lenders. Each Lender shall timely honor its Commitment by funding its Pro Rata share of each Borrowing of Loans that is properly requested hereunder to the Administrative Agent. In furtherance of the foregoing, Administrative Agent shall notify Lenders of its receipt of any Notice of Borrowing on the same Business Day when such Notice of Borrowing shall have been received by it, and each Lender shall thereupon make its Loan by funding such Lender’s Pro Rata share of the Borrowing requested pursuant to such Notice of Borrowing in immediately available funds to the account specified by the Administrative Agent no later than 12:00 p.m. on the requested funding date (it being agreed that such Loan shall be deemed made as of the time when such funding shall occur, and shall be deemed outstanding at all times thereafter until Full Payment). Subject to its receipt of such amounts from Lenders, Administrative Agent shall disburse the proceeds of the Loans as directed by Borrower in the applicable Notice of Borrowing. Unless Administrative Agent shall have received (in sufficient time to act) written notice from a Lender that it does not intend to fund its Pro Rata share of a Borrowing, Administrative Agent may assume that such Lender has deposited or promptly will deposit its share with Administrative Agent, and Administrative Agent may (but shall not be obligated to) disburse a corresponding amount to Borrower. If a Lender’s share of any Borrowing or of any settlement pursuant to Section 4.1.2 is not received by Administrative Agent, then Borrower agrees to repay to Administrative Agent on demand the amount of such share, together with interest thereon from the date disbursed until repaid, at the rate applicable to the Borrowing.

4.1.3    Notices. Neither Administrative Agent nor any Lender shall have any liability for any loss suffered by Borrower as a result of Administrative Agent or any Lender acting upon its understanding of telephonic or e-mailed instructions from a person believed in good faith by Administrative Agent or any Lender to be a person authorized to give such instructions on Borrower’s behalf.

4.2.    Defaulting Lender.

4.2.1    Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(a)    Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definitions of Required Lenders.

(b)    Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 11 or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 11.3 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, as Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and Borrower, to be held in a Deposit Account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Default or Event of Default exists, to the payment of any amounts owing to Borrower as a result of any judgment of a court of competent jurisdiction obtained by Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided, that if (x) such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made at a time when the conditions set forth in Section 6.2 were satisfied or waived, such payment shall be applied solely to pay the Loans of all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender until such time as all Loans are held by the Lenders pro rata in accordance with their Commitments without giving effect to clause (c) below. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender pursuant to this Section 4.2.1(b) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(c)    Notwithstanding anything to the contrary herein, no Ticking Fees or Backstop Put Option Payment shall be due or payable to any Defaulting Lender, until such time as such Lender ceases to be a Defaulting Lender.

4.2.2    Cure. If Borrower and the Administrative Agent agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans to be held pro rata by the Lenders in accordance with their Commitments (without giving effect to Section 4.2.1(b)), whereupon such Lender will cease to be a Defaulting Lender; provided, that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

4.2.3    Loans. So long as any Lender is a Defaulting Lender, the Administrative Agent shall not be required to fund any Loans unless it will have no fronting exposure after giving effect to such Loan.

4.3.    [Reserved].

4.4.    [Reserved].

4.5.    [Reserved].

4.6.    Effect of Termination. On the Termination Date, the Obligations (other than Remaining Obligations) shall be immediately due and payable in immediately available funds. Until Full Payment of the Obligations, all undertakings of Borrower contained in the Loan Documents shall continue, and Administrative Agent shall retain its Liens in the Collateral and all of its rights and remedies under the Loan Documents. Sections 3.7, 5.5, 5.9, 5.10, 12, 14.2, this Section, and each indemnity or waiver given by an Obligor or Lender in any Loan Document, shall survive Full Payment of the Obligations.

SECTION 5.    PAYMENTS

5.1.    General Payment Provisions. All payments of Obligations shall be made in Dollars in cash, without offset, counterclaim or defense of any kind and in immediately available funds, not later than 12:00 noon (New York City time) on the due date. Any payment after such time may be deemed by the Administrative Agent made on the next Business Day. Borrower agrees that, during the continuation of an Event of Default, Administrative Agent shall have the continuing, exclusive right to apply and reapply payments and proceeds of Collateral against the Obligations, in such manner as Administrative Agent deems advisable.

The Borrower shall notify the Administrative Agent in writing of any voluntary prepayment under Section 5.2 or any mandatory prepayment under Section 5.3 not later than 1:00 p.m.

three (3) Business Days before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount to be prepaid. Promptly following receipt of any such notice relating to any Borrowing, the Administrative Agent shall advise the Lenders whose Loans are subject to such prepayment of the contents thereof and of each Lender’s Pro Rata share thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of a borrowing of the same type and class, or such lesser amount that is then outstanding with respect to such Loan being repaid.

5.2.    Voluntary Prepayments.

5.2.1    The Loans may be prepaid from time to time at the option of the Borrower, without penalty or premium; provided, that, subject to Section 5.2.2, such prepayments shall be at par and applied on a Pro Rata basis, and shall be accompanied by payment of any interest or other amount accrued in respect of the amount prepaid.

5.2.2    Notwithstanding anything in this Agreement or in any other Loan Document to the contrary, so long as no Event of Default has occurred and is continuing, the Borrower or any of its Subsidiaries may prepay the outstanding Loans (which shall, for the avoidance of doubt, be automatically and permanently canceled immediately upon acquisition by Borrower or any of its Subsidiaries) on the following basis:15

(a)    Any Obligor or any of its Subsidiaries shall have the right to make a voluntary prepayment of Loans at a discount to par pursuant to a Borrower Offer of Specified Discount Prepayment, Borrower Solicitation of Discount Range Prepayment Offers or Borrower Solicitation of Discounted Prepayment Offers (any such prepayment, the “Discounted Loan Prepayment”), in each case made in accordance with this Section 5.2.2.

(b)    (i) Any Obligor or any of its Subsidiaries may from time to time offer to make a Discounted Loan Prepayment by providing the Auction Agent five (5) Business Days’ notice substantially in the form of a Specified Discount Prepayment Notice; provided that (I) any such offer shall be made available, at the sole discretion of the Obligor or such Subsidiary, to (x) each Lender and/or (y) each Lender with respect to any Class of Loans on an individual tranche basis, (II) any such offer shall specify the aggregate principal amount offered to be prepaid (the “Specified Discount Prepayment Amount”) with respect to each applicable tranche, the tranche or tranches of Loans subject to such offer and the specific percentage discount to par (the “Specified Discount”) of such Loans to be prepaid (it being understood that different Specified Discounts and/or Specified Discount Prepayment Amounts may be offered with respect to different tranches of Loans and, in such event, each such offer will be treated as a separate offer pursuant to the terms of this Section), (III) the Specified Discount Prepayment Amount shall be in an aggregate amount not less than $[5,000,000] and whole increments of $[1,000,000] in excess thereof and (IV) subject to clause (j)) below, each such offer shall remain outstanding through the Specified Discount Prepayment Response Date. The Auction Agent will promptly provide each relevant Lender with a copy of such Specified Discount Prepayment Notice and a

[15]	NTD: Prepayments at a discount provisions under review.

form of the Specified Discount Prepayment Response to be completed and returned by each such Lender to the Auction Agent (or its delegate) by no later than 5:00 p.m. on the third (3rd) Business Day after the date of delivery of such notice to such Lenders (which date may be extended upon notice by the applicable Obligor or the Subsidiary to the Auction Agent) (the “Specified Discount Prepayment Response Date”).

(ii)    Each Lender receiving such offer shall notify the Auction Agent (or its delegate) by the Specified Discount Prepayment Response Date whether or not it agrees to accept a prepayment of any of its applicable then outstanding Loans at the Specified Discount and, if so (such accepting Lender, a “Discount Prepayment Accepting Lender”), the amount and the tranches of such Lender’s Loans to be prepaid at such offered discount. Each acceptance of a Discounted Loan Prepayment by a Discount Prepayment Accepting Lender shall be irrevocable. Any Lender whose Specified Discount Prepayment Response is not received by the Auction Agent by the Specified Discount Prepayment Response Date shall be deemed to have declined to accept the applicable Borrower Offer of Specified Discount Prepayment.

(iii)    If there is at least one Discount Prepayment Accepting Lender, the relevant Obligor or Subsidiary will make a prepayment of outstanding Loans pursuant to this paragraph (iii) to each Discount Prepayment Accepting Lender on the Discounted Prepayment Effective Date in accordance with the respective outstanding amount and tranches of Loans specified in such Lender’s Specified Discount Prepayment Response given pursuant to subsection (ii) above; provided that, if the aggregate principal amount of Loans accepted for prepayment by all Discount Prepayment Accepting Lenders exceeds the Specified Discount Prepayment Amount, such prepayment shall be made pro rata among the Discount Prepayment Accepting Lenders in accordance with the respective principal amounts accepted to be prepaid by each such Discount Prepayment Accepting Lender and the Auction Agent (with the consent of such Obligor or such Subsidiary and subject to rounding requirements of the Auction Agent made in its reasonable discretion) will calculate such proration (the “Specified Discount Proration”). The Auction Agent shall promptly, and in any case within three (3) Business Days following the Specified Discount Prepayment Response Date, notify (I) the relevant Obligor or Subsidiary of the respective Lenders’ responses to such offer, the Discounted Prepayment Effective Date and the aggregate principal amount of the Discounted Loan Prepayment and the tranches to be prepaid, (II) each Lender of the Discounted Prepayment Effective Date, and the aggregate principal amount and the tranches of Loans to be prepaid at the Specified Discount on such date and (III) each Discount Prepayment Accepting Lender of the Specified Discount Proration, if any, and confirmation of the principal amount, tranche and type of Loans of such Lender to be prepaid at the Specified Discount on such date. Each determination by the Auction Agent of the amounts stated in the foregoing notices to the Obligor and such Lenders shall be conclusive and binding for all purposes absent manifest error. The payment amount specified in such notice to the Obligor or Subsidiary shall be due and payable by such Obligor on the Discounted Prepayment Effective Date in accordance with clause (f) below (subject to clause (j)) below).

(c)    (i) Any Obligor or any of its Subsidiaries may from time to time solicit Discount Range Prepayment Offers by providing the Auction Agent with five (5) Business Days’ notice in the form of a Discount Range Prepayment Notice; provided that (I) any such solicitation shall be extended, at the sole discretion of such Obligor or such Subsidiary, to (x) each Lender and/or (y) each Lender with respect to any Class of Loans on an individual tranche basis, (II) any such notice shall specify the maximum aggregate principal amount of the relevant Loans (the “Discount Range Prepayment Amount”), the tranche or tranches of Loans subject to such offer and the maximum and minimum percentage discounts to par (the “Discount Range”) of the principal amount of such Loans with respect to each relevant tranche of Loans willing to be prepaid by such Obligor or such Subsidiary (it being understood that different Discount Ranges and/or Discount Range Prepayment Amounts may be offered with respect to different tranches of Loans and, in such event, each such offer will be treated as a separate offer pursuant to the terms of this Section), (III) the Discount Range Prepayment Amount shall be in an aggregate amount not less than $5,000,000 and whole increments of $1,000,000 in excess thereof and (IV) subject to clause (j) below, each such solicitation by any Obligor or any of its Subsidiaries shall remain outstanding through the Discount Range Prepayment Response Date. The Auction Agent will promptly provide each appropriate Lender with a copy of such Discount Range Prepayment Notice and a form of the Discount Range Prepayment Offer to be submitted by a responding Lender to the Auction Agent (or its delegate) by no later than 5:00 p.m. on the third (3rd) Business Day after the date of delivery of such notice to such Lenders (which date may be extended by notice from the Obligor or Subsidiary to the Auction Agent) (the “Discount Range Prepayment Response Date”). Each Lender’s Discount Range Prepayment Offer shall be irrevocable and shall specify one or more (but no more than three for any Lender) discounts to par within the Discount Range (the “Submitted Discount”) at which such Lender is willing to allow prepayment of any or all of its then outstanding Loans of the applicable tranche or tranches and the maximum aggregate principal amount and tranches of such Lender’s Loans (the “Submitted Amount”) such Lender is willing to have prepaid at the Submitted Discount. Any Lender whose Discount Range Prepayment Offer is not received by the Auction Agent by the Discount Range Prepayment Response Date shall be deemed to have declined to accept a Discounted Loan Prepayment of any of its Loans at any discount to their par value within the Discount Range.

(ii)    The Auction Agent shall review all Discount Range Prepayment Offers received on or before the applicable Discount Range Prepayment Response Date and shall determine (with the consent of such Obligor or such Subsidiary and subject to rounding requirements of the Auction Agent made in its sole reasonable discretion) the Applicable Discount and Loans to be prepaid at such Applicable Discount in accordance with this Section. The relevant Obligor or Subsidiary agrees to accept on the Discount Range Prepayment Response Date all Discount Range Prepayment Offers received by the Auction Agent within the Discount Range by the Discount Range Prepayment Response Date, in the order from the Submitted Discount that is the largest discount to par to the Submitted Discount that is the smallest discount to par, up to and including the Submitted Discount that is the smallest discount to par within the Discount Range (such Submitted Discount that is the smallest discount to par within the Discount Range being referred to as the “Applicable Discount”) which yields a Discounted Loan Prepayment in an aggregate principal amount equal to the lower of (I) the Discount Range Prepayment Amount and (II) the sum of all Submitted Amounts. Each Lender that has submitted a Discount Range Prepayment Offer to accept prepayment at a discount to par that is larger than or equal to the Applicable Discount shall be deemed to have irrevocably consented to prepayment of Loans equal to its Submitted Amount (subject to any required proration pursuant to the following subsection (iii) at the Applicable Discount (each such Lender, a “Participating Lender”).

(iii)    Subject to clause (j) below, if there is at least one Participating Lender, the relevant Obligor or Subsidiary will prepay the respective outstanding Loans of each Participating Lender on the Discounted Prepayment Effective Date in the aggregate principal amount and of the tranches specified in such Lender’s Discount Range Prepayment Offer at the Applicable Discount; provided that if the Submitted Amount by all Participating Lenders offered at a discount to par greater than the Applicable Discount exceeds the Discount Range Prepayment Amount, prepayment of the principal amount of the relevant Loans for those Participating Lenders whose Submitted Discount is a discount to par greater than or equal to the Applicable Discount (the “Identified Participating Lenders”) shall be made pro rata among the Identified Participating Lenders in accordance with the Submitted Amount of each such Identified Participating Lender and the Auction Agent (with the consent of such Obligor or such Subsidiary and subject to rounding requirements of the Auction Agent made in its sole reasonable discretion) will calculate such proration (the “Discount Range Proration”). The Auction Agent shall promptly, and in any case within five (5) Business Days following the Discount Range Prepayment Response Date, notify (I) the relevant Obligor or Subsidiary of the respective Lenders’ responses to such solicitation, the Discounted Prepayment Effective Date, the Applicable Discount, and the aggregate principal amount of the Discounted Loan Prepayment and the tranches to be prepaid, (II) each Lender of the Discounted Prepayment Effective Date, the Applicable Discount, and the aggregate principal amount and tranches of Loans to be prepaid at the Applicable Discount on such date, (III) each Participating Lender of the aggregate principal amount and tranches of such Lender to be prepaid at the Applicable Discount on such date, and (IV) if applicable, each Identified Participating Lender of the Discount Range Proration. Each determination by the Auction Agent of the amounts stated in the foregoing notices to the relevant Obligor or Subsidiary and Lenders shall be conclusive and binding for all purposes absent manifest error. The payment amount specified in such notice to the Obligor or Subsidiary shall be due and payable by such Obligor on the Discounted Prepayment Effective Date in accordance with clause (f) below (subject to clause (j) below).

(d)    (i) Any Obligor or any of its Subsidiaries may from time to time solicit offers for discounted prepayments by providing the Auction Agent with five (5) Business Days’ notice in substantially the form of a Solicited Discounted Prepayment Notice; provided that (I) any such solicitation shall be extended, at the sole discretion of such Obligor or such Subsidiary, to (x) each Lender and/or (y) each Lender with respect to any

Class of Loans on an individual tranche basis, (II) any such notice shall specify the maximum aggregate amount of the Loans (the “Solicited Discounted Prepayment Amount”) and the tranche or tranches of Loans the Obligor or Subsidiary is willing to prepay at a discount (it being understood that different Solicited Discounted Prepayment Amounts may be offered with respect to different tranches of Loans and, in such event, each such offer will be treated as separate offer pursuant to the terms of this Section), (III) the Solicited Discounted Prepayment Amount shall be in an aggregate amount not less than $5,000,000 and whole increments of $1,000,000 in excess thereof and (IV) subject to clause (j) below, each such solicitation by any Obligor or any of its Subsidiaries shall remain outstanding through the Solicited Discounted Prepayment Response Date. The Auction Agent will promptly provide each appropriate Lender with a copy of such Solicited Discounted Prepayment Notice and a form of the Solicited Discounted Prepayment Offer in the form of Exhibit P to be submitted by a responding Lender to the Auction Agent (or its delegate) by no later than 5:00 p.m., on the third (3rd) Business Day after the date of delivery of such notice to such Lenders (which date may be extended upon notice from the Obligor or Subsidiary to the Auction Agent) (the “Solicited Discounted Prepayment Response Date”). Each Lender’s Solicited Discounted Prepayment Offer shall (x) be irrevocable, (y) remain outstanding until the Acceptance Date, and (z) specify both one or more (but no more than three) discounts to par (the “Offered Discount”) at which such Lender is willing to allow prepayment of its then outstanding Loan and the maximum aggregate principal amount and tranches of such Loans (the “Offered Amount”) such Lender is willing to have prepaid at the Offered Discount. Any Lender whose Solicited Discounted Prepayment Offer is not received by the Auction Agent by the Solicited Discounted Prepayment Response Date shall be deemed to have declined prepayment of any of its Loans at any discount.

(ii)    The Auction Agent shall promptly provide the relevant Obligor or Subsidiary with a copy of all Solicited Discounted Prepayment Offers received on or before the Solicited Discounted Prepayment Response Date. Such Obligor or such Subsidiary shall review all such Solicited Discounted Prepayment Offers and select the largest of the Offered Discounts specified by the relevant responding Lenders in the Solicited Discounted Prepayment Offers that is acceptable to the Obligor or Subsidiary in its sole discretion (the “Acceptable Discount”), if any. If the Obligor or Subsidiary elects, in its sole discretion, to accept any Offered Discount as the Acceptable Discount, in no event later than by the third (3rd) Business Day after the date of receipt by such Obligor or such Subsidiary from the Auction Agent of a copy of all Solicited Discounted Prepayment Offers pursuant to the first sentence of this subsection (ii) (the “Acceptance Date”), the Obligor or Subsidiary may submit an Acceptance and Prepayment Notice to the Auction Agent setting forth the Acceptable Discount. If the Auction Agent shall fail to receive an Acceptance and Prepayment Notice from the Obligor or Subsidiary by the Acceptance Date, such Obligor or such Subsidiary shall be deemed to have rejected all Solicited Discounted Prepayment Offers.

(iii)    Based upon the Acceptable Discount and the Solicited Discounted Prepayment Offers received by Auction Agent by the Solicited Discounted Prepayment Response Date, within three (3) Business Days after receipt of an

Acceptance and Prepayment Notice (the “Discounted Prepayment Determination Date”), the Auction Agent will determine (with the consent of such Obligor or such Subsidiary and subject to rounding requirements of the Auction Agent made in its sole reasonable discretion) the aggregate principal amount and the tranches of Loans (the “Acceptable Prepayment Amount”) to be prepaid by the relevant Obligor or Subsidiary at the Acceptable Discount in accordance with this Section). If the Obligor or Subsidiary elects to accept any Acceptable Discount, then the Obligor or Subsidiary agrees to accept all Solicited Discounted Prepayment Offers received by Auction Agent by the Solicited Discounted Prepayment Response Date, in the order from largest Offered Discount to smallest Offered Discount, up to and including the Acceptable Discount. Each Lender that has submitted a Solicited Discounted Prepayment Offer with an Offered Discount that is greater than or equal to the Acceptable Discount shall be deemed to have irrevocably consented to prepayment of Loans equal to its Offered Amount (subject to any required pro-rata reduction pursuant to the following sentence) at the Acceptable Discount (each such Lender, a “Qualifying Lender”). The Obligor or Subsidiary may prepay outstanding Loans pursuant to this subsection (iii) to each Qualifying Lender in the aggregate principal amount and of the tranches specified in such Lender’s Solicited Discounted Prepayment Offer at the Acceptable Discount; provided that if the aggregate Offered Amount by all Qualifying Lenders whose Offered Discount is greater than or equal to the Acceptable Discount exceeds the Solicited Discounted Prepayment Amount, prepayment of the principal amount of the Loans for those Qualifying Lenders whose Offered Discount is greater than or equal to the Acceptable Discount (the “Identified Qualifying Lenders”) shall be made pro rata among the Identified Qualifying Lenders in accordance with the Offered Amount of each such Identified Qualifying Lender and the Auction Agent (with the consent of such Obligor or such Subsidiary and subject to rounding requirements of the Auction Agent made in its sole reasonable discretion) will calculate such proration (the “Solicited Discount Proration”). On or prior to the Discounted Prepayment Determination Date, the Auction Agent shall promptly notify (I) the relevant Obligor or Subsidiary of the Discounted Prepayment Effective Date and Acceptable Prepayment Amount comprising the Discounted Loan Prepayment and the tranches to be prepaid, (II) each Lender of the Discounted Prepayment Effective Date, the Acceptable Discount, and the Acceptable Prepayment Amount of all Loans and the tranches to be prepaid at the Applicable Discount on such date, (III) each Qualifying Lender of the aggregate principal amount and the tranches of such Lender to be prepaid at the Acceptable Discount on such date, and (IV) if applicable, each Identified Qualifying Lender of the Solicited Discount Proration. Each determination by the Auction Agent of the amounts stated in the foregoing notices to such Obligor or such Subsidiary and Lenders shall be conclusive and binding for all purposes absent manifest error. The payment amount specified in such notice to such Obligor or such Subsidiary shall be due and payable by such Obligor or such Subsidiary on the Discounted Prepayment Effective Date in accordance with clause (f) below (subject to clause (j) below).

(e)    In connection with any Discounted Loan Prepayment, Borrower and the Lenders acknowledge and agree that the Auction Agent may require as a condition to any Discounted Loan Prepayment, the payment of customary and documented fees and out-of-pocket expenses from an Obligor or Subsidiary in connection therewith.

(f)    If any Loan is prepaid in accordance with paragraphs (b) through (d) above, an Obligor or Subsidiary shall prepay such Loans on the Discounted Prepayment Effective Date without premium or penalty. The relevant Obligor or Subsidiary shall make such prepayment to the Auction Agent, for the account of the Discount Prepayment Accepting Lenders, Participating Lenders, or Qualifying Lenders, as applicable, at the Funding Office in immediately available funds not later than 12:00 p.m. (New York City time) on the Discounted Prepayment Effective Date and all such prepayments shall be applied to the remaining principal installments of the relevant tranche of Loans on a pro rata basis across such installments. The Loans so prepaid shall be accompanied by all accrued and unpaid interest on the par principal amount so prepaid up to, but not including, the Discounted Prepayment Effective Date. Each prepayment of the outstanding Loans pursuant to this Section 5.2.2 shall be paid to the Discount Prepayment Accepting Lenders, Participating Lenders, or Qualifying Lenders, as applicable, and shall be applied to the relevant Loans of such Lenders in accordance with their respective pro rata share. The aggregate principal amount of the tranches and installments of the relevant Loans outstanding shall be deemed reduced by the full par value of the aggregate principal amount of the tranches of Loans prepaid on the Discounted Prepayment Effective Date in any Discounted Loan Prepayment. In connection with each prepayment pursuant to this Section 5.2.2, each relevant Obligor and Lender shall render customary “big boy” letters to each other and the Auction Agent.

(g)    To the extent not expressly provided for herein, each Discounted Loan Prepayment (which for the avoidance of doubt, shall not include any open market purchases of Loans or Commitments otherwise permitted by the terms hereof) shall be consummated pursuant to procedures consistent with the provisions in this Section 5.2.2 or as otherwise established by the Auction Agent acting in its reasonable discretion and as reasonably agreed by the Borrower.

(h)    Notwithstanding anything in any Loan Document to the contrary, for purposes of this Section 5.2.2, to the extent the Administrative Agent is the Auction Agent, each notice or other communication required to be delivered or otherwise provided to the Auction Agent (or its delegate) shall be deemed to have been given upon the Auction Agent’s (or its delegate’s) actual receipt during normal business hours of such notice or communication; provided that any notice or communication actually received outside of normal business hours shall be deemed to have been given as of the opening of business on the next Business Day.

(i)    Each of Borrower and the Lenders acknowledge and agree that the Auction Agent may perform any and all of its duties under this Section 5.2.2 by itself or through any Affiliate of the Auction Agent and expressly consents to any such delegation of duties by the Auction Agent to such Affiliate and the performance of such delegated duties by such Affiliate. The exculpatory provisions pursuant to this Agreement shall apply to each Affiliate of the Auction Agent and its respective activities in connection with any Discounted Loan Prepayment provided for in this Section 5.2.2 as well as activities of the Auction Agent.

(j)    Each Obligor and any of its Subsidiaries shall have the right, by written notice to the Auction Agent, to revoke or modify its offer to make a Discounted Loan Prepayment and rescind the applicable Specified Discount Prepayment Notice, Discount Range Prepayment Notice or Solicited Discounted Prepayment Notice therefor at its discretion at any time on or prior to the applicable Specified Discount Prepayment Response Date.

(k)    Any failure by such Obligor or such Subsidiary to make any prepayment to a Lender, pursuant to this Section 5.2.2 shall not constitute a Default or Event of Default under Section 11.1 or otherwise.

(l)    To the extent the Auction Agent is required to deliver notices or communicate such other information to the Lenders pursuant to this Section 5.2.2, the Auction Agent will work with the Administrative Agent (and the Administrative Agent will cooperate with the Auction Agent) in order to procure the delivery of such notices and/or the communication of such information to the applicable Lenders.

(m)    Nothing in this Section 5.2.2 shall require Borrower or any of its Subsidiaries to undertake any Discounted Loan Prepayment.

5.3.    Mandatory Prepayments.

5.3.1    [Reserved].

5.3.2    Termination Date. On the Termination Date, Borrower shall repay all outstanding Loans and other Obligations in full in cash to the extent required to constitute Full Payment hereunder.

5.3.3    Dispositions. Within ten (10) Business Days of the date of receipt by any Obligor or any of its Subsidiaries of the Net Cash Proceeds of any voluntary or involuntary Asset Disposition, Borrower shall prepay the Loans as hereinafter provided in an aggregate amount equal to 100% of such Net Cash Proceeds received by such Person in connection with such Asset Disposition provided, that so long as (A) no Event of Default shall have occurred or shall be continuing or would result therefrom, (B) within three (3) Business Days of such Asset Disposition, Borrower shall have given the Administrative Agent prior written notice of Borrower’s intention to apply such monies to the costs of replacement of the properties or assets that are the subject of such sale or Disposition or the cost of purchase or construction of other assets useful in the business of such Obligor or its Subsidiaries, (C) the monies are held in a Deposit Account in which the Administrative Agent has a perfected first-priority security interest, and (D) such Obligor or its Subsidiary, as applicable, completes such replacement, purchase, or construction within 270 days after the initial receipt of such monies (and an additional ninety-five (95) day extension if a written commitment to reinvest has been entered into prior to the lapse of such 270 day period), then the Obligor or such Obligor’s Subsidiary whose assets were the subject of such Disposition shall have the option to apply 100% of such monies to the costs of replacement of the assets that are the subject of such sale or Disposition or the costs of purchase or construction of other assets useful in the business of such Obligor or such Subsidiary unless and to the extent that such applicable period shall have expired without such replacement, purchase, or construction being made or completed, in which case, any amounts remaining in the Deposit Account referred to in clause (C) above shall be paid to Agent and applied in accordance with Section 5.6.1. Nothing contained in this Section 5.3.3 shall permit any Obligor or any of its Subsidiaries to sell or otherwise dispose of any assets other than in accordance with Section 10.2.5.

5.3.4    Insurance/Condemnation Proceeds. Within ten (10) Business Days of the date of receipt by any Obligor or any of its Subsidiaries, or Administrative Agent as loss payee, of any Net Insurance/Condemnation Proceeds, Borrower shall prepay the Loans as hereinafter provided in an aggregate amount equal to 100% of such Net Cash Proceeds received by such Person provided, that so long as (A) no Event of Default shall have occurred or shall be continuing or would result therefrom, (B) the monies are held in a Deposit Account in which the Administrative Agent has a perfected first-priority security interest, and (C) such Obligor or its Subsidiary, as applicable, completes such replacement, purchase, or construction within 270 days after the initial receipt of such monies, then the Obligor or such Obligor’s Subsidiary in receipt of such Net Insurance/Condemnation Proceeds shall have the option to apply 100% of such monies to the costs of replacement of the assets that are the subject of such subject of such Net Insurance/Condemnation Proceeds or the costs of purchase or construction of other assets useful in the business of such Obligor or such Subsidiary unless and to the extent that such applicable period shall have expired without such replacement, purchase, or construction being made or completed, in which case, any amounts remaining in the Deposit Account referred to in clause (C) above shall be paid to Administrative Agent and applied in accordance with Section 5.6.1.

5.3.5    Extraordinary Receipts. Within ten (10) Business Days of the date of receipt by any Obligor or any of its Subsidiaries of any Extraordinary Receipts, Borrower shall prepay Loans on a Pro Rata basis in an aggregate amount equal to 100% of such Extraordinary Receipts, net of any reasonable expenses incurred in collecting such Extraordinary Receipts. All such payments shall be paid to Agent and applied in accordance with Section 5.6.1.

5.3.6    Excess Cash Flow. No later than the fifth (5th) Business Day after the date on which audited annual financial statements are required to be delivered pursuant to Section 10.1.2(a) (commencing with the financial statements for Fiscal Year ending on December 31, 2024), Borrower shall, prepay the Loans on a Pro Rata basis in aggregate amount equal to 50% of the Consolidated Excess Cash Flow of the Obligors and their Subsidiaries for such Fiscal Year. All such payments shall be paid to Agent and applied in accordance with Section 5.6.1.

5.3.7    Debt Issuance. Within ten (10) Business Days of the receipt by any Obligor or any Subsidiary thereof of the proceeds of any Debt Issuance not permitted by Section 10.2.1, Borrower shall prepay the Loans on a Pro Rata basis in an aggregate amount equal to 100% of such proceeds; provided, that, pending application of such amounts towards prepayment of the Loans in accordance herewith, all funds shall be held in a Deposit Account subject to a Control Agreement in favor of the Administrative Agent. All such payments shall be paid to Agent and applied in accordance with Section 5.6.1.

5.3.8    [Reserved].

5.3.9    Effect of Prepayments. No prepayments or repayments of any Loans (including pursuant to this Section 5.3) shall (or shall be deemed to), cause or result in any increase to, or replenish or give rise to any increase to, any Commitment, and Borrower shall not be permitted to request to borrow additional Loans as a result of any such prepayment or repayment.

5.4.    Payment of Other Obligations. Extraordinary Expenses and other Obligations (except the Loans (including interest thereon) and other Obligations payable as otherwise expressly required hereby) shall be paid in cash by Borrower as provided in the Loan Documents or, if no payment date is specified, within three (3) Business Days after written demand from the Administrative Agent (which may be via e-mail).

5.5.    Marshaling; Payments Set Aside. None of Administrative Agent or Lenders shall be under any obligation to marshal any assets in favor of any Obligor or against any Obligations. If any payment by or on behalf of Borrower is made to Administrative Agent or any Lender, or Administrative Agent or any Lender exercises a right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other Person, then to the extent of such recovery, the Obligation originally intended to be satisfied, and all Liens, rights and remedies relating thereto, shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred.

5.6.    Application and Allocation of Payments.

5.6.1    Application. Subject to the terms of the New Miner Equipment Intercreditor Agreement and Section 5.6.2, payments made by Borrower hereunder shall be applied as follows: (i) first, as specifically required by the terms of this Agreement; (ii) second, to Obligations then due and owing to the Lenders, on a Pro Rata basis (provided, that interest, fees and other amounts due at such time shall be paid prior to payment of outstanding principal on Loans; provided, further, that, unless expressly specified otherwise herein, any such prepayment or repayment shall be applied, to the Initial Term Loans and Delayed Draw Term Loans (on a Pro Rata basis) until paid in full in Cash, and then to Roll-Up Loans (on a Pro Rata basis) until paid in full in Cash); (iii) third, to the payment of any other Secured Obligation due to the Administrative Agent, any Collateral Agent, any Lender or any other Secured Party, on a Pro Rata basis; (iv) fourth, as provided for under the Intercreditor Agreement and any applicable Acceptable Intercreditor Agreement; and (v) fifth, to the Borrower or as the Borrower shall direct.

5.6.2    Post-Default Allocation. Notwithstanding anything in any Loan Document to the contrary, during an Event of Default, monies to be applied to the Obligations, whether arising from payments by Obligors, realization on Collateral, setoff or otherwise, shall be allocated as follows:

(a)    first, to all Obligations owing to each Agent (including on account of fees, indemnification, costs and expenses, including Extraordinary Expenses);

(b)    second, to all amounts owing to Administrative Agent on any Loans fronted by it for the benefit of a Lender, Protective Advances, and Loans and participations that a Defaulting Lender has failed to settle or fund;

(c)    third, on a Pro Rata basis, to all Obligations owing to Lenders constituting fees, indemnification, costs or expenses;

(d)    fourth, on a Pro Rata basis, to all Obligations constituting interest owing to Lenders; and

(e)    last, to all principal on account of Loans, and any other remaining Obligations owing to the Lenders, on a Pro Rata basis, until Full Payment of such Obligations.

Amounts shall be applied to payment of each category of Obligations only after full payment of all preceding categories. If amounts are insufficient to satisfy a category, Obligations in the category shall be paid on a Pro Rata basis. This Section is not for the benefit of or enforceable by any Obligor, and Borrower irrevocably waives the right to direct the application of any payments or Collateral proceeds subject to this Section.

5.6.3    Erroneous Application. Administrative Agent shall not be liable for any application of amounts made by it in good faith and, if any such application is subsequently determined to have been made in error, the sole recourse of any Lender or other Person to which such amount should have been made shall be to recover the amount from the Person that actually received it (and, if such amount was received by any Lender, such Lender hereby agrees to return it).

5.7.    [Reserved].

5.8.    [Reserved].

5.9.    Taxes.

5.9.1    Payments Free of Taxes. All payments by any Obligor under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If Applicable Law (as determined by the applicable withholding agent in its good faith discretion) requires the deduction or withholding of any Tax from any such payment, then (i) the applicable withholding agent shall be entitled to make such deduction or withholding, (ii) the applicable withholding agent shall pay the full amount deducted or withheld to the relevant Governmental Authority pursuant to Applicable Law, and (iii) to the extent such deduction or withholding is made on account of Indemnified Taxes, the sum payable by the applicable Obligor (including amounts payable under this Section 5.9) shall be increased as necessary so that the Lender (or the Administrative Agent in the case where the Administrative Agent receives the payment for its own account) receives an amount equal to the sum it would have received had no such withholding or deduction been made.

5.9.2    Payment of Other Taxes. Without limiting or duplicating the foregoing, Borrower shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at Administrative Agent’s option, timely reimburse Administrative Agent for payment of, any Other Taxes.

5.9.3    Tax Indemnification. Borrower shall indemnify the Administrative Agent or any Lender for any Indemnified Taxes (including those imposed or asserted on or attributable to amounts payable under this Section 5.9.3) payable or paid by a recipient or required to be withheld or deducted from a payment to a recipient, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Borrower shall make payment within 10 days after demand for any amount or liability payable under this Section. A certificate as to the amount of such payment or liability delivered to Borrower by a Lender (with a copy to Administrative Agent), or by Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

5.9.4    Evidence of Payments. If Administrative Agent or an Obligor pays any Taxes pursuant to a Governmental Authority pursuant to this Section, then upon request, Administrative Agent shall deliver to Borrower or Borrower shall deliver to Administrative Agent, respectively, a copy of a receipt issued by the appropriate Governmental Authority evidencing the payment, a copy of any return required by Applicable Law to report the payment, or other evidence of payment reasonably satisfactory to Administrative Agent.

5.9.5    Treatment of Certain Refunds. Unless required by Applicable Law, at no time shall Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender, nor have any obligation to pay to any Lender, any refund of Taxes withheld or deducted from funds paid for the account of a Lender. If a Lender or other recipient of payments from an Obligor under any Loan Document determines in its discretion that it has received a refund of any Taxes as to which it has been indemnified by an Obligor or with respect to which an Obligor has paid additional amounts pursuant to this Section, it shall pay such Obligor an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such Obligor with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such recipient, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided, that such Obligor agree, upon request by the recipient, to repay the amount paid over to such Obligor (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the recipient if the recipient is required to repay such refund to the Governmental Authority. Notwithstanding anything herein to the contrary, no recipient shall be required to pay any amount to Borrower if such payment would place the recipient in a less favorable net after-Tax position than it would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. In no event shall Administrative Agent or any recipient be required to make its tax returns (or any other information relating to its taxes that it deems confidential) available to any Obligor or other Person.

5.9.6    Survival. Each party’s obligations under Sections 5.9 and 5.10 shall survive the resignation or replacement of Administrative Agent or any assignment of rights by or replacement of a Lender, the termination of the Commitments, and the repayment, satisfaction, discharge or Full Payment of any Obligations.

5.10.    Lender Tax Information.

5.10.1    Status of Lenders. Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document or of Obligations shall deliver to Borrower and Administrative Agent, at the time or times reasonably requested by Borrower or Administrative Agent, such properly completed and executed documentation reasonably requested by Borrower or Administrative Agent or prescribed by Applicable Law as will permit such payments to be made without or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by Borrower or Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by Borrower or Administrative Agent to enable them to determine whether such Lender is subject to backup withholding or information reporting requirements. Notwithstanding the foregoing, the completion, execution and submission of such documentation (other than documentation described in Sections 5.10.2(a), (b) and (d)) shall not be required if a Lender reasonably believes delivery of the documentation would subject it to any material unreimbursed cost or expense or would materially prejudice its legal or commercial position.

5.10.2    Documentation. Without limiting the generality of the foregoing, if any Borrower is a U.S. Person,

(a)    Any Lender that is a U.S. Person shall deliver to Borrower and Administrative Agent on or prior to the date on which such Lender becomes a Lender hereunder (and from time to time thereafter upon reasonable request of Borrower or Administrative Agent), executed copies of IRS Form W-9, certifying that such Lender is exempt from U.S. federal backup withholding Tax;

(b)    Any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower and Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender hereunder (and from time to time thereafter upon reasonable request of Borrower or Administrative Agent), whichever of the following is applicable:

(i)    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party, (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN-E or W-8BEN (as applicable) establishing an exemption from or reduction of U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty, and (y) with respect to other payments under the Loan Documents, IRS Form W-8BEN-E or IRS Form W-8BEN (as applicable) establishing an exemption from or reduction of U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(ii)    executed copies of IRS Form W-8ECI;

(iii)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit F hereto, to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10-percent shareholder” of Borrower within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” related to Borrower, as described in Section 881(c)(3)(C) of the Code (“U.S. Tax Compliance Certificate”), and (y) executed copies of IRS Form W-8BEN-E or W-8BEN (as applicable); or

(iv)    to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN-E or W8-BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit F hereto, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided, that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in form of Exhibit F hereto, on behalf of each such direct and indirect partner;

(c)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower and Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender hereunder (and from time to time thereafter upon the reasonable request of Borrower or Administrative Agent), executed copies of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit Borrower or Administrative Agent to determine the withholding or deduction required to be made; and

(d)    if payment of an Obligation to a Lender would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code), such Lender shall deliver to Borrower and Administrative Agent at the time(s) prescribed by law and otherwise as reasonably requested by Borrower or Administrative Agent such documentation prescribed by Applicable Law (including Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Borrower or Administrative Agent as may be necessary for them to comply with their obligations under FATCA and to determine whether such Lender has complied with its obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (d), “FATCA” shall include any amendments made to FATCA after the date hereof.

5.10.3    Redelivery of Documentation. If any form or certification previously delivered by a Lender pursuant to this Section expires or becomes obsolete or inaccurate in any respect, such Lender shall promptly update the form or certification or promptly notify Borrower and Administrative Agent in writing of its inability to do so.

5.10.4    Lenders’ Authorization. Each Lender hereby authorizes the each Agent to deliver to the Obligors and to any successor Administrative Agent any documentation provided by such Lender to any Agent pursuant to Section 5.10.

5.11.    [Reserved].

5.12.    [Reserved].

SECTION 6. CONDITIONS PRECEDENT

6.1.    Conditions Precedent to Closing Date and Initial Borrowing. The occurrence of the Closing Date, and the effectiveness of this Agreement and of the Lenders’ obligations to make any Loans hereunder on the Closing Date, are subject to the satisfaction (or waiver by the Administrative Agent and the Required Lenders) of the following conditions precedent, in addition to the conditions precedent set forth in Section 6.1.19:

6.1.1    Restructuring Transaction Related Deliverables:

(a)    The Obligors and the other parties thereto shall have entered into the Restructuring Support Agreement and, on and as of the Closing Date, the Restructuring Support Agreement shall be in full force and effect, and no breach or default thereunder shall have occurred or be continuing;

(b)    The Confirmation Order shall have been entered confirming the Plan of Reorganization and authorizing Borrower’s entry into and performance under this Agreement and the other Loan Documents. The Confirmation Order shall be in full force and effect and not have been stayed, reversed, or vacated, amended, supplemented, or modified except that such applicable order may be further amended, supplemented or otherwise modified in accordance with the Plan of Reorganization. The Confirmation Order shall authorize the Obligors to execute, deliver and perform all of their obligations under all documents contemplated hereunder and thereunder and shall contain no term or provision that contradicts such authorization. The Plan of Reorganization shall have become effective in accordance with its terms and all conditions to the effectiveness of the Plan of Reorganization shall have been satisfied or waived in accordance with the terms thereof, and all transactions contemplated in the Plan of Reorganization or in the Confirmation Order to occur on the effective date of the Plan of Reorganization shall have been (or concurrently with the Closing Date, shall be) substantially consummated in accordance with the terms thereof and all conditions to the effectiveness of the Plan of Reorganization shall have been satisfied or waived in accordance with the terms thereof.

6.1.2    Subject to Section 6.3, Administrative Agent shall have received a copy of this Agreement and each other Loan Document, in each case, duly executed and delivered to Administrative Agent by each of the signatories thereto, and each of the foregoing shall be in full force and effect on the Closing Date.

6.1.3    Administrative Agent shall have received on behalf of itself and the Lenders a customary written opinion dated as the Closing Date from (a) Weil, Gotshal and Manges LLP, counsel to the Obligors, (b) [Troutman Pepper LLP], Georgia counsel to the applicable Obligors and (c) [Gordon Rees Scully Mansukhani LLP], North Carolina counsel to the applicable Obligors, in each case, addressed to and in form and substance satisfactory to the Administrative Agent and the Lenders.

6.1.4    Administrative Agent shall have received a completed Perfection Certificate dated as of the Closing Date and signed by a Senior Officer of each Obligor, together with all attachments contemplated thereby;

6.1.5    Subject to Section 6.3, each document (including any UCC (or similar) financing statement) required by any Security Document to be filed, registered or recorded in order to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a perfected Lien on the Collateral, required to be delivered on the Closing Date pursuant to such Security Document, shall be in proper form for filing, registration or recordation.

6.1.6    Administrative Agent shall have received certificates, in form and substance satisfactory to it, from a Senior Officer of Borrower certifying that, immediately after giving effect to the incurrence of the Loans and the consummation of the transactions hereunder on the Closing Date, (i) no Default or Event of Default exists; (ii) the representations and warranties set forth in Section 9 are true and correct in all material respects (or with respect to representations qualified by materiality, in all respects) on and as of the Closing Date (or if such representation or warranty is as of an earlier date, as of such earlier date) and (iii) the conditions set forth in Section 6.1.19 are satisfied.

6.1.7    Administrative Agent shall have received a Solvency Certificate from the chief financial officer (or other Senior Officer with reasonably equivalent responsibilities) of Borrower dated as of the Closing Date and addressed to Administrative Agent, substantially in the form of Exhibit M and certifying as to the matters set forth therein.

6.1.8    Administrative Agent shall have received a certificate of a duly authorized officer of Borrower, certifying (i) that the copies of each Obligor’s Organic Documents attached thereto are true and complete, and are in full force and effect, without amendment except as shown; (ii) that an attached copy of resolutions authorizing execution and delivery of the Loan Documents is true and complete, and that such resolutions are in full force and effect, were duly adopted, have not been amended, modified or revoked, and constitute all resolutions adopted with respect to this credit facility; and (iii) to the title, name and signature of each officer of each Obligor authorized to sign the Loan Documents. Administrative Agent may conclusively rely on this certificate until it is otherwise notified by the applicable Obligor or Borrower in writing.

6.1.9    [Reserved.]

6.1.10    Administrative Agent shall have received (a) copies of the charter documents of each Obligor, certified by the Secretary of State or other appropriate official of such Obligor’s jurisdiction of organization as of a date no earlier than 30 days prior to the Closing Date by the Secretary of State of the state of the applicable Obligor’s organization, and (b) good standing certificates for each Obligor, issued by the Secretary of State or other appropriate official of (i) such Obligor’s jurisdiction of organization and each jurisdiction where such Obligor’s conduct of business or ownership of property necessitates qualification where the failure to be so qualified could reasonably be expected to result in a Material Adverse Effect.

6.1.11    Subject to Section 6.3, Administrative Agent shall have received certificates of insurance for the insurance policies carried by the Obligors, all in compliance with the Loan Documents, each of which shall have been endorsed or otherwise amended to include a customary lender’s loss payable endorsement and to name the Administrative Agent as additional insured, in form and substance reasonably satisfactory to the Required Lenders.

6.1.12    Borrower shall have paid all reasonable and documented fees (including fees payable under the Agent Fee Letter and hereunder and the Exit Facility Upfront Payment) and, costs, expenses and disbursements of the Agents and Lenders.

6.1.13    All governmental and third party approvals necessary in connection with the Transactions and the financing contemplated hereby (including shareholder approvals, if any) shall have been obtained on reasonably satisfactory terms and shall be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority that would restrain, prevent or otherwise impose adverse conditions on the Transactions or the financing thereof or any of the transactions contemplated hereby.

6.1.14    The Obligors and their Subsidiaries shall have (A) no outstanding Debt except as permitted pursuant to Section 10.2.1, and (B) no outstanding preferred Equity Interests except as set forth on Schedule 9.1.4.

6.1.15    All legal (including tax implications) and regulatory matters shall be reasonably satisfactory to Administrative Agent and Lenders, including but not limited to compliance with all applicable requirements of Regulations U, T and X of the Board of Governors of the Federal Reserve System.

6.1.16    The absence of any injunction or temporary restraining order which, in the judgment of Administrative Agent exercising Permitted Discretion, would prohibit the making of the Loans or the consummation of the Transactions; and the absence of any event, circumstance, or change that has or could be reasonably expected to result in a Material Adverse Effect.

6.1.17    Administrative Agent and each Lender shall have received the Approved Business Plan.

6.1.18    Administrative Agent and the Lenders shall have received, at least five (5) Business Days prior to the Closing Date, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act.

6.2.    Conditions Precedent to All Borrowings. No Loans shall be made (or deemed made) at any time, and the Lenders shall not be required to fund any Loan requested by Borrower, unless, in each case, the following conditions are satisfied (or waived by the Administrative Agent and the Required Lenders) prior to (or concurrently with) the making (or deemed making) of such Loan on the Borrowing Date relating thereto:

6.2.1    Administrative Agent shall have received a duly executed Notice of Borrowing.

6.2.2    No Default or Event of Default shall exist at the time of, or immediately result from, the making of such Loan.

6.2.3    The representations and warranties of each Obligor in the Loan Documents shall be true and correct in all material respects (or, with respect to representations and warranties qualified by materiality, in all respects) on the date of, and upon giving effect to, the making of such Loan (except for representations and warranties that expressly relate to an earlier date).

6.2.4    Borrower and its Subsidiaries are Solvent and will be Solvent after giving effect to the contemplated Loan.

6.2.5    The making of such Loan shall not (a) violate any Applicable Laws and shall not be enjoined, temporarily, preliminarily or permanently or (b) conflict with or result in a default under any Material Contract.

6.2.6    Borrower shall have paid all reasonable and documented fees (and, costs, expenses and disbursements of each Agent and Lenders then due and outstanding.

6.2.7    The Borrower shall be in pro forma compliance with the Financial Covenants (after giving effect to such Loans).

Each Notice of Borrowing (or, in the case of the Borrowing of Loans not constituting New Money Loans, each deemed request by Borrower for a Loan) shall constitute a representation by Borrower that the foregoing conditions are satisfied on and as of each of (i) the date of such Notice of Borrowing (or the date of such deemed request), (ii) the requested Borrowing Date, and (iii) the date on which such Loan is funded or made (or deemed funded or made, as applicable).

6.3.    Conditions Subsequent. The Obligors shall deliver to the Administrative Agent each of the items set forth on Schedule 6.3 on the date set forth therein (or such later date as may be agreed to by the Administrative Agent (at the direction of the Required Lenders)).

SECTION 7. GUARANTY

7.1.    Guaranty of the Obligations. Subject to the provisions of Section 7.2 and any limitations set forth in the definition of the term Guarantor, Guarantors jointly and severally hereby irrevocably and unconditionally guaranty to Administrative Agent for the ratable benefit of the Secured Parties the due and punctual Full Payment of all Obligations when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a), but excluding, with respect to any Guarantor at any time, Excluded Swap Obligations with respect to such Guarantor at such time and limited, in the case of the Borrower, to Obligations in respect of Agreements) (collectively, the “Guaranteed Obligations”).

7.2.    Contribution by Guarantors. All Guarantors desire to allocate among themselves (collectively, the “Contributing Guarantors”), in a fair and equitable manner, their obligations arising under this Guaranty. Accordingly, in the event any payment or distribution is made on any date by a Guarantor (a “Funding Guarantor”) under this Guaranty such that its Aggregate Payments exceeds its Fair Share as of such date, such Funding Guarantor shall be entitled to a contribution from each of the other Contributing Guarantors in an amount sufficient to cause each Contributing

Guarantor’s Aggregate Payments to equal its Fair Share as of such date. “Fair Share” means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (a) the ratio of (i) the Fair Share Contribution Amount with respect to such Contributing Guarantor, to (ii) the aggregate of the Fair Share Contribution Amounts with respect to all Contributing Guarantors multiplied by, (b) the aggregate amount paid or distributed on or before such date by all Funding Guarantors under this Guaranty in respect of the obligations guaranteed. “Fair Share Contribution Amount” means, with respect to a Contributing Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Contributing Guarantor under this Guaranty that would not render its obligations hereunder or thereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any comparable applicable provisions of state law; provided, that, solely for purposes of calculating the “Fair Share Contribution Amount” with respect to any Contributing Guarantor for purposes of this Section 7.2, any assets or liabilities of such Contributing Guarantor arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Contributing Guarantor. “Aggregate Payments” means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (1) the aggregate amount of all payments and distributions made on or before such date by such Contributing Guarantor in respect of this Guaranty (including in respect of this Section 7.2), minus (2) the aggregate amount of all payments received on or before such date by such Contributing Guarantor from the other Contributing Guarantors as contributions under this Section 7.2. The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor. The allocation among Contributing Guarantors of their obligations as set forth in this Section 7.2 shall not be construed in any way to limit the liability of any Contributing Guarantor hereunder. Each Guarantor is a third party beneficiary to the contribution agreement set forth in this Section 7.2.

7.3.    Payment by Guarantors. Subject to Section 7.2, Guarantors hereby jointly and severally agree, in furtherance of the foregoing and not in limitation of any other right which any Secured Party may have at law or in equity against any Guarantor by virtue hereof, that upon the failure of Borrower to pay any of the Guaranteed Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)), Guarantors will upon demand pay, or cause to be paid, in Cash, to Administrative Agent for the ratable benefit of Secured Parties, an amount equal to the sum of the unpaid principal amount of all Guaranteed Obligations then due as aforesaid, accrued and unpaid interest on such Guaranteed Obligations (including interest which, but for Borrower’s becoming the subject of a proceeding under any Bankruptcy Law, would have accrued on such Guaranteed Obligations, whether or not a claim is allowed against Borrower for such interest in such proceeding) and all other Guaranteed Obligations then owed to Secured Parties as aforesaid.

7.4.    Liability of Guarantors Absolute. Each Guarantor agrees that its obligations hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than Full Payment of the Guaranteed Obligations. In furtherance of the foregoing and without limiting the generality thereof, each Guarantor agrees as follows:

7.4.1    this Guaranty is a guaranty of payment when due and not of collectability; this Guaranty is a primary obligation of each Guarantor and not merely a contract of surety;

7.4.2    Administrative Agent may enforce this Guaranty upon the occurrence of an Event of Default notwithstanding the existence of any dispute between Borrower and any Secured Party with respect to the existence of such Event of Default;

7.4.3    the obligations of each Guarantor hereunder are independent of the obligations of Borrower and the obligations of any other guarantor (including any other Guarantor) of the obligations of Borrower, and a separate action or actions may be brought and prosecuted against such Guarantor whether or not any action is brought against Borrower or any of such other guarantors and whether or not Borrower is joined in any such action or actions;

7.4.4    payment by any Guarantor of a portion, but not all, of the Guaranteed Obligations shall in no way limit, affect, modify or abridge any Guarantor’s liability for any portion of the Guaranteed Obligations which has not been paid; provided, that, without limiting the generality of the foregoing, if Administrative Agent is awarded a judgment in any suit brought to enforce any Guarantor’s covenant to pay a portion of the Guaranteed Obligations, such judgment shall not be deemed to release such Guarantor from its covenant to pay the portion of the Guaranteed Obligations that is not the subject of such suit, and such judgment shall not, except to the extent satisfied by such Guarantor, limit, affect, modify or abridge any other Guarantor’s liability hereunder in respect of the Guaranteed Obligations;

7.4.5    any Secured Party, upon such terms as it deems appropriate, without notice or demand and without affecting the validity or enforceability hereof or giving rise to any reduction, limitation, impairment, discharge or termination of any Guarantor’s liability hereunder, from time to time may (i) renew, extend, accelerate, increase the rate of interest on, or otherwise change the time, place, manner or terms of payment of the Guaranteed Obligations; (ii) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guaranteed Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations; (iii) request and accept other guaranties of the Guaranteed Obligations and take and hold security for the payment hereof or the Guaranteed Obligations; (iv) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any security for payment of the Guaranteed Obligations, any other guaranties of the Guaranteed Obligations, or any other obligation of any Person (including any other Guarantor) with respect to the Guaranteed Obligations; (v) enforce and apply any security now or hereafter held by or on behalf of such Secured Party in respect hereof or the Guaranteed Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that such Secured Party may have against any such security, in each case, as such Secured Party in its discretion may determine consistent herewith or the applicable Swap Agreement and any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or non-judicial sales, whether or not every aspect of any such sale is commercially reasonable, and even though such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Guarantor against any other Obligor or any security for the Guaranteed Obligations; and (vi) exercise any other rights available to it under the Loan Documents or the Swap Agreements; and

7.4.6    this Guaranty and the obligations of Guarantors hereunder shall be valid and enforceable and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason (other than Full Payment of the Guaranteed Obligations), including the occurrence of any of the following, whether or not any Guarantor shall have had notice or knowledge of any of them: (i) any failure or omission to assert or enforce or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under the Loan Documents or the Swap Agreements, at law, in equity or otherwise) with respect to the Guaranteed Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guaranteed Obligations; (ii) any rescission, waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including provisions relating to events of default) hereof, any of the other Loan Documents, any of the Swap Agreements or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Guaranteed Obligations, in each case, whether or not in accordance with the terms hereof or such Loan Document, such Swap Agreement or any agreement relating to such other guaranty or security; (iii) the Guaranteed Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect; (iv) the application of payments received from any source (other than payments received pursuant to the other Loan Documents or any of the Swap Agreements or from the proceeds of any security for the Guaranteed Obligations, except to the extent such security also serves as collateral for indebtedness other than the Guaranteed Obligations) to the payment of indebtedness other than the Guaranteed Obligations, even though any Secured Party might have elected to apply such payment to any part or all of the Guaranteed Obligations; (v) any Secured Party’s consent to the change, reorganization or termination of the corporate structure or existence of Borrower or any of its Subsidiaries and to any corresponding restructuring of the Guaranteed Obligations; (vi) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Guaranteed Obligations; (vii) any defenses, set offs or counterclaims which Borrower may allege or assert against any Secured Party in respect of the Guaranteed Obligations, including failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury; and (viii) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of any Guarantor as an obligor in respect of the Guaranteed Obligations.

7.5.     Waivers by Guarantors. Each Guarantor hereby waives, for the benefit of Secured Parties and to the extent permitted under applicable law: (a) any right to require any Secured Party, as a condition of payment or performance by such Guarantor, to (i) proceed against Borrower, any other guarantor (including any other Guarantor) of the Guaranteed Obligations or any other Person, (ii) proceed against or exhaust any security held from Borrower, any such other guarantor or any other Person, (iii) proceed against or have resort to any balance of any Deposit Account or credit on the books of any Secured Party in favor of Borrower or any other Person, or (iv) pursue any other remedy in the power of any Secured Party whatsoever; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of Borrower or any other Guarantor including any defense based on or arising out of the lack of validity or the unenforceability of the Guaranteed Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of Borrower or any other Guarantor from any cause other than Full Payment of the Guaranteed Obligations; (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon any Secured Party’s errors or omissions in the administration of the Guaranteed Obligations, except behavior which amounts to bad faith; (e)(i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms hereof and any legal or equitable discharge of such Guarantor’s obligations hereunder, (ii) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder or the enforcement hereof, (iii) any rights to set offs, recoupments and counterclaims, and (iv) promptness, diligence and any requirement that any Secured Party protect, secure, perfect or insure any security interest or lien or any property subject thereto; (f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance hereof, notices of default hereunder, the Swap Agreements or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Guaranteed Obligations or any agreement related thereto, notices of any extension of credit to Borrower and notices of any of the matters referred to in Section 7.4 and any right to consent to any thereof; and (g) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms hereof.

7.6.     Guarantors’ Rights of Subrogation, Contribution, Etc. Until the Full Payment of the Guaranteed Obligations (other than Remaining Obligations), each Guarantor hereby agrees not to exercise any claim, right or remedy, direct or indirect, that such Guarantor now has or may hereafter have against Borrower or any other Guarantor or any of its assets in connection with this Guaranty or the performance by such Guarantor of its obligations hereunder, in each case, whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including (a) any right of subrogation, reimbursement or indemnification that such Guarantor now has or may hereafter have against any other Obligor with respect to the Guaranteed Obligations, (b) any right to enforce, or to participate in, any claim, right or remedy that any Secured Party now has or may hereafter have against any other Obligor, and (c) any benefit of, and any right to participate in, any collateral or security now or hereafter held by any Secured Party. In addition, until Full Payment of the Guaranteed Obligations (other than Remaining Obligations), each Guarantor shall, to the extent permitted under applicable law, withhold exercise of any right of contribution such Guarantor may have against any other guarantor (including any other Guarantor) of the Guaranteed Obligations, including any such right of contribution as contemplated by Section 7.2. Each Guarantor further agrees that, to the extent the waiver or agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification such Guarantor may have against Borrower or against any collateral or security, and any rights of contribution such Guarantor may have against any such other guarantor, shall be junior and subordinate to any rights any Secured Party may have against any Obligor, to all right, title and interest any Secured Party may have in any such collateral or security, and to any right any Secured Party may have against such other guarantor. If any amount shall be paid to any Guarantor on account of any such subrogation, reimbursement, indemnification or contribution rights at any time when the Full Payment of all Guaranteed Obligations (other than Remaining Obligations) shall not have occurred, such amount shall be held in trust for Administrative Agent on behalf of Secured Parties and shall forthwith be paid over to Administrative Agent on behalf of Secured Parties to be credited and applied against the Guaranteed Obligations then due in accordance with the terms hereof.

7.7.    Subordination of Other Obligations. Any Debt of Borrower or any Guarantor now or hereafter held by any Guarantor (the “Obligee Guarantor”) is hereby subordinated in right of payment to the Guaranteed Obligations, and any such indebtedness collected or received by the Obligee Guarantor after an Event of Default has occurred and is continuing shall be held in trust for Administrative Agent on behalf of Secured Parties and shall forthwith be paid over to Administrative Agent on behalf of Secured Parties to be credited and applied against the Guaranteed Obligations but without affecting, impairing or limiting in any manner the liability of the Obligee Guarantor under any other provision hereof.

7.8.    Continuing Guaranty. This Guaranty is a continuing guaranty and shall remain in effect until Full Payment of all of the Guaranteed Obligations (other than Remaining Obligations). Each Guarantor hereby irrevocably waives any right to revoke this Guaranty as to future transactions giving rise to any Guaranteed Obligations.

7.9.    Authority of Guarantors or Borrower. It is not necessary for any Secured Party to inquire into the capacity or powers of any Guarantor or Borrower or the officers, directors or any agents acting or purporting to act on behalf of any of them.

7.10.    Financial Condition of Borrower. Any Loans may be made to Borrower, or continued from time to time, and any Swap Agreements may be entered into from time to time, in each case, without notice to or authorization from any Guarantor, regardless of the financial or other condition of Borrower at the time of any such grant or continuation or at the time such Swap Agreement is entered into, as the case may be. No Secured Party shall have any obligation to disclose or discuss with any Guarantor its assessment, or any Guarantor’s assessment, of the financial condition of Borrower. Each Guarantor has adequate means to obtain information from Borrower on a continuing basis concerning the financial condition of Borrower and its ability to perform its obligations under the Loan Documents and the Swap Agreements, and each Guarantor assumes the responsibility for being and keeping informed of the financial condition of Borrower and of all circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations. Each Guarantor hereby waives and relinquishes any duty on the part of any Secured Party to disclose any matter, fact or thing relating to the business, operations or conditions of Borrower now known or hereafter known by any Secured Party.

7.11.    Bankruptcy, Etc.

7.11.1    The obligations of Guarantors hereunder shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any case or proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of Borrower or any other Guarantor or by any defense which Borrower or any other Guarantor may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding.

7.11.2    Each Guarantor acknowledges and agrees that any interest on any portion of the Guaranteed Obligations which accrues after the commencement of any case or proceeding referred to in Section 7.11.1 above (or, if interest on any portion of the Guaranteed Obligations ceases to accrue by operation of law by reason of the commencement of such case or proceeding, such interest as would have accrued on such portion of the Guaranteed Obligations if such case or proceeding had not been commenced) shall be included in the Guaranteed Obligations because it is the intention of Guarantors and Secured Parties that the Guaranteed Obligations which are guaranteed by Guarantors pursuant hereto should be determined without regard to any rule of law or order which may relieve any Obligor of any portion of such Guaranteed Obligations. Guarantors will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar Person to pay Administrative Agent, or allow the claim of Administrative Agent in respect of, any such interest accruing after the date on which such case or proceeding is commenced.

7.11.3     In the event that all or any portion of the Guaranteed Obligations are paid by any Obligor, the obligations of Guarantors hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from any Secured Party as a preference, fraudulent transfer or otherwise, and any such payments which are so rescinded or recovered shall constitute Guaranteed Obligations for all purposes hereunder.

7.12.    Discharge of Guaranty Upon Sale of Guarantor. If all of the Equity Interests of any Guarantor or any of its successors in interest hereunder shall be sold or otherwise disposed of (including by merger or consolidation) in accordance with the terms and conditions hereof, the Guaranty of such Guarantor or such successor in interest, as the case may be, hereunder shall automatically be discharged and released without any further action by any Secured Party or any other Person effective as of the time of such sale or disposition.

7.13.    Keepwell. Each Qualified ECP Guarantor hereby, jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Obligor to honor all of such Obligor’s obligations under this Agreement in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 7.13 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 7.13, or otherwise under this Agreement, as it relates to such Obligor, voidable under applicable law, including applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section 7.13 shall remain in full force and effect until all Full Payment of the Guaranteed Obligations (other than Remaining Obligations). Each Qualified ECP Guarantor intends that this Section 7.13 constitute, and this Section 7.13 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Obligor for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

7.14.    Maximum Liability. It is the desire and intent of the Guarantors and the Secured Parties that this Agreement shall be enforced against the Guarantors to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. The provisions of this Agreement are severable, and in any action or proceeding involving any state corporate law, or any state, Federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Guarantor under this Agreement would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of such Guarantor’s liability under this Agreement, then, notwithstanding any other provision of this Agreement to the contrary, the amount of such liability shall, without any further action by the Guarantors or the Secured Parties, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding (such highest amount determined hereunder being the relevant Guarantor’s “Maximum Liability”). Each Guarantor agrees that the Guaranteed Obligations may at any time and from time to time exceed the Maximum Liability of each Guarantor, without impairing this Agreement or affecting the rights and remedies of the Secured Parties hereunder; provided, nothing in this sentence shall be construed to increase any Guarantor’s obligations hereunder beyond its Maximum Liability.

SECTION 8. COLLATERAL ADMINISTRATION

8.1.    [Reserved].

8.2.    Administration of Accounts.

8.2.1    Records and Schedules of Accounts. Each Obligor shall keep materially accurate and complete records of its Accounts, including all payments and collections thereon, and shall submit to Administrative Agent sales, collection, reconciliation and other reports in form reasonably satisfactory to Administrative Agent, on such periodic basis as Administrative Agent may reasonably request. Each Obligor shall also provide to Administrative Agent, on or before the 25th day of each month, a detailed aged trial balance of all Accounts as of the end of the preceding month, specifying each Account’s Account Debtor name and address, amount, invoice date and due date, and net of any discount, allowance, credit, authorized return or dispute, and such other information as Administrative Agent may reasonably request.

8.2.2    Taxes. Without duplication of any amounts covered by Section 5.9, if an Account of any Obligor includes a charge for any Other Taxes, Administrative Agent is authorized, in its Permitted Discretion, to pay the amount thereof to the proper taxing authority for the account of such Obligor, and to charge such Obligor therefor; provided, however, neither Administrative Agent nor Lenders shall be liable for any Other Taxes (including any that may be due from Obligors, or any Other Taxes with respect to any Collateral).

8.2.3    Account Verification. At any time when an Event of Default has occurred and is continuing, Collateral Agent shall have the right, in the name of Collateral Agent or any Obligor (or any designee of Collateral Agent or such Obligor), to verify the validity, amount or any other matter relating to any Accounts of any Obligor, whether by mail, telephone or otherwise, and the Obligors shall cooperate fully with Collateral Agent in an effort to facilitate and promptly conclude any such verification process.

8.2.4     [Reserved].

8.2.5    Proceeds of Collateral. Obligors shall ensure that all payments on Accounts or otherwise relating to Collateral are at all times made directly to a Deposit Account subject to a Control Agreement. If Borrower or any Subsidiary receives cash or Payment Items with respect to any Collateral, it shall hold same in trust for Collateral Agent and promptly (not later than the second Business Day (or if such cash or Payment Item is with respect to a material amount, the next Business Day) or such later date as is acceptable to Collateral Agent) deposit same into a Deposit Account subject to a Control Agreement.

8.3.     [Reserved].

8.4.     [Reserved].

8.5.    Administration of Accounts. Schedule 8.5 sets forth all Deposit Accounts, Security Accounts and Commodity Accounts maintained by Obligors, as of the Closing Date. Obligors shall ensure that the Collateral Agent has a fully perfected first-priority Lien on each Deposit Account, Security Account and Commodity Account (other than Excluded Accounts) at all times until Full Payment, and shall use commercially reasonable efforts necessary to maintain such Lien in effect. Each Obligor shall be the sole account holder of each Deposit Account, Security Account and Commodity Account and shall not allow any other Person (other than Collateral Agent or, solely by operation of applicable law, the depositary bank, custodian or other financial institution at which such account is held) to have control over a Deposit Account, Security Account and Commodity Account or any property deposited therein. Each Obligor shall promptly notify Collateral Agent in writing of any intention to (or notice in connection with any other Person’s intention to) open or close any Deposit Account, Security Account and Commodity Account (including all Excluded Accounts), and shall enter into a Control Agreement or other arrangements reasonably satisfactory to the Collateral Agent, in each case, prior to any funds being transferred to any such newly opened Deposit Account, Security Account and Commodity Account, and, with the consent of Collateral Agent, will amend Schedule 8.5 to reflect same.

8.6.     General Provisions.

8.6.1     Insurance of Collateral; Condemnation Proceeds. Each Obligor shall maintain insurance with respect to the Collateral (subject to exceptions to be agreed upon by Collateral Agent in its Permitted Discretion), covering casualty, hazard, theft, malicious mischief, flood and other risks, in amounts, with endorsements and with insurers (with a Best’s Financial Strength Rating of at least A-VII, unless otherwise approved by Collateral Agent) consistent with industry practice for similarly situated companies or otherwise reasonably satisfactory to Collateral Agent; provided, however, that any required flood insurance shall only be required to be in compliance with any applicable Flood Insurance Laws. All proceeds under each property policy shall be payable to Collateral Agent as loss payee. From time to time upon reasonable request of the Collateral Agent, Obligors shall deliver to Collateral Agent copies of its insurance policies. Unless Collateral Agent shall agree otherwise, each property policy and general liability policy shall include customary endorsements (i) showing Collateral Agent as loss payee or additional insured, as applicable; (ii) requiring (A) ten (10) days prior written notice to the Collateral Agent in the event of cancellation of the policy for reason of non-payment of premium, and (B) thirty (30) days prior written notice to the Collateral Agent in the event of cancellation of the policy for any other reason; and (iii) with respect to property policies, specifying that the interest of Collateral Agent shall not be impaired or invalidated by any act or neglect of any Obligor or the owner of the property, nor by the occupation of the premises for purposes more hazardous than are permitted by the policy. If any Obligor fails to provide and pay for any insurance, Collateral Agent may, at its option, but shall not be required to, procure the insurance and charge Obligors therefor. While no Event of Default exists, Obligors may settle, adjust or compromise any insurance claim, as long as the proceeds are delivered to Collateral Agent. If an Event of Default exists, only Collateral Agent shall be authorized to settle, adjust and compromise such claims.

8.6.2    Protection of Collateral. All expenses of protecting, storing, warehousing, insuring, handling, maintaining and shipping any Collateral, all Taxes payable with respect to any Collateral (including any sale thereof), and all other payments required to be made by Collateral Agent to any Person to realize upon any Collateral, shall be borne and paid by Borrower. Collateral Agent shall not be liable or responsible in any way for the safekeeping of any Collateral, for any loss or damage thereto (except for reasonable care in its custody while Collateral is in Collateral Agent’s actual possession), for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency or other Person whatsoever, but the same shall be at Borrower’ sole risk.

8.6.3    Defense of Title. Each Obligor shall defend its title to Collateral and Collateral Agent’s Liens therein against all Persons, claims and demands, except Permitted Liens.

8.7.    Power of Attorney. Each Obligor hereby irrevocably constitutes and appoints Collateral Agent (and all Persons designated by Collateral Agent) as such Obligor’s true and lawful attorney (and agent-in-fact) for the purposes provided in this Section. Collateral Agent, or Collateral Agent’s designee, may, without notice and in either its or any Obligor’s name, but at the cost and expense of Borrower:

(a)    Endorse any Obligor’s name on any Payment Item or other proceeds of Collateral (including proceeds of insurance) that come into Collateral Agent’s possession or control; and

(b)    During the continuation of an Event of Default, (i) notify any Account Debtors of the assignment of their Accounts, demand and enforce payment of Accounts by legal proceedings or otherwise, and generally exercise any rights and remedies with respect to Accounts; (ii) settle, adjust, modify, compromise, discharge or release any Accounts or other Collateral, or any legal proceedings brought to collect Accounts or Collateral; (iii) sell or assign any Accounts and other Collateral upon such terms, for such amounts and at such times as Collateral Agent deems advisable in its Permitted Discretion; (iv) collect, liquidate and receive balances in Deposit Accounts, Security Accounts, Commodity Accounts or investment accounts, and take control, in any manner, of proceeds of Collateral; (v) prepare, file and sign Obligor’s name to a proof of claim or other document in a bankruptcy of an Account Debtor, or to any notice, assignment or satisfaction of Lien or similar document; (vi) receive, open and dispose of mail addressed to any Obligor, and notify postal authorities to deliver any such mail to an address designated by Collateral Agent; (vii) endorse any Chattel Paper, Document, Instrument, bill of lading, or other document or agreement relating to any Accounts, Inventory or other Collateral; (viii) use any Obligor’s stationery and sign its name to verifications of Accounts and notices to Account Debtors; (ix) use information contained in any data processing, electronic or information systems relating to Collateral; (x) make and adjust claims under insurance policies; (xi) take any action as may be necessary or appropriate to obtain payment under any letter of credit, banker’s acceptance or other instrument for which any Obligor is a beneficiary; and (xii) take all other actions as Collateral Agent deems, in its Permitted Discretion, appropriate to fulfill any Obligor’s obligations under the Loan Documents.

SECTION 9. REPRESENTATIONS AND WARRANTIES

9.1.     General Representations and Warranties. To induce Agents and Lenders to enter into this Agreement, and to induce the Lenders to make available the Commitments and extend any Loans, each Obligor represents and warrants that, on and as of the Closing Date and each Borrowing Date:

9.1.1    Organization and Qualification. Each Obligor and each of its Subsidiaries is duly organized, validly existing and in good standing (to the extent such concepts are applicable) under the laws of the jurisdiction of its organization. Each Obligor is duly qualified, authorized to do business and in good standing (to the extent such concepts are applicable) as a foreign corporation in each jurisdiction where failure to be so qualified could reasonably be expected to have a Material Adverse Effect.

9.1.2    Power and Authority. Each Obligor and each of its Subsidiaries is duly authorized to execute, deliver and perform its Loan Documents. The execution, delivery and performance of the Loan Documents have been duly authorized by all necessary corporate or company, as applicable, action, and do not (a) require any consent or approval of any holders of Equity Interests of any Obligor, except those already obtained; (b) contravene the Organic Documents of any Obligor; (c) violate or cause a default under any Applicable Law or Material Contract; or (d) result in or require the imposition of any Lien (other than Permitted Liens) on any Obligor’s real or personal property.

9.1.3    Enforceability. Subject to the entry of the Confirmation Order and the terms thereof, each Loan Document is a legal, valid and binding obligation of each Obligor party thereto, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.

9.1.4    Capital Structure. Each direct or indirect Subsidiary of Borrower, other than the Immaterial Subsidiaries, is an Obligor, and Schedule 9.1.4 shows for each Obligor and each direct Subsidiary thereof, its name, jurisdiction of organization, authorized and issued Equity Interests, holders of its Equity Interests, and agreements binding on such holders with respect to such Equity Interests. Except as disclosed on Schedule 9.1.4, in the five years preceding the Closing Date, no Obligor has acquired any substantial assets from any other Person nor been the surviving entity in a merger or combination. Each Obligor has good title to its Equity Interests in its Subsidiaries, subject only to Permitted Liens, and all such Equity Interests are duly issued, fully paid and non-assessable (in each case, to the extent such concepts are applicable). Other than as set forth on Schedule 9.1.4, there are no outstanding purchase options, warrants, subscription rights, agreements to issue or sell, convertible interests, phantom rights or powers of attorney relating to Equity Interests of any Obligor or any Subsidiary.

9.1.5    Title to Properties. Each Obligor has good title to (or valid leasehold interests in) all material Real Estate, and good title to all of its material personal property, including all property reflected in any financial statements delivered to Administrative Agent or Lenders, in each case, free of Liens except Permitted Liens.

9.1.6    Solvency. Upon the incurrence of any Loan by the Borrower, the Borrower and its Subsidiaries are, taken as a whole, Solvent.

9.1.7    Financial Statements. The historical balance sheets, and related statements of income, cash flow and shareholder’s equity, of Borrower and its Subsidiaries that have been delivered to Administrative Agent on or prior to the Closing Date, and, following the Closing Date, the consolidated financial statements that have been delivered in accordance with Section 10.1.2, are prepared in accordance with GAAP, except as otherwise expressly noted therein, and fairly present in all material respects the financial positions and results of operations of Borrower and its Subsidiaries at the dates and for the periods indicated, and, for unaudited financial statements, subject to normal year-end and audit adjustments and the absence of footnotes. All projections delivered from time to time to Administrative Agent and Lenders have been prepared in good faith, based on assumptions believed by Borrower to be reasonable in light of the circumstances at such time; provided, that projections, estimates, and forward-looking statements are not to be viewed as facts or a guaranty of performance or achievement of a certain result, and the actual results during the period or periods covered may differ from such projections, estimates, and forward-looking statements, and such differences may be material. Since December 31, 2021, there has been no change in the condition, financial or otherwise, of the Obligors and their Subsidiaries that could reasonably be expected to have a Material Adverse Effect.

9.1.8    Taxes. Each Obligor and its Subsidiaries has filed all Tax returns and other reports that it is required by Applicable Law to file, and has paid all Taxes (including in a capacity as a withholding agent) that are due and payable, whether or not shown on a Tax return or report, except, in each case, (i) to the extent being Properly Contested or (ii) to the extent failure to file such Tax return or report or pay such Taxes could not reasonably be expected to have a Material Adverse Effect.

9.1.9    Brokers. There are no brokerage commissions, finder’s fees or investment banking fees payable in connection with any transactions contemplated by the Loan Documents.

9.1.10    Intellectual Property. Each Obligor and its Subsidiaries exclusively owns or has the lawful right to use all Intellectual Property used or held for use in or otherwise necessary for the conduct of its business, without conflict with any rights of others except to the extent the failure of the foregoing to be true could not reasonably be expected to have a Material Adverse Effect. The conduct of the business of each Obligor and its Subsidiaries does not infringe or misappropriate any Intellectual Property rights of any third party, and there is no pending or, to Borrower’s knowledge, threatened (in writing), Intellectual Property Claim with respect to any Obligor or any Subsidiary of such Obligor or any of their product, service, or property (including any Intellectual Property), and to each Obligor’s knowledge, no third party is infringing or misappropriating any material Intellectual Property rights of any Obligor or its Subsidiaries, in each case, except to the extent the failure of the foregoing to be true could not reasonably be expected to have a Material Adverse Effect. As of the Closing Date, all registered and applied for Intellectual Property owned by any Obligor or any Subsidiary (“Registered IP”), all Licenses granted by any Obligor or any Subsidiary other than in the Ordinary Course of Business is set forth on Schedule 9.1.10. To each Obligor’s knowledge, and except to the extent the failure of the foregoing to be true could not reasonably be expected to have a Material Adverse Effect, all Registered IP are valid and enforceable and in compliance with all legal requirements, filings, and payments and other actions that are required to maintain such Registered IP in full force and effect. Except to the extent the failure of the foregoing to be true could not reasonably be expected to have a Material Adverse Effect each Obligor and its Subsidiaries have taken reasonable steps to maintain the confidentiality of and otherwise protect and enforce its rights in all trade secrets owned by such Obligor and its Subsidiaries that are necessary in or material to the conduct of the business of such Obligor and its Subsidiaries.

9.1.11    Governmental Approvals. Subject to the Confirmation Order, as applicable, each Obligor and its Subsidiaries has, is in compliance with, and is in good standing with respect to, all Governmental Approvals necessary to conduct its business and to own, lease and operate its properties except to the extent failure to be in compliance and good standing could not reasonably be expected to have a Material Adverse Effect. All necessary import, export or other licenses, permits or certificates for the import or handling of any goods or other Collateral have been procured and are in effect, and each Obligor and its Subsidiaries has complied with all foreign and domestic laws with respect to the shipment and importation of any goods or Collateral, except where the failure to procure, maintain in effect or noncompliance could not reasonably be expected to have a Material Adverse Effect.

9.1.12    Compliance with Laws. Each Obligor and its Subsidiaries has duly complied, and its properties and business operations are in compliance, in all material respects with all Applicable Law, except where noncompliance could not reasonably be expected to have a Material Adverse Effect. There have been no citations, notices or orders of noncompliance issued to any Obligor or any Subsidiary under any Applicable Law except where noncompliance could not reasonably be expected to have a Material Adverse Effect. No Inventory has been produced in violation of the FLSA.

9.1.13    Compliance with Environmental Laws. No Obligor and none of its Subsidiaries’ past or present operations, Real Estate or other properties are subject to any federal, state or local investigation to determine whether any remedial action is needed to address any Environmental Release, Hazardous Material or clean-up of the Environment that could reasonably be expected to have a Material Adverse Effect. No Obligor and none of its Subsidiaries has received any Environmental Notice that could reasonably be expected to have a Material Adverse Effect. No Obligor and none of its Subsidiaries has any contingent liability with respect to any Environmental Release, environmental pollution or Hazardous Material on any Real Estate now or previously owned, leased or operated by it that could reasonably be expected to have a Material Adverse Effect.

9.1.14    Burdensome Contracts. No Restrictive Agreement to which any Obligor is a party prohibits the execution, delivery or performance of any Loan Document by an Obligor.

9.1.15    Litigation. Except as shown on Schedule 9.1.15, there are no proceedings or investigations pending or, to any Obligor’s knowledge, threatened against any Obligor or any of its Subsidiaries or any of its operations or properties, that (a) as of the Closing Date, relate to any Loan Documents or transactions contemplated thereby; or (b) could reasonably be expected to have a Material Adverse Effect. No Obligor and none of its Subsidiaries is in default with respect to any order, injunction or judgment of any Governmental Authority to the extent such default could reasonably be expected to have a Material Adverse Effect.

9.1.16    No Defaults. No event or circumstance has occurred or exists that constitutes a Default or Event of Default.

9.1.17    ERISA. Except to the extent the failure of the following to be true could not reasonably be expected to have a Material Adverse Effect:

(a)    Each Plan is in compliance with the applicable provisions of ERISA, the Code, and other federal and state laws. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the knowledge of each Obligor, nothing has occurred which would prevent, or cause the loss of, such qualification. Each Obligor and ERISA Affiliate has met all applicable requirements under the Code, ERISA and the Pension Protection Act of 2006, and no application for a waiver of the minimum funding standards or an extension of any amortization period has been made with respect to any Plan.

(b)    There are no pending or, to the knowledge of each Obligor, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan.

(c)    (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) no Obligor or ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) no Obligor or ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; (v) no Obligor or ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA; and (vi) as of the most recent valuation date for any Pension Plan or Multiemployer Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is at least 60%, and no Obligor or ERISA Affiliate knows of any fact or circumstance that could reasonably be expected to cause the funding target attainment percentage for any such plan to drop below 60% as of such date.

(d)    With respect to any Foreign Plan, (i) all employer and employee contributions required by law or by the terms of the Foreign Plan have been made, or, if applicable, accrued, in accordance with normal accounting practices; (ii) the Fair Market Value of the assets of each funded Foreign Plan, the liability of each insurer for any Foreign Plan funded through insurance, or the book reserve established for any Foreign Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations with respect to all current and former participants in such Foreign Plan according to the actuarial assumptions and valuations most recently used to account for such obligations in accordance with applicable generally accepted accounting principles; and (iii) it has been registered as required and has been maintained in good standing with applicable regulatory authorities.

9.1.18    Labor Relations. Except as described on Schedule 9.1.19, as of the Closing Date, no Obligor nor any of its Subsidiaries is party to or bound by any collective bargaining agreement, material management agreement or material consulting agreement. There are no grievances, disputes or controversies with any union or other organization of any Obligor’s or any of its Subsidiaries’ employees, or, to any Obligor’s knowledge, any asserted or threatened strikes, work stoppages or demands for collective bargaining, in each case, the effect of which could reasonably be expected to have a Material Adverse Effect.

9.1.19    Not a Regulated Entity. No Obligor is an “investment company” or a “person directly or indirectly controlled by or acting on behalf of an investment company” within the meaning of the Investment Company Act of 1940.

9.1.20    Margin Stock. No Obligor is engaged, principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No Loan proceeds will be used by Borrower to purchase or carry, or to reduce or refinance any Debt incurred to purchase or carry, any Margin Stock or for any related purpose governed by Regulations T, U or X of the Board of Governors.

9.1.21    OFAC. No Obligor, Subsidiary, director, officer, employee, or, to the knowledge of any Obligor, agent, Affiliate or representative thereof, is a Sanctioned Person or is owned or controlled by any Sanctioned Person, or is located, organized or resident in a Designated Jurisdiction.

9.1.22    Anti-Corruption Laws. Each Obligor and its Subsidiaries and their respective directors, officers and, to the knowledge of any Obligor, its employees, agents, advisors and Affiliates is in compliance in all material respects with (i) Sanctions, (ii) Anti-Corruption Laws, and (iii) Anti-Terrorism Laws. No part of the proceeds of any Loan has or will be used, directly or, to the knowledge of any Obligor, indirectly, (A) for the purpose of financing any activities or business of or with any Sanctioned Person or in any Designated Jurisdiction (B) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value to any Person in violation of any Anti-Corruption Laws, or (C) otherwise in any manner that would result in a violation of Sanctions, Anti-Terrorism Laws, or Anti-Corruption Laws by any Person. Each Obligor and its Subsidiaries has instituted and maintained policies and procedures designed to promote and achieve compliance with Anti-Corruption Laws and Anti-Terrorism Laws.

9.1.23    Affected Financial Institution. None of the Obligors is an Affected Financial Institution.

9.1.24    Security Interests. This Agreement is effective to create, in favor of the Collateral Agent, for the benefit of the Secured Parties, a legal, valid, binding, enforceable first-priority Lien on and security interest in all right, title and interest of the Obligors in the Collateral, in each case, subject to any Permitted Prior Liens. Pursuant to the terms of the Confirmation Order, no filings or other action (including the taking of possession or control) are or shall at any time be necessary to perfect, preserve or protect such Liens and security interests; provided, that, notwithstanding the foregoing, the Obligors shall have executed and delivered all other Security Documents, and made (or authorized the making by Collateral Agent of) all filings, in each case, to the extent deemed reasonably necessary and/or appropriate, and requested, by any Collateral Agent or the Required Lenders.

9.1.25    Beneficial Ownership Certificate. The information included in the Beneficial Ownership Certification, if applicable, is true and correct in all respects.

9.1.26     Covered Entities. No Obligor is a Covered Entity.

9.1.27    Use of Proceeds. The proceeds of the Initial Term Loans made on the Closing Date shall be applied by Borrower (to the extent sufficient amounts are available in each case) to pay fees and expenses related to the Transactions and Borrower’s exit from the Chapter 11 Cases. The proceeds of the Delayed Draw Terms Loans made after the Closing Date, shall be applied by Borrower for working capital and general corporate purposes, in each case, subject to the terms and conditions set forth in this Agreement. The Roll-Up Loans shall be deemed used on the Closing Date to satisfy certain amounts due to the Lenders on account of their Convertible Notes Secured Claims in accordance with the Plan of Reorganization.

9.1.28    Immaterial Subsidiaries. Schedule 9.1.29 sets forth a complete and accurate list of each Immaterial Subsidiary. No Immaterial Subsidiary has (i) engaged in any business activities generating more than $2,500,000 in Consolidated Adjusted EBIDTA or together with all other Immaterial Subsidiaries more than $5,000,000 in the aggregate, or owns any property (real or personal) or assets (in each case, of whatever nature) of more than $2,500,000 (based upon Fair Market Value) or together with all other Immaterial Subsidiaries more than $5,000,000 in aggregate, (ii) created, incurred, assumed or suffered to exist any Debt, (iii) created or permitted to exist any Lien on any of its real or personal properties, assets or rights of whatever nature (whether now owned or hereafter acquired), or (iv) received, directly or indirectly, any Investment or Distribution from any Obligor.

9.1.29    No Material Adverse Effect. Since the Closing Date, no event, circumstance, or change has occurred that has or could reasonably be expected to result in a Material Adverse Effect.

9.2.    Disclosure. There are no agreements, instruments and corporate or other restrictions to which any Obligor is subject, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the written reports, financial statements, certificates or other written information furnished by or on behalf of any Obligor to any Agent in connection with the negotiation of this Agreement or any other Loan Document (as modified or supplemented by other information so furnished), taken as a whole, contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading in any material respect; provided, that, with respect to projected financial information, Borrower represents only that such information was prepared in good faith based upon assumptions believed by it to be reasonable at the time delivered and, if such projected financial information was delivered prior to the Closing Date, as of the Closing Date.

SECTION 10.     COVENANTS AND CONTINUING AGREEMENTS

10.1.     Affirmative Covenants. Until Full Payment, each Obligor shall, and shall cause each Subsidiary thereof to:

10.1.1     Inspections.

(a)    Permit Agents from time to time, subject (except when an Event of Default exists) to reasonable notice and normal business hours, to visit and inspect the properties of Borrower or any Subsidiary, inspect, audit and make extracts from Borrower’s any Subsidiary’s books and records, and discuss with its officers, employees, agents, advisors and independent accountants Borrower’s any Subsidiary’s business, financial condition, assets and results of operations, subject to any express limits in clause (b) below. No Agent nor any Lender shall have any duty to any Obligor to make any inspection, nor to share any results of any inspection, examination or report with any Obligor. Obligors acknowledge that all inspections, examinations and reports are prepared by Agents and Lenders for their purposes, and Obligors shall not be entitled to rely upon them.

(b)    Reimburse each Agent for reasonable charges, costs and expenses of such Agent in connection with examinations of any Obligor’s books and records or any other financial or Collateral matters (including for the avoidance of doubt, field examinations) as such Agent deems appropriate, up to two times per Loan Year (but no more than once in any six month period); provided, however, that a second examination during any six month period will be permitted at the Obligors’ expense during a Cash Dominion Period; provided, further, that if an examination is initiated during an Event of Default, all charges, costs and expenses therefor shall be reimbursed by Borrower without regard to such limits; and provided, further, that a third examination may be performed by Collateral Agent at Lenders’ expense in the absence of any Default. Borrower agrees to pay Collateral Agent’s then standard charges for examination activities, including the standard charges of Collateral Agent’s internal examination groups, as well as the reasonable charges of any third party used for such purposes.

10.1.2     Financial and Other Information. Keep adequate records and books of account with respect to its business activities, in which proper entries are made in accordance with GAAP reflecting all financial transactions; and furnish to Administrative Agent and Lenders:

(a)    Within 120 days after the close of each Fiscal Year, balance sheets as of the end of such Fiscal Year after the close of each Fiscal Year, balance sheets as of the end of such Fiscal Year and the related statements of income, cash flow and shareholders’ equity for such Fiscal Year, on consolidated basis for Borrower and Subsidiaries, which consolidated statements shall be audited and certified (without a “going concern” or like qualification or exception, other than a “going concern” qualification or exception solely as a result of (i) Debt within one year of its maturity and (ii) a prospective inability to satisfy financial covenants at such time) by the independent certified public accountants of Borrower, and shall set forth in comparative form corresponding figures for the preceding Fiscal Year;

(b)    within 60 days after the end of each Fiscal Quarter, unaudited balance sheets as of the end of such Fiscal Quarter and the related statements of income and cash flow for such Fiscal Quarter and for the portion of the Fiscal Year then elapsed, on consolidated basis for Borrower and Subsidiaries, setting forth in comparative form corresponding figures for the preceding Fiscal Year and certified by a Senior Officer of Borrower as prepared in accordance with GAAP and fairly presenting the financial position and results of operations for such Fiscal Quarter and period, subject only to normal year-end and audit adjustments and the absence of footnotes;

(c)     [reserved];

(d)    concurrently with delivery of financial statements pursuant to clauses (a) and (b) above, (i) a Compliance Certificate, which Compliance Certificate shall be substantially in the form of Exhibit E attached hereto and (ii) including a management discussion and analysis of, and describing the operations of Borrower and its Subsidiaries for the applicable month, Fiscal Quarter or Fiscal Year, as the case may be, and for the period from the beginning of the then current Fiscal Year to the end of such period to which such financial statements relate, with comparison to, and variances from, the immediately preceding period and budget; provided, that the requirements of this Section 10.1.2(d)(ii) shall be satisfied by the Borrower’s filing of a report on Form 10-K (or its equivalent) with the SEC.

(e)    concurrently with delivery of financial statements under clause (a) above, copies of all management letters and other material reports submitted to Borrower by their accountants in connection with such financial statements;

(f)    within 5 Business Days after the end of each calendar month, a report setting forth in comparative form for the preceding period, all Bitcoin production (together with such other evidence as Administrative Agent may require);

(g)    within 5 Business Days after the end of each calendar month, a Liquidity Covenant Certificate to demonstrate that Borrower is in compliance with the Liquidity Covenant;

(h)    promptly after the sending or filing thereof, copies of any regular, periodic and special reports or registration statements or prospectuses that any Obligor files with the Securities and Exchange Commission or any other Governmental Authority, or any securities exchange; and copies of any press releases or other statements made available by any Obligor to the public concerning material changes to or developments in the business of such Obligor;

(i)    promptly after request, such other reports and information (financial or otherwise) as Administrative Agent may reasonably request from time to time in connection with any Collateral or any Obligor’s or its Subsidiary’s financial condition or business;

(j)    promptly following any request therefor, information and documentation reasonably requested by the Administrative Agent or any Lender (through the Administrative Agent) for purposes of compliance with applicable “know your customer” and anti-money-laundering rules and regulations, including the Patriot Act and the Beneficial Ownership Regulation;

(k)    as soon as practicable and in any event no later than 120 days after the end of each Fiscal Year, a consolidated plan and financial forecast and updated model for such Fiscal Year, including (i) a forecasted consolidated balance sheet and forecasted consolidated statements of income and cash flows of Borrower and its Subsidiaries for each such Fiscal Year, together with an explanation of the assumptions on which such forecasts are based and (ii) forecasted consolidated statements of income and cash flows of Borrower and its Subsidiaries for each month of each such Fiscal Year.

(l)    Notices. Notify Administrative Agent in writing, promptly after any Obligor’s obtaining knowledge thereof, of any of the following in respect of an Obligor (without limiting any requirements of Section 10.1.10): (a) the written threat or commencement of any proceeding or investigation, whether or not covered by insurance, which could reasonably be expected to have a Material Adverse Effect; (b) any pending or threatened in writing labor dispute, strike or walkout, or the expiration of any labor contract, which could reasonably be expected to have a Material Adverse Effect; (c) any uncured default by an Obligor under a Material Contract; (d) the existence of any Default or Event of Default; (e) any judgment not covered by insurance in an amount exceeding $250,000; (f) the assertion of any Intellectual Property Claim, which could reasonably be expected to have a Material Adverse Effect; (g) any violation or asserted violation of any Applicable Law (including ERISA, OSHA, FLSA, or any Environmental Laws) which could reasonably be expected to have a Material Adverse Effect; (h) any Environmental Release by an Obligor or on any real property owned, leased or occupied by an Obligor, or receipt of any Environmental Notice, which, in each case, could reasonably be expected to have a Material Adverse Effect; (i) the occurrence of any ERISA Event which could reasonably be expected to have a Material Adverse Effect and (j) the discharge of or any withdrawal or resignation by Borrower’s independent accountants which could reasonably be expected to have a Material Adverse Effect.

10.1.3    Compliance with Laws. Comply with all Applicable Laws, including ERISA, Environmental Laws, FLSA, OSHA, Anti-Terrorism Laws and Anti-Corruption Laws, and maintain all Governmental Approvals necessary to the ownership of its properties or conduct of its business unless failure to comply or maintain could not reasonably be expected to have a Material Adverse Effect. Without limiting the generality of the foregoing, if any Environmental Release occurs at or on any properties of any Obligor or of a Subsidiary thereof, it shall act promptly and diligently to investigate and report to Administrative Agent and all appropriate Governmental Authorities the extent of, and to make appropriate remedial action to eliminate, such Environmental Release to the extent required by Environmental Laws, whether or not directed to do so by any Governmental Authority.

10.1.4    Taxes. Pay and discharge all Taxes prior to the date on which they become delinquent or penalties attach, unless such Taxes are being Properly Contested or the failure to pay or discharge such Taxes could not reasonably be expected to have a Material Adverse Effect.

10.1.5    Insurance. Maintain insurance with insurers with respect to the properties and business of Borrower and its Subsidiaries of such type (including workers’ compensation, larceny, embezzlement, or other criminal misappropriation insurance), in such amounts, and with such coverages and deductibles as are customary for companies similarly situated.

10.1.6    Licenses. Keep each License affecting any Collateral (including the manufacture, distribution or Disposition of Inventory) or any other material real or personal property of Obligors and Subsidiaries in full force and effect except to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect; promptly notify Administrative Agent of any proposed modification to any such License, or entry into any new material License, in each case, at least 15 days prior to its effective date; pay all material Royalties when due; and notify Administrative Agent of any default or breach asserted by any Person to have occurred under any material License.

10.1.7     Further Assurances; etc.

(a)    Subject to clause (b) below, each Obligor will, and will cause each of the other Obligors to, grant to the Collateral Agent, for the benefit of the Secured Parties, security interests in such assets (other than Excluded Assets) of such Obligor and such other Obligors as are not covered by the grant and perfection requirements of any other Security Document as of the Closing Date (other than Excluded Assets), and as may be reasonably requested from time to time by the Collateral Agent or the Required Lenders. Subject to the limitations set forth herein or any other Loan Document, promptly upon the reasonable request by the Collateral Agent the Obligors shall (i) assist in correcting any jointly identified material defect or error that may be discovered in the execution, acknowledgment, filing or recordation of any Security Document or other document or instrument relating to any Collateral, and (ii) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances, and other instruments as the Collateral Agent may reasonably request from time to time in order to carry out more effectively the purposes the Security Documents.

(b)    With respect to any Person that is or becomes a Subsidiary after the Closing Date, other than an Immaterial Subsidiary, promptly (and in any event, by the time required by the Collateral Agent) (i) deliver to the Collateral Agent or its bailee the certificates, if any, representing all (or such lesser amount as is required) of the Equity Interests of any such Subsidiary that is a direct Subsidiary of an Obligor, together with undated stock powers or other appropriate instruments of transfer executed and delivered in blank by a duly authorized officer of the holder(s) of such Equity Interests, and all intercompany notes owing from such Subsidiary to any Obligor together with instruments of transfer executed in blank by a duly authorized officer of such Obligor, (ii) cause such new Subsidiary (A) to execute a joinder agreement, substantially in the form of Exhibit G hereto, and (B), to take all actions reasonably necessary or advisable in the reasonable opinion of the Collateral Agent to cause the Lien on the Collateral of such Subsidiary created by the applicable Security Document to be duly perfected in accordance with all Applicable Law, including the filing of financing statements in such jurisdictions as may be reasonably requested by the Collateral Agent, and (iii) at the request of the Collateral Agent, deliver to the Collateral Agent a signed copy of an opinion, addressed to the Collateral Agent and the other Lenders, of counsel to the Obligors reasonably acceptable to the Collateral Agent as to such matters set forth in this Section 10.1.7(b) as the Collateral Agent may reasonably request.

(c)     Each Obligor agrees that each action required by clause (b) of this Section 10.1.7 shall be completed no event later than 2 Business Days after such action is required to be taken pursuant to such clauses or requested to be taken by the Collateral Agent or the Required Lenders (or such longer period as the Collateral Agent shall otherwise agree), as the case may be; provided, that in no event will Borrower or any of its Subsidiaries be required to take any action, other than using its commercially reasonable efforts to obtain consents from third parties with respect to compliance with clause (b) of this Section 10.1.7.

10.1.8    Designation of Subsidiaries. Each Person that is a Subsidiary of Borrower at any time, other than an Immaterial Subsidiary or an Excluded Subsidiary, shall be required to be an Obligor and shall be subject to all terms and conditions hereof applicable to Obligors. For the avoidance of doubt, no Investment shall be made by Borrower or any Subsidiary thereof in any Person other than an Obligor unless permitted under Section 10.2.4.

10.1.9    [Reserved].

10.1.10    [Reserved].

10.1.11    Existence. Except as otherwise permitted under Section 10.2.9 each Obligor will at all times preserve and keep in full force and effect its existence and all rights and franchises, licenses and permits material to its business.

10.1.12    [Reserved].

10.1.13    [Reserved].

10.1.14    [Reserved].

10.2.    Negative Covenants. Until Full Payment, and as long as any Commitments or Obligations are outstanding, each Obligor shall not, and shall cause each Subsidiary not to:

10.2.1    Permitted Debt. Create, incur, guarantee or suffer to exist any Debt, except Debt incurred or arising in compliance with clauses (a) through 10.2.2(ff) below (collectively, “Permitted Debt”):

(a)     the Obligations;

(b)    (i) the New Secured Notes Debt in an aggregate principal amount not to exceed $150,000,000 at any one time outstanding, and (ii) the New Secured Convertible Notes Debt in an aggregate principal amount not to exceed $260,000,000 at any one time outstanding;

(c)    any (i) Debt incurred by any Obligor to finance the acquisition, construction, or improvement of any fixed or capital assets (whether or not constituting Purchase Money Debt), including Capital Lease Obligations; and (ii) Debt assumed by an Obligor in connection with the acquisition of any of the foregoing assets or secured by a Lien on any such assets prior to the acquisition thereof; provided, that, in each case, (A) as of the time of, and pro forma for (after giving effect to) the incurrence of such Debt, no Event of Default shall have occurred or shall be continuing, or would result therefrom, (B) such Debt is incurred or arises in connection with an arms’ length transaction consummated in the Ordinary Course of Business and (C) such Debt shall be secured on a senior basis to the Obligation and (D) the aggregate principal amount of all Debt incurred or outstanding in reliance on this clause (c) shall not at any time exceed the greater of (x) $750,000,000 and (y) 300% of Consolidated Adjusted EBITDA for the Test Period most recently ended and any Permitted Refinancing thereof;

(d)    Acquired Debt, so long as as of the time of, and pro forma for (after giving effect to) the incurrence of such Debt, no Event of Default shall have occurred or shall be continuing or would result therefrom;

(e)    (i) Debt incurred or arising prior to the Closing Date and permitted to be outstanding pursuant to the terms of the Plan of Reorganization; provided, that any such Debt with an aggregate principal amount in excess of $100,000 shall be described in sufficient detail on Schedule 10.2.1 hereof (including with respect to the counterparty to such Debt, the documentation governing the same, the outstanding amount thereof, and any other material terms), and (ii) any Permitted Refinancing of any Debt permitted pursuant to clause (i) hereof;

(f)    Debt with respect to Debt in respect of netting services, automatic clearinghouse arrangements, overdraft protections, treasury, depository, corporate purchasing cards and other credit cards, cash management, and similar arrangements, in each case, incurred in the Ordinary Course of Business;

(g)    New Miner Equipment Lender Debt in an amount not to exceed [$159,000,000] and any Permitted Refinancing thereof;16

(h)    Debt owing by any Obligor to any other Obligor; provided, that any such Debt shall be evidenced by a Global Intercompany Note;

(i)    Debt incurred in connection with the financing of insurance premiums in the Ordinary Course of Business;

(j)    Debt owed to any Person providing workers’ compensation, unemployment insurance, health, disability or other employee benefits or property, casualty or liability insurance, pursuant to reimbursement or indemnification obligations to such Person, in each case, incurred in the Ordinary Course of Business;

[16]	NTD: To be updated upon receipt of miner equipment lender elections.

(k)    Debt in respect of performance bonds, completion guarantees, bid bonds, appeal bonds, surety bonds and similar obligations, in each case, provided in the Ordinary Course of Business;

(l)    Debt owed by any Subsidiary that is not an Obligor to any Obligor; provided, that, such Debt shall (i) be evidenced by a Global Intercompany Note, and (ii) be permitted under clause (f) of the definition of Restricted Investment;

(m)    Permitted Contingent Obligations comprising Guarantee Obligations of any Obligor with respect to Debt of any other Obligor expressly permitted by this Section 10.2.1; provided, that, such Guarantee Obligations shall not rank senior to the Guarantees of the Obligations, and, if the Debt being guaranteed is subordinated or pari passu with the Obligations, then the guarantee shall be subordinated or pari passu, as applicable, to the same extent as the Debt being guaranteed;

(n)    Debt owing by any Obligor to any Subsidiary that is not Obligor, so long as such Debt (i) is subordinated to the Obligations on terms satisfactory to the Administrative Agent, and (ii) is permitted under Section 10.2.4;

(o)    (i) Swap Obligations incurred in the Ordinary Course of Business for purposes of hedging the cost of up to [100%] of the power required for customary operational needs of the Obligors (as projected in good faith by the Borrower based upon historical usage, as certified in writing by the Borrower to the Administrative Agent upon request); provided, that the Swap Agreements and related arrangements pursuant to which such Swap Obligations shall arise shall be on terms and conditions, and with counterparties (which may be set forth in an Approved Business Plan) and not incurred or arising for speculative purposes (such Swap Obligations and related Swap Agreements as the “Permitted Power Hedges”) and (ii) any Permitted BTC Hedging Agreement;

(p)    M&M Lien Takeback Debt and M&M Lien Settlement Debt in an aggregate outstanding amount not to exceed $55,000,000;

(q)    Debt consisting of take or pay obligations contained in supply arrangements entered into in the Ordinary Course of Business; provided, that the aggregate amount thereof incurred or arising or outstanding at any time shall not exceed $500,000;

(r)     guarantees required by Governmental Authorities in the Ordinary Course of Business;

(s)    Debt of any Obligors incurred to finance any Permitted Acquisition or the purchase of any Equipment by such Obligor (except for the acquisition of real property), so long as the proceeds thereof are used for such purposes and such Debt is incurred on or about the date that such Permitted Acquisition is actually contemplated, and solely for the purpose of financing such Permitted Acquisition and any Permitted Refinancing thereof; provided, that, (i) as of the time of, and pro forma for (and after giving effect to) such Permitted Acquisition and the incurrence of such Debt, no Event of Default shall have occurred or shall be continuing or would result therefrom, (ii) no portion of such Debt shall be incurred for working capital purposes, (iii) the aggregate amount of such Debt outstanding at any time shall not exceed an amount equal to the greater of (A) [$30,000,000] at any time and (B) [%] of Consolidated Adjusted EBITDA as of the last day of the most recently ended Test Period, and (iv) pro forma for such Permitted Acquisition and incurrence of such Debt, the Obligors shall be in compliance with the Financial Covenants.

(t)    Debt of any Obligor incurred to finance a Permitted Acquisition by such Obligor consisting solely of real property, so long as the proceeds thereof are used for such purposes and such Debt is incurred on or about the date that such Permitted Acquisition is actually contemplated and any Permitted Refinancing thereof; provided, that (i) as of the time of, and pro forma for (after giving effect to) the incurrence of such Permitted Acquisition and Debt, no Default or Event of Default shall have occurred or shall be continuing or would result therefrom, (ii) no portion of such Debt shall be incurred for working capital purposes and (iii) the aggregate amount of such Debt outstanding at any time shall not exceed an amount equal to the greater of (A) [$30,000,000] at any time and (B) [    ]% of Consolidated Adjusted EBITDA as of the last day of the most recently ended Test Period, at any time, and any Permitted Refinancing thereof;

(u)     Mortgage Takeback Debt in an aggregate outstanding amount not to exceed $1,000,000;

(v)    endorsements for collection, deposit, or negotiation and warranties of products or services, in each case, incurred in the Ordinary Course of Business;

(w)    Reinstated Other Secured Debt in an aggregate outstanding amount not to exceed $21,000,000;

(x)    [Debt (other than Debt of the types listed in the foregoing clauses) of any Obligor, so long as the aggregate amount thereof outstanding at any time shall not exceed $10,000,000; provided, that such Debt shall be unsecured or shall be secured on a junior basis to the Obligations on terms reasonably acceptable to the Collateral Agent, and subject to an Acceptable Intercreditor Agreement and any Permitted Refinancing thereof;]

(y)    Debt of any Obligor (other than Debt of the types listed in the foregoing clauses) so long as the aggregate amount thereof outstanding at any time shall not exceed an amount equal to the greater of (i) $10,000,000 and (ii) [TBD%] of Consolidated Adjusted EBITDA for the Test Period most recently ended; provided, that such Debt shall not be Borrowed Money and shall not be secured or guaranteed and any Permitted Refinancing thereof;

(z)    all interest accruing on (including capitalized interest), and all reasonable and documented fees and expenses payable in connection with, the obligations described in the foregoing clauses (in the case of clause (a), without limiting the amounts otherwise included pursuant to the definition of Obligations);

(aa)     Debt of any Obligor incurred to finance Permitted Sale-Leaseback Transactions so long as the proceeds thereof are used for such purposes and such Debt is incurred on or about the date that such Permitted Sale-Leaseback Transaction is actually contemplated; provided, that the aggregate amount of such Debt outstanding at any time shall not exceed an amount equal to $25,000,000 at any time and any Permitted Refinancing thereof; and

(bb)     to the extent constituting Debt, obligations under Permitted BTC Hedging Agreements.

For purposes of determining compliance with this Section 10.2.1, if an item of Debt meets the criteria of more than one of the categories of Debt described above, Borrower shall, in its sole discretion, classify and reclassify or later divide, classify or reclassify such item of Debt (or any portion thereof) and will only be required to include the amount and type of such Debt in one or more of the above clauses; provided, that all Debt outstanding under the Loan Documents will be deemed to have been incurred in reliance only on the exception in clause (a) of this Section 10.2.1.

10.2.2     Permitted Liens. Create or suffer to exist any Lien upon any of its property or assets, except the following Liens (collectively, “Permitted Liens”):

(a)    Liens in favor of Collateral Agent (for the benefit of the Secured Parties) granted pursuant to the Loan Documents to secure the Obligations;

(b)    (i) Liens in favor of the New Secured Notes Agent to secure the New Secured Notes and (ii) Liens in favor of the New Secured Convertible Notes Agent to secure the New Secured Convertible Notes, in each case, to the extent such Debt is permitted under clause (b) of Permitted Debt;

(c)     Liens for Taxes not yet due or being Properly Contested;

(d)    statutory or common law Liens of landlords, sub-landlords, carriers, warehousemen, mechanics, materialmen, repairmen, construction contractors or other like Liens (other than Liens for Taxes or imposed under ERISA) arising in the Ordinary Course of Business, but only if (i) payment of the obligations secured thereby is not yet due or is being Properly Contested, and (ii) such Liens do not materially impair the value or use of the real or personal property or materially impair operation of the business of any Borrower any Subsidiary;

(e)    customary Liens incurred or deposits made in the Ordinary Course of Business to secure the performance of tenders, bids, leases, contracts (except those relating to Borrowed Money), statutory obligations, surety, stay, customs, and appeal bonds, performance bonds, and other similar obligations, or arising as a result of progress payments under government contracts;

(f)    pledges, deposits, or Liens in the Ordinary Course of Business in connection with (i) workers’ compensation, payroll taxes, unemployment insurance, and other social security legislation and (ii) securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to Borrower, the Obligors, or any of the Subsidiaries;

(g)    Liens arising by virtue of a judgment or judicial order against any Obligor, or any real or personal property of an Obligor, as long as such judgment does not otherwise result in an Event of Default under Section 11.1(h);

(h)    easements, rights-of-way, restrictions, encroachments, other survey defects or matters that would be shown by a current, accurate survey of physical inspection, and covenants, building codes, restrictions (including zoning restrictions), encroachments, licenses, protrusions, or other agreements of record, and other similar charges, encumbrances or irregularities in title on Real Estate imposed by law or arising in the Ordinary Course of Business that do not or could not reasonably be expected to materially detract from the value of the affected property nor secure any monetary obligation and do not interfere with the business of the Obligors in any material respect;

(i)    normal and customary rights of setoff upon deposits in favor of depository institutions, and Liens of a collecting bank on Payment Items in the course of collection;

(j)     Liens that are listed on Schedule 10.2.2 hereto, (the “Permitted Prior Liens”);

(k)    leases, licenses, subleases or sublicenses granted to others that do not (i) interfere in any material respect with the business of Borrower or the Subsidiaries or (ii) secure any Debt;

(l)    Liens arising from UCC financing statements filed regarding (i) operating leases entered into by an Obligor and (ii) goods consigned or entrusted to or bailed to a Person in the Ordinary Course of Business;

(m)    Liens in favor of customs or revenue authorities to secure payment of customs duties in connection with the importation of goods;

(n)    Liens solely on any cash earnest money deposits made by any Obligor or any Subsidiary in connection with any letter of intent or purchase agreement not prohibited by this Agreement;

(o)    Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by any Obligor in the Ordinary Course of Business permitted by this Agreement;

(p)    Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the Ordinary Course of Business and not for speculative purposes;

(q)    Liens (i) on cash advances in favor of the seller of any property to be acquired in an Investment permitted hereunder to be applied against the purchase price for such Investment, and (ii) consisting of an agreement to Dispose of any property in an Asset Disposition permitted hereunder, to the extent that such Asset Disposition would have been permitted on the date of the creation of such Lien;

(r)    ground leases in respect of real property on which facilities owned or leased by any of the Obligors are located;

(s)    Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto not to exceed the amount of such premiums in the Ordinary Course of Business;

(t)    Liens on specific items of inventory or other goods and the proceeds thereof securing such Person’s obligations in respect of documentary letters of credit or banker’s acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or goods in the Ordinary Course of Business;

(u)    deposits of cash with the owner or lessor of premises leased and operated by any Obligor to secure the performance of such Obligor’s obligations under the terms of the lease for such premises in the Ordinary Course of Business;

(v)    Purchase Money Liens in respect of Purchase Money Debt permitted to be incurred under Section 10.2.1(c);

(w)    Liens on property subject to any Permitted Sale-Leaseback Transaction;

(x)    Liens arising by operation of law in the United States under Article 2 of the UCC in favor of a reclaiming seller of goods or buyer of goods;

(y)    Liens securing Acquired Debt and Liens securing Debt in connection with a Permitted Acquisition permitted under Section 10.2.1(t), so long as, in each case, (i) such Liens were existing on property at the time of its acquisition by an Obligor in accordance herewith, or existing on the property of any Person at the time such Person becomes an Obligor in accordance herewith, but excluding Liens on the Equity Interests of any Person that becomes a Subsidiary, and (ii) such Liens encumbers only the property acquired;

(z)    other Liens securing Debt or other obligations of any Obligor in an aggregate principal amount at any time outstanding not to exceed the greater of $10,000,0000 and [TBD]% of Consolidated Adjusted EBITDA as of the last day of the most recently ended Test Period; provided, that, such Liens shall rank junior to the Liens securing the Obligations, and such Liens (and the holders thereof) shall be subject to an Acceptable Intercreditor Agreement;

(aa)    Liens (which shall rank junior to the Liens securing the Obligations) upon real or personal property leased under operating leases in the Ordinary Course of Business by Borrower or any of its Subsidiaries in favor of the lessor created at the inception of the lease transaction, securing obligations of Borrower or any of its Subsidiaries under or in respect of such lease and extending to or covering only the property subject to such lease and improvements thereon;

(bb)    Liens that are contractual rights of set-off or rights of pledge (i) relating to the establishment of depository relations with banks or other deposit-taking financial institutions and not given in connection with the issuance of Debt, (ii) relating to pooled deposit or sweep accounts of Borrower or any of the Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the in the Ordinary Course of Business of Borrower or any of the Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of any Subsidiary in the Ordinary Course Of Business;

(cc)    Liens on cash and Cash Equivalents securing reimbursement obligations under letters of credit permitted hereunder;

(dd)    Liens securing New Miner Equipment Lender Debt permitted under Section 10.2.1(g) and attaching only to the assets financed with proceeds of such New Miner Equipment Lender Debt; provided, that, (i) such Liens (and the holders thereof) shall be subject to the New Miner Equipment Intercreditor Agreement, and (ii) such Liens shall not rank pari passu with, or senior to, any Liens securing the Obligations except on the terms expressly set forth in the New Miner Equipment Intercreditor Agreement;

(ee)    Liens securing M&M Lien Takeback Debt and M&M Lien Settlement Debt permitted under clause (p) of Permitted Debt and attaching only to the assets securing such M&M Lien Takeback Debt or M&M Lien Settlement Debt, as applicable, including, without limitation the applicable liens set forth on Schedule 10.2.2 and the applicable mortgages or deeds of trust set forth on Schedule 10.2.2.

(ff)    Liens in connection with any zoning, building or similar requirement of law or right reserved to or vested in any Governmental Authority to control or regulate the use of any or dimensions of real property or the structure thereon;

(gg)    Liens permitted under (i) Section 10.2.1(l), to the extent secured by assets of Subsidiaries that are not Obligors, (ii) Section 10.2.1(h), (iii) Section 10.2.1(n), to the extent such Lien is junior to the Obligations;

(hh)    Liens, if any, under Section 10.2.1(o) or on affected Cryptocurrency securing any Permitted BTC Hedging Agreement;

For the avoidance of doubt, notwithstanding anything else herein to the contrary, no Lien on any property or assets of any Obligor (including any Permitted Lien or Permitted Prior Lien) shall rank pari passu with, or senior to, any Lien thereon granted in favor of the Collateral Agent or otherwise securing any of the Obligations except to the extent expressly permitted pursuant to this Section 10.2.2. (as in effect on the Closing Date).

10.2.3    Distributions; Upstream Payments. Declare or make any Distributions, except the following, so long as, as of the time of, and pro forma for, any Distribution, no Default or Event of Default shall have occurred or shall be continuing or would result therefrom:

(a)     Upstream Payments;

(b)    any distribution or payment in order to pay Taxes imposed on, or incurred by any Obligor; and

(c)    any other Distribution; provided, that, together with Investments pursuant to clause (k) of the definition of “Restricted Investments”, (i) the amount thereof, when aggregated with the amount of all other Distributions made in reliance on this clause at any time through to (and including on) the date of such Distribution, shall not exceed 50% of Consolidated Net Income for the period beginning on [the Closing Date] and ending on the last day of the Borrower’s fiscal quarter ending immediately prior to the date of such proposed Distribution, (ii) pro forma for such Distribution, the Obligors shall be in compliance with the Financial Covenants, and the Fixed Charge Coverage Ratio (calculated on a pro forma basis) as of the last day of the Test Period most recently ended prior to such Distribution shall be at least shall be at least 2:00:1.00; and

(d)    Distributions the proceeds of which are used to pay reasonable and customary operating or overhead costs required to maintain Borrower’s and any of its Subsidiary’s corporate or organizational existence.

Borrower shall not create or permit to exist any encumbrance or restriction on the ability of a Subsidiary to make any Upstream Payment, except for Permitted Restrictions.

10.2.4     Restricted Investments. Make any Restricted Investment.

10.2.5    Dispositions. Consummate any Asset Disposition, except a Permitted Asset Disposition; provided, that, any proceeds thereof received at any time by Borrower or any Subsidiary thereof shall be maintained by them in accordance with this Agreement (it being agreed that, in the case of any proceeds in the form of cash or Cash Equivalents, the same shall at all times be held in a Deposit Account subject to a Control Agreement; provided, that, if any such cash or Cash Equivalents are initially received by Borrower or applicable Subsidiary in any other account, Borrower or applicable Subsidiary shall procure that such cash or Cash Equivalents shall be transferred and deposited into a Deposit Account subject to a Control Agreement within one (1) Business Day of initial receipt); provided, further, that, no cash or Cash Equivalents shall be transferred out of any Deposit Account except if, and solely in the amount, required to make a prepayment or repayment of Obligations in accordance with Section 5. For the avoidance of doubt, the foregoing shall not be construed as permitting, and shall not operate as a consent or waiver with respect to, the consummation of any Asset Disposition, or the payment of any disbursement, in each case, that would not otherwise be permitted hereunder, or any Default or Event of Default resulting from the same, or any consequence thereof.

10.2.6    Prepayments of Certain Indebtedness. No Obligor shall, nor shall it permit any of its Affiliates to, directly or indirectly, purchase, redeem, defease or prepay any principal of, premium, if any, interest or other amount payable in respect of any Subordinated Debt of any Obligor or any of its Subsidiaries prior to its scheduled maturity.

10.2.7     [Reserved].

10.2.8     [Reserved].

10.2.9     Fundamental Changes.

(a)    Change its legal name; change its tax, charter or other organizational identification number; or change its form or state of organization;

(b)    With respect to Borrower, liquidate, wind up its affairs or dissolve itself; or effect a Division, merge, combine or consolidate with any Person, whether in a single transaction or in a series of related transactions; provided, that, except to the extent constituting a Change of Control, Borrower may merge or consolidate with (or Dispose of all or substantially all of its assets to) any other Person; so long as that (i) (A) Borrower shall be the continuing or surviving Person, or (B) if the Person formed by or surviving any such merger or consolidation is not Borrower, or is a Person into which Borrower has been liquidated (or, in connection with a Disposition of all or substantially all of the Borrower’s assets, if the transferee of such assets) (any such Person, the “Successor Borrower”), (1) the Successor Borrower shall be an entity organized or existing under the laws of the State of Delaware, (2) the Successor Borrower shall, concurrently with such merger, consolidation or applicable transaction, expressly assume all Obligations of Borrower (including all obligations under this Agreement and the other Loan Documents to which the Borrower is a party), and shall have granted Liens in favor of the secured parties hereunder on all of its assets to at least the same extent, and on terms at least as favorable to the Lenders as, the Liens granted by the Borrower, in each case, pursuant to a supplement hereto or thereto in form and substance satisfactory to the Administrative Agent, (3) each Obligor other than Borrower, unless it is the other party to such merger or consolidation, shall have reaffirmed, pursuant to an agreement in form and substance satisfactory to the Administrative Agent, that its Guarantee Obligations, and any other guaranty of, and grant of Liens as security for the Obligations of the Borrower, shall apply to the Successor Borrower’s Debt and obligations to at least the same extent and on terms at least as favorable to the Lenders, (4) Borrower shall have delivered to the Administrative Agent a certificate of a Senior Officer stating that such merger or consolidation complies with this Agreement and (5) Administrative Agent, Collateral Agent and each Lender shall have received all documentation and information about the Successor Borrower as required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including Title III of the USA PATRIOT Act and (ii) as of the time of, and pro forma for (after giving effect to) such Disposition, merger, consolidation or other applicable transaction), no Default or Event of Default shall have occurred or shall be continuing or would result therefrom.17

(c)    With respect to any Subsidiary of Obligor liquidate, wind up its affairs or dissolve itself; or effect a Division, merge, combine or consolidate with any Person, whether in a single transaction or in a series of related transactions; unless (i) as of the time of, and pro forma for (after giving effect to) such Division, merger, combination or consolidation, no Event of Default shall have occurred or shall be continuing or result thereform, (ii) in connection with any liquidation, winding up of affairs, or dissolution, all of the assets of such liquidating, winding up, or dissolving Subsidiary are transferred to an Obligor that is not liquidating, winding up or dissolving, and (iii) in connection with any Division, merger, combination or consolidation, the surviving entity is an Obligor.

[17]	NTD: Subject to further consideration by AHG.

10.2.10    Subsidiaries. (a) Form or acquire any Subsidiary after the Closing Date unless such Subsidiary complies with the requirements set forth in Section 10.1.7; (b) permit any existing Subsidiary to issue any Equity Interests, or (c) permit any Subsidiary to become “unrestricted” under, or for purposes of, the Loan Documents (including by permitting any Subsidiary to not be required to comply with any covenant in this Agreement, including in Section 10.1 or 10.2 hereof, that is expressed to be applicable to or binding on Subsidiaries of the Borrower as of the Closing Date (unless the Lenders have consented thereto in accordance with Section 14.1)).

10.2.11    Organic Documents and Material Contracts. Amend, modify or otherwise change any of its Organic Documents or any Material Contract other than in the Ordinary Course of Business, in a manner that is not adverse to the Lenders or the Administrative Agent, and, in each case, with prior written notice to the Administrative Agent.

10.2.12    [Reserved].

10.2.13    Accounting Changes. Make any material change in accounting treatment or reporting practices, except as required by GAAP and in accordance with Section 1.2; or change its Fiscal Year.

10.2.14    Restrictive Agreements. Become a party to any Restrictive Agreement other than agreements containing solely Permitted Restrictions.

10.2.15    Swap Obligations and Permitted BTC Hedging Agreements. Enter into any Swap Agreement, or incur any Swap Obligation, or amend or modify any Swap Agreement (including, directly or indirectly, with respect to any notional amount, or any Swap Obligation or other obligation or exposure thereunder), except to the extent that such Swap Agreement and Swap Obligation constitutes a Permitted Power Hedge. Notwithstanding the foregoing, this Section 10.2.15 shall not restrict or otherwise limit any (i) sale of Bitcoin pursuant to clause (n) of the definition of Permitted Asset Disposition and Section 10.2.5 or (ii) Permitted BTC Hedging Agreement to the extent reviewed and approved in writing by the Administrative Agent prior to the entry into any such arrangement.

10.2.16

10.2.17    Conduct of Business. Engage in any line of business materially different than the lines of business conducted by it on the Closing Date and any activities related, similar or incidental thereto or synergistic therewith.

10.2.18    Affiliate Transactions. Enter into, be party to, or consummate, any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate (each, an “Affiliate Transaction”), unless (i) such Affiliate Transaction is consummated in good faith, and for a legitimate business purpose, (ii) such Affiliate Transaction is on terms that are no less favorable to such Obligor than those that might be obtained at such time in a comparable arm’s-length transaction consummated with a Person who is not an Affiliate (except in the case of any Affiliate Transaction or series of related Affiliate Transactions involving payments or property with a Fair Market Value not in excess of $500,000 in the aggregate), (iii) in the case of any Affiliate Transaction or series of related Affiliate Transactions involving payments or property with a Fair Market Value in excess of $[1,000,000] in the aggregate, such Affiliate Transaction is approved by a majority of the disinterested members of the board of directors (or equivalent governing body) of the Borrower and any Subsidiary consummating such Affiliate Transaction, (iv) in the case of any Affiliate Transaction or series of related Affiliate Transactions involving payments or property with a Fair Market Value in excess of $2,500,000, Borrower shall, not less than five (5) Business Days prior to consummation of such Affiliate Transaction, deliver a written notice thereof to the Administrative Agent, accompanied by an officer’s certificate including sufficient detail with respect to the subject matter, parties, consideration, and other aspects involved in such transaction, and certifying as to compliance with the provisions of this Agreement, and (v) in the case of any Affiliate Transaction or series of related Affiliate Transactions involving payments or property with a Fair Market Value in excess of $[10,000,000], Borrower shall, not less than five (5) Business Days prior to consummation of such Affiliate Transaction, deliver to the Administrative Agent a favorable written opinion from a nationally or regionally recognized investment banking, accounting or appraisal firm confirming that such transaction (x) is fair to Borrower and its Subsidiaries from a financial point of view, or (y) is not materially less favorable to Borrower and its Subsidiaries than could be obtained at the time in an arm’s length transaction with a Person who was not an Affiliate; provided, that, the foregoing shall not apply to:

(a)    any transaction between or among Borrower, any Subsidiary thereof (or any entity that becomes a Subsidiary as a result of such transaction) or any Affiliate thereof or any of their respective Related Parties, or among any of them, to the extent such transaction is otherwise permitted under any other provision of Section 10.2 of this Agreement, and is consummated in the Ordinary Course of Business, or as part of any customary tax, accounting, pension, cash management or other administrative activities, and not for the purpose of circumventing any covenant hereunder;

(b)    payment of reasonable compensation to officers and employees of Borrower and its Subsidiaries for services actually rendered; and

(c)    payment of reasonable and customary compensation and indemnities to directors of Borrower and its Subsidiaries for services actually rendered.

10.2.19     Plans. Become party to any Multiemployer Plan or Foreign Plan, other than any in existence on the Closing Date.

10.2.20    [Reserved].

10.2.21    [Reserved].

10.2.22    Classification. Borrower shall not take any action (or permit any parent entity or other Person Controlling Borrower to take any action at any time (including, but not limited to, an election under Treasury Regulations Section 301.7701-3)) that would result in a change in the tax classification of Borrower for U.S. federal income tax purposes.

10.2.23    [reserved].

10.2.24    Immaterial Subsidiaries.

(a)    Permit any Immaterial Subsidiary to own any property (real or personal) or assets (in each case, of whatever nature) with a Fair Market Value in excess of $2,500,000 or together with all other Immaterial Subsidiaries more than $5,000,000 in the aggregate, (ii) create, incur, assume or suffer to exist any Debt or (iii) create or permit to exist any Lien on any of its real or personal properties, assets or rights of whatever nature (whether now owned or hereafter acquired).

(b)    Shall not, and shall not permit any other Obligor to, make any Investment, Distribution or enter into any other transaction of any nature whatsoever with any Immaterial Subsidiary.

10.2.25    [Reserved].

10.3.    Financial Covenants.

10.3.1    Leverage. Obligors shall not permit the Leverage Ratio as of the last day of any Fiscal Quarter (beginning with the first Fiscal Quarter ending after the Closing Date) to exceed the correlative ratio indicated below (the requirements hereof, the “Leverage Covenant”):

Fiscal Quarter Ending	Leverage Ratio
March 31, 2024	4.50:1.00
June 30, 2024	4.50:1.00
September 30, 2024	4.50:1.00
December 31, 2024	4.50:1.00
March 31, 2025	3.00:1.00
June 30, 2025	3.00:1.00
September 30, 2025	3.00:1.00
December 31, 2025	3:00:1.00
March 31, 2026	2:00:1.00
June 30, 2026	2:00:100
September 30, 2026	2:00:100
December 31, 2026 and thereafter	2:00:100

10.3.2    Minimum Liquidity. Obligors shall not permit or cause the aggregate amount of Liquidity to be less than [$25,000,000], as of the last Business Day of each month (the requirements hereof, the “Liquidity Covenant”, and, the Liquidity Covenant, together with the Leverage Covenant, the “Financial Covenants”).

10.4.    Crypto Specific Covenants..

10.4.1    Anti-Hoarding. Obligors shall cause all Cryptocurrency in which any Obligor has any interest to be converted into Dollars within ten (10) days’ of receipt of such Cryptocurrency and deposit such proceeds into a Deposit Account subject to a Control Agreement; provided, that, solely for purposes of determining compliance with the this Section 10.4.1, any Cryptocurrency held in any Deposit Account shall satisfy this Section 10.4.1 regardless of whether it is subject to a Control Agreement in favor of the Collateral Agent until the date on which Control Agreements must be put in place pursuant to Section 6.3 (the obligations hereunder, the “Anti-Hoarding Covenant”); provided, however, that (i) any such Cryptocurrency may also be sold or retained to the extent required in accordance with the terms of any applicable Permitted BTC Hedging Agreement, (ii) to the extent that such Cryptocurrency may not be or is not sold during such time period as a result of circumstances beyond the Borrower’s control, such failure to convert Cryptocurrency into Dollars shall not constitute a Default or Event of Default.

10.4.2    Wallet Management. Pending its compliance with the Anti-Hoarding Covenant, each Obligor shall cause any Cryptocurrency it has any interest in to be held in a Security Account in such Obligor’s name at an Acceptable Custodian.

SECTION 11.     EVENTS OF DEFAULT; REMEDIES ON DEFAULT

11.1.    Events of Default. Each and any one or more of the following shall be an “Event of Default” if it occurs for any reason whatsoever, whether voluntary or involuntary, by operation of law or otherwise:

(a)    Borrower shall fail to pay any principal of any Loan (or portion thereof) when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b)    Borrower shall fail to pay any interest on any Loan or any fee or any other Obligation (other than an amount referred to in clause (a) above) payable under any Loan Document, within three (3) Business Days after the same shall become due and payable;

(c)    any representation or warranty of an Obligor made in any Loan Document shall be false or misleading in any material respect when given (or, with respect to representations and warranties qualified by materiality, in all respects);

(d)    any Obligor or any Subsidiary shall breach, or fail to perform, or default under, any covenant applicable to it contained in Section 6.3, 8.2.4, 8.2.5, 8.5, 10.1.1, 10.2, 10.3, 10.4;

(e)    any Obligor shall breach, or fail to perform, or default under, any other covenant contained herein or in any Loan Documents, and such breach, failure or default is not cured within 30 days (or 10 days in the case of a breach of Section 10.1.2) after a Senior Officer of such Obligor or any Subsidiary has knowledge thereof or receives notice thereof from Administrative Agent, whichever is sooner; provided, however, that such notice and opportunity to cure shall not apply if the breach, failure to perform or default is not capable of being cured within such period;

(f)    any Guarantor repudiates, revokes or attempts to revoke its Guaranty; an Obligor denies or contests the validity or enforceability of any Loan Documents or Obligations, or the perfection or priority of any Lien granted to Administrative Agent; any Loan Document ceases to be in full force or effect for any reason (other than a waiver or release by Administrative Agent and Lenders and other than in accordance with the terms of this Agreement); any lien created hereunder or under the Security Documents ceases to be a valid and perfected lien (other than as a result of any action or inaction by the Administrative Agent and other than by reason of a release of Collateral in accordance with the terms hereof or thereof or Full Payment);

(g)    any “Event of Default” (in each case, as defined in the New Secured Notes Document and the New Secured Convertible Notes Documents) occurs under the New Secured Notes Documents or the New Secured Convertible Notes Documents or any breach or default of an Obligor or any Subsidiary occurs under any Swap Agreement, or under any instrument or agreement to which it is a party or by which it or any of its properties is bound, in each case, relating to any Debt (other than the Obligations) in excess of $10,000,000 (in the case of any Swap Agreement, determined on a net basis), if the maturity of or any payment with respect to such Debt may be accelerated or demanded due to such breach;

(h)    any judgment or order for the payment of money is entered against an Obligor or any Subsidiary in an amount that exceeds, individually or cumulatively with all unsatisfied judgments or orders against all Obligors and Subsidiaries, $10,000,000 (excluding amounts of insurance coverage therefor that has not been denied by the insurer, or subject to another contractual indemnity arrangement reasonably acceptable to the Administrative Agent, and available to the Obligors for payment of such liabilities), and shall remain undischarged, unvacated, unbonded or unstayed for a period of sixty consecutive days;

(i)    an Obligor or any Subsidiary is enjoined, restrained or in any way prevented by any Governmental Authority from conducting any part of its business which could reasonably be expected to have a Material Adverse Effect; there is a cessation of any part of an Obligor’s any Subsidiary’s business which could reasonably be expected to have a Material Adverse Effect; a material portion of the Collateral or real or personal property of an Obligor or any Subsidiary is taken or impaired through condemnation the effect of which could reasonably be expected to have a Material Adverse Effect;

(j)    an Insolvency Proceeding is commenced by an Obligor; an Obligor makes an offer of settlement, extension or composition to its unsecured creditors generally; a trustee is appointed to take possession of any substantial real or personal property of or to operate any of the business of an Obligor; or an Insolvency Proceeding is commenced against an Obligor, and the Obligor consents to institution of the proceeding, the petition commencing the proceeding is not timely contested by the Obligor, the petition is not dismissed within 60 days after filing, or an order for relief approving such Insolvency Proceeding is entered in the proceeding;

(k)    an ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan that has resulted or could reasonably be expected to result in liability of an Obligor to a Pension Plan, Multiemployer Plan or PBGC, or that constitutes grounds for appointment of a trustee for or termination by the PBGC of any Pension Plan or Multiemployer Plan to the extent the foregoing could reasonably be expected to have a Material Adverse Effect; an Obligor or ERISA Affiliate fails to pay when due any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan to the extent the foregoing could reasonably be expected to have a Material Adverse Effect; or any event similar to the foregoing occurs or exists with respect to a Foreign Plan to the extent the foregoing could reasonably be expected to have a Material Adverse Effect;

(l)    any Obligor is criminally convicted for (i) a felony committed in the conduct of the Obligor’s business, or (ii) violating any state or federal law (including the Controlled Substances Act, Money Laundering Control Act of 1986 and Illegal Exportation of War Materials Act) that could reasonably be expected to have a Material Adverse Effect;

(m)    a Change of Control occurs;

(n)    [reserved];

(o)    (i) any Loan Document shall, in whole or in part, cease to be effective and legally valid, binding and enforceable against any Obligor or Affiliate thereof, or shall otherwise cease or fail be effective to create the rights and obligations purported to be created thereunder in favor of any Secured Party, or (ii) any Obligor thereof shall repudiate or revoke (or attempt or purport to repudiate or revoke) any of its obligations or covenants under any Loan Document, or (iii) Collateral Agent shall not have or shall cease to have a valid and perfected Lien in a material portion of the Collateral purported to be covered by the Security Documents with the priority required by the relevant Security Document, in each case, for any reason other than the failure of Collateral Agent or any Secured Party to take any action within its control.

11.2.    Remedies upon Default.

11.2.1    Remedies Generally. If an Event of Default described in Section 11.1(j) occurs with respect to any Obligor, then to the extent permitted by Applicable Law, all Obligations shall become automatically due and payable, and all Commitments shall terminate, without any action by any Agent or notice of any kind. In addition, or if any other Event of Default exists, Administrative Agent may in its discretion (and shall upon written direction of Required Lenders) do or direct the Collateral Agent to do any one or more of the following from time to time (in addition to any and all other things as provided elsewhere in Section 11.2):

(a)    declare any Obligations to be immediately due and payable, whereupon they shall be due and payable without diligence, presentment, demand, protest or notice of any kind, all of which are hereby waived by Borrower to the fullest extent permitted by law;

(b)    terminate, reduce or condition any Commitment;

(c)    require the Obligors to cash collateralize then Obligations; and

(d)    exercise any other rights, remedies, powers and privileges afforded under the Loan Documents or any other agreement, by law (including under the Bankruptcy Code and other Applicable Law), at equity and otherwise, including the rights and remedies of a secured party under the UCC.

11.2.2    Disposition of Collateral. Without limiting the generality of the foregoing, the Administrative Agent may direct the Collateral Agent to and the Collateral Agent may, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind to or upon any Obligor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), during the continuance of any Event of Default (personally or through its agents or attorneys), to the maximum extent permitted under the Bankruptcy Code and other Applicable Law: (i) enter upon the premises where any Collateral is located, without any obligation to pay rent, through self-help, without judicial process, without first obtaining a final judgment or giving any Obligor or any other Person notice or opportunity for a hearing on any Agent’s claim or action, (ii) collect, receive, appropriate and realize upon any Collateral, (iii) sell, grant any option to purchase, and/or deliver any Collateral (in its then condition, or after any further manufacturing or processing thereof) (and enter into contractual obligations to do any of the foregoing), in lots or in bulk, in one or more parcels, at public or private sale or sales, at any exchange, broker’s board or office of any Secured Party or elsewhere, upon such terms and conditions, and at such prices, as it may deem necessary, prudent or advisable, for cash or on credit or for future delivery (or any combination thereof), or without charge, and/or without assumption of any credit risk, and any of the foregoing may be adjourned from time to time in accordance with Applicable Law, and Collateral Agent shall have the right to purchase all or any portion of the Collateral free of any right or equity of redemption of any Obligor, which right or equity is hereby waived and released, at any public or, if permitted by law, private sale and, in lieu of actual payment of the purchase price, may credit bid and set off the amount of such price against the Obligations, (iv) withdraw all cash and Cash Equivalents in any Deposit Account, Commodity Account or Securities Account of a Obligor and apply such cash and Cash Equivalents and other cash, if any, and other securities, then held by it as Collateral in satisfaction of the Obligations, and (v) give notice and take sole possession and control of all amounts on deposit in or credited to any Deposit Account, Commodity Account or Securities Account pursuant to the related Control Agreement.

11.2.3    Management of Collateral. Each Obligor further agrees, that, during the continuance of any Event of Default, (i) at the Collateral Agent’s request, it shall assemble the Collateral and make it available to the Collateral Agent at places that the Collateral Agent shall reasonably select, whether at such Obligor’s premises or elsewhere, (ii) without limiting the foregoing, the Collateral Agent also has the right to require that each Obligor store and keep any Collateral pending further action by the Collateral Agent and, while any such Collateral is so stored or kept, provide such guards and maintenance services as shall be necessary to protect the same and to preserve and maintain such Collateral in good condition, (iii) until the Collateral Agent is able to sell any Collateral, the Collateral Agent shall have the right to hold or use such Collateral to the extent that it deems appropriate for the purpose of preserving the Collateral or its value or for any other purpose deemed appropriate by the Collateral Agent, and (iv) the Collateral Agent may, if it so elects, seek the appointment of a receiver or keeper to take possession of any Collateral and to enforce any of the Collateral Agent’s remedies (for the benefit of the Secured Parties), with respect to such appointment without prior notice or hearing as to such appointment. No Agent shall have any obligation to any Obligor to maintain or preserve the rights of any Obligor as against third parties with respect to any Collateral while such Collateral is in the possession of any Agent.

11.2.4    Direct Obligation. No Agent nor any other Secured Party shall be required to make any demand upon, or pursue or exhaust any right or remedy against, any Obligor or any other Person with respect to the payment of the Obligations or to pursue or exhaust any right or remedy with respect to any Collateral therefor or any direct or indirect guaranty thereof. All of the rights and remedies of any Agent and any other Secured Party under any Loan Document shall be cumulative, may be exercised individually or concurrently and not exclusive of any other rights or remedies provided by any Applicable Law. To the extent it may lawfully do so, each Obligor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against any Agent or any Lender or other Secured Party, any valuation, stay, appraisement, extension, redemption or similar laws and any and all rights or defenses it may have as a surety, now or hereafter existing, arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other Disposition of any Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 calendar days before such sale or other Disposition.

11.2.5    Commercially Reasonable. To the extent that any Applicable Law imposes duties on the Collateral Agent to exercise remedies in a commercially reasonable manner, each Obligor acknowledges and agrees that each Agent shall be deemed to have complied with such duties even if it shall:

(i)    fail to incur significant costs, expenses or other liabilities reasonably deemed as such Agent to prepare any Collateral for Disposition or otherwise to complete raw material or work in process into finished goods or other finished products for Disposition;

(ii)    fail to obtain permits, or other consents, for access to any Collateral to sell or for the collection or sale of any Collateral, or, if not required by other Applicable Law, fail to obtain permits or other consents for the collection or Disposition of any Collateral;

(iii)    fail to exercise remedies against account debtors or other Persons obligated on any Collateral or to remove Liens on any Collateral or to remove any adverse claims against any Collateral;

(iv)    advertise Dispositions of any Collateral through publications or media of general circulation, whether or not such Collateral is of a specialized nature or to contact other Persons, whether or not in the same business as any Obligor, for expressions of interest in acquiring any such Collateral;

(v)    exercise collection remedies against account debtors and other Persons obligated on any Collateral, directly or through the use of collection agencies or other collection specialists, hire one or more professional auctioneers to assist in the Disposition of any Collateral, whether or not such Collateral is of a specialized nature or, to the extent deemed appropriate by such Agent, obtain the services of other brokers, investment bankers, consultants and other professionals to assist such Agent in the collection or Disposition of any Collateral, or utilize Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets to Dispose of any Collateral;

(vi)     Dispose of assets in wholesale rather than retail markets;

(vii)     disclaim Disposition warranties, such as title, possession or quiet enjoyment; or

(viii)    purchase insurance or credit enhancements to insure the Collateral Agent against risks of loss, collection or Disposition of any Collateral or to provide to any Agent a guaranteed return from the collection or Disposition of any Collateral.

11.2.6     Accounts and Payments in Respect of General Intangibles.

(a)    In addition to, and not in substitution for, any other provision in this Agreement, if required by any Agent at any time during the continuance of an Event of Default, on and after the date on which at least one deposit account or securities account has been established, any payment of accounts or payment in respect of general intangibles, when collected by any Obligor, shall be promptly (and, in any event, within two (2) Business Days) deposited by such Obligor in the exact form received, duly indorsed by such Obligor to such Agent, or such other account, subject to withdrawal by the such Agent as provided herein. Until so turned over, such payment shall be held by such Obligor in trust for the Agents, segregated from other funds of such Obligor. Each such deposit of proceeds of accounts and payments in respect of general intangibles shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

(b)     At any time during the continuance of an Event of Default:

(A)    each Obligor shall, upon the Collateral Agent’s written request, deliver to the Collateral Agent all original and other documents evidencing, and relating to, the contractual obligations and transactions that gave rise to any account or any payment in respect of general intangibles, including all original orders, invokes and shipping receipts and notify account debtors that the accounts or general intangibles have been collaterally assigned to the Collateral Agent and that payments in respect thereof shall be made directly to the Collateral Agent;

(B)    the Collateral Agent may, without notice, at any time during the continuance of an Event of Default, limit or terminate the authority of an Obligor to collect its accounts or amounts due under general intangibles or any thereof and, in its own name or in the name of others, communicate with account debtors to verify with them to the Collateral Agent’s reasonable satisfaction the existence, amount and terms of any account or amounts due under any general intangible. In addition, the Collateral Agent may at any lime enforce such Obligor’s rights against such account debtors and obligors of general intangibles; and

(C)    each Obligor shall take all actions, deliver all documents and provide all information necessary or reasonably requested by the Collateral Agent to ensure any Internet domain name is registered.

(c)    Anything herein to the contrary notwithstanding, each Obligor shall remain liable under each account and each payment in respect of general intangibles to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. No Secured Party shall have any obligation or liability under any agreement giving rise to an account or a payment in respect of a general intangible by reason of or arising out of any Loan Document or the receipt by any Secured Party of any payment relating thereto, nor shall any Secured Party be obligated in any manner to perform any obligation of any Obligor under or pursuant to any agreement giving rise to an account or a payment in respect of a general intangible, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts that may have been assigned to it or to which it may be entitled at any time or times.

11.2.7    Proceeds to be Turned over to and Held by Collateral Agent. Unless otherwise expressly provided in this Agreement, upon the occurrence and during the continuance of an Event of Default, all proceeds of any Collateral received by any Obligor hereunder in Cash or Cash Equivalents shall be held by such Obligor in trust for the Agents and the other Secured Parties, segregated from other funds of such Obligor, and shall, promptly upon receipt by any Obligor, be turned over to the Collateral Agent in the exact form received (with any necessary endorsement).

11.2.8    Deficiency. Each Obligor shall remain liable for any deficiency if the proceeds of any sale or other Disposition of any Collateral are insufficient to pay the Obligations and the fees and disbursements of any attorney employed by any Agent or any other Lender Party to collect such deficiency.

11.3.    Setoff. At any time during an Event of Default, Agents, Lenders, and any of their Affiliates are authorized, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Agent, such Lender or such Affiliate to or for the credit or the account of an Obligor against any

Obligations, irrespective of whether or not such Agent, such Lender or such Affiliate shall have made any demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or are owed to a branch or office of such Agent, such Lender or such Affiliate different from the branch or office holding such deposit or obligated on such indebtedness, provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 4.2.1(b) and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Agents, and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Agent, each Lender and each such Affiliate under this Section are in addition to other rights and remedies (including other rights of setoff) that such Person may have. NOTWITHSTANDING THE FOREGOING, NO LENDER AND NO PARTICIPANT SHALL EXERCISE ANY RIGHT OF SETOFF, BANKER’S LIEN, OR THE LIKE AGAINST ANY DEPOSIT ACCOUNT OR PROPERTY OF ANY OBLIGOR HELD OR MAINTAINED BY SUCH PERSON WITHOUT THE WRITTEN CONSENT OF THE ADMINISTRATIVE AGENT.

11.4.     Remedies Cumulative; No Waiver.

11.4.1    Cumulative Rights and Remedies. All agreements, warranties, guaranties, indemnities and other undertakings of the Obligors under the Loan Documents are cumulative and not in derogation of each other. The rights and remedies of the Agents and Lenders are cumulative, may be exercised at any time and from time to time, concurrently or in any order, and are not exclusive of any other rights or remedies available by agreement, by law, at equity or otherwise. All such rights and remedies shall continue in full force and effect until Full Payment of all Obligations. Each Obligor acknowledges that the purpose of Section 11.2 is, among other things, to provide a non-exhaustive list of actions or omissions that are commercially reasonable when exercising remedies against any Collateral and that other actions or omissions by the Secured Parties shall not be deemed commercially unreasonable solely on account of not being indicated in such clauses.

11.4.2    Waivers. No waiver or course of dealing shall be established by (a) the failure or delay of any Agent or any Lender to require strict performance by Borrower with any terms of the Loan Documents, or to exercise any rights or remedies with respect to Collateral or otherwise; (b) the making of any Loan during a Default, Event of Default or other failure to satisfy any conditions precedent; or (c) acceptance by any Agent or any Lender of any payment or performance by an Obligor under any Loan Documents in a manner other than that specified therein. It is expressly acknowledged by Borrower that any failure to satisfy a financial covenant on a measurement date shall not be cured or remedied by satisfaction of such covenant on a subsequent date.

SECTION 12.    AGENTS

12.1.     Appointment, Authority and Duties of Administrative Agent and Collateral Agent.

12.1.1    Appointment and Authority. Each Secured Party appoints and designates [Wilmington Trust, National Association] as Administrative Agent and Collateral Agent under all Loan Documents. Each Agent may, and each Secured Party authorizes each Agent to, enter into all Loan Documents to which such Agent is intended to be a party and accept all Security Documents, for the benefit of Secured Parties. Any action taken by any Agent in accordance with the provisions of the Loan Documents, and the exercise by any Agent of any rights or remedies set forth therein, together with all other powers reasonably incidental thereto, shall be authorized by and binding upon all Secured Parties. Without limiting the generality of the foregoing, the Agents shall have the sole and exclusive authority to (a) act as the disbursing and collecting agent for Lenders with respect to all payments and collections arising in connection with the Loan Documents; (b) execute and deliver as Administrative Agent or Collateral Agent as applicable each Loan Document, including any intercreditor or subordination agreement, and accept delivery of each Loan Document; (c) to execute, deliver and perform any intercreditor agreement in respect of this Facility or the Liens granted pursuant to the Security Documents, in each case, under this clause (c) to the extent such agreement, amendment or restatement has been approved by the Required Lenders; (d) act as collateral agent for Secured Parties for purposes of perfecting and administering Liens under the Loan Documents, and for all other purposes stated therein; (e) manage, supervise or otherwise deal with Collateral; and (f) take any Enforcement Action or otherwise exercise any rights or remedies with respect to any Collateral or under any Loan Documents, Applicable Law or otherwise. The duties of the Agents are ministerial and administrative in nature only, and the Agents shall not have a fiduciary relationship with any Secured Party, Participant or other Person, by reason of any Loan Document or any transaction relating thereto.

12.1.2    Duties. The Agents shall not have any duties except those expressly set forth in the Loan Documents. The conferral upon each Agent of any right shall not imply a duty to exercise such right, unless instructed to do so by Lenders in accordance with this Agreement.

12.1.3    Agent Professionals. Each Agent may perform its duties through agents and employees. Each Agent may consult with and employ Agent Professionals, and shall be entitled to act upon, and shall be fully protected in any action taken in good faith reliance upon, any advice given by an Agent Professional. Each Agent shall not be responsible for the negligence or misconduct of any agents, employees or Agent Professionals selected by it with reasonable care.

12.1.4    Instructions of Required Lenders; Action by Agents. The rights and remedies conferred upon the Agents under the Loan Documents may be exercised without the necessity of joinder of any other party, unless required by Applicable Law. In determining compliance with a condition for any action hereunder, including satisfaction of any condition in Section 6, each Agent may presume that the condition is satisfactory to a Secured Party unless such Agent has received notice to the contrary from such Secured Party before such Agent takes the action. Neither Agent shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by any other Loan Document that it is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 14.1) and in all cases it shall be fully justified in failing or refusing to act hereunder or under any other Loan Documents unless it shall (a) receive written instructions from the Required Lenders or the Lenders, as applicable, (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 14.1) specifying the action to be taken and (b) be indemnified to its satisfaction by the Lenders against any and all liability and expenses that may be incurred by it by reason of taking or continuing to take any such action. The instructions as aforesaid and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders. Notwithstanding the foregoing, the Agents may request instructions from Required Lenders or other Secured Parties with respect to any act (including the failure to act) in connection with any Loan Documents or Collateral, and may seek assurances to its satisfaction from Secured Parties of their indemnification obligations against Claims that could be incurred by either Agent. Each Agent may refrain from any act until it has received such instructions or assurances, and shall not incur liability to any Person by reason of so refraining. Instructions of Required Lenders shall be binding upon all Secured Parties, and no Secured Party shall have any right of action whatsoever against either Agent as a result of either Agent acting or refraining from acting pursuant to instructions of Required Lenders. Notwithstanding the foregoing, instructions by and consent of specific parties shall be required to the extent provided in Section 14.1.1. If a Default has occurred and is continuing, then the the Agents shall take such action with respect to such Default as shall be directed by the requisite Lenders in the written instructions (with indemnities) described in this Section 12.1.1; provided, that, unless and until the Agents shall have received such directions, the Agents may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interests of the Lenders. In In no event shall either Agent be required to take any action that, in its opinion, is contrary to Applicable Law or any Loan Documents or could subject any Agent Indemnitee to personal liability. In any case, where the consent of either is expressly required under this Agreement, or the other Loan Documents, the withholding or giving of such consent may be conditioned by the such Agent upon the receipt of the approval of the Required Lenders, and such Agent shall be fully protected and not liable to the Lenders or any other Person in relying upon such approval or failing to act in the absence of such approval. No Agent shall be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders or the Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 14.1), and otherwise no Agent shall be liable for any action taken or not taken by it hereunder or under any other Loan Document or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith INCLUDING ITS OWN ORDINARY NEGLIGENCE, except for its own gross negligence or willful misconduct as determined by a nonappealable order of a court of competent jurisdiction. No provision of this Agreement or any other Loan Document or any agreement or instrument contemplated hereby or thereby, the transactions contemplated hereby or thereby shall require any Agent to: (i) expend or risk its own funds or provide indemnities in the performance of any of its duties hereunder or the exercise of any of its rights or power or (ii) otherwise incur any financial liability in the performance of its duties or the exercise of any of its rights or powers, in each case, other than as resulting from its gross negligence or willful misconduct, as determined by a nonappealable order of a court of competent jurisdiction. Anything herein to the contrary notwithstanding, whenever reference is made in this Agreement or any other Loan Document to any action by, consent, designation, specification, requirement or approval of, notice, request or other communication from, or other direction given or action to be undertaken or to be (or not to be) suffered or omitted by the Agents or to any election, decision, opinion, acceptance, use of judgment, expression of satisfaction or other exercise of discretion, rights or remedies to be made (or not to be made) by the Agents hereunder or thereunder, it is understood that in all cases the Agents shall be acting, giving, withholding, suffering, omitting, taking or otherwise undertaking and exercising the same (or shall not be undertaking and exercising the same) as directed by the Required Lenders or the Lenders, as applicable, (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 14.1). Beyond the exercise of reasonable care in the custody of the Collateral in the possession or control of an Agent, such Agent will not have any duty as to any other Collateral or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto. The Agents will be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property, and the Agents will not be liable or responsible for any loss or diminution in the value of any of the Collateral by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by any Agent in good faith.

No Agent shall be responsible or liable for any failure or delay in the performance of its obligations under this Agreement and the other Loan Documents arising out of or caused, directly or indirectly, by circumstances beyond its control, including without limitation, any act or provision of any present or future law or regulation or governmental authority; acts of God; earthquakes; fires; floods; wars; terrorism; civil or military disturbances; sabotage; epidemics; pandemics; riots; interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications service; accidents; labor disputes; acts of civil or military authority or governmental actions; or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility, in each case, other than as resulting from its gross negligence or willful misconduct, as determined by a nonappealable order of a court of competent jurisdiction.

12.2.     Agreements Regarding Collateral and Borrower Materials.

12.2.1     Lien Releases; Care of Collateral.

(a)     Secured Parties authorize Collateral Agent to, and Collateral Agent shall, (1) release any Lien with respect to any Collateral (a) upon Full Payment of the Obligations; (b) if required pursuant to the terms of the New Miner Equipment Intercreditor Agreement, (c) that is the subject of a Permitted Asset Disposition (as defined on the Closing Date) to a Person that is not an Obligor (and Collateral Agent may request that the Obligors certify that such Disposition is a Permitted Asset Disposition and may rely conclusively on any such certificate without further inquiry); (d) with the consent of such Lenders as is required therefor pursuant to Section 14.1; and (e) if the Collateral subject to such Lien is owned by an Obligor, upon release of such Obligor from its obligations under the Loan Documents pursuant to the following clause (2); and (2) upon request of an Obligor, release any Obligor from its obligations under the Loan Documents if such Person ceases to be a Subsidiary as a result of a transaction permitted under the Loan Documents (as in effect on the Closing Date).

(b)    Subject to Section 14.1, Secured Parties authorize Collateral Agent to subordinate its Liens to (but solely to) any Purchase Money Lien or other Permitted Lien expressly entitled to senior priority hereunder (as in effect on the Closing Date, or as modified with the consent of such Lenders as is required therefor pursuant to Section 14.1), and to enter into any Acceptable Intercreditor Agreement or enter into an amendment or other modification to the new Miner Equipment Intercreditor Agreement to effectuate the foregoing. Collateral Agent shall have no obligation to assure that any Collateral exists or is owned by an Obligor, or is cared for, protected or insured, nor to assure that Collateral Agent’s Liens have been properly created, perfected or enforced, or are entitled to any particular priority, nor to exercise any duty of care with respect to any Collateral. Upon request by the Collateral Agent at any time, the Required Lenders (or such other Lenders as is required therefor pursuant to Section 14.1) will confirm in writing the Collateral Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 12.2.1. If any Collateral is Disposed pursuant to a Permitted Asset Disposition to any Person other than an Obligor, such Collateral shall be sold free and clear of the Liens created by the Loan Documents and the Collateral Agent shall, at the expense of the Obligors, take any and all actions reasonably requested by the Obligors to effect the foregoing (provided, that if requested by the Collateral Agent the Obligors shall provide a certification that such Disposition is permitted by this Agreement).

12.2.2    Possession of Collateral. Collateral Agent and Secured Parties appoint each Lender as agent (for the benefit of Secured Parties) for the purpose of perfecting Liens in any Collateral held or controlled by such Lender, to the extent such Liens are perfected by possession or control. If any Lender obtains possession or control of any Collateral, it shall notify Collateral Agent thereof and, promptly upon Collateral Agent’s request, deliver such Collateral to Collateral Agent or otherwise deal with it in accordance with Collateral Agent’s instructions.

12.2.3    Reports. Agents shall promptly provide to Lenders, when complete, any field audit or examination report prepared for either Agent with respect to any Obligor or Collateral (“Report”). Reports and other Borrower Materials may be made available to Lenders by providing access to them on the Platform, but Agents shall not be responsible for system failures or access issues that may occur from time to time. Each Lender agrees (a) that Reports are not intended to be comprehensive audits or examinations, and that any Agent or any other Person performing an audit or examination will inspect only specific information regarding the Obligations or Collateral and will rely significantly upon Borrower’s books, records and representations; (b) that no Agent makes any representation or warranty as to the accuracy or completeness of any Borrower Materials and shall not be liable for any information contained in or omitted from any Borrower Materials, including any Report; and (c) to keep all Borrower Materials confidential and strictly for such Lender’s internal use, not to distribute any Report or other Borrower Materials (or the contents thereof) to any Person (except to such Lender’s Participants, attorneys and accountants provided such Persons are informed of the confidential nature of such Reports and Borrower Materials and instructed to keep them confidential and strictly for such Lender’s use), and to use all Borrower Materials solely for administration of the Obligations. Each Lender shall severally and not jointly indemnify and hold harmless each Agent and any other Person preparing a Report from any action such Lender may take as a result of or any conclusion it may draw from any Borrower Materials, as well as from any Claims arising as a direct or indirect result of any Agent furnishing same to such Lender, via the Platform or otherwise.

12.3.    Reliance By Agents. Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any certification, notice or other communication (including those by telephone, telex, telegram, telecopy or e-mail) believed by it to be genuine and correct and to have been signed, sent or made by the proper Person except to the extent such reliance is the result of the gross negligence or willful misconduct of such Agent. Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon except to the extent such reliance is the result of the gross negligence or willful misconduct of such Agent. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, each Agent may presume that such condition is satisfactory to such Lender unless such Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. EachAgent may consult with legal counsel (who may be counsel for Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. Each Agent shall have a reasonable and practicable amount of time to act upon any instruction, notice or other communication under any Loan Document, and shall not be liable for any delay in acting.

12.4.    Action Upon Default. No Agent shall be deemed to have knowledge of any Default or Event of Default, or of any failure to satisfy any conditions in Section 6, unless it has received written notice from Borrower or Required Lenders specifying the occurrence and nature thereof. If any Lender acquires knowledge of a Default, Event of Default or failure of such conditions, it shall promptly notify Administrative Agent and the other Lenders thereof in writing. Each Secured Party agrees that, except as otherwise expressly provided in any Loan Documents or with the written consent of the Agents and Required Lenders, it will not take any Enforcement Action, accelerate Obligations, or exercise any right that it might otherwise have under Applicable Law to credit bid at foreclosure sales, UCC sales or other Dispositions of Collateral, or to assert any rights relating to any Collateral.

12.5.    Ratable Sharing. If any Lender obtains any payment or reduction of any Obligation, whether through set-off or otherwise, in excess of its share of such Obligation, determined on a Pro Rata basis or in accordance with Section 5.6.1 or 5.6.2, as applicable, such Lender shall forthwith purchase from Administrative Agent and the other Lenders such participations in the affected Obligation as are necessary to share the excess payment or reduction on a Pro Rata basis or in accordance with Section 5.6.1 or 5.6.2, as applicable. If any of such payment or reduction is thereafter recovered from the purchasing Lender, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest. Notwithstanding the foregoing, if a Defaulting Lender obtains a payment or reduction of any Obligation, it shall immediately turn over the amount thereof to Administrative Agent for application under Section 4.2.1(b) and it shall provide a written statement to Administrative Agent describing the Obligation affected by such payment or reduction. No Lender shall set off against any Deposit Account without Administrative Agent’s prior consent.

12.6.    Indemnification. EACH LENDER SHALL SEVERALLY AND NOT JOINTLY INDEMNIFY AND HOLD HARMLESS AGENT INDEMNITEES, TO THE EXTENT NOT REIMBURSED BY OBLIGORS, ON A PRO RATA BASIS, AGAINST ALL CLAIMS THAT MAY BE INCURRED BY OR ASSERTED AGAINST ANY SUCH AGENT INDEMNITEE, PROVIDED, THAT ANY CLAIM AGAINST AN AGENT INDEMNITEE RELATES TO OR ARISES FROM ITS ACTING AS OR FOR ADMINISTRATIVE AGENT (IN THE CAPACITY OF AGENT). In no event shall any Lender have any obligation hereunder to indemnify or hold harmless an Agent Indemnitee with respect to a Claim that is determined in a final, non-appealable judgment by a court of competent jurisdiction to result from the gross negligence or willful misconduct of such Agent Indemnitee. In Administrative Agent’s discretion, it may reserve for any Claims made against an Agent Indemnitee, and may satisfy any judgment, order or settlement relating thereto, from proceeds of Collateral prior to making any distribution of Collateral proceeds to Secured Parties. If any Agent is sued by any receiver, trustee or other Person for any alleged preference or fraudulent transfer, then any monies paid by any Agent in settlement or satisfaction of such proceeding, together with all interest, costs and expenses (including attorneys’ fees) incurred in the defense of same, shall be promptly reimbursed to such Agent by each Lender to the extent of its Pro Rata share.

12.7.    Limitation on Responsibilities of Agents. No Agent shall be liable to any Secured Party for any action taken or omitted to be taken under the Loan Documents, except for losses to the extent caused by such Agent’s gross negligence or willful misconduct. No Agent assumes any responsibility for any failure or delay in performance or any breach by any Obligor, Lender or other Secured Party of any obligations under the Loan Documents. No Agent makes any express or implied representation, warranty or guarantee to Secured Parties with respect to any Obligations, Collateral, Loan Documents or Obligor. No Agent Indemnitee shall be responsible to Secured Parties for any recitals, statements, information, representations or warranties contained in any Loan Documents or Borrower Materials; the execution, validity, genuineness, effectiveness or enforceability of any Loan Documents; the genuineness, enforceability, collectability, value, sufficiency, location or existence of any Collateral, or the validity, extent, perfection or priority of any Lien therein; the validity, enforceability or collectability of any Obligations; or the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any Obligor or Account Debtor. No Agent Indemnitee shall have any obligation to any Secured Party to ascertain or inquire into the existence of any Default or Event of Default, the observance by any Obligor of any terms of the Loan Documents, or the satisfaction of any conditions precedent contained in any Loan Documents.

12.8.     Successor Agent and Co-Agents.

12.8.1    Resignation; Successor Agent. Any Agent may (x) resign at any time by giving at least 30 days’ written notice thereof to Lenders and Borrower (or such shorter time period as agreed to by the Required Lenders), and/or (y) be removed by the Required Lenders on not less than 10 days’ prior written notice. Upon receipt of such notice, Required Lenders shall have the right to appoint a successor Agent which shall be (a) a Lender or an Affiliate of a Lender; or (b) a financial institution reasonably acceptable to Required Lenders. If no successor agent is appointed prior to the effective date of such Agent’s resignation, then such Agent may (but shall not be obligated to) appoint a successor agent that is a financial institution acceptable to it, which shall be a Lender unless no Lender accepts the role. Whether or not a successor has been appointed, such resignation shall become effective. Upon acceptance by a successor Agent of its appointment hereunder, such successor Agent shall thereupon succeed to and become vested with all the powers and duties of the retiring Agent without further act, and the retiring Agent shall be discharged from its duties and obligations hereunder but shall continue to have the benefits of the indemnification set forth in Sections 12.6 and 14.2. Notwithstanding any Agent’s resignation, the provisions of this Section 12 shall continue in effect for its benefit with respect to any actions taken or omitted to be taken by it while an Agent. The resigning Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by such Agent on behalf of the Secured Parties under any of the Loan Documents, the retiring Agent shall continue to hold such collateral security until such time as a successor Agent is appointed) and except for any indemnity payments or other amounts then owed to the resigning Agent, all payments, communications and determinations provided to be made by, to or through such Agent shall instead be made by or to each Lender directly, until such time, if any, as the Required Lenders appoint a successor Agent as provided for above. Any successor to [Wilmington Trust, National Association], by merger or acquisition of stock or this loan shall continue to be Administrative Agent and Collateral Agent hereunder without further act on the part of any Secured Party or Obligor.

12.8.2    Co-Collateral Agent. If necessary or appropriate under Applicable Law, Collateral Agent may appoint a Person to serve as a co-collateral agent or separate collateral agent under any Loan Document. Each right and remedy intended to be available to Collateral Agent under the Loan Document shall also be vested in such agent. Secured Parties shall execute and deliver any instrument or agreement that Collateral Agent may request to effect such appointment. If the agent shall die, dissolve, become incapable of acting, resign or be removed, then all the rights and remedies of such agent, to the extent permitted by Applicable Law, shall vest in and be exercised by Collateral Agent until appointment of a new agent.

12.8.3    Delegation of Duties. Each Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by such Agent. Each Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates. The exculpatory provisions of this Section 12 shall apply to any such sub-agent and to the Affiliates of such Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as an Agent. No Agent shall be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that such Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

12.9.    Non-Reliance on the Agents and the Other Lenders. Each Lender expressly acknowledges that no Agent nor any arranger has made any representation or warranty to it, and that no act by any Agent hereafter taken, including any consent to, and acceptance of any assignment or review of the affairs of any Obligor of any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent to any Lender as to any matter, including whether any Agent has disclosed material information in its (or its Related Parties’) possession. Each Lender represents to the Agents that it has, independently and without reliance upon the Agents, any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis of, appraisal of, and investigation into, the business, prospects, operations, property, financial and other condition and creditworthiness of the Obligors and their Subsidiaries, and all applicable bank or other regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into, or consent to, this Agreement and the other Loan Documents and to extend credit to Borrower hereunder. Each Lender also acknowledges that it will, independently and without reliance upon any Agent, any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Obligors. Each Lender represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility and (ii) it is engaged in making, acquiring or holding commercial loans in the ordinary course and is entering into this Agreement as a Lender for the purpose of making, acquiring or holding commercial loans and providing other facilities set forth herein as may be applicable to such Lender, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument, and each Lender agrees not to assert a claim in contravention of the foregoing. Each Lender represents and warrants that it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities.

12.10.    Remittance of Payments and Collections.

12.10.1    Remittances Generally. All payments by any Lender to Agents shall be made by the time and on the day set forth in this Agreement, in immediately available funds. If no time for payment is specified or if payment is due on demand by the Agents and request for payment is made by an Agent by 11:00 a.m. on a Business Day, payment shall be made by Lender not later than 12:00 p.m. on such day, and if request is made after 11:00 a.m., then payment shall be made by 11:00 a.m. on the next Business Day. Payment by any Agent to any Secured Party shall be made by wire transfer, in the type of funds received by such Agent. Any such payment shall be subject to such Agent’s right of offset for any amounts due from such payee under the Loan Documents.

12.10.2    Failure to Pay. If any Secured Party fails to pay any amount when due by it to any Agent pursuant to the terms hereof, such amount shall bear interest, from the due date until paid in full in Cash, at the rate determined by such Agent as customary for interbank compensation for two Business Days and thereafter at the Default Rate. In no event shall Borrower be entitled to receive credit for any interest paid by a Secured Party to any Agent, nor shall any Defaulting Lender be entitled to interest on any amounts held by any Agent pursuant to Section 4.2.

12.10.3    Recovery of Payments. If any Agent pays an amount to a Secured Party in the expectation that a related payment will be received by such Agent from an Obligor and such related payment is not received, then Administrative Agent may recover such amount from the Secured Party. If any Agent determines that an amount received by it must be returned or paid to an Obligor or other Person pursuant to Applicable Law or otherwise, then, notwithstanding any other term of any Loan Document, such Agent shall not be required to distribute such amount to any Secured Party. If any amounts received and applied by any Agent to any Obligations are later required to be returned by such Agent pursuant to Applicable Law, each Lender shall pay to such, on demand, such Lender’s Pro Rata share of the amounts required to be returned.

12.11.    Individual Capacities. As a Lender, the Agents shall have the same rights and remedies under the Loan Documents as any other Lender, and the terms “Lenders,” “Required Lenders” or any similar term shall include such Agent in its capacity as a Lender, to the extent applicable. Agents, Lenders and their Affiliates may accept deposits from, lend money to, provide bank products to, act as financial or other advisor to, and generally engage in any kind of business with, Obligors and their Affiliates, as if they were not Agents or Lenders hereunder, without any duty to account therefor to any Secured Party. In their individual capacities, Agents, Lenders and their Affiliates may receive information regarding Obligors, their Affiliates and their Account Debtors (including information subject to confidentiality obligations), and shall have no obligation to provide such information to any Secured Party.

12.12.    Erroneous Payments.

12.12.1    Each Lender hereby agrees that (i) if the Administrative Agent notifies any Lender that the Administrative Agent has determined in its sole discretion that any funds received by such Lender from the Administrative Agent were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Lender (whether or not known to such Lender) (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Lender shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received) and (ii) to the extent permitted by applicable law, such Lender shall not assert any right or claim to the Erroneous Payment, and hereby waives any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand claim or counterclaim by the Administrative Agent for the return of any Erroneous Payments received, including without limitation a waiver of any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Lender under this clause shall be conclusive absent manifest error.

12.12.2    Without limiting the immediately preceding clause, each Lender hereby further agrees that if it receives an Erroneous Payment from the Administrative Agent (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent with respect to such Erroneous Payment (an “Erroneous Payment Notice”), (y) that was not preceded or accompanied by an Erroneous Payment Notice, or (z) that the Lender otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), in each case, an error has been made (and that it is deemed to have knowledge of such error at the time of receipt of such Erroneous Payment) with respect to such Erroneous Payment, and to the extent permitted by applicable law, the Lender shall not assert any right or claim to the Erroneous Payment, and hereby waives, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payments received, including without limitation, waiver of any defense based on “discharge for value” or any similar doctrine. Each Lender agrees that, in each such case, it shall promptly (and, in all events, within one Business Day of its knowledge (or deemed knowledge) of such error) notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in all events no later than one Business Day thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made in same day funds (in the currency so received).

12.13.    [Reserved].

12.14.    No Third Party Beneficiaries. This Section 12 is an agreement solely among Secured Parties and Agents, and shall survive Full Payment of the Obligations. This Section 12 does not confer any rights or benefits upon Borrower or any other Person. As between Borrower and Agents, any action that any Agent may take under any Loan Documents or with respect to any Obligations shall be conclusively presumed to have been authorized and directed by Secured Parties.

12.15.    Withholding Tax. To the extent required by any applicable law, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax. If the IRS or any other Governmental Authority asserts a claim that the Administrative Agent did not properly withhold Tax from amounts paid to or for the account of any Lender because the appropriate form was not delivered or was not properly executed or because such Lender failed to notify the Administrative Agent of a change in circumstance which rendered the exemption from, or reduction of, withholding Tax ineffective or for any other reason, such Lender shall severally and not jointly indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax or otherwise, including any penalties or interest and together with all expenses (including legal expenses, allocated internal costs and out-of-pocket expenses) incurred. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this Section. The agreements in this paragraph shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of the commitments and the repayment, satisfaction or discharge of all other Obligations.

12.16.    Agents May File Proofs of Claim; Credit Bidding.

12.16.1    Proofs of Claim. In case of the pendency of any Insolvency Proceeding or any other judicial proceeding relative to any Obligor, the Agents (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Agents shall have made any demand on Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Agents (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Agents and their respective agents and counsel and all other amounts due the Lenders and the Agents) allowed in such judicial proceeding; and

(b)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent.

Nothing contained herein shall be deemed to authorize the Agents to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender to authorize the Agents to vote in respect of the claim of any Lender or in any such proceeding.

12.16.2    Credit Bidding. The Secured Parties hereby irrevocably authorize the Agents, at the direction of the Required Lenders, to take all actions and exercise all rights described in Section 11.2, including to credit bid all or any portion of the Obligations (including accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code of the United States, including under Sections 363, 1123 or 1129 of the Bankruptcy Code of the United States, or any similar Laws in any other jurisdictions to which an Obligor is subject, (b) at any other sale or foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Agents (whether by judicial action or otherwise) in accordance with any applicable Law. In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that would vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) in the asset or assets so purchased (or in the Equity Interests or debt instruments of the acquisition vehicle or vehicles that are used to consummate such purchase). In connection with any such bid (i) the Agents shall be authorized to form one or more acquisition vehicles to make a bid, (ii) to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided, that any actions by the Agents with respect to such acquisition vehicle or vehicles, including any Disposition of the assets or Equity Interests thereof shall be governed, directly or indirectly, by the vote of the Required Lenders, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in Section 14.1.1 of this Agreement), (iii) the Agents shall be authorized to assign the relevant Obligations to any such acquisition vehicle pro rata by the Lenders, as a result of which each of the Lenders shall be deemed to have received a pro rata portion of any Equity Interests and/or debt instruments issued by such an acquisition vehicle on account of the assignment of the Obligations to be credit bid, all without the need for any Secured Party or acquisition vehicle to take any further action, and (iv) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of debt credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Lenders pro rata and the Equity Interests and/or debt instruments issued by any acquisition vehicle on account of the Obligations that had been assigned to the acquisition vehicle shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action.

12.16.3    Exculpatory Provisions. No Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Agents:

(a)    shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b)    shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that such Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided, that no Agent shall be required to take any action that, in its opinion or the opinion of its counsel, may expose such Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Bankruptcy Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Bankruptcy Law;

(c)    shall not have any duty or responsibility to disclose, and shall not be liable for the failure to disclose, to any Lender, any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Obligors or any of their Affiliates, that is communicated to, obtained or in the possession of, any Agent or any of their Related Parties in any capacity, except for notices, reports and other documents expressly required to be furnished to the Lenders by such Agent herein;

(d)    shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as any Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 11.2 and 14.1) or (ii) in the absence of its own gross negligence or willful misconduct, as determined by a court of competent jurisdiction by a final and nonappealable judgment. Each Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to such Agent by Borrower, a Lender;

(e)    shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Security Documents, (v) the value or the sufficiency of any Collateral, or (vi) the satisfaction of any condition set forth in Section 6 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the such Agent.

Notwithstanding anything to the contrary in this Agreement or in any other Loan Document, , in the event that any controversy arises between or among any of the Secured Parties or any other Person in respect of any Collateral or proceeds thereof in the possession or control of any Agent, such Agent shall, to the extent directed by the Required Lenders, have the right to initiate proceedings in any other court of competent jurisdiction permitted under Section 14.14) for a declaratory judgment to determine the rights of such Secured Parties or other Persons with respect to such Collateral or any proceeds thereof. The provisions of this paragraph are in addition to and not in limitation of any right of resignation or other rights or protections afforded to the each Agent pursuant to the terms of this Agreement.

12.17.    Certain ERISA Matters.

(a)    Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of Borrower or any other Obligor, that at least one of the following is and will be true:

(i)    such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments or this Agreement,

(ii)    the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement,

(iii)    (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this

Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or

(iv)    such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)    In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of Borrower or any other Obligor, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

12.18.    Successors By Merger, Etc. Any corporation or association into which any Agent may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer all or substantially all of its corporate trust business and assets as a whole or substantially as a whole, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which such Agent is a party, will be and become the successor to the Administrative Agent or Collateral Agent, as applicable, under this Agreement and will have and succeed to the rights, powers, duties, immunities and privileges as its predecessor, without the execution or filing of any instrument or paper or the performance of any further act.

SECTION 13.    BENEFIT OF AGREEMENT; ASSIGNMENTS

13.1.    Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Borrower, Agents, Lenders, Secured Parties, and their respective successors and assigns, except that (a) Borrower shall not have the right to assign its rights or delegate its obligations under any Loan Documents; (b) any assignment by a Lender must be made in compliance with Section 13.3; and (c) any assignment by any Agent of its role as such must be made in compliance with Section 12.8. Administrative Agent may treat the Person which made any Loan as the owner thereof for all purposes until such Person makes an assignment in accordance with Section 13.3. Any authorization or consent of a Lender shall be conclusive and binding on any subsequent transferee or assignee of such Lender.

13.2.    Participations.

13.2.1    Permitted Participants; Effect. Subject to Section 13.3.3, any Lender may sell to a financial institution (“Participant”) a participating interest in the rights and obligations of such Lender under any Loan Documents. Despite any sale by a Lender of participating interests to a Participant, such Lender’s obligations under the Loan Documents shall remain unchanged, it shall remain solely responsible to the other parties hereto for performance of such obligations, it shall remain the holder of its Loans and Commitments for all purposes, all amounts payable by Borrower shall be determined as if it had not sold such participating interests, and Borrower and Administrative Agent shall continue to deal solely and directly with such Lender in connection with the Loan Documents. Each Lender shall be solely responsible for notifying its Participants of any matters under the Loan Documents, and Administrative Agent and the other Lenders shall not have any obligation or liability to any such Participant. Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.7 and 5.9 (subject to the requirements and limitations of such Sections and Section 5.10; provided, that any documentation required under Section 5.10 shall be delivered solely to the applicable participating Lender) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 13.1. A Participant shall not be entitled to receive any greater payment under Section 3.7 or 5.9 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, except to the extent such entitlement to a greater payment results from a Change in Law occurring after the sale of the participation. Each Lender that sells a participation agrees, at Borrower’s request and expense, to use reasonable efforts to cooperate with Borrower to effectuate the provisions of Sections 3.8 and 13.4 with respect to any Participant.

13.2.2    Voting Rights. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, waiver or other modification of a Loan Document other than that which forgives principal, interest or fees, reduces the stated interest rate or fees payable with respect to any Loan or Commitment in which such Participant has an interest, postpones the Termination Date or any date fixed for any regularly scheduled payment of principal, interest or fees on such Loan or Commitment, or releases Borrower, any Guarantor or substantially all Collateral.

13.2.3    Benefit of Set-Off. Borrower agrees that each Participant shall have a right of set-off in respect of its participating interest to the same extent as if such interest were owing directly to a Lender, and each Lender shall also retain the right of set-off with respect to any participating interests sold by it. By exercising any right of set-off, a Participant agrees to share with Lenders all amounts received through its set-off, in accordance with Section 12.5 as if such Participant were a Lender.

13.2.4    Participant Register. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided, that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations and Section 1.163-5(b) of the Proposed

United States Treasury Regulations (or, in each case, any amended or successor version). The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as the Administrative Agent) shall have no responsibility for maintaining a Participant Register.

13.3.    Assignments.

13.3.1    Permitted Assignments. A Lender may assign to an Eligible Assignee any of its rights and obligations under the Loan Documents, as long as (a) each assignment is of a constant, and not a varying, percentage of the transferor Lender’s rights and obligations under the Loan Documents and, in the case of a partial assignment, is in a minimum principal amount of $1,000,000 (unless otherwise agreed by Administrative Agent in its discretion) and integral multiples of $500,000 in excess of that amount; (b) except in the case of an assignment in whole of a Lender’s rights and obligations, the aggregate amount of the Commitments retained by the transferor Lender is at least $1,000,000 (unless otherwise agreed by Administrative Agent in its discretion) and (c) the parties to each such assignment shall execute and deliver to Administrative Agent, for its acceptance and recording, an Assignment and Acceptance. Nothing herein shall limit the right of a Lender to pledge or assign any rights under the Loan Documents to secure obligations of such Lender, including a pledge or assignment to a Federal Reserve Bank; provided, however, that no such pledge or assignment shall release the Lender from its obligations hereunder nor substitute the pledge or assignee for such Lender as a party hereto.

13.3.2    Effect; Effective Date. Upon delivery to Administrative Agent of an assignment notice in the form of Exhibit B and a processing fee of $3,500 (unless otherwise agreed by Administrative Agent in its discretion), the assignment shall become effective as specified in the notice, if it complies with this Section 13.3. From such effective date, the Eligible Assignee shall for all purposes be a Lender under the Loan Documents, and shall have all rights and obligations of a Lender thereunder. Upon consummation of an assignment, the transferor Lender, Administrative Agent and Borrower shall make appropriate arrangements for issuance of replacement and/or new notes, if applicable. The transferee Lender shall comply with Section 5.10 and deliver, upon request, an administrative questionnaire satisfactory to Administrative Agent.

13.3.3    Certain Assignees. Without the Administrative Agent’s consent, no assignment or participation may be made to Borrower, Affiliate of Borrower, Defaulting Lender or natural person. Any assignment by a Defaulting Lender shall be effective only upon payment by the Eligible Assignee or Defaulting Lender to Administrative Agent of an aggregate amount sufficient, upon distribution (through direct payment, purchases of participations or other compensating actions as Administrative Agent deems appropriate), to satisfy all funding and payment liabilities then owing by the Defaulting Lender hereunder. If an assignment by a Defaulting Lender shall become effective under Applicable Law for any reason without compliance with the foregoing sentence, then the assignee shall be deemed a Defaulting Lender for all purposes until such compliance occurs.

13.3.4    Register. Administrative Agent, acting as a non-fiduciary agent of Borrower, shall maintain (a) a copy of each Assignment and Acceptance delivered to it, and (b) a register for recordation of the names, addresses and Commitments of, and the principal amounts of the Loans (and stated interest) owing to, each Lender (the “Register”). Entries in the Register shall be conclusive, absent manifest error, and Borrower, Administrative Agent and Lenders shall treat each lender recorded in such Register as a Lender for all purposes under the Loan Documents, notwithstanding any notice to the contrary. The Register shall be available for inspection by Borrower and any Lender (but, in the case of any Lender, only with respect to its holdings (unless consented to otherwise in writing by the Administrative Agent)), from time to time upon reasonable notice.

13.3.5    Exit Facility Syndication. The New Money Loan Commitments and the Loans hereunder may be syndicated pursuant to the Exit Facility Syndication in the manner and in the amounts determined in accordance with Exit Facility Syndication Procedures.19

13.4.    Replacement of Certain Lenders. If (a) a Lender (i) fails to give its consent to any amendment, waiver or action for which consent of all Lenders was required and Required Lenders consented, (ii) is a Defaulting Lender, or (iii) requests compensation under Section 3.7, or (b) any Borrower is required to pay additional amounts or indemnity payments with respect to a Lender under Section 5.9, then, in addition to any other rights and remedies that any Person may have, Administrative Agent or Borrower may, by notice to such Lender within 120 days after such event, require such Lender to assign all of its rights and obligations under the Loan Documents to Eligible Assignee(s), pursuant to appropriate Assignment and Acceptance(s), within 20 days after the notice, provided, that (i) in the case of any such assignment resulting from a claim for compensation under Section 3.7 or payments required to be made pursuant to Section 5.9, such assignment will result in a reduction in such compensation or payments thereafter and (ii) a Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling Borrower to require such assignment and delegation cease to apply. Administrative Agent is irrevocably appointed as attorney-in-fact to execute any such Assignment and Acceptance if the Lender fails to execute it. Such Lender shall be entitled to receive, in cash, concurrently with such assignment, all amounts owed to it under the Loan Documents through the date of assignment.

SECTION 14.    MISCELLANEOUS

14.1.    Consents, Amendments, Modifications, and Waivers.

14.1.1    Requisite Consents. No amendment of, modification to, or waiver or consent under (or with respect to any requirement of) this Agreement or any other Loan Document, or any provision or term hereof or thereof (including (x) any waiver of, or any forbearance with respect to any exercise of any rights or remedies upon, any Default or Event of Default, and (y) any extension of any deadline or time required for compliance with any provision of any Loan Document (unless the terms of the Loan Documents, as in effect on the Closing Date, expressly permit such extension to be granted by the Administrative Agent or Collateral Agent acting alone)) (the foregoing, individually or collectively, a “Modification”), shall be effective without the prior written agreement of the Required Lenders (or the Administrative Agent, acting at the written

[19]	NTD: Subject to confirmation as to timing of syndication. To be updated as required to reflect timeline expected by backstop parties.

direction of the Required Lenders in accordance with Section 14.3.6) and each Obligor party to such Loan Document; provided, however, that, notwithstanding the foregoing:

(A)     except with the prior written consent of each Lender adversely affected thereby, no Modification shall, directly or indirectly:

(1)     increase the Commitment of such Lender;

(2)    modify any provision to permit any payment of any principal, interest or other amount due or payable to such Lender to be made in any manner, form, currency or coin except in Dollars in immediately available funds in the form of Cash;

(3)    extend the Delayed Draw Term Loan Commitment Expiration Date, the Maturity Date or the Termination Date applicable to such Lender’s Loans;

(4)    forgive, waive, delay, or reduce the amount of, any payment of any principal, interest, premium, fee, reimbursement or indemnity obligation, or any other amount payable to such Lender hereunder or under any Loan Document, including in connection with any mandatory prepayment owing to such Lender on account of its Loans (except that any waiver of imposition of interest accruing at the Default Rate, and any amendment to the definition of “Default Rate,” shall only require the consent of the Required Lenders);

(5)    reduce (or have the effect of reducing) the rate of interest on any Loan (except that a waiver of the imposition of interest accruing at the Default Rate, and any amendment to the definition of “Default Rate,” shall only require the consent of the Required Lenders), or any rate applicable to any premium, fee, reimbursement or indemnity obligation, or any other amount payable or obligation owing to such Lender;

(6)    waive, amend or modify (x) Section 5.6 of this Agreement, or any waterfall or other provision governing or relating to the order, priority or amount of any payment to any Lender (including from proceeds of Collateral or other payments upon or resulting from any exercise of creditor rights or remedies), (y) Section 12.5 of this Agreement, the definition of Pro Rata, or any provision that requires or contemplates any payment being made Pro Rata or on an equal and ratable basis, or that requires or contemplates any pro rata sharing of payments by, or equal and ratable treatment of, Lenders, as the case may be (including and any provision relating to any optional or voluntary prepayment, redemption, repayment, exchange, modification or refinancing of the Loans (including via open market purchases or in privately negotiated transactions), or (z) any provision of any Loan Document if the effect thereof would be to deprive any Lender of its equal and ratable share of any payment that is otherwise required to be made to it on an equal and ratable basis pursuant to this Agreement as in effect on the Closing Date, in each case of (x), (y) and (z), whether applicable prior to or after an Event of Default, and including pursuant to the Intercreditor Agreement or any other intercreditor agreement, subordination agreement, agreement among lenders other than the New Miner Equipment Intercreditor Agreement; or

(7)    unless otherwise permitted pursuant to the Loan Documents in effect on the date hereof, (x) subordinate (or permit the subordination of) (i) any Loan (or any series or tranche of Loans) or any Obligation, or any right to any payment on account of any Loan or Obligation, to any other Debt or other obligations (such other Debt or obligations, “Subject Debt”), or (ii) any Liens on any Collateral securing any Obligations to any Liens thereon securing any Subject Debt, or (y) permit the ranking or priority of any Loan or Obligation, or any Lien on any Collateral, to be impaired or otherwise adversely affected (including pursuant to the creation of any series or tranche of Loans having priority over any other series or tranche);

(B)    without the prior written consent of each Lender, no Modification shall, directly or indirectly (including pursuant to any forbearance with respect to any exercise of rights or remedies), do (or result in, cause, or have the effect of) any of the following:

(1)    modify or waive (x) any of the provisions of Section 14.1, (y) the definition of “Required Lenders”, or any other definition, term or provision of this Agreement or any other Loan Document that governs, determines or specifies the number or percentage of Lenders, or principal amount of Loans required to effectuate any amendment, modification or waiver under this Agreement or any other Loan Document, or that otherwise limits or conditions the right of any Person from voting as a Lender hereunder, or (z) the definition of “Eligible Assignee”, or Section 13.3, or any other provision that would permit any Loans, Commitments or Obligations to be assigned to Borrower, or any of its Subsidiaries or Affiliates;

(2)    (x) permit (i) the release of all or substantially all of the Collateral (or value thereof) from the Liens securing the Obligations (except upon Full Payment), or (ii) the release of any Lien on any property or assets securing the Obligations (except in the circumstances expressly set forth in Section 12.2 of this Agreement), or (y) modify Section 12.2 of this Agreement;

(3)    permit (x) the release of all or substantially all of the Guarantees of the Obligations (or value thereof), or of the Obligors from any of their obligations (including their Guarantee Obligations or other obligations under any Guaranty, this Agreement or any other Loan Document) (except upon Full Payment), or (y) any Subsidiary to be released from its Guaranty of the Obligations (except in the circumstances expressly set forth in Section 12.2 of this Agreement);

(4)    permit any Subsidiary to become or be designated as “unrestricted” under, or released or exempted from any obligation or requirement applicable to Subsidiaries under the Loan Documents (including any affirmative or negative covenant, further assurance provision or Guaranty or collateral obligation);

(5)    permit the assignment or transfer by the Borrower of all of its rights and obligations under this Agreement or any other Loan Document; or

(6)    unless otherwise permitted pursuant to the Loan Documents in effect on the date hereof, permit any modification to the Intercreditor Agreement (or any other interecreditor agreement, subordination agreement, agreement among lenders or similar) if the effect thereof would be the same or substantially the same as to anything that, if effectuated pursuant to a modification to, or consent under, this Agreement, would have required the consent of each Lender or each Lender adversely affected thereby.

14.1.2    [Reserved].

14.1.3    Limitations. Any waiver or consent granted by Administrative Agent or Lenders hereunder shall be effective only if in writing and only for the matter specified. Further, notwithstanding anything to the contrary contained in this Section 14.1, if following the Closing Date, any Agent and any Obligor shall have jointly identified an obvious error or any error or omission of a technical or immaterial nature, in each case, in any provision of the Loan Documents, then such Agent and the Obligors shall be permitted to amend such provision and such amendment shall become effective without any further action or consent of any other party to any Loan Documents if the same is not objected to in writing by the Required Lenders within five (5) Business Days following receipt of notice thereof.

14.1.4    Exit Facility Syndication Amendments. Notwithstanding anything to the contrary contained in this Section 14.1 or any other Loan Document, for the avoidance of doubt, Schedule 1.1 may be modified at the direction of the Required Lenders to give effect to the Exit Facility Syndication and only the consent of the Administrative Agent (which consent may be provided via email) shall be required to amend and restate Schedule 1.1 to reflect the New Money Loan Commitments after giving effect to the Exit Facility Syndication.

14.2.    Indemnity. Each Obligor shall indemnify each Agent (and any sub-agent thereof), each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Lender Related Person”) against, and hold each Lender Related Person harmless from, any and all losses, claims, damages, liabilities and related expenses (limited, in the case of legal fees and expenses, to the reasonable and documented fees, charges and disbursements of one primary counsel and one local counsel in each relevant jurisdiction for all Lender Related Persons and, in the case of an actual or reasonably perceived conflict of interest, one additional primary counsel (and one additional local counsel in each relevant jurisdiction) per group of similarly situated affected parties), to the extent incurred by any Lender Related Person or asserted against any Lender Related Person by any Person (including Borrower or any other Obligor) arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or, in the case of any Agent (and any sub agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents (including in respect of any matters addressed in Section 5.9), (ii) any Loan or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or Environmental Release of Hazardous Materials on or from any property owned or operated by Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, in all cases, whether based on contract, tort or any other theory, whether brought by a third party or by Borrower or any other Obligor, and regardless of whether any Lender Related Person is a party thereto, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF THE LENDER RELATED PERSON; provided, that such indemnity shall not, as to any Lender Related Person, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Lender Related Person or (y) other than in the case of any Agent or any of its Related Parties, result from a claim brought by Borrower or any other Obligor against a Lender Related Person for a material breach of such Lender Related Person’s obligations hereunder or under any other Loan Document, if Borrower or such Obligor has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction. Without limiting the provisions of Section 5.9.2, this Section 14.2 shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

14.3.     Notices and Communications.

14.3.1    Notice Address. Subject to Section 4.1.3, all notices and other communications by or to a party hereto shall be in writing and shall be given to any Obligor, at Borrower’s address shown on the signature pages hereof, and to any other Person at its address shown on the signature pages hereof (or, in the case of a Person who becomes a Lender after the Closing Date, at the address shown on its Assignment and Acceptance), or at such other address as a party may hereafter specify by notice in accordance with this Section 14.3. Each communication shall be effective only (a) if given by facsimile transmission, when transmitted to the applicable facsimile number, if confirmation of receipt is received or when received by electronic mail; (b) if given by mail, three Business Days after deposit in the U.S. mail, with first-class postage pre-paid, addressed to the applicable address; or (c) if given by personal delivery, when duly delivered to the notice address with receipt acknowledged. Notwithstanding the foregoing, no notice to Administrative Agent pursuant to Sections 2.1.4 or 4.1.1 shall be effective until actually received by the individual to whose attention at Administrative Agent such notice is required to be sent. Any written communication that is not sent in conformity with the foregoing provisions shall nevertheless be effective on the date actually received by the noticed party. Any notice received by Borrower shall be deemed received by Borrower.

14.3.2    Communications. Secured Parties make no assurance as to the privacy or security of electronic communications. E-mail and voice mail shall not be effective notices from the Obligors under the Loan Documents, unless otherwise expressly agreed.

14.3.3    Platform. Borrower Materials shall be delivered pursuant to procedures approved by Administrative Agent, including via e-mail and other electronic delivery (if possible) upon request by Administrative Agent to an electronic system maintained by Administrative Agent (“Platform”). Borrower shall notify Administrative Agent of each posting of Borrower Materials on the Platform and the materials shall be deemed received by Administrative Agent only upon its receipt of such notice. Borrower Materials and other information relating to this credit facility may be made available to Lenders on the Platform. The Platform is provided “as is” and “as available.” Administrative Agent does not warrant the accuracy or completeness of any information on the Platform nor the adequacy or functioning of the Platform, and expressly disclaims liability for any errors or omissions in Borrower Materials or any issues involving the Platform. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS, OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ADMINISTRATIVE AGENT WITH RESPECT TO BORROWER MATERIALS OR THE PLATFORM. Lenders acknowledge that Borrower Materials may include material non-public information of Obligors and should not be made available to any personnel who do not wish to receive such information or who may be engaged in investment or other market-related activities with respect to any Obligor’s securities. No Agent Indemnitee shall have any liability to Borrower, Lenders or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) relating to use by any Person of the Platform or delivery of Borrower Materials, notices and other information through the Platform, any other electronic platform or electronic messaging service, or through the Internet.

14.3.4    Public Information. Obligors and Secured Parties acknowledge that “public” information may not be segregated from material non-public information on the Platform. Secured Parties acknowledge that Borrower Materials may include Obligors’ material non-public information, and should not be made available to personnel who do not wish to receive such information or may be engaged in investment or other market-related activities with respect to an Obligor’s securities.

14.3.5    Non-Conforming Communications. Agents and Lenders may rely upon any communications purportedly given by or on behalf of Borrower even if they were not made in a manner specified herein, were incomplete or were not confirmed, or if the terms thereof, as understood by the recipient, varied from a later confirmation. Borrower shall indemnify and hold harmless each Indemnitee from any liabilities, losses, costs and expenses arising from any electronic or telephonic communication purportedly given by or on behalf of Borrower.

14.3.6    Electronic Mail. Notwithstanding the foregoing, or anything else to the contrary contained herein or in any other Loan Document, the parties hereto agree that (i) if an Agent requires or seeks consent and/or direction of any Lender in connection with exercising any of its rights or powers, or otherwise taking any action, under this Agreement or any other Loan Document (including in connection with providing any consent or waiver that this Agreement or such other Loan Document expressly permits such Agent to provide), such Agent shall be entitled to rely on any such consent and/or direction delivered to it by electronic mail (“e-mail”) by or on behalf of the applicable Lender (including by any investment advisor, manager or similar Person holding itself out as authorized to act on behalf of such Lender or by any counsel thereto or to such Lender), (ii) with respect to (a) any provision of this Agreement or any other Loan Document that permits any date by which any Obligor is required to comply with any obligation hereunder (including any date set forth on Schedule 6.3) or under such other Loan Document to be extended and (b) any amendment, consent, waiver, modification or otherwise of this Agreement or any other Loan Document, in each case, that requires the consent and/or the direction of one or more of the Lenders, each Lender shall be permitted to provide its consent and/or direction via its counsel and, in such case, such consent and/or direction shall be deemed to have been validly provided to the extent that such counsel confirms the same by electronic mail (“e-mail”) to Borrower’s counsel or each Agent’s counsel, as applicable, (it being agreed that, in connection with delivering such e-mail, such counsel shall be permitted to rely on any corresponding consent or direction delivered to such counsel by or on behalf of the applicable Lender (including by any investment advisor, manager or similar entity holding itself out as authorized to act on behalf of such Lender)) and (iii) with respect to (a) any provision of this Agreement or any other Loan Document that permits any date by which any Obligor is required to comply with any obligation hereunder (including any date set forth on Schedule 6.3) or under such other Loan Document to be extended and (b) any amendment, consent, waiver, modification or otherwise of this Agreement or any other Loan Document, in each case, that requires the consent and/or direction of any Agent, such Agent shall be permitted to provide its consent and/or direction via its counsel and, in such case, such consent and/or direction shall be deemed to have been validly provided to the extent that such counsel confirms the same by electronic mail (“e-mail”) to Borrower’s counsel or Lender’s counsel, as applicable, (it being agreed that, in connection with delivering such e-mail, such counsel shall be permitted to rely on any corresponding consent or direction delivered to such counsel by or on behalf of such Agent.

14.4.    Performance of Obligors’ Obligations. Each Agent may (but shall not be obligated to), in its discretion at any time and from time to time, at Borrower’s expense, pay any amount or do any act required of Borrower or any other Obligor under any Loan Documents or otherwise lawfully requested by such Agent to (a) enforce any Loan Documents or collect any Obligations; (b) protect, insure, maintain or realize upon any Collateral; or (c) defend or maintain the validity or priority of Administrative Agent’s Liens in any Collateral, including any payment of a judgment, insurance premium, warehouse charge, finishing or processing charge, or landlord claim, or any discharge of a Lien. All payments, costs and expenses (including Extraordinary Expenses) of the Agents under this Section shall be reimbursed to Administrative Agent by Borrower, within 10 Business Days after demand, with interest from the date incurred until paid in full in Cash, at the Default Rate. Any payment made or action taken by any Agent under this Section shall be without prejudice to any right to assert an Event of Default or to exercise any other rights or remedies under the Loan Documents.

14.5.    Credit Inquiries. Administrative Agent and Lenders may (but shall have no obligation) to respond to usual and customary credit inquiries from third parties concerning any Obligor or any Subsidiary.

14.6.    Severability. Wherever possible, each provision of the Loan Documents shall be interpreted in such manner as to be valid under Applicable Law. If any provision is found to be invalid under Applicable Law, it shall be ineffective only to the extent of such invalidity and the remaining provisions of the Loan Documents shall remain in full force and effect.

14.7.    Cumulative Effect; Conflict of Terms. The provisions of the Loan Documents are cumulative. The parties acknowledge that the Loan Documents may use several limitations or measurements to regulate similar matters, and they agree that these are cumulative and that each must be performed as provided. Except as otherwise provided in another Loan Document (by specific reference to the applicable provision of this Agreement), if any provision contained herein is in direct conflict with any provision in another Loan Document, the provision herein shall govern and control.

14.8.    Counterparts; Execution. Any Loan Document may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement shall become effective when Administrative Agent has received counterparts bearing the signatures of all parties hereto. The words “execute,” “execution,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation Assignment and Acceptances, amendments or other modifications, Notices of Borrowing, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided, that notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.

14.9.    Entire Agreement. Time is of the essence with respect to all Loan Documents and Obligations. The Loan Documents constitute the entire agreement, and supersede all prior understandings and agreements, among the parties relating to the subject matter thereof.

14.10.    Relationship with Lenders. The obligations of each Lender hereunder are several, and no Lender shall be responsible for the obligations or Commitments of any other Lender. Amounts payable hereunder to each Lender shall be a separate and independent debt. It shall not be necessary for any Agent or any other Lender to be joined as an additional party in any proceeding for such purposes. Nothing in this Agreement and no action of any Agent, Lenders or any other Secured Party pursuant to the Loan Documents or otherwise shall be deemed to constitute any Agent and any Secured Party to be a partnership, joint venture or similar arrangement, nor to constitute control of any Obligor.

14.11.    No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated by any Loan Document, each Obligor acknowledges and agrees that (a)(i) this credit facility and any related arranging or other services by any Agent, any Lender, any of their Affiliates or any arranger are arm’s-length commercial transactions between any Obligor and such Person; (ii) each Obligor has consulted its own legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate; and (iii) each Obligor is capable of evaluating, and understand and accept, the terms, risks and conditions of the transactions contemplated by the Loan Documents; (b) each of Agents, Lenders, their Affiliates and any arranger is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for Borrower, any of its Affiliates or any other Person, and has no obligation with respect to the transactions contemplated by the Loan Documents except as expressly set forth therein; and (c) Agents, Lenders, their Affiliates and any arranger may be engaged in a broad range of transactions that involve interests that differ from those of Obligors and their and its Affiliates, and have no obligation to disclose any of such interests to Obligors or their Affiliates. To the fullest extent permitted by Applicable Law, each Obligor hereby waives and releases any claims that it may have against each Agent, Lenders, their Affiliates and any arranger with respect to any breach of agency or fiduciary duty in connection with any transaction contemplated by a Loan Document.

14.12.    Confidentiality. Each Agent and Lenders shall maintain the confidentiality of all Information (as defined below), except that Information may be disclosed (a) to its Affiliates, and to its and their partners, directors, officers, employees, agents, advisors and representatives, as well as financing sources and prospective investors (provided such Persons are informed of the confidential nature of the Information and instructed to keep it confidential); (b) to the extent requested by any governmental, regulatory or self-regulatory authority purporting to have jurisdiction over it or its Affiliates; (c) to the extent required by Applicable Law or by any subpoena or other legal process; (d) to any other party hereto; (e) in connection with any action or proceeding relating to any Loan Documents or Obligations; (f) subject to an agreement containing provisions substantially the same as this Section, to any Transferee or any actual or prospective party (or its advisors) to any bank product; (g) with the consent of Borrower; or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) is available to any Agent, any Lender or any of their Affiliates on a nonconfidential basis from a source other than Borrower. Notwithstanding the foregoing, Agents and Lenders may publish or disseminate general information concerning this credit facility for league table, tombstone and advertising purposes, and may use Borrower’s logos, trademarks or product photographs in advertising materials. As used herein, “Information” means all information received from an Obligor or any Subsidiary relating to it or its business. Any Person required to maintain the confidentiality of Information pursuant to this Section shall be deemed to have complied if it exercises a degree of care similar to that which it accords its own confidential information. Each of Agents and Lenders acknowledges that (i) Information may include material non-public information; (ii) it has developed compliance procedures regarding the use of material non-public information; and (iii) it will handle such material non-public information in accordance with Applicable Law.

14.13.    GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, UNLESS OTHERWISE SPECIFIED, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO CONFLICT OF LAW PRINCIPLES TO THE EXTENT SUCH PRINCIPLES WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

14.14.    Consent to Forum. EACH OBLIGOR HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY STATE COURT SITTING IN THE CITY OF NEW YORK IN THE BOROUGH OF MANHATTAN OR THE UNITED STATES DISTRICT COURT IN THE SOUTHERN DISTRICT OF NEW YORK IN THE BOROUGH OF MANHATTAN, IN ANY DISPUTE, ACTION, LITIGATION OR OTHER PROCEEDING RELATING IN ANY WAY TO ANY LOAN DOCUMENTS, AND AGREES THAT ANY DISPUTE, ACTION, LITIGATION OR OTHER PROCEEDING SHALL BE BROUGHT BY IT SOLELY IN ANY SUCH COURT. BORROWER IRREVOCABLY AND UNCONDITIONALLY WAIVES ALL CLAIMS, OBJECTIONS AND DEFENSES THAT IT MAY HAVE REGARDING ANY SUCH COURT’S PERSONAL OR SUBJECT MATTER JURISDICTION, VENUE OR INCONVENIENT FORUM. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 14.3.1. A final judgment in any proceeding of any such court shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or any other manner provided by Applicable Law.

14.15.    Waivers by Obligors. To the fullest extent permitted by Applicable Law, each Obligor waives (a) the right to trial by jury (which each Agent and each Lender hereby also waives) in any proceeding or dispute of any kind relating in any way to any Loan Documents, Obligations or Collateral; (b) presentment, demand, protest, notice of presentment, default, non-payment, maturity, release, compromise, settlement, extension or renewal of any commercial paper, accounts, documents, instruments, chattel paper and guaranties at any time held by any Agent on which any Obligor may in any way be liable, and hereby ratifies anything any Agent may do in this regard; (c) notice prior to taking possession or control of any Collateral; (d) any bond or security that might be required by a court prior to allowing any Agent to exercise any rights or remedies; (e) the benefit of all valuation, appraisement and exemption laws; (f) any claim against any Agent or any Lender, on any theory of liability, for special, indirect, consequential, exemplary or punitive damages (as opposed to direct or actual damages) in any way relating to any Enforcement Action, Obligations, Loan Documents or transactions relating thereto; and (g) notice of acceptance hereof. Each Obligor acknowledges that the foregoing waivers are a material inducement to Agents and Lenders entering into this Agreement and that they are relying upon the foregoing in their dealings with Obligors. Each Obligor has reviewed the foregoing waivers with its legal counsel and has knowingly and voluntarily waived its jury trial and other rights following consultation with legal counsel. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

14.16.    Patriot Act Notice. Administrative Agent and Lenders hereby notify Obligors that pursuant to the Patriot Act, Administrative Agent and Lenders are required to obtain, verify and record information that identifies each Obligor, including its legal name, address, tax ID number and other information that will allow Administrative Agent and Lenders to identify it in accordance with the Patriot Act. Administrative Agent and Lenders will also require information regarding each guarantor, if any, and may require information regarding each Obligor’s management and owners, such as legal name, address, social security number and date of birth. Each Obligor shall, promptly upon request, provide all documentation and other information as Administrative Agent or any Lender may request from time to time in order to comply with any obligations under any “know your customer,” anti-money laundering or other requirements of Applicable Law.

14.17.    NO ORAL AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN AGREEMENTS BETWEEN THE PARTIES.

14.18.    Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)    the application of any Write-Down and Conversion Powers by an Affected Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an Affected Financial Institution; and

(b)     the effects of any Bail-In Action on any such liability, including, if applicable:

(i)     a reduction in full or in part or cancellation of any such liability;

(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)    the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any Affected Resolution Authority.

14.19.     [Reserved].

14.20.    Acknowledgment Regarding any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States).

(a)    In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b)     As used in this Section 14.20, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following:

i.    a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

ii.    a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

iii.     a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

[Remainder of page intentionally left blank]

Exhibit G

New Warrants Agreement

WEIL DRAFT

WARRANT AGREEMENT

BETWEEN

CORE SCIENTIFIC, INC.

AND

COMPUTERSHARE TRUST COMPANY, N.A. AND COMPUTERSHARE INC.,

AS WARRANT AGENT

[●], 202[●]

i

Exhibit A	-	Form of Tranche 1 Global Warrant Certificate
Exhibit B	-	Form of Tranche 2 Global Warrant Certificate
Exhibit C-1	-	Form of Election to Exercise Book-Entry
Exhibit C-2	-	Form of Election to Exercise Direct Registration Warrants to be Completed by Direct Participant in the Depository Trust Company
Exhibit D	-	Form of Assignment

ii

WARRANT AGREEMENT

This WARRANT AGREEMENT (this “Agreement”), dated as of [●] by and between CORE SCIENTIFIC, INC., a Delaware corporation (the “Company”), and Computershare Inc., a Delaware corporation (“Computershare”) and its affiliate, Computershare Trust Company, N.A., a federally chartered trust company, collectively, as warrant agent (the “Warrant Agent”) (each a “Party” and collectively, the “Parties”).

PRELIMINARY STATEMENTS

WHEREAS, on [●], 2023, the Company, Core Scientific Mining LLC; Core Scientific Acquired Mining LLC; Core Scientific Operating Company; Radar Relay, Inc.; Core Scientific Specialty Mining (Oklahoma) LLC; American Property Acquisition, LLC; Starboard Capital LLC; RADAR LLC; American Property Acquisitions I, LLC; and American Property Acquisitions VII, LLC (collectively, the “ Debtors”) commenced voluntary cases under chapter 11 (“Chapter 11”) of the United States Code (the “Bankruptcy Code”) in the U.S. Bankruptcy Court for the Southern District of Texas, Houston Division (the “Bankruptcy Court”), which cases are being jointly administered before the Bankruptcy Court under the caption In re Core Scientific, Inc., et al., Case No. 22-90341 (CML) (the “Chapter 11 Cases”);

WHEREAS, pursuant to the [Third Amended Joint Chapter 11 Plan of Reorganization of Core Scientific, Inc. and its Debtor Affiliates] the Debtors filed with the Bankruptcy Court on November 16, 2023 [D.I. 1438], (together with all exhibits, appendices and schedules thereto, and as may be amended, modified or supplemented from time to time, the “Plan”), the Company will issue or cause to be issued, on or as soon as reasonably practicable after the Effective Date of the Plan (as defined in the Plan) (the “Issue Date”) (i) warrants (the “Tranche 1 Warrants”) entitling holders thereof to purchase [●] shares of common stock of the Company, [par value $0.00001 per share] (the “Common Stock”) at an exercise price equal to $[●] per share1 (as adjusted in accordance with this Agreement, the “Tranche 1 Exercise Price”), exercisable from the date hereof until the Tranche 1 Expiration Date (as defined herein), on the terms and subject to the conditions set forth in this Agreement; and (ii) warrants (the “Tranche 2 Warrants” and together with the Tranche 1 Warrants, the “Warrants”) entitling holders thereof to purchase [●] shares of Common Stock at an exercise price equal to $0.01 per share (the “Tranche 2 Exercise Price” and, together with the Tranche 1 Exercise Price, each an “Exercise Price”), exercisable from the Tranche 2 Exercisability Date (as defined herein) until the Tranche 2 Expiration Date (as defined herein), on the terms and subject to the conditions set forth in this Agreement;

WHEREAS, the Warrants are being issued pursuant to, and on the terms and subject to the conditions set forth in, the Plan in an offering in reliance on the exemption afforded by section 1145 of the Bankruptcy Code from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), and of any applicable state securities or “blue sky” laws; and

[1]	NTD: Exercise Price equivalent to a TEV of $1.875B.

WHEREAS, the Warrant Agent, at the request of the Company, has agreed to act as the agent of the Company in connection with the issuance, registration, transfer, exchange and exercise of the Warrants.

NOW, THEREFORE, in consideration of the premises and mutual agreements herein set forth, the parties hereto agree as follows:

SECTION 1.     Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with the express terms and conditions hereinafter set forth in this Agreement (and no implied terms or conditions); and the Warrant Agent hereby accepts such appointment, on the express terms and conditions hereinafter set forth.

SECTION 2.     Issuances; Exercise Price. On the terms and subject to the conditions of this Agreement, in accordance with the terms of the Plan, on or as soon as reasonably practicable after the Effective Date, the Company will issue the Warrants in the amounts and to the recipients specified in the Plan. On such date, the Company will deliver, or cause to be delivered, to the Depository (as defined below), one or more global certificates (“Global Warrant Certificates”) evidencing a portion of each of the Tranche 1 Warrants and Tranche 2 Warrants. The remainder of the Warrants shall be issued by book-entry registration on the books of the Warrant Agent (“Book-Entry Warrants”) and shall be evidenced by statements issued by the Warrant Agent from time to time to the registered holder of Book-Entry Warrants reflecting such book-entry position (the “Warrant Statement”). Each Warrant evidenced thereby entitles the holder, upon proper exercise and payment of the applicable Exercise Price, to receive from the Company, as adjusted as provided herein, one fully-paid, non-assessable share of Common Stock. The shares of Common Stock or (as provided pursuant to Section 12 hereof) securities, Cash or other property deliverable upon proper exercise of the Warrants are referred to herein as the “Warrant Shares.” The maximum number of shares of Common Stock issuable pursuant to the Tranche 1 Warrants initially shall be [●] and the number of shares of Common Stock issuable pursuant to the Tranche 2 Warrants initially shall be [●], each as subject to adjustment from time to time pursuant to this Agreement.

SECTION 3.     Form of Warrants. Subject to Section 6 of this Agreement, the Warrants shall be issued (1) via book-entry registration on the books and records of the Warrant Agent and evidenced by Warrant Statements, in customary form and substance or (2) if requested by any holder, in the form of one or more global certificates (the “Global Warrant Certificates”), the forms of election to exercise and of assignment to be printed on the reverse thereof, in substantially the form set forth in Exhibit A attached hereto, with respect to the Tranche 1 Warrants, and Exhibit B attached hereto, with respect to the Tranche 2 Warrants. The Global Warrant Certificates of each of the Tranche 1 Warrants and the Tranche 2 Warrants, may bear such appropriate insertions, omissions, legends, substitutions and other variations as are required or permitted by this Agreement, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with any law or with any rules made pursuant thereto or with any rules of any securities exchange or as may, consistently herewith, be determined by, in the case of Global Warrant Certificates, the Appropriate Officers (as defined herein) executing such Global Warrant Certificates, as evidenced by their execution of the Global Warrant Certificates.

2

If requested by any holder, Global Warrant Certificates shall be deposited with, or with the Warrant Agent as custodian for, The Depository Trust Company (the “Depository”) and registered in the name of Cede & Co., or such other entity designated by the Depository, as the Depository’s nominee. Each Global Warrant Certificate shall represent such number of the outstanding Warrants as specified therein, and each shall provide that it shall represent the aggregate amount of outstanding Warrants from time to time endorsed thereon and that the aggregate amount of outstanding Warrants represented thereby may from time to time be reduced or increased, as appropriate, in accordance with the terms of this Agreement.

SECTION 4.     Execution of Global Warrant Certificates. Global Warrant Certificates shall be signed on behalf of the Company by its Chief Executive Officer, its Chief Financial Officer, its President, its General Counsel, a Vice President, its Secretary, an Assistant Secretary or any other authorized person appointed by the board of directors of the Company from time to time (each, an “Appropriate Officer”). Each such signature upon the Global Warrant Certificates may be in the form of a facsimile or electronic signature of any such Appropriate Officer and may be imprinted or otherwise reproduced on the Global Warrant Certificates and for that purpose the Company may adopt and use the facsimile or electronic signature of any Appropriate Officer.

If any Appropriate Officer who shall have signed any of the Global Warrant Certificates shall cease to be an Appropriate Officer before the Global Warrant Certificates so signed shall have been countersigned by the Warrant Agent or disposed of by the Company, such Global Warrant Certificates nevertheless may be countersigned and delivered or disposed of as though such Appropriate Officer had not ceased to be an Appropriate Officer of the Company, and any Global Warrant Certificate may be signed on behalf of the Company by any Person who, at the actual date of the execution of such Global Warrant Certificate, shall be an Appropriate Officer, although at the date of the execution of this Agreement such Person was not an Appropriate Officer. Global Warrant Certificates shall be dated the date of countersignature by the Warrant Agent and shall represent one or more whole Warrants.

SECTION 5.     Registration and Countersignature. Upon written order of the Company, the Warrant Agent shall (i) register in the Warrant Register (as defined below) the Book-Entry Warrants as well as any Global Warrant Certificates and exchanges and transfers of outstanding Warrants in accordance with the procedures set forth in this Agreement and (ii) upon receipt of the Global Warrant Certificates duly executed on behalf of the Company, countersign by either manual, facsimile or other electronic signature one or more Global Warrant Certificates evidencing Warrants and shall deliver such Global Warrant Certificates to or upon the written order of the Company. Such written order of the Company shall specifically state the number of Warrants that are to be issued as Book-Entry Warrants and the number of Warrants that are to be issued as a Global Warrant Certificate. A Global Warrant Certificate shall be, and shall remain, subject to the provisions of this Agreement until such time as all of the Warrants evidenced thereby shall have been duly exercised or shall have expired or been canceled in accordance with the terms hereof. Each Person in whose name any Warrant is registered (each such registered holder, a “Warrantholder”) shall be bound by all of the terms and provisions of this Agreement (a copy of which is available on request to the Secretary of the Company) as fully and effectively as if such Warrantholder had signed the same.

3

No Global Warrant Certificate shall be valid for any purpose, and no Warrant evidenced thereby shall be exercisable, until such Global Warrant Certificate has been countersigned by the manual, facsimile or other electronic signature of the Warrant Agent. Such signature by the Warrant Agent upon any Global Warrant Certificate executed by the Company shall be conclusive evidence that such Global Warrant Certificate so countersigned has been duly issued hereunder.

The Warrant Agent shall keep, at an office designated for such purpose, books (the “Warrant Register”) in which, subject to such reasonable regulations as it may prescribe, it shall register the Book-Entry Warrants as well as any Global Warrant Certificates and exchanges and transfers of outstanding Warrants in accordance with the procedures set forth in Section 6 of this Agreement, all in form reasonably satisfactory to the Company and the Warrant Agent. No service charge shall be made for any exchange or registration of transfer of the Warrants, but the Company may require payment of a sum sufficient to cover any stamp or other tax or other governmental charge that may be imposed on the Warrantholder in connection with any such exchange or registration of transfer. The Warrant Agent shall have no obligation to effect an exchange or register a transfer unless and until any payments required by the immediately preceding sentence have been made.

Prior to due presentment for registration of transfer or exchange of any Warrant in accordance with the procedures set forth in this Agreement, the Warrant Agent and the Company may deem and treat the Warrantholder as the absolute owner of such Warrant (notwithstanding any notation of ownership or other writing made in a Global Warrant Certificate by anyone), for the purpose of any exercise thereof, any distribution to the Warrantholder thereof and for all other purposes, and neither the Warrant Agent nor the Company shall be affected by notice to the contrary.

SECTION 6.     Registration of Transfers and Exchanges.

(a)    Transfer and Exchange of Global Warrant Certificates or Beneficial Interests Therein. The transfer and exchange of Global Warrant Certificates or beneficial interests therein shall be effected through the Depository, in accordance with this Agreement and the procedures of the Depository therefor.

(b)     Exchange of a Beneficial Interest in a Global Warrant Certificate for a Book-Entry Warrant.

(i)    Any Warrantholder of a beneficial interest in a Global Warrant Certificate may, upon request, exchange such beneficial interest for a Book-Entry Warrant. Upon receipt by the Warrant Agent from the Depository or its nominee of written instructions or such other form of instructions as is customary for the Depository on behalf of any Person having a beneficial interest in a Global Warrant Certificate, the Warrant Agent shall cause, in accordance with the standing instructions and procedures existing between the Depository and Warrant Agent, the number of Warrants represented by the Global Warrant Certificate to be reduced by the number of Warrants to be represented by the Book-Entry Warrants to be issued in exchange for the beneficial interest of such Person in the Global Warrant Certificate and, following such reduction, the Warrant Agent shall register in the name of the Warrantholder a Book-Entry Warrant and deliver to said Warrantholder a Warrant Statement.

4

(ii)    Book-Entry Warrants issued in exchange for a beneficial interest in a Global Warrant Certificate pursuant to this Section 6(b) shall be registered in such names as the Depository, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Warrant Agent. The Warrant Agent shall deliver such Warrant Statements to the Persons in whose names such Warrants are so registered.

(c)    Transfer and Exchange of Book-Entry Warrants. Book-Entry Warrants surrendered for exchange or for registration of transfer pursuant to clause (i) of this Section 6(c) or Section 6(i)(v), shall be cancelled by the Warrant Agent. Such cancelled Book-Entry Warrants shall then be disposed of by or at the direction of the Company in accordance with applicable law. When Book-Entry Warrants are presented to or deposited with the Warrant Agent with a written request:

(i)     to register the transfer of the Book-Entry Warrants; or

(ii)     to exchange such Book-Entry Warrants for an equal number of Book-Entry Warrants of other authorized denominations;

then in each case the Warrant Agent shall register the transfer or make the exchange as requested if its requirements for such transactions are met; provided, however, that the Warrant Agent has received a written instruction of transfer in a form satisfactory to the Warrant Agent, duly executed by the Warrantholder thereof or by his attorney, duly authorized in writing.

(d)    Restrictions on Exchange or Transfer of a Book-Entry Warrant for a Beneficial Interest in a Global Warrant Certificate. A Book-Entry Warrant may not be exchanged for a beneficial interest in a Global Warrant Certificate except upon satisfaction of the requirements set forth below. Upon receipt by the Warrant Agent of appropriate instruments of transfer with respect to a Book-Entry Warrant, in a form satisfactory to the Warrant Agent, together with written instructions directing the Warrant Agent to make, or to direct the Depository to make, an endorsement on the Global Warrant Certificate to reflect an increase in the number of Warrants represented by the Global Warrant Certificate equal to the number of Warrants represented by such Book-Entry Warrant (such instruments of transfer and instructions to be duly executed by the holder thereof or the duly appointed legal representative thereof or by his attorney, duly authorized in writing, such signatures to be guaranteed by an eligible guarantor institution participating in a signature guarantee program approved by the Securities Transfer Association to the extent required by the Warrant Agent or the Depository), then the Warrant Agent shall cancel such Book-Entry Warrant on the Warrant Register and cause, or direct the Depository to cause, in accordance with the standing instructions and procedures existing between the Depository and the Warrant Agent, the number of Warrants represented by the Global Warrant Certificate to be increased accordingly. If no Global Warrant Certificates are then outstanding, the Company shall issue and the Warrant Agent shall countersign a new Global Warrant Certificate representing the appropriate number of Warrants.

(e)    Restrictions on Exchange or Transfer of Global Warrant Certificates. Notwithstanding any other provisions of this Agreement (other than the provisions set forth in

5

Section 6(f)), unless and until it is exchanged in whole for a Book-Entry Warrant, a Global Warrant Certificate may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

(f)    Book-Entry Warrants. If at any time, the Depository for the Global Warrant Certificates notifies the Company that the Depository is unwilling or unable to continue as Depository for the Global Warrant Certificates and a successor Depository for the Global Warrant Certificates is not appointed by the Company within ninety (90) days after delivery of such notice, then the Warrant Agent, upon written instructions signed by an Appropriate Officer of the Company and all other necessary information, shall register Book-Entry Warrants, in an aggregate number equal to the number of Warrants represented by the Global Warrant Certificates, in exchange for such Global Warrant Certificates, in such names and in such amounts as directed by the Depository or, in the absence of instructions from the Depository, the Company.

(g)    Restrictions on Transfers of Warrants. No Warrants shall be sold, exchanged or otherwise transferred in violation of the Securities Act or applicable state securities laws. Each Warrantholder, by its acceptance of any Warrant under this Agreement, acknowledges and agrees that the Warrants (including any Warrant Shares issued upon exercise thereof) were issued pursuant to an exemption from the registration requirement of Section 5 of the Securities Act provided by Section 1145 of the Bankruptcy Code, and to the extent that a Warrantholder is an “underwriter” as defined in Section 1145(b)(1) of the Bankruptcy Code, such Warrantholder may not be able to sell or transfer any Warrant Shares in the absence of an effective registration statement under the Securities Act or an exemption from registration thereunder.

(h)    Cancellation of Global Warrant Certificate. At such time as all beneficial interests in Global Warrant Certificates have either been exchanged for Book-Entry Warrants, redeemed, repurchased or cancelled, all Global Warrant Certificates shall be returned to, or retained and cancelled by, the Warrant Agent, upon written instructions from the Company satisfactory to the Warrant Agent.

(i)     Obligations with Respect to Transfers and Exchanges of Warrants.

(i)    To permit registrations of transfers and exchanges, the Company shall execute Global Warrant Certificates, if applicable, and the Warrant Agent is hereby authorized, in accordance with the provisions of Section 5 and this Section 6, to countersign such Global Warrant Certificates, if applicable, or register Book-Entry Warrants, if applicable, as required pursuant to the provisions of this Section 6 and for the purpose of any distribution of new Global Warrant Certificates contemplated by Section 9 or additional Global Warrant Certificates contemplated by Section 12.

(ii)    All Book-Entry Warrants and Global Warrant Certificates issued upon any registration of transfer or exchange of Book-Entry Warrants or Global Warrant Certificates shall be the valid obligations of the Company, entitled to the same benefits under this Agreement as the Book-Entry Warrants or Global Warrant Certificates surrendered upon such registration of transfer or exchange.

6

(iii)    No service charge shall be made to a Warrantholder for any registration, transfer or exchange but the Company may require payment of a sum sufficient to cover any stamp or other tax or other governmental charge that may be imposed on the Warrantholder in connection with any such exchange or registration of transfer. Neither the Company nor the Warrant Agent shall be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issuance of Warrants or any certificates for Warrant Shares in a name other than that of the Warrantholder of the surrendered Warrants, and the Company shall not be required to issue or deliver such Warrants or the certificates representing the Warrant Shares unless or until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid. The Warrant Agent shall have no duty or obligation to deliver such Warrants or the certificates representing such Warrant Shares unless and until it is satisfied that all such taxes and charges have been paid.

(iv)    So long as the Depository, or its nominee, is the registered owner of a Global Warrant Certificate, the Depository or such nominee, as the case may be, will be considered the sole owner or Warrantholder of the Warrants represented by such Global Warrant Certificate for all purposes under this Agreement. Except as provided in Sections 6(b) and 6(f) upon the exchange of a beneficial interest in a Global Warrant Certificate for Book-Entry Warrants, owners of beneficial interests in a Global Warrant Certificate will not be entitled to have any Warrants registered in their names, and will under no circumstances be entitled to receive physical delivery of any such Warrants and will not be considered the owners or Warrantholders thereof under the Warrants or this Agreement. Neither the Company nor the Warrant Agent, in its capacity as registrar for such Warrants, will have any responsibility or liability for any aspect of the records relating to beneficial interests in a Global Warrant Certificate or for maintaining, supervising or reviewing any records relating to such beneficial interests. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Warrant Agent or any agent of the Company or the Warrant Agent from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair the operations of customary practices of the Depository governing the exercise of the rights of a holder of a beneficial interest in a Global Warrant Certificate.

(v)    Subject to Sections 6(b), 6(c) and 6(d) hereof, and this Section 6(i), the Warrant Agent shall, upon receipt of all information required to be delivered hereunder and any evidence of authority that may be reasonably required by the Warrant Agent, from time to time register the transfer of any outstanding Warrants in the Warrant Register, upon surrender of Global Warrant Certificates, if applicable, representing such Warrants at the Warrant Agent Office (as defined below), duly endorsed, and accompanied by a completed form of assignment substantially in the form of Exhibit C hereto (or with respect to a Book-Entry Warrant, only such completed form of assignment substantially in the form of Exhibit C hereto), duly signed by the Warrantholder thereof or by the duly appointed legal representative thereof or by a duly authorized attorney, such signature to be guaranteed by a participant in the Securities Transfer Agent Medallion Program, the Stock Exchanges Medallion Program or the New York Stock Exchange, Inc. Medallion Signature Program. Upon any such registration of transfer, a new Global Warrant Certificate or a Warrant Statement, as the case may be, shall be issued to the transferee.

7

SECTION 7. Duration and Exercise of Warrants.

(a)    Subject to the terms of this Agreement, (i) each Tranche 1 Warrant shall be exercisable, in whole or in part, at any time and from time to time beginning after the Issue Date and ending at 5:00 p.m., New York City time, on [[●]]2 or, if such date is not a Business Day, the next subsequent Business Day (such date, the “Tranche 1 Expiration Date”), and (ii) each Tranche 2 Warrant shall be exercisable, in whole or in part, at any time and from time to time beginning on the Tranche 2 Exercisability Date and ending at 5:00 p.m., New York City time on [[●]]3, or, if such date is not a Business Day, the next subsequent Business Day (such date, the “Tranche 2 Expiration Date” and, together with the Tranche 1 Expiration Date, each an “Expiration Date”). The Company shall promptly provide the Warrant Agent written notice of the Tranche 1 Expiration Date and the Tranche 2 Expiration Date, as applicable. After 5:00 p.m., New York City time, on the Tranche 1 Expiration Date or the Tranche 2 Expiration Date, as applicable, the Warrants will become void and of no value, and may not be exercised.

(b)    The Tranche 2 Warrants shall become exercisable following the date on which the VWAP of the Company’s shares of Common Stock equals or exceeds $[●]4 on each Trading Day for twenty (20) consecutive Trading Days (the “TEV Triggering Event”), as determined pursuant to this Section 7(b). The Company shall, promptly following the occurrence of the TEV Triggering Event, and in any event no later than five (5) Business Days following the event triggering exercisability, cause notice to be given to the Holder that the Tranche 2 Warrants have become exercisable. In lieu of such notice, the Company may provide public notice regarding the exercisability of the Tranche 2 Warrants by furnishing a Form 8-K to the SEC (if applicable) or publishing a press release. The date of the occurrence of such TEV Triggering Event causing the Tranche 2 Warrants to become exercisable is the “Tranche 2 Exercisability Date.” The Company shall promptly provide notice to the Warrant Agent of the Tranche 2 Exercisability Date.

(c)    Subject to the provisions of this Agreement, the Warrantholder may exercise the warrants as follows:

(i)    registered holders of Book-Entry Warrants must provide written notice of such election (“Warrant Exercise Notice”) to exercise the Warrant to the Company and the Warrant Agent at the addresses set forth in Section 20 no later than 5:00 p.m., New York City time, on the applicable Expiration Date, which Warrant Exercise Notice shall be substantially in the form set forth in Exhibit C-1 hereto, properly completed and executed by the registered holder of the Book-Entry Warrant and paying (x) the applicable Exercise Price multiplied by the number of Warrant Shares in respect of which any Warrants are being exercised on the date the notice is provided to the Warrant Agent or (y) in the case of a Cashless Exercise of the Tranche 2 Warrants, paying the required consideration in the manner set forth in Section 7(d), in each case, together with any applicable taxes and governmental charges;

[2]	NTD: To be three years from the Issue Date.
[3]	NTD: To be five years from the Issue Date.
[4]	NTD: Price implied by TEV of $2.5B.

8

(ii)     or, with respect to Warrants held through the book-entry facilities of the Depository, (x) a Warrant Exercise Notice to exercise the Warrant must be sent to the Company and the Warrant Agent at the addresses set forth in Section 20 no later than 5:00 p.m., New York City time, on the applicable Expiration Date, which Warrant Exercise Notice shall be substantially in the form set forth in Exhibit C-2 hereto, properly completed and executed by the Warrantholder; provided that such written notice may only be submitted with respect to Warrants held through the book-entry facilities of the Depository, by or through Persons that are direct participants in the Depository; (y) such Warrants shall be delivered no later than 5:00 p.m., New York City time, on the Settlement Date, to the Warrant Agent by book-entry transfer through the facilities of the Depository, if such Warrants are represented by a Global Warrant Certificate; and (z) a payment must be made, of (A) the applicable Exercise Price multiplied by the number of Warrant Shares in respect of which any Warrants are being exercised or (B) in the case of a Cashless Exercise of the Tranche 2 Warrants, the required consideration in the manner set forth in Section 7(d), in each case, together with any applicable taxes and governmental charges. The date that is two (2) Business Days after a Warrant Exercise Notice is timely delivered is referred to for all purposes under this Agreement as the “Settlement Date.”

To the extent a Warrant Exercise Notice (as defined below) is delivered in respect of a Warrant no later than 5:00 p.m., New York City time, on the applicable Expiration Date, but the other deliveries and payments specified in clause (i) and (ii) above are effected thereafter but no later than 5:00 p.m., New York City time, on the Business Day immediately preceding the Settlement Date, the Warrants shall nonetheless be deemed exercised prior to the applicable Expiration Date for the purposes of this Agreement.

(d)    The aggregate Exercise Price shall be payable in lawful money of the United States of America either by certified or official bank check payable to the order of the Company or by wire transfer of immediately available funds or otherwise as agreed with the Company.

(e)    In the case of the Tranche 2 Warrants, following the Tranche 2 Exercisability Date, in lieu of paying the aggregate Tranche 2 Exercise Price as set forth in Section 7(d), provided the Common Stock is listed or admitted for trading on a national securities exchange or an over-the-counter market or comparable system, subject to the provisions of this Agreement, each Tranche 2 Warrant shall entitle the Warrantholder, at the election of such Warrantholder, to exercise the Tranche 2 Warrant by authorizing the Company to withhold from issuance a number of Warrant Shares issuable upon exercise of all Tranche 2 Warrants being exercised by such Warrantholder at such time which, when multiplied by the Current Market Price of the Warrant Shares, is equal to the aggregate Tranche 2 Exercise Price, and such withheld Warrant Shares shall no longer be issuable under such Warrants (a “Cashless Exercise”). The formula for determining the number of Warrant Shares to be issued in a Cashless Exercise is as follows:

X =(A – B)/A)*C, where:

X =	the number of Warrant Shares issuable for each Tranche 2 Warrant exercised.

9

A =	the Current Market Price of a Warrant Share on the Business Day immediately preceding the date on which the Warrantholder delivers the Warrant Exercise Notice.

B =	the Tranche 2 Exercise Price

C =	the number of Warrant Shares as to which a Warrant is then being exercised including the withheld Warrant Shares.

If the foregoing calculation results in a negative number, then no Warrant Shares shall be issuable via a Cashless Exercise. The number of Warrant Shares to be issued on such exercise will be determined by the Company (with written notice thereof to the Warrant Agent) using the formula set forth in this Section 7(e). The Warrant Agent shall have no duty or obligation to investigate or confirm whether the Company’s determination of the number of Warrant Shares to be issued on such exercise, pursuant to this Section 7(e), is accurate or correct.

Notwithstanding the foregoing, no Cashless Exercise shall be permitted if, as the result of any adjustment made pursuant to Section 12, at the time of such Cashless Exercise, Warrant Shares include a Cash component and the Company would be required to pay Cash to a Warrantholder upon an exercise of Warrants.

(f)    Any exercise of a Warrant pursuant to the terms of this Agreement shall be irrevocable and shall constitute a binding agreement between the Warrantholder and the Company, enforceable in accordance with its terms.

(g)    The Warrant Agent shall:

(i)    examine all Warrant Exercise Notices and all other documents delivered to it by or on behalf of the Warrantholders as contemplated hereunder to ascertain whether or not, on their face, such Warrant Exercise Notices and any such other documents have been executed and completed in accordance with their terms and the terms hereof;

(ii)    where a Warrant Exercise Notice or other document appears on its face to have been improperly completed or executed or some other irregularity in connection with the exercise of the Warrants exists, the Warrant Agent shall endeavor to inform the appropriate parties (including the Person submitting such instrument) of the need for fulfillment of all requirements, specifying those requirements which appear to be unfulfilled;

(iii)    inform the Company of and cooperate with and assist the Company in resolving any discrepancies between Warrant Exercise Notices received and delivery of Warrants to the Warrant Agent’s account;

(iv)    advise the Company no later than three (3) Business Days after receipt of a Warrant Exercise Notice, of (i) the receipt of such Warrant Exercise Notice and the number of Warrants exercised in accordance with the terms and conditions of this Agreement, (ii) the instructions with respect to delivery of the shares of Common Stock of the Company deliverable upon such exercise, subject to timely receipt from the Depository of the necessary information, and (iii) such other information as the Company shall reasonably require; and

10

(v)    subject to Common Stock being made available to the Warrant Agent by or on behalf of the Company for delivery to the Depository, liaise with the Depository and endeavor to effect such delivery to the relevant accounts at the Depository in accordance with its requirements.

(h)    All questions as to the validity, form and sufficiency (including time of receipt) of a Warrant Exercise Notice will be determined by the Company (acting in good faith). The Warrant Agent shall incur no liability for or in respect of such determination by the Company. The Company reserves the right to reject any and all Warrant Exercise Notices not in proper form or for which any corresponding agreement by the Company to exchange would, in the opinion of the Company, be unlawful. Such determination by the Company (acting in good faith) shall be final and binding on the Warrantholders, absent manifest error. The Company reserves the absolute right to waive any of the conditions to the exercise of Warrants or defects in Warrant Exercise Notices with regard to any particular exercise of Warrants. Neither the Company nor the Warrant Agent shall be under any duty to give notice to the Warrantholders of the Warrants of any irregularities in any exercise of Warrants, nor shall it incur any liability for the failure to give such notice.

(i)    As soon as practicable after the exercise of any Warrant as set forth in Section 7(f), the Company shall issue, or otherwise deliver, or cause to be issued or delivered, in authorized denominations to or upon the order of the Warrantholder of the Warrants, either:

(i)    if such Warrantholder holds the Warrants being exercised through the Depository’s book-entry transfer facilities, by same-day or next-day credit to the Depository for the account of such Warrantholder or for the account of a participant in the Depository the number of Warrant Shares to which such Warrantholder is entitled, in each case registered in such name and delivered to such account as directed in the Warrant Exercise Notice by such Warrantholder or by the direct participant in the Depository through which such Warrantholder is acting, or

(ii) if such Warrantholder holds the Warrants being exercised in the form of Book-Entry Warrants, a book-entry interest in the Warrant Shares registered on the books of the Company’s transfer agent or, at the Company’s option, by delivery to the address designated by such Warrantholder in its Warrant Exercise Notice of a physical certificate representing the number of Warrant Shares to which such Warrantholder is entitled, in fully registered form, registered in such name or names as may be directed by such Warrantholder. Such Warrant Shares shall be deemed to have been issued and any Person so designated to be named therein shall be deemed to have become a Warrantholder as of the Close of Business on the date of the delivery thereof.

If less than all of the Warrants evidenced by a Global Warrant Certificate surrendered upon the exercise of Warrants are exercised at any time prior to the date of expiration for the Warrants, a new Global Warrant Certificate or Certificates shall be issued for the remaining number of Warrants evidenced by the Global Warrant Certificate so surrendered, and the Warrant

11

Agent is hereby authorized to countersign the required new Global Warrant Certificate or Certificates pursuant to the provisions of Section 5, Section 6 and this Section 7. The Person in whose name any certificate or certificates for the Warrant Shares are to be issued (or such Warrant Shares are to be registered, in the case of a book-entry transfer) upon exercise of a Warrant shall be deemed to have become the Warrantholder of such Warrant Shares on the date such Warrant Exercise Notice is delivered.

SECTION 8. Cancellation of Warrants. Upon the Tranche 1 Expiration Date or Tranche 2 Expiration Date, as applicable (if not already properly exercised), or if the Company shall purchase or otherwise acquire such Warrants, the Global Warrant Certificates and the Book-Entry Warrants representing such Warrants shall thereupon be delivered to the Warrant Agent, if applicable, and be cancelled by it and retired. The Warrant Agent shall cancel all Global Warrant Certificates surrendered for exchange, substitution, transfer or exercise in whole or in part. Such cancelled Global Warrant Certificates shall thereafter be disposed of in a manner satisfactory to the Company provided in writing to the Warrant Agent, subject to any applicable law, rule or regulation requiring the Warrant Agent to retain such canceled certificates. The Warrant Agent shall (x) advise an authorized representative of the Company as directed by the Company by the end of each day or on the next Business Day following each day on which Warrants were exercised, of (i) the number of shares of Common Stock issued upon exercise of a Warrant, (ii) the delivery of Global Warrant Certificates evidencing the balance, if any, of the shares of Common Stock issuable after such exercise of the Warrant and (iii) such other information as the Company shall reasonably require and (y) forward funds received for warrant exercises in a given month by the fifth (5th) Business Day of the following month by wire transfer to an account designated by the Company. The Warrant Agent promptly shall confirm such information to the Company in writing. The Warrant Agent shall keep copies of this Agreement and any notices given or received hereunder.

SECTION 9. Mutilated or Missing Global Warrant Certificates. If any of the Global Warrant Certificates shall be mutilated, lost, stolen or destroyed, the Company shall issue, and the Warrant Agent shall countersign by either manual, electronic or facsimile signature and deliver, in exchange and substitution for and upon cancellation of the mutilated Global Warrant Certificate, or in lieu of and substitution for the Global Warrant Certificate lost, stolen or destroyed, a new Global Warrant Certificate of like tenor and representing an equivalent number of Warrants, but only upon receipt of (i) evidence reasonably satisfactory to the Company and the Warrant Agent of the loss, theft or destruction of such Global Warrant Certificate; (ii) an open penalty surety bond and holding the Warrant Agent and Company harmless, if requested by either the Company or the Warrant Agent, also satisfactory to them; and (iii) absent notice to the Warrant Agent that such certificates have been acquired by a bona fide purchaser. Applicants for such substitute Global Warrant Certificates shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company or the Warrant Agent may prescribe and as required by Section 8-405 of the Uniform Commercial Code as in effect in the State of New York.

SECTION 10. Reservation of Warrant Shares. For the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon exercise of Warrants, the Company will, at all times through the Tranche 1 Expiration Date and the Tranche 2 Expiration Date, as applicable (or, through 5:00 p.m., New York City time, on the Settlement Date with respect to any Warrant Exercise Notice delivered prior to 5:00 p.m., New York City time, on the Tranche 1 Expiration

12

Date and the Tranche 2 Expiration Date, as applicable), reserve and keep available, free from preemptive rights and out of its aggregate authorized but unissued or treasury shares of Common Stock, shares of Common Stock equal to the number of Warrant Shares deliverable upon the exercise of all outstanding Warrants, and the transfer agent for the Company’s Common Stock (such agent, in such capacity, as may from time to time be appointed by the Company, the “Transfer Agent”) is hereby irrevocably authorized and directed at all times to reserve such number of authorized and unissued or treasury shares of Common Stock as shall be required for such purpose. The Company will keep a copy of this Agreement on file with such Transfer Agent and with every transfer agent for any Warrant Shares issuable upon the exercise of Warrants pursuant to Section 7. The Warrant Agent is hereby irrevocably authorized to requisition from time to time from such Transfer Agent stock certificates issuable upon exercise of outstanding Warrants, and the Company will supply such Transfer Agent with duly executed stock certificates for such purpose.

The Company covenants that all Warrant Shares issued upon exercise of the Warrants will, upon issuance in accordance with the terms of this Agreement, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens, charges and security interests created by or imposed upon the Company with respect to the issuance and holding thereof.

SECTION 11. List. The Company will use reasonable best efforts to list the Warrants on each securities exchange or market, if any, on which the Common Stock issued by the Company has been listed.

SECTION 12. Adjustments and Other Rights of Warrants.

(a)     The Tranche 1 Exercise Price, the number of Warrant Shares issuable upon the exercise of each Tranche 1 Warrant and the number of Tranche 1 Warrants outstanding are subject to adjustment from time to time upon the occurrence of the following:

(i)     The issuance of Common Stock as a dividend or distribution to all holders of Common Stock, or a subdivision or combination of Common Stock, in which event the Tranche 1 Exercise Price shall be adjusted based on the following formula:

EP1 = EP0 * (OS0 / OS1)

where:

EP0	=	the Tranche 1 Exercise Price in effect immediately prior to the Close of Business on the Record Date for such dividend or distribution, or immediately after the Open of Business on the effective date for such subdivision or combination, as the case may be;

EP1	=	the Tranche 1 Exercise Price in effect immediately after the Close of Business on the Record Date for such dividend or distribution, or immediately after the Open of Business on the effective date for such subdivision or combination, as the case may be;

13

OS0	=	the number of shares of Common Stock outstanding immediately prior to the Close of Business on the Record Date for such dividend, distribution, subdivision or combination, or immediately prior to the Open of Business on the effective date for such subdivision or combination, as the case may be; and

OS1	=	the number of shares of Common Stock that would be outstanding immediately after, and solely as a result of, such dividend, distribution, subdivision or combination.

Such adjustment shall become effective immediately after the Close of Business on the Record Date for such dividend or distribution, or immediately after the Open of Business on the effective date for such subdivision or combination, as the case may be. If any dividend or distribution or subdivision or combination of the type described in this Section 12(a)(i) is declared or announced but not so paid or made, the Tranche 1 Exercise Price shall again be adjusted to be the Tranche 1 Exercise Price that would then be in effect if the distribution or subdivision or combination had not been declared or announced, as the case may be.

(ii)     The issuance to all holders of Common Stock of rights or warrants entitling them for a period expiring 60 days or less from the date of issuance of such rights or warrants to purchase shares of Common Stock (or securities convertible into Common Stock) at less than (or having a conversion price per share less than) the Current Market Price of Common Stock, in which event the Tranche 1 Exercise Price will be adjusted based on the following formula:

EP0	=	the Tranche 1 Exercise Price in effect immediately prior to the Close of Business on the Record Date for such issuance;

EP1	=	the Tranche 1 Exercise Price in effect immediately after the Close of Business on the Record Date for such issuance;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the Close of Business on the Record Date for such issuance;

X	=	the total number of shares of Common Stock issuable pursuant to such rights, warrants or convertible securities; and

Y	=	the aggregate price payable to exercise such rights, warrants or convertible securities divided by the Current Market Price.

Such adjustment shall become effective immediately after the Close of Business on the Record Date for such issuance. In the event that the issuance of such rights, warrants or convertible securities is announced but such rights, warrants or convertible securities are not so issued, the Tranche 1 Exercise Price shall again be adjusted to be the Tranche 1 Exercise Price that would then be in effect if the Record Date for such issuance had not occurred. To the extent that such rights or warrants are not exercised prior to their expiration or shares of Common Stock are otherwise not delivered pursuant to such rights, warrants or convertible securities, upon the

14

expiration, termination or maturity of such rights, warrants or convertible securities, the Tranche 1 Exercise Price shall be readjusted to the Tranche 1 Exercise Price that would then be in effect had the adjustments made upon the issuance of such rights, warrants or convertible securities been made on the basis of the delivery of only the number of shares of Common Stock actually delivered. In determining the aggregate price payable for such shares of Common Stock, there shall be taken into account any consideration received for such rights or warrants, as well as any consideration received in connection with the conversion of any convertible securities issued upon exercise of such rights or warrants, and the value of such consideration, if other than Cash, shall be determined in good faith by the Board of Directors.

(iii)     The dividend or distribution to all holders of Common Stock of (i) shares of the Company’s Capital Stock (other than Common Stock), (ii) evidences of the Company’s indebtedness, (iii) rights or warrants to purchase the Company’s securities (other than Common Stock) or the Company’s assets or (iv) property or Cash, in which event the Tranche 1 Exercise Price will be adjusted based on the following formula:

EP0	=	the Tranche 1 Exercise Price in effect immediately prior to the Close of Business on the Record Date for such dividend or distribution;

EP1	=	the Tranche 1 Exercise Price in effect immediately after the Close of Business on the Record Date for such dividend or distribution;

SP0	=	the Current Market Price; and

FMV	=	the Market Price, on the Record Date for such dividend or distribution, of the shares of Capital Stock, evidences of indebtedness or property, rights or warrants so distributed or the amount of Cash expressed as an amount per share of outstanding Common Stock.

However, if the transaction that gives rise to an adjustment pursuant to this subclause (c) is one pursuant to which the payment of a dividend or other distribution on Common Stock consists of shares of capital stock of, or similar equity interests in, a Subsidiary of the Company or other business unit of the Company (i.e., a spin-off) that are, or, when issued, will be, traded or quoted on any national or regional securities exchange or market, then the Tranche 1 Exercise Price will instead be adjusted based on the following formula:

EP0	=	the Tranche 1 Exercise Price in effect immediately prior to the Close of Business on the Record Date for such dividend or distribution;

EP1	=	the Tranche 1 Exercise Price in effect immediately after the Close of Business on the Record Date for such dividend or distribution;

15

FMV0	=	the average of the Closing Sale Prices of the Capital Stock or similar equity interests distributed to holders of Common Stock applicable to one share of Common Stock over the 10 consecutive Trading Days commencing on, and including, the third Trading Day after the Ex-Date for such dividend or distribution; and

MP0	=	the average of the Closing Sale Prices of the Common Stock over the 10 consecutive Trading Days commencing on, and including, the third Trading Day after the Ex- Date for such dividend or distribution.

Such decrease shall become effective immediately after the Ex-Date for such dividend or distribution. In the event that such dividend or distribution is declared or announced but not so paid or made, the Tranche 1 Exercise Price shall again be adjusted to be the Tranche 1 Exercise Price which would then be in effect if such distribution had not been declared or announced.

(iv)    For the purposes of Section 12(a)(i), (ii) and (iii), any dividend or distribution to which Section 12(a)(iii) is applicable that also includes shares of Common Stock, or rights or warrants to subscribe for or purchase shares of Common Stock (or both) to which Section 12(a)(i) and/or (ii) is applicable, shall be deemed instead to be (x) a dividend or distribution of the indebtedness, assets or shares or other property to which Section 12(a)(iii) applies (and any Tranche 1 Exercise Price adjustment required by Section 12(a)(iii) with respect to such dividend or distribution shall be made in respect of such dividend or distribution) immediately followed (y) by a dividend or distribution of the shares of Common Stock or such rights or warrants to which Section 12(a)(i) and/or (ii), as applicable, applies (and any further Tranche 1 Exercise Price adjustment required by Section 12(a)(i) and/or (ii) with respect to such dividend or distribution shall then be made), except, for purposes of such adjustment, any shares of Common Stock included in such dividend or distribution shall not be deemed “outstanding immediately prior to the Close of Business on the Record Date.”

(v)    If the Company or any of its Subsidiaries makes a payment in respect of a tender or exchange offer for the Common Stock (other than an odd-lot tender offer), to the extent that the Cash and value of any other consideration included in the payment per share of the Common Stock exceeds the average of the Closing Sale Prices of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Tranche 1 Exercise Price shall be reduced based on the following formula:

16

where,

EP0	=	the Tranche 1 Exercise Price in effect immediately prior to the Close of Business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

EP1	=	the Tranche 1 Exercise Price in effect immediately after the Close of Business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

AC	=	the aggregate value of all Cash and any other consideration (as determined by the Board of Directors in good faith) paid or payable for shares of Common Stock purchased in such tender or exchange offer;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the date such tender or exchange offer expires (prior to giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer);

OS1	=	the number of shares of Common Stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer); and

SP1	=	the average of the Closing Sale Prices of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires.

(vi)     Recapitalizations, Reclassifications and Other Changes other than a Change of Control Transaction.

(1)     If any of the following events occur:

A.     any recapitalization;

B.    any reclassification or change of the outstanding shares of Common Stock (other than changes resulting from a subdivision or combination to which Section 12(a)(i) applies);

C.     any consolidation, merger or combination involving the Company;

D.    any sale or conveyance to a third party of all or substantially all of the Company’s assets; or

E.     any statutory share exchange,

in each case, other than an event that constitutes a “Change of Control Transaction” as defined in Section 12(a)(xiv) below,

17

(each such event a “Reorganization Event”), in each case as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets (including Cash or any combination thereof) (the “Reference Property”), then following the effective time of the transaction, the right to receive shares of Common Stock upon exercise of a Tranche 1 Warrant shall be changed to a right to receive, upon exercise of such Tranche 1 Warrant, the kind and amount of shares of stock, other securities or other property or assets (including Cash or any combination thereof) that a holder of one share of Common Stock would have owned or been entitled to receive in connection with such Reorganization Event (such kind and amount of Reference Property per share of Common Stock, a “Unit of Reference Property”). In the event holders of Common Stock have the opportunity to elect the form of consideration to be received in a Reorganization Event, the type and amount of consideration into which the Tranche 1 Warrants shall be exercisable from and after the effective time of such Reorganization Event shall be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Stock in such Reorganization Event.

(2)    At any time from, and including, the effective time of a Reorganization Event:

A.    each share of Common Stock per Tranche 1 Warrant shall be equal to a single Unit of Reference Property; and

B.    the Closing Sale Price and the Current Market Price shall be calculated with respect to a Unit of Reference Property.

(3)    The value of a Unit of Reference Property (the “Unit Value”) shall be determined as follows:

A.    any shares of common stock of the successor or purchasing Person or any other Person that are traded on a national or regional stock exchange included in such Unit of Reference Property shall be valued as if such shares were “Common Stock” using procedures set forth in the definition of “Closing Sale Price”;

B.    any other property (other than Cash) included in such Unit of Reference Property shall be valued in good faith by the Board of Directors (in a manner not materially inconsistent with the manner the Board of Directors valued such property for purposes of the Reorganization Event, if applicable) or by a firm selected by the Board of Directors; and

C.    any Cash included in such Unit of Reference Property shall be valued at the amount thereof.

(4)    On or prior to the effective time of any Reorganization Event, the Company or the successor or purchasing Person, as the case may be, shall execute an amendment to this Warrant Agreement providing that the Tranche 1 Warrants shall be exercisable for Units of Reference Property in accordance with the terms of this Section 12(a)(vi). If the Reference Property in connection with any Reorganization Event includes shares of stock or other securities and assets of a

18

Person other than the successor or purchasing Person, as the case may be, in such Reorganization Event, then the Company shall cause such amendment to this Warrant Agreement to be executed by such other Person and such amendment shall contain such additional provisions to protect the interests of the Tranche 1 Warrantholders as the Board of Directors shall reasonably consider necessary by reason of the foregoing. Any such amendment to this Warrant Agreement shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 12. In the event the Company shall execute an amendment to this Warrant Agreement pursuant to this Section 12(a)(vi), the Company shall promptly file with the Warrant Agent a certificate executed by a duly authorized officer of the Company briefly stating the reasons therefor, the kind or amount of Cash, securities or property or asset that will comprise a Unit of Reference Property after the relevant Reorganization Event, any adjustment to be made with respect thereto and that all conditions precedent have been complied with. The Company shall cause notice of the execution of amendment to be mailed to each Tranche 1 Warrantholder, at its address appearing on the Warrant Register, within 20 Business Days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such amendment.

(vii)     [Reserved.]

(viii)    Other Action Affecting Common Stock Equivalents. If the Company shall at any time and from time to time issue or sell (i) any shares of any class constituting Common Stock Equivalents other than shares of Common Stock, (ii) any evidences of its indebtedness, shares of stock or other securities which are convertible into or exchangeable for Common Stock Equivalents, with or without the payment of additional consideration in Cash or property or (iii) any warrants or other rights to subscribe for or purchase any such Common Stock Equivalents or any such evidences, shares of stock or other securities, then in each such case such issuance shall be deemed to be of, or in respect of, the underlying shares of Common Stock for purposes of this Section 12(a).

(ix)    Adjustments to Number of Warrants. Concurrently with any adjustment to the Tranche 1 Exercise Price under this Section 12(a), the number of Warrant Shares for which each Tranche 1 Warrant is exercisable will be adjusted such that the number of Warrant Shares for each such Tranche 1 Warrant in effect immediately following the effectiveness of such adjustment will be equal to the number of Warrant Shares for each such Tranche 1 Warrant in effect immediately prior to such adjustment, multiplied by a fraction, (i) the numerator of which is the Tranche 1 Exercise Price in effect immediately prior to such adjustment and (ii) the denominator of which is the Tranche 1 Exercise Price in effect immediately following such adjustment.

(x)    Deferral or Exclusion of Certain Adjustments. No adjustment to the Tranche 1 Exercise Price or number of Warrant Shares for each Tranche 1 Warrant shall be required hereunder unless such adjustment together with other adjustments carried forward as provided below, would result in an increase or decrease of at least one percent (1%) of the applicable Tranche 1 Exercise Price or Warrant Shares; provided that any adjustments which by reason of this Section 12(a)(x) are not required to be made shall be

19

carried forward and taken into account in any subsequent adjustment. No adjustment need be made for a change in the par value of the shares of Common Stock or any other Common Stock Equivalents. All calculations under this Section 12(a)(x) shall be made to the nearest one-one thousandth (1/1,000th) of one cent ($0.01) or to the nearest one-one thousandth (1/1,000th) of a share, as the case may be.

(xi)    Restrictions on Adjustments. In no event will the Company adjust the Tranche 1 Exercise Price or make a corresponding adjustment to the number of Warrant Shares for any Tranche 1 Warrant to the extent that the adjustment would reduce the Tranche 1 Exercise Price below the par value per share of Common Stock. No adjustment shall be made to the Tranche 1 Exercise Price or the Warrant Shares for any Tranche 1 Warrant for any of the transactions described in this Section 12(a) if the Company makes provisions for holders of Tranche 1 Warrants to participate in any such transaction without exercising their Tranche 1 Warrants on the same basis as holders of Common Stock and with notice that the Board of Directors determines in good faith to be fair and appropriate. If the Company takes a record of the holders of Common Stock for the purpose of entitling them to receive a dividend or other distribution, and thereafter (and before the dividend or distribution has been paid or delivered to stockholders) legally abandons its plan to pay or deliver such dividend or distribution, then thereafter no adjustment to the Tranche 1 Exercise Price or the number of Warrant Shares for any Tranche 1 Warrant then in effect shall be required by reason of the taking of such record.

(xii)    Certain Calculations. For the purposes of any adjustment of the Tranche 1 Exercise Price and the number of Warrant Shares issuable upon exercise of a Tranche 1 Warrant pursuant to this Section 12(a), the following provisions shall be applicable:

(1)    In the case of the issuance or sale of shares of Common Stock for cash, the amount of the consideration received by the Company shall be deemed to be the amount of the gross cash proceeds received by the Company for such securities before deducting therefrom any discounts or commissions allowed, paid or incurred by the Company for any underwriting or otherwise in connection with the issuance and sale thereof.

(2)    In the case of the issuance or sale of shares of Common Stock (other than upon the conversion of shares of capital stock or other securities of the Company) for consideration in whole or in part other than cash, including securities acquired in exchange therefor (other than securities by their terms so exchangeable), the consideration other than cash shall be deemed to be the Market Price, before deducting therefrom any discounts or commissions allowed, paid or incurred by the Company for any underwriting or otherwise in connection with the issuance and sale thereof.

20

(3)    In the case of the issuance of options, warrants or other rights to purchase or acquire shares of Common Stock (whether or not at the time exercisable):

A.    the aggregate maximum number of shares of Common Stock deliverable upon exercise of such options, warrants or other rights to purchase or acquire shares of Common Stock shall be deemed to have been issued at the time such options, warrants or rights are issued and for a consideration equal to the consideration (determined in the manner provided in this Section 12(a)(xii)), if any, received by the Company upon the issuance or sale of such options, warrants or rights plus the minimum purchase price required to be paid to the Company pursuant to the terms of such options, warrants or rights required to be paid in exchange for the shares of Common Stock covered thereby;

B.    if the Tranche 1 Exercise Price and the number of shares of Common Stock issuable upon exercise of a Tranche 1 Warrant shall have been duly adjusted in accordance with the terms of this Warrant Agreement upon the issuance or sale of any such options, warrants or rights, no further adjustment of the Tranche 1 Exercise Price or the number of shares of Common Stock issuable upon exercise of a Tranche 1 Warrant shall be made for the actual issuance of shares of Common Stock upon the exercise, conversion or exchange thereof.

(xiii)    In the event of a cash exercise, the Company hereby instructs the Warrant Agent to record cost basis for newly issued shares of Common Stock in a manner to be subsequently communicated by the Company in writing to the Warrant Agent.

(xiv)     Change of Control Transactions.

(1)    In the event the Company shall, at any time or from time to time after the Issue Date while the Tranche 1 Warrants remain outstanding and unexpired in whole or in part, consummate a Change of Control Transaction, each Tranche 1 Warrant shall be automatically redeemed, effective upon the date of consummation of such Change of Control Transaction (after which such Tranche 1 Warrant shall be void and may no longer be exercised), and each Holder of a Tranche 1 Warrant so redeemed shall be entitled, following consummation of the Change of Control Transaction and compliance by such Holder with the Change of Control Transaction Notice Procedures, for each Tranche 1 Warrant held by such holder upon the redemption thereof, to receive:

A.    if the Change of Control Consideration shall consist in whole or in part of Cash Consideration, in respect of the Cash Consideration on the earlier of (x) the date on which holders of Common Stock receive such Cash Consideration or (y) within twenty-five (25) days of the consummation of such Change of Control Transaction, an amount of cash equal to the Tranche 1 Black-Scholes Value multiplied by the Cash Consideration Percentage;

B.    if the Change of Control Consideration shall consist in whole or in part of Other Consideration on the earlier of (x) the date on which

21

holders of shares of Common Stock receive Other Consideration or (y) within twenty-five (25) days of the consummation of such Change of Control Transaction, an amount of cash equal to the product of the Tranche 1 Black-Scholes Value multiplied by the Other Consideration Percentage; and/or

C.     if the Change of Control Consideration shall consist in whole or in part of Stock Consideration, upon consummation of such Change of Control Transaction, in respect of the Stock Consideration, a New Tranche 1 Warrant to acquire the Stock Consideration multiplied by the number of Tranche 1 Warrants held by such Warrantholder, with such New Tranche 1 Warrant having an exercise price equal to the product of (i) the Tranche 1 Exercise Price in effect immediately prior to the consummation of the Change of Control Transaction and (ii) the Stock Consideration Percentage, and otherwise having terms substantially the same as the terms of the Tranche 1 Warrants, mutatis mutandis.

In this Section 12(a)(xiv), the following terms shall have the meanings set forth below:

“Cash Consideration” means the cash, if any, that a holder of Common Stock receives or is entitled to receive in a Change of Control Transaction with respect to or in exchange for each share of Common Stock held by such holder immediately prior to the consummation of the Change of Control Transaction.

“Cash Consideration Percentage” means, with respect to any Change of Control Consideration, a fraction expressed as a percentage equal to the (i) the amount of the Cash Consideration divided by (ii) the sum of (x) the amount of the Cash Consideration plus (y) the Market Price of the Stock Consideration plus (z) the Market Price of the Other Consideration

“Change of Control Transaction” means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger, amalgamation or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any Person or (ii) the consummation of any purchase offer, tender offer or exchange offer, or the Company consummates a stock or share purchase agreement or other business combination (including any merger or consolidation) the result of which is that any Person becomes the beneficial owner, directly or indirectly, of more than 50% of the voting stock of the Company, measured by voting power rather than number of shares. For avoidance of doubt, any scheme of arrangement effected for the purpose of implementing the Plan shall not constitute a Change of Control Transaction.

“Change of Control Consideration” means the cash, stock, securities or other assets or property (or any combination thereof) that a holder of shares of Common Stock receives or is entitled to receive with respect to or in exchange for each share of Common Stock held by such holder upon consummation of a Change of Control

22

Transaction; provided that if in the applicable Change of Control Transaction the holders of shares of Common Stock may make an election with respect to the consideration to be received, the type and amount of consideration into which the Tranche 1 Warrants shall be exercisable from and after the effective time of such Change of Control Transaction shall be deemed to be the weighted average of the types and amounts of consideration received by the holders of shares of Common Stock in such Change of Control Transaction.

“Change of Control Notice Procedures” means the Company’s delivery of written notice to holders of Tranche 1 Warrants, including owners of beneficial interests in Global Warrant Certificates, setting forth any action to be taken by the Company that may constitute a Change of Control Transaction, the resulting effect of such action on the Tranche 1 Warrants, and the amount of cash and/or the number and kind of securities or other property to be received by the holders of Tranche 1 Warrants pursuant to such Change of Control Transaction (if any). Such notice shall be delivered by the Company (including by directing the Warrant Agent to so deliver) to holders of Tranche 1 Warrants at such holders’ addresses appearing on the Warrant Register (and with respect to owners of beneficial interests in Global Warrant Certificates, to the Depository), and shall be delivered on a date calculated and by a method chosen by the Company to reasonably ensure that such notice shall be actually received by the Holders of Warrants as promptly as practicable and in any event the Company shall use commercially reasonable efforts to deliver such notice to the Holders of Warrants at least twenty (20) days prior to the consummation of the Change of Control Transaction.

“New Tranche 1 Warrant” means a warrant issued by the Person that is the issuer or payor of the Stock Consideration or Other Consideration in the Change of Control Transaction, as the case may be.

“Other Consideration” means the Change of Control Consideration other than Cash Consideration or Stock Consideration that a holder of shares of Common Stock receives or is entitled to receive in a Change of Control Transaction with respect to or in exchange for each share of Common Stock held by such holder immediately prior to the consummation of the Change of Control Transaction.

“Other Consideration Percentage” means, with respect to any Change of Control Consideration, a fraction expressed as a percentage equal to (i) the Market Price of the Other Consideration divided by (ii) the sum of (x) the amount of the Cash Consideration plus (y) the Market Price of the Stock Consideration plus (z) the Market Price of the Other Consideration, if any.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

23

“Stock Consideration” means the number of shares of common stock, ordinary shares or other units of common equity, if any, in each case listed on a U.S. national securities exchange, that a holder of Common Stock receives or is entitled to receive in a Change of Control Transaction with respect to or in exchange for each share of Common Stock held by such holder immediately prior to the consummation of the Change of Control Transaction.

“Stock Consideration Percentage” means, with respect to any Change of Control Consideration, a fraction expressed as a percentage equal to (i) the Market Price of the Stock Consideration divided by (ii) the sum of (x) the amount of the Cash Consideration plus (y) the Market Price of the Stock Consideration plus (z) the Market Price of the Other Consideration.

“Tranche 1 Black-Scholes Value” means the value of a Warrant immediately prior to the public announcement of the applicable Change of Control Transaction, as determined by the Board of Directors, in good faith, based upon the advice of a calculation agent, which calculation agent shall be [●], and shall be determined by customary investment banking practices using the Black-Scholes model using option pricing inputs selected within one month prior to date of the announcement of the applicable Change of Control Transaction. For purposes of calculating such amount, (i) the term of the Warrants will be the time from the date of consummation of the applicable Change of Control Transaction to the Tranche 1 Expiration Date and the exercise price shall be the then applicable Tranche 1 Exercise Price, (ii) the assumed volatility will be the lower of (i) sixty percent (60%) and (ii) the six-month realized volatility of the Common Stock as shown at the time of determination on Bloomberg or, if such information is not available, 90-day historical volatility of the Common Stock as determined in a commercially reasonably manner by the Board of Directors upon the advice of such calculation agent (in each case, or such shorter period that is available if the Common Stock has not been trading for the entire time period noted above), (iii) the assumed risk-free rate will equal the yield on U.S. Treasury securities having a maturity nearest to but not later than the applicable Expiration Date, and (iv) the price of each share of Common Stock will be the value of the transaction consideration received in respect of each outstanding shares of Common Stock pursuant to the Change of Control Event.

(2)     If in any Change of Control Transaction a holder of shares of Common Stock shall be entitled to make an election to receive Cash Consideration, Stock Consideration or Other Consideration, or a combination thereof, with respect to each share of Common Stock Share held by such holder, for purposes of this Section 12(a)(xiv), the holder shall be deemed to receive or be entitled to receive for each such share of Common Stock the aggregate amount of Cash Consideration, Stock Consideration or Other Consideration, or combination thereof, received or receivable by all holders of shares of Common Stock divided by the total number of shares of Common Stock outstanding immediately prior to consummation of the Change of Control Transaction.

24

(3)    The Company shall take such steps in connection with any Change of Control Transaction as may be necessary to assure that the provisions hereof shall be complied with (including the adjustment provisions of this Section 12), and shall not effect or otherwise participate in any Change of Control Transaction unless, prior to the consummation thereof, the surviving Person (if other than the Company) resulting from such Change of Control Transaction, shall assume, by written instrument substantially similar in form and substance to this Agreement in all material respects (including with respect to the provisions of this Section 12(a)(xiv)) and the obligation to distribute any New Tranche 1 Warrants or make any cash payments to the Holders of the Tranche 1 Warrants in accordance with this Section 12(a)(xiv).

(4)    The provisions of this Section 12(a)(xiv) shall similarly apply to successive Change of Control Transactions.

(5)    The provisions of this Section 12(a)(xiv) are subject, in all cases, to any applicable requirements under the Securities Act and the rules and regulations promulgated thereunder, in each case to the extent applicable to holders of shares of Common Stock in connection with the Change of Control Transaction.

(b)    The Tranche 2 Exercise Price, the number of Warrant Shares issuable upon the exercise of each Tranche 2 Warrant and the number of Tranche 2 Warrants outstanding are subject to adjustment from time to time upon the occurrence of the following:

(i)    The issuance of Common Stock as a dividend or distribution to all holders of Common Stock, or a subdivision or combination of Common Stock, in which event the Tranche 2 Exercise Price shall be adjusted based on the following formula:

where:

EP0	=	the Tranche 2 Exercise Price in effect immediately prior to the Close of Business on the Record Date for such dividend or distribution, or immediately after the Open of Business on the effective date for such subdivision or combination, as the case may be;

EP1	=	the Tranche 2 Exercise Price in effect immediately after the Close of Business on the Record Date for such dividend or distribution, or immediately after the Open of Business on the effective date for such subdivision or combination, as the case may be;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the Close of Business on the Record Date for such dividend, distribution, subdivision or combination, or immediately prior to the Open of Business on the effective date for such subdivision or combination, as the case may be; and

OS1	=	the number of shares of Common Stock that would be outstanding immediately after, and solely as a result of, such dividend, distribution, subdivision or combination.

25

Such adjustment shall become effective immediately after the Close of Business on the Record Date for such dividend or distribution, or immediately after the Open of Business on the effective date for such subdivision or combination, as the case may be. If any dividend or distribution or subdivision or combination of the type described in this Section 12(b)(i) is declared or announced but not so paid or made, the Tranche 2 Exercise Price shall again be adjusted to be the Tranche 2 Exercise Price that would then be in effect if the distribution or subdivision or combination had not been declared or announced, as the case may be.

(ii)    In addition to any adjustments, if at any time the Company grants, issues or sells any Common Stock Equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the holders of Tranche 2 Warrants will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the holder of Tranche 2 Warrants could have acquired if the holder of Tranche 2 Warrants had held the number of shares of Common Stock acquirable upon complete exercise of a Tranche 2 Warrant immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

(iii)    If the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of a Tranche 2 Warrant, then, in each such case, the holder of Tranche 2 Warrants shall be entitled to participate in such Distribution to the same extent that the holder of Tranche 2 Warrants would have participated therein if the holder of Tranche 2 Warrants had held the number of shares of Common Stock acquirable upon complete exercise of a Tranche 2 Warrant immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution.

(iv)    For the purposes of Section 12(b)(i), (ii) and (iii), any dividend or distribution to which Section 12(b)(iii) is applicable that also includes shares of Common Stock, or rights or warrants to subscribe for or purchase shares of Common Stock (or both) to which Section 12(b)(i) and/or (ii) is applicable, shall be deemed instead to be (x) a dividend or distribution of the indebtedness, assets or shares or other property to which Section 12(b)(iii) applies immediately followed (y) by a dividend or distribution of the

26

shares of Common Stock or such rights or warrants to which Section 12(b)(i) and/or (ii), as applicable, applies, except, for purposes of such adjustment, any shares of Common Stock included in such dividend or distribution shall not be deemed “outstanding immediately prior to the Close of Business on the Record Date.”

(v)    If the Company or any of its Subsidiaries makes a payment in respect of a tender or exchange offer for the Common Stock (other than an odd-lot tender offer), to the extent that the Cash and value of any other consideration included in the payment per share of the Common Stock exceeds the average of the Closing Sale Prices of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Tranche 2 Exercise Price shall be reduced based on the following formula:

where,

EP0	=	the Tranche 2 Exercise Price in effect immediately prior to the Close of Business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

EP1	=	the Tranche 2 Exercise Price in effect immediately after the Close of Business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

AC	=	the aggregate value of all Cash and any other consideration (as determined by the Board of Directors in good faith) paid or payable for shares of Common Stock purchased in such tender or exchange offer;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the date such tender or exchange offer expires (prior to giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer);

OS1	=	the number of shares of Common Stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer); and

SP1	=	the average of the Closing Sale Prices of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires.

27

(vi)     Recapitalizations, Reclassifications and Other Changes other than a Change of Control Transaction. If any Reorganization Event occurs, in each case as a result of which the Common Stock would be converted into, or exchanged for any Reference Property, then following the effective time of the transaction, the right to receive shares of Common Stock upon exercise of a Tranche 2 Warrant shall be changed to a right to receive, upon exercise of such Tranche 2 Warrant, a Unit of Reference Property. In the event holders of Common Stock have the opportunity to elect the form of consideration to be received in a Reorganization Event, the type and amount of consideration into which the Tranche 2 Warrants shall be exercisable from and after the effective time of such Reorganization Event shall be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Stock in such Reorganization Event.

(1)    At any time from, and including, the effective time of a Reorganization Event:

A.    if Cashless Exercise does not apply or is not elected upon exercise of a Tranche 2 Warrant, each share of Common Stock per Tranche 2 Warrant shall be equal to a single Unit of Reference Property;

B.    if Cashless Exercise applies upon exercise of a Tranche 2 Warrant, the number of Tranche 2 Warrant Shares issuable upon a Cashless Exercise per Tranche 2 Warrant shall be a number of Units of Reference Property calculated as set forth in Section 7(d), except that the Market Price used to determine the number of Units of Reference Property issuable upon a Cashless Exercise on any Trading Day shall be the Unit Value for such Trading Day; and

C.    the Closing Sale Price and the Current Market Price shall be calculated with respect to a Unit of Reference Property.

(2)    The Unit Value shall be determined as follows:

A.    any shares of common stock of the successor or purchasing corporation or any other corporation that are traded on a national or regional stock exchange included in such Unit of Reference Property shall be valued as if such shares were “Common Stock” using procedures set forth in the definition of “Closing Sale Price”;

B.    any other property (other than Cash) included in such Unit of Reference Property shall be valued in good faith by the Board of Directors (in a manner not materially inconsistent with the manner the Board of Directors valued such property for purposes of the Reorganization Event, if applicable) or by a firm selected by the Board of Directors; and

C.    any Cash included in such Unit of Reference Property shall be valued at the amount thereof.

28

(3)     On or prior to the effective time of any Reorganization Event, the Company or the successor or purchasing Person, as the case may be, shall execute an amendment to this Warrant Agreement providing that the Tranche 2 Warrants shall be exercisable for Units of Reference Property in accordance with the terms of this Section 12(b)(vi). If the Reference Property in connection with any Reorganization Event includes shares of stock or other securities and assets of a Person other than the successor or purchasing Person, as the case may be, in such Reorganization Event, then the Company shall cause such amendment to this Warrant Agreement to be executed by such other Person and such amendment shall contain such additional provisions to protect the interests of the holder of Tranche 2 Warrants as the Board of Directors shall reasonably consider necessary by reason of the foregoing. Any such amendment to this Warrant Agreement shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 12. In the event the Company shall execute an amendment to this Warrant Agreement pursuant to this Section 12(b)(vi), the Company shall promptly file with the Warrant Agent a certificate executed by a duly authorized officer of the Company briefly stating the reasons therefor, the kind or amount of Cash, securities or property or asset that will comprise a Unit of Reference Property after the relevant Reorganization Event, any adjustment to be made with respect thereto and that all conditions precedent have been complied with. The Company shall cause notice of the execution of amendment to be mailed to each holder of Tranche 2 Warrants, at its address appearing on the Warrant Register, within 20 Business Days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such amendment.

(vii)     [Reserved.]

(viii)    Other Action Affecting Common Stock Equivalents. If the Company shall at any time and from time to time issue or sell (i) any shares of any class constituting Common Stock Equivalents other than shares of Common Stock, (ii) any evidences of its indebtedness, shares of stock or other securities which are convertible into or exchangeable for Common Stock Equivalents, with or without the payment of additional consideration in Cash or property or (iii) any warrants or other rights to subscribe for or purchase any such Common Stock Equivalents or any such evidences, shares of stock or other securities, then in each such case such issuance shall be deemed to be of, or in respect of, the underlying shares of Common Stock for purposes of this Section 12(b).

(ix)    Adjustments to Number of Warrants. Concurrently with any adjustment to the Exercise Price under this Section 12(b) (including any deemed adjustment pursuant to Section 12(b)(xi)), the number of Warrant Shares for which each Tranche 2 Warrant is exercisable will be adjusted such that the number of Warrant Shares for each such Tranche 2 Warrant in effect immediately following the effectiveness of such adjustment will be equal to the number of Warrant Shares for each such Tranche 2 Warrant in effect immediately prior to such adjustment, multiplied by a fraction, (i) the numerator of which is the Tranche 2 Exercise Price in effect immediately prior to such adjustment and (ii) the denominator of which is the Tranche 2 Exercise Price in effect immediately following such adjustment.

29

(x)    Deferral or Exclusion of Certain Adjustments. No adjustment to the Tranche 2 Exercise Price or number of Warrant Shares for each Tranche 2 Warrant shall be required hereunder unless such adjustment together with other adjustments carried forward as provided below, would result in an increase or decrease of at least one percent (1%) of the Tranche 2 Exercise Price or Warrant Shares; provided that any adjustments which by reason of this Section 12(b)(x) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. No adjustment need be made for a change in the par value of the shares of Common Stock or any other Common Stock Equivalents. All calculations under this Section 12(b)(x) shall be made to the nearest one-one thousandth (1/1,000th) of one cent ($0.01) or to the nearest one-one thousandth (1/1,000th) of a share, as the case may be.

(xi)    Restrictions on Adjustments. In no event will the Company adjust the Tranche 2 Exercise Price to the extent that the adjustment would reduce the Tranche 2 Exercise Price below the par value per share of Common Stock. In such case, the number of Warrant Shares shall be adjusted as if the Tranche 2 Exercise Price had been adjusted as otherwise set forth in this Section 12(b) and each Warrant Share shall be exercisable for the par value per Warrant Share. No adjustment shall be made to the Tranche 2 Exercise Price or the Warrant Shares for any Tranche 2 Warrant for any of the transactions described in this Section 12(b) if the Company makes provisions for holders of Tranche 2 Warrants to participate in any such transaction without exercising their Tranche 2 Warrants on the same basis as holders of Common Stock and with notice that the Board of Directors determines in good faith to be fair and appropriate. If the Company takes a record of the holders of Common Stock for the purpose of entitling them to receive a dividend or other distribution, and thereafter (and before the dividend or distribution has been paid or delivered to stockholders) legally abandons its plan to pay or deliver such dividend or distribution, then thereafter no adjustment to the Tranche 2 Exercise Price or the number of Warrant Shares for any Tranche 2 Warrant then in effect shall be required by reason of the taking of such record.

(xii)    Certain Calculations. For the purposes of any adjustment of the Tranche 2 Exercise Price and the number of Warrant Shares issuable upon exercise of a Tranche 2 Warrant pursuant to this Section 12(b), the following provisions shall be applicable:

(1)    In the case of the issuance or sale of shares of Common Stock for cash, the amount of the consideration received by the Company shall be deemed to be the amount of the gross cash proceeds received by the Company for such securities before deducting therefrom any discounts or commissions allowed, paid or incurred by the Company for any underwriting or otherwise in connection with the issuance and sale thereof.

(2)    In the case of the issuance or sale of shares of Common Stock (other than upon the conversion of shares of capital stock or other securities of the Company) for consideration in whole or in part other than cash, including securities acquired in exchange therefor (other than securities by their terms so exchangeable), the consideration other than cash shall be deemed to be the Market Price, before deducting therefrom any discounts or commissions allowed, paid or incurred by the Company for any underwriting or otherwise in connection with the issuance and sale thereof.

30

(3)    In the case of the issuance of options, warrants or other rights to purchase or acquire shares of Common Stock (whether or not at the time exercisable):

A.    the aggregate maximum number of shares of Common Stock deliverable upon exercise of such options, warrants or other rights to purchase or acquire shares of Common Stock shall be deemed to have been issued at the time such options, warrants or rights are issued and for a consideration equal to the consideration (determined in the manner provided in this Section 12(b)(xii)), if any, received by the Company upon the issuance or sale of such options, warrants or rights plus the minimum purchase price required to be paid to the Company pursuant to the terms of such options, warrants or rights required to be paid in exchange for the shares of Common Stock covered thereby; and

B.    if the Tranche 2 Exercise Price and the number of shares of Common Stock issuable upon exercise of a Tranche 2 Warrant shall have been duly adjusted in accordance with the terms of this Warrant Agreement upon the issuance or sale of any such options, warrants or rights, no further adjustment of the Tranche 2 Exercise Price or the number of shares of Common Stock issuable upon exercise of a Tranche 2 Warrant shall be made for the actual issuance of shares of Common Stock upon the exercise, conversion or exchange of such options, warrants or rights.

(xiii)    In the event of a cash exercise, the Company hereby instructs the Warrant Agent to record cost basis for newly issued shares of Common Stock in a manner to be subsequently communicated by the Company in writing to the Warrant Agent. In the event of a Cashless Exercise: the Company shall provide cost basis for shares issued pursuant to a Cashless Exercise at the time the Company provides the cashless exercise ratio to the Warrant Agent pursuant to Section 7(d) hereof.

(xiv)    Change of Control Transactions.

(1)    In the event the Company shall, at any time or from time to time after the Issue Date while the Tranche 2 Warrants remain outstanding and unexpired in whole or in part, consummate a Change of Control Transaction, each Tranche 2 Warrant shall be automatically redeemed, effective upon the date of consummation of such Change of Control Transaction (after which such Tranche 2 Warrant shall be void and may no longer be exercised), and each Holder of a Tranche 2 Warrant so redeemed shall be entitled, following consummation of the Change of Control Transaction and compliance by such Holder with the Change of Control Transaction Notice Procedures, for each Tranche 2 Warrant held by such holder upon the redemption thereof, to receive:

A.    if the Change of Control Consideration shall consist in whole or in part of Cash Consideration, in respect of the Cash Consideration on the earlier of (x) the date on which holders of Common Stock receive such Cash Consideration or (y) within twenty-five (25) days of the consummation of such Change of Control Transaction, an amount of cash equal to the Tranche 2 Black-Scholes Value multiplied by the Cash Consideration Percentage;

31

B.    if the Change of Control Consideration shall consist in whole or in part of Other Consideration on the earlier of (x) the date on which holders of shares of Common Stock receive Other Consideration or (y) within twenty-five (25) days of the consummation of such Change of Control Transaction, an amount of cash equal to the product of the Tranche 2 Black-Scholes Value multiplied by the Other Consideration Percentage; and/or

C.    if the Change of Control Consideration shall consist in whole or in part of Stock Consideration, upon consummation of such Change of Control Transaction, in respect of the Stock Consideration, a New Tranche 2 Warrant to acquire the Stock Consideration multiplied by the number of Tranche 2 Warrants held by such Warrantholder, with such New Tranche 2 Warrant having an exercise price equal to $[●]5 (the “New Tranche 2 Exercise Price”), otherwise having terms substantially the same as the terms of the Tranche 1 Warrants, mutatis mutandis.

In this Section 12(b)(xiv), any terms not otherwise defined shall have the definitions set forth in Section 12(a)(xiv) or Section 30(b), as applicable, and the following terms shall have the meanings set forth below:

“Change of Control Consideration” means the cash, stock, securities or other assets or property (or any combination thereof) that a holder of shares of Common Stock receives or is entitled to receive with respect to or in exchange for each share of Common Stock held by such holder upon consummation of a Change of Control Transaction; provided that if in the applicable Change of Control Transaction the holders of shares of Common Stock may make an election with respect to the consideration to be received, the type and amount of consideration into which the Tranche 2 Warrants shall be exercisable from and after the effective time of such Change of Control Transaction shall be deemed to be the weighted average of the types and amounts of consideration received by the holders of shares of Common Stock in such Change of Control Transaction.

“Change of Control Notice Procedures” means the Company’s delivery of written notice to holders of Tranche 2 Warrants, including owners of beneficial interests in Global Warrant Certificates, setting forth any action to be taken by the Company that may constitute a Change of Control Transaction, the resulting effect of such

[5]	NTD: Exercise Price implied by TEV of $2.1B.

32

action on the Tranche 2 Warrants, and the amount of cash and/or the number and kind of securities or other property to be received by the holders of Tranche 2 Warrants pursuant to such Change of Control Transaction (if any). Such notice shall be delivered by the Company (including by directing the Warrant Agent to so deliver) to holders of Tranche 2 Warrants at such holders’ addresses appearing on the Warrant Register (and with respect to owners of beneficial interests in Global Warrant Certificates, to the Depository), and shall be delivered on a date calculated and by a method chosen by the Company to reasonably ensure that such notice shall be actually received by the Holders of Warrants as promptly as practicable and in any event at least twenty (20) days prior to the consummation of the Change of Control Transaction.

“New Tranche 2 Warrant” means a warrant issued by the Person that is the issuer or payor of the Stock Consideration or Other Consideration in the Change of Control Transaction, as the case may be.

“Tranche 2 Black-Scholes Value” means the value of a Warrant immediately prior to the public announcement of the applicable Change of Control Transaction, as determined by the Board of Directors, in good faith, based upon the advice of a calculation agent, which calculation agent shall be [●], and shall be determined by customary investment banking practices using the Black-Scholes model using option pricing inputs selected within one month prior to date of the announcement of the applicable Change of Control Transaction. For purposes of calculating such amount, (i) the term of the Warrants will be the time from the date of consummation of the applicable Change of Control Transaction to the Tranche 2 Expiration Date and the exercise price shall be as though the Tranche 2 Warrants had a per-share of $[●]6, provided that such exercise price is subject to adjustment for any Tranche 2 Warrants that were exercised prior to the date of the applicable Change of Control Transaction, (ii) the assumed volatility will be the lower of (i) sixty percent (60%) and (ii) the six-month realized volatility of the Common Stock as shown at the time of determination on Bloomberg or, if such information is not available, 90-day historical volatility of the Common Stock as determined in a commercially reasonably manner by the Board of Directors upon the advice of such calculation agent (in each case, or such shorter period that is available if the Common Stock has not been trading for the entire time period noted above), (iii) the assumed risk-free rate will equal the yield on U.S. Treasury securities having a maturity nearest to but not later than the applicable Expiration Date, and (iv) the price of each share of Common Stock will be the value of the transaction consideration received in respect of each outstanding shares of Common Stock pursuant to the Change of Control Event.

(2)     If in any Change of Control Transaction a holder of shares of Common Stock shall be entitled to make an election to receive Cash Consideration, Stock Consideration or Other Consideration, or a combination thereof, with respect

[6]	NTD: Exercise Price implied by TEV of $2.1B.

33

to each share of Common Stock Share held by such holder, for purposes of this Section 12(b)(xiv), the holder shall be deemed to receive or be entitled to receive for each such share of Common Stock the aggregate amount of Cash Consideration, Stock Consideration or Other Consideration, or combination thereof, received or receivable by all holders of shares of Common Stock divided by the total number of shares of Common Stock outstanding immediately prior to consummation of the Change of Control Transaction.

(3)    The Company shall take such steps in connection with any Change of Control Transaction as may be necessary to assure that the provisions hereof shall be complied with (including the adjustment provisions of this Section 12), and shall not effect or otherwise participate in any Change of Control Transaction unless, prior to the consummation thereof, the surviving Person (if other than the Company) resulting from such Change of Control Transaction, shall assume, by written instrument substantially similar in form and substance to this Agreement in all material respects (including with respect to the provisions of this Section 12(b)(xiv)) and the obligation to distribute any warrants or make any cash payments to the Holders of the Tranche 2 Warrants in accordance with this Section 12(b)(xiv).

(4)    The provisions of this Section 12(b)(xiv) shall similarly apply to successive Change of Control Transactions.

(xv)    The provisions of this Section 12(b)(xiv) are subject, in all cases, to any applicable requirements under the Securities Act and the rules and regulations promulgated thereunder, in each case to the extent applicable to holders of shares.

SECTION 13. No Fractional Shares. The Company shall not be required to issue Warrants to purchase fractions of Warrant Shares, or to issue fractions of Warrant Shares upon exercise of the Warrants, or to distribute certificates which evidence fractional Warrant Shares and no Cash shall be distributed in lieu of such fractional shares or rights. If more than one Warrant shall be presented for exercise in full at the same time by the same Warrantholder, the number of full Warrant Shares which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of the Warrants so presented. If any fraction of a share would, except for the provisions of this Section 13, be issuable on the exercise of any Warrants (or specified portion thereof), as applicable, such share shall be rounded to the next higher whole number.

SECTION 14. Redemption. The Warrants shall not be redeemable by the Company or any other Person, other than as specified herein.

SECTION 15. Notices to Warrantholders. Upon any adjustment of the number of Warrant Shares purchasable upon exercise of each Warrant, the Company, within ten (10) Business Days thereafter, shall (x) cause to be filed with the Warrant Agent a certificate signed by an Appropriate Officer of the Company setting forth the event giving rise to such adjustment and any new or amended exercise terms, including the applicable Exercise Price and either the number of Warrant Shares purchasable upon exercise of each Warrant or the additional number of Warrants to be issued for each previously outstanding Warrant, as the case may be, after such adjustment and

34

setting forth the method of calculation, which certificate shall be conclusive evidence of the correctness of the matters set forth therein, and (y) direct the Warrant Agent to give written notice thereof to each of the Warrantholders at such Warrantholder’s address appearing on the Warrant Register. Where appropriate, such notice may be given in advance and included as a part of the notice required to be mailed under the other provisions of this Section 15. The Warrant Agent shall be fully protected in relying on any such certificate and in making any adjustment described therein and shall have no duty with respect to, and shall not be deemed to have knowledge of, any adjustment unless and until it shall have received such a certificate, in each case, absent gross negligence, bad faith or willful misconduct (each as determined by a final non-appealable order, judgment, ruling or decree of a court of competent jurisdiction).

If:

(a)    the Company proposes to take any action that would require an adjustment pursuant to Section 12; or

(b)    there shall be a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation, merger or sale of all or substantially all of its property, assets and business as an entirety), then the Company shall use commercially reasonable efforts to the extent permissible and practicable to (i) cause written notice of such event to be filed with the Warrant Agent and (ii) cause written notice of such event to be given to each of the Warrantholders at such Warrantholder’s address appearing on the Warrant Register at least twenty (20) days prior to the effective date of such action (or at least ten (10) days prior to the applicable Record Date for such action if earlier). Notwithstanding the foregoing, it shall be sufficient for the Company to notify Warrantholders if it furnishes a Form 8-K to the SEC (if applicable) or publishes a press release. Such notice shall specify the proposed effective date of such action and, if applicable, the Record Date and the material terms of such action. The failure to give the notice required by this Section 15 or any defect therein shall not affect the legality or validity of any action, distribution, right, warrant, dissolution, liquidation or winding up or the vote upon or any other action taken in connection therewith.

SECTION 16. Merger, Consolidation or Change of Name of Warrant Agent. Any Person into which the Warrant Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Warrant Agent is a party, or any Person succeeding to the shareholder services business of the Warrant Agent or any successor Warrant Agent, shall be the successor to the Warrant Agent hereunder without the execution or filing of any document or any further act on the part of any of the parties hereto, if such Person would be eligible for appointment as a successor Warrant Agent under the provisions of Section 18. If any of the Global Warrant Certificates have been countersigned but not delivered at the time such successor to the Warrant Agent succeeds under this Agreement, any such successor to the Warrant Agent may adopt the countersignature of the original Warrant Agent; and if at that time any of the Global Warrant Certificates shall not have been countersigned, any successor to the Warrant Agent may countersign such Global Warrant Certificates either in the name of the predecessor Warrant Agent or in the name of the successor Warrant Agent; and in all such cases such Global Warrant Certificates shall have the full force provided in the Global Warrant Certificates and in this Agreement.

35

If at any time the name of the Warrant Agent is changed and at such time any of the Global Warrant Certificates have been countersigned but not delivered, the Warrant Agent whose name has changed may adopt the countersignature under its prior name; and if at that time any of the Global Warrant Certificates have not been countersigned, the Warrant Agent may countersign such Global Warrant Certificates either in its prior name or in its changed name; and in all such cases such Global Warrant Certificates shall have the full force provided in the Global Warrant Certificates and in this Agreement.

SECTION 17. Warrant Agent. The Warrant Agent undertakes only the duties and obligations expressly imposed by this Agreement and the Global Warrant Certificates, in each case upon the following terms and conditions, by all of which the Company and the Warrantholders, by their acceptance thereof, shall be bound:

(a)    The statements contained herein and in the Global Warrant Certificates shall be taken as statements of the Company, and the Warrant Agent assumes no responsibility for the accuracy of any of the same except to the extent that such statements describe the Warrant Agent or action taken or to be taken by the Warrant Agent. Except as expressly provided herein, the Warrant Agent assumes no responsibility with respect to the execution, delivery or distribution of the Global Warrant Certificates.

(b)    The Warrant Agent shall not be responsible for any failure of the Company to comply with any of the covenants contained in this Agreement or in the Global Warrant Certificates to be complied with by the Company, nor shall it at any time be under any duty or responsibility to any Warrantholder to make or cause to be made any adjustment in the applicable Exercise Price or in the number of Warrants Shares any Warrant is exercisable for (except as instructed in writing by the Company), or to determine whether any facts exist that may require any such adjustments, or with respect to the nature or extent of or method employed in making any such adjustments when made.

(c)    The Warrant Agent may consult at any time with counsel satisfactory to it (who may be counsel for the Company or an employee of the Warrant Agent), and the advice or opinion of such counsel will be full and complete authorization and protection to the Warrant Agent as to any action taken, suffered or omitted by it in accordance with such advice or opinion, absent gross negligence, bad faith or willful misconduct in the selection and continued retention of such counsel and the reliance on such counsel’s advice or opinion (each as determined by a final non-appealable order, judgment, ruling or decree of a court of competent jurisdiction).

(d)    The Warrant Agent shall incur no liability or responsibility to the Company or to any Warrantholder for any action taken in reliance on any written notice, resolution, waiver, consent, order, certificate or other paper, document or instrument believed by it to be genuine and to have been signed, sent or presented by the proper party or parties. The Warrant Agent shall not take any instructions or directions except those given in accordance with this Agreement.

(e)    The Company agrees to pay to the Warrant Agent reasonable compensation for all services rendered by the Warrant Agent under this Agreement in accordance with a fee schedule to be mutually agreed upon, to reimburse the Warrant Agent upon demand for all reasonable and documented out-of-pocket expenses, including counsel fees and other disbursements, incurred by

36

the Warrant Agent in the preparation, administration, delivery, execution and amendment of this Agreement and the performance of its duties under this Agreement and to indemnify the Warrant Agent and save it harmless against any and all losses, liabilities and expenses, including judgments, damages, fines, penalties, claims, demands and costs (including reasonable out-of-pocket counsel fees and expenses), for anything done or omitted by the Warrant Agent arising out of or in connection with this Agreement except as a result of its gross negligence, bad faith or willful misconduct (each as determined by a final non-appealable order, judgment, ruling or decree of a court of competent jurisdiction). The costs and expenses incurred by the Warrant Agent in enforcing the right to indemnification shall be paid by the Company except to the extent that the Warrant Agent is not entitled to indemnification due to its gross negligence, bad faith or willful misconduct (each as determined by a final non-appealable order, judgment, ruling or decree of a court of competent jurisdiction). Notwithstanding the foregoing, the Company shall not be responsible for any settlement made without its written consent; provided that nothing in this sentence shall limit the Company’s obligations contained in this paragraph other than pursuant to such a settlement.

(f)    The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expense or liability. All rights of action under this Agreement or under any of the Warrants may be enforced by the Warrant Agent without the possession of any of the Warrants or the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent, and any recovery or judgment shall be for the ratable benefit of the Warrantholders, as their respective rights or interests may appear.

(g)    The Warrant Agent, and any member, stockholder, affiliate, director, officer or employee thereof, may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company is interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it was not the Warrant Agent under this Agreement, or a member, stockholder director, officer or employee of the Warrant Agent, as the case may be. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

(h)    The Warrant Agent shall act hereunder solely as agent for the Company, and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not be liable for anything that it may do or refrain from doing in connection with this Agreement except in connection with its own gross negligence, bad faith or willful misconduct (each as determined by a final non-appealable order, judgment, ruling or decree of a court of competent jurisdiction). Notwithstanding anything in this Agreement to the contrary, in no event will the Warrant Agent be liable for special, indirect, incidental, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, lost profits), even if the Warrant Agent has been advised of the possibility of such loss or damage.

(i)    The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing of the provisions of this Agreement.

37

(j)    The Warrant Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due and validly authorized execution hereof by the Warrant Agent) or in respect of the validity or execution of any Global Warrant Certificate (except its due and validly authorized countersignature thereof), nor shall the Warrant Agent by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of the Warrant Shares to be issued pursuant to this Agreement or any Warrant or as to whether the Warrant Shares will when issued be validly issued, fully paid and nonassessable or as to the Exercise Price or the number of Warrant Shares a Warrant is exercisable for.

(k)    Whenever in the performance of its duties under this Agreement the Warrant Agent deems it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, the Warrant Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from an Appropriate Officer of the Company and to apply to such Appropriate Officer for advice or instructions in connection with its duties, and such instructions shall be full authorization and protection to the Warrant Agent and, absent gross negligence, bad faith or willful misconduct (each as determined by a final non-appealable order, judgment, ruling or decree of a court of competent jurisdiction), the Warrant Agent shall not be liable for any action taken, suffered to be taken, or omitted to be taken by it in accordance with instructions of any such Appropriate Officer or in reliance upon any statement signed by any one of such Appropriate Officers of the Company with respect to any fact or matter (unless other evidence in respect thereof is herein specifically prescribed) which may be deemed to be conclusively proved and established by such signed statement. The Warrant Agent shall not be held to have notice of any change of authority of any person, until receipt of written notice thereof from Company.

(l)    Notwithstanding anything contained herein to the contrary, the Warrant Agent’s aggregate liability during any term of this Agreement with respect to, arising from, or arising in connection with this Agreement, or from all services provided or omitted to be provided under this Agreement, whether in contract, or in tort, or otherwise, is limited to, and shall not exceed, the amounts paid hereunder by the Company to the Warrant Agent as fees and charges, but not including reimbursable expenses, during the twelve (12) months immediately preceding the event for which recovery from Warrant Agent is being sought.

(m)    No provision of this Agreement shall require the Warrant Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if it believes that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

(n)    If the Warrant Agent shall receive any notice or demand (other than notice of or demand for exercise of Warrants) addressed to the Company by any Warrantholder pursuant to the provisions of the Warrants, the Warrant Agent shall promptly forward such notice or demand to the Company.

(o)    The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys, accountants, agents or other experts, and the Warrant Agent will not be answerable or accountable for any act,

38

default, neglect or misconduct of any such attorneys or agents or for any loss to the Company or the Warrantholders resulting from any such act, default, neglect or misconduct, absent gross negligence, bad faith or willful misconduct in the selection and continued employment thereof (each as determined by a final non-appealable order, judgment, ruling or decree of a court of competent jurisdiction).

(p)    The Warrant Agent will not be under any duty or responsibility to ensure compliance with any applicable federal or state securities laws in connection with the issuance, transfer or exchange of the Warrants.

(q)    The Warrant Agent shall have no duties, responsibilities or obligations as the Warrant Agent except those which are expressly set forth herein, and in any modification or amendment hereof to which the Warrant Agent has consented in writing, and no duties, responsibilities or obligations shall be implied or inferred. Without limiting the foregoing, unless otherwise expressly provided in this Agreement, the Warrant Agent shall not be subject to, nor be required to comply with, or determine if any Person has complied with, the Warrants or any other agreement between or among the parties hereto, even though reference thereto may be made in this Agreement, or to comply with any notice, instruction, direction, request or other communication, paper or document other than as expressly set forth in this Agreement.

(r)    The Warrant Agent shall not incur any liability for not performing any act, duty, obligation or responsibility by reason of any occurrence beyond the control of the Warrant Agent (including without limitation any act or provision of any present or future law or regulation or governmental authority, any act of God, war, civil disorder or failure of any means of communication, terrorist acts, pandemics, epidemics, shortage of supply, breakdowns or malfunctions, interruptions or malfunction of computer facilities, or loss of data due to power failures or mechanical difficulties with information storage or retrieval systems, labor difficulties).

(s)    In the event the Warrant Agent believes any ambiguity or uncertainty exists hereunder or in any notice, instruction, direction, request or other communication, paper or document received by the Warrant Agent hereunder, or is for any reason unsure as to what action to take hereunder, the Warrant Agent shall notify the Company in writing as soon as practicable, and upon delivery of such notice may, in its sole discretion, refrain from taking any action, and shall be fully protected and shall not be liable in any way to the Company or any Warrantholder or other Person for refraining from taking such action, unless the Warrant Agent receives written instructions signed by the Company which eliminates such ambiguity or uncertainty to the satisfaction of Warrant Agent.

(t)    The Warrant Agent and the Company agree that all books, records, information and data pertaining to the business of the other party, including inter alia, personal, non-public Warrantholder information, which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement including the fees for services set forth in the attached schedule shall remain confidential, and shall not be voluntarily disclosed to any other person, except as may be required by law, including, without limitation, pursuant to subpoenas from state or federal government authorities (e.g., in divorce and criminal actions).

39

(u)    The provisions of this Section 17 shall survive the termination of this Agreement, the exercise or expiration of the Warrants and the resignation or removal of the Warrant Agent.

(v)    No provision of this Agreement shall be construed to relieve the Warrant Agent from liability for fraud, or its own gross negligence, bad faith or its willful misconduct (each as determined by a final non-appealable order, judgment, ruling or decree of a court of competent jurisdiction).

SECTION 18. Change of Warrant Agent. If the Warrant Agent resigns (such resignation to become effective not earlier than thirty (30) calendar days after the giving of written notice thereof to the Company) or shall be adjudged bankrupt or insolvent, or shall file a voluntary petition in bankruptcy or make an assignment for the benefit of its creditors or consent to the appointment of a receiver of all or any substantial part of its property or affairs or shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay or meet its debts generally as they become due, or if an order of any court shall be entered approving any petition filed by or against the Warrant Agent under the provisions of bankruptcy laws or any similar legislation, or if a receiver, trustee or other similar official of it or of all or any substantial part of its property shall be appointed, or if any public officer shall take charge or control of it or of its property or affairs, for the purpose of rehabilitation, conservation, protection, relief, winding up or liquidation, or becomes incapable of acting as Warrant Agent or if the Board of Directors of the Company by resolution removes the Warrant Agent (such removal to become effective not earlier than thirty (30) calendar days after the filing of a certified copy of such resolution with the Warrant Agent and the giving of written notice of such removal to the Warrantholders), the Company shall appoint a successor to the Warrant Agent. If the Company fails to make such appointment within a period of thirty (30) calendar days after such removal or after it has been so notified in writing of such resignation or incapacity by the Warrant Agent, then any Warrantholder may apply to any court of competent jurisdiction for the appointment of a successor to the Warrant Agent. Pending appointment of a successor to the Warrant Agent, either by the Company or by such a court, the duties of the Warrant Agent shall be carried out by the Company. Any successor Warrant Agent, whether appointed by the Company or by such a court, shall be an entity, in good standing, incorporated under the laws of any state or of the United States of America. As soon as practicable after appointment of the successor Warrant Agent, the Company shall cause written notice of the change in the Warrant Agent to be given to each of the Warrantholders at such Warrantholder’s address appearing on the Warrant Register. After appointment, the successor Warrant Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent without further act or deed. The former Warrant Agent shall deliver and transfer to the successor Warrant Agent any property at the time held by it hereunder and execute and deliver, at the expense of the Company, any further assurance, conveyance, act or deed necessary for the purpose. Failure to give any notice provided for in this Section 18 or any defect therein, shall not affect the legality or validity of the removal of the Warrant Agent or the appointment of a successor Warrant Agent, as the case may be.

SECTION 19. Warrantholder Not Deemed a Stockholder. Nothing contained in this Agreement or in any of the Warrants shall be construed as conferring upon the Warrantholders thereof the right to vote or to receive dividends or to participate in any transaction that would give rise to an adjustment under Section 12 or to consent or to receive notice as stockholders in respect of the meetings of stockholders or for the election of directors of the Company or any other matter, or any rights whatsoever as stockholders of the Company.

40

SECTION 20. Notices to Company and Warrant Agent. Any notice or demand authorized or permitted by this Agreement to be given or made by the Warrant Agent or by any Warrantholder to or on the Company to be effective shall be in writing (including by facsimile or email, as applicable), and shall be deemed to have been duly given or made when delivered by hand, or when sent if delivered to a recognized courier or deposited in the mail, first class and postage prepaid or, in the case email or facsimile notice, when received, addressed as follows (until another address, facsimile number or email address is filed in writing by the Company with the Warrant Agent):

[Core Scientific, Inc.

210 Barton Springs Road, Suite 300

Austin, Texas 78704

Attention: Todd DuChene

Email: tduchene@corescientific.com]

with a copy to:

Weil, Gotshal & Manges LLP

767 5th Avenue

New York, New York 10153

Attention: Merritt S. Johnson, Esq.

Email: merritt.johnson@weil.com

Any notice or demand pursuant to this Agreement to be given by the Company or by any Warrantholder to the Warrant Agent shall be sufficiently given if sent in the same manner as notices or demands are to be given or made to or on the Company (as set forth above), except email, to the Warrant Agent at the office maintained by the Warrant Agent (the “Warrant Agent Office”) as follows (until another address is filed in writing by the Warrant Agent with the Company, which other address shall become the address of the Warrant Agent Office for the purposes of this Agreement):

[Computershare Trust Company, N.A.,

Computershare Inc.

150 Royall Street

Canton, MA 02021

Attention: Client Services

Facsimile: (781) 575-4210]

SECTION 21. Withholding and Reporting Requirements. The Company shall comply with all applicable tax withholding and reporting requirements imposed by any governmental and regulatory authority, and all distributions or other situations requiring withholding under applicable law (including deemed distributions) pursuant to the Warrants will be subject to applicable withholding and reporting requirements. Notwithstanding any provision to the contrary, the Company shall be authorized to: (a) take any actions that may be necessary or appropriate to comply with such withholding and reporting requirements, (b) apply a portion of any cash

41

distribution to be made under the Warrants to pay applicable withholding taxes, (c) holdback and liquidate a portion of any non-cash distribution to be made under the Warrants to generate sufficient funds to pay applicable withholding taxes, (d) require reimbursement from any Warrantholder to the extent any withholding is required in the absence of any distribution, or (e) establish any other mechanisms the Company believes are reasonable and appropriate, including requiring Warrantholders to submit appropriate tax and withholding certifications (such as IRS Forms W-9 and the appropriate IRS Form W-8, as applicable) that are necessary to comply with this Section 21.

SECTION 22. Supplements and Amendments. This Agreement constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and may not be amended, except in a writing signed by both of them. The Company and the Warrant Agent may from time to time amend, modify or supplement (i) this Agreement (with respect to the Tranche 1 Warrants) or the Tranche 1 Warrants with the prior written consent of Warrantholders holding at least a majority of the Warrant Shares then issuable upon exercise of the Tranche 1 Warrants then outstanding, pursuant to a written amendment or supplement executed by the Company and the Warrant Agent or (ii) this Agreement (with respect to the Tranche 2 Warrants) or the Tranche 2 Warrants with the prior written consent of Warrantholders holding at least a majority of the Warrant Shares then issuable upon exercise of the Tranche 2 Warrants then outstanding, pursuant to a written amendment or supplement executed by the Company and the Warrant Agent; provided that the consent of each Warrantholder affected shall be required for any amendment pursuant to which the applicable Exercise Price would be increased, the number of Warrant Shares issuable upon exercise of Warrants would be decreased (other than pursuant to adjustments provided in this Agreement) or the applicable Expiration Date would be decreased. Notwithstanding anything to the contrary herein, upon the delivery of a certificate from an Appropriate Officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 22 and provided that such supplement or amendment does not adversely affect the Warrant Agent’s rights, duties, liabilities, immunities or obligations hereunder, the Warrant Agent shall execute such supplement or amendment, provided that, the Company and the Warrant Agent may amend this Agreement without the consent of Warrantholders to (i) conform the text of this Agreement with the Plan; (ii) to cure any ambiguity; (iii) to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein; or (iv) to make any other provisions with respect to matters or questions arising under this Agreement as long as the new provisions do not adversely affect in any material respect the interest of the Warrantholders. Any amendment, modification or waiver effected pursuant to and in accordance with the provisions of this Section 22 will be binding upon all Warrantholders and upon each future Warrantholder, the Company and the Warrant Agent. In the event of any amendment, modification, supplement or waiver, the Company will give prompt notice thereof to all Warrantholders and, if appropriate, notation thereof will be made on all Global Warrant Certificates thereafter surrendered for registration of transfer or exchange.

SECTION 23. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

42

SECTION 24. Termination. This Agreement shall terminate at 5:00 p.m., New York City time, on the applicable Expiration Date (or, at 5:00 p.m., New York City time, on the Settlement Date with respect to any Warrant Exercise Notice delivered prior to 5:00 p.m., New York City time, on the applicable Expiration Date) with respect to the applicable tranche of Warrants. Notwithstanding the foregoing, this Agreement will terminate on such earlier date on which all outstanding Warrants have been exercised. Termination of this Agreement shall not relieve the Company or the Warrant Agent of any of their obligations arising prior to the date of such termination or in connection with the settlement of any Warrant exercised prior to 5:00 p.m., New York City time, on the applicable Expiration Date. The provisions of Section 17, this Section 24, Section 25 and Section 26 shall survive such termination and the resignation or removal of the Warrant Agent.

SECTION 25. Governing Law Venue and Jurisdiction; Trial By Jury. This Agreement and each Warrant issued hereunder shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be governed by and construed in accordance with the laws of such state. Each party hereto consents and submits to the jurisdiction of the courts of the State of New York and any federal courts located in such state in connection with any action or proceeding brought against it that arises out of or in connection with, that is based upon, or that relates to this Agreement or the transactions contemplated hereby. In connection with any such action or proceeding in any such court, each party hereto hereby waives personal service of any summons, complaint or other process and hereby agrees that service thereof may be made in accordance with the procedures for giving notice set forth in Section 20 hereof. Each party hereto hereby waives any objection to jurisdiction or venue in any such court in any such action or proceeding and agrees not to assert any defense based on lack of jurisdiction or venue in any such court in any such action or proceeding. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any action, proceeding or counterclaim as between the parties directly or indirectly arising out of, under or in connection with this Agreement or the transactions contemplated hereby or disputes relating hereto. Each of the parties hereto (i) certifies that no representative, agent or attorney of any other party hereto has represented, expressly or otherwise that such other party hereto would not, in the event of litigation, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other parties hereto have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 25.

SECTION 26. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any Person other than the Company, the Warrant Agent and the Warrantholders any legal or equitable right, remedy or claim under this Agreement, and this Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent and the Warrantholders.

SECTION 27. Counterparts. This Agreement may be executed (including by means of facsimile or electronically transmitted portable document format (.pdf) signature pages) in any number of counterparts and each such counterpart shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

SECTION 28. Headings. The headings of sections of this Agreement have been inserted for convenience of reference only, are not to be considered a part hereof and in no way modify or restrict any of the terms or provisions hereof.

43

SECTION 29. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law in any jurisdiction, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision of this Agreement in such jurisdiction or affect the validity, legality or enforceability of any provision in any other jurisdiction, and the invalid, illegal or unenforceable provision shall be interpreted and applied so as to produce as near as may be the economic result intended by the parties hereto. Upon determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible; provided, however, that if such excluded provision shall materially and adversely affect the rights, immunities, liabilities, duties or obligations of the Warrant Agent, the Warrant Agent shall be entitled to resign immediately upon written notice to the Company.

SECTION 30. Meaning of Terms Used in Agreement.

(a)    The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party. Any references to any federal, state, local or foreign statute or law shall also refer to all rules and regulations promulgated thereunder, unless the context otherwise requires. Unless the context otherwise requires: (a) a term has the meaning assigned to it by this Agreement; (b) forms of the word “include” mean that the inclusion is not limited to the items listed; (c) “or” is disjunctive but not exclusive; (d) words in the singular include the plural, and in the plural include the singular; and (e) provisions apply to successive events and transactions; (f) “hereof”, “hereunder”, “herein” and “hereto” refer to the entire Agreement and not any section or subsection.

(b)    The following terms used in this Agreement shall have the meanings set forth below:

“$” shall mean the currency of the United States.

“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law or other governmental action to be closed in New York, New York.

“Cash” means such coin or currency of the United States as at any time of payment is legal tender for the payment of public and private debts.

“Close of Business” means 5:00 p.m., New York City time.

“Closing Sale Price” means, as of any date, the last reported per share sales price of a share of Common Stock or any other security on such date (or, if no last reported sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices on such date) as reported by the principal U.S. national or regional securities exchange or quotation system on which the Common Stock or such other security is then listed or quoted; provided, however, that in the absence of such quotations, the Board of Directors will make a good faith determination of the Closing Sale Price.

44

“Common Stock Equivalent” means any warrant, right or option to acquire any shares of Common Stock or any security convertible into or exchangeable for shares of Common Stock.

“Control” means, with respect to any Person, (i) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or agency or otherwise, or (ii) the ownership of at least 50% of the equity securities in such Person. “Controlled” shall have a correlative meaning.

“Current Market Price” means, in connection with a dividend, issuance or distribution, the volume weighted average price per share of Common Stock for the twenty (20) Trading Days ending on, but excluding, the earlier of the date in question and the Trading Day immediately preceding the Ex-Date for such dividend, issuance or distribution for the regular trading session (including any extensions thereof, without regard to pre-open or after hours trading outside of such regular trading session) as reported by the principal U.S. national or regional securities exchange or quotation system on which the Common Stock or such other security is then listed or quoted, whichever is applicable, as published by Bloomberg at 4:15 P.M., New York City time (or 15 minutes following the end of any extension of the regular trading session), on such Trading Day, or if such volume weighted average price is unavailable or in manifest error as reasonably determined in good faith by the Board of Directors, the market value of one share of Common Stock during such twenty (20) Trading Day period determined using a volume weighted average price method by an independent nationally recognized investment bank or other qualified financial institution selected by the Board of Directors and reasonably acceptable to the Warrant Agent. If the Common Stock is not traded on any U.S. national or regional securities exchange or quotation system, the Current Market Price shall be the price per share of Common Stock that the Company could obtain from a willing buyer for shares of Common Stock sold by the Company from authorized but unissued shares of Common Stock, as such price shall be reasonably determined in good faith by the Board of Directors.

“Ex-Date” means, when used with respect to any issuance of or distribution in respect of the Common Stock or any other securities, the first date on which the Common Stock or such other securities trade without the right to receive such issuance or distribution.

“Market Price” means (w) if in reference to cash, the current cash value on the date of measurement in U.S. dollars, (x) if in reference to equity securities or securities included within Other Property, which are listed or admitted for trading on a national securities exchange or quotation system, the average closing price of a share (or similar relevant unit) of such securities as reported on the principal national securities exchange or quotation system on which the shares (or similar relevant units) of such securities are listed or admitted for trading, or (y) in all other cases, the value as determined in good faith by the Board of Directors of the Company. In each such case, the average price shall be averaged over a period of twenty- one (21) consecutive trading days consisting of the trading day immediately preceding the day on which the “Market Price” is being determined and the twenty (20) consecutive trading days prior to such day.

“Open of Business” means 9:00 a.m., New York City time.

45

“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any Cash, securities or other property or in which Common Stock (or other applicable security) is exchanged for or converted into any combination of Cash, securities or other property, the date fixed for determination of holders of Common Stock entitled to receive such Cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

“Subsidiary” means, with respect to any Person, any corporation, partnership, joint venture or other legal entity as to which such Person (either alone or through or together with any other Subsidiary), (a) owns, directly or indirectly, more than fifty percent (50%) of the stock or other equity interests, (b) has the power to elect a majority of the board of directors or similar governing body, or (c) has the power to direct the business and policies.

“Trading Day” means (i) if the applicable security is listed on the New York Stock Exchange, a day on which trades may be made thereon or (ii) if the applicable security is listed or admitted for trading on the American Stock Exchange, the NASDAQ Global Select Market, the NASDAQ Global Market or other national securities exchange or market, a day on which the American Stock Exchange, the NASDAQ Global Select Market, the NASDAQ Global Market or such other national securities exchange or market is open for business or (iii) if the applicable security is not so listed, admitted for trading or quoted, any Business Day.

“Volume-Weighted Average Price” or “VWAP” means, for any Trading Day, the per share volume-weighted average price of the Common Stock as displayed under the heading “Bloomberg VWAP” on Bloomberg page “ATSG <EQUITY> AQR” (or, if such page is not available, its equivalent successor page) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or, if such volume-weighted average price is unavailable, the market value of one share of Common Stock on such Trading Day, determined, using a volume-weighted average price method, by a nationally recognized independent investment banking firm selected by the Company). The VWAP will be determined without regard to after-hours trading or any other trading outside of the regular session.

[The next page is the signature page]

46

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the day and year first above written.

CORE SCIENTIFIC, INC.

By:
Name:
Title:

[COMPUTERSHARE TRUST COMPANY, N.A.]
as Warrant Agent

By:
Name:
Title:

[Signature Page to Warrant Agreement]

EXHIBIT A

FORM OF TRANCHE 1 GLOBAL WARRANT CERTIFICATE

VOID AFTER [●]7

This Global Warrant Certificate is held by The Depository Trust Company (the “Depository”) or its nominee in custody for the benefit of the beneficial owners hereof, and is not transferable to any Person under any circumstances except that (i) this Global Warrant Certificate may be exchanged in whole but not in part pursuant to Section 6(a) of the Warrant Agreement, (ii) this Global Warrant Certificate may be delivered to the Warrant Agent for cancellation pursuant to Section 6(h) of the Warrant Agreement and (iii) this Global Warrant Certificate may be transferred to a successor Depository with the prior written consent of the Company.

Unless this Global Warrant Certificate is presented by an authorized representative of the Depository to the Company or the Warrant Agent for registration of transfer, exchange or payment and any certificate issued is registered in the name of Cede & Co. or such other entity as is requested by an authorized representative of the Depository (and any payment hereon is made to Cede & Co. or to such other entity as is requested by an authorized representative of the Depository), any transfer, pledge or other use hereof for value or otherwise by or to any Person is wrongful because the registered owner hereof, Cede & Co., has an interest herein.

Transfers of this Global Warrant Certificate shall be limited to transfers in whole, but not in part, to nominees of the Depository or to a successor thereof or such successor’s nominee, and transfers of portions of this Global Warrant Certificate shall be limited to transfers made in accordance with the restrictions set forth in Section 6 of the Warrant Agreement.

No registration or transfer of the securities issuable pursuant to the Warrant will be recorded on the books of the Company until such provisions have been complied with.

[7]	To be three years from the Issue Date.

CUSIP No. [●]
No.	WARRANT TO PURCHASE
SHARES OF COMMON STOCK

CORE SCIENTIFIC, INC.

GLOBAL WARRANT TO PURCHASE COMMON STOCK

FORM OF FACE OF TRANCHE 1 WARRANT CERTIFICATE

VOID AFTER [●]8

This Warrant Certificate (“Warrant Certificate”) certifies that [●] or its registered assigns is the registered holder (the “Warrantholder”) of a Warrant (the “Warrant”) of CORE SCIENTIFIC, INC., a Delaware corporation (the “Company”), to purchase the number of shares (the “Warrant Shares”) of common stock, [par value $0.00001 per share] (the “Common Stock”) of the Company set forth above. This warrant expires on [●] (such date, the “Tranche 1 Expiration Date”), and entitles the holder to purchase from the Company the number of fully paid and non-assessable Warrant Shares set forth above at the exercise price (the “Tranche 1 Exercise Price”) multiplied by the number of Warrant Shares set forth above (the “Exercise Amount”), payable to the Company either by certified or official bank check payable to the order of the Company, or by wire transfer in immediately available funds of the Exercise Amount to an account of the Warrant Agent specified in writing by the Warrant Agent for such purpose, no later than 5:00 p.m. New York City time, on the business day immediately prior to the Settlement Date. The initial Tranche 1 Exercise Price shall be $[●]. The Tranche 1 Exercise Price and the number of Warrant Shares purchasable upon exercise of this Warrant are subject to adjustment upon the occurrence of certain events as set forth in the Warrant Agreement.

No Warrant may be exercised after the Expiration Date. After the Tranche 1 Expiration Date, the Warrants will become wholly void and of no value.

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS WARRANT CERTIFICATE SET FORTH ON THE REVERSE HEREOF. SUCH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH AT THIS PLACE.

This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent.

[8]	NTD: To be three years from the Issue Date

49

IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be executed by its duly authorized officer.

Dated:

CORE SCIENTIFIC, INC.

By:
Name:
Title:

[COMPUTERSHARE TRUST COMPANY, N.A.] as Warrant Agent

By:
Name:
Title:

50

FORM OF REVERSE OF GLOBAL TRANCHE 1 WARRANT CERTIFICATE

CORE SCIENTIFIC, INC.

The Warrant evidenced by this Warrant Certificate is a part of a duly authorized issue of Warrants to purchase a maximum of [●] shares of common stock issued pursuant to that certain Warrant Agreement, dated as of the Issue Date (the “Warrant Agreement”), duly executed and delivered by the COMPANY and [COMPUTERSHARE INC., a Delaware corporation and COMPUTERSHARE TRUST COMPANY, N.A., a federally chartered trust company, collectively], as Warrant Agent (the “Warrant Agent”). The Warrant Agreement hereby is incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the Warrantholders. A copy of the Warrant Agreement may be inspected at the Warrant Agent office and is available upon written request addressed to the Company. All capitalized terms used in this Warrant Certificate but not defined that are defined in the Warrant Agreement shall have the meanings assigned to them therein.

Warrants may be exercised to purchase Warrant Shares from the Company from the Issue Date through 5:00 p.m. New York City time on the Tranche 1 Expiration Date, at the Tranche 1 Exercise Price set forth on the face hereof, subject to adjustment as described in the Warrant Agreement. Subject to the terms and conditions set forth herein and in the Warrant Agreement, the Warrantholder evidenced by this Warrant Certificate may exercise such Warrant by:

(i) providing written notice of such election (“Warrant Exercise Notice”) to exercise the Warrant to the Warrant Agent at the address set forth in the Warrant Agreement, “Re: Warrant Exercise”, by hand or by facsimile, no later than 5:00 p.m., New York City time, on the Tranche 1 Expiration Date, which Warrant Exercise Notice shall substantially be in the form of an election to purchase Warrant Shares set forth herein, properly completed and executed by the Warrantholder;

(ii) delivering no later than 5:00 p.m., New York City time, on the business day immediately prior to the Settlement Date, the Warrant Certificates evidencing such Tranche 1 Warrants to the Warrant Agent; and

(iii) paying the applicable Exercise Amount, together with any applicable taxes and governmental charges.

In the event that upon any exercise of the Tranche 1 Warrant evidenced hereby the number of Warrant Shares actually purchased shall be less than the total number of Warrant Shares purchasable upon exercise of the Tranche 1 Warrant evidenced hereby, there shall be issued to the Warrantholder hereof, or such Warrantholder’s assignee, a new Warrant Certificate evidencing a Warrant to purchase the Warrant Shares not so purchased. No adjustment shall be made for any cash dividends on any Warrant Shares issuable upon exercise of this Tranche 1 Warrant. After the Tranche 1 Expiration Date, unexercised Tranche 1 Warrants shall become wholly void and of no value.

The Company shall not be required to issue fractions of Warrant Shares or any certificates that evidence fractional Warrant Shares.

Warrant Certificates, when surrendered by book-entry delivery through the facilities of the Depository may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing a Warrant to purchase in the aggregate a like number of Warrant Shares.

No Tranche 1 Warrants may be sold, exchanged or otherwise transferred in violation of the Warrant Agreement. The securities represented by this instrument (including any securities issued upon exercise hereof) have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or the securities laws of any state and were issued pursuant to an exemption from the registration requirement of Section 5 of the Securities Act provided by section 1145 of Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”), and to the extent that a Warrantholder is an “underwriter” as defined in section 1145(b)(1) of Chapter 11 of the Bankruptcy Code, such holder may not be able to sell or transfer any securities represented by this instrument (including any securities issued upon exercise hereof) in the absence of an effective registration statement relating thereto under the Securities Act and in accordance with applicable state securities laws or pursuant to an exemption from registration under such act or such laws.

The Company and Warrant Agent may deem and treat the registered holder hereof as the absolute owner of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone) for the purpose of any exercise hereof and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

[Balance of page intentionally remains blank]

52

EXHIBIT B

FORM OF TRANCHE 2 GLOBAL WARRANT CERTIFICATE

VOID AFTER [●]9

This Global Warrant Certificate is held by The Depository Trust Company (the “Depository”) or its nominee in custody for the benefit of the beneficial owners hereof, and is not transferable to any Person under any circumstances except that (i) this Global Warrant Certificate may be exchanged in whole but not in part pursuant to Section 6(a) of the Warrant Agreement, (ii) this Global Warrant Certificate may be delivered to the Warrant Agent for cancellation pursuant to Section 6(h) of the Warrant Agreement and (iii) this Global Warrant Certificate may be transferred to a successor Depository with the prior written consent of the Company.

Unless this Global Warrant Certificate is presented by an authorized representative of the Depository to the Company or the Warrant Agent for registration of transfer, exchange or payment and any certificate issued is registered in the name of Cede & Co. or such other entity as is requested by an authorized representative of the Depository (and any payment hereon is made to Cede & Co. or to such other entity as is requested by an authorized representative of the Depository), any transfer, pledge or other use hereof for value or otherwise by or to any Person is wrongful because the registered owner hereof, Cede & Co., has an interest herein.

Transfers of this Global Warrant Certificate shall be limited to transfers in whole, but not in part, to nominees of the Depository or to a successor thereof or such successor’s nominee, and transfers of portions of this Global Warrant Certificate shall be limited to transfers made in accordance with the restrictions set forth in Section 6 of the Warrant Agreement.

No registration or transfer of the securities issuable pursuant to the Warrant will be recorded on the books of the Company until such provisions have been complied with.

[9]	To be five years from the Issue Date.

CUSIP No. [●]
No.	WARRANT TO PURCHASE
SHARES OF COMMON STOCK

CORE SCIENTIFIC, INC.

GLOBAL WARRANT TO PURCHASE COMMON STOCK

FORM OF FACE OF TRANCHE 2 WARRANT CERTIFICATE

VOID AFTER [●]10

This Warrant Certificate (“Warrant Certificate”) certifies that [●] or its registered assigns is the registered holder (the “Warrantholder”) of a Warrant (the “Warrant”) of CORE SCIENTIFIC, INC., a Delaware corporation (the “Company”), to purchase the number of shares (the “Warrant Shares”) of common stock, [par value $0.00001 per share] (the “Common Stock”) of the Company set forth above. This warrant expires on [●] (such date, the “Tranche 2 Expiration Date”), and entitles the holder, at any time after the Tranche 2 Exercisability Date, to purchase from the Company the number of fully paid and non-assessable Warrant Shares set forth above at the exercise price (the “Tranche 2 Exercise Price”) multiplied by the number of Warrant Shares set forth above (the “Exercise Amount”), payable to the Company either by certified or official bank check payable to the order of the Company, or by wire transfer in immediately available funds of the Exercise Amount to an account of the Warrant Agent specified in writing by the Warrant Agent for such purpose, no later than 5:00 p.m. New York City time, on the business day immediately prior to the Settlement Date. The initial Tranche 2 Exercise Price shall be $0.01 per warrant. The Tranche 2 Exercise Price and the number of Warrant Shares purchasable upon exercise of this Warrant are subject to adjustment upon the occurrence of certain events as set forth in the Warrant Agreement.

In lieu of paying the Exercise Amount as set forth in the preceding paragraph, subject to the provisions of the Warrant Agreement (as defined on the reverse hereof), each Warrant shall entitle the Warrantholder thereof, at the election of such Warrantholder, to a Cashless Exercise pursuant to Section 7(e) of the Warrant Agreement.

No Warrant may be exercised after the Tranche 2 Expiration Date. After the Tranche 2 Expiration Date, the Warrants will become wholly void and of no value.

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS WARRANT CERTIFICATE SET FORTH ON THE REVERSE HEREOF. SUCH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH AT THIS PLACE.

[10]	NTD: To be five years from the Issue Date

54

This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent.

55

IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be executed by its duly authorized officer.

Dated:

CORE SCIENTIFIC, INC.

By:
Name:
Title:

[COMPUTERSHARE TRUST COMPANY, N.A.] as Warrant Agent

By:
Name:
Title:

56

FORM OF REVERSE OF GLOBAL TRANCHE 2 WARRANT CERTIFICATE

CORE SCIENTIFIC, INC.

The Warrant evidenced by this Warrant Certificate is a part of a duly authorized issue of Warrants to purchase a maximum of [●] shares of common stock issued pursuant to that certain Warrant Agreement, dated as of the Issue Date (the “Warrant Agreement”), duly executed and delivered by the COMPANY and [COMPUTERSHARE INC., a Delaware corporation and COMPUTERSHARE TRUST COMPANY, N.A., a federally chartered trust company, collectively], as Warrant Agent (the “Warrant Agent”). The Warrant Agreement hereby is incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the Warrantholders. A copy of the Warrant Agreement may be inspected at the Warrant Agent office and is available upon written request addressed to the Company. All capitalized terms used in this Warrant Certificate but not defined that are defined in the Warrant Agreement shall have the meanings assigned to them therein.

Warrants may be exercised to purchase Warrant Shares from the Company from the Issue Date through 5:00 p.m. New York City time on the Tranche 2 Expiration Date, at the Tranche 2 Exercise Price set forth on the face hereof, subject to adjustment as described in the Warrant Agreement. Subject to the terms and conditions set forth herein and in the Warrant Agreement, the Warrantholder evidenced by this Warrant Certificate may exercise such Warrant by:

(i) providing written notice of such election (“Warrant Exercise Notice”) to exercise the Warrant to the Warrant Agent at the address set forth in the Warrant Agreement, “Re: Warrant Exercise”, by hand or by facsimile, no later than 5:00 p.m., New York City time, on the Tranche 2 Expiration Date, which Warrant Exercise Notice shall substantially be in the form of an election to purchase Warrant Shares set forth herein, properly completed and executed by the Warrantholder;

(ii) delivering no later than 5:00 p.m., New York City time, on the business day immediately prior to the Settlement Date, the Warrant Certificates evidencing such Tranche 2 Warrants to the Warrant Agent; and

(iii) paying the applicable Exercise Amount, together with any applicable taxes and governmental charges.

In lieu of paying the Exercise Amount as set forth in the preceding paragraph, subject to the provisions of the Warrant Agreement, each Warrant shall entitle the Warrantholder thereof, at the election of such Warrantholder, to a Cashless Exercise pursuant to Section 7(e) of the Warrant Agreement. Notwithstanding the foregoing, no Cashless Exercise shall be permitted if, as the result of such adjustment provided for in Section 12 of the Warrant Agreement at the time of such Cashless Exercise, Warrant Shares include a cash component and the Company would be required to pay cash to a Warrantholder upon exercise of Warrants.

In the event that upon any exercise of the Tranche 2 Warrant evidenced hereby the number of Warrant Shares actually purchased shall be less than the total number of Warrant Shares purchasable upon exercise of the Tranche 2 Warrant evidenced hereby, there shall be issued to the Warrantholder hereof, or such Warrantholder’s assignee, a new Warrant Certificate evidencing a Warrant to purchase the Warrant Shares not so purchased. No adjustment shall be made for any cash dividends on any Warrant Shares issuable upon exercise of this Tranche 2 Warrant. After the Tranche 2 Expiration Date, unexercised Tranche 2 Warrants shall become wholly void and of no value.

The Company shall not be required to issue fractions of Warrant Shares or any certificates that evidence fractional Warrant Shares.

Warrant Certificates, when surrendered by book-entry delivery through the facilities of the Depository may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing a Warrant to purchase in the aggregate a like number of Warrant Shares.

No Tranche 2 Warrants may be sold, exchanged or otherwise transferred in violation of the Warrant Agreement. The securities represented by this instrument (including any securities issued upon exercise hereof) have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or the securities laws of any state and were issued pursuant to an exemption from the registration requirement of Section 5 of the Securities Act provided by section 1145 of Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”), and to the extent that a Warrantholder is an “underwriter” as defined in section 1145(b)(1) of Chapter 11 of the Bankruptcy Code, such holder may not be able to sell or transfer any securities represented by this instrument (including any securities issued upon exercise hereof) in the absence of an effective registration statement relating thereto under the Securities Act and in accordance with applicable state securities laws or pursuant to an exemption from registration under such act or such laws.

The Company and Warrant Agent may deem and treat the registered holder hereof as the absolute owner of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone) for the purpose of any exercise hereof and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

[Balance of page intentionally remains blank]

58

EXHIBIT C-1

FORM OF ELECTION TO EXERCISE BOOK-ENTRY

WARRANTS (TO BE EXECUTED UPON EXERCISE OF THE WARRANT)

The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Statement, to purchase                      newly issued shares of Common Stock of CORE SCIENTIFIC, INC. (the “Company”) at the [Tranche 1][Tranche 2] Exercise Price of [Tranche 1: $[●]][Tranche 2: $0.01] per share, as adjusted pursuant to the Warrant Agreement.

The undersigned represents, warrants and promises that it has the full power and authority to exercise and deliver the Warrants exercised hereby. The undersigned represents, warrants and promises that it has delivered or will deliver in payment for such shares $        by certified or official bank or bank cashier’s check payable to the order of the Company[Tranche 2:, or through a Cashless Exercise (as described below)], no later than 5:00 p.m., New York City time, on the business day immediately prior to the Settlement Date.

[Tranche 2: ☐ Please check if the undersigned, in lieu of paying the Tranche 2 Exercise Price as set forth in the preceding paragraph, elects a Cashless Exercise of the Tranche 2 Warrants pursuant the Warrant Agreement.]

The undersigned requests that a certificate representing the shares of Common Stock be delivered as follows:

Name

Address:

Delivery Address (if different):

If such number of shares of common stock is less than the aggregate number of shares of common stock purchasable hereunder, the undersigned requests that a new Book-Entry Warrant representing the balance of such Warrants shall be registered, with the appropriate Warrant Statement delivered as follows:

Name

Address:

Delivery Address (if different):

Social Security or Other Taxpayer Identification Number of Warrantholder:

Signature

Note: The above signature must correspond with the name as written upon the Warrant Statement in every particular, without alteration or enlargement or any change whatsoever. If the certificate representing the shares of common stock or any Warrant Statement representing Warrants not exercised is to be registered in a name other than that in which this Warrant Statement is registered, the signature of the holder hereof must be guaranteed.

SIGNATURE GUARANTEED

By:

Signatures must be guaranteed by a participant in the Securities Transfer Agent Medallion Program, the Stock Exchanges Medallion Program or the New York Stock Exchange, Inc. Medallion Signature Program.

60

EXHIBIT C-2

FORM OF ELECTION TO EXERCISE DIRECT REGISTRATION WARRANTS

TO BE COMPLETED BY DIRECT PARTICIPANT

IN THE DEPOSITORY TRUST COMPANY

CORE SCIENTIFIC, INC.

Warrants to Purchase                      Shares of Common Stock

(TO BE EXECUTED UPON EXERCISE OF THE WARRANT)

The undersigned hereby irrevocably elects to exercise the right, represented by              Warrants held for its benefit through the book-entry facilities of The Depository Trust Company (the “Depository”), to purchase newly issued shares of Common Stock of CORE SCIENTIFIC, INC. (the “Company”) at the [Tranche 1][Tranche 2] Exercise Price of [Tranche 1: $[●]][Tranche 2: $0.01] per share, as adjusted pursuant to the Warrant Agreement.

The undersigned represents, warrants and promises that it has the full power and authority to exercise and deliver the Warrants exercised hereby. The undersigned represents, warrants and promises that it has delivered or will deliver in payment for such shares $        by certified or official bank or bank cashier’s check payable to the order of the Company, or by wire transfer in immediately available funds of the aggregate [Tranche 1][Tranche 2] Exercise Price to an account of the Warrant Agent specified in writing by the Warrant Agent for such purpose [Tranche 2: or through a Cashless Exercise (as described below)], no later than 5:00 p.m., New York City time, on the business day immediately prior to the Settlement Date.

[Tranche 2: ☐ Please check if the undersigned, in lieu of paying the Tranche 2 Exercise Price as set forth in the preceding paragraph, elects a Cashless Exercise of the Tranche 2 Warrants pursuant to the Warrant Agreement.]

The undersigned requests that the shares of common stock purchased hereby be in registered form in the authorized denominations, registered in such names and delivered, all as specified in accordance with the instructions set forth below, provided that if the shares of common stock are evidenced by global securities, the shares of common stock shall be registered in the name of the Depository or its nominee.

Dated:

NOTE: THIS EXERCISE NOTICE MUST BE DELIVERED TO THE WARRANT AGENT, PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE [TRANCHE 1 EXPIRATION DATE][TRANCHE 2 EXPIRATION DATE]. THE WARRANT AGENT SHALL NOTIFY YOU (THROUGH THE CLEARING SYSTEM) OF (1) THE WARRANT AGENT’S ACCOUNT AT THE DEPOSITORY TO WHICH YOU MUST DELIVER YOUR WARRANTS ON THE EXERCISE DATE AND (2) THE ADDRESS, PHONE NUMBER AND FACSIMILE NUMBER WHERE YOU CAN CONTACT THE WARRANT AGENT AND TO WHICH WARRANT EXERCISE NOTICES ARE TO BE SUBMITTED.

NAME OF DIRECT PARTICIPANT
IN THE DEPOSITORY:

(PLEASE PRINT)

ADDRESS

CONTACT NAME:

ADDRESS:

TELEPHONE (INCLUDING
INTERNATIONAL CODE):

FAX (INCLUDING
INTERNATIONAL CODE):

SOCIAL SECURITY OR OTHER
TAXPAYER IDENTIFICATION
NUMBER (IF APPLICABLE):

ACCOUNT FROM WHICH
WARRANTS ARE BEING
DELIVERED:

DEPOSITORY ACCOUNT NO.:

WARRANT EXERCISE NOTICES WILL ONLY BE VALID IF DELIVERED IN ACCORDANCE WITH THE INSTRUCTIONS SET FORTH IN THIS NOTIFICATION (OR AS OTHERWISE DIRECTED), MARKED TO THE ATTENTION OF “WARRANT EXERCISE”. WARRANTHOLDER DELIVERING WARRANTS, IF OTHER THAN THE DIRECT DTC PARTICIPANT DELIVERING THIS WARRANT EXERCISE NOTICE:

NAME:
(PLEASE PRINT)

CONTACT NAME:

TELEPHONE (INCLUDING
INTERNATIONAL CODE):

FAX (INCLUDING
INTERNATIONAL CODE):

SOCIAL SECURITY OR OTHER
TAXPAYER IDENTIFICATION
NUMBER (IF APPLICABLE):

62

ACCOUNT TO WHICH THE

SHARES OF COMMON STOCK

ARE TO BE CREDITED:

DEPOSITORY ACCOUNT NO.:

FILL IN FOR DELIVERY OF THE COMMON STOCK, IF OTHER THAN TO THE PERSON DELIVERING THIS WARRANT EXERCISE NOTICE:

NAME:
(PLEASE PRINT)
ADDRESS:

CONTACT NAME:

TELEPHONE (INCLUDING
INTERNATIONAL CODE):

FAX (INCLUDING
INTERNATIONAL CODE):

SOCIAL SECURITY OR OTHER
TAXPAYER IDENTIFICATION
NUMBER (IF APPLICABLE):

NUMBER OF WARRANTS BEING
EXERCISED

(ONLY ONE EXERCISE PER
WARRANT EXERCISE NOTICE)

Signature:

Name:

Capacity in which Signing:

Signature Guaranteed BY:

Signatures must be guaranteed by a participant in the Securities Transfer

Agent Medallion Program, the Stock Exchanges Medallion Program

or the New York Stock Exchange, Inc. Medallion Signature Program.

63

EXHIBIT D

FORM OF ASSIGNMENT

(TO BE EXECUTED BY THE REGISTERED WARRANTHOLDER IF

SUCH WARRANTHOLDER DESIRES TO TRANSFER A WARRANT)

FOR VALUE RECEIVED, the undersigned registered holder hereby sells, assigns and transfers unto

Name of Assignee

Address of Assignee

                     Warrants to purchase shares of Common Stock held by the undersigned, together with all right, title and interest therein, and does irrevocably constitute and appoint                      attorney, to transfer such Warrants on the books of the Warrant Agent, with full power of substitution.

Dated

Signature

Social Security or Other Taxpayer
Identification Number of Assignee

SIGNATURE GUARANTEED BY:

Signatures must be guaranteed by a participant in the Securities Transfer

Agent Medallion Program, the Stock Exchanges Medallion Program

or the New York Stock Exchange, Inc. Medallion Signature Program.

Exhibit H

New Intercreditor Agreement (Miner Equipment Lenders, New Secured Notes, New Secured Convertible Notes, Exit Facility)

PAUL HASTINGS DRAFT

FIRST LIEN/SECOND LIEN MINER EQUIPMENT INTERCREDITOR AGREEMENT

dated as of

[●], 2024

among

[●]1,

as First Priority Lender,

[●]2,

as Second Priority Collateral Agent,

and acknowledged and agreed to by

CORE SCIENTIFIC, INC. and the other Grantors

[1]	NTD: a separate intercreditor agreement to be entered into between each miner equipment lender who does not elect Election 1 (all equity) and the Second Priority Collateral Agent
[2]	NTD: to be the Collateral Trustee for the Exit Facility, Secured Notes and Convertible Notes

i

Table of Contents

(continued)

Exhibits and Schedule
Exhibit A	Form of Joinder Agreement (Other First Priority Obligations)

ii

FIRST LIEN/SECOND LIEN MINER EQUIPMENT INTERCREDITOR AGREEMENT

This FIRST LIEN/SECOND LIEN MINER EQUIPMENT INTERCREDITOR AGREEMENT (as amended, restated, amended and restated, modified or supplemented from time to time, this “Agreement”) dated as of [●], 2024, is among [●], as the lender under the Equipment Loan and Security Agreement (as defined below) (in such capacity, together with its successors and assigns in such capacity, the “First Priority Lender”), and [●] (“[●]”), as collateral trustee under the Exit Agreement, the Secured Notes Indenture and the Convertible Notes Indenture (as such terms are defined below) (in such capacity, together with its successors and assigns in such capacity, the “Second Priority Collateral Agent”) and acknowledged and agreed to by [Core Scientific, Inc., a Delaware corporation]3 (the “Company”), and the other Grantors (as defined below). Capitalized terms used in this Agreement have the meanings assigned to them in Section 1 below.

RECITALS

A.     The Company and the First Priority Lender are party to the Equipment Loan and Security Agreement, dated as of [●], 2024 (as amended, restated, amended and restated, supplemented, replaced, refinanced or otherwise modified from time to time in accordance with the terms herein, the “Equipment Loan and Security Agreement”), by and between the Company and the First Priority Lender.

B.     The Company and the Second Priority Collateral Agent are party to the Exit Agreement, the Secured Notes Indenture and the Convertible Notes Indenture.

C.     Pursuant to the Approved Plan, the First Priority Obligations are required to be secured by first priority perfected Liens on, and security interests in, the Common Collateral.

D.     The Approved Plan and the Equipment Loan and Security Agreement require, among other things, that the First Priority Lender and the Second Priority Collateral Agent shall set forth in this Agreement their respective rights and remedies with respect to the Common Collateral.

Accordingly, in consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Section 1.	Definitions.

1.1     Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Agreement” has the meaning assigned to such term in the preamble hereto.

“Approved Plan” has the meaning assigned to such term in the Equipment Loan and Security Agreement (as in effect on the date hereof).

“Bankruptcy Code” means Title 11 of the United States Code (11. U.S.C. § 101 et seq.), as amended.

“Bankruptcy Law” means the Bankruptcy Code and any other federal, state or foreign bankruptcy, insolvency, receivership or similar law affecting creditors’ rights or any other or similar proceedings seeking any stay, reorganization, arrangement, composition or readjustment of obligations or indebtedness.

[3]	NTD: to be the Reorganized Parent

“Bitcoin”: the digital currency referred to as such by market practice and transacted via a payment system using peer-to-peer transactions verified by network nodes and recording in a public distributed ledger called the Blockchain.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in the State of New York are authorized or required by Law to close.

“Common Collateral” means any and all “Collateral” and “Additional Collateral” (in each case, as defined in the Equipment Loan and Security Agreement as in effect on the date hereof), including the assets of the Company or any other Grantor set forth on Schedule C or Schedule D to the Equipment Loan and Security Agreement (as such schedule may be amended, amended or restated, supplemented or otherwise modified from time to time in accordance with its terms) “Company” shall have the meaning set forth in the preamble to this Agreement.

“Convertible Notes Indenture” means that certain Convertible Notes Indenture dated as of [●], 2024 (as amended, restated, supplemented or otherwise modified from time to time), by and among the Company, the Guarantors (as defined therein) party from time to time thereto, the Second Priority Collateral Agent and the other parties thereto.

“Cryptocurrency”: any digital or electronic asset or currency (including Bitcoin and Ethereum) transacted, exchanged or otherwise subsisting on the blockchain or other decentralized or distributed ledger or similar digital platform.

“DIP Financing” means the obtaining of credit or incurring debt secured by Liens on all or any portion of the Common Collateral, in each case pursuant to section 364 of the Bankruptcy Code (or similar Bankruptcy Law).

“Discharge of First Priority Obligations” means, except to the extent otherwise expressly provided in Section 5.6(a), (i) payment in full in cash of all First Priority Obligations (except for contingent indemnities and cost and reimbursement obligations to the extent no claim has been made) and (ii) termination or expiration of all commitments, if any, to extend credit that would constitute First Priority Obligations.

“Discharge of Second Priority Obligations” means, except to the extent otherwise expressly provided in Section 5.6(b), (i) payment in full in cash of all Second Priority Obligations (except for contingent indemnities and cost and reimbursement obligations to the extent no claim has been made) and (ii) termination or expiration of all commitments, if any, to extend credit that would constitute Second Priority Obligations.

“Disposition” means any sale, lease, exchange, transfer or other disposition, and “Dispose” and “Disposed of” shall have correlative meanings.

“Distribution” means with respect to any indebtedness or obligation, (a) any payment or distribution by any Person of cash, securities or other property, by setoff or otherwise, on account of such indebtedness or obligation or (b) any redemption, purchase or other acquisition of such indebtedness or obligation by any Person.

2

“Documents” means the First Priority Documents and the Second Priority Documents, or any of them.

“Dollars” or “$” refers to lawful money of the United States.

“Enforcement Action” mean (a) to take any action to foreclose, execute, levy, or collect on, take possession or control (by setoff or otherwise) of, sell or otherwise realize upon (judicially or non-judicially), or lease, license, or otherwise Dispose of (whether publicly or privately), any Common Collateral, or otherwise exercise or enforce remedial rights with respect to any Common Collateral under the First Priority Documents or the Second Priority Documents (including by way of setoff, recoupment, notification of a public or private sale or other Disposition pursuant to the UCC or other applicable law, notification to account debtors, notification to depositary banks under deposit account control agreements, securities intermediaries under securities account agreements or commodities intermediaries under commodities account agreements, or to enter into (or, if the First Priority Lender consents thereto after the occurrence and during the continuation of an Event of Default, any Grantor enters into) any agreement in order to have a third party solicit bids to effect the liquidation or disposition of any Common Collateral or engage or retain sales brokers, marketing agents, investment bankers, accountants, appraisers, auctioneers, or other third Persons for the purpose of marketing, promoting, or selling any Common Collateral, (c) to receive a transfer of any Common Collateral in satisfaction of any Obligations secured thereby or make a credit bid for the purpose of doing so (whether or not in an Insolvency or Liquidation Proceeding), (d) to otherwise enforce a security interest or other Lien, or exercise another right or remedy, in each case, as a secured creditor pertaining to the Common Collateral at law, in equity, or pursuant to the First Priority Documents or Second Priority Documents (including exercising voting rights in respect of equity or debt interests comprising any of the Common Collateral), (e) to effect the Disposition of any Common Collateral by any Grantor after the occurrence and during the continuation of an Event of Default, (f) to take any other remedial actions as a secured creditor against any Common Collateral or (g) to commence any legal proceedings or actions against or with respect to any Grantor or any of such Grantor’s assets for the purpose of effecting or facilitating any of the actions described in any of clauses (a) through (f) above.

“Equivalent Provision” means, with respect to any reference to a specific provision of an agreement in effect on the date hereof (the “original agreement”), if such agreement is amended, restated, supplemented, modified, refinanced or replaced after the date hereof in a manner permitted hereby, the provision in such amended, restated, supplemented, modified, refinanced or replacement agreement that is equivalent to such specific provision in such original agreement.

“Equipment Loan and Security Agreement” has the meaning set forth in the Recitals to this Agreement.

“Event of Default” means each “Event of Default” or similar term, as such term is defined in any First Priority Document or any Second Priority Document.

“Exit Agreement” means that certain [Exit First Lien Credit Agreement] dated as of [●], 2024 (as amended, restated, supplemented or otherwise modified from time to time), by and among the Company, the Guarantors (as defined therein) party from time to time thereto, the Second Priority Collateral Agent and the other parties thereto.

“First Priority Collateral Documents” means the Equipment Loan and Security Agreement and any documents or agreements now existing or entered into after the date hereof that create or purport to create Liens on Common Collateral to secure any First Priority Obligations or grant rights or remedies with respect to such Liens, as the same may be amended, restated, replaced, refinanced, supplemented or otherwise modified from time to time in accordance with the terms hereof.

3

“First Priority Documents” means (a) the Equipment Loan and Security Agreement and the other Loan Documents (as defined in the Equipment Loan and Security Agreement), (b) the First Priority Collateral Documents, and (c) and all other agreements, instruments and other documents at any time executed or delivered by any Grantor or any other Person with, to or in favor of the First Priority Lender in connection therewith or related thereto, including such documents evidencing initial and subsequent refinancings or replacements of the First Priority Obligations, in each case, as the same may be amended, amended and restated, supplemented, modified, replaced, refinanced, substituted or renewed from time to time in accordance with the terms hereof.

“First Priority Lender” shall have the meaning set forth in the preamble to this Agreement.

“First Priority Obligations” means all Obligations of the Grantors under the Equipment Loan and Security Agreement outstanding on the date hereof, plus interest, fees, premiums arising in respect thereof from time to time pursuant to the Loan Documents (as defined in the Equipment Loan and Security Agreement, as in effect on the date hereof), whether arising before or after the commencement of an Insolvency or Liquidation Proceeding, and whether or not allowed or allowable in an Insolvency or Liquidation Proceeding.

“First Priority Secured Parties” means the First Priority Lender and any holder of any First Priority Obligations.

“Governmental Authority” means the government of the U.S., any other nation or any political subdivision thereof, whether state, provincial or local, and any agency, authority, instrumentality, regulatory body, court, central bank, commission, tribunal, department, supra-national body or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Grantors” shall mean the Company and each of the Subsidiaries and other affiliates of the Company that has executed and delivered a First Priority Collateral Document or a Second Priority Collateral Document.

“Insolvency or Liquidation Proceeding” means:

(1)     any case commenced by or against the Company or any other Grantor under any Bankruptcy Law, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the Company or any other Grantor, any receivership or assignment for the benefit of creditors relating to the Company or any other Grantor or any similar case or proceeding relative to the Company or any other Grantor or its creditors, as such, in each case whether or not voluntary;

(2)     any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Company or any other Grantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency (except for any voluntary liquidation, dissolution or other winding up to the extent permitted by the applicable Secured Credit Documents); or

(3)     any other proceeding of any type or nature in which substantially all claims of creditors of the Company or any other Grantor are determined and any payment or distribution is or may be made on account of such claims.

“Law” means, collectively, all applicable international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority.

4

“Lien” means any mortgage, pledge, security interest, encumbrance, hypothecation, lien or charge of any kind in the nature of security (including any conditional sale agreement, title retention agreement or lease in the nature thereof); provided that in no event shall an operating lease be deemed to constitute a Lien.

“New First Priority Lender” shall have the meaning set forth in Section 5.6(a).

“New First Priority Documents” shall have the meaning set forth in Section 5.6(a).

“New First Priority Obligations” shall have the meaning set forth in Section 5.6(a).

“New Second Priority Collateral Agent” shall have the meaning set forth in Section 5.6(b).

“New Second Priority Documents” shall have the meaning set forth in Section 5.6(b).

“New Second Priority Obligations” shall have the meaning set forth in Section 5.6(b).

“Obligations” means with respect to any Grantor, all amounts, obligations, liabilities, covenants and duties of every type and description owing by such Grantor to any Secured Party arising out of, under, or in connection with, any agreement, whether direct or indirect (regardless of whether acquired by assignment), absolute or contingent, due or to become due, whether liquidated or not, now existing or hereafter arising and however acquired, and whether or not evidenced by any instrument or for the payment of money (including all interest, fees, expenses and charges whether or not accruing after the filing of any Insolvency or Liquidation Proceeding with respect to any Obligations, whether or not a claim for such post-filing or post-petition interest, fees, expenses and charges is allowed or allowable in any such proceeding), including all other fees, expenses (including fees, charges and disbursement of counsel), interest, commissions, charges, costs, disbursements, indemnities and reimbursement of amounts paid and other sums chargeable to such Grantor under any agreement.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” mean as to any Grantor, a plan of reorganization under the Bankruptcy Code or other plan of similar effect under any other Bankruptcy Law.

“Proceeds” means (a) all “proceeds,” as defined in Article 9 of the UCC, of the Common Collateral, and (b) any payment or distribution received when any Common Collateral is sold, exchanged, collected or Disposed of, whether voluntarily or involuntarily, and including any replacement Common Collateral provided during any Insolvency or Liquidation Proceeding; provided, that, notwithstanding anything to the contrary herein or elsewhere, in no event shall Proceeds include any Cryptocurrency.

“Release Documents” means termination statements, releases, and other documents reasonably necessary or advisable to release, release of record, or evidence the release of a Lien on any Common Collateral.

“Recovery” shall the meaning set forth in Section 6.8.

5

“Second Priority Agreement” means, collectively, the Exit Agreement, the Secured Notes Indenture and the Convertible Notes Indenture.

“Second Priority Collateral Agent” shall have the meaning set forth in the preamble to this Agreement.

“Second Priority Collateral Documents” means the Second Priority Agreement and any documents now existing or entered into after the date hereof that create Liens on the Common Collateral to secure any Second Priority Obligations.

“Second Priority Documents” shall mean (a) the Second Priority Agreement and the Second Priority Collateral Documents and (b) any other related document or instrument executed and delivered pursuant to any Second Priority Document described in clause (a) above evidencing or governing any Obligations thereunder as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Second Priority Lien” shall mean any Lien on any assets of the Company or any other Grantor securing any Second Priority Obligations.

“Second Priority Obligations” means all “[Obligations]” (as such term is defined in the Second Priority Agreement).

“Second Priority Secured Parties” shall mean the holders of any Second Priority Obligations, including the Second Priority Collateral Agent.

“Secured Notes Indenture” means that certain Secured Notes Indenture dated as of [●], 2024 (as amended, restated, supplemented or otherwise modified from time to time), by and among the Company, the Guarantors (as defined therein) party from time to time thereto, the Second Priority Collateral Agent and the other parties thereto.

“Secured Parties” means the First Priority Secured Parties and the Second Priority Secured Parties.

“Subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, limited partnership, association or other entity of which securities or other ownership interests representing more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests (or in the case of a limited partnership, more than 50% of the general partnership interests or more than 50% of the limited partnership interests) are, as of such date, owned, controlled or held by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Uniform Commercial Code” or “UCC” means, unless otherwise specified, the Uniform Commercial Code as from time to time in effect in the State of New York.

“U.S.” means the United States of America.

1.2     Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any

6

definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified in accordance with this Agreement, (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Sections shall be construed to refer to Sections of this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

Section 2.	Lien Priorities.

2.1     Subordination of Liens. Notwithstanding the date, time, manner or order of filing or recordation of any document or instrument or grant, attachment or perfection of any Liens granted to the Second Priority Secured Parties on the Common Collateral or of any Liens granted to the First Priority Secured Parties on the Common Collateral (or any actual or alleged defect in any of the foregoing), and notwithstanding any provision of the UCC, or any applicable law or the Second Priority Documents or the First Priority Documents or any other circumstance whatsoever (including any non-perfection of any Lien purporting to secure the First Priority Obligations and/or the Second Priority Obligations), the Second Priority Collateral Agent, on behalf of itself and each Second Priority Secured Party, hereby agrees that: (a) any Lien on the Common Collateral securing any First Priority Obligations now or hereafter held by or on behalf of the First Priority Lender or any other First Priority Secured Party or any agent or trustee therefor regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall have priority over and be senior in all respects and prior to any Lien on the Common Collateral securing any Second Priority Obligations and (b) any Lien on the Common Collateral securing any Second Priority Obligations now or hereafter held by or on behalf of any Second Priority Secured Party or any agent or trustee therefor regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Common Collateral securing any First Priority Obligations. All Liens on the Common Collateral securing any First Priority Obligations shall be and remain senior in all respects and prior to all Liens on the Common Collateral securing any Second Priority Obligations for all purposes, whether or not such Liens securing any First Priority Obligations are subordinated to any Lien securing any other obligation of the Company, any other Grantor or any other Person.

2.2     Prohibition on Contesting Liens. The Second Priority Collateral Agent, for itself and on behalf of each Second Priority Secured Party and for the benefit of the First Priority Lender and all other First Priority Secured Parties, agrees that no Second Priority Secured Creditor shall (and each Second Priority Secured Creditor hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the existence, perfection, priority, validity or enforceability of (a) any Lien securing any First Priority Obligations held (or purported to be held) by or on behalf of any of the First Priority Secured Parties or any agent or trustee therefor in any Common Collateral, (b) the validity, allowability or enforceability of any First Priority Document, or any First Priority Obligation or (c) the relative rights and duties of the First Priority Secured Parties or the Second Priority Secured Parties granted and/or established in this Agreement; provided, however, that nothing in this Agreement shall be construed to prevent or impair the rights of the First Priority Lender or any First Priority Secured Party or any agent or trustee therefor to enforce this Agreement (including the priority of the Liens securing the First Priority Obligations as provided in Section 2.1) or any of the First Priority Documents.

2.3     No New Liens. So long as the Discharge of First Priority Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any of the

7

Grantors, the parties hereto agree that if the Second Priority Collateral Agent or any other Second Priority Secured Party shall hold any Lien on any assets that are or are intended to be Common Collateral of the Company or any other Grantor securing any Second Priority Obligations that are not also subject to the Lien of the First Priority Lender in respect of the First Priority Obligations under the First Priority Documents, (a) the Second Priority Collateral Agent or other applicable Second Priority Secured Party shall notify the First Priority Lender upon becoming aware thereof and, upon demand by the First Priority Lender, the Second Priority Collateral Agent or other applicable Second Priority Secured Party will either, at the option of the First Priority Lender, (i) release such Lien or (ii) assign such Lien to the First Priority Lender (and/or its designee) as security for the First Priority Obligations (and, in the case of an assignment, the Second Priority Collateral Agent may retain a junior lien on such assets subject to the terms hereof) and (b) without limiting any other rights and remedies available to the First Priority Lender, the Second Priority Collateral Agent, on behalf of itself and the Second Priority Secured Parties, agrees that any amounts received by or distributed to any of them pursuant to or as a result of Liens so granted shall be subject to Section 4.2.

2.4     Perfection of Liens. None of the First Priority Secured Parties shall be responsible for the Common Collateral, or perfecting and maintaining the perfection of Liens with respect to the Common Collateral for the benefit of the Second Priority Secured Parties. The provisions of this Agreement are intended solely to govern the respective Lien priorities as between the First Priority Secured Parties and the Second Priority Secured Parties and shall not impose on the First Priority Secured Parties or the Second Priority Secured Parties or any agent or trustee therefor any obligations in respect of the disposition of Proceeds of any Common Collateral which would conflict with perfected claims therein in favor of any other Person or any order or decree of any court or governmental authority or any applicable law. The First Priority Lender will have no liability to any Second Priority Secured Party for (and the Second Priority Collateral Agent hereby waives, on behalf of itself and the other Second Priority Secured Parties, any claim arising from) any action or inaction by the First Priority Lender with respect to any First Priority Document, First Priority Obligations or Common Collateral, including (1) the maintenance, preservation, or collection of the First Priority Obligations or any Common Collateral, or (2) the foreclosure upon, or the sale, liquidation, maintenance, preservation, or other Disposition of, any Common Collateral, including any such action or inaction that results in a default or event of default under the Second Priority Documents. The First Priority Lender will not have by reason of this Agreement or any other document a fiduciary relationship with any Second Priority Secured Party. The parties recognize that the interests of the First Priority Lender and the Second Priority Collateral Agent may differ, and the First Priority Lender may act in its own interest or in the interest without taking into account the interests of any Second Priority Secured Party.

Section 3.	Enforcement.

3.1     Exercise of Remedies.

(a)     So long as the Discharge of First Priority Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor, (i) \neither the Second Priority Collateral Agent nor any other Second Priority Secured Party will (x) exercise or seek to exercise any Enforcement Action with respect to any Common Collateral, (y) contest, protest or object to any foreclosure proceeding or action (including any Enforcement Action) brought with respect to the Common Collateral by any First Priority Secured Party in respect of the First Priority Obligations, the exercise of any right by any First Priority Secured Party (or any agent or sub-agent on their behalf) in respect of the First Priority Obligations under any lockbox agreement, control agreement, landlord waiver or bailee’s letter or similar agreement or arrangement to which any Second Priority Collateral Agent or any Second Priority Secured Party either is a party or may have rights as a third party beneficiary, or any other exercise by any such party, of any rights and remedies relating to the Common

8

Collateral under the First Priority Documents or otherwise in respect of First Priority Obligations or (z) object to the forbearance by the First Priority Secured Parties from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Common Collateral in respect of First Priority Obligations and (ii) the First Priority Lender shall have the exclusive right to enforce rights (including the exclusive right to commence and maintain Enforcement Actions), exercise remedies (including setoff and the right to credit bid its debt) and make determinations regarding the release, disposition or restrictions with respect to the Common Collateral without any consultation with or the consent of the Second Priority Collateral Agent or any other Second Priority Secured Party; provided, however, that in any Insolvency or Liquidation Proceeding commenced by or against the Company or any other Grantor, (A) the Second Priority Collateral Agent may file a claim or statement of interest with respect to the applicable Second Priority Obligations and (B) the Second Priority Collateral Agent may take any action (not adverse to the Liens on the Common Collateral securing the First Priority Obligations, or the rights of the First Priority Secured Parties to exercise remedies in respect thereof) in order to create, prove, perfect, preserve or protect (but not enforce) its rights in, and perfection and priority of its Lien on, the Common Collateral. In exercising rights and remedies with respect to the Common Collateral, or in declining or delaying any such action, the First Priority Lender shall have complete discretion and may enforce the provisions of the First Priority Documents and exercise remedies thereunder, all in such order and in such manner as it may determine in the exercise of its sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by it to sell or otherwise dispose of Common Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured lender under the Uniform Commercial Code of any applicable jurisdiction and of a secured creditor under Bankruptcy Laws of any applicable jurisdiction.

(b)     So long as the Discharge of First Priority Obligations has not occurred, the Second Priority Collateral Agent, on behalf of itself and each other Second Priority Secured Party, agrees that no Second Secured Creditor will, in the context of its role as a secured creditor, take or receive any Common Collateral or any Proceeds of Common Collateral in connection with the exercise of any right or remedy (including setoff) with respect to any Common Collateral in respect of the applicable Second Priority Obligations. Without limiting the generality of the foregoing, unless and until the Discharge of First Priority Obligations has occurred, except as expressly provided in the proviso in clause (ii) of Section 3.1(a), the sole right of the Second Priority Collateral Agent and the other Second Priority Secured Parties with respect to the Common Collateral is to hold a Lien on the Common Collateral in respect of the applicable Second Priority Obligations pursuant to the Second Priority Documents, as applicable, for the period and to the extent granted therein and to receive a share of the Proceeds thereof, if any, after the Discharge of First Priority Obligations has occurred.

(c)     Subject to the proviso in clause (ii) of Section 3.1(a), (i) the Second Priority Collateral Agent, for itself and on behalf of each other Second Priority Secured Party, agrees that no Second Priority Collateral Agent or other Second Priority Secured Party will take any action that would hinder, delay, limit or prohibit any exercise of remedies undertaken by the First Priority Secured Parties with respect to the Common Collateral under the First Priority Documents, including any sale, lease, exchange, transfer or other Disposition of the Common Collateral, whether by foreclosure or otherwise, and (ii) the Second Priority Collateral Agent, for itself and on behalf of each other Second Priority Secured Party, hereby waives any and all rights it or any other Second Priority Secured Party may have as a junior lien creditor or otherwise to object to the manner in which the First Priority Lender seeks to enforce or collect the First Priority Obligations or the Liens granted in any of the Common Collateral, regardless of whether any action or failure to act by or on behalf of the First Priority Lender is adverse to the interests of the Second Priority Secured Parties.

(d)     The Second Priority Collateral Agent hereby acknowledges and agrees that no covenant, agreement or restriction contained in any applicable Second Priority Document shall be deemed to restrict in any way the rights and remedies of the First Priority Secured Parties with respect to the Common Collateral as set forth in this Agreement and the First Priority Documents.

9

(e)     Until the Discharge of the First Priority Obligations, the First Priority Secured Parties shall have the exclusive right to exercise any right or remedy with respect to the Common Collateral (including to take any Enforcement Action with respect to the Common Collateral) and shall have the exclusive right to determine and direct the time, method and place for exercising such right or remedy or conducting any proceeding with respect thereto.

3.2     Cooperation. Subject to the proviso in clause (ii) of Section 3.1(a), the Second Priority Collateral Agent, on behalf of itself and each other Second Priority Secured Party, agrees that, unless and until the Discharge of First Priority Obligations has occurred, no Second Priority Secured party will commence, or join with any Person (other than the First Priority Lender upon its request therefor) in commencing, any Enforcement Action or proceeding with respect to any Lien held by it in the Common Collateral under any of the applicable Second Priority Documents or otherwise in respect of the applicable Second Priority Obligations.

3.3     Second Priority Collateral Agent and Second Priority Secured Parties Waiver. The Second Priority Collateral Agent and the other Second Priority Secured Parties hereby waive any claim they may now or hereafter have against any First Priority Secured Party arising out of (i) any actions which the First Priority Lender or other First Priority Secured Parties (or any of its representatives) take or omit to take (including actions with respect to the creation, perfection or continuation of Liens on any Common Collateral, actions with respect to the foreclosure upon, Disposition, release or depreciation of, or failure to realize upon, any of the Common Collateral and actions with respect to the collection of any claim for all or any part of the Obligations from any account debtor, guarantor or any other party) in accordance with any relevant First Priority Collateral Documents or any other agreement related thereto, or to the collection of the Obligations or the valuation, use, protection or release of any security for the Obligations, or (ii) any election by the First Priority Secured Parties, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b) of the Bankruptcy Code, any borrowing by, or grant of a security interest or administrative expense priority under Section 364 of the Bankruptcy Code by, the Company or any of its Subsidiaries, as debtor-in-possession.

3.4     Actions upon Breach. Should the Second Priority Collateral Agent or any other Second Priority Secured Party, contrary to this Agreement, in any way, take, attempt to take or threaten to take any action with respect to the Common Collateral (including any attempt to realize upon or enforce any remedy with respect to this Agreement) or fail to take any action required by this Agreement, the First Priority Lender (in its or their own name) may obtain relief against such Second Priority Collateral Agent or such other Second Priority Secured Party by injunction, specific performance or other appropriate equitable relief. The Second Priority Collateral Agent, for itself and on behalf of each other Second Priority Secured Party, hereby (i) agrees that the First Priority Secured Parties’ damages from the actions of the Second Priority Collateral Agent or any other Second Priority Secured Party may at that time be difficult to ascertain and may be irreparable and waives any defense that the First Priority Secured Parties cannot demonstrate damage or be made whole by the awarding of damages and (ii) irrevocably waives any defense based on the adequacy of a remedy at law and any other defense that might be asserted to bar the remedy of specific performance in any action that may be brought by any First Priority Secured Party.

Section 4.	Payments.

4.1     Application of Proceeds. So long as the Discharge of First Priority Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, any Common Collateral or Proceeds thereof received in connection with an Enforcement Action

10

in respect of, or the sale or other Disposition of, or collection on, such Common Collateral, shall be applied by the First Priority Lender to the First Priority Obligations in such order as specified in the First Priority Documents until the Discharge of First Priority Obligations has occurred. Upon the Discharge of First Priority Obligations, the applicable First Priority Lender shall release promptly to the Second Priority Collateral Agent any Common Collateral or proceeds thereof held by it in the same form as received, with no representations or warranties , to be applied by the Second Priority Collateral Agent ratably to the Second Priority Obligations and, with respect to each class of Second Priority Obligations, in such order as specified in the relevant Second Priority Documents.

4.2     Payments Over. (a) So long as the Discharge of First Priority Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, any Common Collateral or Proceeds thereof, any assets or Proceeds subject to Liens referred to in Section 2.3 or any other distribution (whether or not expressly characterized as such) in respect of any Disposition of the Common Collateral received by the Second Priority Collateral Agent or any other Second Priority Secured Party, including any Proceeds received by the Second Priority Collateral Agent or any other Second Priority Secured Party in connection with any insurance policy claim or any condemnation award (or deed in lieu of condemnation) in respect of the Common Collateral shall, in each case, be segregated and held in trust for the benefit of and forthwith paid over to the First Priority Lender (and/or its designees) for the benefit of the First Priority Secured Parties in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. The First Priority Lender is hereby authorized to make any such endorsements as agent for the Second Priority Collateral Agent or any such Second Priority Secured Party. This authorization is coupled with an interest and is irrevocable.

(b)     [reserved].

(c)     Until the Discharge of First Priority Obligations occurs, the Second Priority Collateral Agent, for itself and on behalf of the other Second Priority Secured Parties, hereby irrevocably constitutes and appoints the First Priority Lender and any officer or agent of the First Priority Lender, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Second Priority Collateral Agent or any such other Second Priority Secured Party or in the First Priority Lender’s own name, from time to time in the First Priority Lender’s discretion, for the purpose of carrying out the terms of this Section 4.2, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary to accomplish the purposes of this Section 4.2, including any endorsements or other instruments of transfer or release. This power is coupled with an interest and is irrevocable until the Discharge of First Priority Obligations.

Section 5.	Other Agreements.

5.1     Releases.

(a)     If the First Priority Lender releases its Lien on all or any portion of the Common Collateral in connection with an Enforcement Action,:

then (whether or not any Insolvency or Liquidation Proceeding is pending at the time) the Liens in favor of the Second Priority Secured Parties upon such Common Collateral will automatically be released and discharged as and when, but only to the extent, such Liens on such Common Collateral securing First Priority Obligations are released and discharged, and the Second Priority Collateral Agent and the other Second Priority Secured Parties will be deemed to have consented under the Second Priority Documents to such transaction free and clear of the Second Priority Collateral Agent’s and the other Second Priority Secured Parties’ security interest (it being understood that the Second Priority Collateral Agent shall still,

11

subject to the terms of this Agreement, have a Lien on and security interest in the Proceeds of such Common Collateral, except to the extent applied to the Discharge of First Priority Obligations) and to have waived the provisions of the Second Priority Documents to the extent necessary to permit such transaction and will promptly execute and deliver to the First Priority Lender such Release Documents as the First Priority Lender reasonably requests to effectively release or confirm the release of such Lien of the Second Priority Collateral Agent and the other Second Priority Secured Parties and take such further actions as the First Priority Lender shall reasonably require in order to release or terminate such Second Priority Collateral Agent’s and the other Second Priority Secured Parties’ Liens on such Common Collateral. Upon delivery to the Second Priority Collateral Agent of a notice from the First Priority Lender stating that any release of Liens securing or supporting the First Priority Obligations has become effective (or shall become effective upon the First Priority Lender’s release), the Second Priority Collateral Agent will promptly execute and deliver such instruments, releases, termination statements or other documents confirming such release as reasonably requested by the First Priority Lender.

(b)     The Second Priority Collateral Agent, for itself and on behalf of each other Second Priority Secured Party, hereby irrevocably constitutes and appoints the First Priority Lender and any officer or agent of the First Priority Lender, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Second Priority Collateral Agent or such other Second Priority Secured Parties or in the First Priority Lender’s own name, from time to time in the First Priority Lender’s discretion, for the purpose of carrying out the terms of this Section 5.1, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or desirable to accomplish the purposes of this Section 5.1, including any termination statements, endorsements or other instruments of transfer or release. This power is coupled with an interest and is irrevocable until the Discharge of First Priority Obligations.

(c)     Unless and until the Discharge of First Priority Obligations has occurred, the Second Priority Collateral Agent, for itself and on behalf of each other Second Priority Secured Party, hereby consents to the application, whether prior to or after a default, of proceeds of Common Collateral to the repayment of First Priority Obligations pursuant to the First Priority Documents; provided that nothing in this Section 5.1(c) shall be construed to prevent or impair the rights of the Second Priority Collateral Agent or the other Second Priority Secured Parties to receive proceeds in connection with the Second Priority Obligations not otherwise in contravention of this Agreement.

5.2     Rights As Unsecured Creditors. Nothing in this Agreement shall prohibit the receipt by the Second Priority Collateral Agent or any other Second Priority Secured Party of the required payments of interest, principal, premium, fees, indemnities and other payment or amounts under the Second Priority Documents, so long as such receipt is not the direct or indirect result of the exercise by the Second Priority Collateral Agent or any other Second Priority Secured Party of rights or remedies as a secured creditor in respect of Common Collateral, or enforcement in contravention of this Agreement of any Lien in respect of Second Priority Obligations held by any of them. In the event the Second Priority Collateral Agent or any other Second Priority Secured Party becomes a judgment lien creditor in respect of Common Collateral as a result of its enforcement of its rights in contravention of this Agreement, such judgment lien shall be subordinated to the Liens securing First Priority Obligations on the same basis as the other Liens securing the Second Priority Obligations are so subordinated to such Liens securing First Priority Obligations under this Agreement. Nothing in this Agreement impairs or otherwise adversely affects any rights or remedies the First Priority Secured Parties may have with respect to the Common Collateral. Nothing in this Agreement shall prohibit or limit any exercise of rights or remedies by the Second Priority Collateral Agent or any other Second Priority Secured Party in their capacity as unsecured creditors pursuant to the Second Priority Document, under law, in equity, or otherwise, so long as such exercise does not violate the terms of this Agreement.

12

5.3     No Release Upon Discharge of First Priority Obligations. Notwithstanding any other provisions contained in this Agreement, if a Discharge of First Priority Obligations occurs, the Second Priority Liens on the Common Collateral securing the Second Priority Obligations will not be released, except to the extent such Common Collateral or any portion thereof was Disposed of in order to repay the First Priority Obligations secured by such Common Collateral or otherwise as permitted under the First Priority Documents.

5.4     Insurance and Condemnation Awards. Until the Discharge of First Priority Obligations has occurred, the First Priority Lender shall have the sole and exclusive right, subject to the rights of the Grantors under the First Priority Documents, to settle or adjust claims over any insurance policy covering the Common Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) affecting the Common Collateral. Until the Discharge of First Priority Obligations has occurred, and subject to the rights of the Grantors under the First Priority Documents, all proceeds of any such policy and any such award (or any payments with respect to a deed in lieu of condemnation) in respect of the Common Collateral shall be paid to the First Priority Lender pursuant to the terms of the First Priority Documents and thereafter, if the Discharge of First Priority Obligations has occurred, and subject to the rights of the Grantors under the Second Priority Documents, to the Second Priority Collateral Agent for the benefit of the Second Priority Secured Parties to the extent required under the Second Priority Documents, and thereafter, if the Discharge of the Second Priority Obligations has occurred, to the owner of the subject property, as directed by the Borrower or as a court of competent jurisdiction may otherwise direct. Until the Discharge of First Priority Obligations has occurred, if the Second Priority Collateral Agent or any other Second Priority Secured Party shall, at any time, receive any proceeds of any such insurance policy or any such award or payment in contravention of this Agreement, it shall segregate and hold in trust and forthwith pay such proceeds over to the First Priority Lender in accordance with the terms of Section 4.2. The provisions of this Section 5.4 are solely to define the relative rights of the First Priority Secured Parties and the Second Priority Secured Parties and shall not affect the rights of any Grantor with respect to its insurance policies or any condemnation or similar proceeding or any awards or payments in respect thereof.

5.5     Certain Amendments.

(a)     The Second Priority Collateral Agent, for itself and on behalf of each other Second Priority Secured Party, agrees that each Second Priority Collateral Document in respect of Common Collateral shall include the following language (or language to similar effect reasonably approved by the First Priority Lender):

“Notwithstanding anything herein to the contrary, (i) the liens and security interests granted to the [Second Priority Collateral Agent] pursuant to this Agreement are expressly subject and subordinate to the liens and security interests granted in favor of the First Priority Lender (as defined in the Intercreditor Agreement referred to below), and (ii) the exercise of any right or remedy by the [Second Priority Collateral Agent] or any other secured party hereunder is subject to the limitations and provisions of the FIRST LIEN/SECOND LIEN MINER EQUIPMENT INTERCREDITOR AGREEMENT dated as of [            ], 2024 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among [            ], as First Priority Lender and [            ], as Second Priority Collateral Agent, and acknowledged and agreed to by Core Scientific, Inc. and certain of its subsidiaries (as amended, supplemented or otherwise modified from time to time). In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Agreement, the terms of the Intercreditor Agreement shall govern.”

13

(b)     The First Priority Documents may be amended, restated, amended and restated, waived, supplemented or otherwise modified in accordance with their terms, and the indebtedness under the First Priority Documents may be refinanced or replaced, in each case, without the consent of the Second Priority Collateral Agent or any other Second Priority Secured Party; provided, however, that, without the consent of the Second Priority Collateral Agent, no such amendment, restatement, amendment and restatement, waiver, supplement, or other modification, or refinancing or replacement shall cause the aggregate amount of indebtedness and other Obligations constituting (or intended to constitute) First Priority Obligations to exceed the aggregate principal amount of First Priority Obligations outstanding as of the date hereof.

(c)     The Second Priority Documents may be amended, restated, waived, supplemented or otherwise modified in accordance with their terms, and the indebtedness under the Second Priority Documents may be refinanced or replaced, in each case, without the consent of the First Priority Lender or any other First Priority Secured Party; provided, however, that, without the consent of the First Priority Lender, no such amendment, restatement, supplement, modification, refinancing or replacement shall contravene any provision of this Agreement.

5.6     Effective of Refinancing or Replacement

(a)     If the Discharge of First Priority Obligations is being effected through a refinancing or replacement; provided that (1) the First Lien Lender gives a notice of such refinancing or replacement to the Second Priority Collateral Agent at least 5 Business Days prior to such refinancing or replacement and (2) the loan agreement and the other documents evidencing such new First Priority Obligations (the “New First Priority Documents”) do not effect an amendment, supplement or other modification of the terms of the First Priority Obligations in a manner that is prohibited by Section 5.5, then (A) such Discharge of First Priority Obligations shall be deemed not to have occurred for all purposes of this Agreement, (B) the indebtedness under such refinancing or replacement and all other Obligations under the loan documents evidencing such indebtedness (the “New First Priority Obligations”) shall be treated as First Priority Obligations for all purposes of this Agreement so long as such indebtedness and other Obligations constituting (or intended to constitute) First Priority Obligations does not exceed the aggregate principal amount of First Priority Obligations outstanding as of the date hereof, (C) the New First Priority Documents shall be treated as the First Priority Documents and (D) the lenders or other secured creditors under the New First Priority Documents (collectively, the “New First Priority Lender”) shall be deemed to be the First Priority Lender for all purposes of this Agreement. Upon receipt of a notice of refinancing or replacement under the preceding sentence, which notice shall include the identity of the New First Priority Lender, the Second Priority Collateral Agent shall, for itself and on behalf of each other Second Priority Secured Party, promptly enter into such documents and agreements (including amendments or supplements to this Agreement) as the New First Priority Lender may reasonably request in order to provide to the New First Priority Lender and the holders of the New First Priority Obligations the rights and powers set forth herein; provided that the failure of the Second Priority Collateral Agent to enter into such documents and agreements shall not affect the rights of the parties that consummate the refinancing or replacement to rely on and enforce the terms of this Agreement.

(b)     If the Discharge of Second Priority Obligations is being effected through a refinancing or replacement; provided that (1) the Second Priority Collateral Agent gives a notice of such refinancing or replacement to the First Priority Lender at least 5 Business Days prior to such refinancing or replacement and (2) the loan agreement, note or indenture and the other documents evidencing such New Second Priority Obligations (the “New Second Priority Documents”) do not effect an amendment,

14

supplement or other modification of the terms of the Second Priority Obligations in a manner that is prohibited by Section 5.5, then (A) such Discharge of Second Priority Obligations shall be deemed not to have occurred for all purposes of this Agreement, (B) the indebtedness under such refinancing or replacement and all other Obligations under the documents evidencing such indebtedness (the “New Second Priority Obligations”) shall be treated as Second Priority Obligations for all purposes of this Agreement, (C) the New Second Priority Documents shall be treated as the Second Priority Documents and (D) the agent for the lenders or noteholders under the New Second Priority Documents (the “New Second Priority Collateral Agent”) shall be deemed to be the Second Priority Collateral Agent for all purposes of this Agreement. Upon receipt of a notice of refinancing or replacement under the preceding sentence, which notice shall include the identity of the New Second Priority Collateral Agent, the First Priority Lender shall promptly enter into such documents and agreements (including amendments or supplements to this Agreement) as the New Second Priority Collateral Agent may reasonably request in order to provide to the New Second Priority Collateral Agent the rights and powers set forth herein; provided that the failure of the First Priority Lender to enter into such documents and agreements shall not affect the rights of the parties that consummate the refinancing or replacement to rely on and enforce the terms of this Agreement.

(c)     By their acknowledgement hereto, Grantors agree to cause the agreement, document or instrument pursuant to which any New First Priority Lender or any New Second Priority Collateral Agent is appointed to provide that the New First Priority Lender or New Second Priority Collateral Agent, as applicable, agrees to be bound by the terms of this Agreement.

5.7     Purchase Right.

(a)     Without prejudice to the enforcement of the rights and remedies of the First Priority Lenders, the First Priority Lender agrees that at any time from and after (i) the acceleration of the First Priority Obligations in accordance with the terms of any First Priority Document or (ii) the commencement of an Insolvency or Liquidation Proceeding (each, a “Second Priority Purchase Event”), and so long as such Second Priority Purchase Event has occurred and is continuing, one or more of the Second Priority Parties may request, and the First Priority Lender hereby offers the Second Priority Secured Parties the option, to purchase all (but not less than all) of the aggregate principal amount of outstanding First Priority Obligations at par, plus any premium that would be applicable upon prepayment of the First Priority Obligations, and all accrued and unpaid interest and fees, in each case, calculated as of the Second Priority Purchase Date (as defined below) in accordance with 5.7(c) (such purchase option, the “Second Priority Purchase Option” and the amount of consideration payable in respect thereof, the “Second Priority Purchase Price”); provided, that, such Second Priority Purchase Option shall expire unless one or more Second Priority Secured Parties elect to exercise such Second Priority Purchase Option and commit to consummate purchase contemplated thereby (such committing Second Priority Secured Parties, the “Second Priority Purchasers”) by delivering a written notice (a “Second Priority Purchase Notice”) to the First Priority Lender (with a copy to the Borrower) within 60 calendar days of the occurrence of such Second Priority Purchase Event, which Second Priority Purchase Notice shall (A) state that it is an irrevocable Second Priority Purchase Notice delivered pursuant to 5.7 of this Agreement and be signed by the Second Priority Purchasers and (B) indicate the percentage of the First Priority Obligations to be purchased by each Second Priority Purchaser (which aggregate commitments must add up to 100% of the outstanding First Priority Obligations, including any premium that would be applicable upon prepayment of the First Priority Obligations, and accrued and unpaid interest and fees, in each case, calculated in accordance with Section 5.7(c)).

15

(b)     If the Second Priority Purchase Option is exercised, the Second Priority Purchasers shall endeavor to close such purchase promptly but, in any event, within then 10 Business Days after delivery of the Second Priority Purchase Notice in accordance with 5.7(a) (the effective date of such purchase and sale, the “Second Priority Purchase Date”). The Second Priority Purchase Option shall be exercised pursuant to documentation mutually acceptable to the First Priority Lender and such Second Priority Purchaser. If such Second Priority Purchase Event is no longer continuing and none of the Second Priority Secured Parties exercise the Second Priority Purchase Option, the First Priority Lender shall have no further obligations pursuant to this 5.7 for such Second Priority Purchase Event. The First Priority Lender may take any actions in its sole discretion in accordance with the First Priority Debt Documents and this Agreement, notwithstanding the delivery of a Second Priority Purchase Notice and until the consummation of such purchase. In the event of any dispute among Second Priority Secured Parties in respect of such Second Priority Purchase Event or the allocation of the First Priority Obligations among the Second Priority Secured Parties upon consummation thereof, the First Priority Lender shall not be obligated to act pursuant to this 5.7 unless provided an instruction by the Second Priority Collateral Agent and the First Priority Lender, and the First Priority Lender shall be deemed to have performed its obligations pursuant to this 5.7 if it acts in accordance with such instruction.

(c)     On the Second Priority Purchase Date, the Second Priority Purchasers shall, pursuant to documentation in form and substance reasonably satisfactory to the First Priority Lender and the Second Priority Collateral Agent, (i) pay to the First Priority Lender as the full amount of the Second Priority Purchase Price, in cash, (ii) provide to the First Priority Lender arrangements reasonably satisfactory to the First Priority Lender ensuring reimbursement for any loss, cost, damage or expense (including reasonable attorneys’ fees and legal expenses) in connection with any commissions, fees, costs or expenses related to any checks or other payments provisionally credited to the First Priority Obligations, and/or as to which the First Priority Lender has not yet received final payment and (iii) agree to reimburse the First Priority Lender in respect of indemnification obligations of the Grantors under the First Priority Debt Documents. Such Second Priority Purchase Price shall be remitted by wire transfer to such bank account of the First Priority Lender for the ratable account of the First Priority Lender, as the First Priority Lender may designate in writing to the Second Priority Collateral Agent for such purpose. The portion of the Second Priority Purchase Price constituting accrued and unpaid interest shall be calculated to (x) but excluding the Second Priority Purchase Date, if the amounts so paid by the Second Priority Purchasers to the bank account designated by the First Priority Lender are received in such bank account prior to 12:00 p.m. New York City time and (y) and including the Second Priority Purchase Date, if the amounts so paid by the Second Priority Purchasers to the bank account designated by the First Priority Lender are received in such bank account later than 12:00 p.m. New York City time on such Business Day.

(d)     Such purchase shall be expressly made without recourse, representation or warranty of any kind by the First Priority Lender as to the First Priority Obligations owed to such person or otherwise, except such representations and warranties as are required to be made pursuant to an assignment agreement, which shall include: (i) the amount of the First Priority Obligations being sold, (ii) that the First Priority Lender has not created any Lien on any First Priority Obligation being sold by it that is not removed upon the sale and (iii) that such First Priority Lender has the right to assign First Priority Obligations being assigned by it and its assignment is duly authorized

16

Section 6.	[Bankruptcy Matters][4]

6.1     Bankruptcy. This Agreement shall be applicable both before and after the filing of any petition by or against any Grantor under the Bankruptcy Code or the commencement by or against any Grantor of any other Insolvency or Liquidation Proceeding and all converted or succeeding cases in respect thereof. The relative rights of the First Priority Secured Parties and the Second Priority Secured Parties in respect of any Common Collateral or Proceeds thereof shall continue after the filing of such petition or the commencement of such other Insolvency or Liquidation Proceeding on the same basis as prior to the date of such filing. All references in this Agreement to any Grantor will include such Person as a debtor-in-possession and any receiver, trustee or other estate representative for such Person in an Insolvency or Liquidation Proceeding. This Agreement is a “subordination agreement” under section 510(a) of the Bankruptcy Code and shall be enforceable (including under section 1129(b)(1) of the Bankruptcy Code) in any Insolvency or Liquidation Proceeding.

6.2     Post-Petition Financing. Until the Discharge of First Priority Obligations, if an Insolvency or Liquidation Proceeding has commenced, no Second Priority Secured Party will, directly or indirectly, contest, protest, or object to, and each Second Priority Secured Party will be deemed to have consented to, and hereby consents in advance to, the Company or any other Grantor obtaining DIP Financing secured only by Common Collateral (or a portion thereof) if the First Priority Lender consents to such DIP Financing; provided that, and only so long as, (A) the Second Priority Collateral Agent is not required as a condition to such DIP Financing to release its Lien on the Common Collateral as the same may exist at the time of such DIP Financing, (B) any Second Priority Secured Party may receive and seek adequate protection except in contravention of this Agreement, (C) the Liens securing such DIP Financing are pari passu with, or superior in priority to, the Liens securing the First Priority Obligations, (D) the obligations under such DIP Financing are not secured by a Lien on any assets of the Company or any Grantor except Common Collateral, (E) such DIP Financing (i) is a “new money” financing, pursuant to which loans shall be funded in cash and not in exchange for, or in satisfaction of, any First Priority Obligations, and (ii) does not contemplate, provide for, require, or result in, any “roll-up”, refinancing, or exchange of any portion of the First Priority Obligations, (F) such DIP Financing shall not compel any Grantor to seek confirmation of any specific plan of reorganization, if all or a material portion of the material terms thereof are set forth in any cash collateral order or DIP Financing documents, and (G) such DIP Financing shall not permit or require the liquidation of all or a material portion of the Common Collateral except pursuant to an exercise of remedies upon an acceleration of the obligations under such DIP Financing in accordance with the terms thereof (a DIP Financing in compliance with the foregoing, a “Permitted DIP Financing”). The Second Priority Collateral Agent, on behalf of itself and the other Second Priority Secured Parties, further agrees that: the Second Priority Secured Parties consent to the subordination of, and will subordinate (and will be deemed hereunder to have subordinated) their Liens on the Common Collateral to the Liens securing such Permitted DIP Financing on the same terms (but on a basis junior to the Liens of the First Priority Lender) as the Liens of the First Priority Lender are subordinated thereto (and such subordination will not alter in any manner the terms of this Agreement). For the avoidance of doubt, nothing in this Agreement shall prohibit any Second Priority Secured Party from providing, proposing, supporting, or consenting to any DIP Financing that is secured by a Lien on Common Collateral (including any DIP Financing secured by Liens on any other property of any Grantor), so long as the Liens on Common Collateral shall rank junior to the Liens thereon securing the First Priority Obligations.

6.3     Relief from the Automatic Stay. Until the Discharge of First Priority Obligations has occurred, the Second Priority Collateral Agent, on behalf of itself and the other Second Priority Secured Parties, agrees that none of them shall seek (or support any other Person seeking) relief from or modification of the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of any of the Common Collateral, in each case without the prior written consent of the First Priority Lender.

[4]	Section 6 remains subject to review by Second Priority Secured Parties. Additional modifications to follow.

17

6.4     Adequate Protection.

(a)     The Second Priority Collateral Agent, on behalf of itself and the other Second Priority Secured Parties, agrees that none of them shall contest (or support any other Person contesting):

(i)     any request by the First Priority Lender for adequate protection under any Bankruptcy Law with respect to the Common Collateral; or

(ii)     any objection by the First Priority Lender to any motion, relief, action or proceeding based on the First Priority Lender claiming a lack of adequate protection with respect to the Common Collateral;

provided, in each case of (i) and (ii), the First Priority Lender does not seek a Lien on property other than Common Collateral or claims with recourse against any property other than Common Collateral.

(b)     Consistent with the foregoing provisions in this Section 6.4, in any Insolvency or Liquidation Proceeding, no Second Priority Secured Party shall be entitled (and each Second Priority Secured Party shall be deemed to have hereby irrevocably, absolutely, and unconditionally waived any right) to seek any type of adequate protection with respect to its interests in the Common Collateral; provided, however, the Second Priority Secured Parties may seek and obtain adequate protection in the form of (i) additional collateral; and (ii) replacement Liens on the Common Collateral; provided that as adequate protection for the First Priority Obligations, the First Lien Lender is also granted replacement Liens on the Common Collateral that are senior to any Lien granted to the Second Priority Collateral Agent and the other Second Priority Secured Parties.

(c)     Nothing herein shall limit the rights of the First Priority Lender to seek adequate protection with respect to its rights in the Common Collateral in any Insolvency or Liquidation Proceeding (including adequate protection in the form of a cash payment, periodic cash payments or otherwise).

6.5     [Reserved].

6.6     No Waiver. Nothing in this Section 6 limits the First Priority Lender from objecting in an Insolvency or Liquidation Proceeding or otherwise to any action taken by a Second Priority Secured Party, including a Second Priority Secured Party’s seeking adequate protection (other than adequate protection for the Second Priority Secured Parties expressly contemplated by Section 6.4), proposing a DIP Financing or asserting any of its rights and remedies under the Second Priority Documents or otherwise, in each case only to the extent such Second Priority Secured Party is not permitted to take such action hereunder.

6.7     Waiver. The Second Priority Collateral Agent, on behalf of itself and the other Second Priority Secured Parties, waives any claim they may now or hereafter have against the First Priority Lender arising out of the First Priority Lender’s election in any proceeding instituted under Chapter 11 of the Bankruptcy Code of the application of Section 1111(b)(2) of the Bankruptcy Code.

6.8     Avoidance Issues; Reinstatement. If the First Priority Lender or a Second Priority Secured Party receives payment or property on account of a First Priority Obligation or Second Priority Obligation, and the payment is subsequently invalidated, avoided, declared to be fraudulent or preferential, set aside, or otherwise required to be transferred to a trustee, receiver, or an Grantor or an the estate of an Grantor (a “Recovery”), then, to the extent of the Recovery, the First Priority Obligations or Second Priority

18

Obligations intended to have been satisfied by the payment will be reinstated as First Priority Obligations or Second Priority Obligations, as applicable, on the date of the Recovery, and no Discharge of First Priority Obligations or Discharge of Second Priority Obligations, as applicable, will be deemed to have occurred for all purposes hereunder. If this Agreement is terminated prior to a Recovery, this Agreement will be reinstated in full force and effect, and such prior termination will not diminish, release, discharge, impair, or otherwise affect the obligations of the parties hereto from the date of reinstatement. Upon any such reinstatement of First Priority Obligations, each Second Priority Secured Party will deliver to the First Priority Lender any Common Collateral or Proceeds thereof received between the date of Discharge of First Priority Obligations and the Recovery. No Second Priority Secured Party may benefit from a Recovery, and any distribution made to a Second Priority Secured Party as a result of a Recovery will be paid over to the First Priority Lender for application to the First Priority Obligations in accordance with this Agreement.

6.9     [Reserved].

6.10     [Reserved].

6.11     Separate Grants of Security and Separate Classification. The Second Priority Collateral Agent, on behalf of itself and the other Second Priority Secured Parties, acknowledges and agrees that (a) the grants of Liens on the Common Collateral pursuant to the First Priority Documents and the Second Priority Documents constitute two separate and distinct grants of Liens and (b) because of their differing rights in the Common Collateral, the Second Priority Obligations are fundamentally different from the First Priority Obligations and are intended to be separately classified in any Plan proposed or adopted in an Insolvency or Liquidation Proceeding.

Section 7.	Reliance; Waivers; etc.

7.1     Reliance. All loans and other extensions of credit made or deemed made on and after the date hereof by the First Priority Lender to the Company or any Subsidiary of the Company shall be deemed to have been given and made in reliance upon this Agreement. The Second Priority Collateral Agent, on behalf of itself and each other Second Priority Secured Party, acknowledges that it and the other Second Priority Secured Parties have, independently and without reliance on any First Priority Secured Party, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into the applicable Second Priority Documents, this Agreement and the transactions contemplated hereby and thereby and they will continue to make their own credit decision in taking or not taking any action under the applicable Second Priority Documents or this Agreement.

7.2     No Warranties or Liability. The Second Priority Collateral Agent, on behalf of itself and each other Second Priority Secured Party, acknowledges and agrees that no First Priority Secured Party has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the First Priority Documents, the ownership of any Common Collateral or the perfection or priority of any Liens thereon. The First Priority Secured Parties will be entitled to manage and supervise their respective loans and extensions of credit under the First Priority Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate, and the First Priority Secured Parties may manage their loans and extensions of credit without regard to any rights or interests that the Second Priority Collateral Agent or any of the other Second Priority Secured Parties have in the Common Collateral or otherwise, except as otherwise provided in this Agreement. No First Priority Secured Party shall have any duty to the Second Priority Collateral Agent or any other Second Priority Secured Party to act or refrain from acting in a manner that allows, or results in, the occurrence or continuance of an event of default or default under any agreements with the Company or

19

any Subsidiary thereof (including the Second Priority Documents), regardless of any knowledge thereof that they may have or be charged with. Except as expressly set forth in this Agreement, the First Priority Secured Parties, the Second Priority Collateral Agent and the other Second Priority Secured Parties have not otherwise made to each other, nor do they hereby make to each other, any warranties, express or implied, nor do they assume any liability to each other with respect to (a) the enforceability, validity, value or collectability of any of the Second Priority Obligations, the First Priority Obligations or any guarantee or security which may have been granted to any of them in connection therewith, (b) the Company’s or any other Grantor’s title to or right to transfer any of the Common Collateral or (c) any other matter except as expressly set forth in this Agreement.

7.3     No Waiver of Lien Priorities.

(a)     No right of the First Priority Lender to enforce any provision of this Agreement or of any First Priority Document shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Grantor or by any act or failure to act by the First Priority Lender, or by any noncompliance by any Person with the terms, provisions and covenants of this Agreement, any of the First Priority Documents or any of the Second Priority Documents, regardless of any knowledge thereof which the First Priority Lender may have or be otherwise charged with.

(b)     Without in any way limiting the generality of the foregoing paragraph (a) (but subject to the rights of the Grantors under the First Priority Documents), the First Priority Lender may at any time and from time to time in accordance with the First Priority Documents and/or applicable law, without the consent of, or notice to, the Second Priority Collateral Agent or any other Second Priority Secured Parties, without incurring any liabilities to the Second Priority Collateral Agent or any other Second Priority Secured Parties and without impairing or releasing the Lien priorities and other benefits provided in this Agreement (even if any right of subrogation or other right or remedy of the Second Priority Collateral Agent or any other Second Priority Secured Parties is affected, impaired or extinguished thereby) do any one or more of the following:

(i)     make loans and advances to any Grantor or otherwise extend credit to any Grantor, in any amount and on any terms, whether pursuant to a commitment or as a discretionary advance and whether or not any default or event of default or failure of condition is then continuing;

(ii)     change the manner, place or terms of payment of, or change or extend the time of payment of, or amend, renew, exchange, increase or alter the terms of, any of the First Priority Obligation or any Lien on any Common Collateral or guaranty thereof or any liability of any Grantor, or any liability incurred directly or indirectly in respect thereof (including any increase in or extension of the First Priority Obligation, without any restriction as to the tenor or terms of any such increase or extension) or otherwise amend, renew, exchange, extend, modify or supplement in any manner any Liens held by the First Priority Lender, the First Priority Obligations or any of the First Priority Documents;

(iii)     sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any part of the Common Collateral or any liability of any Grantor to the First Priority Lender, or any liability incurred directly or indirectly in respect thereof;

(iv)     settle or compromise any First Lien Obligation or any other liability of any Grantor or any security therefor or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to any liability (including the First Priority Obligation) in any manner or order;

20

(v)     exercise or delay in or refrain from exercising any right or remedy against any Grantor or any security or any other Person or with respect to any security, elect any remedy and otherwise deal freely with any Grantor or any Common Collateral and any security and any guarantor or any liability of any Grantor to the First Priority Lender or any liability incurred directly or indirectly in respect thereof; and

(vi)     release or discharge any First Lien Obligation or any guaranty thereof or any agreement or obligation of any Grantor or any other Person or entity with respect thereto.

(c)     Until the Discharge of First Priority Obligation, the Second Priority Collateral Agent, on behalf of itself and the other Second Priority Secured Parties, agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to the Common Collateral or any other similar rights a junior secured creditor may have under applicable law.

7.4     Waiver of Liability. The Second Priority Collateral Agent, on behalf of itself and the other Second Priority Secured Parties, agrees that the First Priority Lender shall have no liability to the Second Priority Collateral Agent or any other Second Priority Secured Parties, and the Second Priority Collateral Agent, on behalf of itself and the other Second Priority Secured Parties, hereby waives any claim against the First Priority Lender arising out of any and all actions which the First Priority Lender or any other First Priority Secured Party may take or permit or omit to take with respect to: (i) the First Priority Documents (including, without limitation, any failure to perfect or obtain perfected security interests in the Common Collateral), (ii) the collection of the First Priority Obligations or (iii) the foreclosure upon, or sale, liquidation or other Disposition of, any Common Collateral. The Second Priority Collateral Agent, on behalf of itself and the other Second Priority Secured Parties, also agrees that the First Priority Lender has no duty, express or implied, fiduciary or otherwise, to them in respect of the maintenance or preservation of the Common Collateral, the First Priority Obligations or otherwise. Neither the First Priority Lender nor any other First Priority Secured Party nor any of their respective directors, officers, employees or agents will be liable for failure to demand, collect or realize upon any of the Common Collateral or for any delay in doing so, or will be under any obligation to sell or otherwise Dispose of any Common Collateral upon the request of any Grantor or upon the request of the Second Priority Collateral Agent, any other Second Priority Secured Party or any other Person or to take any other action whatsoever with regard to the Common Collateral or any part thereof. Without limiting the foregoing, the Second Priority Collateral Agent, on behalf of itself and the other Second Priority Secured Parties, agrees that neither the First Priority Lender nor any other First Priority Secured Party shall have any duty or obligation to realize first upon any type of Common Collateral or to sell or otherwise Dispose of all or any portion of the Common Collateral in any manner, including as a result of the application of the principles of marshaling or otherwise, that would maximize the return to any First Priority Secured Parties or any Second Priority Secured Parties, notwithstanding that the order and timing of any such realization, sale or other Disposition may affect the amount of proceeds actually received by such Secured Parties from such realization, sale or other Disposition.

7.5     Obligations Unconditional. All rights, interests, agreements and obligations of the First Priority Lender, and the Second Priority Collateral Agent and the other Second Priority Secured Parties, respectively, hereunder shall remain in full force and effect irrespective of:

(a)     any lack of validity or enforceability of any First Priority Documents or any Second Priority Documents;

21

(b)     any change in the time, manner or place of payment of, or in any other terms of, all or any of the First Priority Obligations or Second Priority Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of the Equipment Loan and Security Agreement or any other First Priority Document or of the terms of any Second Priority Agreement or any other Second Priority Document;

(c)     any exchange of any security interest in any Common Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the First Priority Obligations or Second Priority Obligations or any guarantee thereof;

(d)     the commencement of any Insolvency or Liquidation Proceeding in respect of the Company or any other Grantor; or

(e)     any other circumstances that otherwise might constitute a defense available to, or a discharge of, the Company or any other Grantor in respect of the First Priority Obligations, or of any Second Priority Collateral Agent or any Second Priority Secured Party in respect of this Agreement.

Section 8.	Miscellaneous.

8.1     Conflicts/Integration. Subject to Section 8.18, in the event of any conflict between the terms of this Agreement and the terms of any First Priority Document or any Second Priority Document, the terms of this Agreement shall govern. This Agreement, the Approved Plan, the First Priority Documents and the Second Priority Documents represent the entire agreement of the Grantors, the First Priority Secured Parties and the Second Priority Secured Parties with respect to the subject matter hereof and thereof, and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof and thereof. There are no promises, undertakings, representations or warranties by the First Priority Secured Parties or the Second Priority Secured Parties relative to the subject matter hereof and thereof not expressly set forth or referred to herein or therein.

8.2     Continuing Nature of this Agreement; Severability. This is a continuing agreement of lien subordination and the First Priority Secured Parties may continue, at any time and without notice to the Second Priority Collateral Agent or any other Second Priority Secured Party, to extend credit and other financial accommodations and lend monies to or for the benefit of the Company or any other Grantor constituting First Priority Obligations in reliance hereon. The Second Priority Collateral Agent, on behalf of itself and the other Second Priority Secured Parties, hereby waives any right it may have under applicable law to revoke this Agreement or any of the provisions of this Agreement. The First Priority Lender hereby waives any right it may have under applicable law to revoke this Agreement or any of the provisions of this Agreement. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency or Liquidation Proceeding, any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. All references to any Grantor shall include such Grantor as debtor and debtor-in-possession and any receiver, trustee or similar Person for any Grantor (as the case may be) in any Insolvency or Liquidation Proceeding. This Agreement shall terminate and be of no further force and effect:

(a)     with respect to the First Priority Lender, the other First Priority Secured Parties and the First Priority Obligations, upon the Discharge of First Priority Obligations, subject to Section 5.6 and the rights of the First Lien Claimholders under Section 6.8; and

22

(b)     with respect to the Second Priority Collateral Agent, the other Second Priority Secured Parties and the Second Priority Obligations, upon the Discharge of Second Priority Obligations.

Notwithstanding the foregoing, such termination shall not relieve any such party of its obligations incurred hereunder prior to the date of such termination.

8.3     Amendments; Waivers. No amendment, modification or waiver of any of the provisions of this Agreement shall be deemed to be made unless the same shall be in writing signed by the Second Priority Collateral Agent and the First Priority Lender, and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time.

8.4     Subrogation. The Second Priority Collateral Agent, on behalf of itself and each other Second Priority Secured Party, hereby waives any rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of First Priority Obligations has occurred.

8.5     Application of Payments. Except as otherwise provided herein, all payments received by the First Priority Secured Parties may be applied, reversed and reapplied, in whole or in part, to such part of the First Priority Obligations as the First Priority Secured Parties, in their sole discretion, deem appropriate, provided that doing so is not inconsistent with the terms of the First Priority Documents. Except as otherwise provided herein, the Second Priority Collateral Agent, on behalf of itself and each other Second Priority Secured Party, assents to any such extension or postponement of the time of payment of the First Priority Obligations or any part thereof and to any other indulgence with respect thereto, to any substitution, exchange or release of any security that may at any time secure any part of the First Priority Obligations and to the addition or release of any other Person primarily or secondarily liable therefor.

8.6     Consent to Jurisdiction; Waivers. Each party hereto irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any federal or state court located in the borough of Manhattan in the City of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement and the First Priority Collateral Documents (excluding the enforcement of the First Priority Collateral Documents to the extent such security documents expressly provide otherwise), or for recognition or enforcement of any judgment (excluding with respect to the First Priority Collateral Documents to the extent such security documents expressly provide otherwise), and each of such parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such federal court and each of such parties agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law, and consent that all service of process may be made by registered mail directed to such party as provided in Section 8.7 for such party. Service so made shall be deemed to be completed three days after the same shall be posted as aforesaid. Each party hereto irrevocable and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other First Priority Collateral Document or Second Priority Collateral Document, as applicable, in any court referred to in this Section 8.6 and each of such parties hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE FIRST PRIORITY COLLATERAL DOCUMENTS OR THE SECOND PRIORITY COLLATERAL DOCUMENTS, AS APPLICABLE,

23

OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.6.

8.7     Notices. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, electronically mailed or sent by pre-paid courier service or U.S. mail and shall be deemed to have been given when (x) delivered in person or by pre-paid courier service, (y) upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement) if given by email, or (z) upon receipt via U.S. mail (registered or certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto shall be as set forth below each party’s name on the signature pages hereto, or, as to each party, at such other address in the United States as may be designated by such party in a written notice to all of the other parties. The First Priority Lender hereby agrees to promptly notify the Second Priority Collateral Agent upon the Discharge of First Priority Obligations.

8.8     Further Assurances. The Second Priority Collateral Agent, on behalf of itself and the other Second Priority Secured Parties, agrees that each of them shall take such further action and shall execute and deliver to the First Priority Lender such additional documents and instruments (in recordable form, if requested) as the First Priority Lender may reasonably request to effectuate the terms of and the lien priorities contemplated by this Agreement.

8.9     Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.

8.10     Binding on Successors and Assigns. This Agreement shall be binding upon the First Priority Secured Parties, the Second Priority Collateral Agent, the other Second Priority Secured Parties and their respective successors and assigns. If the Second Priority Collateral Agent resigns or is replaced pursuant to any Second Priority Document, its successor shall be deemed to be a party to this Agreement and shall have all the rights of, and be subject to all the obligations of, this Agreement. If the First Priority Lender assigns all or a portion of its loans under the Equipment Loan and Security Agreement to any Person, such Person shall be deemed to be a party to this Agreement as a First Priority Lender and shall have all the rights and benefits of, and be subject to all the obligations of, this Agreement (and the Second Priority Collateral Agent, at the expense of the Company, agrees to execute and deliver all documents reasonably requested by the First Priority Lender to evidence same). Except as set forth in Section 8.15 with respect to the Grantors (including the Company in its capacity as a debtor-in-possession), no provision of this Agreement will inure to the benefit of a bankruptcy trustee, creditor trust or other representative of an estate or creditor of any Grantor, including where any such trustee, creditor trust or other representative of an estate is the beneficiary of a Lien securing Common Collateral by virtue of the avoidance of such Lien in an Insolvency or Liquidation Proceeding.

8.11     Specific Performance. Any First Priority Secured Party may demand specific performance of this Agreement. The Second Priority Collateral Agent, on behalf of itself and each other Second Priority Secured Party, hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense that might be asserted to bar the remedy of specific performance in any action that may be brought by any First Priority Secured Party.

24

8.12     Section Titles. The section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of this Agreement.

8.13     Counterparts. This Agreement may be executed in one or more counterparts, including by means of facsimile or in portable document format (pdf), each of which shall be an original and all of which shall together constitute one and the same document. Delivery of an executed counterpart of a signature page of this Agreement or any document or instrument delivered in connection herewith by facsimile or other electronic transmission (including “.pdf” or “.tif” format) shall be effective as delivery of a manually executed counterpart of this Agreement or such other document or instrument, as applicable. The words “execution,” “signed,” “signature,” and words of like import in this Agreement shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

8.14     Authorization. By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement. The Second Priority Collateral Agent represents and warrants that it has authority to bind the other Second Priority Secured Parties and to enter into this Agreement on their behalf and that this Agreement is binding upon the Second Priority Secured Parties.

8.15     No Third Party Beneficiaries; Successors and Assigns. This Agreement and the rights and benefits hereof shall inure to the benefit of, and be binding upon, each of the parties hereto and their respective successors and assigns and shall inure to the benefit of each of, and be binding upon, the holders of First Priority Obligations and Second Priority Obligations. No other Person shall have or be entitled to assert rights or benefits hereunder. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the First Priority Lender and the other First Priority Secured Parties, on the one hand, and the Second Priority Collateral Agent and the other Second Priority Secured Parties, on the other hand. None of the Grantors shall have any rights hereunder and no Grantor may rely on the terms hereof, other than any provision hereof expressly preserving any right of, or directly affecting, any Grantor under this Agreement, any First Priority Document or any Second Priority Document. Nothing in this Agreement is intended to or shall impair the obligations of the Grantors, which are absolute and unconditional, to pay the First Priority Obligations and the Second Priority Obligations as and when the same shall become due and payable in accordance with their terms.

8.16     Effectiveness. This Agreement shall become effective when executed and delivered by the parties hereto. This Agreement shall be effective both before and after the commencement of any Insolvency or Liquidation Proceeding. All references to the Company or any other Grantor shall include the Company or any other Grantor as debtor and debtor-in-possession and any receiver or trustee for the Company or any other Grantor (as the case may be) in any Insolvency or Liquidation Proceeding.

8.17     Second Priority Collateral Agent. It is understood and agreed that [●]5 is entering into this Agreement in its capacity as Second Priority Collateral Agent under each Second Priority Agreement, and, solely as between the Second Priority Collateral Agent and the Second Priority Secured Parties, the provisions of [●]6 of the Second Priority Agreement applicable to the Second Priority Collateral Agent thereunder shall also apply to it as Second Priority Collateral Agent hereunder.

[5]	Include Second Priority Collateral Agent.
[6]	Include provision of Second Priority Agreement authorization entry into this Agreement.

25

8.18     Relative Rights. Notwithstanding anything in this Agreement to the contrary (except to the extent contemplated by Section 5.1), nothing in this Agreement is intended to or will (a) amend, waive or otherwise modify the provisions of the Equipment Loan and Security Agreement, the Second Priority Agreement or any other First Priority Document or Second Priority Document entered into in connection with the Equipment Loan and Security Agreement, the Second Priority Agreement or any other First Priority Document or Second Priority Document, (b) change the relative priorities of the First Priority Obligations or the Liens granted under the First Priority Documents on the Common Collateral (or any other assets) as among the First Priority Secured Parties or (c) otherwise change the relative rights of the First Priority Secured Parties in respect of the Common Collateral as among such First Priority Secured Parties.

8.19     Second Priority Collateral Agent. The Second Priority Collateral Agent is executing and delivering this Agreement solely in its capacity as such and pursuant to directions set forth in the Second Priority Agreement; and in so doing, the Second Priority Collateral Agent shall not be responsible for the terms or sufficiency of this Agreement for any purpose. The Second Priority Collateral Agent shall not have duties or obligations under or pursuant to this Agreement other than such duties expressly set forth in this Agreement as duties on its part to be performed or observed. In entering into this Agreement, or in taking (or forbearing from) any action under or pursuant to this Agreement, the Second Priority Collateral Agent shall have and be protected by all of the rights, immunities, indemnities and other protections granted to it under the Second Priority Agreement.

8.20     Joinder Requirements. It is understood and agreed that the Company and each other Grantor on the date of this Agreement shall constitute the original Grantors party hereto. The original Grantors hereby covenant and agree to cause each Subsidiary of the Company which becomes a Grantor after the date hereof promptly to become a party hereto (as a Grantor) by duly executing and delivering a counterpart of a joinder in the form of Exhibit A hereto to the First Priority Lender and the Second Priority Collateral Agent. The parties hereto further agree that, notwithstanding any failure to take the actions required by the immediately preceding sentence, each Person which becomes a Grantor at any time shall be subject to the provisions hereof as fully as if same constituted an Grantor party hereto and had complied with the requirements of the immediately preceding sentence.

8.21     Intercreditor Agreements. Each party hereto agrees that the First Priority Secured Parties (as among themselves) and the Second Priority Secured Parties (as among themselves) may each enter into intercreditor agreements (or similar arrangements) with the applicable First Priority Secured Parties or Second Priority Collateral Agent, as the case may be, governing the rights, benefits and privileges as among the First Priority Secured Parties or as among the Second Priority Secured Parties, as the case may be, in respect of any or all of the Common Collateral, this Agreement and the other First Priority Collateral Documents, as the case may be, including as to application of proceeds of any Common Collateral, voting rights, control of any Common Collateral and waivers with respect to any Common Collateral, in each case so long as the terms thereof do not violate or conflict with the provisions of this Agreement or the other First Priority Collateral Documents or Second Priority Collateral Documents, as the case may be. In any event, if a respective intercreditor agreement (or similar arrangement) exists, the provisions thereof shall not be (or be construed to be) an amendment, modification or other change to this Agreement or any other First Priority Collateral Document or Second Priority Collateral Document, and the provisions of this Agreement and the other First Priority Collateral Documents and Second Priority Collateral Documents shall remain in full force and effect in accordance with the terms hereof and thereof (as such provisions may be amended, modified or otherwise supplemented from time to time in accordance with the terms thereof, including to give effect to any intercreditor agreement (or similar arrangement)).

26

[Remainder of page intentionally left blank]

27

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

[●],
as First Priority Lender

By:
Name:
Title:

Address:

[SIGNATURE PAGE TO FIRST LIEN/SECOND LIEN MINER EQUIPMENT INTERCREDITOR AGREEMENT]

[●],
as Second Priority Collateral Agent, on its own behalf and on behalf of the other Second Priority Secured Parties

By:
Name:
Title:

Address:

The undersigned hereby acknowledges and agrees to the foregoing terms and provisions.

COMPANY:

CORE SCIENTIFIC, INC.

By:
Name:
Title:

Address:

EXHIBIT A

Joinder Agreement

JOINDER AGREEMENT

JOINDER AGREEMENT (this “Agreement”) dated as of [●], 20[●], among [●] (the “New Grantor”), [●], as the First Priority Lender, and [●], as Second Priority Collateral Agent.

This Agreement is supplemental to that certain First Lien/Second Miner Equipment Lien Intercreditor Agreement, dated as of [●], 2024 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Miner Equipment Intercreditor Agreement”), by and among the parties (other than the New Grantor) referred to above. This Agreement has been entered into to record the accession of the New Grantor[s] under the First Lien/Second Miner Equipment Lien Intercreditor Agreement.

ARTICLE I

Definitions

SECTION 1.01 Capitalized terms used but not defined herein shall have the meanings assigned thereto in the Miner Equipment Intercreditor Agreement.

ARTICLE II

Accession

SECTION 2.01 [The][Each] New Grantor agrees to become, with immediate effect, a party to and agrees to be bound by the terms of, the Miner Equipment Intercreditor Agreement as a Grantor as if it had originally been party to the Miner Equipment Intercreditor Agreement as a Grantor.

SECTION 2.02 The New Grantor[s] confirm[s] that their address details for notices pursuant to the Miner Equipment Intercreditor Agreement [is][are] as follows: [●].

SECTION 2.03 Each party to this Agreement (other than the New Grantor[s]) confirms the acceptance of the New Grantor[s] as a Grantor for purposes of the Miner Equipment Intercreditor Agreement.

ARTICLE III

Miscellaneous

SECTION 3.01 THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

SECTION 3.02 This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

SECTION 3.03. The provisions of Section 8 of the Miner Intercreditor Agreement shall apply with like effect to this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

[INSERT SIGNATURE BLOCKS]

Exhibit I

1129(a)(5) Disclosures (New Board)

Required Disclosures Under Section 1129(a)(5)

In accordance with Section 5.18 of the Third Amended Joint Chapter 11 Plan of Core Scientific, Inc. and Its Affiliated Debtors, dated November 16, 2023 (Docket No. 1438) (including any exhibits and schedules thereto and as may be modified, amended, or supplemented from time to time in accordance with the terms thereof, the “Plan”)1 and section 1129(a)(5) of the Bankruptcy Code, to the extent known, the Debtors will disclose in advance of the Confirmation Hearing the identity and affiliations of any member proposed to serve on the initial New Board. The constitution of the New Board shall be in accordance with the terms set forth in the applicable New Corporate Governance Documents. To the extent any such member of the New Board is an “insider” under the Bankruptcy Code, the Debtors will also disclose the nature of any compensation to be paid to such member.

As of the Effective Date, the term of the current members of the board of directors of Core Scientific, Inc. shall expire and the New Board will be instituted at Reorganized Parent. The initial New Board will be comprised of (i) the current chief executive officer of Core Scientific, Inc., (ii) two (2) directors selected by the Equity Committee, one (1) of which must be reasonably acceptable to the Debtors, and (iii) two (2) directors selected by the Ad Hoc Noteholder Group, one (1) of which must be reasonably acceptable to the Debtors.

[Remainder of page intentionally left blank]

[1]	Capitalized terms used but not otherwise defined in this exhibit shall have the meanings ascribed to such terms in the Plan.

Exhibit J

Restructuring Transactions Exhibit

WEIL DRAFT

Restructuring Transactions1

A.

On or prior to the Effective Date or as soon as reasonably practicable thereafter, the Debtors or Reorganized Debtors, as applicable, may enter into any internal Restructuring Transactions that they deem appropriate, including, but not limited to, any mergers, consolidations, restructurings, conversions, dispositions, transfers, formations, organizations, dissolutions, or liquidations necessary or appropriate to simplify or otherwise optimize the Debtors’ organizational structure. Without limiting the foregoing, the Debtors or Reorganized Debtors, as applicable, may implement the following transactions on or before the Effective Date:

1.

Core Scientific Acquired Mining LLC may take all actions necessary to merge with and into Core Scientific, Inc., with Core Scientific, Inc. surviving, in accordance with Delaware state law, including (i) the adoption of an agreement and plan of merger and (ii) the filing of a certificate of merger with the Secretary of State of the State of Delaware.

2.

Core Scientific Operating Company may take all actions necessary to merge with and into Core Scientific, Inc., with Core Scientific, Inc. surviving, in accordance with Delaware state law, including (i) the adoption of an agreement and plan of merger and (ii) the filing of a certificate of merger with the Secretary of State of the State of Delaware.

3.	Starboard Capital LLC may be dissolved.

4.	RADAR LLC may be dissolved.

5.

At the option of the Debtors or Reorganized Debtors, as applicable, either (a) Radar Relay, Inc. may transfer its assets to Core Scientific, Inc. and then be dissolved or (b) Radar Relay, Inc. may take all actions necessary to merge with and into Core Scientific, Inc., with Core Scientific, Inc. surviving, in accordance with Delaware state law, including (i) the adoption of an agreement and plan of merger and (ii) the filing of a certificate of merger with the Secretary of State of the State of Delaware.

6.	Core Scientific Mining LLC may be dissolved.

B.

On the Effective Date or as soon as reasonably practicable thereafter, Plan Distributions shall be made, Restructuring Transactions not previously implemented shall be effectuated, and all other transactions and settlements described in the Plan shall be implemented, each in accordance with the terms of the Plan.

[1]

Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Plan. The Restructuring Transactions described herein may be amended, modified, or supplemented prior to the Effective Date.

Exhibit K

Schedule of Retained Causes of Action

WEIL DRAFT

Schedule of Retained Causes of Action

In accordance with and as provided by section 1123(b) of the Bankruptcy Code, Section 10.8 of the Third Amended Joint Chapter 11 Plan of Core Scientific, Inc. and Its Affiliated Debtors (Docket No. 1438) (including any exhibits and schedules thereto, and as may be modified, amended, or supplemented, the “Plan”),1 any and all Causes of Action of the Debtors (collectively, the “Retained Causes of Action”), whether arising before or after the Petition Date, including, but not limited to, any actions specifically enumerated herein, and such rights to commence, pursue, prosecute, and/or settle such Causes of Action (including, without limitation, any avoidance action, preference, or other claim pursuant to section 362 or chapter 5 of the Bankruptcy Code) shall be preserved notwithstanding the occurrence of the Effective Date. The Reorganized Debtors shall retain and may enforce all rights to commence, pursue, prosecute, and/or settle, as appropriate, each of the Retained Causes of Action.

As provided by Section 3.3 and Section 10.8 of the Plan and the Confirmation Order the Reorganized Debtors shall have, retain, reserve, and be entitled to assert all such claims, Causes of Action, rights of setoff or recoupment, and other legal or equitable defenses as fully as if the Chapter 11 Cases had not been commenced, and all of the Debtors’ legal and equitable rights in respect of any Unimpaired Claim may be asserted after the Confirmation Date and Effective Date to the same extent as if the Chapter 11 Cases had not been commenced.

Unless any Causes of Action against a Person or Entity are expressly waived, relinquished, exculpated, released, compromised, or settled under the Plan or pursuant to a Bankruptcy Court order in these Chapter 11 Cases, the Reorganized Debtors expressly reserve all Causes of Action for later adjudication, and, therefore, no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, waiver, estoppel (judicial, equitable, or otherwise), or laches, shall apply to such Causes of Action upon, after, or as a consequence of confirmation or consummation of the Plan.

No Person or Entity (other than the Released Parties) may rely on the absence of a specific reference in the Confirmation Order, the Plan, the Plan Supplement, or the Disclosure Statement to any Cause of Action against it as any indication that the Reorganized Debtors will not pursue any and all available Causes of Action against it. The Reorganized Debtors expressly reserve all rights to prosecute any and all Causes of Action against any Entity, except as otherwise expressly provided in the Plan, including Article III and Article IV of the Plan.

In accordance with section 1123(b)(3) of the Bankruptcy Code and Section 10.1 of the Plan, except as otherwise provided in the Plan, herein, or in the Confirmation Order, any Causes of Action that a Debtor may hold against any Entity shall vest in the applicable Reorganized Debtor. The applicable Reorganized Debtor, through its authorized agents or representatives, shall retain and may exclusively enforce any and all such Causes of Action. The Reorganized Debtors shall have the exclusive right, authority, and discretion to determine, initiate, file, prosecute, enforce, abandon, settle, compromise, release, withdraw, or litigate to judgment any such Causes of Action, and to decline to do any of the foregoing without the consent or approval of any third party or further notice to, or action, order, or approval of, the Bankruptcy Court.

[1]	Unless otherwise defined, capitalized terms used herein have the meanings ascribed to them in the Plan.

For the avoidance of doubt, any and all Causes of Action released pursuant to Section 10.6 (Releases) of the Plan are not Retained Causes of Action.2 Notwithstanding and without limiting the generality of Section 10.8 of the Plan, unless otherwise released by the Plan, any and all claims and Causes of Action including, but not limited to, the following, are expressly reserved by the Reorganized Debtors:

•

claims related to insurance contracts and insurance policies to which any Debtor or Reorganized Debtor, as applicable, is a party or pursuant to which any Debtor, Reorganized Debtor or any of its Related Parties has any rights whatsoever, including but not limited to, Causes of Actions against insurance carriers, reinsurance carriers insurance brokers, underwriters, occurrence carriers, or surety bond issuers relating to coverage, indemnity, contribution, reimbursement, overpayment of premiums and fees;

•

claims related to tax obligations and refunds, including, without limitation, claims against or related to all Entities that owe or that may in the future owe money related to tax refunds to the Debtors or the Reorganized Debtors, as applicable;

•

claims, defenses, cross-claims, indemnification, third-party claims, and counterclaims related to litigation and possible litigation, whether based in tort, contract, equity, or otherwise, including any personal injury claims and wrongful death actions, as well as all claims against or related to all Entities that are party to or that may in the future become party to arbitration, or any other type of adversarial dispute resolution proceeding, whether formal or informal, or judicial or nonjudicial;

•

claims related to contracts and leases and similar instruments to which any of the Debtors or Reorganized Debtors, as applicable, is a party or pursuant to which any of the Debtors or Reorganized Debtors has any rights whatsoever, including without limitation all contracts and leases that are assumed pursuant to the Plan or were previously assumed by the Debtors. The claims and Causes of Action reserved include, but are not limited to, Causes of Action against vendors, lessors, suppliers of goods or services, suppliers of utilities, contractors, customers, or any other parties, including, but not limited to, all Causes of Action relating to Sphere 3D Corp., Gryphon Digital Mining, Inc., GEM Mining 1, LLC, GEM Mining 2, LLC, GEM Mining 2B, LLC, GEM Mining 4, LLC, CES Corporation, Maddox Industrial Transformer LLC, and MP2 Energy LLC d/b/a Shell Energy Solutions, and any of their affiliates, subsidiaries, or otherwise related parties;

•

claims related to accounts receivable and accounts payable, including, but not limited to all claims and Causes of Action against or related to all Entities that owe or that may in the future owe money to the Debtors or Reorganized Debtors. Furthermore, the Debtors expressly reserve all Causes of Action against or related to all Entities who assert or may assert that the Debtors or Reorganized Debtors, as applicable, owe money to them;

[2]

The Debtors intend to file a revised Plan that will modify the releases set forth in section 10.6(a) thereof by removing certain parties from the scope of the releases set forth therein, including: (i) Harlin Dean; (ii) the plaintiffs in the Securities Class Action; and (iii) various other potential parties.

2

•

claims related to postings of a security deposit, adequate assurance payment, retainers, or any other type of deposit, prepayment, or collateral regardless of whether such posting of a security deposit, adequate assurance payment, or any other type of deposit, prepayment, or collateral is specifically identified herein;

•

claims related to liens regardless of whether such lien is specifically identified herein; provided that notwithstanding anything herein to the contrary, the Debtors and the Reorganized Debtors hereby acknowledge and agree that no such Causes of Action exist with respect to the liens securing the Convertible Notes;

•

claims, defenses, cross-claims, indemnification, third-party claims, and counterclaims related to the Securities Class Action, including any and all claims, defenses, and counterclaims against the plaintiffs in the Securities Class Action;

•

unless otherwise released by the Plan, all claims against or related to all former and current customers that owe or may in the future owe money to the Debtors or the Reorganized Debtors whether for unpaid invoices or any other matter whatsoever, including contracts;

•	related party claims;

•	claims, defenses, appeals, cross-claims, and counterclaims related to any claims or actions asserted by any Governmental Unit,

•	claims related to vendor obligations;

•	claims related to current or former employee matters;

•	claims based in and/or related to the Debtors’ intellectual property and related rights;

•	claims related to environmental matters;

•	claims related to conversion, including conversion of digital assets or cryptocurrency;

•	claims related to Avoidance Actions, preferences, or other claims pursuant to chapter 5 of the Bankruptcy Code; and

•	all other Causes of Action.

Notwithstanding and without limiting the generality of Section 10.8 of the Plan and the foregoing, the Reorganized Debtors expressly reserve their rights with respect to all Causes of

3

Action that are not expressly released under the Plan, including all Causes of Action that have been or could be asserted in or in connection with the following matters:

•

Core Scientific, Inc., et al., v. Sphere 3D Corp. and Gryphon Digital Mining, Inc. (In re Core Scientific, et al.), Adv. Proc. 23-03252, including, without limitation, any claims, counter-claims, third-party claims, defenses, or causes of action arising in relation to these.

The Debtors reserve all rights, with the consent of the Requisite Consenting Creditors, to amend, revise, or supplement this Exhibit K to the Plan Supplement, and any of the documents and designations contained herein, at any time before the Effective Date of the Plan, or any such other date as may be provided for by the Plan or by order of the Bankruptcy Court.

4

Exhibit L

Schedule of Rejected Contracts

WEIL DRAFT

Schedule of Rejected Contracts

In accordance with Article VIII of the Third Amended Joint Chapter 11 Plan of Core Scientific, Inc. and Its Affiliated Debtors (Docket No. 1438) (including any exhibits and schedules thereto, and as may be modified, amended, or supplemented, the “Plan”),1 the Debtors hereby file this schedule of Executory Contracts and Unexpired Leases that the Debtors intend to reject pursuant to the Plan (the “Schedule of Rejected Contracts,” and each agreement listed therein, an “Agreement”).

Parties to Executory Contracts or Unexpired Leases with the Debtors are advised to carefully review the information contained herein and the related provisions of the Plan.

Inclusion of an Agreement in the Schedule of Rejected Contracts is not an admission by the Debtors that any of the Agreements listed therein are Executory Contracts or Unexpired Leases. Subject to the terms of the Plan, the Debtors reserve the right to assert that any of the Agreements listed in the Schedule of Rejected Contracts are not Executory Contracts or Unexpired Leases. As a matter of administrative convenience, in certain cases the Debtors may have listed the original parties to the Agreements listed in the Schedule of Rejected Contracts without taking into account any succession of trustees or any other transfers or assignments from one party to another. The fact that the current parties to any particular Agreements may not be named in the Schedule of Rejected Contracts is not intended to change the treatment of such Agreements. References to any Agreements to be rejected pursuant to the Plan are to the applicable Agreement and other operative documents as of the date of the Plan Supplement, as they may have been amended, modified, or supplemented from time to time and as may be further amended, modified, or supplemented by the parties thereto between such date and the Effective Date.

Out of an abundance of caution, and for the avoidance of doubt, the Debtors may have listed herein certain Agreements that have previously been rejected, and nothing herein is intended to change or alter the date of rejection or the terms of rejection of any previously rejected Agreement.

Unless otherwise provided by an order of the Bankruptcy Court, Proofs of Claim with respect to Claims arising from the rejection of Executory Contracts or Unexpired Leases, if any, must be Filed with the Bankruptcy Court by the later of thirty (30) days from (i) the date of entry of an order of the Bankruptcy Court approving such rejection, (ii) the effective date of the rejection of such Executory Contract or Unexpired Lease, and (iii) the Effective Date. Any Claims arising from the rejection of an Executory Contract or Unexpired Lease not Filed within such time shall be Disallowed pursuant to the Confirmation Order or such other order of the Bankruptcy Court, as applicable, forever barred from assertion, and shall not be enforceable against, as applicable, the Debtors, the Estates, the Reorganized Debtors, or property of the foregoing parties, without the need for any objection by the Debtors or the Reorganized Debtors, as applicable, or further notice to, or action, order, or approval of the Bankruptcy Court or any other Entity, and any Claim arising out of the rejection of the Executory Contract or Unexpired Lease shall be deemed fully satisfied, released, and discharged, notwithstanding anything in the Schedules, if any, or a Proof of Claim to the contrary.

1	Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Plan.

Claims arising from the rejection of the Debtors’ Executory Contracts or Unexpired Leases shall be classified as General Unsecured Claims and may be objected to in accordance with the provisions of section 7.2 of the Plan and applicable provisions of the Bankruptcy Code and Bankruptcy Rules.

The Debtors reserve all rights to amend, revise, or supplement this Exhibit L to the Plan Supplement, and any of the designations contained herein, at any time before the Effective Date, or any such other date as may be provided for by the Plan or by order of the Bankruptcy Court.

Core Scientific, Inc., et al.

Executory Contracts and Unexpired Leases to be Rejected

Report Date: 12/08/2023

Contract Party	Debtor	Category	Description
Another Crypto LLC	Core Scientific, Inc.	IT & License Agreements	May 11, 2020 software installation agreement (royalty)

Avnet, Inc.	Core Scientific, Inc.	IT & License Agreements	Oct 31, 2019 software installation agreement (royalty)

Convergint Technologies LLC	Core Scientific, Inc.	All Other Agreements	2022-01-11 Security Services - Master Services Agreement
	Core Scientific, Inc.	All Other Agreements	2022-02-11 Professional Services - Quote (#MS24400996P) and Terms
	Core Scientific, Inc.	All Other Agreements	2022-02-15 Professional Services - Quote (#CH02421867P) and Terms
	Core Scientific, Inc.	All Other Agreements	Master Services Agreement
	Core Scientific, Inc.	All Other Agreements	Quote (#CH02421867P) and Terms
	Core Scientific, Inc.	All Other Agreements	Quote (#MS24400996P) and Terms

CrossCountry Consulting LLC	Core Scientific Operating Company	All Other Agreements	2021-01-22 Professional Services - Master Services Agreement

Egencia LLC	Core Scientific, Inc.	All Other Agreements	2018-09-28 Other professional Services - US Corporate Travel Services Agreement
** The Debtors submit that the 2018 Travel Services Agreement, by and between Core Scientific, Inc. and Egencia LLC., was terminated and replaced by the postpetition 2023 agreement and thus the 2018 agreement is not an Executory Contract subject to assumption or rejection pursuant to section 365 of the Bankruptcy Code. However, to the extent the Court determines that the 2018 agreement is an Executory Contract, the Debtors intend to reject it and thus have included it in the Schedule of Rejected Contracts out of an abundance of caution.
	Core Scientific, Inc.	All Other Agreements	US Corporate Travel Services Agreement

EMO North Customers Brokers Ltd	Core Scientific, Inc.	All Other Agreements	Power of Attorney

Ernst & Young LLP	Core Scientific, Inc.	Consulting Agreements	MSA and SOW dated 01/25/2023

GRYPHON DIGITAL MINING, INC.	Core Scientific, Inc.	Hosting MSA	Hosting Master Services Agreement effective as of September 12, 2021
** The Debtors submit that the Master Services Agreement, Order #1, and Order #2, each by and between Core Scientific, Inc. and Gryphon Digital Mining, Inc., were terminated and thus are not Executory Contracts subject to assumption or rejection pursuant to section 365 of the Bankruptcy Code. However, to the extent the Court determines that the aforementioned agreements are Executory Contracts, the Debtors intend to reject them and thus have included them in the Schedule of Rejected Contracts out of an abundance of caution.
	Core Scientific, Inc.	Hosting Order	Hosting MSA Order #1 - dated September, 2021
	Core Scientific, Inc.	Hosting Order	Hosting MSA Order #2 - dated October, 2021

Proctor Management	Core Scientific Operating Company	Construction Services	2022-01-18 Professional Services - Project/Construction Management Consulting Services Agreement

Tenaska Power Services Co.	Core Scientific, Inc.	Power Agreements	2022-02-01 Professional Services - Agreement to Provide Asset Management Services
	Core Scientific, Inc.	Power Agreements	Agreement to Provide Asset Management Services
	Core Scientific, Inc.	All Other Agreements	Amendment to Development Agreement
	Core Scientific Operating Company	All Other Agreements	Assignments and Bill of Sale
	Core Scientific Operating Company	All Other Agreements	Development Agreement
	Core Scientific, Inc.	Power Agreements	Security Contact Designation for Tenaska Power Services Co

Exhibit M

Schedule of Assumed Contracts

WEIL DRAFT

Schedule of Assumed Contracts

In accordance with Article VIII of the Third Amended Joint Chapter 11 Plan of Core Scientific, Inc. and Its Affiliated Debtors (Docket No. 1438) (including any exhibits and schedules thereto, and as may be modified, amended, or supplemented, the “Plan”),1 the Debtors hereby file this schedule of Executory Contracts and Unexpired Leases that the Debtors intend to assume pursuant to the Plan (the “Schedule of Assumed Contracts” and each agreement listed herein, an “Agreement”).

Parties to Executory Contracts or Unexpired Leases with the Debtors are advised to carefully review the information contained herein and in the related provisions of the Plan.

In accordance with Section 8.1 of the Plan, as of and subject to the occurrence of the Effective Date and the payment of any applicable Cure Amount, and subject to section 8.5 of the Plan, all Executory Contracts and Unexpired Leases to which any of the Debtors are parties, including but not limited to those Executory Contracts and Unexpired Leases included in this Schedule of Assumed Contracts, shall be deemed assumed, unless such contract or lease (i) was previously assumed or rejected by the Debtors, pursuant to Final Order of the Bankruptcy Court, (ii) previously expired or terminated pursuant to its own terms or by agreement of the parties thereto, (iii) is the subject of a motion to reject Filed by the Debtors on or before the Confirmation Date, or (iv) is specifically designated as a contract or lease to be rejected on the Schedule of Rejected Contracts.

Inclusion of an Agreement in the Schedule of Assumed Contracts is not an admission by the Debtors that any of the Agreements listed therein are Executory Contracts or Unexpired Leases. Subject to the terms of the Plan, the Debtors reserve the right to assert that any of the Agreements listed in the Schedule of Assumed Contracts are not Executory Contracts or Unexpired Leases. As a matter of administrative convenience, in certain cases the Debtors may have listed the original parties to the Agreements listed in the Schedule of Assumed Contracts without taking into account any succession of trustees or any other transfers or assignments from one party to another. The fact that the current parties to any particular Agreements may not be named in the Schedule of Assumed Contracts is not intended to change the treatment of such Agreements. References to any Agreements to be assumed pursuant to the Plan are to the applicable Agreement and other operative documents as of the date of the Plan Supplement, as they may have been amended, modified, or supplemented from time to time and as may be further amended, modified, or supplemented by the parties thereto between such date and the Effective Date.

In accordance with Section 8.2 of the Plan, the Debtors served an initial cure notice on parties to Executory Contracts and Unexpired Leases to be assumed or assumed and assigned on December 5, 2023. Any objection by a counterparty to an Executory Contract or Unexpired Lease to the proposed assumption, assumption and assignment, or related Cure Amount must be filed, served, and actually received by the Debtors within fourteen (14) days of the service of the assumption notice, or such shorter period as agreed to by the parties or authorized by the Bankruptcy Court. Any counterparty to an Executory Contract or Unexpired Lease that does not

[1]	Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Plan.

timely object to the notice of the proposed assumption of such Executory Contract or Unexpired Lease shall be deemed to have assented to assumption of the applicable Executory Contract or Unexpired Lease notwithstanding any provision thereof that purports to (i) prohibit, restrict, or condition the transfer or assignment of such contract or lease; (ii) terminate or modify, or permit the termination or modification of, a contract or lease as a result of any direct or indirect transfer or assignment of the rights of any Debtor under such contract or lease or a change, if any, in the ownership or control to the extent contemplated by the Plan; (iii) increase, accelerate, or otherwise alter any obligations or liabilities of any Debtor or any Reorganized Debtor, as applicable, under such Executory Contract or Unexpired Lease; or (iv) create or impose a Lien upon any property or Asset of any Debtor or any Reorganized Debtor, as applicable. Each such provision shall be deemed to not apply to the assumption of such Executory Contract or Unexpired Lease pursuant to the Plan and counterparties to assumed Executory Contracts or Unexpired Leases that fail to object to the proposed assumption in accordance with the terms set forth in section 8.2(a) of the Plan, shall forever be barred and enjoined from objecting to the proposed assumption or to the validity of such assumption (including with respect to any Cure Amounts or the provision of adequate assurance of future performance), or taking actions prohibited by the foregoing or the Bankruptcy Code on account of transactions contemplated by the Plan.

Executory Contracts or Unexpired Leases that are not listed on any of the Schedule of Rejected Contracts, the Schedule of Assumed Contracts, or any cure notice will be assumed as of the Effective Date with a deemed Cure amount of $0.

The Debtors reserve all rights to amend, revise, or supplement this Exhibit M to the Plan Supplement, and any of the designations contained herein, at any time before the Effective Date, or any other such date as may be provided for by the Plan or by order of the Bankruptcy Court.

2

Core Scientific, Inc., et al.

Executory Contracts and Unexpired Leases to be Assumed

Report Date: 12/08/2023

Contract Party	Debtor	Category	Description	Cure Est
AccuForce HR Solutions, LLC	Core Scientific Operating Company	All Other Agreements	2021-08-25 Professional Services - Staffing Agreement	$0
	Core Scientific Operating Company	All Other Agreements	Staffing Agreement
Advanced Business Equipment	Core Scientific Operating Company	Equipment Leases & Sales	Copiers lease agreement dated 2019-07-25	$0
	Core Scientific Operating Company	Equipment Leases & Sales	Equipment lease agreement dated 2019-06-26
	Core Scientific Operating Company	Equipment Leases & Sales	Renewed equipment lease
Alation	Core Scientific, Inc.	IT & License Agreements	2022-06-13 Software/Subscription Services - Order #Q-06003-1	$0
	Core Scientific, Inc.	All Other Agreements	2022-06-13 Software/Subscription Services - Order #Q-06003-1
	Core Scientific, Inc.	All Other Agreements	Order #Q-06003-1
Alteryx, Inc.	Core Scientific, Inc.	All Other Agreements	2022-08-26 Software/Subscription Services - Order Form #Q-328608	$0
	Core Scientific, Inc.	All Other Agreements	Order Form #Q-328608
Altru Employer Health Solutions	Core Scientific Operating Company	All Other Agreements	2021-11-30 Human Resource Services - Statement of Work	$205
	Core Scientific Operating Company	All Other Agreements	Statement of Work
Amazon Web Services, Inc.	Core Scientific Operating Company	IT & License Agreements	AWS Customer Agreement	$66,720
American Security and Protection Service	Core Scientific Operating Company	All Other Agreements	2021-11-17 Professional Services - Security Guard Services Contract	$0
	Core Scientific Operating Company	All Other Agreements	Security Guard Services Contract
Argo Innovation Labs, Inc.	Core Scientific, Inc.	Equipment Leases & Sales	Asset Purchase and Hosting Termination Agreement dated 2022-03-10	$0
AsicXchange Team Inc.	Core Scientific, Inc.	Equipment Leases & Sales	Purchase and Sale Agreement with AsicXchange Team Inc. dated 2022-11-22	$0
Atlas Technology Management Pte. Ltd.	Core Scientific Operating Company	Suppliers	2021-10-19 Purchase of Miners - Sales and Purchase Agreement	$0
BalsamWest Fiber Net	Core Scientific Operating Company	IT & License Agreements	2019-04-30 Network Services - Service Order (Quote #43585-42746)	$4,907
BitAlpha, Inc.	Core Scientific, Inc.	All Other Agreements	2022-08-31 Software Services - Order Form	$0
	Core Scientific, Inc.	All Other Agreements	Order Form

Core Scientific, Inc., et al.

Executory Contracts and Unexpired Leases to be Assumed

Report Date: 12/08/2023

Contract Party	Debtor	Category	Description	Cure Est
Bitmain Development Ptd. Ltd	Core Scientific, Inc.	Suppliers	2022-12-16 Purchase of Miners - Sales and Purchase Agreement	$0
Bitmain Sales (USA) Inc.	Core Scientific Operating Company	All Other Agreements	Co-Location Hosting Services Agreement
Bitmain Technologies Georgia Limited	Core Scientific Operating Company	Customer Contracts	Amended and Restated Order 4 dated 2021-10-02
	Core Scientific Operating Company	All Other Agreements	Cooperation Agreement
	Core Scientific Operating Company	Customer Contracts	Master Services Agreement dated 2021-09-07
	Core Scientific Operating Company	Customer Contracts	Order 1 dated 2021-06-15
	Core Scientific Operating Company	Customer Contracts	Order 1 dated 2022-08-01
	Core Scientific Operating Company	Customer Contracts	Order 2 dated 2021-07-21
	Core Scientific Operating Company	Customer Contracts	Order 3 dated 2021-08-05
	Core Scientific Operating Company	Customer Contracts	Order 5 dated 2021-11-01
	Core Scientific Operating Company	Customer Contracts	Order 6 dated 2022-02-21
	Core Scientific Operating Company	Customer Contracts	Order 7 dated 2022-07-27
Bitmain Technologies Limited	Core Scientific Operating Company	Suppliers	2021-03-17 Purchase of Miners - Futures Sales and Purchase Agreement
	Core Scientific Operating Company	Suppliers	2021-04-22 Purchase of Miners - Non-Fised Price Sales and Purchase Agreement
	Core Scientific Operating Company	Suppliers	2021-04-22 Purchase of Miners - Non-fixed Price Sales and Purchase Agreement
	Core Scientific Operating Company	Suppliers	2021-10-14 Purchase of Miners - Non-Fixed Price Sales and Purchase Agreement
	Core Scientific Operating Company	Suppliers	2021-12-29 Purchase of Miners - Non-fixed Price Sales and Purchase Agreement
	Core Scientific, Inc.	Suppliers	Purchase of miners Supplier Agreement dated 2021-12-29
Bitmain Technology Inc.	Core Scientific, Inc.	All Other Agreements	License Agreement for the Unlocking SSH Firmware
Broadridge Investor Communication Solutions, Inc.	Core Scientific, Inc.	All Other Agreements	2022-04-25 Professional Services - Services Schedules	$0
	Core Scientific, Inc.	All Other Agreements	Services Schedule
Business Wire, Inc.	Core Scientific, Inc.	All Other Agreements	Business Wire Special Pricing Agreement (Bulk) dated 2022-10-04	$0
C&W Facility Services Inc.	Core Scientific, Inc.	All Other Agreements	2022-10-01 Professional Services - Master Services Agreement for Facility Services	$0
	Core Scientific, Inc.	All Other Agreements	Master Services Agreement for Facility Services
Callahan Mechanical Contractors	Core Scientific, Inc.	All Other Agreements	2019-08-06 Construction Services - Preventive HVAC Quarterly Maintenance Proposal	$3,312
	Core Scientific, Inc.	All Other Agreements	Preventive HVAC Quarterly Maintenance Proposal
Centurylink Communications LLC dba Lumen	Core Scientific Operating Company	IT & License Agreements	2019-01-17 Network Services - Quote Number 11385682	$0
	Core Scientific Operating Company	IT & License Agreements	2019-12-16 Network Services - Master Service Agreement
	Core Scientific Operating Company	IT & License Agreements	2020-07-28 Network Services - Order No. 12039929
	Core Scientific Operating Company	IT & License Agreements	2021-03-23 Network Services - Service Order (Grand forks)
Charter Communications Operating LLC dba Spectrum	Core Scientific Operating Company	IT & License Agreements	2020-01-10 Network Services - Enterprise Ethernet Service Level Agreement and Order #11568570	$14,371
	Core Scientific Operating Company	IT & License Agreements	2022-02-08 Network Services - Enterprise Service Agreement

Core Scientific, Inc., et al.

Executory Contracts and Unexpired Leases to be Assumed

Report Date: 12/08/2023

Contract Party	Debtor	Category	Description	Cure Est
Citadel Securities Corporate Solutions LLC	Core Scientific Operating Company	All Other Agreements	2021-11-16 Professional Services - Master Services Agreement & SOW	$0
	Core Scientific Operating Company	All Other Agreements	Master Services Agreement & SOW
City of Denton	Core Scientific, Inc.	Lease	Dark Fiber Lease Agreement dated March 10, 2022	$78,073
Cline Kezar	Core Scientific, Inc.	Employment Agreements	2022-12-19 Employment Agreements - Key Employee Retention Bonus Agreement	$0
Cloudflare, Inc.	Core Scientific Operating Company	IT & License Agreements	2021-12-03 Software/Subscription Services - Enterprise Service Order Form	$0
	Core Scientific Operating Company	All Other Agreements	2021-12-03 Software/Subscription Services - Enterprise Service Order Form
	Core Scientific Operating Company	All Other Agreements	Enterprise Service Order Form
Cogent Communications, Inc.	Core Scientific Operating Company	IT & License Agreements	2019-06-27 Network Services - Network Services T&C North America and Order No 1-300314962	$839
Coinbase, Inc.	Core Scientific, Inc.	All Other Agreements	2022-02-15 Broker services - Prime Broker Agreement	$0
	Core Scientific, Inc.	All Other Agreements	Prime Broker Agreement
CoLocation Properties Atlanta LLC (dba Digital Realty)	Core Scientific Operating Company	IT & License Agreements	2019-04-01 Network Services and Colocation - Master Terms and Conditions Agreement	$0
Computershare Inc.	Core Scientific, Inc.	All Other Agreements	2018-09-07 Other professional services - Transfer Agency and Service Agreement	$746
	Core Scientific, Inc.	All Other Agreements	Transfer Agency and Service Agreement
Databricks, Inc.	Core Scientific, Inc.	IT & License Agreements	2022-06-30 Software/Subscription Services - Master Cloud Platform Services Order Form (Q-04327)	$0
	Core Scientific, Inc.	All Other Agreements	2022-06-30 Software/Subscription Services - Master Cloud Platform Services Order Form (Q-04327)
	Core Scientific, Inc.	All Other Agreements	Master Cloud Platform Services Order Form (Q-04327)
	Core Scientific, Inc.	IT & License Agreements	Order Form (Q-12950) dated 2023-02-01
Datasite LLC	Core Scientific, Inc.	All Other Agreements	2022-07-01 Software Services - Statement of Work	$8,587
	Core Scientific, Inc.	All Other Agreements	Statement of Work
DCN, LLC	Core Scientific Operating Company	IT & License Agreements	2021-07-08 Network Services - Master Service Agreement	$0

Core Scientific, Inc., et al.

Executory Contracts and Unexpired Leases to be Assumed

Report Date: 12/08/2023

Contract Party	Debtor	Category	Description	Cure Est
Degree, Inc. dba Lattice	Core Scientific, Inc.	All Other Agreements	2022-03-23 Software Services - Statement of Work	$0
	Core Scientific, Inc.	All Other Agreements	Statement of Work
Denise Sterling	Core Scientific, Inc.	Employment Agreements	2022-12-19 Employment Agreements - Key Employee Retention Bonus Agreement	$0
Dialog Telecommunications	Core Scientific Operating Company	IT & License Agreements	2019-05-23 Network Services - Agreement for Service	$419
Dobson Fiber	Core Scientific Operating Company	IT & License Agreements	2021-11-05 Network Services - Quote No. Q-06703	$7,397
Docusign, Inc.	Core Scientific, Inc.	IT & License Agreements	2022-11-01 Software/Subscription Services - Order Form (Q-00958456)	$0
	Core Scientific, Inc.	All Other Agreements	2022-11-01 Software/Subscription Services - Order Form (Q-00958456)
	Core Scientific Operating Company	All Other Agreements	Order Form
	Core Scientific, Inc.	All Other Agreements	Order Form (Q-00958456)
Employer Solutions Resources, LLC	Core Scientific Operating Company	All Other Agreements	2021-08-14 professional services - Statement of Work	$0
	Core Scientific Operating Company	All Other Agreements	Statement of Work
Equinix LLC	Core Scientific Operating Company	IT & License Agreements	2019-12-15 Network Services and CoLocation - Master Country Agreement (No. 130303)	$0
Fidelity Funding Services, LLC	Core Scientific Operating Company	Equipment Leases & Sales	2021-03-02 Equipment Lease - Equipment Lease Agreement	$0
Fidelity Workspace Services LLC	Core Scientific Operating Company	All Other Agreements	2021-10-07 Professional Services and Software Services - First	$0
			Amendment to Master Services Agreement
	Core Scientific Operating Company	All Other Agreements	2021-10-07 Software/Subscription Services - Main Services Agreement
	Core Scientific Operating Company	All Other Agreements	First Amendment to Master Services Agreement
	Core Scientific Operating Company	All Other Agreements	Main Services Agreement
Five Star Food SErvices, Inc. (FIVE STAR)	Core Scientific, Inc.	All Other Agreements	2019-03-01 Professional Services - Vending Services Agreement	$0
	Core Scientific, Inc.	All Other Agreements	Vending Services Agreement

Core Scientific, Inc., et al.

Executory Contracts and Unexpired Leases to be Assumed

Report Date: 12/08/2023

Contract Party	Debtor	Category	Description	Cure Est
Foundry Digital LLC fka DCG Foundry LLC	Core Scientific, Inc.	Customer Contracts	2022-02-02 - Order 6	$0
	Core Scientific, Inc.	Customer Contracts	2022-09-21 - Master Services Agreement
	Core Scientific, Inc.	Customer Contracts	2022-10-15 - Order 1
	Core Scientific Operating Company	Customer Contracts	Master Services Agreement dated 2019-11-23
	Core Scientific Operating Company	Customer Contracts	Order 5 dated 2021-08-24
	Core Scientific Operating Company	Customer Contracts	Order 7 dated 2022-02-02
	Core Scientific Operating Company	All Other Agreements	Side Letter Agreement
FRANK X SPENCER AND ASSOCIATES, INC.	Core Scientific Operating Company	Construction Services	2021-10-18 Construction Services - SOW No. 1	$0
	Core Scientific Operating Company	Construction Services	2021-10-27 Construction Services - SOW No. 3
	Core Scientific Operating Company	Construction Services	2021-11-24 Construction Services - SOW No. 5
	Core Scientific Operating Company	Construction Services	2021-12-03 Professional Services - SOW No. 6
	Core Scientific Operating Company	Construction Services	2021-12-29 Construction Services - AIA Document A201-2017
	Core Scientific Operating Company	All Other Agreements	AIA Document A201-2017
	Core Scientific Operating Company	All Other Agreements	SOW No. 1
	Core Scientific Operating Company	All Other Agreements	SOW No. 3
	Core Scientific Operating Company	All Other Agreements	SOW No. 5
	Core Scientific Operating Company	All Other Agreements	SOW No. 6
Frontier Communications of America, Inc.	Core Scientific Operating Company	All Other Agreements	2021-06-14 Internet Services - Services Agreement	$1,503
	Core Scientific Operating Company	IT & License Agreements	2021-06-14 Network Services - Schedule Number S-5550020406
	Core Scientific Operating Company	IT & License Agreements	2021-06-14 Network Services - Services Agreement
	Core Scientific Operating Company	IT & License Agreements	2022-02-25 Network Services - Schedule Number S-5550049010 (EVPL Access)
	Core Scientific Operating Company	All Other Agreements	Services Agreement

Core Scientific, Inc., et al.

Executory Contracts and Unexpired Leases to be Assumed

Report Date: 12/08/2023

Contract Party	Debtor	Category	Description	Cure Est
Garic, Inc.	Core Scientific Operating Company	Equipment Leases & Sales	2019-08-09 Equipment Lease - Master Lease Agreement #2152	$0
	Core Scientific Operating Company	Equipment Leases & Sales	2019-09-09 Equipment Lease - Equipment Schedule No 1 to Master Lease Agreement No. 2152
	Core Scientific Operating Company	Equipment Leases & Sales	2019-09-26 Equipment Lease - Equipment Schedule No. 2
	Core Scientific Operating Company	Equipment Leases & Sales	2021-01-27 Equipment Lease - Equipment Schedule No. 3
	Core Scientific Operating Company	Equipment Leases & Sales	Renewed equipment lease #1
Garry Fife	Core Scientific, Inc.	Employment Agreements	2022-12-19 Employment Agreements - Key Employee Retention Bonus Agreement	$0
GENESIS CUSTODY LIMITED	Core Scientific Operating Company	All Other Agreements	2022-01-11 Digital asset storage services - Digital Asset Storage Services Agreement	$0
	Core Scientific Operating Company	All Other Agreements	Digital Asset Storage Services Agreement
Google, LLC	Core Scientific Operating Company	All Other Agreements	Google Cloud Master Agreement	$0
	Core Scientific Operating Company	IT & License Agreements	IT Services - Google Cloud Master Agreement
	Core Scientific Operating Company	All Other Agreements	IT Services - Google Cloud Master Agreement
Holloway, Updike and Bellen, Inc.	Core Scientific Operating Company	Construction Services	2021-11-22 Construction Services - Agreement for Engineering Services for Site Improvements	$0
	Core Scientific Operating Company	All Other Agreements	Agreement for Engineering Services for Site Improvements

iGEM Communications LLC dba Globalgig	Core Scientific Operating Company	IT & License Agreements	2021-12-07 Network Services - Master Services Agreement	$4,513
	Core Scientific Operating Company	IT & License Agreements	2022-01-13 Network Services - Service Order (ATT Unlimited Plan)
	Core Scientific, Inc.	IT & License Agreements	2022-01-31 Network Services - Service Order (100M License, Denton)
	Core Scientific, Inc.	IT & License Agreements	2022-07-13 Network Services - Service Order (Musogee)
Inflection Risk Solutions, LLC dba Goodhire	Core Scientific, Inc.	All Other Agreements	2018-10-19 Professional Services - Order Form (#C-41993)	$0
	Core Scientific, Inc.	All Other Agreements	Professional Services Agreement
InforArmor, Inc (known as Allstate Identity Protection)	Core Scientific Operating Company	All Other Agreements	2021-10-01 Benefits - Customer Agreement	$0
	Core Scientific Operating Company	All Other Agreements	Customer Agreement
Intrado Digital Media, LLC	Core Scientific Operating Company	All Other Agreements	2021-11-22 Professional Services - Master Services Agreement	$0
	Core Scientific Operating Company	All Other Agreements	Master Services Agreement

Core Scientific, Inc., et al.

Executory Contracts and Unexpired Leases to be Assumed

Report Date: 12/08/2023

Contract Party	Debtor	Category	Description	Cure Est
Ironclad, Inc.	Core Scientific, Inc.	All Other Agreements	2022-04-29 software services - Order Form	$0
	Core Scientific, Inc.	All Other Agreements	Order Form
Katharine Hall	Core Scientific, Inc.	Employment Agreements	2022-12-19 Employment Agreements - Key Employee Retention Bonus Agreement	$0
Kelly Services, Inc.	Core Scientific, Inc.	All Other Agreements	2022-02-24 Professional services - Customer Services Agreement	$0
	Core Scientific, Inc.	All Other Agreements	Customer Services Agreement
KLDiscovery Ontrack, LLC	Core Scientific, Inc.	All Other Agreements	Statement of Work for Core Scientific	$0
	Core Scientific, Inc.	All Other Agreements	Statement of Work for Core Scientific
Kristy-Leigh Minehan	Core Scientific Operating Company	IT & License Agreements	Irrevocable Intellectual Property License Agreement dated 2018-08-23	$0
Lancaster Safety Consulting, Inc.	Core Scientific, Inc.	All Other Agreements	Service Agreement	$0
Lance Bolender	Core Scientific, Inc.	Employment Agreements	2022-12-19 Employment Agreements - Key Employee Retention Bonus Agreement	$0
Luxor Technology Corporation	Core Scientific, Inc.	IT & License Agreements	Website Linking Agreement dated 2021-06-01	$0
Marco Technologies LLC	Core Scientific Operating Company	Equipment Leases & Sales	2021-08-27 Equipment Lease; Copiers - Agreement No. 1696436	$0
Matthew Brown	Core Scientific, Inc.	Employment Agreements	2022-12-19 Employment Agreements - Key Employee Retention Bonus Agreement	$0
Maurice Winter	Core Scientific, Inc.	Employment Agreements	2022-12-19 Employment Agreements - Key Employee Retention Bonus Agreement	$0

Core Scientific, Inc., et al.

Executory Contracts and Unexpired Leases to be Assumed

Report Date: 12/08/2023

Contract Party	Debtor	Category	Description	Cure Est
McCarthy Building Companies, Inc.	Core Scientific Operating Company	Construction Services	2021-11-17 Construction Services - AIA Document A102-2017	$0
** The Debtors are in ongoing settlement discussions with McCarthy Building Companies, Inc. and thus reserve the right to amend, modify, or supplement the contracts listed in the Schedule of Assumed Contracts and the Cure Amounts listed in the cure notice.
	Core Scientific Operating Company	Construction Services	2021-12-17 Construction Services - GMP Amendment 01
	Core Scientific Operating Company	Construction Services	2022-01-07 Construction Services - GMP Amendment 2
	Core Scientific Operating Company	Construction Services	2022-03-07 Construction Services - GMP Amendment 3
	Core Scientific Operating Company	All Other Agreements	AIA Document A102-2017
	Core Scientific Operating Company	All Other Agreements	Escrow Agreement
	Core Scientific Operating Company	All Other Agreements	GMP Amendment 01
	Core Scientific Operating Company	All Other Agreements	GMP Amendment 2
	Core Scientific Operating Company	All Other Agreements	GMP Amendment 3
MJDII Architects, Inc.	Core Scientific Operating Company	Construction Services	2022-01-07 Construction Services - AIA Document B105-2017	$0
	Core Scientific, Inc.	Construction Services	2022-02-03 Professional Services - Letter Agreement re additional services No. 1
	Core Scientific Operating Company	All Other Agreements	AIA Document A201-2017
	Core Scientific, Inc.	All Other Agreements	Letter Agreement re additional services No. 1
Murphy Electric Power Board	Core Scientific Operating Company	Power Agreements	2017-12-15 Power Related - Industrial Power Contract	$0
	Core Scientific Operating Company	Power Agreements	2018-01-01 Power Related - Investment Credit Agreement No. 75208708
	Core Scientific, Inc.	Power Agreements	Special Prepayment Agreement
Muskogee City-County Port Authority	Core Scientific Operating Company	All Other Agreements	Real Estate Development Agreement	$0
Nasdaq Corporate Solutions, LLC	Core Scientific Operating Company	All Other Agreements	2021-10-27 Software Services - Master Services Agreement	$0
	Core Scientific Operating Company	All Other Agreements	2021-10-27 Software Services - Service Order
	Core Scientific Operating Company	All Other Agreements	Master Services Agreement
	Core Scientific Operating Company	All Other Agreements	Service Order

Core Scientific, Inc., et al.

Executory Contracts and Unexpired Leases to be Assumed

Report Date: 12/08/2023

Contract Party	Debtor	Category	Description	Cure Est
NAVEX Global, Inc.	Core Scientific Operating Company	All Other Agreements	2021-10-22 Software/Subscription Services - Order Form	$0
	Core Scientific Operating Company	All Other Agreements	Order Form
Neal Goldman	Core Scientific, Inc.	Consulting Agreements	2022-10-26 - Independent Director Agreement	$0
Netgain Solutions, Inc.	Core Scientific, Inc.	All Other Agreements	2022-03-16 Software Services - Order Form (Q #NG1203)	$0
	Core Scientific, Inc.	All Other Agreements	Order Form (Q #NG1203)

Nodak Electric Cooperative, Inc.	Core Scientific, Inc.	Power Agreements	2021-09-30 Power Related - 1st Addendum to Electric Service Agreement - Prairie Mining Site	$210
	Core Scientific Operating Company	Power Agreements	2021-09-30 Power Related - Electric Service Agreement Mining Site
Norstan Communications, inc. dba Black Box Network Services	Core Scientific, Inc.	All Other Agreements	Statement of Work dated 2023-01-18	$0
Okta, Inc.	Core Scientific Operating Company	IT & License Agreements	2021-07-09 Software/Subscription Services - Order Form (Q-415322)	$0
	Core Scientific Operating Company	All Other Agreements	2021-07-09 Software/Subscription Services - Order Form (Q-415322)
	Core Scientific Operating Company	All Other Agreements	Order Form (Q-415322)
Oncor Electric Delivery Company LLC	Core Scientific, Inc.	Power Agreements	Encroachment on Easement	$0
ONIN STAFFING, LLC	Core Scientific, Inc.	All Other Agreements	2022-10-05 Human Resource Services (Denton, TX) - Staffing Agreement	$0
	Core Scientific, Inc.	All Other Agreements	Staffing Agreement
Oracle America, Inc.	Core Scientific, Inc.	All Other Agreements	2018-02-27 Software/Subscription Services - Subscription Services Agreement and SOW	$8,231
	Core Scientific, Inc.	All Other Agreements	Subscription Services Agreement and SOW

Core Scientific, Inc., et al.

Executory Contracts and Unexpired Leases to be Assumed

Report Date: 12/08/2023

Contract Party	Debtor	Category	Description	Cure Est
PeopleReady, Inc.	Core Scientific, Inc.	All Other Agreements	2022-04-06 Human Resource Services - Offer to Supply Temporary Associates	$0
	Core Scientific, Inc.	All Other Agreements	Offer to Supply Temporary Associates
Q4 Inc	Core Scientific Operating Company	All Other Agreements	2021-05-10 Software/Subscription Services - Order Form	$0
	Core Scientific Operating Company	All Other Agreements	2021-05-10 Software/Subscription Services - Order Form (Q-65098)
	Core Scientific Operating Company	All Other Agreements	Order Form
	Core Scientific Operating Company	All Other Agreements	Order Form (Q-65098)
Reed, Wells, Benson and Company (RWB)	Core Scientific Operating Company	Construction Services	Construction Services Agreement	$0
Resound Networks LLC	Core Scientific, Inc.	IT & License Agreements	2022-02-10 Network Services - Business Service Provider Agreement	$0
	Core Scientific, Inc.	IT & License Agreements	2022-03-01 Network Services - Business Service Provider Agreement
Rockwell Automation, Inc.	Core Scientific, Inc.	All Other Agreements	Order Form (Q000001) and Pricing Agreement dated 2022-02-28	$0
Salesforce, inc.	Core Scientific, Inc.	IT & License Agreements	2022-05-18 Software/Subscription Services - Order Form (Q-05763466)	$0
	Core Scientific, Inc.	All Other Agreements	2022-05-18 Software/Subscription Services - Order Form (Q-05763466)
	Core Scientific, Inc.	All Other Agreements	Order Form (Q-05763466)

Core Scientific, Inc., et al.

Executory Contracts and Unexpired Leases to be Assumed

Report Date: 12/08/2023

Contract Party	Debtor	Category	Description	Cure Est
Securitas Security Services USA, Inc.	Core Scientific Operating Company	All Other Agreements	2021-09-23 Professional Services - Security Services Agreement	$0
	Core Scientific Operating Company	All Other Agreements	2021-11-29 Professional Services - Amendment to SSA (ND)
	Core Scientific Operating Company	All Other Agreements	2021-11-29 Professional Services - Security Services Agreement
	Core Scientific Operating Company	All Other Agreements	2021-12-03 Professional Services - Additional Site Addendum to SSA
	Core Scientific, Inc.	All Other Agreements	2022-02-15 Professional Services - Additional Site Addendum (to add Denton location)
	Core Scientific, Inc.	All Other Agreements	2022-04-04 Professional Services - Additional Site Addendum (add cedarvale location)
	Core Scientific, Inc.	All Other Agreements	2022-04-15 Professional Services - Additional Site Addendum (add Cottonwood location)
	Core Scientific, Inc.	All Other Agreements	Additional Site Addendum (add cedarvale location)
	Core Scientific, Inc.	All Other Agreements	Additional Site Addendum (add Cottonwood location)
	Core Scientific, Inc.	All Other Agreements	Additional Site Addendum (to add Denton location)
	Core Scientific Operating Company	All Other Agreements	Additional Site Addendum to SSA
	Core Scientific Operating Company	All Other Agreements	Amendment to SSA (ND)
	Core Scientific Operating Company	All Other Agreements	Security Services Agreement
	Core Scientific Operating Company	All Other Agreements	Security Services Agreement
Sharp Electronics Corporation	Core Scientific, Inc.	Equipment Leases & Sales	Value Lease Agreement dated 6/16/22	$0
Smartsheet, Inc	Core Scientific, Inc.	All Other Agreements	2022-04-28 Software Services - Order Form Q-1876421	$0
	Core Scientific, Inc.	All Other Agreements	2022-07-26 Software Services - Order Form (Q2165589)
	Core Scientific, Inc.	All Other Agreements	Order Form (Q2165589)
	Core Scientific, Inc.	All Other Agreements	Order Form Q-1876421
	Core Scientific, Inc.	IT & License Agreements	Order Q-2578887 dated 2023-01-20
Stretto, Inc.	Core Scientific, Inc.	All Other Agreements	Services Agreement	$0
Summit Energy Services, Inc.	Core Scientific Operating Company	All Other Agreements	2021-11-22 Professional Services - Hosted Services and Consulting Agreement	$0
	Core Scientific Operating Company	All Other Agreements	Hosted Services and Consulting Agreement
SuperAcme Technology (Hong Kong) Limited	Core Scientific, Inc.	All Other Agreements	Termination Agreement of Sales Contract	$0

Core Scientific, Inc., et al.

Executory Contracts and Unexpired Leases to be Assumed

Report Date: 12/08/2023

Contract Party	Debtor	Category	Description	Cure Est
SUPPLYBIT, LLC	Core Scientific, Inc.	Equipment Leases & Sales	Asset Purchase and Sale Agreement dated 2022-05-24	$0
TanMar Rentals, LLC	Core Scientific, Inc.	Equipment Leases & Sales	PO #PO 22-101-01620	$108,586
Teague Nall and Perkins, Inc. (TNP)	Core Scientific Operating Company	Construction Services	2021-02-11 Professional Services - Amendment 4 to Services Agreement	$0
	Core Scientific Operating Company	Construction Services	2021-07-22 Professional Services - Authorization for Professional Services
	Core Scientific Operating Company	Construction Services	2021-08-13 Professional Services - Amendment 1 to Professional Services Agreement
	Core Scientific Operating Company	Construction Services	2021-11-22 Professional Services - Amendment 2 to Professional Services Agreement
	Core Scientific Operating Company	Construction Services	2021-12-28 Professional Services - Amendment No. 3 to Professional Services Agreement
	Core Scientific Operating Company	Construction Services	2022-04-22 Construction Services - Amendment 5 to Professional Services Agreement
	Core Scientific Operating Company	All Other Agreements	Amendment 1 to Professional Services Agreement
	Core Scientific Operating Company	All Other Agreements	Amendment 2 to Professional Services Agreement
	Core Scientific Operating Company	All Other Agreements	Amendment 4 to Services Agreement
	Core Scientific Operating Company	All Other Agreements	Amendment 5 to Professional Services Agreement
	Core Scientific Operating Company	All Other Agreements	Authorization for Professional Services
Tech. Finance. Co., LLC dba Technology Finance Corporation	Core Scientific Operating Company	Equipment Leases & Sales	2019-04-02 Equipment Lease - Master Lease Agreement #2540	$33,900
	Core Scientific Operating Company	Equipment Leases & Sales	2021-03-26 Equipment Lease - Schedule No. 006
	Core Scientific Operating Company	Equipment Leases & Sales	Equipment lease dated 2019-05-06
Temps Plus, Inc.	Core Scientific, Inc.	All Other Agreements	2020-02-25 Professional Services - Statement of Work	$0
	Core Scientific, Inc.	All Other Agreements	Statement of Work
TEMPSPLUS OF PADUCAH, INC.	Core Scientific, Inc.	All Other Agreements	2020-01-28 professional services - Mutually Agreeable Staffing Agreement	$0
	Core Scientific, Inc.	All Other Agreements	Mutually Agreeable Staffing Agreement

Core Scientific, Inc., et al.

Executory Contracts and Unexpired Leases to be Assumed

Report Date: 12/08/2023

Contract Party	Debtor	Category	Description	Cure Est
Tennessee Valley Authority (TVA)	Core Scientific Operating Company	Power Agreements	2018-09-01 Power Related - Interrupitve Power Product Agreement #71610706 IP30	$0
	Core Scientific Operating Company	Power Agreements	2019-03-12 Power Related - Firm Power Contract (No. 80198933)
	Core Scientific Operating Company	Power Agreements	2019-03-14 Power Related - Supplement No. 1 (Startup and Testing Power Agreement)
	Core Scientific Operating Company	Power Agreements	2019-05-01 Power Related - Contract No. 80198933, Supp No 2
	Core Scientific Operating Company	Power Agreements	2019-10-31 Power Related - Contract No. 80198933, Supp No 3
	Core Scientific Operating Company	Power Agreements	2019-10-31 Power Related - Contract No. 80198933, Supp No 4
	Core Scientific Operating Company	Power Agreements	2019-12-31 Power Related - Contract No. 80198933, Supp No 5
	Core Scientific Operating Company	Power Agreements	2020-01-31 Power Related - Contract No. 80198933, Supplement 6
	Core Scientific Operating Company	Power Agreements	2020-01-31 Power Related - Startup Testing Power Agt, Contract No. 80198933, Supplement No 7
	Core Scientific Operating Company	Power Agreements	2020-02-14 Power Related - Contract No. 80198933, Supp No 8 (Investment Credit Agt)
	Core Scientific Operating Company	Power Agreements	2020-04-28 Power related - Curtailment Program - Interruptible Power Product (IP5) Agt #98829859
	Core Scientific Operating Company	Power Agreements	2020-04-28 Power Related - Supp No 09 (IP Term and Termination Amendment)
	Core Scientific Operating Company	Power Agreements	2020-04-30 Power Related - Contract No. 80198933, Supp No 10
	Core Scientific Operating Company	Power Agreements	2020-12-09 Power Related - Contract No. 8019893, Supp No 11
(Performance Assurance Amendment)
	Core Scientific Operating Company	Power Agreements	2021-02-17 Power Related - Contract No. 80198933, Supp No 12
	Core Scientific, Inc.	Power Agreements	2022-02-15 Power related - Curtailment Program - Load Reduction Plan Certification Statement
	Core Scientific, Inc.	Power Agreements	Contract No. 71610706 (IP30), Economic Interruption Amendment No. 2
	Core Scientific, Inc.	Power Agreements	Contract No. 98829859 (IP5), Economic Interruption Amendment No. 1
Texas- New Mexico Power Company	Core Scientific, Inc.	Power Agreements	Transmission/Substation Facility Extension Agreement Dated 8/27/21	$0
	Core Scientific, Inc.	Power Agreements	ELECTRIC FACILITIES EXTENSION AGREEMENT Dated 8/19/21
Thomason Reuters Tax & Accounting	Core Scientific Operating Company	All Other Agreements	2022-07-01 Software/Subscription Services - Invoice dated 04/19/22	$0
	Core Scientific Operating Company	All Other Agreements	Invoice dated 04/19/22
Todd DuChene	Core Scientific, Inc.	Employment Agreements	2022-12-19 Employment Agreements - Key Employee Retention Bonus Agreement	$0

Core Scientific, Inc., et al.

Executory Contracts and Unexpired Leases to be Assumed

Report Date: 12/08/2023

Contract Party	Debtor	Category	Description	Cure Est
Toro Data Labs, Inc. dba Bigeye	Core Scientific, Inc.	IT & License Agreements	2022-05-13 Software/Subscription Services - Order Form dated 05/13/2022	$0
	Core Scientific, Inc.	All Other Agreements	2022-05-13 Software/Subscription Services - Order Form dated 05/13/2022
	Core Scientific, Inc.	IT & License Agreements	2022-05-13 Software/Subscription Services - Saas Master Software Agreement
	Core Scientific, Inc.	All Other Agreements	2022-05-13 Software/Subscription Services - Saas Master Software Agreement
	Core Scientific, Inc.	All Other Agreements	Order Form dated 05/13/2022
	Core Scientific, Inc.	All Other Agreements	Saas Master Software Agreement
Toyota Industries Commercial Finance Inc OR Vesco Industrial	Core Scientific Operating Company	Equipment Leases & Sales	2020-03-26 Equipment Lease - Forklifts - Master Lease Agreement -	$0
Trucks of Hickory, Inc. dba Toyota Commercial Finance			Forklifts
TriNet HR III, Inc.	Core Scientific, Inc.	All Other Agreements	2018-03-01 Payroll services - TriNet Technology Services Requisition Form	$0
	Core Scientific, Inc.	All Other Agreements	2022-11-02 Payroll Services - TriNet Services Agreement Addendum
	Core Scientific, Inc.	All Other Agreements	TriNet Services Agreement Addendum
	Core Scientific, Inc.	All Other Agreements	TriNet Technology Services Requisition Form
TSC, Inc.	Core Scientific, Inc.	All Other Agreements	2022-01-21 Professional Services - Service Agreement	$0
	Core Scientific, Inc.	All Other Agreements	Service Agreement
Two	Core Scientific Operating Company	All Other Agreements	2021-03-23 Human Resource Services - Master Services Agreement	$0
Degrees division of Slalom, LLC
	Core Scientific, Inc.	All Other Agreements	2022-06-08 professional services - Statement of Work dated 06/8/22
	Core Scientific Operating Company	All Other Agreements	Master Services Agreement
	Core Scientific, Inc.	All Other Agreements	Statement of Work
	Core Scientific Operating Company	All Other Agreements	Statement of Work
	Core Scientific, Inc.	All Other Agreements	Statement of Work dated 06/8/22
US Digital Mining and Hosting Co., LLC	Core Scientific, Inc.	Customer Contracts	2022-02-15 - Order 2	$0
	Core Scientific, Inc.	Customer Contracts	2022-08-29 - Master Services Agreement
	Core Scientific, Inc.	Customer Contracts	2022-11-15 - Order 3
	Core Scientific, Inc.	Customer Contracts	2022-11-30 - Order Form #4
	Core Scientific, Inc.	Customer Contracts	2022-12-15 - Order 1
Validus Power Corp.	Core Scientific, Inc.	Suppliers	2022-03-04 Purchase of Miners - Sales and Purchase Agreement	$0
VFS, L.L.C.	Core Scientific Operating Company	Equipment Leases & Sales	2019-06-27 Equipment Lease - Master Equipment Lease Agreement	$105,373
	Core Scientific Operating Company	Equipment Leases & Sales	2021-03-17 Equipment Lease - Schedule No. 005
	Core Scientific Operating Company	Equipment Leases & Sales	2021-07-01 Equipment Lease - Schedule No. 002
	Core Scientific Operating Company	Equipment Leases & Sales	2021-11-01 Equipment Lease - Schedule No. 003
	Core Scientific Operating Company	Equipment Leases & Sales	2022-01-01 Equipment Lease - Schedule No. 004
Voltus, Inc.	Core Scientific, Inc.	Power Agreements	2022-04-29 Professional Services - Distributed Energy Resource Agreement	$0
	Core Scientific, Inc.	Power Agreements	Distributed Energy Resource Agreement

Core Scientific, Inc., et al.

Executory Contracts and Unexpired Leases to be Assumed

Report Date: 12/08/2023

Contract Party	Debtor	Category	Description	Cure Est
Waste Disposal Solutions of North Carolina, Inc.	Core Scientific, Inc.	Equipment Leases & Sales	Equipment Lease	$0
Windstream Communications	Core Scientific Operating Company	IT & License Agreements	2020-01-13 Network Services - Service Agreement and Amendment, Quote #1930683 & #2053277	$2,683
	Core Scientific Operating Company	IT & License Agreements	2021-09-10 Network Services - Amendment to Service Agreement and Quote #2337055
	Core Scientific Operating Company	IT & License Agreements	2021-11-04 Network Services - Amendment to Service Agreement and Quote #2371433
	Core Scientific Operating Company	IT & License Agreements	2021-11-16 Network Services - Order (Q2373308)
Workday, Inc.	Core Scientific, Inc.	All Other Agreements	2022-06-01 Software/Subscription Services - Order Form 00356977	$0
	Core Scientific, Inc.	All Other Agreements	Order Form 00356977
Workiva, Inc	Core Scientific Operating Company	All Other Agreements	2021-09-09 Software Services - SOW 070821-11510	$0
	Core Scientific Operating Company	All Other Agreements	2021-09-15 Software Services - Order 070821-11510
	Core Scientific, Inc.	All Other Agreements	2022-03-18 Software services - Statement of Work 110421-1600
	Core Scientific, Inc.	All Other Agreements	2022-09-28 Software Services - Statement of Work 091922-10029
	Core Scientific Operating Company	All Other Agreements	Order 070821-11510
	Core Scientific Operating Company	All Other Agreements	SOW 070821-11510
	Core Scientific, Inc.	All Other Agreements	Statement of Work 091922-10029
	Core Scientific, Inc.	All Other Agreements	Statement of Work 110421-1600
XC Container LLC	Core Scientific, Inc.	Equipment Leases & Sales	Storage Connexes (Rental)	$4,019
ZetaMinusOne, LLC	Core Scientific, Inc.	All Other Agreements	2022-03-23 Staffing Services - Services Agreement	$0
	Core Scientific, Inc.	All Other Agreements	Services Agreement
	Core Scientific, Inc.	All Other Agreements	Services Agreement
	Core Scientific, Inc.	All Other Agreements	Statement of Work
Zoominfo	Core Scientific Operating Company	All Other Agreements	2021-04-26 - Purchase Order (Q-403824) and T&Cs	$0
	Core Scientific Operating Company	IT & License Agreements	2021-04-26 Software/Subscription Services - Order Form (Q403824)
	Core Scientific Operating Company	All Other Agreements	2021-04-26 Software/Subscription Services - Order Form (Q403824)
	Core Scientific Operating Company	All Other Agreements	Purchase Order (Q-403824) and T&Cs

Exhibit N

Schedule of Allowed General Unsecured Claims

WEIL DRAFT

Schedule of Allowed General Unsecured Claims

In accordance with sections 1.11, 1.274, and 4.8(b) of the Third Amended Joint Chapter 11 Plan of Core Scientific, Inc. and Its Affiliated Debtors (Docket No. 1438) (including any exhibits and schedules thereto, and as may be modified, amended, or supplemented, the “Plan”),1 the Debtors hereby file this schedule of General Unsecured Claims, which lists the General Unsecured Claims to be Allowed on the Effective Date and the amounts in which such Claims are to be Allowed pursuant to the Plan (the “Schedule of Allowed General Unsecured Claims”).

Holders of General Unsecured Claims in Class 8 are advised to carefully review the information contained herein and the related provisions of the Plan.

In accordance with section 4.8(b) of the Plan, each General Unsecured Claim listed on the Schedule of Allowed General Unsecured will be Allowed on the Effective Date pursuant to section 506(a) of the Bankruptcy Code in the applicable amount set forth on the Schedule of Allowed General Unsecured Claims. Each General Unsecured Claim not listed on the Schedule of Allowed General Unsecured Claims (the “Disputed Claims”) shall be resolved in accordance with Article VII of the Plan. All Holders of Allowed General Unsecured Claims shall receive the treatment afforded to such Holders pursuant to section 4.8 of the Plan.

Except insofar as a Claim is Allowed under the Plan or was Allowed prior to the Effective Date, the Debtors or Reorganized Debtors, as applicable, shall have and retain any and all rights and defenses such Debtor has with respect to any Disputed Claim. Any objections to Claims shall be served and Filed on or before the Claim Objection Deadline. All Disputed Claims not objected to by the end of such period shall be deemed Allowed unless such period is extended upon approval of the Bankruptcy Court.

Any Holder who disagrees with the amount of such Holder’s Allowed General Unsecured Claim as set forth in the Schedule of Allowed General Unsecured Claims must timely File an objection to the Plan prior to December 15, 2023 at 5:00 p.m. (prevailing Central Time) (the “Plan Objection Deadline”). Any failure of a Holder of a General Unsecured Claim to timely File an objection prior to the Plan Objection Deadline will result in such Holder’s Claim being Allowed in the amount set forth on the Schedule of Allowed General Unsecured Claims.

The Debtors reserve all rights to amend, revise, or supplement this Exhibit N to the Plan Supplement, and any of the designations contained herein, at any time before the Effective Date, or any such other date as may be provided for by the Plan or by order of the Bankruptcy Court.

[1]	Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Plan.

Schedule of Allowed General Unsecured Claims

In re Core Scientific, Inc., et al.

Case No. 22-90341 (CML), Jointly Administered

COUNT	NAME³	CLAIM NUMBER	TOTAL FILED CLAIM AMOUNT	POST-PETITION INTEREST¹	ALLOWED GENERAL UNSECURED CLAIM (TOTAL FILED CLAIM AMOUNT PLUS POST- PETITION INTEREST)¹
1.	BRF Finance Co., LLC	328	$33,661,657	$1,640,325	$35,301,982
2.	B. Riley Commercial Capital, LLC	327	$8,415,414	$410,081	$8,825,495
3.	Duke Energy Carolinas, LLC	27	$3,727,342	$181,633	$3,908,975
4.	Cooley LLP	40	$2,916,769	$142,133	$3,058,902
5.	LML Services, LLC dba FlowTx	29	$1,263,811	$61,585	$1,325,396
6.	Moss Adams LLP	28	$669,689	$32,634	$702,323
7.	AAF International	493	$266,468	$12,985	$279,453
8.	Novo Construction, Inc.	209	$259,981	$12,669	$272,650
9.	ComNet Communications LLC	139	$247,937	$12,082	$260,019
10.	Quinn Emanuel Urquhart & Sullivan LLP	244	$246,328	$12,004	$258,332
11.	Trinity Mining Group, Inc.	411	$235,000	$11,451	$246,451
12.	CRG Financial LLC (As Assignee of KLDiscovery Ontrack LLC)	333	$193,517	$9,430	$202,947
13.	Consilio LLC	228	$163,627	$7,973	$171,600
14.	Marnoy Interests, Ltd d/b/a OP	419	$97,274	$4,740	$102,014
15.	Bergstrom Electric	02424068	$89,929	$4,382	$94,311
16.	Onyx Contractors Operations, LP	134	$82,945	$4,042	$86,987
17.	Delcom, Inc.	422	$81,630	$3,978	$85,608
18.	McDermott Will & Emery LLP	66	$54,834	$2,672	$57,506
19.	Hutchison & Steffen, PLLC	309	$48,772	$2,377	$51,149
20.	Morgan, Lewis & Bockius LLP	599	$35,580	$1,734	$37,314
21.	Fishman Stewart PLLC	266	$35,200	$1,715	$36,915
22.	Reed Wells Benson and Company	02424024	$34,400	$1,676	$36,076
23.	Eaton Corporation	332	$32,680	$1,592	$34,272
24.	Carey Olsen Cayman Limited [CO Services Cayman Limited]	58	$32,638	$1,590	$34,228
25.	Lattice	02424025	$16,053	$782	$16,835
26.	TY Properties	02424119	$15,610	$761	$16,371
27.	Averitt Express	16	$15,057	$734	$15,791
28.	Truckload Connections	15	$14,873	$725	$15,598
29.	Gravity Oilfield Services LLC	32	$13,440	$655	$14,095
30.	GreatAmerica Financial Services Corporation [GreatAmerica Leasing Corporation]	14	$12,668	$617	$13,285
31.	Lake Effect Traffic LLC	02424080	$12,090	$589	$12,679
32.	Apex Logistics International Inc.	02424030	$12,010	$585	$12,595
33.	Felker Construction Company Inc	264	$11,933	$581	$12,514
34.	ORGDEV Limited	95	$10,000	$487	$10,487
35.	CRG Financial LLC (As Assignee of Ricks Rental Equipment)	485	$9,847	$480	$10,327
36.	Ricks Rental Equipment	37	$9,847	$480	$10,327
37.	Uline	2	$9,282	$452	$9,735
38.	BitAlpha, Inc. [Bitwave]	631	$8,750	$426	$9,176
39.	Shermco Industries, Inc	02424046	$8,154	$397	$8,551
40.	American Security and Protection Service LLC	02424092	$8,071	$393	$8,464
41.	EvoTek	02424037	$7,969	$388	$8,357
42.	Greyline Partners, LLC [IQ-EQ]	25	$6,000	$292	$6,292
43.	Donnelley Financial Solutions	02424043	$4,894	$238	$5,132
44.	American Paper & Twine Co	33	$4,779	$233	$5,012
45.	M & S Patterson, Inc	10	$4,610	$225	$4,835
46.	Regulatory DataCorp, Inc.	217	$4,323	$211	$4,534

Schedule of Allowed General Unsecured Claims

In re Core Scientific, Inc., et al.

Case No. 22-90341 (CML), Jointly Administered

COUNT	NAME³	CLAIM NUMBER	TOTAL FILED CLAIM AMOUNT	POST-PETITION INTEREST¹	ALLOWED GENERAL UNSECURED CLAIM (TOTAL FILED CLAIM AMOUNT PLUS POST- PETITION INTEREST)¹
47.	Cloudflare Inc	02424058	$3,552	$173	$3,725
48.	A to Z Pest Control & Services	38	$3,530	$172	$3,702
49.	Calvert City Municipal Water and Sewer	272	$3,529	$172	$3,701
50.	Bitwave	02424105	$3,500	$171	$3,671
51.	Logix Fiber Networks	20	$2,984	$145	$3,129
52.	Jackson Purchase Energy Corporation	02424085	$2,437	$119	$2,556
53.	Lone Star Corporation	24	$2,158	$105	$2,263
54.	Tangent Energy Solutions Inc	02424067	$2,000	$97	$2,097
55.	Microsoft Corporation	339	$1,699	$83	$1,782
56.	Grubhub Holdings Inc	02424097	$1,591	$78	$1,668
57.	Grand Forks Utility Billing	02424051	$1,530	$75	$1,605
58.	Northern States Power Minnesota dba Xcel Energy	6	$1,177	$57	$1,235
59.	AT&T	02424135	$1,139	$56	$1,194
60.	Optilink	02424095	$1,058	$52	$1,110
61.	FedEx	02424127	$797	$39	$836
62.	Dockery Auto Parts	02424074	$758	$37	$795
63.	Prime Mowing and Property Management LLC	02424117	$750	$37	$787
64.	Cherokee Rental, Inc.	35	$722	$35	$757
65.	Level 3 Communications LLC	02424063	$701	$34	$735
66.	CenturyLink Communications, LLC	188	$701	$34	$735
67.	Kesco Air Inc	02424104	$680	$33	$713
68.	Salary.com LLC	02424057	$631	$31	$662
69.	Water Works C&R, LLC	02424069	$592	$29	$621
70.	Countrywide Sanitation Co	02424137	$577	$28	$605
71.	Murphy & Grantland, P.A.	17	$480	$23	$503
72.	Rhode Island Division of Taxation	627	$403	$20	$423
73.	C.H. Robinson Worldwide, Inc.	113	$398	$19	$417
74.	Carpet Capital Multi-System Inc	02424077	$395	$19	$414
75.	Bearden Industrial Supply	02424109	$354	$17	$371
76.	Eagle Promotions	02424076	$295	$14	$309
77.	Austin Professional Cleaning Services, LLC	02424126	$261	$13	$273
78.	Waterlogic Americas LLC	02424138	$210	$10	$220
79.	Commercial Plumbers Supply	02424108	$203	$10	$213
80.	Carpet Capital Fire Protection Inc	02424094	$200	$10	$210
81.	Mountain Top Ice	02424083	$184	$9	$193
82.	Mobile Modular Portable Storage	02424114	$135	$7	$142
83.	Colo Properties Atlanta LLC	02424084	$118	$6	$123
84.	Pye-Barker Fire and Safety LLC	02424082	$118	$6	$123
85.	Frontline Shredding Inc	614	$100	$5	$105
86.	Nebraska Department of Labor	22	$95	$5	$100
87.	EPB of Chattanooga	02424130	$92	$4	$96
88.	Lisa Ragan Customs Brokerage	02424139	$90	$4	$94
89.	JBM Office Solutions	02424115	$78	$4	$82
90.	Marble Community Water System	02424136	$63	$3	$66
91.	Interstate Welding and Steel Supply	02424102	$57	$3	$60
92.	Alpha Waste Disposal Inc	02424129	$56	$3	$59
93.	Financial Accounting Standards Board/Governmental Accounting Standards Board	02424120	$9	$0	$9
94.	Data Sales Co Inc	02424042	$3,064	$149	$3,213

Schedule of Allowed General Unsecured Claims

In re Core Scientific, Inc., et al.

Case No. 22-90341 (CML), Jointly Administered

COUNT	NAME³	CLAIM NUMBER	TOTAL FILED CLAIM AMOUNT	POST-PETITION INTEREST¹	ALLOWED GENERAL UNSECURED CLAIM (TOTAL FILED CLAIM AMOUNT PLUS POST- PETITION INTEREST)¹
95.	Dallas County	26	$5,021	$245	$5,265
96.	State of Tennessee Department of Revenue	02424153	$22	$1	$23

	Total		$53,164,972	$2,590,717	$55,755,689

¹	Includes Post-Petition Interest at the Federal Judgement Rate of 4.74% through 12/31/2023
²

Does not include (i) Miner Equipment Lender Deficiency Claims, which may be found on Exhibit J to the Plan or (ii) Claims related to executory contracts that the Debtors intend to assume pursuant to the Plan or otherwise settled

³

The Allowed GUC Claims below do not include claims that the Debtors have objected to pursuant to the Debtors’ First Omnibus Claims Objection To Certain (I) Amended Claims; (II) Exact Duplicative Claims; (III) Beneficial Bondholder Duplicative Claims; (IV) Multiple Debtor Claims; (V) Wrong Debtor Claims; (VI) Late Filed Claims; (VII) Insufficient Documentation Claims; (VIII) Equity Claims; And (IX) Reclassified Claims (Based On Priority) [Docket No. 1460], as may be amended, modified, or supplemented (the “First Omnibus Claims Objection”), and only includes Surviving Claims indicated in the First Omnibus Claims Objection

Exhibit O

Form of Registration Rights Agreement

WEIL DRAFT

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of [●], is made and entered into by and among Core Scientific, Inc. (the “Company”) and the undersigned parties listed under Holder on the signature pages hereto (each such party together with the Sponsor and any person or entity who hereafter becomes a party to this Agreement pursuant to Section 5.2 or Section 5.10 of this Agreement, a “Holder” and collectively the “Holders”).

RECITALS

WHEREAS, on December 21, 2022, the Company and each of its debtor affiliates, as debtors and debtors in possession commenced voluntary cases, captioned In re Core Scientific Inc., et al., Case No. 22 90341 (CML), under Chapter 11 of Title 11 of the United States Code, 11 U.S.C. §§ 101–1532, as amended in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”);

WHEREAS, following approval by the Bankruptcy Court on November 14, 2023 of the Rights Offering Procedures, the Company commenced an equity rights offering in accordance therewith on November 20, 2023 (the “Equity Rights Offering”);

WHEREAS, in connection with the Equity Rights Offering, the Company entered into a Backstop Commitment Letter, dated as of November 16, 2023 (the “Backstop Commitment Letter”), with certain eligible holders pursuant to which they thereto agreed to backstop the purchase of unsubscribed shares of Common Stock of up to $37.1 million (the “Backstop Shares”);

WHEREAS, on [●], the Bankruptcy Court confirmed the [Third Amended Joint Chapter 11 Plan of Core Scientific, Inc. and its Affiliated Debtors] [Docket No. [●]] (the “Plan”);

WHEREAS, on [●] (the “Effective Date”), the conditions to effectiveness of the Plan were satisfied and the Equity Rights Offering was consummated; and

WHEREAS, the Company and the Holders desire to enter into this Agreement, pursuant to which the Company shall grant the Holders certain registration rights with respect to the Registrable Securities (as defined below) on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual representations, covenants and agreements contained herein, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1 Definitions. The terms defined in this ARTICLE I shall, for all purposes of this Agreement, have the respective meanings set forth below:

“Adverse Disclosure” shall mean any public disclosure of material non-public information, which disclosure, in the good faith judgment of the Chief Executive Officer or principal financial officer of the Company, after consultation with counsel to the Company, (i) would be required to be made in any Registration Statement or Prospectus in order for the applicable Registration Statement or Prospectus not to contain any Misstatement, (ii) would not be required to be made at such time if the Registration Statement were not being filed, declared effective or used, as the case may be and (iii) the Company has a bona fide business purpose for not making such information public.

WEIL DRAFT

“Agreement” shall have the meaning given in the Preamble.

“Backstop Commitment Letter” shall have the meaning given in the Recitals.

“Backstop Shares” shall have the meaning given in the Recitals.

“Bankruptcy Court” shall have the meaning given in the Recitals.

“Board” shall mean the Board of Directors of the Company.

“Charter” means the [third] amended and restated certificate of incorporation of the Company.

“Commission” shall mean the U.S. Securities and Exchange Commission.

“Common Stock” shall mean the common stock of the Company, par value $0.00001 per share, issued (a) on the Effective Date or thereafter under the Plan or (b) as otherwise permitted pursuant to the Plan, the Charter or other similar organizational or formation documents, as applicable, of the Company on or after the Effective Date.

“Company” shall have the meaning given in the Preamble.

“Demand Registration” shall have the meaning given in subsection 2.1.1.

“Demanding Holder” shall have the meaning given in subsection 2.1.1.

“Effective Date” shall have the meaning given in the Recitals.

“Equity Rights Offering” shall have the meaning given in the Recitals.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as it may be amended from time to time.

“Form S-1” shall mean a Registration Statement on Form S-1 or any comparable successor form or forms thereto.

“Form S-3” shall mean a Registration Statement on Form S-3 or any comparable successor form or forms thereto.

“Holders” shall have the meaning given in the Preamble.

“Misstatement” shall mean an untrue statement of a material fact or an omission to state a material fact required to be stated in a Registration Statement or Prospectus, or necessary to make the statements in a Registration Statement or Prospectus (in the case of a Prospectus or a preliminary Prospectus, in the light of the circumstances under which they were made) not misleading.

“Permitted Transferees” shall mean a person or entity to whom a Holder of Registrable Securities transfers such Registrable Securities.

“Plan” shall have the meaning given in the Recitals.

“Piggyback Registration” shall have the meaning given in subsection 2.2.1.

“Prospectus” shall mean the prospectus included in any Registration Statement, as supplemented by any and all prospectus supplements and as amended by any and all post-effective amendments and including all material incorporated by reference in such prospectus.

WEIL DRAFT

“Qualified Additional Holder” shall mean any stockholder of Core Scientific that is a director or officer of Core Scientific or any other stockholder of Core Scientific that is approved to become a “Holder” under this Agreement by the Holders holding a majority of Registrable Securities then outstanding (such approval not to be unreasonably withheld, conditioned or delayed).

“Registrable Security” shall mean (a) any outstanding Backstop Shares, whether voting or non-voting, held by a Holder immediately following the Effective Date (including shares of Common Stock distributable pursuant to the Plan) and (b) any other equity security of the Company issued or issuable with respect to any such securities referenced in clause (a) above by way of a stock dividend or stock split or in connection with a recapitalization, merger, consolidation, spin-off, reorganization or similar transaction; provided, however, that, as to any particular Registrable Security, such securities shall cease to be Registrable Securities when: (i) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such effective Registration Statement; (ii) such securities shall have been otherwise transferred, new certificates or book entry provisions for such securities not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of such securities shall not require registration under the Securities Act; (iii) such securities shall have ceased to be outstanding; or (iv) such securities have been sold to, or through, a broker, dealer or underwriter in a public distribution or other public securities transaction.

“Registration” shall mean a registration effected by preparing and filing a Registration Statement, Prospectus or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such document becoming effective.

“Registration Expenses” shall mean the out-of-pocket expenses of a Registration, including, without limitation, the following:

(A) all registration and filing fees (including fees with respect to filings required to be made with the Financial Industry Regulatory Authority, Inc.) and any securities exchange on which the Common Stock is then listed;

(B) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel for the Underwriters in connection with blue sky qualifications of Registrable Securities);

(C) printing, messenger, telephone and delivery expenses;

(D) reasonable fees and disbursements of counsel for the Company;

(E) reasonable fees and disbursements of all independent registered public accountants of the Company incurred specifically in connection with such Registration; and

(F) reasonable fees and expenses of one (1) legal counsel selected by the majority-in-interest of the Demanding Holders initiating a Demand Registration to be registered for offer and sale in the applicable Registration.

“Registration Statement” shall mean any registration statement that covers the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement.

“Requesting Holder” shall have the meaning given in subsection 2.1.1.

“Securities Act” shall mean the Securities Act of 1933, as amended from time to time.

“Shelf” shall have the meaning given in subsection 2.3.1.

“Subsequent Shelf Registration” shall have the meaning given in subsection 2.3.2.

“Underwriter” shall mean a securities dealer who purchases any Registrable Securities as principal in an Underwritten Offering and not as part of such dealer’s market-making activities.

WEIL DRAFT

“Underwritten Registration” or “Underwritten Offering” shall mean a Registration in which securities of the Company are sold to an Underwriter in a firm commitment underwriting.

ARTICLE II

REGISTRATIONS

2.1 Demand Registration.

2.1.1 Request for Registration. For a period of three years following the Effective Date, the Holders of the then-outstanding number of Registrable Securities having an aggregate value of at least $25 million (the “Demanding Holders”) may make a written demand for Registration of all or part of their Registrable Securities, which written demand shall describe the amount and type of securities to be included in such Registration and the intended method(s) of distribution thereof (such written demand a “Demand Registration”). The Company shall, within five (5) days of the Company’s receipt of the Demand Registration, notify, in writing, all other Holders of Registrable Securities of such demand, and each Holder of Registrable Securities who thereafter wishes to include all or a portion of such Holder’s Registrable Securities in a Registration pursuant to a Demand Registration (each such Holder that includes all or a portion of such Holder’s Registrable Securities in such Registration, a “Requesting Holder”) shall so notify the Company, in writing, within three (3) business days after the receipt by the Holder of the notice from the Company. Upon receipt by the Company of any such written notification from a Requesting Holder(s) to the Company, such Requesting Holder(s) shall be entitled to have their Registrable Securities included in a Registration pursuant to a Demand Registration and the Company shall use its commercially reasonable efforts to file a Registration Statement, as soon thereafter as practicable, but not more than ninety (90) calendar days after the Company’s receipt of the Demand Registration, the Registration of all Registrable Securities requested by the Demanding Holders and Requesting Holders pursuant to such Demand Registration. Under no circumstances shall the Company be obligated to effect more than an aggregate of two (2) Registrations pursuant to a Demand Registration under this subsection 2.1.1 with respect to any or all Registrable Securities; provided, however, that a Registration shall not be counted for such purposes unless a Registration Statement that may be available at such time has become effective and all of the Registrable Securities requested by the Requesting Holders to be registered on behalf of the Requesting Holders in such Registration have been sold, in accordance with Section 3.1 of this Agreement.

2.1.2 Effective Registration. Notwithstanding the provisions of subsection 2.1.1 above or any other part of this Agreement, a Registration pursuant to a Demand Registration shall not count as a Registration unless and until (i) the Registration Statement filed with the Commission with respect to a Registration pursuant to a Demand Registration has been declared effective by the Commission and (ii) the Company has complied with all of its obligations under this Agreement with respect thereto; provided, further, that if, after such Registration Statement has been declared effective, an offering of Registrable Securities in a Registration pursuant to a Demand Registration is subsequently interfered with by any stop order or injunction of the Commission, federal or state court or any other governmental agency, then the Registration Statement with respect to such Registration shall be deemed not to have been declared effective, unless and until, (i) such stop order or injunction is removed, rescinded or otherwise terminated and (ii) a majority-in-interest of the Demanding Holders initiating such Demand Registration thereafter affirmatively elect to continue with such Registration and accordingly notify the Company in writing, but in no event later than five (5) days after the removal, rescission or other termination of such stop order or injunction, of such election; provided, further, that the Company shall not be obligated or required to file another Registration Statement until the Registration Statement that has been previously filed with respect to a Registration pursuant to a Demand Registration becomes effective or is subsequently terminated.

2.1.3 Demand Registration Withdrawal. A majority-in-interest of the Demanding Holders initiating a Demand Registration or a majority-in-interest of the Requesting Holders (if any), pursuant to a Registration under subsection 2.1.1 shall have the right to withdraw from a Registration pursuant to such Demand Registration for any or no reason whatsoever upon written notification to the Company of their intention to withdraw from such Registration prior to the effectiveness of the Registration Statement filed with the Commission with respect to the Registration of their Registrable Securities pursuant to such Demand Registration. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with a Registration pursuant to a Demand Registration prior to its withdrawal under this subsection 2.1.3.

WEIL DRAFT

2.2 Piggyback Registration.

2.2.1 Piggyback Rights. If, at any time the Company proposes to file a Registration Statement under the Securities Act with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into equity securities, for its own account or for the account of stockholders of the Company (or by the Company and by the stockholders of the Company including, without limitation, pursuant to Section 2.1 hereof), other than a Registration Statement (or any registered offering with respect thereto) (i) filed in connection with any employee stock option or other benefit plan, (ii) on Form S-4 (or similar form that relates to a transaction subject to Rule 145 under the Securities Act or any successor rule thereto), (iii) for an offering of debt that is convertible into equity securities of the Company, (iv) for an exchange offer or offering of securities solely to the Company’s existing stockholders, (v) for a dividend reinvestment plan, (vi) for a rights offering, (vii) solely for the exercise of any warrants or (viii) filed in connection with an “at-the-market,” “equity line of credit” or similar offering of securities, then the Company shall give written notice of such proposed filing to all of the Holders of Registrable Securities as soon as practicable but not less than seven (7) days before the anticipated filing date of such Registration Statement, which notice shall (A) describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriters, if any, in such offering, and (B) offer to all of the Holders of Registrable Securities the opportunity to register the sale of such number of Registrable Securities as such Holders may request in writing within three (3) days after receipt of such written notice (such Registration a “Piggyback Registration”). Subject to Section 2.2.2, the Company shall, in good faith, cause such Registrable Securities identified in a Holder’s response notice described in the foregoing sentence to be included in such Piggyback Registration and shall use its commercially reasonable efforts to cause the managing Underwriters of a proposed Underwritten Offering to permit the Registrable Securities requested by the Holders pursuant to this subsection 2.2.1 to be included in a Piggyback Registration on the same terms and conditions as any similar securities of the Company included in such Registration and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. All such Holders proposing to distribute their Registrable Securities through an Underwritten Offering under this subsection 2.2.1, subject to Section 3.3 and Article IV, shall enter into an underwriting agreement in customary form with the Underwriters selected for such Underwritten Offering by the Company. For purposes of this Section 2.2, the filing by the Company of an automatic shelf registration statement for offerings pursuant to Rule 415(a) that omits information with respect to any specific offering pursuant to Rule 430B shall not trigger any notification or participation rights hereunder until such time as the Company amends or supplements such Registration Statement to include information with respect to a specific offering of securities (and such amendment or supplement shall trigger the notice and participation rights provided for in this Section 2.2).

2.2.2 Reduction of Piggyback Registration. If the managing Underwriters in an Underwritten Registration that is to be a Piggyback Registration, in good faith, advise the Company and the Holders of Registrable Securities participating in the Piggyback Registration in writing that the dollar amount or number of the shares of Common Stock that the Company desires to sell for its own account, taken together with (i) the Common Stock, if any, as to which Registration has been demanded pursuant to separate written contractual arrangements with persons or entities other than the Holders of Registrable Securities hereunder, (ii) the Registrable Securities as to which registration has been requested pursuant Section 2.2 hereof, and (iii) the Common Stock, if any, as to which Registration has been requested pursuant to separate written contractual piggy-back registration rights of other stockholders of the Company, exceeds the Maximum Number of Securities, then:

(a) If the Registration is undertaken for the Company’s account, the Company shall include in any such Registration (A) first, the Common Stock or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to subsection 2.2.1, Pro Rata, which can be sold without exceeding the Maximum Number of Securities; (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the Common Stock, if any, as to which Registration has been requested pursuant to written contractual piggy-back registration rights of other stockholders of the Company, which can be sold without exceeding the Maximum Number of Securities; and (D) fourth, to the extent that the

WEIL DRAFT

Maximum Number of Securities has not been reached under the foregoing clauses (A), (B) and (C), the Common Stock or other equity securities for the account of other persons or entities that the Company is obligated to register pursuant to separate written contractual arrangements with such persons or entities, which can be sold without exceeding the Maximum Number of Securities;

(b) If the Registration is pursuant to a request by persons or entities other than the Holders of Registrable Securities, then the Company shall include in any such Registration (A) first, the Common Stock or other equity securities, if any, of such requesting persons or entities, other than the Holders of Registrable Securities, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to subsection 2.2.1, Pro Rata, which can be sold without exceeding the Maximum Number of Securities; (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the Common Stock or other equity securities that the Company desires to sell for its own account, which can be sold without exceeding the Maximum Number of Securities; and (D) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A), (B) and (C), the Common Stock or other equity securities for the account of other persons or entities that the Company is obligated to register pursuant to separate written contractual arrangements with such persons or entities, which can be sold without exceeding the Maximum Number of Securities.

2.2.3 Piggyback Registration Withdrawal. Any Holder of Registrable Securities shall have the right to withdraw from a Piggyback Registration for any or no reason whatsoever upon written notification to the Company and the Underwriters (if any) of his, her or its intention to withdraw from such Piggyback Registration prior to the effectiveness of the Registration Statement filed with the Commission with respect to such Piggyback Registration. The Company (whether on its own good faith determination or as the result of a request for withdrawal by persons pursuant to separate written contractual obligations) may withdraw a Registration Statement filed with the Commission in connection with a Piggyback Registration at any time prior to (i) in the case of a Piggyback Registration not involving an Underwritten Offering, the effectiveness of such Registration Statement or (ii) in the case of a Piggyback Registration involving an Underwritten Offering, prior to the filing of the applicable “red herring” prospectus or prospectus supplement used to market such Underwritten Offering. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with the Piggyback Registration prior to its withdrawal under this subsection 2.2.3.

2.2.4 Unlimited Piggyback Registration Rights. For purposes of clarity, any Registration effected pursuant to Section 2.2 hereof shall not be counted as a Registration pursuant to a Demand Registration effected under Section 2.1 hereof.

2.3 Shelf Registrations.

2.3.1 The Holders of Registrable Securities may at any time, and from time to time to the extent that its Registrable Securities are not covered by an effective shelf registration statement, request in writing that the Company, pursuant to Rule 415 under the Securities Act (or any successor rule promulgated thereafter by the Commission), register the resale of any or all of their Registrable Securities on an effective shelf Registration Statement on Form S-3 (“Form S-3 Shelf”) or, if the Company is ineligible to use a Registration Statement on Form S-3, an effective shelf Registration Statement on Form S-1 (“Form S-1 Shelf”) (together with the Form S-3 Shelf (and any Subsequent Shelf Registration), each a “Shelf”) covering the resale of all of the Registrable Securities. Such Shelf shall provide for the resale of the Registrable Securities included therein pursuant to any method or combination of methods legally available to, and requested by, any Holder named therein. Within five (5) days of the Company’s receipt of a written request from a Holder or Holders of Registrable Securities for a Registration on a Shelf, the Company shall promptly give written notice of the proposed Registration to all other Holders of Registrable Securities, and each Holder of Registrable Securities who thereafter wishes to include all or a portion of such Holder’s Registrable Securities in such Registration shall so notify the Company, in writing, within three (3) days after the receipt by the Holder of the notice from the Company. As soon as practicable thereafter, but not more than ninety (90) days after the Company’s initial receipt of such written request for a Registration on a Shelf, the Company shall file a Shelf to register all or such portion of such Holder’s Registrable Securities as are specified in such written request, together with all or such portion of Registrable Securities of any other Holder or Holders joining in such request as are specified in the written notification given by such Holder or Holders; provided,

WEIL DRAFT

however, that the Company shall not be obligated to effect any such Registration pursuant to this subsection 2.3.1 if the Holders of Registrable Securities, together with the Holders of any other equity securities of the Company entitled to inclusion in such Registration, propose to sell the Registrable Securities and such other equity securities (if any) at any aggregate price to the public of less than [●]. The Company shall use its commercially reasonable efforts to maintain each Shelf in accordance with the terms hereof, and shall prepare and file with the SEC such amendments, including post-effective amendments, and supplements as may be necessary to keep such Shelf continuously effective, available for use and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities included on such Shelf. In the event the Company files a Shelf on Form S-1 Shelf (and any Subsequent Shelf Registration), the Company shall use its commercially reasonable efforts to convert the Form S-1 Shelf to a Form S-3 Shelf as soon as practicable after the Company is eligible to use Form S-3.

2.3.2 If any Shelf ceases to be effective under the Securities Act for any reason at any time while Registrable Securities included thereon are still outstanding, the Company shall use its commercially reasonable efforts to as promptly as is reasonably practicable cause such Shelf to again become effective under the Securities Act (including obtaining the prompt withdrawal of any order suspending the effectiveness of such Shelf), and shall use its commercially reasonable efforts to as promptly as is reasonably practicable amend such Shelf in a manner reasonably expected to result in the withdrawal of any order suspending the effectiveness of such Shelf or file an additional registration statement (a “Subsequent Shelf Registration”) registering the resale of all Registrable Securities including on such Shelf, and pursuant to any method or combination of methods legally available to, and requested by, any Holder. If a Subsequent Shelf Registration is filed, the Company shall use its commercially reasonable efforts to (i) cause such Subsequent Shelf Registration to become effective under the Securities Act as promptly as is reasonably practicable after the filing thereof (it being agreed that the Subsequent Shelf Registration shall be an automatic shelf Registration Statement if the Company is a “well-known seasoned issuer” as defined under Rule 405 promulgated under the Securities Act) and (ii) keep such Subsequent Shelf Registration continuously effective, available for use and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities included thereon. Any such Subsequent Shelf Registration shall be on Form S-3 to the extent that the Company is eligible to use such form. Otherwise, such Subsequent Shelf Registration shall be on another appropriate form. In the event that any Holder holds Registrable Securities that are not registered for resale on a delayed or continuous basis, the Company, upon request of a Holder shall promptly use its commercially reasonable efforts to cause the resale of such Registrable Securities to be covered by either, at the Company’s option, a Shelf (including by means of a post-effective amendment) or a Subsequent Shelf Registration and cause the same to become effective as soon as practicable after such filing and such Shelf or Subsequent Shelf Registration shall be subject to the terms hereof; provided, however, the Company shall only be required to cause such Registrable Securities to be so covered once annually after inquiry of the Holders.

ARTICLE III

COMPANY PROCEDURES

3.1 General Procedures. If at any time the Company is required to effect the Registration of Registrable Securities, the Company shall use its reasonable best efforts to effect such Registration to permit the sale of such Registrable Securities in accordance with the intended plan of distribution thereof, and pursuant thereto the Company shall, as expeditiously as possible:

3.1.1 prepare and file with the Commission a Registration Statement with respect to such Registrable Securities and use its reasonable best efforts to cause such Registration Statement to become effective and remain effective until all Registrable Securities covered by such Registration Statement have been sold;

3.1.2 prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement, and such supplements to the Prospectus, as may be reasonably requested by a majority-in-interest of the Holders or any Underwriters of Registrable Securities or as may be required by the rules, regulations or instructions applicable to the registration form used by the Company or by the Securities Act or rules and regulations thereunder to keep the Registration Statement effective until all Registrable Securities covered by such Registration Statement are sold in accordance with the intended plan of distribution set forth in such Registration Statement or supplement to the Prospectus;

WEIL DRAFT

3.1.3 prior to filing a Registration Statement or Prospectus, or any amendment or supplement thereto, furnish without charge to the Underwriters, if any, and the Holders of Registrable Securities included in such Registration, and such Holders’ legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the Prospectus included in such Registration Statement (including each preliminary Prospectus), and such other documents as the Underwriters and the Holders of Registrable Securities included in such Registration or the legal counsel for any such Holders may request in order to facilitate the disposition of the Registrable Securities owned by such Holders;

3.1.4 prior to any public offering of Registrable Securities, use its commercially reasonable efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as the Holders of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may request and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be necessary or advisable to enable the Holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify or take any action to which it would be subject to general service of process or taxation in any such jurisdiction where it is not then otherwise so subject;

3.1.5 cause all such Registrable Securities to be listed on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed;

3.1.6 provide a transfer agent or warrant agent, as applicable, and registrar for all such Registrable Securities no later than the effective date of such Registration Statement;

3.1.7 notify each seller of such Registrable Securities, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

3.1.8 at least two (2) days prior to the filing of any Registration Statement or Prospectus or any amendment or supplement to such Registration Statement or Prospectus (other than by way of a document incorporated by reference), furnish a copy thereof to each seller of such Registrable Securities or its counsel;

3.1.9 notify the Holders at any time when a Prospectus relating to such Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes a Misstatement, and then to correct such Misstatement as set forth in Section 3.4 hereof;

3.1.10 make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months beginning with the first day of the Company’s first full calendar quarter after the effective date of the Registration Statement which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any successor rule promulgated thereafter by the Commission);

3.1.11 otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested by the Holders, in connection with such Registration.

3.2 Registration Expenses. The Registration Expenses of all Registrations shall be borne by the Company. It is acknowledged by the Holders that the Holders shall bear all incremental selling expenses relating to the sale of Registrable Securities, such as Underwriters’ commissions and discounts, brokerage fees, Underwriter marketing costs and, other than as set forth in the definition of “Registration Expenses,” all reasonable fees and expenses of any legal counsel representing the Holders.

WEIL DRAFT

3.3 Requirements for Participation in Underwritten Offerings. No person may participate in any Underwritten Offering for equity securities of the Company pursuant to a Registration initiated by the Company hereunder unless such person (i) agrees to sell such person’s securities on the basis provided in any underwriting arrangements approved by the Company and (ii) completes and executes all customary questionnaires, powers of attorney, indemnities, lock-up agreements, underwriting agreements and other customary documents as may be reasonably required under the terms of such underwriting arrangements.

3.4 Suspension of Sales; Adverse Disclosure. Upon receipt of written notice from the Company that a Registration Statement or Prospectus contains a Misstatement, each of the Holders shall forthwith discontinue disposition of Registrable Securities until it has received copies of a supplemented or amended Prospectus correcting the Misstatement (it being understood that the Company hereby covenants to prepare and file such supplement or amendment as soon as practicable after the time of such notice), or until it is advised in writing by the Company that the use of the Prospectus may be resumed. If the filing, initial effectiveness or continued use of a Registration Statement in respect of any Registration at any time would require the Company to make an Adverse Disclosure or would require the inclusion in such Registration Statement of financial statements that are unavailable to the Company for reasons beyond the Company’s control, the Company may, upon giving prompt written notice of such action to the Holders, delay the filing or initial effectiveness of, or suspend use of, such Registration Statement for the shortest period of time, but in no event more than forty-five (45) consecutive days or ninety (90) days in any rolling 12-month period, determined in good faith by the Company to be necessary for such purpose; provided, however, that notwithstanding the foregoing, (i) if the Company is unable to file the Registration Statement or have it declared effective, as applicable, prior to the date on which the Company’s financial statements for the nine (9)-months ended September 30, 2023 become stale, the Company shall be permitted to delay the filing of the Registration Statement, or any required amendment to the Registration Statement to include the audited financial statements of the Company for the year ended December 31, 2023, until no later than [●] days after the date on which the Company would be required to file its Annual Report on Form 10-K for the year ended December 31, 2023, and (ii) if the Company is required to file a post-effective amendment to the Registration Statement in order to include the audited consolidated financial statements of the Company, otherwise update the information contained therein under Section 10(a)(3) of the Securities Act or update certain disclosures in connection therewith, the use of Registration Statement prior to the SEC’s declaration of the effectiveness of the post-effective amendment shall be suspended (together with clause (a), each an “Anticipated Suspension Event”), and each Holder agrees that the occurrence of any Anticipated Suspension Event shall not count toward the delay or suspension period set forth above. In the event the Company exercises its rights under the preceding sentence, the Holders agree to suspend, immediately upon their receipt of the notice referred to above, their use of the Prospectus relating to any Registration in connection with any sale or offer to sell Registrable Securities. The Company shall immediately notify the Holders of the expiration of any period during which it exercised its rights under this Section 3.4.

3.5 Market Stand-off. In connection with any Underwritten Offering of equity securities of the Company, if requested by the managing Underwriter(s), each participating Holder will agree that it shall not transfer any shares of Common Stock or other equity securities of the Company (other than those included in such offering pursuant to this Agreement), without the prior written consent of the managing Underwriter(s), during a period the ninety (90)-day period beginning on the date of pricing of such offering or such shorter period during which the Company agrees not to conduct an underwritten primary offering of Common Stock, except in the event the Underwriters managing the offering otherwise agree by written consent. Each Holder agrees to execute a customary lock-up agreement in favor of the Underwriters to such effect (in each case on substantially the same terms and conditions as all such participating Holders).

3.6 Reporting Obligations. As long as any Holder shall own Registrable Securities, the Company, at all times while it shall be a reporting company under the Exchange Act, covenants to (i) make and keep public information available, as those terms are understood and defined in Rule 144, and (ii) file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Sections 13(a) or 15(d) of the Exchange Act. The Company further covenants that it shall take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell shares of the Common Stock held by such Holder without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act (or any successor rule promulgated thereafter by the Commission, to the extent that such rule or such successor rule is available to the Company), including providing any reasonably requested legal opinions. Upon the request of any Holder, the Company shall deliver to such Holder a written certification of a duly authorized officer as to whether it has complied with such requirements.

WEIL DRAFT

ARTICLE IV

INDEMNIFICATION AND CONTRIBUTION

4.1 Indemnification.

4.1.1 The Company agrees to indemnify, to the extent permitted by law, each Holder of Registrable Securities, its officers and directors and each person who controls such Holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses (including attorneys’ fees) caused by any untrue or alleged untrue statement of material fact contained in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto, any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such Holder expressly for use therein. The Company shall indemnify the Underwriters, their officers and directors and each person who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing with respect to the indemnification of the Holder.

4.1.2 In connection with any Registration Statement in which a Holder of Registrable Securities is participating, such Holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus and, to the extent permitted by law, shall indemnify the Company, its directors and officers and agents and each person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses (including without limitation reasonable attorneys’ fees) resulting from any untrue statement of material fact contained in the Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such Holder expressly for use therein; provided, however, that the obligation to indemnify shall be several, not joint and several, among such Holders of Registrable Securities, and the liability of each such Holder of Registrable Securities shall be in proportion to and limited to the net proceeds received by such Holder from the sale of Registrable Securities pursuant to such Registration Statement. The Holders of Registrable Securities shall indemnify the Underwriters, their officers, directors and each person who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing with respect to indemnification of the Company.

4.1.3 Any person entitled to indemnification herein shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement includes a statement or admission of fault or culpability on the part of such indemnified party or does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

WEIL DRAFT

4.1.4 The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person of such indemnified party and shall survive the transfer of securities. The Company and each Holder of Registrable Securities participating in an offering also agrees to make such provisions as are reasonably requested by any indemnified party for contribution to such party in the event the Company’s or such Holder’s indemnification is unavailable for any reason.

4.1.5 If the indemnification provided under Section 4.1 hereof from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action; provided, however, that the liability of any Holder under this subsection 4.1.5 shall be limited to the amount of the net proceeds received by such Holder in such offering giving rise to such liability. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in subsections 4.1.1, 4.1.2 and 4.1.3 above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this subsection 4.1.5 were determined by pro rata allocation or by any other method of allocation, which does not take account of the equitable considerations referred to in this subsection 4.1.5. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this subsection 4.1.5 from any person who was not guilty of such fraudulent misrepresentation.

ARTICLE V

MISCELLANEOUS

5.1 Notices. Any notice or communication under this Agreement must be in writing and given by (i) deposit in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, (ii) delivery in person or by courier service providing evidence of delivery, or (iii) transmission by hand delivery, electronic mail, telecopy, telegram or facsimile. Each notice or communication that is mailed, delivered, or transmitted in the manner described above shall be deemed sufficiently given, served, sent, and received, in the case of mailed notices, on the third business day following the date on which it is mailed and, in the case of notices delivered by courier service, hand delivery, electronic mail, telecopy, telegram or facsimile, at such time as it is delivered to the addressee (with the delivery receipt or the affidavit of messenger) or at such time as delivery is refused by the addressee upon presentation. Any notice or communication under this Agreement must be addressed, if to the Company, to: 210 Barton Springs Road, Suite 300, Austin, Texas 78704, Attention: Todd M. DuChene, with a copy to: Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York, Attention: Merritt S. Johnson, and, if to any Holder of Registrable Securities, at such Holder’s address or facsimile number as set forth in the Company’s books and records. Any party may change its address for notice at any time and from time to time by written notice to the other parties hereto, and such change of address shall become effective thirty (30) days after delivery of such notice as provided in this Section 5.1.

5.2 Assignment; No Third Party Beneficiaries.

5.2.1 This Agreement and the rights, duties and obligations of the Company hereunder may not be assigned or delegated by the Company in whole or in part.

5.2.2 A Holder may assign or delegate such Holder’s rights, duties or obligations under this Agreement, in whole or in part, to a Permitted Transferee who agrees to become bound by the transfer restrictions set forth in this Agreement.

WEIL DRAFT

5.2.3 This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and its successors and the permitted assigns of the Holders, which shall include Permitted Transferees.

5.2.4 This Agreement shall not confer any rights or benefits on any persons that are not parties hereto, other than as expressly set forth in this Agreement and Section 5.2 hereof.

5.2.5 No assignment by any party hereto of such party’s rights, duties and obligations hereunder shall be binding upon or obligate the Company unless and until the Company shall have received (i) written notice of such assignment as provided in Section 5.1 hereof and (ii) the written agreement of the assignee, in a form reasonably satisfactory to the Company, to be bound by the terms and provisions of this Agreement (which may be accomplished by an addendum or certificate of joinder to this Agreement). Any transfer or assignment made other than as provided in this Section 5.2 shall be null and void.

5.3 Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible that is valid and enforceable.

5.4 Counterparts. This Agreement may be executed in multiple counterparts (including facsimile or PDF counterparts), each of which shall be deemed an original, and all of which together shall constitute the same instrument, but only one of which need be produced.

5.5 Entire Agreement. This Agreement (including all agreements entered into pursuant hereto and all certificates and instruments delivered pursuant hereto and thereto) constitute the entire agreement of the parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements, representations, understandings, negotiations and discussions between the parties, whether oral or written. Notwithstanding anything in this Agreement to the contrary and without implication that the contrary would otherwise be true, nothing contained in this Agreement shall limit, modify or affect in any manner whatsoever any Holder’s obligations under the Backstop Commitment Letter.

5.6 Governing Law; Venue. NOTWITHSTANDING THE PLACE WHERE THIS AGREEMENT MAY BE EXECUTED BY ANY OF THE PARTIES HERETO, THE PARTIES EXPRESSLY AGREE THAT THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF NEW YORK AS APPLIED TO AGREEMENTS AMONG NEW YORK RESIDENTS ENTERED INTO AND TO BE PERFORMED ENTIRELY WITHIN NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAW PROVISIONS OF SUCH JURISDICTION.

5.7 WAIVER OF TRIAL BY JURY. EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION, SUIT, COUNTERCLAIM OR OTHER PROCEEDING (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF, CONNECTED WITH OR RELATING TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY, OR THE ACTIONS OF THE SPONSOR IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

5.8 Amendments and Modifications. Upon the written consent of the Company and the Holders of at least a majority in interest of the Registrable Securities at the time in question, compliance with any of the provisions, covenants and conditions set forth in this Agreement may be waived, or any of such provisions, covenants or conditions may be amended or modified; provided, however, that notwithstanding the foregoing, any amendment hereto or waiver hereof that adversely affects one Holder, solely in its capacity as a holder of Registrable Securities, in a manner that is materially different from the other Holders (in such capacity) shall require the consent of the Holder so affected. No course of dealing between any Holder or the Company and any other party hereto or any failure or delay on the part of a Holder or the Company in exercising any rights or remedies under this Agreement shall operate as a waiver of any rights or remedies of any Holder or the Company. No single or partial exercise of any rights or remedies under this Agreement by a party shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or thereunder by such party.

WEIL DRAFT

5.9 Titles and Headings. Titles and headings of sections of this Agreement are for convenience only and shall not affect the construction of any provision of this Agreement.

5.10 Waivers and Extensions. Any party to this Agreement may waive any right, breach or default which such party has the right to waive, provided that such waiver will not be effective against the waiving party unless it is in writing, is signed by such party, and specifically refers to this Agreement. Waivers may be made in advance or after the right waived has arisen or the breach or default waived has occurred. Any waiver may be conditional. No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof nor of any other agreement or provision herein contained. No waiver or extension of time for performance of any obligations or acts shall be deemed a waiver or extension of the time for performance of any other obligations or acts.

5.11 Remedies Cumulative. In the event that the Company fails to observe or perform any covenant or agreement to be observed or performed under this Agreement, the Holders may proceed to protect and enforce its rights by suit in equity or action at law, whether for specific performance of any term contained in this Agreement or for an injunction against the breach of any such term or in aid of the exercise of any power granted in this Agreement or to enforce any other legal or equitable right, or to take any one or more of such actions, without being required to post a bond. None of the rights, powers or remedies conferred under this Agreement shall be mutually exclusive, and each such right, power or remedy shall be cumulative and in addition to any other right, power or remedy, whether conferred by this Agreement or now or hereafter available at law, in equity, by statute or otherwise.

5.12 Other Registration Rights. The Company represents and warrants that no person, other than a Holder of Registrable Securities or with respect to potential “at-the-market,” “equity line of credit” or similar offerings, has any right to require the Company to register any securities of the Company for sale or to include such securities of the Company in any Registration filed by the Company for the sale of securities for its own account or for the account of any other person. Further, the Company and each of the Holders represent and warrant that this Agreement supersedes any other registration rights agreement or agreement with similar terms and conditions among the Company and the Holders and in the event of a conflict between any such agreement or agreements and this Agreement, the terms of this Agreement shall prevail.

5.13 Term. This Agreement shall terminate with respect to any Holder on the date that such Holder no longer holds any Registrable Securities. The provisions of Section 3.6 and ARTICLE IV shall survive any termination.

5.14 Additional Holders. In the event that after the date of this Agreement, Core Scientific wishes to provide any Qualified Additional Holders registration rights as contemplated by this Agreement, then, Core Scientific shall cause such Qualified Additional Holder to become a party to this Agreement by executing a joinder agreement in the form attached hereto as Exhibit A, agreeing to be bound by and subject to the terms of this Agreement as a Holder and thereafter such Qualified Additional Holder shall be deemed a Holder for all purposes under this Agreement.

5.15 Holder Information. Each Holder agrees, if requested in writing, to represent to the Company the total number of Registrable Securities held by such Holder in order for the Company to make determinations hereunder.

[Signature Pages Follow]

WEIL DRAFT

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

COMPANY:

CORE SCIENTIFIC, INC.

By:
Name:	Todd M. DuChene
Title:	Chief Legal Officer, Chief Administrative Officer and Secretary

[SIGNATURE PAGE TO REGISTRATION AND STOCKHOLDER RIGHTS AGREEMENT]

WEIL DRAFT

HOLDER:

[●]

By:

By:
Name:
Title:

[SIGNATURE PAGE TO REGISTRATION AND STOCKHOLDER RIGHTS AGREEMENT]

WEIL DRAFT

Exhibit A

Form of Joinder

WEIL DRAFT

FORM OF JOINDER TO AMENDED AND RESTATED

REGISTRATION RIGHTS AGREEMENT

[        ], 20[     ]

Reference is made to that certain Registration Rights Agreement (as may be amended and/or restated from time to time, the “Registration Rights Agreement”), dated as of [●], by and among Core Scientific, Inc. (the “Company”) and the undersigned parties listed under Holder on the signature page thereto. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Registration Rights Agreement.

The undersigned hereby agrees to and does become party to the Registration Rights Agreement as a Holder thereunder. This Joinder shall serve as a counterpart signature page to the Registration Rights Agreement and by executing below the undersigned is deemed to have executed the Registration Rights Agreement with the same force and effect as if originally named a party thereto.

This Joinder may be executed in multiple counterparts, including by means of facsimile or electronic signature, each of which shall be deemed an original, but all of which together shall constitute the same instrument.

[Remainder of Page Intentionally Left Blank.]